FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-257991-02

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated November 16, 2021, may be amended or completed prior to time of sale.

$639,244,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C61

 (Central Index Key Number 0001891774)

as Issuing Entity

 Wells Fargo Commercial Mortgage Securities, Inc.

(Central Index Key Number 0000850779)

 as Depositor

LMF Commercial, LLC

 (Central Index Key Number 0001592182)

Wells Fargo Bank, National Association

 (Central Index Key Number 0000740906)

Ladder Capital Finance LLC
(Central Index Key Number 0001541468)

 Column Financial, Inc.

(Central Index Key Number 0001628601)

 UBS AG
(Central Index Key Number 0001685185)

BSPRT CMBS Finance, LLC

 (Central Index Key Number 0001722518)

Oceanview Commercial Mortgage Finance, LLC
(Central Index Key Number Pending)

 as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2021-C61

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2021-C61 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2021-C61. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in January 2022. The rated final distribution date for the certificates is the distribution date in November 2054.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description
Class A-1	$18,512,000	%	(5)	Class A-S(6)	$24,844,000	(6)%	(5)(6)
Class A-2	$108,135,000	%	(5)	Class A-S-1(6)	$0	(6)%	(6)
Class A-SB	$28,529,000	%	(5)	Class A-S-2(6)	$0	(6)%	(6)
Class A-3(6)	(6)(7)	%	(5)(6)	Class A-S-X1(6)	$0	(6)%	(6)
Class A-3-1(6)	$0	(6)(7)%	(6)	Class A-S-X2(6)	$0	(6)%	(6)
Class A-3-2(6)	$0	(6)(7)%	(6)	Class B(6)	$38,221,000	(6)%	(5)(6)
Class A-3-X1(6)	$0	(6)(7)%	(6)	Class B-1(6)	$0	(6)%	(6)
Class A-3-X2(6)	$0	(6)(7)%	(6)	Class B-2(6)	$0	(6)%	(6)
Class A-4(6)	(6)(7)	%	(5)(6)	Class B-X1(6)	$0	(6)%	(6)
Class A-4-1(6)	$0	(6)(7)%	(6)	Class B-X2(6)	$0	(6)%	(6)
Class A-4-2(6)	$0	(6)(7)%	(6)	Class C(6)	$41,087,000	(6)%	(5)(6)
Class A-4-X1(6)	$0	(6)(7)%	(6)	Class C-1(6)	$0	(6)%	(6)
Class A-4-X2(6)	$0	(6)(7)%	(6)	Class C-2(6)	$0	(6)%	(6)
Class X-A	$535,092,000	(8)%	Variable(9)	Class C-X1(6)	$0	(6)%	(6)
Class X-B	$104,152,000	(10)%	Variable(11)	Class C-X2(6)	$0	(6)%	(6)

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 65 and page 67, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC, UBS Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 77.7% of each class of offered certificates, Credit Suisse Securities (USA) LLC is acting as co-lead manager and joint bookrunner with respect to approximately 13.1% of each class of offered certificates and UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 9.2% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 6, 2021. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately % of the aggregate certificate balance of the offered certificates, plus accrued interest from December 1, 2021, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$639,244,000	100%	$639,244,000	$59,257.92

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

Wells Fargo Securities Co-Lead Manager and Joint Bookrunner	Credit Suisse Co-Lead Manager and Joint Bookrunner	UBS Securities LLC Co-Lead Manager and Joint Bookrunner
Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

November         , 2021

WFCM 2021-C61

Commercial Mortgage Pass-Through Certificates, Series WFCM 2021-C61
Geographic Overview of Mortgage Pool

Washington
3 properties
$22,825,209
3.0% of total
Montana
2 properties
$394,811
0.1% of total
South Dakota
2 properties
$11,949,690
1.6% of total
North Dakota
1 property
$100,900
0.0% of total
Iowa
2 properties
$356,786
0.0% of total
Minnesota
2 properties
$3,439,448
0.4% of total
Wisconsin
2 properties
$5,167,727
0.7% of total
Illinois
10 properties
$27,629,053
3.6% of total
Indiana
3 properties
$12,190,776
1.6% of total
Pennsylvania
5 properties
$20,651,402
2.7% of total
New York
8 properties
$95,953,743
12.6% of total
Maine
1 property
$457,467
0.1% of total
Oregon
2 properties
$13,266,698
1.7% of total
Michigan
21 properties
$37,863,310
5.0% of total
Wyoming
6 properties
$1,934,797
0.3% of total
Ohio
7 properties
$21,276,576
2.8% of total
Connecticut
1 property
$361,718
0.0% of total
Nevada
5 properties
$29,275,044
3.8% of total
New Jersey
1 property
$393,635
0.1% of total
California
10 properties
$85,836,339
11.2% of total
Virginia
8 properties
$32,913,926
4.3% of total
Maryland
2 properties
$7,502,412
1.0% of total
Utah
1 property
$158,395
0.0% of total
North Carolina
1 property
$2,350,000
0.3% of total
Nebraska
4 properties
$1,096,467
0.1% of total
Colorado
1 property
$21,169
0.0% of total
South Carolina
2 properties
$4,010,000
0.5% of total
Georgia
6 properties
$23,461,861
3.1% of total
Arizona
3 properties
$13,578,979
1.8% of total
New Mexico
3 properties
$1,021,592
0.1% of total
Kansas
6 properties
$9,423,016
1.2% of total
Oklahoma
3 properties
$25,221,476
3.3% of total
Texas
7 properties
$77,334,331
10.1% of total
Louisiana
2 properties
$507,322
0.1% of total
Kentucky
1 property
$563,855
0.1% of total
Tennessee
4 properties
$29,871,202
3.9% of total
Florida
11 properties
$133,892,467
17.5% of total
Missouri
3 properties
$1,646,652
0.2% of total
Mississippi
1 property
$5,025,000
0.7% of total
Alabama
2 properties
$3,493,151
0.5% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%
Mortgaged Properties by Property Type
Hospitality 3.7%
Manufactured Housing 3.5%
Self Storage 6.6%
Office 23.0%
Industrial 11.8%
Multifamily 12.4%
Mixed Use 16.7%
Retail 22.3%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$18,512,000		30.000%	%	(5)	May 2026	2.48	01/22 – 05/26
A-2	$108,135,000		30.000%	%	(5)	December 2026	4.68	05/26 – 12/26
A-SB	$28,529,000		30.000%	%	(5)	July 2031	7.28	12/26 – 07/31
A-3(6)	(6)(7)		30.000%	%	(5)(6)	(7)	(7)	(7)
A-4(6)	(6)(7)		30.000%	%	(5)(6)	(7)	(7)	(7)
X-A	$535,092,000	(8)	NAP	%	Variable(9)	NAP	NAP	NAP
X-B	$104,152,000	(10)	NAP	%	Variable(11)	NAP	NAP	NAP
A-S(6)	$24,844,000	(6)	26.750%	%	(5)(6)	November 2031	9.94	11/31 – 11/31
B(6)	$38,221,000	(6)	21.750%	%	(5)(6)	November 2031	9.94	11/31 – 11/31
C(6)	$41,087,000	(6)	16.375%	%	(5)(6)	November 2031	9.94	11/31 – 11/31

Non-Offered Certificates
X-D	$36,528,000	(12)(13)	NAP	%	Variable(14)	NAP	NAP	NAP
D	$27,711,000		12.750%	%	(5)	December 2031	9.96	11/31 – 12/31
E	$8,817,000	(12)	11.597%	%	(5)	December 2031	10.03	12/31 – 12/31
F-RR	$11,249,000	(12)	10.125%	%	(5)	December 2031	10.03	12/31 – 12/31
G-RR	$12,421,000		8.500%	%	(5)	December 2031	10.03	12/31 – 12/31
H-RR	$10,511,000		7.125%	%	(5)	December 2031	10.03	12/31 – 12/31
J-RR	$10,511,000		5.750%	%	(5)	December 2031	10.03	12/31 – 12/31
K-RR	$7,644,000		4.750%	%	(5)	December 2031	10.03	12/31 – 12/31
L-RR	$36,310,400		0.000%	%	(5)	December 2031	10.03	12/31 – 12/31
R(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B and Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support set forth for the Class A-S, Class B and Class C certificates represents the approximate credit support for the Class A-S, Class B and Class C trust components, respectively.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-3, Class A-4, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates”. Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

(7)	The exact initial certificate balances or notional amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-3 Exchangeable Certificates and Class A-4 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-3 and Class A-4 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 trust components is expected to be approximately $379,916,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-3 trust component. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component. In the event that the Class A-4 Certificates are issued at $379,916,000, the Class A-3 Exchangeable Certificates will not be issued.

Trust Components	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-3	$0 - $175,000,000	NAP / October 2031	NAP – 9.41	NAP / 12/29 – 10/31
Class A-4	$204,916,000 - $379,916,000	November 2031 / November 2031	9.68 – 9.90	12/29 – 11/31 / 10/31 – 11/31

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The initial notional amount of the Class X-D certificates and the initial certificate balance of each of the Class E and Class F-RR certificates are estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention”. The initial certificate balance of the Class E certificates is expected to fall within a range of $7,006,000 and $10,725,000, and the initial certificate balance of the Class F-RR certificates is expected to fall within a range of $9,341,000 and $13,060,000, with the ultimate initial certificate balance of each determined such that the aggregate fair value of the Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Any variation in the initial certificate balance of the Class E certificates would affect the initial notional amount of the Class X-D certificates.

(13)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(14)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	65
Risk Factors	67
Risks Related to Market Conditions and Other External Factors	67
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	67
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	71
Risks Relating to the Mortgage Loans	72
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	72
Risks of Commercial and Multifamily Lending Generally	73
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	75
General	75
A Tenant Concentration May Result in Increased Losses	76
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	76
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	77
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	77
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	78
Early Lease Termination Options May Reduce Cash Flow	78
Sale-Leaseback Transactions Also Have Risks	79
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	81
Office Properties Have Special Risks	81
Retail Properties Have Special Risks	82
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers	83
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector	83
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	84
Mixed Use Properties Have Special Risks	85
Multifamily Properties Have Special Risks	85
Industrial Properties Have Special Risks	87
Self Storage Properties Have Special Risks	89
Hospitality Properties Have Special Risks	90
Risks Relating to Affiliation with a Franchise or Hotel Management Company	92
Manufactured Housing Properties Have Special Risks	93
Parking Properties Have Special Risks	94
Condominium Ownership May Limit Use and Improvements	95
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	96
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	97

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	99
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	99
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	101
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	102
Risks Related to Zoning Non-Compliance and Use Restrictions	104
Risks Relating to Inspections of Properties	106
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	106
Insurance May Not Be Available or Adequate	106
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	107
Terrorism Insurance May Not Be Available for All Mortgaged Properties	108
Risks Associated with Blanket Insurance Policies or Self-Insurance	109
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	110
Limited Information Causes Uncertainty	110
Historical Information	110
Ongoing Information	110
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	111
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	112
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	113
Static Pool Data Would Not Be Indicative of the Performance of this Pool	114
Seasoned Mortgage Loans Present Additional Risk of Repayment	114
Appraisals May Not Reflect Current or Future Market Value of Each Property	115
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	116
The Borrower’s Form of Entity May Cause Special Risks	117
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	119
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	120
Other Financings or Ability to Incur Other Indebtedness Entails Risk	121
Tenancies-in-Common May Hinder Recovery	123
Risks Relating to Delaware Statutory Trusts	123
Risks Relating to Enforceability of Cross-Collateralization	123
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	124
Risks Associated with One Action Rules	124
State Law Limitations on Assignments of Leases and Rents May Entail Risks	125
Various Other Laws Could Affect the Exercise of Lender’s Rights	125
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	125
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	125
Risks Related to Ground Leases and Other Leasehold Interests	127
Increases in Real Estate Taxes May Reduce Available Funds	129
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	129

Risks Related to Conflicts of Interest	129
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	129
The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers	131
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	132
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	133
Potential Conflicts of Interest of the Operating Advisor	136
Potential Conflicts of Interest of the Asset Representations Reviewer	137
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	137
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	140
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	141
Other Potential Conflicts of Interest May Affect Your Investment	141
Other Risks Relating to the Certificates	142
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	142
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	145
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	148
General	148
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	149
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	151
Losses and Shortfalls May Change Your Anticipated Yield	151
Risk of Early Termination	152
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	152
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	153
You Have Limited Voting Rights	153
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	154
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	157
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	158
Risks Relating to Modifications of the Mortgage Loans	159
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	160
Risks Relating to Interest on Advances and Special Servicing Compensation	162
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	162
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	162

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	163
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	164
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	164
Tax Considerations Relating to Foreclosure	164
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	165
REMIC Status	166
Material Federal Tax Considerations Regarding Original Issue Discount	166
There Are Risks Relating to the Exchange of Certificates	167
General Risks	167
The Certificates May Not Be a Suitable Investment for You	167
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	167
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	167
Other Events May Affect the Value and Liquidity of Your Investment	168
The Certificates Are Limited Obligations	168
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	168
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	169
Description of the Mortgage Pool	171
General	171
Co-Originated or Third-Party Originated Mortgage Loans	172
Certain Calculations and Definitions	172
Definitions	173
Mortgage Pool Characteristics	186
Overview	186
Property Types	187
Office Properties	188
Retail Properties	188
Mixed Use Properties	188
Multifamily Properties	189
Industrial Properties	190
Self Storage Properties	190
Hospitality Properties	190
Manufactured Housing Properties	193
Specialty Use Concentrations	194
Mortgage Loan Concentrations	195
Top Fifteen Mortgage Loans	195
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	195
Geographic Concentrations	197
Mortgaged Properties with Limited Prior Operating History	198
Tenancies-in-Common or Diversified Ownership	198
Delaware Statutory Trusts	198
Condominium and Other Shared Interests	199
Fee & Leasehold Estates; Ground Leases	199
COVID-19 Considerations	200

Environmental Considerations	202
Redevelopment, Renovation and Expansion	207
Assessment of Property Value and Condition	207
Litigation and Other Considerations	208
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	209
Tenant Issues	211
Tenant Concentrations	211
Lease Expirations and Terminations	211
Expirations	211
Terminations	212
Other	213
Purchase Options and Rights of First Refusal	215
Affiliated Leases	217
Competition from Certain Nearby Properties	217
Insurance Considerations	218
Use Restrictions	219
Appraised Value	220
Non-Recourse Carveout Limitations	221
Real Estate and Other Tax Considerations	221
Delinquency Information	221
Certain Terms of the Mortgage Loans	221
Amortization of Principal	221
Payment Due Dates; Interest Rates; Calculations of Interest	222
Single Purpose Entity Covenants	223
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	224
Voluntary Prepayments	224
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	226
Defeasance	227
Releases; Partial Releases	228
Escrows	231
Mortgaged Property Accounts	232
Exceptions to Underwriting Guidelines	234
Additional Indebtedness	234
General	234
Whole Loans	235
Mezzanine Indebtedness	235
Other Secured Indebtedness	237
Preferred Equity	237
Other Unsecured Indebtedness	237
The Whole Loans	238
General	238
The Serviced Pari Passu Whole Loans	244
Intercreditor Agreement	244
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than Servicing Shift Whole Loans	245
Control Rights with respect to Servicing Shift Whole Loans	245
Certain Rights of each Non-Controlling Holder	245
Sale of Defaulted Mortgage Loan	246
The Serviced AB Whole Loan	247
The Meadowood Mall Whole Loan	247
The Non-Serviced Pari Passu Whole Loans	259
Intercreditor Agreement	259

Control Rights	260
Certain Rights of Each Non-Controlling Holder	260
Custody of the Mortgage File	262
Sale of Defaulted Mortgage Loan	262
The Non-Serviced AB Whole Loan	262
The 980 Madison Whole Loan	262
Additional Information	267
Transaction Parties	268
The Sponsors and Mortgage Loan Sellers	268
LMF Commercial, LLC	268
General	268
LMF’s Securitization Program	268
LMF’s Underwriting Standards and Loan Analysis	269
Review of Mortgage Loans for Which LMF is the Sponsor	273
Compliance with Rule 15Ga-1 under the Exchange Act	275
Retained Interests in This Securitization	275
Wells Fargo Bank, National Association	275
General	275
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	276
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	276
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	282
Compliance with Rule 15Ga-1 under the Exchange Act	284
Retained Interests in This Securitization	288
Ladder Capital Finance LLC	288
General	288
Ladder Capital Group’s Securitization Program	289
Ladder Capital Group’s Underwriting Guidelines and Processes	291
Review of LCF Mortgage Loans	297
Compliance with Rule 15Ga-1 under the Exchange Act	299
Retained Interests in This Securitization	299
Column Financial, Inc.	300
General	300
Column’s Securitization Program	300
Review of Column Mortgage Loans	301
Column’s Underwriting Guidelines and Processes	303
Exceptions to Column’s Disclosed Underwriting Guidelines	307
Compliance with Rule 15Ga-1 under the Exchange Act	308
Litigation	311
Retained Interests in This Securitization	312
UBS AG, New York Branch	312
General	312
UBS AG, New York Branch’s Securitization Program	312
Review of the UBS AG, New York Branch Mortgage Loans	313
UBS AG, New York Branch’s Underwriting Standards	315
Exceptions	318
Compliance with Rule 15Ga-1 under the Exchange Act	318
Retained Interests in This Securitization	321
BSPRT CMBS Finance, LLC	321
General	321
BSPRT’s Loan Origination and Acquisition History	321
Review of BSPRT Mortgage Loans	322
BSPRT’s Underwriting Standards	324

Compliance with Rule 15Ga-1 under the Exchange Act	329
Retained Interests in This Securitization	329
Oceanview Commercial Mortgage Finance, LLC	330
General	330
Oceanview’s Loan Origination and Acquisition History	330
Review of Oceanview Mortgage Loans	331
Oceanview’s Underwriting Standards	333
Exceptions to Oceanview’s Disclosed Underwriting Guidelines	339
Compliance with Rule 15Ga-1 under the Exchange Act	339
Retained Interests in This Securitization	339
The Depositor	339
The Issuing Entity	340
The Trustee	341
The Certificate Administrator	342
The Master Servicer	344
The Special Servicer	349
The Operating Advisor and Asset Representations Reviewer	353
Credit Risk Retention	354
General	354
Qualifying CRE Loans; Required Credit Risk Retention Percentage	355
Third Party Purchaser	355
Horizontal Risk Retention Certificates	356
General	356
Material Terms of the Eligible Horizontal Residual Interest	357
Determination of Amount of Required Horizontal Credit Risk Retention	357
General	357
Swap-Priced Principal Balance Certificates	358
Swap Yield Curve	358
Credit Spread Determination	359
Discount Yield Determination	359
Determination of Class Sizes	360
Target Price Determination	360
Determination of Assumed Certificate Coupon	361
Determination of Swap-Priced Expected Price	362
Interest-Only Certificates	362
Treasury Yield Curve	362
Credit Spread Determination	362
Discount Yield Determination	363
Determination of Scheduled Certificate Interest Payments	363
Determination of Interest-Only Expected Price	363
Yield-Priced Principal Balance Certificates	364
Determination of Class Size	364
Determination of Yield-Priced Expected Price	364
Calculation of Estimated Fair Value	364
Hedging, Transfer and Financing Restrictions	366
Operating Advisor	366
Representations and Warranties	368
Description of the Certificates	369
General	369
Distributions	373
Method, Timing and Amount	373
Available Funds	373
Priority of Distributions	375

Pass-Through Rates	380
Exchangeable Certificates	383
Exchange Limitations	386
Exchange Procedures	386
Interest Distribution Amount	387
Principal Distribution Amount	387
Certain Calculations with Respect to Individual Mortgage Loans	389
Application Priority of Mortgage Loan Collections or Whole Loan Collections	391
Allocation of Yield Maintenance Charges and Prepayment Premiums	394
Assumed Final Distribution Date; Rated Final Distribution Date	398
Prepayment Interest Shortfalls	399
Subordination; Allocation of Realized Losses	401
Reports to Certificateholders; Certain Available Information	404
Certificate Administrator Reports	404
Information Available Electronically	410
Voting Rights	416
Delivery, Form, Transfer and Denomination	416
Book-Entry Registration	416
Definitive Certificates	420
Certificateholder Communication	420
Access to Certificateholders’ Names and Addresses	420
Requests to Communicate	420
List of Certificateholders	421
Description of the Mortgage Loan Purchase Agreements	422
General	422
Dispute Resolution Provisions	432
Asset Review Obligations	432
Pooling and Servicing Agreement	432
General	432
Assignment of the Mortgage Loans	433
Servicing Standard	434
Subservicing	435
Advances	436
P&I Advances	436
Servicing Advances	437
Nonrecoverable Advances	438
Recovery of Advances	440
Accounts	441
Withdrawals from the Collection Account	443
Servicing and Other Compensation and Payment of Expenses	446
General	446
Master Servicing Compensation	451
Special Servicing Compensation	454
Disclosable Special Servicer Fees	458
Certificate Administrator and Trustee Compensation	459
Operating Advisor Compensation	459
Asset Representations Reviewer Compensation	460
CREFC® Intellectual Property Royalty License Fee	461
Appraisal Reduction Amounts	461
Maintenance of Insurance	469
Modifications, Waivers and Amendments	473
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	478
Inspections	480

Collection of Operating Information	481
Special Servicing Transfer Event	481
Asset Status Report	485
Realization Upon Mortgage Loans	489
Sale of Defaulted Loans and REO Properties	492
The Directing Certificateholder	495
General	495
Major Decisions	498
Asset Status Report	501
Replacement of the Special Servicer	501
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	501
Servicing Override	503
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	504
Rights of the Holders of Serviced Pari Passu Companion Loans	505
Limitation on Liability of Directing Certificateholder	505
The Operating Advisor	506
General	506
Duties of Operating Advisor at All Times	506
Annual Report	508
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	510
Recommendation of the Replacement of the Special Servicer	510
Eligibility of Operating Advisor	510
Other Obligations of Operating Advisor	511
Delegation of Operating Advisor’s Duties	512
Termination of the Operating Advisor With Cause	512
Rights Upon Operating Advisor Termination Event	513
Waiver of Operating Advisor Termination Event	514
Termination of the Operating Advisor Without Cause	514
Resignation of the Operating Advisor	514
Operating Advisor Compensation	514
The Asset Representations Reviewer	515
Asset Review	515
Asset Review Trigger	515
Asset Review Vote	516
Review Materials	517
Asset Review	518
Eligibility of Asset Representations Reviewer	520
Other Obligations of Asset Representations Reviewer	521
Delegation of Asset Representations Reviewer’s Duties	521
Assignment of Asset Representations Reviewer’s Rights and Obligations	521
Asset Representations Reviewer Termination Events	522
Rights Upon Asset Representations Reviewer Termination Event	523
Termination of the Asset Representations Reviewer Without Cause	523
Resignation of Asset Representations Reviewer	524
Asset Representations Reviewer Compensation	524
Replacement of the Special Servicer Without Cause	524
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	527
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	529

Termination of the Master Servicer or Special Servicer for Cause	529
Servicer Termination Events	529
Rights Upon Servicer Termination Event	531
Waiver of Servicer Termination Event	532
Resignation of the Master Servicer or Special Servicer	533
Limitation on Liability; Indemnification	533
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	537
Dispute Resolution Provisions	537
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	537
Repurchase Request Delivered by a Party to the PSA	538
Resolution of a Repurchase Request	538
Mediation and Arbitration Provisions	542
Servicing of the Non-Serviced Mortgage Loans	543
General	543
Servicing of the 1201 Lake Robbins Mortgage Loan and the ExchangeRight 49 Mortgage Loan	547
Servicing of the 980 Madison Mortgage Loan	548
Servicing of the Wyndham National Hotel Portfolio Mortgage Loan	549
Servicing of the Servicing Shift Mortgage Loans	550
Rating Agency Confirmations	551
Evidence as to Compliance	553
Limitation on Rights of Certificateholders to Institute a Proceeding	554
Termination; Retirement of Certificates	555
Amendment	556
Resignation and Removal of the Trustee and the Certificate Administrator	559
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	560
Certain Legal Aspects of Mortgage Loans	560
Florida	561
New York	561
California	562
Texas	563
Types of Mortgage Instruments	564
Leases and Rents	564
Personalty	565
Foreclosure	565
General	565
Foreclosure Procedures Vary from State to State	565
Judicial Foreclosure	565
Equitable and Other Limitations on Enforceability of Certain Provisions	566
Nonjudicial Foreclosure/Power of Sale	566
Public Sale	567
Rights of Redemption	568
Anti-Deficiency Legislation	568
Leasehold Considerations	569
Cooperative Shares	569
Bankruptcy Laws	570
Environmental Considerations	576
General	576
Superlien Laws	576
CERCLA	576
Certain Other Federal and State Laws	577
Additional Considerations	578

Due-on-Sale and Due-on-Encumbrance Provisions	578
Subordinate Financing	578
Default Interest and Limitations on Prepayments	579
Applicability of Usury Laws	579
Americans with Disabilities Act	579
Servicemembers Civil Relief Act	580
Anti-Money Laundering, Economic Sanctions and Bribery	580
Potential Forfeiture of Assets	581
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	581
Pending Legal Proceedings Involving Transaction Parties	584
Use of Proceeds	584
Yield and Maturity Considerations	584
Yield Considerations	584
General	584
Rate and Timing of Principal Payments	584
Losses and Shortfalls	586
Certain Relevant Factors Affecting Loan Payments and Defaults	587
Delay in Payment of Distributions	588
Yield on the Certificates with Notional Amounts	588
Weighted Average Life	589
Pre-Tax Yield to Maturity Tables	595
Material Federal Income Tax Considerations	604
General	604
Qualification as a REMIC	605
Exchangeable Certificates	607
Taxation of Regular Interests Underlying an Exchangeable Certificate	607
Status of Offered Certificates	607
Taxation of Regular Interests	608
General	608
Original Issue Discount	608
Acquisition Premium	610
Market Discount	611
Premium	612
Election To Treat All Interest Under the Constant Yield Method	612
Treatment of Losses	613
Yield Maintenance Charges and Prepayment Premiums	613
Sale or Exchange of Regular Interests	614
Taxes That May Be Imposed on a REMIC	615
Prohibited Transactions	615
Contributions to a REMIC After the Startup Day	615
Net Income from Foreclosure Property	615
REMIC Partnership Representative	616
Taxation of Certain Foreign Investors	616
FATCA	617
Backup Withholding	617
Information Reporting	618
3.8% Medicare Tax on “Net Investment Income”	618
Reporting Requirements	618
Certain State and Local Tax Considerations	619
Method of Distribution (Conflicts of Interest)	620
Incorporation of Certain Information by Reference	624
Where You Can Find More Information	624

Financial Information	624
Certain ERISA Considerations	625
General	625
Plan Asset Regulations	626
Administrative Exemptions	626
Insurance Company General Accounts	629
Legal Investment	629
Legal Matters	630
Ratings	631
Index of Defined Terms	634

ANNEX A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

ANNEX A-2:	Mortgage Pool Information (Tables)	A-2-1

ANNEX A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

ANNEX B:	Form of Distribution Date Statement	B-1

ANNEX C:	Form of Operating Advisor Annual Report	C-1

ANNEX D-1:	Mortgage Loan Representations and Warranties	D-1-1

ANNEX D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

ANNEX E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the WFCM 2021-C61 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND

DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE

OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS

PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

PROSPECTIVE INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY, THE OFFERED

CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION DUE DILIGENCE REQUIREMENTS” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG)

OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER

DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “Japanese Retention Requirement”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2021-C61.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202–0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	Wells Fargo Commercial Mortgage Trust 2021-C61, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage Loan Sellers; Originators	The sponsors of this transaction are:

●	LMF Commercial, LLC, a Delaware limited liability company

●	Wells Fargo Bank, National Association, a national banking association

●	Ladder Capital Finance LLC, a Delaware limited liability company

●	Column Financial, Inc., a Delaware corporation

●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank

●	BSPRT CMBS Finance, LLC, a Delaware limited liability company

●	Oceanview Commercial Mortgage Finance, LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
LMF Commercial, LLC	20	$189,149,596	24.7%
Wells Fargo Bank, National Association	10	185,688,995	24.3
Ladder Capital Finance LLC	6	117,415,492	15.4
Column Financial, Inc.	7	99,917,428	13.1
UBS AG, New York Branch	10	70,029,223	9.2
BSPRT CMBS Finance, LLC	6	65,102,232	8.5
Oceanview Commercial Mortgage Finance, LLC	2	37,115,435	4.9
Total	61	$764,418,400	100.0%

All of the mortgage loans were originated by their respective sellers or affiliates thereof, except those certain mortgage loans that are part of larger whole loan structures that were co-originated by the applicable seller with one or more other lenders.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.

Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. See

“Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Prior to the applicable servicing shift date, each of the servicing shift whole loans will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift date, each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Special Servicer	CWCapital Asset Management LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of CWCapital Asset Management LLC are located at 900 19th Street NW, 8th Floor, Washington, D.C. 20006. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

CWCapital Asset Management LLC is expected to be appointed as special servicer by LD III Sub IV LLC or an affiliate thereof, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the applicable servicing shift date, each of the servicing shift whole loans, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift date, each servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: WFCM 2021-C61. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to the servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift date. From and after the related servicing shift date, the mortgagee of record with respect to each servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, N.A. will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, N.A. are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the holder of the related subordinate companion loan or loan-specific directing certificateholder, with respect to any serviced AB whole loan described under “Description of the Mortgage Pool—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any date of determination, the most subordinate class of the Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class L-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is expected that on the closing date, LD III Sub IV LLC will purchase or otherwise acquire a majority of the Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates, and that LD III Sub IV LLC or an affiliate will be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any servicing shift mortgage loan or (ii) any excluded loan).

With respect to any serviced subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift date, the rights of the controlling noteholder of such servicing shift whole loan are expected to be exercisable by the directing certificateholder (or the equivalent) under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans”.

Each entity identified as an “Initial Directing Party” in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective payment due date for the monthly debt service payment that is due in December 2021 (or, in the case of any mortgage loan that has its first payment due date in January 2022, the date that would have been its payment due date in December 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about December 6, 2021.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2022.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Pennsylvania, Maryland, North Carolina, New York, California, Kansas, the District of Columbia or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution
Date; Rated Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	May 2026
Class A-2	December 2026
Class A-SB	July 2031
Class A-3(1)	NAP – October 2031(2)
Class A-4(1)	November 2031 – November 2031(3)
Class X-A	NAP
Class X-B	NAP
Class A-S(1)	November 2031
Class B(1)	November 2031
Class C(1)	November 2031

(1)	Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, respectively, shown in the table.

(2)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-3 trust component ranging from $0 to $175,000,000.

(3)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-4 trust component ranging from $204,916,000 to $379,916,000.

The rated final distribution date will be the distribution date in November 2054.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2021-C61:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2

●	Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2

●	Class X-A

●	Class X-B

●	Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2

●	Class B, Class B-1, Class B-2, Class B-X1, Class B-X2

●	Class C, Class C-1, Class C-2, Class C-X1, Class C-X2

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class R.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount(1)		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(2)
Class A-1	$ 18,512,000		2.42%	30.000%
Class A-2	$ 108,135,000		14.15%	30.000%
Class A-SB	$ 28,529,000		3.73%	30.000%
Class A-3	(3)(4)		(4)	30.000%
Class A-4	(3)(4)		(4)	30.000%
Class X-A	$ 535,092,000		NAP	NAP
Class X-B	$ 104,152,000		NAP	NAP
Class A-S	$ 24,844,000	(3)	3.25%	26.750%
Class B	$ 38,221,000	(3)	5.00%	21.750%
Class C	$ 41,087,000	(3)	5.37%	16.375%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support set forth for the Class A-S certificates represents the approximate credit support for the Class A-S trust component. The approximate initial credit support set forth for the Class B certificates represents the approximate credit support for the Class B trust component. The approximate initial credit support set forth for the Class C certificates represents the approximate credit support for the Class C trust component.

(3)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

(4)	The exact initial certificate balances or notional amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-3 Exchangeable Certificates and Class A-4 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balance of the Class A-3 trust component is expected to be within the range of $0 - $175,000,000 (0.00% - 22.89% of the Initial Pool Balance), and the initial certificate balance of the Class A-4 trust component is expected to be within the range of $204,916,000 - $379,916,000 (26.81% - 49.70% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-3 and Class A-4 trust components is expected to be approximately $379,916,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-3 trust component. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-SB	%
Class A-3(2)%
Class A-4(2)%
Class X-A	%
Class X-B	%
Class A-S(2)%
Class B(2)%
Class C(2)%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.05250%. In addition, with respect to each serviced companion loan, the master servicer will receive a primary servicing fee, calculated on the outstanding principal amount of such companion loan, at a rate to be specified in the pooling and servicing agreement.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00975%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to an upfront fee of $10,000 on the closing date. As compensation for its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan and servicing shift mortgage loan but excluding any related companion loan) at a per annum rate equal to 0.00192%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other

Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
1201 Lake Robbins	0.00250% per annum	0.25000% per annum(3)
980 Madison	0.01875% per annum	0.25000% per annum
ExchangeRight 49	0.00250% per annum	0.25000% per annum(3)
Wyndham National Hotel Portfolio	0.00125% per annum	0.25000% per annum(3)

(1)	Does not reflect the TLR Portfolio mortgage loan or the Meadowood Mall mortgage loan, each of which is part of a split loan structure comprised of such mortgage loan and one or more companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan (or, in the case of the Meadowood Mall mortgage loan, the companion loan evidenced by promissory note A-4), the related mortgage loan will also be a non-serviced mortgage loan, and the applicable servicing shift master servicer (or primary servicer) and servicing shift special servicer will be entitled to a primary servicing fee and a special servicing fee, respectively, as each of which will be set out in the related servicing shift pooling and servicing agreement.

(2)	The primary servicing fee rate described in the table and footnotes thereto is included as part of the Servicing Fee Rate.

(3)	The special servicing fee rate is 0.25000% per annum, subject to a minimum monthly fee of $3,500.

Distributions

A. Amount and Order of

Distributions on Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B and Class X-D certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the

Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 trust component, until the certificate balance of the Class A-3 trust component has been reduced to zero, (e) fifth, to principal on the Class A-4 trust component, until the certificate balance of the Class A-4 trust component has been reduced to zero, and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust component other than the Class A-1, Class A-2 and Class A-SB certificates, and the Class A-3 and Class A-4 trust components has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates or trust components, funds available for distributions of principal will be distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components remaining outstanding, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, to reimburse the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such trust component, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such trust component, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such trust component, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Seventh, to the non-offered certificates (other than the Class X-D and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D and Class R certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates and any class of Exchangeable Certificates with an “X” suffix, and, therefore, the amount of interest they accrue.

(1)	The maximum certificate balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial certificate balance of the Class A-3 and Class A-4 trust components discussed above under “—Certificate Balances and Notional Amounts”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distribution”.

(2)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.

(3)	The Class X-D certificates are non-offered certificates.

(4)	Other than the Class X-D and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C trust components.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity, principal in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent the appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related payment due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be sixty-one (61) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred sixty-five

(165) commercial, multifamily or manufactured housing properties. See “Description of the Mortgage Pool—General”

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $764,418,400.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the sixty-one (61) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
1201 Lake Robbins	$ 70,000,000	9.2%	$ 180,000,000	N/A	55.3%	55.3%	2.26x	2.26x
TLR Portfolio	$ 35,000,000	4.6%	$ 48,000,000	N/A	65.4%	65.4%	1.78x	1.78x
980 Madison	$ 25,000,000	3.3%	$ 71,500,000	$ 101,100,000	27.6%	56.5%	4.08x	1.99x
ExchangeRight 49	$ 23,800,000	3.1%	$ 45,000,000	N/A	61.5%	61.5%	2.56x	2.56x
Meadowood Mall	$ 19,000,000	2.5%	$ 61,000,000	$ 28,000,000	35.2%	47.6%	2.98x	1.81x
Wyndham National Hotel Portfolio	$ 9,499,623	1.2%	$ 128,244,912	N/A	64.1%	64.1%	1.69x	1.69x

(1)	Any unsecuritized pari passu companion loan may be further split.

(2)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loans (or other subordinate debt) or related mezzanine debt.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loans but excluding any related mezzanine debt.

The TLR Portfolio whole loan and the Meadowood Mall whole loan (each, a “servicing shift whole loan” and each related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan (or, with respect to the Meadowood Mall mortgage loan, the companion loan evidenced by promissory note A-4) is securitized (the “servicing shift date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer

(the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the applicable servicing shift date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
1201 Lake Robbins	BANK 2021-BNK37	9.2%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association
980 Madison	CSMC 2021-980M	3.3%	KeyBank National Association	Argentic Services Company LP	Wells Fargo Bank, National Association
ExchangeRight 49	BANK 2021-BNK37	3.1%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association
Wyndham National Hotel Portfolio	UBS 2019-C18	1.2%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party(3)
1201 Lake Robbins	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Park Bridge Lender Services LLC	BIG BNK37, LLC
980 Madison	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Steamboat CMBS LLC(4)
ExchangeRight 49	Computershare Trust Company, N.A.	Computershare Trust Company, N.A.	Park Bridge Lender Services LLC	BIG BNK37, LLC
Wyndham National Hotel Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.

(2)	Does not reflect the TLR Portfolio whole loan or the Meadowood Mall whole loan, each of which is a split loan comprised of two or more pari passu promissory notes, one or more of which will be included in this securitization, and in the case of the Meadowood Mall whole loan, one or more subordinate promissory notes. The remaining pari passu promissory note(s) will not be property of the issuing entity, and are expected to be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan (or, in the case of the Meadowood Mall mortgage loan, the companion loan evidenced by promissory note A-4), the related mortgage loan will also be a non-serviced mortgage loan, and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such related servicing shift pooling and servicing agreement.

(3)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(4)	The subject whole loan is an AB whole loan, and the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject whole loan, which more senior note will thereafter be the controlling note. The more senior note may be included in another securitization trust, in which case the directing party for the related whole loan will be the party designated under the servicing agreement for such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The 980 Madison Whole Loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loan, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan (or other subordinate debt encumbering the related mortgaged property) or any related mezzanine debt or preferred equity.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$764,418,400
Number of mortgage loans	61
Number of mortgaged properties	165
Range of Cut-off Date Balances	$1,910,000 to $70,000,000
Average Cut-off Date Balance per mortgage loan	$12,531,449
Range of Interest Rates	3.0150% to 5.5900%
Weighted average Interest Rate	3.9099%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	112 months
Range of remaining terms to maturity	53 months to 120 months
Weighted average remaining term to maturity	108 months
Range of original amortization terms(2)	270 months to 360 months
Weighted average original amortization term(2)	354 months
Range of remaining amortization terms(2)	246 months to 360 months
Weighted average remaining amortization term(2)	351 months
Range of Cut-off Date LTV Ratios(3)(4)(6)	27.6% to 72.5%
Weighted average Cut-off Date LTV Ratio(3)(4)(6)	59.9%
Range of LTV Ratios as of the maturity date(3)(4)(6)	27.6% to 69.3%
Weighted average LTV Ratio as of the maturity date(3)(4)(6)	55.7%
Range of U/W NCF DSCRs(4)(5)(6)	1.26x to 4.77x
Weighted average U/W NCF DSCR(4)(5)(6)	2.15x
Range of U/W NOI Debt Yields(4)(6)	7.1% to 19.8%
Weighted average U/W NOI Debt Yield(4)(6)	10.4%
Percentage of Initial Pool Balance consisting of:
Interest Only	57.0%
Amortizing Balloon	23.4%
Interest Only, Amortizing Balloon	19.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes twenty-nine (29) mortgage loans (57.0%) that are interest-only for the entire term.

(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-stabilized,” “as-complete” or other non-“as-is” value or an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus.

(4)	In the case of six (6) mortgage loans (23.8%), each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s), but excluding any related subordinate companion loan. The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date and underwritten net operating income debt yield calculated including the related subordinate companion loan are (a) with respect to the 980 Madison mortgage loan (3.3%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loan are 56.5%, 56.5%, 1.99x and 7.4%, respectively, (b) with respect to the Meadowood Mall mortgage loan (2.5%), the related loan-to-value ratio as of the cut-off date, loan-to-value as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 47.6%, 42.7%, 1.81x and 14.7%, respectively.

(5)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first payment due date following the cut-off date and the 11 payment due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

(6)	For certain of the mortgage loans, all NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the DSCR, LTV and Debt Yield metrics were largely calculated, and many of the mortgage loans were underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in this prospectus.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, one (1) of the mortgage loans was modified due to a delinquency or refinancing of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loans, as set forth below.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	With respect to forty-nine (49) of the mortgaged properties (28.3%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

In addition, certain of the mortgage loans were underwritten without taking into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting. See “Risk Factors—Risks Relating to the Mortgage Loans —Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers— LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—Oceanview Commercial Mortgage Finance, LLC—Oceanview’s Underwriting Standards”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.

This transaction is being structured with a “third party purchaser” that will, on the closing date, acquire an “eligible horizontal residual interest” comprised of the Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates (the “horizontal risk retention certificates”). LD III Sub IV LLC (in satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain (or to cause its “majority-owned affiliate” to retain) the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, LD III Sub IV LLC will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention”.

None of the sponsors, nor any other party to the transaction, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any prospective investor or certificateholder for the purposes of its compliance with any applicable requirement under the EU Securitization Regulation or the UK Securitization Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.wellsfargo.com/com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) for the mortgage loans then held by the issuing entity; provided that (i) the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-3, Class A-4, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of

Mortgage Loans;

Loss of Value Payment	Under certain circumstances, the related mortgage loan seller (or Benefit Street Partners Realty Trust Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). In addition, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP are expected to agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC. In addition, Oceanview (U.S.) Holdings Corp. is expected to agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of such obligations on the part of Oceanview Commercial Mortgage Finance, LLC. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted serviced whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in certain cases, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”) for federal income tax purposes.

The Upper-Tier REMIC will issue several classes of uncertificated REMIC regular interests, all of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the Upper-Tier REMIC, as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class and Class certificates will represent regular interests issued with original issue discount and that the Class certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule

3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●

COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic or may be based largely on pre-pandemic property performance and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●

Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.

●

Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.

●

Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, self-storage and parking) may present additional risks.

●

Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.

●

Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.

●

Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.

●

Tenant Performance: The repayment of a commercial, multifamily or manufactured housing mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

●

Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.

●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.

●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.

●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.

●

Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.

●

Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●

Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.

●

Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.

●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.

●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, causing a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. There can be no assurance as to when states will permit full resumption of economic activity, as to whether or when people will feel comfortable in resuming economic activity, that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021), the effectiveness of such measures cannot be predicted. The United States economy has experienced contraction and expansion during the pandemic, and it is unclear when any contractions will cease and when steady economic expansion will resume.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the COVID-19 pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Some borrowers may seek forbearance arrangements at some point in the near future (if they have not already made such requests). See “Description of the Mortgage Pool—COVID-19 Considerations”. You should be prepared for the possibility that a significant number of borrowers will not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

Certain geographic regions of the United States have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in slower resumption of economic activity than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●

office properties, due to prohibitions on use of space at full capacity and changes to leasing activity arising from the need for increased distancing between workers, changes to elevator practices, increased prevalence of telework and changes to the willingness of employees to commute;

●

retail properties, due to store closures, either government-mandated or voluntary, tenants refusing to pay rent, and restrictions on and reduced interest in social gatherings, on which retail properties rely;

●

multifamily and manufactured housing properties, which also have rental payment streams that are sensitive to unemployment and reductions in disposable income, as well as federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, and with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities;

●

hospitality properties, due to travel and occupancy limitations implemented by governments and businesses as well as reduced interest in travel generally, and the use of entertainment complexes operated by some hospitality properties;

●

properties with significant tenants that operate co-working or office-sharing spaces, due to restrictions on and reduced interest in such spaces, which risk is enhanced by the fact that subtenants of such spaces typically operate under short term leases; and

●

properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to all the property types listed above, the borrowers with respect to mortgage loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors. Federal, state and local governmental authorities have implemented (and may implement additional) measures designed to provide relief to borrowers and tenants, including moratoria on foreclosure or eviction proceedings and mandated forbearance programs. Any such measures may lead to shortfalls and losses on the certificates.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The master servicer will be obligated under and subject to the terms of the pooling and servicing agreement to advance any scheduled monthly payment of interest (other than any balloon payment) on the mortgage loans that the borrowers fail to pay that is required to be made under the mortgage loan documents. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. The master servicer’s obligation to make an advance is dependent on the terms of the mortgage loan documents as of the date of determination, as modified, including as a result of a modification resulting from a Payment Accommodation, and in any event the master servicer will remain obligated to make an advance only to the extent a borrower fails to make a required scheduled monthly payment of interest. See “Description of the Mortgage Pool—Definitions”.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to change how, how many and from where staff members work. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicer, special servicer, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicer and special servicer operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserves or that such reserves will be sufficient to pay all required insurance premiums. Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

There can be no assurances that the NRSROs engaged by the depositor will issue the expected ratings on the closing date (or at all) or that such ratings will not be withdrawn or placed on watch immediately or shortly after the closing date. We cannot assure you that the decline in economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The mortgage loan sellers will agree to make certain limited representations and warranties with respect to the mortgage loans as set forth on Annex D-1 hereto; however, absent a breach of such a representation or warranty, no mortgage loan seller (or (i) Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP, as guarantor of payment in connection with the repurchase obligations of Ladder Capital Finance LLC, (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC, or (iii) Oceanview (U.S.) Holdings Corp., as guarantor of the repurchase and substitution obligations of Oceanview Commercial Mortgage Finance, LLC) will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic. See also “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below.

Tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, tenants at certain of the mortgaged properties have sought and are expected to continue to seek rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider as the country reopens the impact that a surge in COVID-19 cases could have on economic conditions.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already sought such arrangements. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period.

Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

Further, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties. See “Description of the Mortgage Pool—COVID-19 Considerations” and see also Annex A-3 for additional information at the mortgaged properties securing the 15 largest mortgage loans. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although certain borrowers and tenants may have made their October 2021 debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties. Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise, unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●

the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●

the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●

space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●

leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●

if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●

upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Sale-Leaseback Transactions Also Have Risks

The OmniMax Industrial Portfolio II (4.4%), Cabela’s - Mitchell (1.5%) and Atlas Industrial (1.1%) mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property by the related borrower or by the immediately preceding property owner. Each of these mortgaged properties is leased to a tenant, who is a former owner or an affiliate of a former owner of the mortgaged property, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence.

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans that are subject to sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●

in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

●

in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss. In addition, the business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

 Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by the tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Specialty Use Concentrations”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

 Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●

the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●

in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, student tenants having a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;

●

certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	certain properties may be master leased in whole or part and be subject to concentrated vacancy risk in the event of the termination or non-renewal of the related master lease;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●

adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed, and New York Governor Andrew Cuomo signed, the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgaged real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the

Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

 Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●

changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing properties, apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●

the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Some manufactured housing properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing mortgaged property.

Certain of the manufactured housing mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, mixed use, multifamily, industrial and self storage. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more (in the aggregate) of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Florida, New York, California, Texas and Michigan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●

if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●

mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example, New York City Local Law 97 of 2019 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks (“USTs”)).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—Oceanview Commercial Mortgage Finance, LLC—Oceanview’s Underwriting Standards”; “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”; and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give a related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on December 3, 2021. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos.

18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the

Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool do not reflect any potential impacts of the COVID-19 pandemic with respect to certain of the mortgage loans. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer or special servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; and “—Oceanview Commercial Mortgage Finance, LLC—Oceanview’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Five (5) of the mortgage loans (6.9%) are each a seasoned mortgage loan and were originated 21-24 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●

property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards and may have been underwritten prior to the COVID-19 pandemic. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraisal value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; and “—Oceanview Commercial Mortgage Finance, LLC—Oceanview’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 15 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●

the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●

the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection,

foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●

the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 9 on Annex D-1 and the matters scheduled on Annex D-2-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Delaware Statutory Trusts

Certain of the Mortgage Loans included in the issuing entity have borrowers that are Delaware statutory trusts. In general, a Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions to representation and warranty no. 36 on Annex D-1 (as indicated on Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate and other tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors and originators, the master servicer, the certificate administrator and the custodian, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of each of the TLR Portfolio whole loan and the Meadowood Mall whole loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the servicing shift date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of a servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of the controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the WFCM 2021-C61 non-offered certificates.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

CWCapital Asset Management LLC assisted LD III Sub IV LLC (or its affiliate), which is expected to purchase the Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates and is expected to appoint LD III Sub IV LLC or an affiliate thereof as the initial directing certificateholder, with due diligence relating to the mortgage loans to be included in the mortgage pool.

It is expected that Wells Fargo Bank, a sponsor, an originator and a mortgage loan seller, and the holder of one or more of the companion loans related to each of the 1201 Lake Robbins mortgage loan and the ExchangeRight 49 mortgage loan, is also the master servicer under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank serves in various capacities pursuant to the non-serviced pooling and servicing agreements as described in the chart entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. These relationships may continue in the future. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that LD III Sub IV LLC or an affiliate thereof will be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loan). The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) (or, in the case of each servicing shift mortgage loan, at the direction of the related controlling noteholder, prior to the applicable servicing shift date), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of any servicing shift whole loan, prior to the applicable servicing shift date, or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan (or, if applicable, a controlling noteholder), may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

Whole Loan	Non-Serviced PSA/TSA	Controlling Noteholder	Initial Directing Party(1)(2)
1201 Lake Robbins	BANK 2021-BNK37	BANK 2021-BNK37	BIG BNK37, LLC
980 Madison	CSMC 2021-980M	CSMC 2021-980M	Steamboat CMBS LLC
ExchangeRight 49	BANK 2021-BNK37	BANK 2021-BNK37	BIG BNK37, LLC
Wyndham National Hotel Portfolio	UBS 2019-C18	UBS 2019-C18	RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC

(1)

As of the closing date or expected closing date of the related securitization. The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(2)

Does not include the TLR Portfolio whole loan or the Meadowood Mall whole loan, for which servicing will be transferred on the Servicing Shift Date. The initial controlling noteholder of the TLR Portfolio whole loan will be Citi Real Estate Funding Inc. The initial controlling noteholder of the Meadowood Mall whole loan will be 3650 Cal Bridge Reno LLC, the holder of the subordinate companion loan. With respect to the TLR Portfolio whole loan, after the securitization of the related controlling pari passu companion loan, the controlling noteholder of such whole loan will be the securitization trust into which the related controlling pari passu companion loan is deposited.  The directing certificateholder after the securitization of such controlling pari passu companion loan is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related controlling pari passu companion loan was deposited.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders may have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that any such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift date) may, on a strictly non-binding basis, consult with the special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift date, the special servicer may take actions with respect to a servicing shift whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift date, a servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

LD III Sub IV LLC, or an affiliate thereof, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer (other than with respect to any non-serviced mortgage loan or any excluded loan as to the directing certificateholder and any servicing shift mortgage loan). In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement and with regard to any servicing shift whole loan following the applicable servicing shift date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, with respect to a servicing shift whole loan or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In some such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor due diligence requirements that apply in the European Union (the “EU”) (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA; and the UK

Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms.  Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors”. The EU Securitization Regulation and the UK Securitization Regulation are each a “Securitization Regulation,” the EU Due Diligence Requirements and the UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)

in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor;

(b)

in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for thereunder;

(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:

(i)

if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation in accordance with the frequency and modalities provided for thereunder; and

(ii)

if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(d)

in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor.  Aspects of the Due Diligence Requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, the issuing entity, the underwriters nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates, or take any other action, in a manner prescribed by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action that may be required by any Institutional Investor for the purposes of its compliance with any applicable Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with any applicable Due Diligence Requirements.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●

may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●

the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●

the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different from the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust components, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1, Class A-2 and Class A-SB certificates and Class A-3 and Class A-4 trust components
Class X-B	Class A-S, Class B and Class C trust components
Class A-3-X1	Class A-3-1 certificates
Class A-3-X2	Class A-3-2 certificates
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1 and Class A-2 certificates and the Class A-3 and Class A-4 trust components remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1 and Class A-2 certificates and the Class A-3 and Class A-4 trust components were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class L-RR certificates, then the Class K-RR certificates, then the Class J-RR certificates, then the Class H-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component.  Any portion of such amount applied to the Class A-3, Class A-4, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1, Class A-2 or Class A-SB certificates or the Class A-3 or Class A-4 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B and Class X-D certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan or servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to each servicing shift mortgage loan, with respect to each of which the holder of the related controlling companion loan prior to the applicable servicing shift date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift date, be entitled to replace the special servicer with or without cause, regardless of whether a control termination event exists.

With respect to any serviced AB whole loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related subordinate companion loan (prior to the occurrence and continuance of a control appraisal period) and during a control appraisal period, the related loan-specific directing certificateholder, in each case in accordance with the pooling and servicing agreement and the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent) of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan and the directing certificateholder or controlling companion loan holder with respect to any non-serviced mortgage loan (until the securitization of the related controlling companion loan, if applicable) (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests);

(iii)   does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or, in the case of any servicing shift mortgage loan, the related controlling companion noteholder does not have any duties to any other person);

(iv)   may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or, in the case of a servicing shift whole loan, the related controlling companion noteholder) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take action that favor only its own interests; and

(v)   will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender, taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, other than with respect to any servicing shift whole loan, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the

Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any serviced AB whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust or other party holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to a servicing shift whole loan prior to the related servicing shift date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●

will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. Notwithstanding the foregoing, pursuant to the related mortgage loan purchase agreement, (i) Ladder Capital Finance Holdings LLLP, Series REIT of Ladder

Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee the payment obligation of Ladder Capital Finance LLC in connection with any repurchase by Ladder Capital Finance LLC, (ii) Benefit Street Partners Realty Trust, Inc. will guarantee the performance of BSPRT CMBS Finance, LLC’s obligations to replace defective mortgage loans contributed by BSPRT CMBS Finance, LLC, and (iii) Oceanview (U.S.) Holdings Corp. will guarantee the performance of Oceanview Commercial Mortgage Finance, LLC’s obligations to replace defective mortgage loans contributed by Oceanview Commercial Mortgage Finance, LLC. We cannot assure you that the sponsors, notwithstanding the existence of any payment guaranty, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, as guarantors of the payment obligation of Ladder Capital Finance LLC, (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC or (iii) Oceanview (U.S.) Holdings Corp., as guarantor of the repurchase and substitution obligations of Oceanview Commercial Mortgage Finance, LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or (i) in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that sponsor, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, (ii) in the case of mortgage loans sold by BSPRT CMBS Finance, LLC, each of that sponsor and Benefit Street Partners Realty Trust, Inc. or (iii) in the case of mortgage loans sold by Oceanview Commercial Mortgage Finance, LLC, each of that sponsor and Oceanview (U.S.) Holdings Corp.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or (i) in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that sponsor, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, (ii) in the case of mortgage loans sold by BSPRT CMBS Finance, LLC, each of that sponsor and Benefit Street Partners Realty Trust, Inc. or (iii) in the case of mortgage loans sold by Oceanview Commercial Mortgage Finance, LLC, each of that sponsor and Oceanview (U.S.) Holdings Corp.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2020-26 (extended by Revenue Procedure 2021-12) easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower between March 27, 2020 and September 30, 2021, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. Accordingly, the Servicer or the Special Servicer may grant certain forbearances (and engage in related modifications), whether or not covered under Revenue Procedure 2020-26 and Revenue Procedure 2021-12, with respect to a mortgage loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates. It is unclear whether the IRS will issue new guidance or extend the application of Revenue Procedure 2020-26 or Revenue Procedure 2021-12, with possible retroactive effect, for forbearances granted after September 30, 2021.

In addition, the IRS has issued final regulations under the REMIC provisions that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

There Are Risks Relating to the Exchange of Certificates

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange. Additionally, investors are encouraged to consider the factors that will limit a Certificateholder’s ability to exchange certificates as set forth in “Description of the Certificates—Distributions—Exchangeable Certificates—Exchange Limitations” in this prospectus.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●

Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●

legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●

increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●

investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●

Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in July 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●

Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

●

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●

The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the third party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of sixty-one (61) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $764,418,400 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in December 2021 (or, in the case of any Mortgage Loan that has its first payment due date in January 2022, the date that would have been its payment due date in December 2021 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Six (6) Mortgage Loans (23.8%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
LMF Commercial, LLC	20	41	$ 189,149,596	24.7%
Wells Fargo Bank, National Association	10	39	185,688,995	24.3
Ladder Capital Finance LLC	6	6	117,415,492	15.4
Column Financial, Inc	7	16	99,917,428	13.1
UBS AG, New York Branch	10	55	70,029,223	9.2
BSPRT CMBS Finance, LLC	6	6	65,102,232	8.5
Oceanview Commercial Mortgage Finance, LLC	2	2	37,115,435	4.9
Total	61	165	$ 764,418,400	100.0%

All of the Mortgage Loans were originated by their respective sellers or affiliates thereof, except as described in “—Co-Originated or Third-Party Originated Mortgage Loans” below.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing real properties (each, a “Mortgaged Property”), subject to permitted exceptions reflected in the title insurance policy. See “—Real Estate and Other Tax Considerations” below. For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller and another entity or were originated by an unaffiliated third party and transferred to the mortgage loan seller:

●

The TLR Portfolio Mortgage Loan (4.6%), for which LMF Commercial, LLC is the mortgage loan seller, is part of a Whole Loan that was co-originated by LMF Commercial, LLC and Citi Real Estate Funding Inc.

●

The Meadowood Mall Mortgage Loan (2.5%), for which Wells Fargo Bank, National Association is the mortgage loan seller, is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Barclays Capital Real Estate, Inc., Bank of Montreal, 3650 Real Estate Investment Trust 2 LLC and 3650 Cal Bridge Reno LLC.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 6, 2021 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the 1201 Lake Robbins Mortgage Loan or the 1201 Lake Robbins Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the 1201 Lake Robbins Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the 1201 Lake Robbins Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. In particular, such appraisals may not reflect the effects of the COVID-19 pandemic on the Mortgaged Properties. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●

in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-

     only period prior to the maturity date, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan(s)). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. Furthermore, the appraised value of certain Mortgaged Properties reflects assumptions regarding the benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. For more information, see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below, a value other than the “as-is” Appraised Value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
TLR Portfolio(1)	4.6%	65.4%	65.4%	$ 127,000,000	67.2%	67.2%	$ 123,500,000
Holiday Inn Express & Suites Marion(2)	1.4%	68.6%	57.6%	$ 15,300,000	82.6%	69.4%	$ 12,700,000
Wyndham National Hotel Portfolio(3)	1.2%	64.1%	46.9%	$ 215,000,000	65.7%	48.1%	$ 209,500,000
PA & IL Self Storage Portfolio(4)	0.8%	63.4%	55.6%	$ 9,930,000	66.0%	57.9%	$ 9,540,000

(1)

The Appraised Value represents the “As-Portfolio” value of $127,000,000, which includes a diversity premium based on an assumption that all of the Mortgaged Properties would be sold together as a portfolio. The aggregate “As-Is” Appraised Value is $123,500,000.

(2)

The “As-Complete” appraised value assumes completion of the franchise-mandated property improvement plan at the Mortgaged Property. At origination, the borrower deposited with the lender $1,920,000, representing 120% of the estimated cost to complete such property improvement plan.

(3)

The Appraised Value represents the aggregate sum of the available “As-Is” and “As-Complete” appraised values for each of the Mortgaged Properties on an individual basis. The “As-Complete” appraised values assume completion of certain property improvement plans at the related Mortgaged Properties. At origination, the borrower deposited with the lender $7,417,247, representing 115% of the estimated cost to complete such property improvement plans.

(4)

The Appraised Value reflects the “As-Portfolio” value of $9,930,000, which includes a diversity premium based on an assumption that all of the Mortgaged Properties would be sold together as a portfolio.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan(s)) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan(s)).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan(s), unless otherwise indicated.

“LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan(s).

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●

“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●

“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Furthermore, Ladder Capital Finance LLC may apply a minimum vacancy that is less than 5% if rents at the subject Mortgaged Property are below market or if it otherwise determines that circumstances so warrant. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. However, Ladder Capital does not apply any such constraints on the underwritten average occupancy for a hospitality property but will take into account the unique circumstances of such property when determining the underwritten occupancy. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that pre-dates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type and except for certain single tenant properties with an investment grade tenant) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan(s)).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating

Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan(s)). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan(s)).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Pads” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes, or (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$764,418,400
Number of Mortgage Loans	61
Number of Mortgaged Properties	165
Range of Cut-off Date Balances	$1,910,000 to $70,000,000
Average Cut-off Date Balance per Mortgage Loan	$12,531,449
Range of Interest Rates	3.0150% to 5.5900%
Weighted average Interest Rate	3.9099%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	112 months
Range of remaining terms to maturity	53 months to 120 months
Weighted average remaining term to maturity	108 months
Range of original amortization terms(2)	270 months to 360 months
Weighted average original amortization term(2)	354 months
Range of remaining amortization terms(2)	246 months to 360 months
Weighted average remaining amortization term(2)	351 months
Range of Cut-off Date LTV Ratios(3)(4)(6)	27.6% to 72.5%
Weighted average Cut-off Date LTV Ratio(3)(4)(6)	59.9%
Range of LTV Ratios at Maturity(3)(4)(6)	27.6% to 69.3%
Weighted average LTV Ratio at Maturity(3)(4)(6)	55.7%
Range of U/W NCF DSCRs(4)(5)(6)	1.26x to 4.77x
Weighted average U/W NCF DSCR(4)(5)(6)	2.15x
Range of U/W NOI Debt Yields(4)(6)	7.1% to 19.8%
Weighted average U/W NOI Debt Yield(4)(6)	10.4%
Percentage of Initial Pool Balance consisting of:
Interest Only	57.0%
Amortizing Balloon	23.4%
Interest Only, Amortizing Balloon	19.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes twenty-nine (29) Mortgage Loans (57.0%) that are interest-only for the entire term.

(3)

LTV Ratios (such as, for example, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-stabilized,” “as-complete” or other non-”as-is” value or an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(4)

In the case of six (6) Mortgage Loans (23.8%), each of which has one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the Debt Service Coverage Ratio, LTV Ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loan. The U/W NCF Debt Service Coverage Ratio, related LTV Ratio as of the Cut-off Date, LTV Ratio as of the maturity date and U/W NOI Debt Yield calculated including the related Subordinate Companion Loan are (a) with respect to the 980 Madison Mortgage Loan (3.3%), the related LTV Ratio as of the cut-off date, LTV Ratio as of the maturity date, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loan are 56.5%, 56.5%, 1.99x and 7.4%, respectively, (b) with respect to the Meadowood Mall Mortgage Loan (2.5%), the related LTV Ratio as of the cut-off date, LTV Ratio as of the maturity date, underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 47.6%, 42.7%, 1.81x and 14.7%, respectively.

(5)

Debt Service Coverage Ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first payment due date following the Cut-off Date and the 11 payment due dates thereafter for such Mortgage

Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

(6)

For certain of the Mortgage Loans, all NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the DSCR, LTV and Debt Yield metrics were largely calculated, and many of the Mortgage Loans were underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in this prospectus.

The issuing entity will include ten (10) Mortgage Loans (27.8%) that represent, in each such case, the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the subject Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	13	$175,806,556	23.0%
Suburban	5	133,147,416	17.4
CBD	1	18,130,000	2.4
Medical	6	17,381,432	2.3
Flex	1	7,147,708	0.9
Retail	47	170,498,950	22.3
Anchored	8	68,644,917	9.0
Single Tenant	33	49,054,961	6.4
Unanchored	4	30,488,995	4.0
Regional Mall	1	19,000,000	2.5
Shadow Anchored	1	3,310,077	0.4
Mixed Use	5	127,840,000	16.7
Multifamily/Retail	3	83,970,000	11.0
Office/Retail	1	25,000,000	3.3
Industrial/Office	1	18,870,000	2.5
Multifamily	14	94,603,577	12.4
Garden	12	78,453,577	10.3
Townhome	1	12,350,000	1.6
Low Rise	1	3,800,000	0.5
Industrial	16	89,830,234	11.8
Flex	5	42,443,759	5.6
Warehouse	6	28,962,802	3.8
Manufacturing	4	13,808,673	1.8
Warehouse Distribution	1	4,615,000	0.6
Self Storage	8	50,480,000	6.6
Self Storage	8	50,480,000	6.6
Hospitality	46	28,475,790	3.7
Limited Service	46	28,475,790	3.7
Manufactured Housing	16	26,883,294	3.5
Manufactured Housing	16	26,883,294	3.5
Total	165	$764,418,400	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

Office Properties

In the case of the office properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

In the case of the retail properties and mixed use or multifamily properties with retail components set forth in the above chart, we note the following:

●

With respect to the Newhall Crossings Mortgage Loan (3.3%), the related Mortgaged Property is subject to a reciprocal easement agreement with a theater, pursuant to which the theater is granted standard easements across the related Mortgaged Property for access and utilities. Pursuant to that agreement, the theater will pay $1,125,000 over the course of 15 years, payable at $75,000/year, with payments to begin one year after the theater commences business. The theater has the option of deferring up to 35% ($26,250) of each annual payment each year, which if fully deferred would lead to a $48,750 annual payment. The maximum amount it can defer is $130,000, and whatever amount is deferred must be repaid (without interest) beginning with the tenth annual payment; it must repay 10% of the deferred amount in the tenth and eleventh years and then 20% with the twelfth through fifteenth annual payments. Annual underwritten revenue attributes $75,000 to such easement income.

●

With respect to the Cabela’s – Mitchell Mortgaged Property (1.5%), pursuant to the lease for the related single tenant, the owner of the Mortgaged Property may not transfer the Mortgaged Property to an entity or affiliate thereof whose primary business is operating a hunting, fishing, camping and outdoor gear store. The tenant has agreed that such transfer restriction will not apply in a judicial or non-judicial foreclosure, or the delivery of a deed-in-lieu of judicial or non-judicial foreclosure, or other event or condition of any kind arising out of or relating to any of the foregoing events. However, such restriction would apply to any subsequent transfers.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks” and “—

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Multifamily Properties

In the case of the multifamily properties and mixed use properties with multifamily components set forth in the above chart, we note the following:

●

With respect to the 17 West Miami Mortgaged Property (7.2%), the residential portion of such mixed used property (consisting of 26 units) is 100% master leased to Sonder USA Inc (representing 48.1% of the underwritten revenue at the related Mortgaged Property), a residential and hospitality operator that provides flexibility to renters for both short- and long-term stays. If Sonder USA Inc were to vacate, the residential portion of the related Mortgaged Property would become a traditional multifamily property and would need to be leased up as such. Sonder USA Inc, is a startup company originally founded in 2014. Startup companies may be subject to a higher risk of failure or bankruptcy. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases”. In addition, the related Mortgaged Property includes a structured parking garage with 198 parking spots that generates approximately $261,167 of underwritten income.

●

With respect to the Hague + Galleries Mixed Use Portfolio Mortgage Loan (4.8%), The Galleries of Syracuse Mortgaged Property benefits from a 485-B exemption from Onondaga County related to recent building renovations. The exemptions were first applied to the 2020 and 2021 tax bills, respectively and will burn off over the next ten years while decreasing by 10% every year. The lender underwrote the current tax amount.

●

With respect to the Hamilton Apartment Portfolio Mortgage Loan (1.8%), the Mortgaged Properties include tenants where the related tenant pays all or a portion of their rent using a Section 8 housing assistance program voucher. The Cardinal Creek Mortgaged Property (41.3% of the allocated loan amount) currently has 67 Section 8 tenants, the Courtship Village Mortgaged Property (33.2% of the allocated loan amount) currently has one (1) Section 8 tenant, and the Kingswood Court Mortgaged Property (25.5% of the allocated loan amount) currently has eight (8) Section 8 tenants.

●

With respect to the Brittany Woods Townhomes Mortgaged Property (1.6%), as of the date of origination of the subject Mortgage Loan, seven (7) of the individual dwelling units at the related Mortgaged Property only had a temporary certificate of occupancy (a “TCO”) that is currently valid through November 30, 2021. The related borrower covenanted to either renew the TCO or obtain a full certificate of occupancy (“CO”) for each such unit prior to the expiration of the then existing TCO. The related borrower and guarantor are recourse for losses caused by any expiration of the TCOs or for any such units to fail to obtain final COs prior to expiration of the same.

●

With respect to the Las Vegas MF Portfolio Mortgage Loan (1.3%), the Mortgaged Properties include tenants that participate in rental subsidy programs. As of the October 2021 rent roll, approximately 71% of tenants received rental assistance from programs, including, without limitation, the US Department of Housing and Urban Development, HELP of Southern Nevada, Clark County Social Services, HUD

     Veteran Affairs Supportive Housing Program, U.S. Vets and Neighboring Housing Services of Southern Nevada, Inc.

●	With respect to the 29 West 27th Street Mortgage Loan (0.5%), four (4) of the eight (8) multifamily units at the Mortgaged Property are subject to New York rent stabilization regulations.

●	With respect to the 506 E 6th Street Mortgage Loan (0.5%), four (4) of the 14 multifamily units at the Mortgaged Property are subject to New York rent stabilization regulations.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●

With respect to the 880 Acorn Mortgage Loan (0.6%), the sole tenant, American Tire Distributors, Inc. filed for Chapter 11 bankruptcy protection in October 2018 and emerged from bankruptcy in late 2018. In addition, in April 2020 the sole tenant received a deferral of rent for the months of May through August 2020 in the aggregate amount of $152,813.96, which is required to be repaid in monthly installments of $2,122.42 that commenced in September 2020. In exchange for such rent deferral, the tenant exercised a renewal option that extended the term of the lease from August 31, 2026 to August 31, 2031.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties and multifamily properties with self storage components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	All such properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.

●

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.2%), each Mortgaged Property, with the exception of the Travelodge - 1177 E 16th Street Mortgaged Property, is supported by one or more contracts with one of four North American railway companies, Union Pacific Railroad Company (“Union Pacific”), BNSF Railway Company, CSX Transportation, Inc. and Canadian Pacific Railway Company.

      These contracts set a required minimum number of room nights reserved at a stipulated rate, most of which have adjustment factors related to inflation. Most contracts also feature certain provisions that prevent railway crew employees from staying at a competing hotel within a predefined radius. The current contracts in place at the Mortgaged Properties guarantee a minimum of 2,040 room nights daily, representing 54.7% of the total available room nights. Based on a weighted average contract negotiated rate of $48.14 per room night, the current contracts in place at the Mortgaged Properties represent 75.7% of total underwritten room revenue. The contracts require the rooms at the Mortgaged Properties to comply with “dark and quiet” requirements, including, without limitation, noise abatement measures such as minimum sound transmission coefficient ratings between walls and floors and minimum impact insulation class ratings between floors, light-proofing measures such as custom curtains and blackout drapes that seal from wall to center and door sweeps, individual HVAC units and remote guest detection/energy management systems. Certain contracts mandate that the hotels provide 24-hour a day, 7 days a week service to railroad crews due to the fact that crew shifts may have abnormal operating hours. Two contracts have been in place for over 34 years, 17 contracts have been in place for over 20 years, and 12 contracts have been in place for over 10 years, for a weighted average age across the portfolio of Mortgaged Properties of 19.3 years. All of the contracts that have previously reached an expiration date have been renewed, with the exception of the Travelodge – 1177 East 16th Street Mortgaged Property, which has no rail contract and operates with transient business. The current contracts have a staggered expiration profile, with 9.2% and 14.65% of the contracted room nights expiring in 2021 and 2022, respectively, with the last contract expiring in November 2023. Nine (out of a total of 44 contracts) have early termination options. At loan origination, an upfront $7.0 million rail contract renewal reserve was escrowed that has since been transferred to the excess cash flow account as the Mortgage Loan is in a cash sweep period. Since origination, after giving effect to the rail companies having adjusted their guaranteed room nights in accordance with their contracts, non-renewed contracts, and new contracts added, the net effect to total guaranteed room nights as of July 2021 in comparison to loan origination is a decrease of 11.1%. In that same period, the average ADR under the contracts has increased by 4.3%, resulting in a net effect to contract value of -7.3% during the COVID-19 pandemic.

●

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.2%), the collateral for the Mortgage Loan includes all of the borrower’s sole member’s equity interests in Avantic Lodging Enterprises, Inc., the property manager of the Wyndham National Hotel Portfolio. Because the equity interests in Avantic Lodging Enterprises, Inc. may not qualify as an interest in real property or as personal property incidental to real property for U.S. federal income tax purposes, upon a foreclosure, the Treasury regulations may restrict the Trust and any other trust in which portions of the related Whole Loan have been securitized from taking title to such equity interests. Therefore, upon the occurrence of an event of default under the Wyndham National Hotel Portfolio Mortgage Loan and an ensuing foreclosure with respect to the Wyndham National Hotel Portfolio Mortgage Loan, the pooling and servicing agreement under which the related Whole Loan is serviced may not permit the applicable special servicer to take title to the equity interests in Avantic Lodging Enterprises, Inc. on behalf of the Trust or any other trust in which portions of the related Whole Loan have been securitized (unless an opinion of counsel is provided indicating otherwise). In the event the applicable special servicer were to sell such equity interests and apply the proceeds toward the repayment of the Wyndham National Hotel Portfolio Mortgage Loan, depending on market conditions, the proceeds from the sale of the equity interests in Avantic Lodging Enterprises, Inc. could be less than the proceeds that would be received if the special servicer had taken title to such equity interests and sold them at a later date. The underwritten value of the Wyndham National Hotel Portfolio Mortgaged Properties does not include the value of the borrower’s sole member’s equity interests in Avantic Lodging Enterprises, Inc.

●

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.2%), the borrower is performing an estimated $6,449,780 in franchisor-mandated PIPs at the Baymont Inn & Suites – 3475 Union Road, Baymont Inn & Suites – 2300 Valley West Court, Baymont Inn & Suites – 1608 E Business US 60, Baymont Inn & Suites – 95 Spruce Road, Baymont Inn & Suites – 2700 North Diers Parkway, Baymont Inn & Suites – 2006 North Merrill Avenue, Baymont Inn & Suites – 100 15th Street Southeast, Travelodge – 800 W Laramie Street, Baymont Inn & Suites – 1051 North Market Street, Super 8 – 2545 Cornhusker Highway, Super 8 - 720 Royal Parkway, Baymont Inn & Suites – 451 Halligan Drive, Baymont Inn & Suites – 2005 East Daley Street, Travelodge – 1177 E 16th Street, Baymont Inn & Suites – 6390 US-93, Baymont Inn & Suites - 35450 Yermo Road and Baymont Inn & Suites – 1731 South Sunridge Drive Mortgaged Properties. At origination, the borrower reserved $7,417,247 (representing approximately 115% of the estimated cost of the franchisor-mandated PIP, generally including upgrades to common areas, guest rooms, exteriors and landscaping) into a PIP reserve in connection with such renovations. The PIP work at each Wyndham National Hotel Portfolio Property was originally scheduled to take place in the second and third quarters of 2020. Due to the COVID-19 pandemic, the PIP work was put on hold to prevent additional persons from entering the Wyndham National Hotel Portfolio Properties. The PIP work is currently underway.

For more information regarding the 15 largest Mortgage Loans secured by hospitality properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Holiday Inn Express & Suites Marion	$ 10,488,700	1.4%	5/8/2037	11/6/2031
Wyndham National Hotel Portfolio(1)	$ 9,499,623	1.2%	1/1/2035	12/6/2029
Hampton Inn & Suites Middleburg	$ 8,487,467	1.1%	1/31/2039	11/6/2031

(1)

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.2%), each of the Mortgaged Properties comprising the portfolio operate under the flags of subsidiaries of Wyndham Hotel & Resorts, Inc., of which 27 Mortgaged Properties (57.9% of the allocated whole loan balance) are subject to a franchise agreement with Travelodge, 14 Mortgaged Properties (35.0% of the allocated whole loan balance) are subject to a franchise agreement with Baymont Inn & Suites, two Mortgaged Properties (6.1% of the allocated whole loan balance) are subject to a franchise agreement with Super 8 and one Mortgaged Property (1.1% of the allocated whole loan balance) is subject to a franchise agreement with Days Inn. All of the franchise agreements for the Wyndham National Hotel Portfolio Properties expire on January 1, 2035.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management

Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Manufactured Housing Properties

In the case of the manufactured housing properties set forth in the above chart, we note the following:

●

With respect to the SSA Midwest MHC Portfolio Mortgage Loan (2.7%), the collateral includes 199 park owned homes (“POHs”) that are owned by the borrowers, including 47 lease to own homes. Pursuant to the Mortgage Loan documents, the lender has been granted a security interest in all POHs. The borrowers are additionally required to deliver all certificates of title to the lender to hold during the term of the Mortgage Loan, including in connection with any new homes acquired by a borrower. Neither the borrowers nor any affiliate is permitted to provide any financing of POHs at the Mortgaged Properties, except in connection with any lease purchase option. The borrowers are permitted to sell the POHs during the term of the Mortgage Loan either in connection with the exercise of a lease purchase option or in an arms’ length sale to the then-current tenant in such home and may also dispose of abandoned homes with no value; provided that (i) no event of default has occurred which remains then outstanding, and no event has then occurred which, with or without the giving of notice or the passage of time, or both, would constitute an event of default and (ii) the REMIC release requirements are satisfied. The Mortgage Loan documents contain a recourse carveout for losses in connection with the removal, sale, transfer, pledge, disposal or other disposition of any POHs or the creation or existence of any lien or encumbrance on any POHs in violation of the Mortgage Loan documents. No income from the home rentals of the POHs was included in the lender’s underwritten revenues. Only the income derived from the related pad sites was underwritten. Under the Mortgage Loan documents, such POHs may not exceed 25.0% of the total pads at the Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	17	19.0%
Restaurant/Brewery/Bakery(1)	9	12.7%
Bank branch	4	10.9%
Gym, fitness center, spa or a health club	7	10.2%
Grocery store	3	9.2%
Movie theater	1	1.8%

(1)	Excludes any hospitality properties that may have a restaurant on site.

In addition, with respect to the Fulton Crossing Mortgage Loan (0.7%), each of the respective Mortgaged Properties includes a tenant that operates an on-site gas station or auto repair service center.

In addition, with respect to the Highland Village Plaza Mortgage Loan (2.4%), the Mortgaged Property includes one or more tenants that operate a laundromat or dry cleaner.

With respect to the Atlas Industrial Mortgage Loan (1.1%), the Mortgaged Property houses specialized tenant equipment, including a 2,500 ton press and other heavy machinery.

With respect to the 4471 Jimmy Lee Smith Parkway Mortgaged Property (0.7%), the largest tenant, Big Air Hiram (Hangar 1 Adventure Park), operates an indoor trampoline park.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)	Property Type
1201 Lake Robbins	$70,000,000	9.2%	$310	2.26x	55.3%	Office
17 West Miami	$55,000,000	7.2%	$871	1.90x	65.9%	Mixed Use
Hague + Galleries Mixed Use Portfolio	$37,000,000	4.8%	$76	1.89x	58.7%	Various
TLR Portfolio	$35,000,000	4.6%	$120,640	1.78x	65.4%	Multifamily
OmniMax Industrial Portfolio II	$33,313,851	4.4%	$49	2.26x	66.6%	Industrial
980 Madison	$25,000,000	3.3%	$716	4.08x	27.6%	Mixed Use
Newhall Crossings.	$25,000,000	3.3%	$324	1.90x	61.7%	Mixed Use
ExchangeRight 49	$23,800,000	3.1%	$111	2.56x	61.5%	Various
501 Great Circle	$23,365,435	3.1%	$214	1.67x	63.5%	Office
SSA Midwest MHC Portfolio	$20,700,000	2.7%	$21,318	1.57x	72.2%	Manufactured Housing
Meadowood Mall	$19,000,000	2.5%	$175	2.98x	35.2%	Retail
Highland Village Plaza	$18,115,000	2.4%	$172	1.68x	58.8%	Retail
Poplar Run	$17,955,000	2.3%	$121	1.90x	70.0%	Office
Tech Ridge Office Park	$17,324,688	2.3%	$31	1.63x	63.3%	Office
StorQuest Thousand Oaks	$14,000,000	1.8%	$248	2.73x	62.0%	Self Storage
Top 3 Total/Weighted Average	$162,000,000	21.2%		2.05x	59.7%
Top 5 Total/Weighted Average	$230,313,851	30.1%		2.04x	61.5%
Top 15 Total/Weighted Average	$434,573,975	56.9%		2.16x	59.4%

(1)

In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate.

(2)

The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the 980 Madison Mortgage Loan based on the combined senior notes and a subordinate note totaling $197,600,000 are 1.99x and 7.4%, respectively; and the Meadowood Mall Mortgage Loan based on the combined senior notes and subordinate notes totaling $108,000,000 are 1.81x and 47.6%, respectively.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.8% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 28.3% of the Initial Pool Balance, are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Multi-Property Loan	Approx. % of Initial Pool Balance
Hague + Galleries Mixed Use Portfolio	$ 37,000,000	Multi-Property Loan	4.8%
TLR Portfolio	35,000,000	Multi-Property Loan	4.6
OmniMax Industrial Portfolio II	33,313,851	Multi-Property Loan	4.4
ExchangeRight 49	23,800,000	Multi-Property Loan	3.1
SSA Midwest MHC Portfolio	20,700,000	Multi-Property Loan	2.7
Hamilton Apartment Portfolio	13,978,577	Multi-Property Loan	1.8
Crescent Park & Champions Gate Portfolio	11,650,000	Multi-Property Loan	1.5
Las Vegas MF Portfolio	10,000,000	Multi-Property Loan	1.3
Wyndham National Hotel Portfolio	9,499,623	Multi-Property Loan	1.2
PA & IL Self Storage Portfolio	6,300,000	Multi-Property Loan	0.8
Michigan 4 MHC Portfolio	6,183,294	Multi-Property Loan	0.8
Walgreens & Rite Aid Portfolio	5,100,000	Multi-Property Loan	0.7
MM Retail Portfolio	4,000,000	Multi-Property Loan	0.5
Total	$ 216,525,344		28.3%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers. For example, with respect to the 17 West Miami Mortgage Loan (7.2%), the two related borrowers own separate parcels on the related Mortgaged Property, each with a separate building thereon, and with respect to the Byrd’s Mini Storage Mortgage Loan (0.5%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Woods Crossing Apartments	1	$ 7,450,000	1.0%
Clubside Apartments	1	6,500,000	0.9
Beach Bluff Apartments	1	5,525,000	0.7
Total for Group 1:	3	$ 19,475,000	2.5%
Group 2:
Farmington CVS	1	$ 3,400,000	0.4%
Murfreesboro CVS	1	3,050,000	0.4
Total for Group 2:	2	$ 6,450,000	0.8%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 42 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Florida	11	$ 133,892,467	17.5%
New York	8	$ 95,953,743	12.6%
California	10	$ 85,836,339	11.2%
Texas	7	$ 77,334,331	10.1%
Michigan	21	$ 37,863,310	5.0%

(1)

Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout thirty-five (35) other states, with no more than 4.3% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●

Seventeen (17) Mortgaged Properties (18.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 16.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

●

Eleven (11) Mortgaged Properties (18.2%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Mortgaged Properties located in California, Texas, Florida and Washington, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties with Limited Prior Operating History

Forty-nine (49) of the Mortgaged Properties (28.3%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

The Cabela’s - Mitchell Mortgage Loan, the Shoppes on University Mortgage Loan, the 506 E 6th Street Mortgage Loan, the Byrd’s Mini Storage Mortgage Loan and the Walnut Creek Plaza Mortgage Loan (collectively, 4.3%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

With respect to the Village East Shopping Center Mortgage Loan (1.7%), 43% of the borrower’s equity came from a crowdfunding platform. The Mortgage Loan Agreement requires that after giving effect to any permitted equity transfers, the related sponsor and guarantor are required, at all times that the Mortgage Loan is outstanding, to (i) maintain no less than 10% of the direct or indirect equity ownership in the borrower, (ii) control the borrower and (iii) control the day to day operation of the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

With respect to the ExchangeRight 49 Mortgage Loan (3.1%), the related borrower is structured as a Delaware statutory trust. The related borrower, which permits up to 250 members, has master leased the property to a newly formed, single-purpose entity that is wholly owned by an entity that is, in turn, wholly-owned by the non-recourse carveout guarantors. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. The Mortgage Loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, including the laws of states where the Mortgaged Properties securing the ExchangeRight 49 Mortgage Loan are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The Hague + Galleries Mixed Use Portfolio Mortgage Loan (4.8%) is secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loan, the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	160	$ 741,174,155	97.0%
Leasehold(3)	4	22,528,577	2.9
Fee and Leasehold(3)	1	715,669	0.1
Total	165	$ 764,418,400	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

With respect to the Hamilton Apartment Portfolio Mortgage Loan (1.8%), the Mortgaged Property is comprised of three 99 year ground leases which were entered into by the borrower sponsor in August 2020. The initial ground rent was $642,385 with 2% increases per annum.

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.2%), a portion of the surface parking at the Travelodge – 2307 Wyoming Avenue Mortgaged Property is subject to a ground lease, which expires on January 30, 2028. The borrower has the right to purchase the lessor’s fee interest at the end of the term of the ground lease for a price of $300,000 and such amount was not reserved at origination.

With respect to the Atlas Industrial Mortgage Loan (1.1%), the Mortgaged Property is comprised of three ground leases which as of the Cut-off Date require a total annual ground rent of $22,000. Beginning on January 1, 2024, the annual ground rent will increase to $26,400. The rental amount for each 10-year period commencing on January 1, 2034 will be increased by a percentage amount equal to the increase in the cost of living over the previous 10-year period as determined by the Kansas Department of Labor with respect to Sedgwick County, Kansas.

COVID-19 Considerations

The following table contains information regarding the status of the Mortgage Loans and Mortgaged Properties provided by the respective borrowers as of the date set forth in the “Information As Of Date” column. The information from the borrowers has not been independently verified by the Mortgage Loan Sellers, the Underwriters or any other party, and there can be no assurances that the status of the Mortgage Loans and of the related Mortgaged Properties has not changed since the date in the “Information As-Of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Mortgage Loan Seller	Information As Of Date	Origination Date	Mortgaged Property Name	Mortgaged Property Type	August Debt Service Payment Received (Y/N)	September Debt Service Payment Received (Y/N)	October Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Total SF or Unit Count Making Full September Rent Payment (%)	UW September Base Rent Paid (%)	Total SF or Unit Count Making Full October Rent Payment (%)	UW October Base Rent Paid (%)
LMF	11/1/2021	12/18/2019	Martin Village	Retail	Y	Y	Y	Y(1)	N(2)	Y(1)	100.0%	100.0%	100.0%	100.0%
UBS AG	11/4/2021	12/30/2019	Cabela’s - Mitchell	Retail	Y	Y	Y	N	N	Y(3)	100.0%	100.0%	100.0%	100.0%
LCF	11/3/2021	3/6/2020	Shoppes on University	Retail	Y	Y	Y	N	Y(4)	Y(5)	97.0%	97.0%	97.0%	97.0%
UBS AG	11/4/2021	11/27/2019	Wyndham National Hotel Portfolio(6)	Hospitality	Y	Y	Y	N	N	N	NAP	NAP	NAP	NAP
LCF	10/29/2021	2/28/2020	Willow Plaza	Retail	Y	Y	Y	N	Y(7)	N	92.0%	92.0%	99.0%	99.0%

(1)

With respect to the Martin Village Mortgage Loan, the largest tenant, Regal Cinemas (“Regal”), representing 65.3% of net rentable area and 77.6% of underwritten base rent, announced it would close all of its theaters in the United States in March 2020 and subsequently reopened its theater at the Martin Village property on August 21, 2020. On October 5, 2020 Regal announced it would again temporally close all theaters in the United States due to a lack of theatrical releases. Regal reopened its theater at the Martin Village property for a second time on May 7, 2021 and the theater continued to be open and operational as of November 12, 2021. Regal paid reduced rent for the periods from April 2020 through July 2020 and November 2020 through June 2021, resulting in approximately $1.37 million in past due rent. While the borrower and Regal have not yet come to an agreement on repayment terms for the approximate $1.37 million in past due rent, Regal has been paying its full contractual rent since July 2021.

        On May 27, 2020 the second largest tenant, Mor Furniture, representing 27.3% of net rentable area and 13.4% of underwritten base rent, entered into a lease modification with the borrower, allowing the tenant to defer a total of $67,500 of rent between April 1, 2020 and June 30, 2020 ($22,500 gross per month). The tenant was required to repay $22,500 of the deferred rent by December 31, 2020, which amount was repaid in full. The remaining $45,000 is required to be repaid in twelve equal monthly payments of $3,750 starting January 1, 2021, which amount has been paid as agreed. Additionally, the lease term has been extended for 12 months.

(2)

With respect to the Martin Village Mortgage Loan, on June 2, 2020, the lender and the borrower agreed to a loan modification, allowing funds to be drawn from the $1,200,000 Regal Cinema TI Reserve (“Regal Reserve”) to pay shortfalls in operating expenses, debt service and monthly reserves. A total of $91,727 was drawn from the Regal Reserve in June 2020 and such amount was fully repaid in July 2020. On December 29, 2020, the loan modification was reinstated to extend the borrower’s ability to use the Regal Reserve to pay monthly shortfalls. A total of $257,392 was drawn from the Regal Reserve from January 2021 through May 2021, and the total amount drawn was repaid to the Regal Reserve from May 2021 through October 2021. As of November 1, 2021, the Regal Reserve was fully-funded with $1,200,000 and an additional $203,545 had been swept into a separate critical tenant reserve as a result of an ongoing critical tenant cash sweep.

        On July 3, 2020 the third largest tenant, The Rock Pizza, representing 4.2% of net rentable area and 7.1% of underwritten base rent, agreed to a lease modification with the borrower, allowing base rent for April 2020 through September 2020 to be deferred by 50%. The deferred base rent ($34,830) is required to be repaid in 12 equal monthly payments of $2,903 starting January 2021, which amount has been paid as agreed. Additionally, the lease term has been extended for 12 months.

(3)

The mortgage loan seller approved a lease amendment that allowed the sole tenant, Bass Pro Shop/Cabela’s, to defer May rent totaling $108,333, which was required to be repaid in three equal monthly installments in January, February, and March 2021. As of February 28, 2021, the tenant had repaid the deferred rent in full. The tenant resumed its full rent payments in June 2020 and there has been no interruption in debt service payments since origination in December 2019, as the borrower paid May debt service out-of-pocket.

(4)

In 2020, the Shoppes on University Mortgage Loan was modified in a manner that, notwithstanding the occurrence of a debt service coverage-related cash management trigger event, deferred the related borrower’s obligation under the related loan agreement to establish a clearing account and the declaration of such cash management trigger event until, at the lender’s option, the monthly payment date on September 6, 2020. Such modification also provided for, among other things, monthly debt service payments through the September 2020 payment each being paid a month early.

(5)

With respect to the Shoppes on University Mortgage Loan, the second largest tenant, Planet Fitness, representing approximately 22.6% of the net rentable area and 18.8% of underwritten base rent at the related Mortgaged Property, was temporarily closed for business during 2020 due to the COVID-19 pandemic and, as such, entered a lease modification whereby the tenant would, commencing April 1, 2020, pay 50% of base rent through the first day of the second month after the tenant would be permitted, by public authority, to re-open to the public, would continue to pay its full share of operating costs during such period and would make the landlord whole on unpaid rent (such deferred rent to be paid in six equal monthly installments commencing on the first day of the second month after the tenant would be permitted, by public authority, to re-open to the public). Planet Fitness officially reopened on May 29, 2020 and was required to begin paying unpaid rent on August 1, 2020. As of February 1, 2021, Planet Fitness has paid all unpaid rent. In addition, tenants Check Mart of Florida and Menchie’s received relief on common area maintenance and tax due in June 2020, and tenant Check Mart of Florida received relief on common area maintenance and tax due in July 2020.

(6)	With respect to the Wyndham National Hotel Portfolio Properties, please see Annex A-1 for information relating to occupancy, ADR and RevPAR.

(7)	The related borrower requested a modification related to certain debt service coverage ratio tests and the funding of certain reserves in the related loan documents but was not granted the request.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than seven (7) months prior to the Cut-off Date (except with respect to five (5) Mortgage Loans (6.9%), with respect to which each such report was prepared no more than thirty-two (32) months prior to the Cut-off Date). See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to Hague + Galleries Mixed Use Portfolio Mortgage Loan (4.8%), the ESA report dated June 17, 2021, identified two RECs at The Hague Mortgaged Property. The RECs are associated with (1) historical chlorinated solvent impacts to the Mortgaged Property from former industrial operations at the Mortgaged Property, specifically historical plating operations, including a UST containing trichloroethene, which was removed in 1989; and (2) at least 12 former gasoline, diesel and fuel oil USTs associated with a former gas station and historical manufacturing operations, which were reportedly removed, but for which there is no closure documentation. At origination, the borrowers obtained an environmental liability insurance policy from Great American Insurance Group (Great American E & S Insurance Company) (A.M. Best A+, S&P A+ and Moody’s A1), naming the lender and its successors, assigns and affiliates as the first named insured, with a policy limit of $3,000,000 per incident and in the aggregate, a $50,000 self-insured retention and a policy term that extends three (3) years beyond the term of the Mortgage Loan. In addition, the borrowers obtained an environmental insurance policy from Beazley, naming the lender and its successors and assigns as an additional named insured, with a policy limit of $3,000,000 per incident and in the aggregate, a $50,000 deductible and a policy term that expires concurrently with the maturity date of the Mortgage Loan.

●

With respect to the ExchangeRight 49 Mortgage Loan (3.1%), the related Phase I ESAs performed at the related Mortgaged Properties identified the following RECs and controlled recognized environmental conditions (each, a “CREC”):

○

With respect to the Pick ‘n Save - Wauwatosa, WI Mortgaged Property (0.5%), the subject Mortgaged Property was previously used as an automobile dealership with service operations, and contained USTs. Following conditional regulatory closure, the site was later redeveloped with contamination in-place subject to land use restrictions, and is considered a CREC. Land use restrictions impose various ongoing obligations, including managing contaminated soils in connection with excavation or removal, maintaining pavement barriers over contaminated soil (and notifying the Wisconsin Department of Natural Resources of any changes), and ongoing operation and maintenance of a the existing sub-slab passive venting system.

○

With respect to the Walgreens – Chicago (Foster Pl), IL Mortgaged Property (0.2%), the subject Mortgaged Property is believed to have residual contamination above remediation standards as a result of releases from an adjacent gas station. The regulatory authority has issued a “Groundwater Ordinance Notification” and groundwater use restrictions for parcels in the vicinity of the gas station, including the subject property, which also prompts disclosure upon sale. The subject property is considered a CREC.

○

With respect to the Walgreens - Galesburg, IL Mortgaged Property (0.1%), the subject Mortgaged Property was previously used as a gas station and auto repair facility and on-site soil and groundwater contamination have previously been confirmed. Remediation activities have included soil and groundwater sampling, USI excavation and soil excavation removal. The Illinois environmental protection agency issued a no further action letter in 2002 that included engineering and institutional controls, including the property’s being used for commercial/industrial uses only, an approved safety plan for any excavation or construction near known contaminated areas, continued maintenance of concrete and asphalt barriers over contaminated soils, and restrictions on groundwater use. The contamination in question at the Mortgaged Property is considered both a REC and a CREC. The loan documents contain borrower covenants to comply with related environmental restrictions affecting the Mortgaged Property. The ESA consultant provided a worst-case estimate with a statistical 90% confidence interval that the total cost for potential remediation had an upper-end range of $801,806. In lieu of obtaining a “Phase II” environmental site assessment, the lender obtained a $4,000,000 pollution legal liability-type environmental insurance policy with $4,000,000 sublimit per claim from Sirius Specialty Insurance Corporation with an 8-year term (three years past the loan term) and having a $25,000 deductible per claim. Sirius Specialty Insurance Corporation has an S&P rating of “A-”.

○

With respect to the Dollar General – East Windsor, CT Mortgaged Property (0.0%), the subject Mortgaged Property was previously used for gas station/automotive repair purposes, and contained USTs. While remediation activities, including soil excavation, have occurred on-site, residual contamination above remediation standards remains on-site. The property is subject to a “Declaration of Environmental Land Use Restrictions”, that, among other things, restricts exposure to inaccessible soils, imposes maintenance obligations as to existing paved surfaces, and prohibits demolition of the existing building.

○

With respect to the Dollar General - Jackson, MI Mortgaged Property (0.0%), the subject Mortgaged Property was formerly used as a coal/lumber storage yard and for auto repair operations. Residual onsite contamination has been addressed by provision of a Baseline Environmental Assessment (“BEA”) and due care plan. Ongoing compliance with such due care plan is required. Such residual contamination is deemed a CREC.

●

With respect to the 501 Great Circle Mortgage Loan (3.1%), the related ESA obtained at origination indicated that the related Mortgaged Property and surrounding properties to the south, east and west are located on two former landfills, the Metrocenter Municipal Landfill (“Metrocenter Landfill”) and the Metro Center Aladdin Properties Landfill (“Aladdin Landfill”), which overlapped at Great Circle Road with the Metrocenter Landfill to the west of Great Circle Road and the Aladdin Landfill to the east. The two former landfills, which have obtained regulatory closure and which remain subject to institutional and/or engineering controls, were characterized by the ESA as controlled recognized environmental conditions, and the ESA did not recommend any further action to be taken by the related borrower. In case of any future redevelopment or excavation at the Mortgaged Property, the ESA advised that a soil management plan be implemented for the Mortgaged Property.

●

With respect to the Highland Village Plaza Mortgage Loan (2.4%), the related Phase I ESA obtained in connection with loan origination identified an environmental issue related to a current on-site dry-cleaning operation. Although not characterized as a REC, the lender required environmental insurance. The Phase I environmental consultant estimated a probable maximum cost of $2,094,000 (at a 90% confidence level). The lender obtained a $10,000,000 pollution legal liability plus-type environmental insurance policy with $10,000,000 sublimit per claim from Sirius Specialty Insurance Corporation with a 13-year term (three years past the loan term) and having a $25,000 deductible per claim. Sirius Specialty Insurance Corporation has an S&P rating of “A-”.

●

With respect to the 35 South Service Mortgage Loan (1.8%), the related Phase I ESA obtained at origination identified a former tenant at the Mortgaged Property that had previously used chlorinated solvents in on-site manufacturing operations from at least 1962 until the mid-1990s. The Mortgaged Property was registered pursuant to the Resource Conservation and Recovery Act (“RCRA”) as a generator of hazardous waste. Various RCRA generator violations were reported in connection with the subject property between 1990 and 2017, but the ESA indicates that those violations have been resolved. The former tenant operated a septic system for disposal of wastewater, but the Mortgaged Property was connected to municipal sewer and the former septic systems have received closure from the Nassau County Department of Health. The ESA provides that the operational timeframe of 1962 to 1980 pre-dates the current RCRA reporting requirements, and accordingly, the historical solvent storage practices, handling procedures, housekeeping and disposal practices are unknown. The ESA characterized the former tenant operations as a REC. At origination, the borrower obtained an environmental insurance policy from Great American Insurance Group, with individual and aggregate limits of $6,500,000 and a self-insured retention of $25,000. The term of the policy runs through October 28, 2034, and the Mortgage Loan documents require the borrower to maintain the environmental insurance policy for the term of the Mortgage Loan.

●

With respect to the CLC - Premier Self Storage Mortgage Loan (1.5%), the related Phase I ESA obtained in connection with loan origination identified a REC due to residual contaminants, including methane, arsenic, benzene selenium and zinc, from the property’s prior use as a landfill. The contaminants were above residential screening levels, but below commercial levels, and, with the exception of methane, do not represent a human health risk. Methane monitors have been installed in each building and are subject to third party monitoring through 2022. Extended monitoring may be required as part of the borrower’s BEA and Due Care Plan under Michigan law, which is required to be submitted on or before December 6, 2021. Residential land uses are not permitted.

●

With respect to the Atlas Industrial Mortgage Loan (1.1%), the related Phase I ESA identified two business environmental risks. The Mortgaged Property is located within a National Priorities List (Superfund) site, with soil and groundwater impacts by a variety of volatile organic compounds and metals. According to the ESA, recent groundwater monitoring results from a 2017 investigation do not appear to indicate significant concentrations of contaminants are present at the Mortgaged Property; however, based on the detection of certain volatile organic compounds, the ESA characterized the ongoing activities as a business environmental risk. In addition, the northernmost parcel at the Mortgaged Property has ongoing groundwater remediation under the oversight of the Kansas Department of Health & Environment relating to a leaking underground storage tank (“LUST”) incident associated with a former gas station at the Mortgaged Property. At origination, the borrower obtained an environmental impairment liability policy from Great American E & S Insurance Company in the name of the borrower and with the lender and its successors and assigns as additional named insured, in the amount of $1,000,000 per incident and in the aggregate, with a deductible of $50,000, and expiring September 14, 2031, with respect to the borrower, and September 15, 2034 with respect to the lender.

●

With respect to the Treat Plaza Mortgage Loan (1.1%), the related Phase I ESA obtained in connection with loan origination identified a REC due to residual contaminants from drycleaner operations at the property from 1980 to 2017, including chlorinated volatile organic compounds and tetrachloroethylene in soil and groundwater. Site remediation has been completed, and the Regional Water Quality Control Board is overseeing ongoing monitoring. Groundwater monitoring has indicated that that contamination levels are stable, and onsite vapor remediation systems have addressed tenant indoor air quality issues. Soil vapor testing was completed earlier in 2021. The Phase I ESA environmental consultant anticipates no further mitigation or remediation, but ongoing monitoring through 2024 is required to complete the process of regulatory closure. The environmental consultant estimated the cost to obtain regulatory closure at $227,500. The lender required an environmental reserve of $284,375 (125% of the estimated cost), to be disbursed as report requirements were completed, including the final $45,500 to be disbursed when the site closure letter is obtained.

●

With respect to the PA & IL Self Storage Portfolio Mortgage Loan (0.8%), the environmental professional characterized the historical use of the Country View Storage Property as truck stop / gasoline service station, together with the absence of documentation reflecting the reported removal of three USTs in 1985, as a REC. Based on the lack of closure documentation and the historical use of the Country View Storage Property, at origination, the borrowers obtained an environmental liability insurance policy from Great American Insurance Group (Great American E & S Insurance Company) (A.M. Best A+, S&P A+ and Moody’s A1), naming the lender and its successors, assigns and affiliates as an additional named insured, with a policy limit of $1,000,000 per incident and in the aggregate, a $50,000 deductible and a policy term that extends three (3) years beyond the term of the Mortgage Loan. The premium was paid in full at origination.

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With respect to the Michigan 4 MHC Portfolio Mortgage Loan (0.8%), the ESA dated August 2, 2021 identified a REC at the Riverview Estates MHC Property related to a 12,000-gallon diesel UST, which was removed in the 1990’s. Distribution lines were not removed or capped and regulatory closure was not obtained. A 2008 Phase II identified napthalene and benzo(a)pyrene in soils and napthalene in groundwater at levels exceeding regulatory standards. The prior owner completed a BEA when it acquired the property in 2008, and identified the site as a “Facility” under Michigan Law, which provided the prior owner with liability protection with respect to the former UST release. A due care plan, dated June 23, 2008, was implemented, which satisfied regulatory requirements and nothing further was required by the regulatory agency. The due care plan includes provisions that prohibit disturbance of the subsurface in the area of the former UST, restrict groundwater use and require that any future development in that area be conducted under the supervision of an environmental professional. The borrower did not obtain a BEA with its acquisition of the Mortgaged Property in 2017 and, therefore, the borrower did not obtain statutory liability protections from the state. Accordingly, the former UST and associated release is identified as a REC. In addition, the borrower should continue to comply with the existing due care plan and any provisions of the loan agreement. At origination, the borrowers obtained an environmental liability insurance policy from Great American Insurance Group (Great American E & S Insurance Company) (A.M. Best A+, S&P A+ and Moody’s A1), naming the lender and its successors and assigns as the first named insured, with a policy limit of $1,000,000 per incident and in the aggregate, a $25,000 self-insured retention deductible and a policy term that extends three (3) years beyond the term of the Mortgage Loan.

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With respect to the Walgreens & Rite Aid Portfolio Mortgage Loan (0.7%), the related Phase I ESA noted that a gas station was operated at the Rite Aid Mortgaged Property from the 1960s until the mid-1990s. The ESA identified an LUST case for a June 1986 release associated with former USTs. In May 2015, a closure report documenting soil, groundwater, and soil vapor investigations that have been performed was submitted to the Michigan Department of Environmental Quality (“MDEQ”) (now the Michigan Department of Environment, Great Lakes & Energy (“EGLE”)). According to the closure report, investigation and remediation activities included collecting soil and groundwater samples, conducting soil vapor investigations, and installing/operating a dual phase extraction remediation system. Following an audit, the MDEQ Remediation and Redevelopment Division (“RRD”) identified ten specific deficiencies and recommendations for correcting those deficiencies in November 2015. In March 2021, a “Response to Denial of Closure Report” was submitted to the RRD. According to the submittal, a restrictive covenant has been pursued; the ESA indicates that a restrictive covenant is “pending.” BEAs were prepared for the Property in 1997 and 1999. Additionally, based on the documented impacts, the Mortgaged Property is classified as a “facility.” As a result, due care obligations must be satisfied. The ESA characterized the LUST case and residual impacts as a CREC. The borrower covenanted in the loan documents to obtain a BEA, a “Due Care Plan”, a soil management plan to address residual soil impact in the event of planned soil disturbance, in each case from a qualified environmental professional, and to use commercially reasonable efforts to obtain the approval of the EGLE to the BEA and the soil management plan, to abandon all groundwater wells at the Mortgaged Property in compliance with applicable law, and to perform all required repairs and maintenance of the parking lot asphalt in accordance with the engineering report. The loan documents do not provide specified deadlines for such work. At origination, $13,438, representing 125% of the estimated cost of the foregoing work as set forth in an opinion of probable cost, was deposited into an environmental reserve held by the lender.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”) required by the franchisors.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties” and “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than nine (9) months old as of the Cut-off Date (except with respect to five (5) Mortgage Loans (6.9%), with respect to which no such report is more than thirty-three (33) months old as of the Cut-off Date). In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

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With respect to the 501 Great Circle Mortgage Loan (3.1%), an affiliate of the sponsor and guarantor was named as a defendant in an action by Wilkinson & Snowden, Inc. d/b/a Colliers International Memphis in 2019. The lawsuit seeks approximately $1.4 million in unpaid leasing commissions from the affiliate of the sponsor at an unrelated property. The affiliate has filed a motion for summary judgment, and the court has not scheduled a date for a hearing on the motion.

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With respect to the CLC - Premier Self Storage Mortgage Loan (1.5%), two of the guarantors, Lawrence Charles Kaplan and George W. Thacker, have been named defendants in a civil action filed in New York state court (Meshechok v. Kaplan et al, filed December 19, 2018 in New York County, NY). The lawsuit was initiated by a former partner and co-owner of Kaplan’s, alleging that the plaintiff was unjustly terminated by the defendants, and that the defendants abused their control position, misused trade secrets and misappropriated assets. The plaintiff seeks damages in an amount not less than $10 million. A court order has dismissed defendants Kaplan and Thacker, but the appeal of that order is pending. Separately, Mr. Kaplan has been named a defendant in a civil action filed in New York state court (O’Brien v Kaplan et al, filed June 30, 2021 in New York County, NY). The plaintiff is a former sales representative of an affiliated entity of Mr. Kaplan, CSG RE Partners II, LLC, who left to begin a competing business. The lawsuit alleges claims for breach of fiduciary duty, breach of contract, fraud and unjust enrichment. The claims asserted are putatively for more than $1 million in damages. Mr. Kaplan has filed an answer and counterclaims against the plaintiff and another entity affiliated with plaintiff, the Blue Hippo ESOP Advisors, Inc., alleging misconduct by the plaintiff that resulted in damages exceeding $1 million. Motions to dismiss by all parties are pending.

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With respect to the 880 Acorn Mortgage Loan (0.6%), one of the two non-recourse carveout guarantors, Adam Mermelstein, is a defendant in a suit brought in Bergen County Superior and Special Civil Court in New Jersey by a former teacher at Rosenbaum Yeshiva of New Jersey (“RYNJ”). The teacher’s employment at RYNJ was terminated after the school concluded, following an investigation, that the teacher had acted inappropriately. Following such termination, the teacher and several family members sued RYNJ, the head of school, the then-current president of RYNJ’s Board, and the former president, Mr. Mermelstein, alleging breach of the teacher’s employment contract and various torts, and seeking $10,000,000 in damages. Summary judgement was granted in favor of the defendants in April 2021; however, a notice of appeal was filed in June 2021. We cannot assure you as to the ultimate outcome of this lawsuit or as to its effect on the financial condition of such non-recourse carveout guarantor.

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With respect to the DaVita - Boiling Springs Mortgage Loan (0.3%), in July 2021 a federal grand jury indicted DaVita Inc. (“DaVita”), the parent company of the sole tenant of the Mortgaged Property, and Kent Thiry, the former Chief Executive Officer of DaVita, on charges of labor market collusion. The indictment alleges DaVita and Thiry both participated in two separate conspiracies to suppress competition for the services of certain employees. Count one charges DaVita and Thiry with conspiring with Surgical Care Affiliates LLC to allocate senior-level employees by agreeing not to solicit each other’s senior-level employees from as early as February 2012 until as late as July 2017. Count Two charges DaVita and Thiry with conspiring with another health care company from as early as April 2017 until as late as June 2019 to allocate employees by agreeing that the other health care company would not solicit DaVita’s employees. We cannot assure you that these indictments will not have a material adverse effect on DaVita, or on the ability of the sole tenant to pay its rent at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Thirty-two (32) Mortgage Loans (54.1%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Twenty-seven (27) Mortgage Loans (34.0%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	One (1) Mortgage Loan (9.2%) was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

●	One (1) Mortgage Loan (2.7%) was originated in connection with the borrower’s refinancing and acquisition of the related Mortgaged Properties.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

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With respect to the 17 West Miami Mortgage Loan, the 980 Madison Mortgage Loan, the ExchangeRight 49 Mortgage Loan, the 501 Great Circle Mortgage Loan, the SSA Midwest MHC Portfolio Mortgage Loan, the Meadowood Mall Mortgage Loan, the Poplar Run Mortgage Loan, the Tech Ridge Office Park Mortgage Loan, the Martin Village Mortgage Loan, the Village East Shopping Center Mortgage Loan, the Holiday Inn Express & Suites Marion Mortgage Loan, the Shoppes on University Mortgage Loan, the Michigan 4 MHC Portfolio Mortgage Loan, the 880 Acorn Mortgage Loan, the Farmington CVS Mortgage Loan, the Murfreesboro CVS Mortgage Loan and the 300 Lombard Street Mortgage Loan (collectively, 35.3%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings, a receivership or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within approximately the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

In particular, with respect to the 15 largest Mortgage Loans with related borrowers or groups of Mortgage Loans, we note the following:

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With respect to the 17 West Miami Mortgage Loan (7.2%), a previous loan on the related Mortgaged Property was modified in connection with COVID-19 interruptions. Ninety (90) days’ worth of principal payments beginning with the May 2020 payment period were waived. Principal payments resumed with the August 2020 payment.

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With respect to the ExchangeRight 49 Mortgage Loan (3.1%), one of the three individual guarantors of such Mortgage Loan, Warren Thomas, was also one of three guarantors on a loan secured by a Houston apartment complex that was foreclosed by Fannie Mae in March 2013.

●	With respect to the SSA Midwest MHC Portfolio Mortgage Loan (2.7%), two of the borrower sponsors have each been involved in a foreclosure proceeding related to a residential property.

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With respect to the Meadowood Mall Mortgage Loan (2.5%), the related sponsor, Simon Property Group, L.P., has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

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With respect to the Poplar Run Mortgage Loan (2.3%) the Mortgaged Property was collateral for a loan (the “LS1 Loan”) with an original principal balance of $28 million that was included in a 2008 CMBS securitization. On December 19, 2018, the LS1 Loan was modified into (i) a $21 million tranche of debt with required monthly debt service payments and (ii) a $7 million tranche of debt that accrued interest but had deferred payments. The Poplar Run Mortgage Loan (together with cash equity from the borrower sponsor) refinanced the LS1 Loan with a discounted payoff in an amount equal to $8,745,853.11 in satisfaction of the LS1 Loan and the lender under the LS1 Loan released its lien on the Mortgaged Property. The borrower under the LS1 loan transferred fee ownership in the Mortgaged Property to a newly formed borrower in connection with the origination of the Poplar Run Mortgage Loan. In addition, with respect to other properties, the Poplar Run Mortgage Loan borrower sponsor (or an affiliate) was a key principal of properties that were collateral for various securitized CMBS loans (securitized in various deals from 2006 - 2007) in which the related loan went into default, and/or was refinanced with a discounted payoff or was the subject of a foreclosure sale.

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With respect to the Tech Ridge Office Park Mortgage Loan (2.3%), the Mortgaged Property was collateral for a prior CMBS loan that was securitized in 2007 and went into default. The related servicer began a receivership and then agreed to sell the loan to the Mortgage Loan borrower at a discount (which purchase was financed by a bridge loan with a life company) on September 6, 2013 and the receivership was dismissed. The bridge loan was refinanced by Ladder Capital Finance in November 2016 (the “November 2016 Loan”) with an original principal balance of $17,650,000 and deposited into a securitization (the “2016 Securitization”). The Mortgage Loan is refinancing the November 2016 Loan in full. In addition, the borrower sponsor (or an affiliate) was a key principal of properties that were collateral for various securitized CMBS loans in which the related loan went into default, and/or was refinanced with a discounted payoff or was the subject of a foreclosure sale or deed in lieu of foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 41 and no. 42 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Fifty-one (51) of the Mortgaged Properties (25.5%) are leased to a single tenant.

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Nine (9) of the Mortgaged Properties (17.8%) have a tenant that leases over 50% (by net rentable area) of, or represents 50% or more of the underwritten revenues of, the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Increase Losses” in this prospectus. See also the footnotes to Annex A-1.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus as 17 West Miami, 980 Madison, Newhall Crossings, Meadowood Mall and Highland Village Plaza.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options as set forth below:

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With respect to the 17 West Miami Mortgage Loan (7.2%), tenant Sonder USA Inc (representing 48.1% of the underwritten revenue at the related Mortgaged Property) has the right to terminate its lease if the related zoning permit is revoked (through no fault of the tenant) or if such tenant cannot lawfully operate its business as a transient hotel. If the zoning permit is revoked, but an alternative permit is available as a permitted use or a conditional use which would allow such tenant to use the premises for a permitted use (i.e., a transient hotel), then the zoning termination right will only be effective if such tenant fails to secure the permit despite using commercially reasonably efforts to obtain the permit.

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With respect to the 501 Great Circle Mortgage Loan (3.1%), the second largest tenant at the Mortgaged Property, Aegis Sciences Corporation, has the one-time right to contract its leased space by approximately 14,197 square feet any time between January 1, 2023 and January 1, 2025, with six months’ notice. At origination, the borrower was required to reserve $300,000 in a reserve for tenant improvement and leasing commission expenses associated with the contraction space.

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With respect to the Poplar Run Mortgage Loan (2.3%), (A) the second largest tenant at the Mortgaged Property, Washington Gas and Light Company, has an option to terminate its lease effective January 31, 2024, with notice by August 4, 2023, and (B) the third largest tenant at the Mortgaged Property, E-9 Corporation, has a one-time option to terminate its lease as of April 30, 2026 with 9 months prior written notice, in each case, with a termination fee equal to two months of rent and the sum of the unamortized amount of tenant improvement allowance, leasing commissions and legal fees, together with an interest rate of 10.5%.

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With respect to the Walgreens & Rite Aid Portfolio Mortgage Loan (0.7%), the sole tenant at the Walgreens Mortgaged Property has the right to terminate its lease on April 30, 2036 and each five year anniversary of such date. For purposes of Annex A-1 to this prospectus, the first termination option date has been treated as the expiration date of the Walgreens lease.

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With respect to the Walgreens - Socorro Mortgage Loan (0.5%), the sole tenant, Walgreens, has a recurring right to terminate its lease as of December 31, 2033 or any month thereafter with 12 months’ notice.

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With respect to the DaVita – Boiling Springs Mortgage Loan (0.3%), each of the sole tenant and the borrower represent and warrant that such party: (i) is not currently excluded from participation in any Federal health care program, (ii) is not currently excluded, debarred, suspended or otherwise ineligible to participate in Federal procurement and non-procurement programs or (iii) has not been convicted of a criminal offense, but has not yet been excluded, debarred, suspended or otherwise declared ineligible (each, an “Exclusion”), and agrees to notify the other party within two business days of learning of any such Exclusion or any basis therefore. In the event of learning of such Exclusion, either party has the right to immediately terminate the lease without further liability.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e., such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future, or have rents that have been underwritten on a straight-lined basis.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

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With respect to the 17 West Miami Mortgaged Property (7.2%), the underwritten gross potential rent attributable to the third largest tenant, Truist Bank (approximately 5.7% of the NRA), includes approximately $51,648 of straight line rent.

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With respect to the Newhall Crossings Mortgage Loan (3.3%), the related Mortgaged Property is a mixed-use property that includes 11 commercial tenants. The following tenants, among others, at the related Mortgaged Property were in various stages of buildout and free rent periods at the time of origination of the subject Mortgage Loan: (i) the largest commercial tenant, Victory-Public House (approximately 15.1% of the commercial NRA); (ii) the second largest commercial tenant, Rustic Burger House (approximately 10.9% of the commercial NRA); (iii) the third largest commercial tenant, Wide Eye Lounge (approximately 9.5% of the commercial NRA); and (iv) the fourth largest commercial tenant, Grit & Gratitude (approximately 8.5% of the commercial NRA). A free rent reserve of $266,937 and a tenant improvements/leasing commissions reserve of $616,765 were established at origination of the subject Mortgage Loan.

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With respect to the ExchangeRight 49 Mortgage Loan (3.1%), the rent for the following single-tenant Mortgaged Properties was underwritten on a straight-line rent averaging basis: Dollar General - Prattville, AL; Dollar General - Battle Creek, MI; Dollar General - Grand Rapids, MI; Dollar General -Jackson, MI; Dollar General - Romulus, MI; Dollar General – Westland, MI; Dollar General - Wyoming, MI; Dollar General - Temple, TX; and Pick ‘N Save - Wauwatosa, WI.

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With respect to the Poplar Run Mortgage Loan (2.3%), the third largest tenant, E-9 Corporation, subleases a portion of its space (2,500 square feet) to Veteran Enterprise Solutions, Inc. for a term coterminous with that of the prime lease.

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With respect to the Cabela’s - Mitchell Mortgage Loan (1.5%), T.M.B.C., LLC, an affiliate of the sole tenant, Bass Pro Shop/Cabela’s, subleases a portion of the space at the related Mortgaged Property, for a term coterminous with that of the prime lease.

●	With respect to the Atlas Industrial Mortgage Loan (1.1%), affiliates of the sole tenant, Forming and Machining Industries, Inc., occupy a portion of the Mortgaged Property.

●	With respect to the Walgreens - Socorro Mortgage Loan (0.5%), the rent for the sole tenant, Walgreens, was underwritten on a straight line rent averaging basis.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “—COVID-19 Considerations” and “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

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With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Hague + Galleries Mixed Use Portfolio, OmniMax Industrial Portfolio II, ExchangeRight 49, Hamilton Apartment Portfolio, Cabela’s – Mitchell, Wyndham National Hotel Portfolio, Walgreens & Rite Aid Portfolio, Walgreens - Socorro, Farmington CVS and Murfreesboro CVS (collectively, 18.9%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

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With respect to the Hague + Galleries Mixed Use Portfolio Mortgage Loan (4.8%), the largest tenant at The Hague Mortgaged Property, RG&E, has a right of first refusal to purchase the Mortgaged Property if the Mortgagor decides to accept a bona fide offer from a third party to purchase all or a portion of The Hague Mortgaged Property. The right of first refusal does not apply to a transfer of the Mortgaged Property in a foreclosure or other exercise of remedies by the lender, but it will apply to any subsequent transfer.

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With respect to the OmniMax Industrial Portfolio II Mortgage Loan (4.4%), OmniMax International, LLC (“OmniMax”), the sole tenant at each of the Mortgaged Properties pursuant to two master leases (each a “Master Lease”), has a ROFO to purchase the Mortgaged Properties (except for any related property for which such lease is terminated) in the event of a proposed sale of the Mortgaged Properties to a third party. The ROFO has been subordinated to the Mortgage Loan documents and does not apply to a transfer of the Mortgaged Properties in connection with a foreclosure, deed-in-lieu of foreclosure or similar action in respect of such Mortgaged Properties but will apply to any subsequent transfer of such Mortgaged Properties. Additionally, to the extent that OmniMax elects to exercise such ROFO, the purchase must be for all of the Mortgaged Properties which are subject to the applicable Master Lease.

●

With respect to the ExchangeRight 49 Mortgage Loan (3.1%), with respect to the following properties, the related single tenant has a ROFR to purchase the mortgaged property if the borrower receives an offer as to the Mortgaged Property that it is otherwise willing to accept: (i) CVS Pharmacy - Waukegan, IL; (ii) Valspar Industrial - Massillon, OH; (iii) Walgreens - Hesperia, CA; (iv) Walgreens - Chicago (Foster Pl), IL; (v) Walgreens - Galesburg, IL; and (vi) Walgreens - Saint Joseph, MO. With respect to the following property, the related single tenant has a ROFO to purchase the Mortgaged Property if the borrower decides to market the related property for sale: Pick ‘n Save - Wauwatosa, WI. The ROFR/ROFOs are not extinguished by foreclosure, but the ROFR/ROFOs do not apply to foreclosure or deed in lieu thereof.

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With respect to the Hamilton Apartment Portfolio Mortgage Loan (1.8%), each of the borrowers, as ground lessees under their respective Mortgaged Properties, and the applicable landlord, as ground lessor, has a ROFO to the other’s respective interests in the applicable fee estate, the land and/or its interest in the applicable lease in the event the ground lessor or the applicable ground lessee decides to sell all or substantially all of its interest in the related premises. The applicable ROFO has been subordinated to the Mortgage. The applicable ROFO does not apply to transfers of the applicable premises and/or the ground lessor’s interest in the applicable lease (i) to any affiliate of the ground lessor or (ii) to any fee mortgagee, or in connection with any foreclosure or deed-in-lieu in respect of the premises, any designee of any fee mortgagee or any purchaser of the premises in foreclosure.

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With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.2%), (i) the lodging contracts entered into between the borrower and Union Pacific Railroad Company relating to each of the Travelodge - 1710 Jefferson Street, Travelodge - 8233 Airline Highway and Travelodge - 2680 Airport Road Mortgaged Properties give Union Pacific Railroad Company a right to negotiate to purchase each related Mortgaged Property in the event of a proposed sale of any of such Mortgaged Properties, which does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure, (ii) the Travelodge - 123 Westvaco Road Mortgaged Property is subject to a right of first refusal in favor of a prior owner in the event of a proposed sale or lease of the related Mortgaged Property, which does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed in-lieu of foreclosure, (iii) the Baymont Inn & Suites – 100 15th Street Southeast Mortgaged Property is subject to a purchase option in favor of Canadian Pacific, with an option price based on the lesser of (a) the development costs of the related hotel (reduced by 1.12% on each anniversary of the term of the related lodging contract) and (b) an amount between $2,912,059 and $3,229,709, depending on the date of exercise of the purchase option and whether the borrower is required to supply a generator, which does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed in-lieu of foreclosure, and (iv) the lodging contract entered into between the borrower and BNSF Railway Company with respect to the Travelodge – 108 6th Avenue Mortgaged Property grants BNSF Railway Company the right to cause the borrower, at the expense of BNSF Railway Company, to relocate the related lodging facility, which does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed in-lieu of foreclosure. In the event that the options referenced in clauses (iii) or (iv) above are exercised, the borrower will be required to release the applicable Mortgaged Property in accordance with the terms of the Mortgage Loan documents, including, without limitation, making a prepayment in an amount equal to 120% of the allocated loan amount for such Mortgaged Property plus any applicable yield maintenance premium. In addition, upon such release, the borrower’s obligations under the related rail contract will terminate.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties may be leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

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With respect to the OmniMax Industrial Portfolio II Mortgage Loan (4.4%), the borrower sponsor is also an affiliate of the landlord under two master leases with OmniMax International, LLC, the sole tenant at each of the Mortgaged Properties.

●

With respect to the 501 Great Circle Mortgage Loan (3.1%), the sponsor and nonrecourse carveout guarantor has a minority and non-controlling ownership interest in JumpCrew LLC, which is the largest tenant at the Mortgaged Property and represents approximately 56.6% of NRA and 61.6% of gross income at the Mortgaged Property.

●

With respect to the 2701 East Tioga Street Mortgage Loan (0.5%), the largest tenant at the Mortgaged Property, A.G.A.S. Manufacturing Group (representing approximately 25.6% of NRA and 39.3% of the underwritten base rent) is an affiliate of the borrower sponsor. The lease expires on September 30, 2033, and is guaranteed by the borrower sponsor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves.

●	With respect to the Shoppes on University Mortgage Loan (1.3%), the borrower owns a comparable retail property located approximately 0.6 miles from the related Mortgaged Property.

●

With respect to the Atlas Industrial Mortgage Loan (1.1%), an affiliate of the borrower owns an unimproved parcel adjacent to the Mortgaged Property. The Mortgage Loan documents include a covenant that neither the borrower, the non-recourse carveout guarantor or their affiliates will enter into a lease with any tenant for all or any portion of any premises located on such parcel, or solicit any tenant to lease all or any portion of any premises located on such parcel, if, in either such event, such leasing results in such tenant vacating its space at the Mortgaged Property.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Seventeen (17) of the Mortgaged Properties (18.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 16.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 18 and 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

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With respect to the Cabela’s – Mitchell Mortgage Loan, the Atlas Industrial Mortgage Loan, the Anchor Court Industrial Mortgage Loan (as to certain buildings at the Mortgaged Property occupied by a single tenant), the Walgreens & Rite Aid Portfolio Mortgage Loan, the 880 Acorn Mortgage Loan, the Walgreens - Socorro Mortgage Loan, the Farmington CVS Mortgage Loan, the CVS Moody Mortgage Loan and the Murfreesboro CVS Mortgage Loan (collectively, 6.9%), the related borrower may rely on a single tenant’s, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related Mortgage Loan documents or (in certain cases) of the related lease, or is otherwise acceptable to the lender. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

●

With respect to the Aylett Crossing Mortgage Loan (0.9%), during the term of the related lease of the largest tenant, Food Lion (approximately 48.1% of the NRA), there are various use restrictions in place pursuant to leases and recorded easements, including the following. During the term of the related lease, no supermarket use is permitted, other than certain exceptions, and without Food Lion’s consent, the following are not permitted within 500 feet of the Food Lion premises: restaurant, theater, child care center, skating rink, bowling alley, billiard hall, bingo parlor, flea market, massage parlor, funeral home, off-track betting parlor, carnival, amusement park, circus, shows/sales using vehicles or booths in the common area, sale/lease of vehicles, banquet hall, auditorium, other place of public assembly, training or education facility, gymnasium, sport or health club, spa, dairy store, sale of alcoholic beverages for on-premises consumption, or any other recreational or entertainment-type activity. In addition, no sale, display, or rental of automotive parts, supplies, or business similar to Advance Auto Parts is permitted so long as Advance Auto Parts is a tenant in the shopping center. Moreover, no use of the related Mortgaged Property by McDonald’s, Wendy’s, Hardee’s, Dairy Queen, Hot N’Now, Rally’s, Wimpy’s, Bullets, or any similar fast food restaurant for which the sale of hamburgers is permitted. Prohibited uses also include raising, breeding or keeping of animals, mining, mineral exploration, and religious uses (other than a church, temple, mosque, etc.). In addition, the lease of the second largest tenant at the related Mortgaged Property, Family Dollar (approximately 11.4% of the NRA), includes certain exclusive use restrictions, including limiting the leasing of space at the related Mortgaged Property to any other business operating as a variety store, variety discount store, discount department store, dollar store, off-price clothing store or thrift store.

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With respect to the 501 Great Circle Mortgage Loan (3.1%), there is a recorded instrument which restricts the use of the related Mortgaged Property to a multitenant office building, unless the permission of the related architectural review committee is obtained.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8, 26 and 27 on Annex D-1 and the exceptions thereto on Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date.In addition, with respect to certain mortgage loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. For example:

●	With respect to the 17 West Miami Mortgage Loan (7.2%), the related guarantors have several (not joint) liability on non-recourse and environmental guaranties.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a payment due date is not received from the related borrower by the immediately following payment due date.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-nine (29) Mortgage Loans (57.0%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Seventeen (17) Mortgage Loans (23.4%) require monthly payments of principal and interest for the entire term to stated maturity.

Fifteen (15) Mortgage Loans (19.6%) provide for an initial interest-only period that expires between twenty-four (24) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Interest Only	29	$ 435,668,851	57.0%
Amortizing Balloon	17	179,014,949	23.4
Interest Only, Amortizing Balloon	15	149,734,600	19.6
Total:	61	$ 764,418,400	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have payment due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Payment Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	1	$ 19,000,000	2.5%
6	51	578,729,406	75.7
11	9	166,688,995	21.8
Total:	61	$ 764,418,400	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	61	$ 764,418,400	100.0%
Total:	61	$ 764,418,400	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 33 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.2%), in the event of certain circumstances permitting a reduction in train crew sizes to a number less than two at any company subject to a railroad contract at any of the related Mortgaged Properties (a “Collective Bargaining Cash Sweep Trigger Event”), and either (a) the occupancy based on the railway company contracts is less than 75.0% or (b) a Collective Bargaining Cash Sweep Trigger Event occurs at any time following the monthly payment date occurring in June 2029, the Mortgage Loan documents (i) provide full recourse to the related borrower sponsor in an aggregate amount equal to $72,500,000 (the “Vukota Payment Guaranty”) and (ii) require the borrower to cause the guarantor to deliver to the lender a letter of credit in an amount equal to $25,000,000 (the “LOC Obligations”) within 30 days of the occurrence of a Collective Bargaining Cash Sweep Trigger Event as additional security for the borrower’s obligations under the Mortgage Loan documents. In addition, (i) at origination, the sole member of the borrower pledged 100% of its equity interest in the related property manager as additional security for the Mortgage Loan (the “Equity Pledge”) and (ii) the Mortgage Loan documents provide recourse to the guarantors for any losses to the lender in connection with a breach of certain backward-looking representations provided by the related borrower (the “Recycled-SPE Guaranteed Obligations”). At origination, the borrower did deliver to the lender a counsel’s opinion regarding non-consolidation of the borrower, provided that such opinion expresses no opinion regarding the substantive consolidation of the assets and liabilities of the borrower or its managing member with those of any one or more related parties to the extent of the existence of the Vukota Payment Guaranty, the LOC Obligations, the Equity Pledge or the Recycled SPE Guaranteed Obligations. We cannot assure you that the Vukota Payment Guaranty, the LOC Obligations, the Equity Pledge or the Recycled SPE Guaranteed Obligations would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liability of the borrower or its managing member with those of the guarantors. This opinion was based on numerous assumptions regarding future actions of the borrower and its affiliates. The opinion of counsel regarding these issues is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process.

With respect to the Shoppes on University Mortgage Loan (1.3%), one of the related borrowers, ROALGA LLC (“ROALGA”), is a recycled special purpose entity which provided backward-looking representations and warranties covered by the related guarantor. ROALGA previously owned non-collateral property, and the related loan agreement contains a loss recourse carveout associated with any liability or obligation associated with such property.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●

will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio and/or debt yield levels and/or satisfying leasing conditions; and

●

if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●

Forty-eight (48) Mortgage Loans (81.1%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●

Nine (9) Mortgage Loans (11.6%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

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Two (2) Mortgage Loans (3.9%) permit the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a specified period, and thereafter such Mortgage Loan is freely prepayable.

●

Two (2) Mortgage Loans (3.3%) prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter, for a specified period of time, permit the related borrower to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Payment Due Date through and including the Payment Due Date on which the Mortgage Loan becomes freely prepayable, of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (assuming it is due and payable on the first day on which it is freely prepayable) and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	3	7.5%
4	44	54.6
5	8	19.5
6	1	1.5
7	5	16.9
Total	61	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●

the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of fifty (50) Mortgage Loans (the “Defeasance Loans”) (84.4%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be outstanding at the commencement of the open prepayment period, as applicable, the related balloon payment (or in certain cases, the borrower is required to deposit such non-callable obligations directly rather than providing the Defeasance Deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 34 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●

With respect to the TLR Portfolio Mortgage Loan (4.6%), the borrowers have the right at any time after the date that is two years from the closing date of the securitization that includes the last note to be securitized, to obtain the release of an individual Mortgaged Property from the lien of the Mortgage, subject to satisfaction of certain conditions including, but not limited to (i) no event of default has occurred and is continuing, (ii) the amount of the TLR Portfolio Whole Loan defeased is an amount equal to the greater of (a) 110% of the allocated loan amount for the related TLR Portfolio being released and (b) the net sales proceeds applicable to such individual Mortgaged Property; (iii) the debt service coverage ratio with respect to the remaining TLR Portfolio Properties after the release is not less than the greater of (a) the debt service coverage ratio for the remaining TLR Portfolio Properties and the TLR Portfolio Property to be released and (b) 1.80x, each calculated based on the trailing-6 months financials, (iv) the debt yield after release is greater than the debt yield prior to the release, calculated based on the trailing-6 months financials and (v) the REMIC release requirements are satisfied.

●

With respect to the OmniMax Industrial Portfolio II Mortgage Loan (4.4%), the borrowers have the right at any time after the permitted defeasance date and prior to the open period to obtain the release of a of pool of individual Mortgaged Properties (for the purposes of this paragraph, each such pool a “Pool”  or the “OmniMax Released Property”) from the lien of the related Mortgages provided, among other conditions, (i) the borrowers deliver defeasance collateral an amount equal to 120% of the allocated loan amount for the respective Pool to be released; (ii) the OmniMax Released Property will either (a) be conveyed to a person other than the borrower, the guarantor or their respective affiliates pursuant to a sale of such OmniMax Released Property in an arm’s length transaction or (b) be conveyed to an affiliate of the borrower (other than another borrower) provided that the lender receives an insolvency opinion, (iii) after giving effect to such release the debt yield with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 9.30% and (2) the debt yield immediately preceding such release, and (iv) the REMIC release requirements are satisfied.

●

With respect to the SSA Midwest MHC Portfolio Mortgage Loan (2.7%), the borrowers have the right at any time after the permitted defeasance date and prior to the open period to obtain the release of an individual Mortgaged Property from the lien of the Mortgage; provided, among other conditions, that (i) the borrowers deliver defeasance collateral in an amount equal to 115% of the allocated loan amount for the individual Mortgaged Property to be released; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.57x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 72.2% and (2) the loan-to-value ratio as of the date immediately preceding such release, (iii) no more than 25% of the pads at any remaining portion of the Mortgaged Property following such proposed release will have an affiliate owned home, and (iv) the REMIC release requirements are satisfied.

●

With respect to the Hamilton Apartment Portfolio Mortgage Loan (1.8%), the borrowers have the right at any time after the permitted defeasance date and prior to the open period to obtain the release of one or more individual Mortgaged Properties (the “Hamilton Released Property”) from the lien of the related Mortgage; provided that, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to 115% of the allocated loan amount of the Hamilton Released Property; (ii) the Hamilton Released Property is conveyed to a person other than the borrower, the guarantor or their respective affiliates pursuant to a sale of such Hamilton Released Property in an arm’s length transaction, (iii) after giving effect to such release (a) the debt yield with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage will be equal to or greater than the greater of (1) 11.1% and (2) the debt yield immediately preceding such release and (b) the debt service coverage ratio with respect to the remaining individual Mortgaged Properties will be equal to or greater than the greater of (1) 2.02x and (2) the debt service coverage ratio of all individual Mortgaged Properties encumbered by the Mortgage as of the date immediately preceding such release, and (iv) the REMIC release requirements are satisfied.

●

With respect to the 35 South Service Mortgage Loan (1.8%), the borrower may obtain the release of one parcel identified as Lot 39 at the Mortgaged Property any time following the expiration of the lockout period with the partial defeasance of the Mortgage Loan in an amount equal to the greater of (i) 125% of the allocated loan amount for the parcel and (ii) an amount such that, after giving effect to such partial release, would result in (a) a debt service coverage ratio of not less than the greater of (1) 1.31x and (2) .05 plus the debt service coverage ratio immediately prior to the release, (b) a debt yield of not less than the greater of (1) 8.0% and (2) .25% plus the debt yield immediately prior to the release, and (iii) the loan-to-value ratio for the Mortgaged Property following the release does not exceed the lesser of (1) 52.0% and (2) 5.0% less than the loan-to-value ratio immediately preceding the release and (B) the loan-to-value ratio at origination. The borrower is required to satisfy customary REMIC conditions in connection with the partial release.

●

With respect to the Las Vegas MF Portfolio Mortgage Loan (1.3%), the borrowers have the right at any time after November 5, 2023 and prior to August 6, 2031 to obtain the release of an individual Mortgaged Property from the lien of the Mortgage; provided, among other conditions, that (i) the borrowers make a partial prepayment in an amount equal to 125% of the allocated loan amount for the individual Mortgaged Property to be released; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 3.05x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 42.1% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.

●

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.2%), after the expiration of the related lockout period, the related borrower is permitted to obtain the release of any individual Mortgaged Property upon a sale to a third party not affiliated with the borrower, provided that, among other conditions: (a) the borrower provides at least 15 business days’ prior written notice; (b) the borrower prepays the Mortgage Loan in an amount equal to 120% of the allocated loan amount, along with any applicable yield maintenance premium; (c) after giving effect to such release, (i) the debt service coverage ratio based on the trailing 12 months is no less than the greater of (A) the debt service coverage ratio immediately preceding such release and (B) 1.94x, (ii) the debt yield (based on net cash flow) for the remaining Mortgaged Properties following the release is no less than the greater of (A) the debt yield (based on net cash flow) immediately preceding such release and (B) 14.2%, and (iii) the loan-to-value ratio for the remaining Mortgaged Properties following the release does not exceed the lesser of (A) 67.4% or (B) the loan-to-value ratio for all of the Mortgaged Properties prior to the release; (d) the borrower delivers evidence reasonably satisfactory to the lender that the related franchisor has agreed to, as applicable, (i) the assignment, transfer or termination of the related franchise agreement or (ii) the release of such Mortgaged Property from such franchise agreement, as described in the Mortgage Loan documents; (e) the borrower pays all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (f) satisfaction of customary REMIC requirements. Notwithstanding the foregoing, the borrower may obtain the release of an individual Mortgaged Property at any time without satisfying the above described debt service coverage ratio test, debt yield test and loan-to-value test (and without satisfying the requirement of a sale to an unaffiliated third party) (a) if such release would cure a non-monetary event of default which relates solely to such individual Mortgaged Property, (b) in connection with exercise by BNSF Railway Company of its right to relocate the lodging facility at the Travelodge 106 6th Avenue Mortgaged Property, or (c) exercise by Canadian Pacific of its right to purchase the lodging facility at the Baymont Inn & Suites 100 15th Street Southeast Mortgaged Property, in each case of (a), (b) or (c) above, in accordance with the terms set forth in the Mortgage Loan documents, including, without limitation, payment of a release price equal to 120% of the allocated loan amount plus any applicable yield maintenance premium.

●

With respect to the PA & IL Self Storage Portfolio Mortgage Loan (0.8%), the borrowers have the right at any time after the permitted defeasance date and prior to the open period to obtain the release of an individual Mortgaged Property from the lien of the Mortgage; provided, among other conditions, that (i) the borrowers deliver defeasance collateral in an amount equal to 125% of the allocated loan amount for the individual Mortgaged Property to be released, (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.43x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 63.4% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.

●

With respect to the Walgreens & Rite Aid Portfolio Mortgage Loan (0.7%), the borrower may obtain the release of the Rite Aid Mortgaged Property upon payment of an amount equal to 115% of the related allocated loan amount, together with a yield maintenance premium, provided that (1) after giving effect to such release, (i) the debt service coverage ratio is no less than the greater of (A) the debt service coverage ratio immediately preceding such release and (B) the debt service coverage ratio at origination, (ii) the debt yield is no less than the greater of (A) the debt yield immediately preceding such release and (B) the debt yield at origination, and (iii) the loan-to-value ratio for the remaining Mortgaged Property following the release does not exceed the lesser of (A) the loan-to-value ratio immediately preceding the release and (B) the loan-to-value ratio at origination, and (2) certain REMIC related conditions are satisfied.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

With respect to the Cabela’s - Mitchell Mortgage Loan (1.5%), the sole tenant has the right to construct an expansion or new building at the Mortgaged Property, at no cost to the landlord, provided that if the cost of the expansion or new building exceeds $1 million (or if the alteration or new building is to provide for the sale of boats, all-terrain vehicles or a service center for boats or all-terrain vehicles, or to provide restaurant services, $3 million), landlord consent is required, not to be unreasonably withheld.

Escrows

Forty-nine (49) Mortgage Loans (76.5%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty-seven (47) Mortgage Loans (72.9%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-one (31) Mortgage Loans (69.7%) secured in whole or in part by retail, office, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Forty-three (43) Mortgage Loans (62.5%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty-one (31) Mortgage Loans (51.4%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Two (2) Mortgage Loans (6.6%) provide for upfront escrows that may be applied to pay down principal if certain performance criteria are not satisfied.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves or to avoid a cash sweep.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox/Cash Management Types

Type of Lockbox/Cash Management	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing	38	$ 305,160,083	39.9%
Hard/Springing Cash Management(1)	15	281,614,740	36.8
Soft/Springing Cash Management	4	82,093,577	10.7
Hard/In Place Cash Management	2	78,550,000	10.3
None	2	17,000,000	2.2
Total:	61	$ 764,418,400	100.0%

(1)   With respect to the 17 West Miami Mortgage Loan (7.2%), the establishment of the related lockbox account is a post-origination obligation and such account has not been established as of the date of this prospectus.

The following is a description of the types of lockboxes and cash management provisions to which the borrowers under the Mortgage Loans are subject:

●

Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●

Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●

Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●

None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

●

Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

With respect to the Newhall Crossings Mortgage Loan (3.3%), the subject Mortgage Loan is in a cashflow sweep period, which began on the related origination date and will be cured when Rustic Burger House, Maginn’s Irish Pub and The Glasshouse LA, LLC have accepted and are occupying their spaces demised under their leases and open for business.

Certain of the Mortgage Loans permit the related borrowers to post a letter of credit, deliver a guaranty or establish a reserve to prevent a springing cash management trigger and/or the trapping of cash.

Exceptions to Underwriting Guidelines

Except as described below, none of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—LMF Commercial, LLC—LMF’s Underwriting Standards and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; and “—Oceanview Commercial Mortgage Finance, LLC—Oceanview’s Underwriting Standards”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●

any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●

the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●

although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
980 Madison	$ 25,000,000	3.3%	$ 40,000,000	$ 71,500,000	$ 101,100,000	4.6770%	27.6%	67.9%	4.08x	1.28x
501 Great Circle	$ 23,365,435	3.1%	$ 2,800,000	N/A	N/A	4.5171%	63.5%	71.2%	1.67x	1.31x

(1)

Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is or is expected to be subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides or is expected to provide, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA (which may be subject to a cap), but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The related mezzanine loan agreement provides, among other things, that an event of default under the related Mortgage Loan will be an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower. For example, with respect to the 15 largest Mortgage Loans:

●

With respect to the Meadowood Mall Mortgage Loan (2.5%), the related loan documents permit the pledge of interest by a direct or indirect owner of the related borrower to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●

With respect to the Meadowood Mall Mortgage Loan (2.5%), the related loan documents permit the borrower to enter into a Property-Assessed Clean Energy (“PACE”) loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.

In addition, eleven (11) Mortgaged Properties (17.5%) are located in Florida. Florida’s PACE statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

●

With respect to the Meadowood Mall Mortgage Loan (2.5%), the related Mortgage Loan documents permit the pledge of interest by a direct or indirect owner of the related borrower to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 1201 Lake Robbins, TLR Portfolio, 980 Madison, ExchangeRight 49, Meadowood Mall and Wyndham National Hotel Portfolio is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means any Serviced AB Whole Loan or Non-Serviced AB Whole Loan.

“BANK 2021-BNK37 PSA” means the pooling and servicing agreement that is expected to govern the servicing of the 1201 Lake Robbins Whole Loan and the ExchangeRight 49 Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Appraisal Period” means, with respect to any Serviced AB Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“CSMC 2021-980M TSA” means the trust and servicing agreement governing the servicing of the 980 Madison Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means (i) the 980 Madison Whole Loan and (ii) on and after the applicable Servicing Shift Date, the Meadowood Mall Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes And Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to (i) any Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the custodian under the related Servicing Shift PSA.

“Non-Serviced Directing Certificateholder” means with respect to (i) any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the directing certificateholder (or equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled

“Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to (i) any Non-Serviced Whole Loan, the related pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above, and (ii) any Servicing Shift Whole Loan on and after the applicable Servicing Shift Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Subordinate Companion Loan” means each of (i) the 980 Madison Subordinate Companion Loan and (ii) on and after the applicable Servicing Shift Date, the Meadowood Mall Subordinate Companion Loan.

“Non-Serviced Trustee” means with respect to (i) any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans, (ii) the Non-Serviced AB Whole Loans and (iii) on and after the related Servicing Shift Date, the related Servicing Shift Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced AB Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and one or more Serviced Pari Passu Companion Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that are pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below. For the avoidance of doubt, the Companion Loan related to the Meadowood Mall Mortgage Loan evidenced by Note B is not a Serviced Pari Passu Companion Loan.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Subordinate Companion Loan” means, with respect to any Serviced AB Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan. For the avoidance of doubt, the Companion Loan related to the Meadowood Mall Mortgage Loan evidenced by Note B is a Serviced Subordinate Companion Loan prior to the related Servicing Shift Date.

“Serviced Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below, and (ii) prior to the applicable Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Companion Loan” means each of the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Date” means with respect to each Servicing Shift Whole Loan, the date on which the related Control Note or, with respect to the Meadowood Mall Whole Loan, the date that the Meadowood Mall Companion Loan evidenced by promissory note A-4 is securitized.

“Servicing Shift Mortgage Loan” means each of the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the pooling and servicing agreement governing the securitization of the related Control Note or, with respect to the Meadowood Mall Whole Loan, the Meadowood Mall Companion Loan evidenced by promissory note A-4.

“Servicing Shift Whole Loan” means each of the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan and is subordinate to the related Mortgage Loan.

“UBS 2019-C18 PSA” means the pooling and servicing agreement governing the servicing of the Wyndham National Hotel Portfolio Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Servicing of Whole Loan	Note Detail	Controlling Note	Current or Anticipated Holder of Note(1)(2)	Aggregate Cut-off Date Principal Balance
1201 Lake Robbins	Non-Serviced	Note A-1	Yes	BANK 2021-BNK37(3)	$100,000,000
		Note A-2	No	WFCM 2021-C61	$70,000,000
		Note A-3	No	Wells Fargo Bank, National Association	$40,000,000
		Note A-4	No	Wells Fargo Bank, National Association	$40,000,000
TLR Portfolio	Servicing Shift	Note A-1	Yes	CREFI	$48,000,000
		Note A-2	No	WFCM 2021-C61	$35,000,000
980 Madison	Non-Serviced	Note A-1	No	CSMC 2021-980M	$71,500,000
		Note A-2	No	WFCM 2021-C61	$25,000,000
		Note B(3)	Yes	CSMC 2021-980M	$101,100,000
ExchangeRight 49	Non-Serviced	Note A-1	Yes	BANK 2021-BNK37(4)	$45,000,000
		Note A-2	No	WFCM 2021-C61	$23,800,000
Meadowood Mall	Servicing Shift	Note A-1	No	WFCM 2021-C61	$19,000,000
		Note A-2	No	Barclays Capital Real Estate, Inc.	$18,000,000
		Note A-3	No	Bank of Montreal	$18,000,000
		Note A-4	No	3650 Real Estate Investment Trust 2 LLC	$25,000,000
		Note B	Yes(5)	3650 Cal Bridge Reno LLC	$28,000,000
Wyndham National Hotel Portfolio	Non-Serviced	Note A-1	Yes	UBS 2019-C18	$25,000,000
		Note A-2	No	UBS AG, New York Branch	$20,000,000
		Note A-3	No	BBCMS 2021-C11	$20,000,000
		Note A-4	No	UBS AG, New York Branch	$20,000,000
		Note A-5	No	BBCMS 2021-C10	$10,000,000
		Note A-6	No	WFCM 2021-C61	$10,000,000
		Note A-7	No	UBS AG, New York Branch	$10,000,000
		Note A-8	No	UBS 2019-C18	$10,000,000
		Note A-9	No	UBS AG, New York Branch	$5,000,000
		Note A-10	No	UBS AG, New York Branch	$5,000,000
		Note A-11	No	UBS AG, New York Branch	$5,000,000
		Note A-12	No	UBS AG, New York Branch	$5,000,000

(1)

Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(2)

The identification of a securitization trust means we have identified another securitization that has closed or as to which (a) a term sheet, preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (b) a premarketing term sheet, term sheet, preliminary offering circular or final offering circular has been printed, that, in each case, has included or is expected to include the subject Control Note or Non-Control Note, as the case may be.

(3)

The subject Whole Loan is an AB Whole Loan, and the Control Note as of the date hereof (as identified in the chart above) is a related subordinate note. Upon the occurrence of certain trigger events specified in the related Intercreditor Agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject Whole Loan (each identified in the chart above as a “Control Shift Note”), which more senior note will thereafter be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—

The 980 Madison Whole Loan” in this prospectus for more information regarding the manner in which control shifts under such Whole Loan.

(4)	The BANK 2021-BNK37 securitization is expected to close on or prior to the Closing Date.

(5)

With respect to the Meadowood Mall Whole Loan, the initial Control Note is, and shall remain, the Meadowood Mall B Note, until such time as a Meadowood Mall Control Appraisal Period has occurred and is continuing. If a Meadowood Mall Control Appraisal Period has occurred and is continuing with respect to the Meadowood Mall B Note, then the Control Note is expected to be Note A-4. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Meadowood Mall Whole Loan”.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Whole Loan) prior to the related Servicing Shift Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan (other than the Meadowood Mall Whole Loan), the discussion under this section only applies to the period prior to the related Servicing Shift Date. The Meadowood Mall Whole Loan is discussed below under “—The Serviced AB Whole Loan—The Meadowood Mall Whole Loan”.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●

The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans

With respect to each Servicing Shift Whole Loan (other than the Meadowood Mall Whole Loan) prior to the related Servicing Shift Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each such Servicing Shift Whole Loan (other than the Meadowood Mall Whole Loan), if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan (other than the Meadowood Mall Whole Loan), one or more related Non-Control Notes will be included in the Trust, and the directing certificateholder for this securitization, prior to the occurrence and continuance of a Consultation Termination Event, or the operating advisor, following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced

Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Serviced AB Whole Loan

The Meadowood Mall Whole Loan

General

The Meadowood Mall Mortgage Loan (2.5%) is part of a split loan structure comprised of four (4) senior promissory notes and one (1) subordinate promissory note, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $108,000,000. One such senior promissory note designated Note A-1, with an initial aggregate principal balance of $19,000,000 (the “Meadowood Mall Mortgage Loan”) will be deposited into this securitization. The Meadowood Mall Whole Loan (as defined below) is evidenced by (i) the Meadowood Mall Mortgage Loan, (ii) three senior promissory notes designated Note A-2, Note A-3 and Note A-4 (the “Meadowood Mall Pari Passu Companion Loans” and, together with the Meadowood Mall Mortgage Loan, the “Meadowood Mall Senior Notes”), which have an aggregate initial principal balance of $61,000,000; and (iii) one subordinate promissory note designated Note B (the “Meadowood Mall Subordinate Companion Loan”), which has an initial principal balance of $28,000,000.

The Meadowood Mall Mortgage Loan, the Meadowood Mall Pari Passu Companion Loans and the Meadowood Mall Subordinate Companion Loans are referred to herein, collectively, as the “Meadowood Mall Whole Loan”, and the Meadowood Mall Pari Passu Companion Loans and the Meadowood Mall Subordinate Companion Loan are referred to herein as the “Meadowood Mall Companion Loans.” The Meadowood Mall Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Meadowood Mall Mortgage Loan. The Meadowood Mall Subordinate Companion Loan is subordinate in right of payment with respect to the Meadowood Mall Mortgage Loan and Meadowood Mall Pari Passu Companion Loans.

Only the Meadowood Mall Mortgage Loan is included in the issuing entity. The Meadowood Mall Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized Meadowood Mall Pari Passu Companion Loans are under no obligation to do so. The Meadowood Mall Subordinate Companion Loan is currently held by 3650 Cal Bridge Reno LLC.

The Meadowood Mall Mortgage Loan, the Meadowood Mall Pari Passu Companion Loans and the Meadowood Mall Subordinate Companion Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. Interest is payable on each of the Meadowood Mall Senior Notes at a rate equal to 3.93% per annum

(the “Meadowood Mall Note A Rate”) and on the Meadowood Mall Subordinate Companion Loan at a rate equal to 10.75% per annum (the “Meadowood Mall Note B Rate”).

The rights of the holders of the promissory notes evidencing the Meadowood Mall Whole Loan are subject to an Intercreditor Agreement (the “Meadowood Mall Intercreditor Agreement”). The following summaries describe certain provisions of the Meadowood Mall Intercreditor Agreement.

Servicing

The Meadowood Mall Whole Loan (including the Meadowood Mall Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the PSA and the Meadowood Mall Intercreditor Agreement, until the related Servicing Shift Date, at which time the Meadowood Mall Whole Loan will be serviced pursuant to the related Servicing Shift PSA and the Meadowood Mall Intercreditor Agreement by the applicable master servicer and, if necessary, the applicable special servicer named in such Servicing Shift PSA (respectively, the “Servicing Shift Master Servicer” and ”Servicing Shift Special Servicer”). The pooling and servicing agreement under which the Meadowood Mall Whole Loan is being serviced at any time is referred to herein as the “Meadowood Mall PSA” .

In servicing the Meadowood Mall Whole Loan, the Meadowood Mall Intercreditor Agreement requires the applicable master servicer and the applicable special servicer then servicing the Whole Loan (respectively, the “Meadowood Mall Master Servicer” and “Meadowood Mall Special Servicer”) to observe a servicing standard that requires it to take into account the interests of the Certificateholders and the holders of the Meadowood Mall Companion Loans as a collective whole (taking into account that the Meadowood Mall Subordinate Companion Loan is a junior interest).

Amounts payable to the issuing entity as holder of the Meadowood Mall Mortgage Loan pursuant to the Meadowood Mall Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holders of the Meadowood Mall Companion Loans will be distributed to such holders net of certain fees and expenses on the Meadowood Mall Companion Loans as set forth in the Meadowood Mall Intercreditor Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Meadowood Mall Mortgage Loan (but not on the Meadowood Mall Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Meadowood Mall Mortgage Loan.

Prior to the Servicing Shift Date, the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Meadowood Mall Whole Loan unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance. After the Servicing Shift Date, the Servicing Shift Master Servicer or, if provided in the Servicing Shift PSA, the trustee named in the Servicing Shift PSA, as applicable, will be required to (and, if provided in the Servicing Shift PSA, the Servicing Shift Special Servicer, at its option in emergency situations, may) make Servicing Advances on the Meadowood Mall Whole Loan unless such advancing party (or, even if it is not the advancing party, the Servicing Shift Special Servicer) determines that such a Servicing Advance would be nonrecoverable in accordance with the terms of the Servicing Shift PSA.

Application of Payments

The Meadowood Mall Intercreditor Agreement sets forth the respective rights of the holder of the Meadowood Mall Mortgage Loan, the holders of the Meadowood Mall Pari Passu Companion Loans and the holder of the Meadowood Mall Subordinate Companion Loan with respect to distributions of funds received in respect of the Meadowood Mall Whole Loan, and provides, in general, that:

●

the Meadowood Mall Mortgage Loan and the Meadowood Mall Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●

the Meadowood Mall Subordinate Companion Loan is, generally, at all times, junior, subject and subordinate to the Meadowood Mall Mortgage Loan and the Meadowood Mall Pari Passu Companion Loans, and the right of the holder of the Meadowood Mall Subordinate Companion Loan to receive payments with respect to the Meadowood Mall Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the Meadowood Mall Mortgage Loan and the Meadowood Mall Pari Passu Companion Loans to receive payments with respect to the Meadowood Mall Whole Loan;

●

all expenses and losses relating to the Meadowood Mall Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of Meadowood Mall Subordinate Companion Loan and second to the issuing entity, as holder of the Meadowood Mall Mortgage Loan, and the holders of the Meadowood Mall Pari Passu Companion Loans on a pro rata and pari passu basis.

If no Meadowood Mall Sequential Pay Event (as defined below) has occurred and is continuing, then all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Meadowood Mall Whole Loan or the Meadowood Mall Mortgaged Property (net of certain amounts for required reserves and escrows and certain fees, costs and expenses of the parties to the Meadowood Mall PSA) will be applied and distributed as follows:

●

first, to the holders of the Meadowood Mall Senior Notes, pro rata, in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Meadowood Mall Senior Notes at the Meadowood Mall Net Note A Rate;

●

second, (i) to the holders of the Meadowood Mall Senior Notes on a Pro Rata and Pari Passu Basis in an amount equal to the product of (A) the sum of the Percentage Interests of the Meadowood Mall Senior Notes, multiplied by (B) the sum of principal payments received, if any, with respect to the related monthly payment date (or otherwise received on any other date, including, for the avoidance of doubt, any voluntary prepayments made pursuant to and in accordance with the related mortgage loan agreement), until their respective principal balances have been reduced to zero, and (ii) 100% of any insurance and condemnation proceeds payable as principal to the holders of the Meadowood Mall Notes are required to be distributed to the holders of the Meadowood Mall Senior Notes on a Pro Rata and Pari Passu Basis until the principal balances thereof have been reduced to zero;

●

third, to the holders of the Meadowood Mall Senior Notes that have paid any unreimbursed costs and expenses, on a Pro Rata and Pari Passu Basis, up to the amount of any such unreimbursed costs and expenses paid by such holders including any Meadowood Mall Recovered Costs not previously reimbursed to such holders (or paid or advanced by the Meadowood Mall Master Servicer or Meadowood Mall Special Servicer, as applicable, on any such holder’s behalf and not previously paid or reimbursed) with respect to the Meadowood Mall Whole Loan pursuant to the Meadowood Mall PSA or the Meadowood Mall Intercreditor Agreement;

●

fourth, if the proceeds of any foreclosure sale or any liquidation of the Meadowood Mall Whole Loan or the Meadowood Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clause first through fourth, such excess amount is required to be paid to the holders of the Meadowood Mall Senior Notes, on a Pro Rata and Pari Passu Basis in an amount up to the aggregate of unreimbursed realized principal losses previously allocated to such holders, plus interest thereon at the Meadowood Mall Net Note A Rate;

●

fifth, to the extent the holder of the Meadowood Mall Subordinate Companion Loan has made any payments or advances to cure defaults as described below under “—Cure Rights”, to reimburse such holder for all such amounts;

●	sixth, to the holder of the Meadowood Mall Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the related principal balance at the Meadowood Mall Net Note B Rate;

●

seventh, (i) to the holder of the Meadowood Mall Subordinate Companion Loan in an amount equal to its Percentage Interest of principal payments received, if any, with respect to such monthly payment date (or otherwise received on any other date, including, for the avoidance of doubt, any voluntary prepayments made pursuant to and in accordance with the mortgage loan agreement), until the principal balance thereof has been reduced to zero; and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the Meadowood Mall Notes, the portion thereof remaining after distribution to the holders of the Meadowood Mall Senior Notes pursuant to clause second above is required to be distributed to the holder of the Meadowood Mall Subordinate Companion Loan until the principal balance thereof has been reduced to zero;

●

eighth, to the holders of the Meadowood Mall Senior Notes, on a Pro Rata and Pari Passu Basis, in an aggregate amount equal to the product of (i) the sum of the Percentage Interests of the Meadowood Mall Senior Notes, multiplied by (ii) Note A Relative Spread, multiplied by (iii) any prepayment premium paid by the related borrower;

●

ninth, to the holder of the Meadowood Mall Subordinate Companion Loans in an amount equal to the product of (i) its Percentage Interest multiplied by (ii) the Meadowood Mall Note B Relative Spread and (iii) any prepayment premium paid by the borrower;

●

tenth, if the proceeds of any foreclosure sale or any liquidation of the Meadowood Mall Whole Loan or the Meadowood Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clause first through ninth such excess amount is required to be paid to the holder of the Meadowood Mall Subordinate Companion Loan in an amount up to aggregate of unreimbursed realized principal losses previously allocated to such holder, plus interest on such amount at the Meadowood Mall Net Note B Rate;

●

eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Meadowood Mall PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Meadowood Mall Master Servicer or Meadowood Mall Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Meadowood Mall Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, are required to be paid to the holders of the Meadowood Mall Mortgage Loan, the Meadowood Mall Companion Loans and the Meadowood Mall Subordinate Companion Loan, pro rata based on their respective Percentage Interests; and

●

twelfth, if any excess amount is available to be distributed in respect of the Meadowood Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount is required to be paid pro rata to the holders of the Meadowood Mall Mortgage Loan, the Meadowood Mall Companion Loans and the Meadowood Mall Subordinate Companion Loan, in accordance with their respective initial Percentage Interests.

Upon the occurrence and during the continuance of (i) any monetary event of default with respect to the Meadowood Mall Whole Loan, (ii) any other event of default with respect to the Meadowood Mall Whole Loan that causes the Meadowood Mall Whole Loan to become accelerated or a specially serviced loan or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that the holder of the Meadowood Mall Subordinate Companion Loan has not exercised its cure rights under the Meadowood Mall Intercreditor Agreement (as described below under “—Cure Rights”) (each, a “Meadowood Mall Sequential Pay Event”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Meadowood Mall Whole Loan or the Meadowood Mall Mortgaged Property (net of certain amounts for required reserves and escrows and certain fees, costs and expenses of the parties to the Meadowood Mall PSA) will be applied and distributed as follows:

●

first, to the holders of the Meadowood Mall Senior Notes, pro rata, in an amount equal to the accrued and unpaid interest (exclusive of default interest) on the aggregate principal balance of the Meadowood Mall Senior Notes at the Meadowood Mall Net Note A Rate;

●	second, to the holders of the Meadowood Mall Senior Notes, pro rata based on their outstanding principal balances, until their respective principal balances have been reduced to zero;

●

third, to the holders of the Meadowood Mall Senior Notes that have paid any unreimbursed costs and expenses, on a Pro Rata and Pari Passu Basis up to the amount of any such unreimbursed costs and expenses paid by such holders including any Meadowood Mall Recovered Costs not previously reimbursed to such holders (or paid or advanced by the Meadowood Mall Master Servicer or Meadowood Mall Special Servicer, as applicable, on any such holder’s behalf and not previously paid or reimbursed) with respect to the Meadowood Mall Whole Loan pursuant to the Meadowood Mall Intercreditor Agreement or Meadowood Mall PSA;

●

fourth, if the proceeds of any foreclosure sale or any liquidation of the Meadowood Mall Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, such excess amount is required to be paid to the holders of the Meadowood Mall Senior Notes, on a Pro Rata and Pari Passu Basis in an amount up to the aggregate of unreimbursed realized principal losses previously allocated to such holders, plus interest thereon at the Meadowood Mall Net Note A Rate;

●

fifth, to the extent the holder of the Meadowood Mall Subordinate Companion Loan has made any payments or advances to cure defaults as described below under “—Cure Rights,” to reimburse such holder for all such amounts;

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sixth, to the holder of the Meadowood Mall Subordinate Companion Loan in an amount equal to the accrued and unpaid interest (exclusive of default interest) on the related principal balance at the Meadowood Mall Net Note B Rate;

●	seventh, to the holder of the Meadowood Mall Subordinate Companion Loan, until the outstanding principal balance thereof has been reduced to zero;

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eighth, to the holders of the Meadowood Mall Senior Notes on a Pro Rata and Pari Passu Basis, in an amount equal to the product of (i) the sum of the Percentage Interests of the Meadowood Mall Senior Notes multiplied by (ii) the Meadowood Mall Note A Relative Spread and (iii) any prepayment premium paid by the borrower;;

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ninth, to the holder of the Meadowood Mall Subordinate Companion Loan in an amount equal to the product of (i) its Percentage Interest multiplied by (ii) the Meadowood Mall Note B Relative Spread and (iii) any prepayment premium paid by the borrower;

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tenth, if the proceeds of any foreclosure sale or any liquidation of the Meadowood Mall Whole Loan or the Meadowood Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, such excess amount is required to be paid to the holder of the Meadowood Mall Subordinate Companion Loan in an amount up to aggregate of unreimbursed realized principal losses previously allocated to such holder, plus interest on such amount at the Meadowood Mall Net Note B Rate;

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eleventh, to the holders of the Meadowood Mall Senior Notes, on a Pro Rata and Pari Passu Basis, in an amount equal to the accrued and unpaid default interest on the Meadowood Mall Senior Notes at the default interest rate;

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twelfth, to the holder of the Meadowood Subordinate Companion Loan in an amount equal to the accrued and unpaid default interest on the Meadowood Mall Subordinate Companion Loan at the default interest rate;

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thirteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Meadowood Mall PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Meadowood Mall Master Servicer or Meadowood Mall Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Meadowood Mall Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, are required to be paid to the holders of the Meadowood Mall Mortgage

Loan, the Meadowood Mall Companion Loans and the Meadowood Mall Subordinate Companion Loan, pro rata based on their respective initial Percentage Interests; and

●

fourteenth, if any excess amount is available to be distributed in respect of the Meadowood Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through thirteenth, any remaining amount shall be paid pro rata to the holders of the Meadowood Mall Mortgage Loan, the Meadowood Mall Companion Loans and the Meadowood Mall Subordinate Companion Loan in accordance with their respective initial Percentage Interests.

“Meadowood Mall Net Note A Rate” means the Meadowood Mall Note A Rate less the applicable servicing fee rate.

“Meadowood Mall Net Note B Rate” means the Meadowood Mall Note B Rate less the applicable servicing fee rate.

“Meadowood Mall Note A Relative Spread” means the ratio of the Meadowood Mall Note A Rate to the Meadowood Mall Whole Loan Rate.

“Meadowood Mall Note B Relative Spread” means the ratio of the Meadowood Mall Note B Rate to the Meadowood Mall Whole Loan Rate.

“Meadowood Mall Whole Loan Rate” means as of any date of determination, the weighted average of the Meadowood Mall Note A Rate and the Meadowood Mall Note B Rate, weighted based on the outstanding principal balances of the Meadowood Mall Notes.

“Percentage Interest” as used in this section entitled “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Meadowood Mall Whole Loan” means, with respect to any holder of a Meadowood Mall Note, a fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of such note, and the denominator of which is the outstanding principal balance of the Meadowood Mall Whole Loan.

“Pro Rata and Pari Passu Basis” as used in this section entitled “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Meadowood Mall Whole Loan” means with respect to each Meadowood Mall Senior Note and the related holders thereof (or, to the extent specified herein, a subset of the Meadowood Mall Senior Notes or the related holders thereof), the allocation of any particular payment, collection, cost, expense, liability or other amount among such notes or such noteholders, as the case may be, without any priority of any such note or any such noteholder over another such note or noteholder, as the case may be, and in any event such that each such note or noteholder, as the case may be, is allocated its pro rata amount (calculated in proportion to the outstanding principal balance of the related note, relative to the aggregate outstanding principal balance of the applicable Meadowood Mall Senior Notes, or otherwise in proportion to the amount due to the holder of the subject Meadowood Mall Senior Note, relative to the aggregate amount due to holders of all of the applicable Meadowood Mall Senior Notes) of such particular payment, collection, cost, expense, liability or other amount.

Workout

If the Meadowood Mall Whole Loan is modified in connection with a workout such that (i) the unpaid principal balance of the Meadowood Mall Whole Loan is decreased, (ii) the interest rate or scheduled amortization payments on the Meadowood Mall Whole Loan are reduced, (iii) payments of interest or principal on the Meadowood Mall Whole Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the interest rate or increase in scheduled amortization payments) is made to any of the terms of such Whole Loan, all payments to the holders of the Meadowood Mall Senior Notes as described under “—Distributions” above are required to be made as though such workout did not occur, with the payment terms of the Meadowood Mall Senior Notes remaining the same as they are on the date of the related Intercreditor Agreement, and the Meadowood Mall Subordinate Companion Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Meadowood Mall Whole Loan attributable to such workout.

Consultation and Control

Pursuant to the Meadowood Mall Intercreditor Agreement, the controlling holder with respect to the Meadowood Mall Mortgaged Property (the “Meadowood Mall Controlling Noteholder”), as of any date of determination, will be (i) the holder of the Meadowood Mall Subordinate Companion Loan, unless a Meadowood Mall Control Appraisal Period has occurred and is continuing, and (ii) if and for so long as a Meadowood Mall Control Appraisal Period has occurred and is continuing, the holder of the Meadowood Mall designated Note A-4; provided that, that if any holder would be the Meadowood Mall Controlling Noteholder pursuant to the terms of the Meadowood Mall Intercreditor Agreement but any interest in the note of such holder is held by the related borrower or a Meadowood Mall Borrower Related Party, or the related borrower or Meadowood Mall Borrower Related Party would otherwise be entitled to exercise the rights of the Meadowood Mall Controlling Noteholder, a Control Appraisal Period shall be deemed to have occurred with respect to such holder.

“Meadowood Mall Control Appraisal Period” means any period with respect to the Meadowood Mall Whole Loan, if and for so long as:

(a)

(1) the initial principal balance of the Meadowood Mall Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Meadowood Mall Subordinate Companion Loan, (y) any appraisal reduction amount for the Meadowood Mall Whole Loan that is allocated to the Meadowood Mall Subordinate Companion Loan in accordance with the terms of the Meadowood Mall Intercreditor Agreement and (z) without duplication, any realized principal losses with respect to the Meadowood Mall Mortgaged Property (or portion thereof) or the Meadowood Mall Whole Loan that are allocated to the Meadowood Mall Subordinate Companion Loan, plus (3) any Meadowood Mall Threshold Event Collateral (to the extent such amount is not already taken into account in the related appraisal reduction amount for the Meadowood Mall Whole Loan) delivered pursuant to and in accordance with the Meadowood Mall Intercreditor Agreement, plus (4) without duplication of any items set forth above in clauses (1) through (3), the product of (x) the percentage interest of the Meadowood Mall Subordinate Companion Loan and (y) the amount of insurance and condemnation proceeds that constitute collateral for the Meadowood Mall Whole Loan (whether paid or then payable by any insurance company or governmental authority, provided that, if not then paid, such amounts are payable to lender pursuant to the terms of the related mortgage loan agreement for application to the Meadowood Mall Whole Loan or to pay the costs of restoring the Meadowood Mall Mortgaged Property), is less than

(b)

25% of the remainder of (i) the initial principal balance of the Meadowood Mall Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Meadowood

Mall Subordinate Companion Loan in respect of the Meadowood Mall Subordinate Companion Loan.

“Meadowood Mall Borrower Related Party” means, with respect to the Meadowood Mall Whole Loan, (a) the related borrower, (b) any direct or indirect parent or Affiliate thereof (as defined in the Meadowood Mall Intercreditor Agreement), any entity that is a holder of debt secured by direct or indirect ownership interests in the related borrower or any Affiliate thereof (as defined in the Meadowood Mall Intercreditor Agreement) or any entity that is a holder of a preferred equity interest in the related borrower or any Affiliate thereof (as defined in the Meadowood Mall Intercreditor Agreement).

For purposes of determining whether a Meadowood Mall Control Appraisal Period is in effect, appraisal reduction amounts for the Meadowood Mall Whole Loan and realized principal losses will be allocated to reduce first, the principal balance of the Meadowood Mall Subordinate Companion Loan, and second, the principal balances of the Meadowood Mall Senior Notes (on a pro rata and pari passu basis), in each case, up to the outstanding amount thereof.

In addition, the holder of the Meadowood Mall Subordinate Companion Loan will be entitled to avoid (or terminate) a Meadowood Mall Control Appraisal Period caused by application of an appraisal reduction amount upon the satisfaction of certain conditions (which must be completed within 30 days of the Meadowood Mall Master Servicer’s or Meadowood Mall Special Servicer’s, as applicable, receipt of a third party appraisal (or update thereof) that indicates such Meadowood Mall Control Appraisal Period has occurred) (a “Meadowood Mall Threshold Event Cure”), including delivery of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the Meadowood Mall Intercreditor Agreement to be held by or on behalf of the Meadowood Mall Master Servicer or Meadowood Mall Special Servicer, as applicable, in each case, in an amount which, when added to the appraised value of the Meadowood Mall Mortgaged Property as determined pursuant to the Meadowood Mall PSA, would cause the applicable Meadowood Mall Control Appraisal Period not to occur (the “Meadowood Mall Threshold Event Collateral”).

The Meadowood Mall Threshold Event Cure will continue until (i) the Meadowood Mall Threshold Event Collateral would not be sufficient to prevent a Meadowood Mall Control Appraisal Period from occurring pursuant to the definition of “Meadowood Mall Control Appraisal Period”; or (ii) the occurrence of a final recovery determination in respect of the Meadowood Mall Whole Loan. If the appraised value of the Meadowood Mall Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Meadowood Mall Control Appraisal Period without taking into consideration any, or some portion of, the Meadowood Mall Threshold Event Collateral previously delivered by the holder of the Meadowood Mall Subordinate Companion Loan, then any or such portion of Meadowood Mall Threshold Event Collateral held by the Meadowood Mall Master Servicer or Meadowood Mall Special Servicer is required to be promptly returned to the holder of the Meadowood Mall Subordinate Companion Loan (at its sole expense). Upon a final recovery determination with respect to the Meadowood Mall Whole Loan, such Meadowood Mall Threshold Event Collateral will be available to reimburse each holder of the Meadowood Mall Whole Loan for any realized principal loss in accordance with the priority of distributions described under “—Distributions” above with respect to the Meadowood Mall Whole Loan after application of the net proceeds of liquidation, not in excess of the principal balance of the Meadowood Mall Whole Loan, plus accrued and unpaid interest thereon at the applicable interest rate and all other additional servicing expenses reimbursable under the Meadowood Mall Intercreditor Agreement and under the Meadowood Mall PSA.

In addition, pursuant to the terms of the Meadowood Mall Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the Meadowood Mall Special Servicer is required to provide to the Meadowood Mall Controlling Noteholder (within the same time frame such notices, information and reports to the Meadowood Mall Controlling Noteholder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the Meadowood Mall PSA) with respect to any major decisions to be taken with respect to the Meadowood Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Meadowood Mall Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Meadowood Mall Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period (unless the Meadowood Mall Master Servicer or Meadowood Mall Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Neither the Meadowood Mall Servicer nor the Meadowood Mall Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Meadowood Mall Mortgage Loan (or its representative).

Sale of Defaulted Whole Loan

Pursuant to the terms of the Meadowood Mall Intercreditor Agreement, if the Meadowood Mall Whole Loan becomes a defaulted mortgage loan, and if the Meadowood Mall Special Servicer determines to sell the Meadowood Mall Whole Loan in accordance with the Meadowood Mall PSA, then the Meadowood Mall Special Servicer will be required to sell the Meadowood Mall Pari Passu Companion Loans, together with the Meadowood Mall Mortgage Loan, as one whole loan, and may sell the Meadowood Mall Subordinate Companion Loan as part of such sale. In connection with any such sale, the Meadowood Mall Special Servicer will be required to follow the procedures contained in the Meadowood Mall PSA.

Notwithstanding the foregoing, the Meadowood Mall Special Servicer will not be permitted to sell the Meadowood Mall Whole Loan if it becomes a defaulted mortgage loan under the Meadowood Mall PSA without the written consent of the issuing entity (or its representative), as holder of the Meadowood Mall Mortgage Loan, or the holders of the Meadowood Mall Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or a Meadowood Mall Borrower Related Party) unless the Meadowood Mall Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Meadowood Mall Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Meadowood Mall Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Meadowood Mall Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the Meadowood Mall Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Meadowood Mall Servicer or the Meadowood Mall Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the Meadowood Mall Mortgage Loan or the holders of the Meadowood Mall Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the Meadowood Mall Mortgage Loan, or the holders of the Meadowood Mall Pari Passu Companion Loans will be permitted to submit an offer at any sale of the Meadowood Mall Mortgage Loan and Meadowood Mall Pari Passu Companion Loans (unless a Meadowood Mall Borrower Related Party or an agent thereof).

Cure Rights

In the event that the related borrower fails to make any monetary payment with respect to the Meadowood Mall Whole Loan, then the Meadowood Mall Subordinate Companion Loan Noteholder, so long as it is not a Meadowood Mall Borrower Related Party, will have the right, but not the obligation, to: (A) cure such monetary event of default within 10 business days of receipt of notice of such default If the Meadowood Mall Subordinate Companion Loan Noteholder elects to cure a default by way of a payment of money (a “Meadowood Mall Cure Payment”), the Meadowood Mall Subordinate Companion Loan Noteholder will be required to also pay in addition to such Meadowood Mall Cure Payment for all out-of-pocket costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the Meadowood Mall Master Servicer or Meadowood Mall Special Servicer or the other holders of the Meadowood Mall Whole Loan, including all unreimbursed advances and any interest charged thereon. So long as an event of default exists that is being cured by the Meadowood Mall Subordinate Companion Loan Noteholder and the applicable cure period has not expired, the default will not be treated as (i) a Meadowood Mall Sequential Pay Event, (ii) modifying, amending or waiving any provisions of the related Mortgage Loan documents, (iii) triggering an acceleration of the Meadowood Mall Whole Loan or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Property, or (iv) for purposes of treating the Meadowood Mall Whole Loan as a specially serviced loan. Notwithstanding anything to the contrary, the right of the Meadowood Mall Subordinate Companion Loan Noteholder to cure a default will be limited to a combined total of fourteen (14) cures, no more than six (6) of which may occur within any 12-month period.

In the event that an event of default occurs with respect to the Meadowood Mall Whole Loan that is non-monetary in nature, the Meadowood Mall Controlling Noteholder shall have the right to cure such non-monetary default; provided, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the Meadowood Mall Controlling Noteholder, the Meadowood Mall Controlling Noteholder shall be given an additional period of time as is reasonably necessary to enable the Meadowood Mall Controlling Noteholder in the exercise of due diligence to cure such non-monetary default for so long as (i) the Meadowood Mall Controlling Noteholder diligently and expeditiously proceeds to cure such non-monetary default, (ii) the Meadowood Mall Controlling Noteholder makes all cure payments that it is permitted to make in accordance with the terms and provisions of the Meadowood Mall Intercreditor Agreement, (iii) such additional period of time does not exceed ninety (90) days, (iv) such non-monetary default is not caused by an insolvency proceeding of the related borrower and during such period of time that the Meadowood Mall Controlling Noteholder has to cure a non-monetary default, no insolvency proceeding of the related borrower occurs and (v) there is no material adverse effect on the related borrower or the mortgaged property or the value of the Meadowood Mall Whole Loan as a result of such non-monetary default or the attempted cure.

Purchase Option

At any time an event of default under the Meadowood Mall Whole Loan has occurred and is continuing, the Meadowood Mall Subordinate Companion Loan Noteholder, will have the right, by written notice to the Meadowood Mall Senior Notes (such notice, a “Meadowood Mall Purchase Notice”), to purchase in immediately available funds, the Meadowood Mall Senior Notes in whole, but not in part, at the applicable Meadowood Mall Defaulted Mortgage Loan Purchase Price on a date selected by such holder that is not earlier than seven business days after, or later than 45 days after, the date of the Meadowood Mall Noteholder Purchase Notice. All out-of-pocket costs and expenses related to such purchase are required to be paid by the holder of the Meadowood Mall Subordinate Companion Loan.

The right of the holder of the Meadowood Mall Subordinate Companion Loan to purchase the Meadowood Mall Senior Notes will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Meadowood Mall Mortgaged Property (and the Meadowood Mall Special Servicer will be required to give the holder of the Meadowood Mall Subordinate Companion Loan at least 15 days’ prior written notice of its intent with respect to any such action).

“Meadowood Mall Defaulted Mortgage Loan Purchase Price” means the sum, without duplication, of (a) the aggregate principal balance of the Meadowood Mall Senior Notes, (b) accrued and unpaid interest thereon at the Meadowood Mall Note A Rate, from the date as to which interest was last paid in full by related borrower up to and including the end of the interest accrual period relating to the monthly payment date next following the date of purchase, (c) any other amounts due under the Meadowood Mall Whole Loan, other than prepayment premiums, default interest, late fees, exit fees and any other similar fees, provided that if the related borrower or a borrower related party is the purchaser, the Meadowood Mall Defaulted Mortgage Loan Purchase Price will include prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the mortgage loan documents (including, without limitation, servicing advances payable or reimbursable to any servicer, and earned and unpaid special servicing fees), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on advances, (f) (x) if the related borrower or a borrower related party is the purchaser or (y) if the Meadowood Mall Whole Loan is purchased after 90 days after such option first becomes exercisable, any liquidation or workout fees payable under the Meadowood Mall PSA with respect to the Meadowood Mall Whole Loan (provided that in no event shall both a workout fee and a liquidation fee be payable in connection with the same purchase event) and (g) any Meadowood Mall Recovered Costs, but only to the extent not reimbursed previously to a Meadowood Mall Senior Note pursuant to the Meadowood Mall Intercreditor Agreement. Notwithstanding the foregoing, if the Meadowood Mall Subordinate Companion Loan holder is purchasing from the related borrower or a Meadowood Mall Borrower Related Party, the Meadowood Mall Defaulted Mortgage Loan Purchase Price will not include the amounts described under clauses (d) through (f) of this definition. If the Meadowood Mall Whole Loan is converted into a REO Property, for purposes of determining the Meadowood Mall Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on each Meadowood Mall Senior Note at the Meadowood Mall Note A Rate as if the related Whole Loan were not so converted. In no event will the Meadowood Mall Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Meadowood Mall Subordinate Companion Loan holder under the Meadowood Mall Intercreditor Agreement.

“Meadowood Mall Recovered Costs” means any amounts referred to in clause (d) and/or (e) of the definition of “Meadowood Mall Defaulted Mortgage Loan Purchase Price” that at the time of determination have been paid from sources other than the Meadowood Mall Whole Loan or Mortgaged Property.

Special Servicer Appointment Rights

Pursuant to the Meadowood Mall Intercreditor Agreement, the Meadowood Mall Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the Meadowood Mall Special Servicer then acting with respect to the Meadowood Mall Whole Loan and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the Meadowood Mall Mortgage Loan or any holder of a Meadowood Mall Pari Passu Companion Loan in a manner that is substantially similar to that as described under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and “Rights Upon Servicer Termination Event” in this prospectus.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan (other than the Meadowood Mall Whole Loan), the discussion under this section only applies to the period on or after the related Servicing Shift Date. The Meadowood Mall Whole Loan is discussed above under “—The Serviced AB Whole Loan—The Meadowood Mall Whole Loan”.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●

The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole

Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. With respect to a Servicing Shift Whole Loan (other than the Meadowood Mall Whole Loan), on and after the related Servicing Shift Date, the related Controlling Holder will be the related Non-Serviced Directing Certificateholder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of Each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer, following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master

Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loan

The 980 Madison Whole Loan

General

The 980 Madison Mortgage Loan (3.3%) is part of a Whole Loan evidenced by three (3) promissory notes, each of which is secured by the same mortgage instrument on the same Mortgaged Property, with an aggregate initial principal amount of $197,600,000. Note A-2, with an initial principal balance of $25,000,000 (the “980 Madison Mortgage Loan”), will be deposited into this securitization.

The 980 Madison Whole Loan (as defined below) is evidenced by (i) the 980 Madison Mortgage Loan, (ii) one (1) senior promissory note designated as Note A-1 (the “980 Madison Pari Passu Companion Loan”), which has an aggregate Cut-off Date balance of

$71,500,000, and (iii) one subordinate promissory note designated as Note B ( the “980 Madison Subordinate Companion Loan” and, together with the 980 Madison Pari Passu Companion Loan, the “980 Madison Companion Loans”), which has a Cut-off Date balance of $101,100,000.

The 980 Madison Mortgage Loan, the 980 Madison Pari Passu Companion Loan and the 980 Madison Subordinate Companion Loan are collectively referred to as the “980 Madison Whole Loan”. The 980 Madison Mortgage Loan and the 980 Madison Pari Passu Companion Loan are collectively referred to as the “980 Madison A Notes”. The 980 Madison Pari Passu Companion Loan is generally pari passu in right of payment with the 980 Madison Mortgage Loan. The 980 Madison Subordinate Companion Loan is generally subordinate in right of payment with respect to the 980 Madison Mortgage Loan and the other 980 Madison A Note. Only the 980 Madison Mortgage Loan is included in the issuing entity.

The holders of the promissory notes evidencing the 980 Madison Whole Loan (the “980 Madison Noteholders”) have entered into an Intercreditor Agreement (the “980 Madison Co-Lender Agreement”) that sets forth the respective rights of each 980 Madison Noteholder. The following summaries describe certain provisions of the 980 Madison Co-Lender Agreement.

Servicing

The 980 Madison Whole Loan and any related REO Property are serviced and administered pursuant to the terms of CSMC 2021-980M TSA among Credit Suisse Commercial Mortgage Securities Corp., as depositor, KeyBank National Association, as servicer (the “CSMC Trust 2021-980M Servicer”), Argentic Services Company LP, as special servicer (the “CSMC Trust 2021-980M Special Servicer”), Wells Fargo Bank, National Association, as trustee (the “CSMC Trust 2021-980M Trustee”), Wells Fargo Bank, National Association, as custodian, and Park Bridge Lender Services LLC, as operating advisor. For a summary of certain provisions of the CSMC 2021-980M TSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 980 Madison Mortgage Loan”.

Advancing

The master servicer or the trustee, as applicable, will be responsible for making any required P&I Advance on the 980 Madison Mortgage Loan (but not any advances of principal and/or interest on the 980 Madison Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the 980 Madison Mortgage Loan. The CSMC Trust 2021-980M Servicer or CSMC Trust 2021-980M Trustee, as applicable, is responsible for making (A) any required monthly payment advances on the 980 Madison Companion Loans if and to the extent provided in the CSMC 2021-980M TSA and the 980 Madison Co-Lender Agreement (but not on the 980 Madison Mortgage Loan) and (B) any required property protection advances with respect to the 980 Madison Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the CSMC 2021-980M TSA.

Application of Payments Prior to an Event of Default

The 980 Madison Co-Lender Agreement sets forth the respective rights of the 980 Madison Noteholders with respect to distributions of funds received in respect of the 980 Madison Whole Loan.

Prior to the occurrence and continuance of an event of default with respect to the 980 Madison Whole Loan, all amounts received in respect of the 980 Madison Whole Loan or the 980 Madison Mortgaged Property (other than amounts for required reserves or escrows and proceeds, awards or settlements to be applied to the restoration or repair of the 980 Madison Mortgaged Property or released to the borrower in accordance with accepted servicing practices or the related loan agreement) will be required to be distributed by the CSMC Trust 2021-980M Servicer pursuant to and in accordance with the terms of the CSMC 2021-980M TSA, which generally provides that payments of interest and principal (net of applicable servicing fees and reimbursement of certain expenses) will be distributed on a pro rata and pari passu basis to the holders of the 980 Madison A Notes and the 980 Madison Subordinate Companion Loan; provided that with respect to all amounts collected in respect of insurance proceeds or condemnation proceeds, such amounts will be applied first (A) to pay the holders of the 980 Madison A Notes on a pro rata, pari passu basis among such the 980 Madison A Notes until repaid in full, and then (B) to pay the holders of the 980 Madison Subordinate Companion Loan in respect of the 980 Madison Subordinate Companion Loan until repaid in full.

Application of Payments After an Event of Default

Following the occurrence and during the continuance of an event of default with respect to the 980 Madison Whole Loan, all payments and proceeds with respect to the 980 Madison Whole Loan will generally be applied in the following order of priority, in each case to the extent of available funds:

first, to reimburse the CSMC Trust 2021-980M Servicer, the CSMC Trust 2021-980M Special Servicer and the CSMC Trust 2021-980M Trustee for any unreimbursed nonrecoverable servicing advances or nonrecoverable administrative advances relating to the 980 Madison Whole Loan and the 980 Madison Mortgaged Property and interest thereon at the applicable advance rate;

second, to first reimburse the CSMC Trust 2021-980M Servicer and the servicers of any other securitization trusts for any unreimbursed nonrecoverable monthly payment advances on the 980 Madison A Notes and interest thereon at the advance rate, on a pro rata and pari passu basis, then to reimburse the CSMC Trust 2021-980M Servicer for any unreimbursed nonrecoverable monthly payment advances on the 980 Madison Subordinate Companion Loan and interest thereon at the applicable advance rate;

third, to reimburse or pay the CSMC Trust 2021-980M Servicer, the CSMC Trust 2021-980M Special Servicer or the CSMC Trust 2021-980M Trustee for any unreimbursed servicing advances and administrative advances relating to the 980 Madison Whole Loan and the 980 Madison Mortgaged Property plus interest accrued thereon at the applicable advance rate and any CSMC Trust 2021-980M trust fund expenses (but only to the extent that they relate to servicing and administration of the 980 Madison Whole Loan and the 980 Madison Mortgaged Property, including without limitation, any unpaid special servicing fees, liquidation fees and workout fees relating to the 980 Madison Whole Loan);

fourth, to pay to the holders of the 980 Madison A Notes accrued and unpaid interest on the 980 Madison A Notes (other than default interest) that was not included in the amount of nonrecoverable monthly payment advances on the 980 Madison A Notes reimbursed pursuant to clause second above, on a pro rata and pari passu basis;

fifth, to pay to the CSMC Trust 2021-980M Servicer or the CSMC Trust 2021-980M Trustee any interest accrued on monthly payment advances on the 980 Madison A Notes on a pro rata and pari passu basis;

sixth, to pay to the 980 Madison Subordinate Companion Loan holder accrued and unpaid interest on the 980 Madison Subordinate Companion Loan (other than default interest) that was not included in the amount of nonrecoverable monthly payment advances on the 980 Madison Subordinate Companion Loan reimbursed pursuant to clause second above;

seventh, to pay to the 980 Madison Subordinate Companion Loan holder any interest accrued on monthly payment advances on the 980 Madison Subordinate Companion Loan;

eighth, to pay to the holders of the 980 Madison A Notes the outstanding principal balance of the 980 Madison A Notes due and payable on a pro rata and pari passu basis;

ninth, if the proceeds of any foreclosure sale or any liquidation of the 980 Madison Whole Loan or the 980 Madison Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses, to pay to the holders of the 980 Madison A Notes, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the 980 Madison A Notes in accordance with the terms of the 980 Madison Co-Lender Agreement, on a pro rata and pari passu basis;

tenth, to pay to the 980 Madison Subordinate Companion Loan holder the outstanding principal balance of the 980 Madison Subordinate Companion Loan due and payable;

eleventh, to the 980 Madison Subordinate Companion Loan holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the 980 Madison Subordinate Companion Loan in accordance with the terms of the 980 Madison Co-Lender Agreement;

twelfth, to pay the CSMC Trust 2021-980M Servicer or the CSMC Trust 2021-980M Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

thirteenth, to fund any other reserves to the extent then required to be held in escrow;

fourteenth, (A) to pay to the holders of the 980 Madison A Notes any prepayment charges then due and payable in respect of such 980 Madison A Notes, on a pro rata and pari passu basis, and then (B) to pay to the 980 Madison Subordinate Companion Loan holder any prepayment charges then due and payable in respect of the 980 Madison Subordinate Companion Loan;

fifteenth, to pay to the CSMC Trust 2021-980M Servicer or the CSMC Trust 2021-980M Special Servicer default interest and late payment charges then due and owing under the 980 Madison Whole Loan, all of which will be applied in accordance with the CSMC 2021-980M TSA;

sixteenth, to pay the CSMC Trust 2021-980M Servicer or the CSMC Trust 2021-980M Special Servicer any additional servicing compensation that the CSMC Trust 2021-980M Servicer or the CSMC Trust 2021-980M Special Servicer is entitled receive under the CSMC 2021-980M TSA; and

seventeenth, if any excess amount is available to be distributed in respect of the 980 Madison Whole Loan, and not otherwise applied in accordance with the foregoing clauses, any remaining amount will be paid pro rata to the 980 Madison Noteholders based on the initial principal balances of the notes held by such 980 Madison Noteholders.

Certain fees, costs and expenses (such as a pro rata share of any unreimbursed special servicing fees or servicing advances) allocable to the 980 Madison Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the 980 Madison Whole Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

For more information regarding the allocation of collections and expenses in respect of the 980 Madison Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

The controlling noteholder under the 980 Madison Co-Lender Agreement will be the securitization trust created pursuant to the terms of the CSMC 2021-980M TSA (the “980 Madison Controlling Noteholder”). Pursuant to the terms of the CSMC 2021-980M TSA, the directing certificateholder under the CSMC 2021-980M TSA (the “980 Madison Directing Certificateholder”) will be entitled to exercise the rights of the controlling noteholder and will have consent and/or consultation rights with respect to 980 Madison Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 980 Madison Mortgage Loan”.

The 980 Madison Directing Certificateholder will be the certificateholder or representative selected by more than 50% of the certificateholders of the most subordinate class of the CSMC Trust 2021-980M Control Eligible Certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class.

The “CSMC Trust 2021-980M Control Eligible Certificates” will be any class HRR Certificates issued in connection with the CSMC Trust 2021-980M securitization.

Sale of Defaulted Loan

Pursuant to the terms of 980 Madison Co-Lender Agreement, if the 980 Madison Whole Loan becomes a defaulted loan under the CSMC 2021-980M TSA, and if the CSMC Trust 2021-980M Special Servicer determines to sell the 980 Madison Whole Loan in accordance with the CSMC 2021-980M TSA, then the CSMC Trust 2021-980M Special Servicer will have the right and the obligation to sell all of the notes evidencing the 980 Madison Whole Loan as one whole loan in accordance with the terms of the CSMC 2021-980M TSA.

Notwithstanding the foregoing, the CSMC Trust 2021-980M Special Servicer will not be permitted to sell the 980 Madison Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity, as holder of the 980 Madison Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower related party (as defined in the CSMC 2021-980M TSA)) unless the CSMC Trust 2021-980M Special Servicer has delivered to the issuing entity: at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CSMC Trust 2021-980M Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 980 Madison Mortgaged Property, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the 980 Madison Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CSMC Trust 2021-980M Servicer or the CSMC Trust 2021-980M Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the CSMC 2021-980M TSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

Special Servicer Appointment Rights

Pursuant to the 980 Madison Co-Lender Agreement, subject to the terms of the CSMC 2021-980M TSA, the 980 Madison Controlling Noteholder (which rights may be exercised by the 980 Madison Directing Certificateholder prior to a control termination event under the CSMC 2021-980M TSA) will have the right at any time and from time to time, with or without cause, to replace the CSMC Trust 2021-980M Special Servicer then acting with respect to the 980 Madison Whole Loan and appoint a replacement special servicer in lieu of such special servicer in a manner substantially similar to that as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Event”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in November 2021 and ending on the hypothetical Determination Date in December 2021. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

LMF Commercial, LLC, Wells Fargo Bank, National Association, Ladder Capital Finance LLC, Column Financial, Inc., UBS AG, New York Branch, BSPRT CMBS Finance, LLC and Oceanview Commercial Mortgage Finance, LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from LMF Commercial, LLC, Wells Fargo Bank, National Association, Column Financial, Inc., UBS AG, New York Branch, BSPRT CMBS Finance, LLC, Ladder Capital Finance LLC and Oceanview Commercial Mortgage Finance, LLC on or about December 6, 2021 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

Wells Fargo Bank is the purchaser under a repurchase agreement with LMF Commercial, LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided to LMF Commercial, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from LMF Commercial, LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by LMF Commercial, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $119,774,596. Proceeds received by LMF Commercial, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the mortgage loans subject to that repurchase facility that are to be sold by LMF Commercial, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Bank is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the eighty-second (82nd) commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion and $687 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019 and 2020, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●

the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to twenty (20) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of LMF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;

●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 9, 2021. LMF’s Central Index Key number is 0001592182. With respect to the period from and including October 1, 2018 to and including September 30, 2021, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and an originator. For the twelve-month period ended December 31, 2020, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.6 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,576 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $57.2 billion, which were included in 184 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to the depositor by Wells Fargo Bank for deposit into the trust fund (the “Wells Fargo Bank Mortgage Loans”).

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Meadowood Mall Mortgage Loan (2.5%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, Barclays Capital Real Estate, Inc., Bank of Montreal, 3650 Real Estate Investment Trust 2 LLC and 3650 Cal Bridge Reno LLC. From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2018 to September 30, 2021 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	x	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC (11)	8	85,142,723.00	8.85	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,949,659.00	3.87	0	0.00	0.00	1	30,949,659.00	3.87
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,949,659.00	3.87	0	0.00	0.00	1	30,949,659.00	3.87

FRESB 2018-SB55 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB55		Federal Home Loan Mortgage Corporation(12)(13)	222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.60	0	0.00	0	1	7,384,250.00	1.60

Issuing Entity Subtotal			222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.60	0	0.00	0	1	7,384,250.00	1.60

FRESB 2018-SB57 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB57		Federal Home Loan Mortgage Corporation(14)(15)	224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	8,985,163.00	2.07	0	0.00	0	3	8,985,163.00	2.07

Issuing Entity Subtotal			224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	8,985,163.00	2.07	0	0.00	0	3	8,985,163.00	2.07

FRESB 2018-SB48 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB48		Federal Home Loan Mortgage Corporation(16)(17)	236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.73	0	0.00	0.00	4	7,228,000.00	1.73

Issuing Entity Subtotal			236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.73	0	0.00	0.00	4	7,228,000.00	1.73

Commercial Mortgages Asset Class Total			913	4,192,170,928.74		9	54,547,072.00		0	0.00		0	0.00		9	54,547,072.00		0	0.00		9	54,547,072.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)

(11)	Midland Loan Services, a Division of PNC Bank, National Association, as special servicer for Loan No. 5 (Aloft Houston by the Galleria) (the “special servicer”) claimed in a letter dated September 11, 2020, that Argentic Real Estate Finance, LLC (formerly known as Silverpeak Real Estate Finance LLC) (the “mortgage loan seller”) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material document defect and material breach related to (i) the mortgage loan seller’s failure to execute and/or include in the mortgage loan documents a comfort letter or similar agreement signed by the related mortgagor and franchisor of the property, enforceable by the trust against such franchisor, and (ii) the mortgage loan seller’s failure to notify the franchisor of the sale of the mortgage loan to the trust within 30 days of the securitization closing date. The special servicer has demanded that the mortgage loan seller repurchase the mortgage loan due to the breach of the RWs. On September 21, 2020, the mortgage loan seller rejected the special servicer’s demand to repurchase the mortgage loan, stating that even if the issue constituted a material document defect, it has been cured by virtue of the existence and effectiveness of the interim franchise agreement.

(12)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the asset that was subject of a repurchase demand, Red Mortgage Capital, LLC was the underlying originator.

(13)	KeyBank National Association, as special servicer for Loan #2 (Penn Terrace Apartments, ) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the discovery of (i) two separate subordinate mortgages encumbering the mortgaged property and (ii) a declaration of restriction encumbering the mortgaged property securing the mortgage loan. On January 13, 2020, Freddie Mac rejected the claim for breach of representation or warranty citing a lack of evidence to the existence of the subordinate mortgages or the declaration of restriction in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 17, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages and declaration of restriction, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer’s claim of breach of the RWs notwithstanding the additional information provided in the January 17th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loan into the securitization trust, negating any breach of the RWs.

(14)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, Red Mortgage Capital, LLC was the underlying originator with respect to Loan #22 and Loan #61, and Hunt Mortgage Partners, LLC was the underlying originator with respect to Loan #221.

(15)	KeyBank National Association, as special servicer for Loan #22 (Brooklawn Court Apartments), Loan #61 (357 West End Avenue), and Loan #221 (197-199 Grant Street and 359-361 Gordon) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the existence of (i) subordinate mortgages encumbering the mortgaged properties that secure Loan #22 and Loan #61 and (ii) pending litigation with respect to Loan #221. On January 13, 2020, Freddie Mac rejected the claims for breach of representation or warranty citing lack of evidence to the existence of the subordinate mortgages and pending litigation in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 29, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer’s claim of breach of the RWs with respect to Loan #22 and Loan #61 notwithstanding the additional information provided in the January 29th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loans into the securitization trust, negating any breach of the related RWs.

(16)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the assets that were the subject to demand, CBRE Capital Markets, Inc. was the underlying originator.

(17)	LNR Partners, LLC, as special servicer for Loan #57 (4611 S. Drexel), Loan #137 (6217 S. Dorchester), Loan #179 (6250 S. Mozart), and Loan #218 (7255 S. Euclid) claimed in a letter dated September 12, 2019, that Freddie Mac, as the mortgage loan seller, breached the representations and warranties made in the related mortgage loan purchase agreement due to an August 18, 2018, securities fraud complaint filed by the SEC against the sponsor of the borrowers of each of the mortgage loans. The repurchase request asserts that there have been challenges to the related trust’s lien priority of the loans in the pending SEC receivership proceeding and that title insurance has been denied. On September 24, 2019, Freddie Mac rejected the claim for breach of representation or warranty for several reasons including (i) the priority of the securitization trust’s liens related to the mortgage loans remain in dispute and subject to adjudication and (ii) the title insurer has not declined coverage, and, therefore, no defect in any title policy has been established.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2021 through September 30, 2021 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 9, 2021, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 9, 2021, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus. LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”), a limited liability limited partnership organized under the laws of the State of Delaware. Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”) and Series REIT of Ladder Capital Finance Holdings LLLP (“REIT LLLP”) are each a Delaware series of Ladder Holdings. Ladder Capital Corp. (NYSE: LADR) directly owns Ladder Holdings.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus as the “Ladder Capital Group”. The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154. As of September 30, 2021, based on unaudited financial statements, Ladder Capital Corp. and its consolidated subsidiaries had total assets of approximately $5.4 billion, total liabilities of approximately $3.9 billion and total capital of approximately $1.5 billion.

Wells Fargo Bank, Column and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities, borrowing base facilities or other financing arrangements. Some or all of the LCF Mortgage Loans are (or, as of the Closing Date, may be) subject to those financing arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the related LCF Financing Affiliates, and each related LCF Financing Affiliate will, in turn, use the funds that it receives from LCF to, among other things, reacquire or obtain the release of, as applicable, its warehoused LCF Mortgage Loans from the applicable repurchase agreement counterparty/lender free and clear of any liens. As of November 11, 2021, neither Wells Fargo Bank nor Column was the repurchase agreement counterparty with respect to any of the LCF Mortgage Loans. However, either Wells Fargo Bank or Column may become the repurchase counterparty with respect to one or more LCF Mortgage Loans prior to the Closing Date.

In addition, Wells Fargo Bank (either directly or through Computershare Trust Company, N.A., as agent) acts or has acted, on behalf of LCF and its affiliates, as an interim custodian of the Mortgage Loan documents with respect to all of the LCF Mortgage Loans.

Ladder Capital Group’s Securitization Program

LCF began securitizing commercial, multifamily and manufactured housing mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets. During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing mortgage loans to two commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing mortgage loans to three commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing mortgage loans to 6 commercial mortgage securitizations. During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing mortgage loans to 6 commercial mortgage securitizations. During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing mortgage loans to 10 commercial mortgage securitizations. During 2015, LCF contributed approximately $2.59 billion of commercial, multifamily and manufactured housing mortgage loans to 10 commercial mortgage securitizations. During 2016, LCF contributed approximately $1.327 billion of commercial, multifamily and manufactured housing mortgage loans to 6 commercial mortgage securitizations. During 2017, LCF contributed approximately $2.367 billion of commercial, multifamily and manufactured housing mortgage loans to 8 commercial mortgage securitizations. During 2018, LCF contributed approximately $1.304 billion of commercial, multifamily and manufactured housing mortgage loans to 9 commercial mortgage securitizations. During 2019, LCF contributed approximately $969.5 million of commercial, multifamily and manufactured housing mortgage loans to 7 commercial mortgage securitizations. During 2020, LCF contributed approximately $262.1 million of commercial, multifamily and manufactured housing mortgage loans to 3 commercial mortgage securitizations. During the first nine (9) months of 2021, LCF contributed approximately $73.1 million of commercial, multifamily and manufactured housing mortgage loans to one (1) commercial mortgage securitizations.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and the first nine (9) months of 2021.

Originations of Fixed Rate Multifamily,
Manufactured Housing and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$663,256,700
2011	65	$1,170,444,775
2012	152	$2,463,328,246
2013	120	$2,269,641,443
2014	158	$3,290,652,162
2015	180	$2,702,198,989
2016	158	$1,345,918,750
2017	119	$1,818,074,760
2018	111	$1,486,151,810
2019	95	$1,137,181,591
2020	13	$212,725,000
2021*	8	$127,010,000

*       January 1 through September 30, 2021.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the applicable depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to effect or cause a repurchase or substitution, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing mortgage loans that LCF or its affiliates originates,

acquires or securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank acts or has acted as interim servicer (either directly or through subservicers) on behalf of LCF and its affiliates with respect to all of the LCF Mortgage Loans.

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing mortgage loans originated or co-originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and often cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or to any related anticipated repayment date, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

1.    Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

2.    Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

3.    Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

4.    Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower. Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than 12 months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless: (a) it determines that (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable, or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (b) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. In general, the Ladder Capital Group does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing mortgage loans originated by the Ladder Capital Group are as follows:

1.    Taxes. Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their payment due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

2.    Insurance. Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted or required, as applicable, to maintain the insurance or to self-insure or to reimburse the landlord/borrower for the payment of insurance premiums or to deliver to the landlord/borrower funds for the purposes of paying insurance premiums in advance of their payment due date, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

3.    Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible (either directly or through reimbursing the landlord/borrower) for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

4.    Tenant Improvements / Leasing Commissions. In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

5.    Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

6.    Environmental Remediation. An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. Notwithstanding the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, one or more of the LCF Mortgage Loans may vary from, or do not comply with, Ladder Capital Group’s underwriting guidelines described above. In addition, in the case of one or more of the LCF Mortgage Loans, LCF or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Ladder Capital Group’s underwriting guidelines described above in respect of the LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of LCF Mortgage Loans

Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of LCF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus regarding the LCF Mortgage Loans. These procedures included:

1.        comparing the information in the LCF Data Tape against various source documents provided by LCF;

2.        comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the LCF Data Tape; and

3.        recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed securitization representations and warranties presented to them by LCF and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s credit memo or asset summary report or a draft thereof for each LCF Mortgage Loan with a Cut-off Date Balance of $10 million or more, (ii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by the Ladder Capital Group, (iii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iv) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans prepared by origination counsel, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth on Annex A-3 to this prospectus based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder

Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus is accurate in all material respects. Ladder Capital Group also determined that none of the LCF Mortgage Loans were originated with any material exceptions to Ladder Capital Group’s origination procedures and underwriting criteria described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. The Ladder Capital Group will perform a review of any mortgage loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Ladder Qualification Criteria”). The Ladder Capital Group will engage a third party accounting firm to compare the Ladder Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, LCF most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 3, 2021. LCF’s Central Index Key number is 0001541468. With respect to the period from and including October 1, 2018 to and including September 30, 2021, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LCF nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, prior to the Closing Date, LCF or its affiliates may determine that they wish to retain certain certificates. In addition, LCF or its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates (whether acquired on the Closing Date or in the secondary market) at any time.

The information set forth under “—Ladder Capital Finance LLC” has been provided by LCF.

Column Financial, Inc.

General

Column Financial, Inc. (“Column”) is a Delaware corporation, a sponsor and a mortgage loan seller, and is an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters, through common parent ownership. Column’s principal offices are located at 11 Madison Avenue, New York, NY 10010, telephone number (212) 325-2000. Column’s primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties.

Column is the seller of seven (7) Mortgage Loans (collectively, 13.1%) (the “Column Mortgage Loans”). Column originated (or co-originated) and underwrote (or acquired and reunderwrote) all of the Column Mortgage Loans.

Column is the purchaser under separate repurchase agreements with each of LMF, BSPRT, LCF and Oceanview Commercial Mortgage Finance, LLC or with a wholly-owned subsidiary or other affiliate of each such mortgage loan seller for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the each such repurchase facility provided by Column, Column has agreed to purchase mortgage loans from the related mortgage loan seller on a revolving basis. As of November 16, 2021, none of the LMF Mortgage Loans, the BSPRT Mortgage Loans, the LCF Mortgage Loans or the Oceanview Mortgage Loans was subject to the related repurchase facility with Column. However, one or more of such Mortgage Loans may become subject to the related repurchase facility with Column prior to the Closing Date.

Column’s Securitization Program

Column underwrites and closes multifamily and commercial mortgage loans through its own origination office and various correspondents in local markets across the United States. Column originates mortgage loans principally for securitization. Column also acquires multifamily and commercial mortgage loans from other lenders. Column sells the majority of the loans it originates through CMBS securitizations. Column, with its commercial mortgage lending affiliates, has been involved in the securitization of commercial mortgage loans since 1993. Since the beginning of 2014 through October 31, 2021, Column has funded in excess of $34 billion of commercial and multifamily loans and has acted as a sponsor with respect to approximately seventy-nine (79) commercial mortgage securitization transactions to which it has contributed more than $28 billion of commercial and multifamily loans.

Column originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to Credit Suisse Commercial Mortgage Securities Corp. or to an unaffiliated securitization depositor. In coordination with its affiliate, Credit Suisse Securities (USA) LLC, and other underwriters, Column works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator.

Neither Column nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Column for any losses or other claims in connection with the certificates or the Column Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Column in the related MLPA.

Review of Column Mortgage Loans

Overview. Column, in its capacity as a sponsor of the securitization described in this prospectus, has conducted a review of the Column Mortgage Loans. The review of the Column Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Column, or one or more of Column’s affiliates, or, in certain circumstances, are consultants engaged by Column (collectively, the “Column Deal Team”). The review procedures described below were employed with respect to all of the Column Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. In the case of a Column Mortgage Loan that was co-originated with another party or acquired from another lender, some or all of the information about such Column Mortgage Loan may have been prepared by the related co-originator or originating party and reviewed by Column. In addition, such co-originator or originating party, rather than Column, may have engaged the third parties involved in the review process for the benefit of Column. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Column Deal Team updated its internal origination database of loan-level and property-level information relating to each Column Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Column during the underwriting process. After origination or acquisition of each Column Mortgage Loan, the Column Deal Team updated the information in the database with respect to such Column Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Column Deal Team.

A data tape (the “Column Data Tape”) containing detailed information regarding the Column Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Column Data Tape was used by the Column Deal Team to provide the numerical information regarding the Column Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Column, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Column relating to information in this prospectus regarding the Mortgage Loans originated by Column. These procedures include:

●	comparing the information in the Column Data Tape against various source documents provided by Column that are described above under “—Database”;

●	comparing numerical information regarding the Column Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Column Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

Legal Review. Column engaged various law firms to conduct certain legal reviews of the Column Mortgage Loans for disclosure. In anticipation of the securitization of each Column Mortgage Loan, origination counsel (or in the case of certain purchased Column Mortgage Loans, Column’s counsel in connection with such purchase) prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of Column’s standard form loan documents. In addition, origination counsel for each Column Mortgage Loan (or in the case of certain purchased Column Mortgage Loans, Column’s counsel in connection with such purchase) reviewed Column’s representations and warranties set forth on Annex D-2 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Column Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreement relating to certain Column Mortgage Loans, (ii) a review of the legal data records referred to above relating to the Column Mortgage Loans prepared by origination counsel and (iii) a review of due diligence questionnaires completed by the Column Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each Column Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and/or securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by Column, with respect to any pending litigation that existed at the origination of any Column Mortgage Loan that is material and not covered by insurance, Column requested updates from the applicable borrower, origination counsel and/or borrower’s litigation counsel. Column confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a Column Mortgage Loan. In addition, if Column became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a Column Mortgage Loan, Column obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The Column Deal Team also consulted with Column personnel responsible for the origination of the Column Mortgage Loans to confirm that the Column Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—Column’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Column’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Column determined that the disclosure regarding the Column Mortgage Loans in this prospectus is accurate in all material respects. Column also determined that the Column Mortgage Loans were originated in accordance with Column’s origination procedures and underwriting criteria. Column attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Column will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Column, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Column Qualification Criteria”). Column will engage a third party accounting firm to compare the Column Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Column and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Column to render any tax opinion required in connection with the substitution.

Column’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of Column with respect to multifamily and commercial mortgage loans originated or acquired by Column.

Loan Analysis. Column generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including credit reports and judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. Column’s credit underwriting also generally includes a review of third party appraisal, environmental, building condition and seismic reports, if applicable. Generally, Column performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. Column assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated or acquired by Column must be approved by a loan committee, which includes senior personnel from Column or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Column’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. In determining a debt service coverage ratio, Column may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by Column and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Column may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated or acquired by Column, there may exist subordinate mortgage debt or mezzanine debt. Column may originate or acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third party appraisal.

Evaluation of Borrower, Principals and/or Borrower Sponsors. Column evaluates the borrower, its principals and/or the borrower sponsors with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation will generally include obtaining and reviewing a credit report and other reliable indications of the borrower sponsor’s financial capacity, and obtaining and reviewing the principal’s and/or borrower sponsor’s prior real estate experience. Although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain borrower sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a borrower sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that Column may be the lender on that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, Column will obtain the reports described below (or review third party reports obtained on its behalf or in the case of certain acquired loans, on behalf of the related seller):

1.    Appraisals. Column will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

2.    Environmental Assessment. In connection with the origination or acquisition process, Column will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, Column may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Column or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the assessment, Column may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to Column) at the time of origination of the mortgage loan to complete such remediation within a specified period of time or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

3.    Engineering Assessment. In connection with the origination or acquisition process, Column will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Column will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

4.    Seismic Report. In connection with the origination or acquisition process, Column will, in most cases, require that a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, Column will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. Column may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, Column may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans originated or acquired by Column. The typical required escrows for mortgage loans originated or acquired by Column are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Column with sufficient funds to satisfy all taxes and assessments. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or Column may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Insurance. An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide Column with sufficient funds to pay all insurance premiums. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Tenant Improvement/Lease Commissions. A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to a single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

●	Environmental Remediation. An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

Column may determine that establishing any of the foregoing escrows or reserves is not warranted given the existence of any one or more of the following circumstances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Column’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt service coverage ratio, (iv) Column having structured springing escrows that arise for identified risks, (v) Column having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) Column’s belief that there are credit positive characteristics of the borrower, the borrower sponsor and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—Column’s Underwriting Guidelines and Processes”, one or more of the Column Mortgage Loans may vary from, or may not comply with, Column’s underwriting guidelines described above. In addition, in the case of one or more of the Column Mortgage Loans, Column may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors. For any material exceptions to Column’s underwriting guidelines described above in respect of the Column Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Column originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Column as the payee. Column has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. Column may also acquire mortgage loans it has not originated and deposit the related promissory notes into one or more securitization trusts.

Exceptions to Column’s Disclosed Underwriting Guidelines

Notwithstanding the discussion under “—Column’s Underwriting Guidelines and Processes” above, one or more of Column’s Mortgage Loans may vary from the specific Column underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Column’s Mortgage Loans, Column may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, Column may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria. Finally, in connection with certain loans acquired by Column, Column may have applied its underwriting guidelines based on information, including third party reports and other information, obtained by the related seller in connection with its origination of such loan.

The Column Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the Column Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

Credit Suisse First Boston Mortgage Securities Corp. (“Credit Suisse”), an affiliate of Column, through which certain of Column’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on November 12, 2021. Credit Suisse’s Central Index Key is 0000802106. With respect to the period from and including October 1, 2018 to and including September 30, 2021, Credit Suisse has the following activity to report as required by Rule 15Ga-1 under the Exchange Act, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#**	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class: CMBS
Credit Suisse Commercial Mortgage Trust Series 2006-TFL2		Column Financial, Inc.	15.5	$1,906,800,000	98.9%	1	$78,000,000	100%	0	0	0.00%	0	$0	0.00%	0	$0	0.00%	0	0	0.00%	1	$78,000,000*	100%
		Barclays Capital Real Estate Inc.	0.5	21,500,000	1.1%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			16	$1,928,300,000	100%	1	$78,000,000	100%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	1	$78,000,000	100%
Credit Suisse Commercial Mortgage Trust Series 2006- C5 (CIK 0001382095)	X	Column Financial, Inc.	282	$3,067,296,120	89.4%	1	$1,083,094	0.97%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	1	$1,083,094**	0.97%
		KeyBank National Association	22	362,477,247	10.6%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			304	$3,429,773,367	100%	1	$1,083,094	0.97%	0	$0	0.00%	0	$0	0.00%	0	$0	0%	0	$0	0.00%	1	$1,083,094	0.97%
Credit Suisse Commercial Mortgage Trust Series 2007-C2 (CIK 0001396399)	X	Column Financial, Inc.	179.5	$2,833,276,057	85.9%	2	$13,300,000	6.37%	0	$0	0.00%	0	$0	0.00%	0	$0	0%	2	$13,300,000***	6.37%	0	$0	0.00%
		KeyBank National Association	27.5	464,462,649	14.1%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			207	$3,297,738,706	100%	2	$13,300,000	6.37%	0	$0	0.00%	0	$0	0.00%	0	$0	0%	2	$13,300,000	6.37%	0	$0	0.00%
Total by Asset Class			527	$ 8,655,812,073		4	$ 92,383,094		0	$0		2	$0		2	$0		2	$13,300,000		2	$79,083,094
Asset Class: RMBS
TBW Mortgage-Backed Trust 2007-2 (CIK 0001399456)	X	Taylor Bean & Whitaker Mortgage Corporation	3,452	$649,173,438	100%	1,044	$208,587,967	329.97%	0	$0	0.00%	0	$0	0%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%
Total by Issuing Entity			3,452	$649,173,438	100%	1,044	$208,587,967	329.97%	0	$0	0.00%	0	$0	0%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%

% of principal balance	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#**	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
CSMC 2014-OAK1	X	Amerisave	5	$3,446,000	1.2%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%
		Blue Hills BK	24	$15,070,250	5.4%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Caliber Funding	9	$7,635,000	2.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Guaranteed Rate	12	$8,865,600	3.2%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Guild MTG	4	$3,355,000	1.2%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Homestreet	56	$35,553,545	12.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		JMAC Lending	4	$4,609,999	1.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Kinecta FCU	19	$14,326,800	5.1%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Various small originators	143	$100,962,822	36.1%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Prime Lending	22	$16,872,725	6.0%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Provident Funding	40	$30,030,050	10.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Radius Financial Group Inc	21	$15,976,600	5.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Stonegate MTG Associates	31	$23,342,795	8.3%	0	0	0.00	0	0	0.00	0	0	0.00	1	$894,400	2.74%	0	0	0.00	0	0	0.00
Total by Issuing Entity			390	$280,047,186	100%	0	$0	0.00%	0	$0	0.00%	0	$0	0%	1	$894,400	2.74%	0	$0	0.00%	0	$0	0.00%
Total by Asset Class			3,842	$929,220,624		1,044	$208,587,967		0	$0		0	$0	0%	1	$894,400		0	$0		0	$0

Total for All Asset Classes			4,369	$9,585,032,697		1,048	$ 300,971,061		0	$0		0	$0		1	$ 894,400		2	$13,300,000		2	$79,083,094

*	Demand was made with respect to the related asset on February 16, 2012. Column Financial, Inc. identified such demand as a demand in dispute in August 2012. The party demanding repurchase or replacement of such asset has not responded to the most recent such dispute of such claim as of June 30, 2019. Furthermore, the mortgaged property securing the subject loan was liquidated in April 2019 and the trust was terminated on May 15, 2019. As a result, such demand is reflected herein as a demand rejected.

**	Demand was made with respect to the related asset on July 10, 2013. Column Financial, Inc. identified such demand as a demand in dispute in October 2013. The party demanding repurchase or replacement of such asset has not responded to the most recent such dispute of such claim as of July 31, 2019. As a result, such demand is reflected herein as a demand rejected.

***	On November 18, 2020, the securitizer entered into a settlement agreement in which the securitizer was granted a release of claims relating to the repurchase requests, including claims for breaches of representations and warranties in the transaction documents.

The following notes apply generally to the table above:

a)       With respect to all asset classes, Credit Suisse has attempted to gather the information required by Form ABS-15G and Rule 15Ga-1 by, among other things, (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which Credit Suisse or Column is a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records and the records of our affiliates that acted as securitizers in our transactions regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on Credit Suisse’s records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to Credit Suisse. Credit Suisse followed up requests made of Demand Entities as it deemed appropriate. The information in this prospectus has not been verified by any third party.

b)       With respect to the RMBS asset class, assets included in “Assets Subject of Demand” include only assets where a demand was made during or prior to the reporting period for which we have not yet completed our initial investigation and assigned such assets to one of the other categories as of the end of the reporting period. With respect to the RMBS asset class, assets included in “Assets That Were Repurchased or Replaced” include assets that were previously liquidated and for which a make-whole payment was made in lieu of repurchase. With respect to the RMBS asset class, assets included in “Assets Pending Repurchase or Replacement” include only assets for which a decision to repurchase, replace or make-whole has been approved but such action has not been completed, and are shown without regard to cure period status. With respect to the RMBS asset class, the principal balances appearing in columns (h), (k), (n), (q), (t) and (w) and the percentages appearing in columns (i), (l), (o), (r), (u) and (x) reflect the following: (i) for denominator for percentage calculations: aggregate pool principal balance of all assets in the pool as reported to security holders as of the end of the reporting period; (ii) for each asset relating to columns (h), (i), (t), (u), (w) and (x): outstanding principal balance of such asset; (iii) for each asset relating to columns (k) and (l): outstanding principal balance of such asset at time of repurchase, replacement or make-whole, plus fees, penalties and accrued interest; and, (iv) for each asset relating to columns (n), (o), (q) and (r): if known, outstanding principal balance of such asset, plus outstanding fees, penalties and accrued interest; otherwise original principal balance of such asset.

c)       The scope of this table is limited to transactions with activity to report in which Credit Suisse First Boston Mortgage Securities Corp. is the depositor, and the sponsor is either (i) not an affiliate of Credit Suisse First Boston Mortgage Securities Corp. or (ii) an affiliate of Credit Suisse First Boston Mortgage Securities Corp. that will not file a Form ABS-15G covering the transaction.

d)       The information in the Form ABS-15G does not include any previously reported repurchase request or demand, where such repurchase request or demand was subsequently withdrawn and was reflected as having been withdrawn in a prior reporting period, unless there has been a been a change in reporting status with respect to such repurchase request or demand during the current reporting period from the status previously reported.

With regard to securitization activity not covered by its affiliated securitizers, Column most recently filed a Form ABS-15G on February 12, 2021. With respect to the period from and including October 1, 2018 to and including September 30, 2021, Column had no activity to report. Column’s Central Index Key is 0001628601. Other than as otherwise identified in the tables above in the Forms ABS-15G filed with the SEC by its affiliated securitizers, Column has no history of repurchases or requests required to be reported under Rule 15Ga-1 under the Exchange Act.

Litigation

Column is currently engaged in, and may from time to time be engaged in, litigation with respect to certain commercial mortgage-backed securities transactions or in connection with its origination and securitization activities. Certain of such legal proceedings involve, or may involve, claims for the repurchase of one or more mortgage loans by Column from commercial mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents; other legal proceedings involve, or may involve, other types of claims, including fraud and breach of contract. While none of the foregoing existing actions are currently expected be material to Column, no assurance can be given that one or more of such actions will not ultimately result in material liability to Column.

Retained Interests in This Securitization

As of the date of this prospectus, neither Column nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Column, or its affiliates, may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Column Financial, Inc.” has been provided by Column.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch’s has previously securitized an aggregate of approximately $8,091,885,275 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 16, 2021. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including September 30, 2021, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

Name of Issuing Entity	Check if Registered	Name of Originator (1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2017-C1	X	UBS AG, New York Branch	17	311,792,500.00	32.5%	1	4,100,000.00	0.4%	1	4,100,000.00	0.4%	0	—	0.0%	0	—	0.0%		—	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.

3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.

4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.

8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).

9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.

10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”), is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote all of the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1345 Avenue of the Americas, Suite 32A, New York, NY 10105.

Column is the purchaser under a repurchase agreement with BSPRT CMBS Finance, LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided by Column to BSPRT, Column has agreed to purchase mortgage loans from BSPRT on a revolving basis. The aggregate Cut-off Date Balance of the BSPRT Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $35,980,000. Proceeds received by BSPRT in connection with this securitization transaction will be used, in part, to repurchase from Column the BSPRT Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires from both affiliated and unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of June 30, 2021.

Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	358	$ 5,007,929,894

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-

through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review procedures described below were employed with respect to all of the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSPRT Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to such BSPRT Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding each BSPRT Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Validation and Recalculation. The depositor, on behalf of BSPRT engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

●	comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;

●	comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSPRT Mortgage Loan, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSPRT Mortgage Loan reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for each BSPRT Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSPRT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of any BSPRT Mortgage Loan, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the related BSPRT Mortgage Loan to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether any BSPRT Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

BSPRT’s Underwriting Standards

Each of the BSPRT Mortgage Loans was originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing mortgage loans originated or acquired by BSPRT are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A-1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 8, 2021. BSPRT’s Central Index Key Number is 0001722518. BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date hereof, neither BSPRT nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSPRT and its affiliates, are not restricted from retaining any of such certificates and may, prior to the Closing Date, determine that they wish to retain certain certificates. In addition, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

Oceanview Commercial Mortgage Finance, LLC

General

Oceanview Commercial Mortgage Finance, LLC (“Oceanview”) is a Delaware limited liability company. Oceanview’s principal offices are located at 142 West 57th Street, 3rd Floor, New York, New York 10019. Oceanview’s primary business is the origination, acquisition and sale of mortgage loans secured by commercial properties. Oceanview is a Sponsor of this securitization and one of the mortgage loan sellers. Oceanview is the seller of two (2) Mortgage Loans (4.9%) (the “Oceanview Mortgage Loans”). Bayview Asset Management, LLC, an affiliate of Oceanview, manages the assets of Oceanview. Oceanview, through its manager, underwrote all of the Oceanview Mortgage Loans.

Oceanview’s Loan Origination and Acquisition History

This is the first commercial mortgage securitization into which Oceanview is directly contributing loans. Oceanview and certain entities under common control with Oceanview began originating conduit loans for CMBS securitization in 2018 and have sold these loans to other lenders for contribution to CMBS securitizations and league table credit. Oceanview and certain affiliates also have a platform through which Oceanview originates transitional non-recourse floating rate loans and stabilized non-recourse fixed rate loans for the balance sheet of certain Oceanview affiliates and other investors. Certain entities and affiliates under common control with Oceanview have significant history in the securitization of residential mortgages and certain other financial assets. Oceanview’s fixed rate and floating rate loans are secured by commercial real estate throughout the United States, spanning a diversified pool of property types, including but not limited to, retail, industrial, multifamily, MHC, office, parking, hospitality and self-storage properties.

Oceanview originates its own commercial mortgage loans throughout the United States but is not precluded from acquiring commercial mortgage loans from both affiliated and unaffiliated originators. The following tables set forth information with respect to originations of fixed rate commercial mortgage loans by Oceanview and certain entities and affiliates under common control with Oceanview as of November 1, 2021.

Originations of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
Originations	24	$ 265,449,750

In connection with this commercial mortgage securitization transaction, Oceanview will transfer the Oceanview Mortgage Loans to the depositor, who will then transfer the Oceanview Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Oceanview Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Oceanview will work with rating agencies, the other mortgage loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a MLPA, Oceanview will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Oceanview Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Oceanview (U.S.) Holdings Corp. will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. Neither Oceanview nor any of its affiliates will insure or guarantee distributions on the certificates.

Review of Oceanview Mortgage Loans

Overview. Oceanview, in its capacity as a sponsor of the securitization described in this prospectus, has conducted through its manager a review of the Oceanview Mortgage Loans that it will be contributing to this securitization. The review of the Oceanview Mortgage Loans was performed by a deal team comprised of commercial real estate and securitization professionals who are employees of the manager of Oceanview, Bayview Asset Management LLC or one or more of Oceanview’s affiliates, or, in certain circumstances, are consultants engaged by Oceanview (collectively, the “Oceanview Deal Team”). Certain employees of Bayview Asset Management, LLC are also officers of Oceanview and conduct and authorize all day-to-day business related to the commercial loan origination platform of Oceanview and certain Oceanview affiliates. The review procedures described below were employed with respect to all of the Oceanview Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Oceanview Deal Team updated its internal database of loan-level and property-level information relating to each Oceanview Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third-party appraisals, environmental reports, engineering assessments, seismic reports, zoning reports, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Oceanview or its affiliates during the underwriting process. After origination of each Oceanview Mortgage Loan, the Oceanview Deal Team periodically updates the information in the database with respect to such Oceanview Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Oceanview Deal Team.

A data tape (the “Oceanview Data Tape”) containing detailed information regarding the Oceanview Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Oceanview Data Tape was used by the Oceanview Deal Team to provide the numerical information regarding the Oceanview Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Oceanview, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Oceanview relating to information in this prospectus regarding the Oceanview Mortgage Loans. These procedures include:

●	comparing the information in the Oceanview Data Tape against various source documents provided by Oceanview that are described above under “—Database”;

●	comparing numerical information regarding the Oceanview Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Oceanview Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Oceanview Mortgage Loans disclosed in this prospectus.

Legal Review. Oceanview engaged various law firms to conduct certain legal reviews of the Oceanview Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Oceanview Mortgage Loan, Oceanview’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, origination counsel for each Oceanview Mortgage Loan reviewed Oceanview’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged to assist in the review of the Oceanview Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreements relating to certain Oceanview Mortgage Loans, (ii) a review of the legal data records referred to above relating to the Oceanview Mortgage Loans prepared by origination counsel and (iii) a review of due diligence questionnaires completed by the Oceanview Deal Team.

Other Review Procedures. On a case-by-case basis as deemed necessary by Oceanview, with respect to any pending litigation that existed at the origination of any Oceanview Mortgage Loan that is material and not covered by insurance, Oceanview requested updates from the applicable borrower, origination counsel and/or borrower’s litigation counsel. If the Oceanview Deal Team became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a Oceanview Mortgage Loan, Oceanview obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The Oceanview Deal Team (with assistance from legal counsel) also conferred with Oceanview personnel responsible for the origination of the Oceanview Mortgage Loans to has confirmed that the Oceanview Mortgage Loans were originated or acquired in material compliance with the origination and underwriting criteria described below under “—Oceanview’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Oceanview’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Oceanview determined that the disclosure regarding the Oceanview Mortgage Loans in this prospectus is accurate in all material respects. Oceanview also determined that the Oceanview Mortgage Loans were originated in accordance with Oceanview’s underwriting criteria in all material respects, except as described under “—Exceptions to Oceanview’s Disclosed Underwriting Guidelines” below. Oceanview attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Oceanview will perform a review of any Oceanview mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Oceanview, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Oceanview Qualification Criteria”). Oceanview will engage a third-party accounting firm to compare the Oceanview Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Oceanview and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Oceanview to render any tax opinion required in connection with the substitution.

Oceanview’s Underwriting Standards

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of Oceanview with respect to commercial mortgage loans originated or acquired by Oceanview, which in certain instances may be performed by affiliates of Oceanview.

Loan Analysis. Oceanview generally performs both a credit analysis and a collateral analysis with respect to each commercial, multifamily and manufactured housing mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties. The collateral analysis generally includes an analysis, to the extent available, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. Oceanview’s credit underwriting also generally includes a review of third-party appraisal, environmental, building condition and seismic reports, if applicable. Generally, Oceanview performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. Oceanview assesses the market in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all commercial, multifamily and manufactured housing mortgage loans to be originated or acquired by Oceanview must be approved by its loan credit committee, which includes senior personnel from Oceanview or its affiliates. The committee may approve a mortgage loan as recommended (subject to stipulations and conditions), request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Oceanview’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. In determining a debt service coverage ratio, Oceanview may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower. The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by Oceanview and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing mortgage loan, Oceanview may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated or acquired by Oceanview, there may exist subordinate mortgage debt or mezzanine debt. Oceanview or its affiliates may originate or acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third-party appraisal.

Evaluation of Borrower, Principals and/or Borrower Sponsors. Oceanview evaluates the borrower, its principals and/or the borrower sponsors with respect to credit history and prior experience as an owner and operator of commercial, multifamily or manufactured housing real estate properties. This evaluation may include obtaining and reviewing indications of the borrower sponsor’s financial capacity and obtaining and reviewing the principal’s and/or borrower sponsor’s prior real estate experience. Although commercial, multifamily or manufactured housing mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain borrower sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above-described review process, there can be no assurance that a borrower, a principal and/or a borrower sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that Oceanview may be the lender on that additional debt and may sell such debt to other lenders. The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, Oceanview will generally obtain the reports described below:

●	Appraisals. Oceanview appraisals are managed and ordered through a separate, independently managed, internal commercial real estate valuations department of the manager of Oceanview. Oceanview will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

●	Environmental Assessment. In connection with the origination or acquisition process, Oceanview will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, Oceanview may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Oceanview or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the environmental assessment, Oceanview may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to Oceanview) at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

●	Engineering Assessment. In connection with the origination or acquisition process, Oceanview will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Oceanview will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. In connection with the origination or acquisition process, Oceanview will, in most cases, require that a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, Oceanview will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Oceanview may require recourse liability, an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular nonconformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or Oceanview has a reasonable likelihood of recovering proceeds from the casualty; or (iv) a cash reserve, a letter of credit, non-recourse carveout or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Oceanview may require the borrower to remediate such violation and, subject to the discussion under “— Oceanview’s Underwriting Standards—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Oceanview typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage equal to the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, except in some cases where self-insurance was permitted and, if required by Oceanview, excess flood limits in amounts acceptable to Oceanview.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance. Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Escrow Requirements. Oceanview may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, Oceanview may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans originated or acquired by Oceanview. The typical required escrows for mortgage loans originated or acquired by Oceanview are as follows:

●	Taxes – Generally, an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Oceanview with sufficient funds to satisfy all taxes and assessments. Oceanview may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or Oceanview may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances (as defined below) exist.

●	Insurance – Generally, an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide Oceanview with sufficient funds to pay all insurance premiums. Oceanview may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. Oceanview may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. Oceanview may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. Oceanview may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. Oceanview may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

Oceanview may determine that establishing any of the foregoing escrows or reserves is not warranted given any one or more of (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Oceanview’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt service coverage ratio, (iv) Oceanview having structured springing escrows that arise for identified risks, (v) Oceanview having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) Oceanview’s belief that there are credit positive characteristics of the borrower, the borrower sponsor and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “— Oceanview’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by Oceanview may vary from, or may not comply with, Oceanview’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by Oceanview, Oceanview may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to Oceanview’s Disclosed Underwriting Guidelines

Oceanview has disclosed generally its underwriting guidelines with respect to the Mortgage Loans. However, one or more of Oceanview’s Mortgage Loans may vary from the specific Oceanview underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Oceanview’s Mortgage Loans, Oceanview may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, Oceanview may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria. For any material exceptions to Oceanview’s underwriting guidelines described above in respect of the Oceanview Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

In all material respects, the Oceanview Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of these mortgage loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

Oceanview’s CIK number is currently pending with the Securities and Exchange Commission. Oceanview has no history as a securitizer with respect to any offerings settled prior to November 2021. Therefore, Oceanview has not yet filed, nor is it yet required to file, a Form ABS-15G, and Oceanview has no history of repurchases or repurchase requests required to be reported by Oceanview under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

As of the date hereof, neither Oceanview nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Oceanview and its affiliates, are not restricted from purchasing any of such certificates and may, prior to the Closing Date, determine that they wish to purchase certain certificates. In addition, Oceanview and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

Column or a wholly-owned subsidiary or other affiliate of Column is the purchaser under a repurchase agreement with Oceanview or with another affiliate of Oceanview for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. None of the Oceanview mortgage loans is subject to the repurchase agreement.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2021-C61 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under

“Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2021, WTNA served as trustee on over 1,972 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $526 billion, of which approximately 705 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $472 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as Trustee for this transaction.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as Certificate Administrator under the Pooling and Servicing Agreement. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.251 billion (USD) in assets as of June 30, 2021. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo Bank announced that it had entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo Bank, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank intends to transfer such roles, duties, rights, and liabilities to Computershare Trust Company or CDTC, as applicable, in stages after

November 1, 2021. For any transaction where Wells Fargo Bank’s roles did not transfer to Computershare Trust Company or CDTC on November 1, 2021, Computershare Trust Company or CDTC performs all or virtually all of Wells Fargo Bank’s obligations as its agent as of such date.

Under the terms of the Pooling and Servicing Agreement, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and, to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of November 1, 2021, when it acquired the CTS business from Wells Fargo Bank, Computershare Trust Company was acting as agent for the certificate administrator on approximately 1102 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $622 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the Certificate Administrator is required to maintain pursuant to the Pooling and Servicing Agreement will be established and maintained with one or more institutions in a manner satisfying the requirements of the Pooling and Servicing Agreement, including any applicable eligibility criteria for account banks set forth in the Pooling and Servicing Agreement.

Computershare Trust Company is acting as the custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of November 1, 2021, when it acquired the CTS business from Wells Fargo Bank, Computershare Trust Company was acting primarily as agent for the custodian, but in some cases as custodian, for approximately for approximately 320,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Wells Fargo Bank disclosed transaction-level noncompliance on its 2020 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB related to its CMBS bond administration function (each, a “Subject 2020 Wells Fargo CTS CMBS Annual Statement of Compliance”). Each Subject 2020 Wells Fargo CTS CMBS

Annual Statement of Compliance stated that an administrative error resulted in a payment error to certain classes for one distribution period, and that the affected distributions were revised to correct the error before the next distribution date. Each Subject 2020 Wells Fargo CTS CMBS Annual Statement of Compliance also stated that Wells Fargo Bank has incorporated additional payment control procedures in an effort to prevent further similar payment errors. The transaction-level noncompliance disclosed on each Subject 2020 Wells Fargo CTS CMBS Annual Statement of Compliance occurred prior to the sale by Wells Fargo Bank of the CTS business to Computershare.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo is also a sponsor, an originator, a mortgage loan seller, and the holder of one or more companion loans related to each of the 1201 Lake Robbins Mortgage Loan and the ExchangeRight 49 Mortgage Loan. Wells Fargo is also an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. Wells Fargo is also (i) expected to be the general master servicer under the BANK 2021-BNK37 PSA, pursuant to which the 1201 Lake Robbins Whole Loan and the ExchangeRight 49 Whole Loan are expected to be serviced, (ii) the trustee, certificate administrator and custodian under the CSMC 2021-980M TSA, pursuant to which the 980 Madison Whole Loan is serviced, and (iii) the master servicer, certificate administrator and custodian under the UBS 2019-C18 PSA, pursuant to which the Wyndham National Hotel Portfolio Whole Loan is serviced.

Wells Fargo is the purchaser under a repurchase agreement with LMF or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo and LMF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by LMF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the LMF Mortgage Loans. Wells Fargo acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the issuing entity, some or all of the Wells Fargo Mortgage Loans. Wells Fargo is the purchaser under a repurchase agreement with BSPRT or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by BSPRT or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo and BSPRT or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by BSPRT or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the BSPRT Mortgage Loans. Wells Fargo is the purchaser under a repurchase agreement with LCF or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LCF or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo and LCF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by LCF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans. Pursuant to certain interim servicing agreements between Wells Fargo and Oceanview or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Oceanview or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Oceanview Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo in regards to any LMF Mortgage Loan, Wells Fargo Mortgage Loan, BSPRT Mortgage Loan, LCF Mortgage Loan, or Oceanview Mortgage Loan that is serviced by Wells Fargo prior to its inclusion in the issuing entity.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020	As of 9/30/2021
By Approximate Number:	30,491	30,931	30,536	29,834
By Approximate Aggregate Unpaid Principal Balance (in billions):	$569.88	$594.17	$601.82	$605.50

Within this portfolio, as of September 30, 2021, are approximately 23,203 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $481.8 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2021, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto

Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2018	$ 426,656,784,434	$ 509,889,962	0.12%
Calendar Year 2019	$ 448,683,861,638	$ 390,136,051	0.09%
Calendar Year 2020	$ 454,151,591,750	$ 795,573,185	0.18%
YTD Q3 2021	$ 457,977,174,297	$ 1,399,924,240	0.31%

*  “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and DBRS as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	DBRS
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo are rated “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing until January 10, 2022, or such later date as management decides based on circumstances at that time. This remote-working capability is part of Wells Fargo’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing & tracking;

●	credit investigation & background checks; and

●	defeasance calculations.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or Serviced Companion Loans. On occasion,

Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the Mortgage Loan Sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Neither Wells Fargo nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo or its affiliates may, from time to time retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo has been provided by Wells Fargo.

For a description of any material affiliations, relationships and related transactions between Wells Fargo, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo will have various duties under the PSA. Certain duties and obligations of Wells Fargo are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “—Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination

of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), will be appointed as the special servicer, and in such capacity, CWCAM will be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties pursuant to the Pooling and Servicing Agreement. CWCAM maintains a servicing office at 900 19th Street NW, 8th Floor, Washington, D.C. 20006.

CWCAM and its affiliates are involved in the management, investment management and disposition of commercial real estate assets, which may include:

●	special servicing of commercial and multifamily real estate loans;

●	commercial real estate property management and risk management and insurance services;

●	commercial mortgage and commercial real estate brokerage services;

●	commercial mortgage note and commercial real estate sale and disposition services; and

●	investing in, managing, surveilling and acting as special servicer for commercial real estate assets including investment grade, non-investment grade and unrated securities issued pursuant to CRE, CMBS and CDO transactions.

CWCAM was organized in June 2005 and has acted as special servicer for commercial and multifamily loans and other servicing transactions since 2005. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own, manage and sell assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending on the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2018, CWCAM acted as special servicer with respect to 145 domestic CMBS pools containing approximately 5,010 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $91 billion. As of December 31, 2019, CWCAM acted as special servicer with respect to 182 domestic CMBS pools containing approximately 6,399 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $121 billion. As of December 31, 2020, CWCAM acted as special servicer with respect to 235 domestic CMBS pools containing approximately 9,292 loans secured by properties throughout the United States with a then current unpaid principal balance of 170.5 billion. As of September 30, 2021, CWCAM acted as special servicer with respect to 279 domestic CMBS pools containing approximately 10,600 loans secured by properties throughout the United States with a then current unpaid balance of $205.3 Billon. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Washington, D.C.) and provides special servicing activities for investments in various markets throughout the United States. As of September 30, 2021, CWCAM had 56 employees responsible for the special servicing of commercial real estate assets. As of September 30, 2021, within the CMBS pools described in the preceding paragraph, 147 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending on the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Refinements within the prior three years include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time, CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Other than as set forth in the following paragraphs, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the certificateholders.

On December 17, 2015, U.S. Bank National Association, the trustee under five pooling and servicing agreements for (i) Wachovia Bank Commercial Mortgage Trust 2007-C30, (ii) COBALT CMBS Commercial Trust 2007-C2, (iii) Wachovia Bank Commercial Mortgage Trust 2007-C31, (iv) ML-CFC Commercial Mortgage Trust 2007-5 and (v) ML-CFC Commercial Mortgage Trust 2007-6 commenced a proceeding with the Second Judicial District Court of Ramsey County, Minnesota (the “State Court”) for a declaratory judgment as to the proper allocation of certain proceeds (“Disputed Proceeds”) received by CWCAM in connection with the sale of the Peter Cooper Village and Stuyvesant Town property in New York, New York securing loans held by those trusts. CWCAM was the special servicer of such property. The petition requests the State Court to instruct the trustee, the trust beneficiaries, and any other interested parties as to the amount of the Disputed Proceeds, if any, that constitute penalty interest and/or the amount of the Disputed Proceeds, if any, that constitute gain-on-sale proceeds, with respect to each trust. On February 24, 2016, CWCAM made a limited appearance with the State Court to file a motion to dismiss this proceeding based on lack of jurisdiction, mootness, standing and forum non conveniens. On July 19, 2016, the State Court denied CWCAM’s motion to dismiss. On July 22, 2016, the action was removed to federal court in Minnesota (“Federal Court”). On October 21, 2016, the Federal Court held a hearing on the motion to transfer the action to the United States District Court for the Southern District of New York (“SDNY Court”), a motion to remand to state court and a motion to hear CWCAM’s request for reconsideration of the motion to dismiss. On March 14, 2017, the Federal Court reserved the determination on the motion to hear CWCAM’s request for reconsideration of the motion to dismiss, denied the motion to remand the matter to state court and granted the motion to transfer the proceeding to the SDNY Court. Cross motions for judgment on the pleadings were filed but the SDNY Court was unable to decide the case based on the pleadings and the SDNY Court ordered discovery. All fact discovery was completed in December, 2018 and expert discovery was completed on March 15, 2019. The parties submitted cross motions for summary judgment, and on March 19, 2020, the SDNY Court entered an opinion and order in which it granted summary judgment in CWCAM’s favor and held that CWCAM was entitled to the entire amount of penalty interest and that CWCAM’s determination of Yield Maintenance was correct. In the 127-page opinion, the SDNY Court found for CWCAM on every issue presented by the trustee’s petition, namely, that the funds in dispute constitute penalty interest and yield maintenance, not gain-on-sale proceeds, and that the amount of penalty interest and yield maintenance was correctly calculated. An appeal of the SDNY Court’s decision was taken on April 29, 2020. Oral argument on the appeal occurred on June 21, 2021. The parties await the decision of the appeals court.

On December 1, 2017, a complaint against CWCAM and others was filed in the United States District Court for the Southern District of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., No. 17-cv-9463 (the “Original Complaint”). The gravamen of the Original Complaint alleged breaches of a contract and fiduciary duties by CWCAM’s affiliate, CWCapital Investments LLC in its capacity as collateral manager for the collateralized debt obligation transaction involving CWCapital Cobalt Vr, Ltd. In total, there are 14 counts pled in the Original Complaint. Of those 14, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment. On May 23, 2018, the Original Complaint was dismissed for lack of subject matter jurisdiction.   On June 28, 2018, CWCapital Cobalt Vr Ltd. filed a substantially similar complaint in the Supreme Court of the State of New York, County of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., Index No. 653277/2018 (the “New Complaint”).  The gravamen of the New Complaint is the same as the previous complaint filed in the United State District Court for the Southern District of New York.  In total there are 16 counts pled in the New Complaint. Of those 16 counts, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment, 1 count seeks a declaratory judgement that the plaintiff has the right to enforce the contracts in question and 1 count seeks an injunction requiring the defendants to recognize the plaintiff as the directing holder for the trusts in question. On January 11, 2019, the plaintiff dismissed with prejudice the declaratory judgment and injunction counts. The New Complaint and related summons was not served on the defendants until July 13, 2018 and July 16, 2018. The plaintiff’s motion for a preliminary injunction was denied by the court on July 31, 2018. On August 3, 2018, the defendants, including CWCAM, filed a motion to dismiss the New Complaint in its entirety. On August 20, 2019, the court entered an order granting defendants’ motion almost in its entirety, dismissing 11 of the 16 counts and partially dismissing 2 additional counts. Of the remaining counts, 2 are asserted against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment. On September 19, 2019, CWCapital Cobalt Vr Ltd. filed a notice of appeal relating to the August 20, 2019 dismissal order and on September 26, 2019, filed an amended complaint against CWCI and CWCAM attempting to address deficiencies relating to certain of the claims dismissed by the August, 20, 2019 order. CWCI and CWCAM filed its Motion to Dismiss the amended complaint on October 28, 2019. The court heard argument on the Motion to Dismiss the amended complaint on January 22, 2020 and on October 23, 2020, the court granted the motion dismissing the amended claims. On November 30, 2020, CWCapital Cobalt Vr Ltd filed a notice of appeal relating to the October 23, 2020 dismissal order. On April 27, 2021, the First Department affirmed the dismissal as to claims against CWCAM that were part of the August 20, 2019 dismissal, but reversed the dismissal of two counts for breach of the Collateral Management Agreement against CWCI. CWCI has sought leave to file an appeal of the decision. Both requests for leave were denied by the First Department. The plaintiff has also sought leave to appeal the dismissal of the claims against CWCAM. CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith and the remaining allegations in the New Complaint are without merit.

CWCAM may enter into one or more arrangements with any directing certificateholder, any Controlling Class certificateholder, any person with the right to appoint or remove and replace CWCAM as the special servicer, or any other person (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as special servicer under the Pooling and Servicing Agreement and limitations on the right of such person to replace CWCAM as the special servicer.

Neither CWCAM nor, to CWCAM’s knowledge, any affiliate of CWCAM, has any interest retained in the transaction.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

The foregoing information regarding CWCAM under this heading “Transaction Parties—The Special Servicer” has been provided by CWCAM. CWCAM does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of CWCAM as Special Servicer), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by CWCAM) or any related documents.

The special servicer will not have primary responsibility for custody services or original documents evidencing the Mortgage Loans or the Companion Loans. The special servicer may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Companions Loans or otherwise. To the extent that the special servicer has custody of any such document for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

The special servicer will not have any advancing obligations. In certain instances, the special servicer may have the right to make property related property protection advances in emergency situations and if so will be entitled to reimbursement.

The roles and responsibilities of the special servicer are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform utilizes compliance checking software and has a team of industry operations specialists focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty failures, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of September 30, 2021, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 242 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $229 billion. As of September 30, 2021, Pentalpha Surveillance was acting as asset representations reviewer for 98 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $93 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) as they relate to commercial mortgage-backed securities. Wells Fargo Bank will act as the “retaining sponsor” (as defined in the Credit Risk Retention Rules, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement initially through the purchase by LD III Sub IV LLC, a Delaware limited liability company, the “third party purchaser” (as defined in the Credit Risk Retention Rules, the “Third Party Purchaser”) of the Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates (collectively, the “Horizontal Risk Retention Certificates”), with an estimated aggregate initial Certificate Balance of $88,646,400 and representing approximately 5.03% of the aggregate fair value of the certificates (other than the Class R certificates) as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). The Horizontal Risk Retention Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates or take any other action in respect of such securitization, in a manner prescribed or contemplated by the European Risk Retention and Due Diligence Requirements. In particular, no such person undertakes to take any action which may be required by any European Institutional Investor for the purposes of their compliance with such regulation or similar requirements. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any investor with such regulation. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” and “—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Third Party Purchaser

LD III Sub IV LLC, a Delaware limited liability company, is expected, to (i) act as the initial Third Party Purchaser and (ii) retain the Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates.

LD III Sub IV LLC is directly or indirectly owned by Prime Finance Long Duration (B-Piece) III, L.P. and by Prime Finance Long Duration (B-Piece) III (Parallel Entity), L.P., each a Delaware limited partnership (collectively, the “Fund”). The Fund was formed primarily to acquire or invest in unrated or below investment-grade commercial mortgage backed securities and certain other investments.  The Fund commenced operations on September 28, 2021, and has total investor capital commitments of $460.3 million to date.  This is anticipated to represent the Fund’s fourth purchase of junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”).

The Fund is advised by Prime Finance Advisor, L.P. (“Prime Finance”).  Prime Finance is an experienced commercial real estate debt investor.  The six members of the investment committee responsible for the Fund had an average of 29 years of real estate experience as of September 30, 2021.  Funds advised by Prime Finance have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities.  As of September 30, 2021, funds advised by Prime Finance own approximately 245 separate real estate credit investments, including forty-six (46) CMBS B-Piece Securities.

As of September 30, 2021, Prime Finance affiliates have originated or acquired over $18 billion of commercial real estate debt investments.  Prime Finance is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

Horizontal Risk Retention Certificates

General

The Third Party Purchaser is expected to purchase the Horizontal Risk Retention Certificates, consisting of the classes of certificates identified in the table below.

Class of Horizontal Risk Retention Certificates	Expected Initial Certificate Balance		Estimated Fair Values (in $) and Estimated Range of Fair Values (in %) of the Horizontal Risk Retention Certificates(1)	Expected Purchase Price(2)
Class F-RR	$11,249,000	(3)	$5,050,724 / 0.54% - 0.73%(3)	44.8993%
Class G-RR	$12,421,000		$5,576,944 / 0.69% - 0.72%	44.8993%
Class H-RR	$10,511,000		$4,719,367 / 0.58% - 0.61%	44.8993%
Class J-RR	$10,511,000		$4,719,367 / 0.58% - 0.61%	44.8993%
Class K-RR	$7,644,000		$3,432,104 / 0.43% - 0.44%	44.8993%
Class L-RR	$36,310,400		$16,303,121 / 2.02% - 2.11%	44.8993%

(1)	The estimated fair value (expressed as a dollar amount) and estimated range of fair values (expressed as a percentage of the aggregate fair value of all of the certificates (other than the Class R certificates)) of the Horizontal Risk Retention Certificates. The fair value of the Horizontal Risk Retention Certificates have been determined as described under “—Yield-Priced Principal Balance Certificates”. The fair value of the other certificates is unknown and has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(2)	Expressed as a percentage of the expected initial Certificate Balance of each class of the Horizontal Risk Retention Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by the Third Party Purchaser is approximately $39,801,625, excluding accrued interest.

(3)	The approximate initial Certificate Balance of the Class F-RR certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described herein under “Credit Risk Retention”. The Class F-RR certificates are expected to have an initial Certificate Balance that falls within a range of $9,341,000 and $13,060,000. The Class F-RR certificates are expected to have an estimated fair value that falls within a range of approximately $4,194,045 and $5,863,850.

The aggregate fair value of the Horizontal Risk Retention Certificates is expected to be equal to or above 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates). The Retaining Sponsor estimates that, relying solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it is required to retain an eligible horizontal residual interest with an aggregate fair value dollar amount of between approximately $38,696,544 and $40,354,923, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates and Trust Components in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B and Class X-D certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X-2 Trust Components), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class L-RR certificates, second, to the Class K-RR certificates, third, to the Class J-RR certificates, fourth, to the Class H-RR certificates, fifth, to the Class G-RR certificates, sixth, to the Class F-RR certificates, seventh, to the Class E certificates, eighth, to the Class D certificates, ninth, to the Class C Trust Component, tenth, to the Class B Trust Component, eleventh, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, in each case until the Certificate Balance of that class or Trust Component has been reduced to zero. Any Realized Loss applied to the Class A-3, Class A-4, Class A-S, Class B or Class C Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Classes of Yield-Priced Principal Balance Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class A-S, Class B, Class C, Class D and Class E certificates (collectively, the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates (the “Yield-Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads may tighten in the direction of the low estimate provided.

Swap-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% CPR prepayment rate, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Swap-Priced Principal Balance Certificates would be over the course of this securitization based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve

The Retaining Sponsor utilized the assumed swap yield curve in the table below in determining the range of estimated fair values of the Swap-Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below titled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the swap yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Tenor	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2YR	0.688%	0.743%	0.957%
3YR	0.934%	1.029%	1.288%
4YR	1.055%	1.189%	1.435%
5YR	1.134%	1.301%	1.516%
6YR	1.202%	1.388%	1.619%
7YR	1.244%	1.464%	1.704%
8YR	1.285%	1.515%	1.761%
9YR	1.321%	1.556%	1.804%
10YR	1.345%	1.592%	1.841%
12YR	1.401%	1.650%	1.899%

Based on the swap yield curve, the Retaining Sponsor will determine for each class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9, 10 and 12 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.20%	0.25%	0.35%
Class A-2	0.50%	0.55%	0.65%
Class A-SB	0.50%	0.57%	0.65%
Class A-3(1)	0.63%	0.68%	0.73%
Class A-4(1)	0.65%	0.70%	0.75%
Class A-S(1)	0.85%	0.93%	1.05%
Class B(1)	1.05%	1.15%	1.25%
Class C(1)	1.50%	1.75%	2.00%
Class D	2.35%	2.50%	2.85%
Class E	3.50%	3.75%	4.00%

(1)	The maximum Certificate Balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components discussed in “Description of the Certificates—General”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Swap-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Swap-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Swap-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.006%	1.130%	1.465%
Class A-2	1.608%	1.815%	2.140%
Class A-SB	1.756%	2.048%	2.370%
Class A-3(1)	1.961%	2.251%	2.549%
Class A-4(1)	1.993%	2.288%	2.587%
Class A-S(1)	2.194%	2.520%	2.889%
Class B(1)	2.394%	2.740%	3.089%
Class C(1)	2.844%	3.340%	3.839%
Class D	3.694%	4.091%	4.690%
Class E	4.846%	5.343%	5.842%

(1)	The maximum Certificate Balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components discussed in “Description of the Certificates—General”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Determination of Class Sizes

The Retaining Sponsor was provided credit support levels for each class of Swap-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate Certificate Balance of Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, or a stipulation by the b-piece buyer, if applicable, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Swap-Priced Principal Balance Certificates, or of the b-piece buyer, if applicable (the “Constraining Level”). In certain circumstances the Retaining Sponsor may have elected not to engage an NRSRO for particular Classes of Principal Balance Certificates, based in part on the credit support levels provided by that NRSRO. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The aggregate Certificate Balance for the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 Exchangeable Certificates and Class A-4 Exchangeable Certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus 0.3. The Certificate Balance for the Class A-S Exchangeable Certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level, minus the percentage of the Initial Pool Balance represented by the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 Exchangeable Certificates and Class A-4 Exchangeable Certificates. For each other subordinate class of Swap-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference between the Constraining Level for the immediately senior class of Swap-Priced Principal Balance Certificates and such subordinate class’s Constraining Level.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, similar average lives, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price utilized for each class of Swap-Priced Principal Balance Certificates (other than the Class D and Class E certificates) is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates	Target Price
Class A-1	100%
Class A-2	103%
Class A-SB	103%
Class A-3(1)	101%
Class A-4(1)	103%
Class A-S(1)	103%
Class B(1)	103%
Class C(1)	100%

(1)	The maximum Certificate Balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components discussed in “Description of the Certificates—General”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Swap-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Swap-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	1.019%	1.145%	1.484%
Class A-2	2.289%	2.499%	2.829%
Class A-SB	2.201%	2.498%	2.824%
Class A-3(1)	2.078%	2.369%	2.667%
Class A-4(1)	2.328%	2.627%	2.930%
Class A-S(1)	2.530%	2.860%	3.233%
Class B(1)	2.732%	3.082%	3.435%
Class C(1)	2.839%	3.332%	3.826%
Class D	2.500%	2.500%	2.500%
Class E	2.500%	2.500%	2.500%

(1)	The maximum Certificate Balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components discussed in “Description of the Certificates—General”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Determination of Swap-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Interest-Only Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents and the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	1.232%	1.444%	1.702%
10YR	1.309%	1.544%	1.798%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings,

pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Retaining Sponsor’s experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.00%	1.25%	1.50%
Class X-B	1.00%	1.25%	1.50%
Class X-D	2.00%	2.10%	2.50%

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.257%	2.727%	3.234%
Class X-B	2.301%	2.784%	3.288%
Class X-D	3.301%	3.634%	4.288%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-

Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Principal Balance Certificates

The Yield-Priced Principal Balance Certificates are anticipated to be acquired by the Third Party Purchaser based on a targeted discount yield of 14.7312% (inclusive of agreed upon price adjustments, if applicable) for each class of Yield-Priced Principal Balance Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each class of Yield-Priced Principal Balance Certificates, the Structuring Assumptions and 0% CPY, each as agreed to among the sponsors and the Third Party Purchaser.

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Principal Balance Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value

Based on the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates (other than the Class R certificates) by multiplying the range of the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of expected prices.

Range of Estimated Fair Values for the Certificates
(Other than the Class R Certificates)

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Estimate of Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$18,511,781	$18,511,884	$18,511,704
Class A-2	$111,375,480	$111,378,080	$111,377,838
Class A-SB	$29,383,420	$29,383,527	$29,383,717
Class A-3(1)(2)	$176,738,877	$176,747,619	$176,738,649
Class A-4(1)(2)	$211,061,510	$211,047,709	$211,055,161
Class X-A	$42,872,023	$55,353,079	$67,403,669
Class X-B	$3,580,644	$7,305,198	$11,088,298
Class A-S(1)	$25,588,494	$25,587,906	$25,587,934
Class B(1)	$39,366,782	$39,364,432	$39,364,432
Class C(1)	$41,085,394	$41,086,319	$41,084,729
Class X-D(3)	$4,420,779	$4,327,647	$4,176,151
Class D	$22,952,417	$24,155,176	$24,991,236
Class E(3)	$8,048,337	$6,901,151	$5,720,188
Class F-RR(4)	$4,194,045	$5,050,724	$5,863,850
Class G-RR	$5,576,944	$5,576,944	$5,576,944
Class H-RR	$4,719,367	$4,719,367	$4,719,367
Class J-RR	$4,719,367	$4,719,367	$4,719,367
Class K-RR	$3,432,104	$3,432,104	$3,432,104
Class L-RR	$16,303,121	$16,303,121	$16,303,121
Total:	$773,930,883	$790,951,354	$807,098,459

(1)	The maximum Certificate Balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components discussed in “Description of the Certificates—General”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

(2)	The exact initial Certificate Balances or Notional Amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components (and consequently, the exact initial Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates and Class A-4 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial Certificate Balance of the Class A-3 Trust Component is expected to be within the range of $0 and $175,000,000, and the initial Certificate Balance of the Class A-4 Trust Component is expected to be within the range of $204,916,000 and $379,916,000. The aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components is expected to be approximately $379,916,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and Class A-3-X2 Trust Components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-3 Trust Component. The Class A-4-X1 and Class A-4-X2 Trust Components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-4 Trust Component. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-3 certificates is assumed to be $175,000,000, and the Certificate Balance of the Class A-4 certificates is assumed to be $204,916,000.

(3)	The approximate initial Certificate Balance of the Class E certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The initial Certificate Balance of the Class E certificates is expected to fall within a range of $7,006,000 and $10,725,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the certificates (other than the Class R certificates). Any variation in the initial Certificate Balance of the Class E certificates would affect the initial Notional Amount of the Class X-D certificates.

(4)	The approximate initial Certificate Balance of the Class F-RR Certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The initial Certificate Balance of the Class F-RR certificates is expected to fall within a range of $9,341,000 and $13,060,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the certificates (other than the Class R certificates).

The estimated range of fair values for all the certificates (other than the Class R certificates) is approximately $773,930,883 to $807,098,459.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the Horizontal Risk Retention Certificates (except to a majority-owned affiliate) until December 6, 2026. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third party purchaser and the successor third party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and their affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date or (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §43.7(b)(8)(i) of the Credit Risk Retention Rules.

Operating Advisor

The operating advisor for the transaction is Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and

●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage

Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Pentalpha Surveillance’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance under the PSA and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of LMF, Wells Fargo Bank, LCF (solely in its capacity as a mortgage loan seller), Column, UBS AG, New York Branch, BSPRT and Oceanview will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2 (the “Exception Schedules”).

At the time the decision to include its Mortgage Loans in this transaction, each of LCF, Wells Fargo Bank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 would not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on its related security interest in such Mortgaged Property, or were mitigated in a manner consistent with customary or otherwise appropriate lending practices by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property or otherwise favorable lease provisions pertaining to the related risk, or the likelihood of near-term curative action within foreseeable cost parameters. However, there can be no assurance that the compensating factors or other circumstances upon which each of LCF, Wells Fargo Bank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of the decision to include its Mortgage Loans in this transaction, each of UBS AG, New York Branch, LMF and Column determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG, New York Branch, LMF and Column, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG, New York Branch, LMF and Column, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of UBS AG, New York Branch, LMF and Column based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the BSPRT Mortgage Loans in this transaction, BSPRT determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the borrower sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BSPRT that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BSPRT that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BSPRT based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2021-C61 will consist of the following classes: the Class A-1, Class A-2 and Class A-SB certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), the Class X-A and Class X-B certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class R certificates.

The Class X-A, Class X-B and Class X-D certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class A-3-X1, Class A-3-X2, Class A-4-X1, Class A-4-X2, Class X-A, Class X-B and Class X-D certificates) and the Subordinate Certificates (other than the Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X-A, Class X-B certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”. The Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates are also referred to in this prospectus as the “Horizontal Risk Retention Certificates” and are expected to be purchased and retained by LD III Sub IV LLC.

The “Exchangeable Certificates” are comprised of (i) the Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1 and Class A-3-X2 certificates (collectively, the “Class A-3 Exchangeable Certificates”), (ii) the Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1 and Class A-4-X2 certificates (collectively, the “Class A-4 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates” ) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates” ). The Class A-3-X1, Class A-3-X2, Class A-4-X1, Class A-4-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$18,512,000
A-2	$108,135,000
A-SB	$28,529,000
A-3(1)	(1)(2)
A-4(1)	(1)(2)
X-A	$535,092,000
X-B	$104,152,000
A-S(1)	$24,844,000	(1)
B(1)	$38,221,000	(1)
C(1)	$41,087,000	(1)

Non-Offered Certificates
X-D(3)	$36,528,000
D	$27,711,000
E(3)	$8,817,000
F-RR(3)	$11,249,000
G-RR	$12,421,000
H-RR	$10,511,000
J-RR	$10,511,000
K-RR	$7,644,000
L-RR	$36,310,000
R	NAP

(1)	The Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-3, Class A-4, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. Each class of Exchangeable Certificates will have the Certificate Balance or Notional Amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

(2)	The exact initial Certificate Balances or Notional Amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components (and consequently, the exact initial Certificate Balances or Notional Amount of each class of Class A-3 Exchangeable Certificates and Class A-4 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components is expected to be approximately $379,916,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and Class A-3-X2 Trust Components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-3 Trust Component. The Class A-4-X1 and Class A-4-X2 Trust Components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-4 Trust Component. In the event that the Class A-4 Certificates are issued at $379,916,000, the Class A-3 Exchangeable Certificates will not be issued.

(3)	The initial Certificate Balance of each of the Class E and Class F-RR certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention”. The initial Certificate Balance of the Class E certificates is expected to fall within a range of $7,006,000 and $10,725,000, and the initial Certificate Balance of the Class F-RR certificates is expected to fall within a range of $9,341,000 and $13,060,000, with the ultimate initial Certificate Balance of each determined such that the aggregate fair value of the Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Any variation in the initial Certificate Balance of the Class E certificates would affect the initial Notional Amount of the Class X-D certificates.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $535,092,000.

The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B certificates and the Class C Trust Components outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $104,152,000.

The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Certificate Balance of the Class E certificates is expected to fall within a range of $7,006,000 and $10,725,000, with the ultimate initial Certificate Balance determined such that the aggregate fair value of the Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Accordingly, the initial Notional Amount of the Class X-D certificates is expected to fall within a range of $34,717,000 and $38,436,000.

The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Trust Components will equal the Certificate Balance of the Class A-3 Trust Component. The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Certificates will equal the Certificate Balances of the Class A-3-1 and Class A-3-2 Certificates, respectively.

The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Trust Components will equal the Certificate Balance of the Class A-4 Trust Component. The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Certificates will equal the Certificate Balances of the Class A-4-1 and Class A-4-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Mortgage Loans will be held by the Lower-Tier REMIC. The certificates (other than the Exchangeable Certificates) and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4,

Class A-4-X1, Class A-4-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components will be issued by the Upper-Tier REMIC. The grantor trust (the “Grantor Trust”) will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in January 2022.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)  the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates and Trust Components that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan (including any Companion Loan) had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Payment Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates and Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B and Class X-D certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i) prior to the Cross-Over Date:

(a) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b) to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c) to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d) to the Class A-3 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 Trust Component is reduced to zero;

(e) to the Class A-4 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date until the Certificate Balance of the Class A-4 Trust Component is reduced to zero;

(f)   to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii) on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components remaining outstanding, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components have been reduced to zero, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B Trust Component have been reduced to zero, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C Trust Components have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-

Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D and Class E certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E, Class F-RR, Class G-RR and Class H-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirty-first, to the Class K-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Thirty-second, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates have been reduced to zero, to the Class K-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirty-third, to the Class K-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirty-fourth, to the Class L-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Thirty-fifth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR certificates have been reduced to zero, to the Class L-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution

Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirty-sixth, to the Class L-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Thirty-seventh, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificate and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates”.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates or Trust Components for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates or Trust Components will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates and the Class A-3, Class A-4, Class A-S, Class B and Class C certificates for any Distribution Date will equal the applicable rate set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class K-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class L-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution

Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Interest Rate then in effect minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Interest Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Exchangeable Certificates

Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the Issuing Entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component”. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-3	See footnote (7) to the table under “Summary of Certificates”	Class A-3 Certificate Pass-Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-4	See footnote (7) to the table under “Summary of Certificates”	Class A-4 Certificate Pass-Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-S	$24,844,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$38,221,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$41,087,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-3 Trust Component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-4 Trust Component (if such class of Exchangeable Certificates has an “A-4” designation) or the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-3 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class B Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class B Trust Component and the maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C Trust Component. The aggregate Certificate Balance of the Offered Certificates set forth on the cover page of this prospectus assumes that only the maximum Certificate Balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components discussed in “Description of the Certificates—General”) are issued on the Closing Date and that the

Certificate Balance or Notional Amount of each other class of Exchangeable Certificates is equal to zero.

Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-3 Trust Component, Class A-4 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-3 Certificates, Class A-4 Certificates, Class A-S Certificates, Class B Certificates or Class C Certificates, respectively, shown above in the “Summary of Certificates” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-3, Class A-4, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates”. The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to cts.cmbs.bond.admin@wellsfargo.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a) the Scheduled Principal Distribution Amount for that Distribution Date,

(b) the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c) the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)  the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the

Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)  all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

(iii) the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i) the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii) the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Interest Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(1) to each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D, Class E and Class F-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2) to the Class A-3-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(3) to the Class A-3-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(4) to the Class A-4-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(5) to the Class A-4-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution

Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates as described above, and

(13) to the Class X-B certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●

if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●

if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium:

●

if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO

Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows (or, with respect to each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-3 Certificates, Class A-4 Certificates, Class A-S Certificates, Class B Certificates or Class C Certificates, respectively):

Class	Assumed Final Distribution Date
Class A-1	May 2026
Class A-2	December 2026
Class A-SB	July 2031
Class A-3(1)	NAP – October 2031(2)
Class A-4(1)	November 2031 – November 2031(3)
Class X-A	NAP
Class X-B	NAP
Class A-S(1)	November 2031
Class B(1)	November 2031
Class C(1)	November 2031

(1)

Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are Principal Balance Certificates will have the same Assumed Final Distribution Date as the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, respectively, shown in the table.

(2)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-3 Trust Component ranging from $0 to $175,000,000.

(3)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-4 Trust Component ranging from $204,916,000 to $379,916,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in November 2054. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a payment due date occurring after the related Determination Date, the related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall“. Prepayment Interest Shortfalls for each Distribution Date with respect to any AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)  the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii)  the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (a) any Non-Serviced Mortgage Loan, (b) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (c) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (d)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (e) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest

Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise be protected by the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates. The Class B Exchangeable Certificates will likewise be protected by the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates. The Class C Exchangeable Certificates will likewise be protected by the subordination of the Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components by the Subordinate Certificates.

Following the retirement of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than the Class L-RR certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class L-RR certificates;

second, to the Class K-RR certificates;

third, to the Class J-RR certificates;

fourth, to the Class H-RR certificates;

fifth, to the Class G-RR certificates;

sixth, to the Class F-RR certificates;

seventh, to the Class E certificates;

eighth, to the Class D certificates;

ninth, to the Class C Trust Component;

tenth, to the Class B Trust Component; and

eleventh, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-3, Class A-4, Class A-S, Class B or Class C Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated first, to any related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

A class of Regular Certificates or a Trust Component will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)  a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)  a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)  a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)  a CREFC® advance recovery report;

(5)  a CREFC® total loan report;

(6)  a CREFC® operating statement analysis report;

(7)  a CREFC® comparative financial status report;

(8)  a CREFC® net operating income adjustment worksheet;

(9)  a CREFC® real estate owned status report;

(10) a CREFC® servicer watch list;

(11) a CREFC® loan level reserve and letter of credit report;

(12) a CREFC® property file;

(13) a CREFC® financial file;

(14) a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15) a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file;

●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and

●	a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●

Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2022, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●

Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2022, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Controlling Class Loan with respect to the related Loan-Specific Directing Certificateholder) any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

●	this prospectus;

●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

●

any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and

●	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	any appraisals delivered in connection with any Asset Status Report; and

●	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the certificates;

●

all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

●

any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●

notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●

any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator; and

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	any notice or documents provided to the certificate administrator by the depositor or the Master Servicer directing the certificate administrator to post to the “Special Notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●

the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to (A) ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and (B) any noncompliance by the Third Party Purchaser or a successor third party purchaser with the applicable provisions of the Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan. Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

The certificate administrator will, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person (other than financial market publishers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that the Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the certificate administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with the terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1) 2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2) in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company

(“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered

Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of a Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR or Class L-RR certificate is subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the

PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – WFCM 2021-C61

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)        the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)      an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)      the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)       an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)      the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)      originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)     the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)      any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)       an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)      the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)     the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)     the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)     the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)     the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan;

(xvii)    the original or a copy of any related mezzanine intercreditor agreement;

(xviii)   the original or a copy of all related environmental insurance policies; and

(xix)    a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control

Note (or, with respect to the Meadowood Mall Whole Loan, the related Companion Loan evidenced by promissory note A-4) on or about the applicable Servicing Shift Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a) A copy of each of the following documents:

(i)     the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)   any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)   all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)    the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)   any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)  any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii) any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)  any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)       any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)      any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)      any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)     all related environmental reports; and

(xiv)     all related environmental insurance policies;

(b) a copy of any engineering reports or property condition reports;

(c) other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), copies of a rent roll;

(d) for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e) a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f) a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g) a copy of the appraisal for the related Mortgaged Property(ies);

(h) for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i) a copy of the applicable mortgage loan seller’s asset summary;

(j) a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k) a copy of all zoning reports;

(l) a copy of financial statements of the related mortgagor;

(m)    a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n) a copy of all UCC searches;

(o) a copy of all litigation searches;

(p) a copy of all bankruptcy searches;

(q) a copy of any origination settlement statement;

(r) a copy of the insurance summary report;

(s) a copy of organizational documents of the related mortgagor and any guarantor;

(t) a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u) a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v) a copy of any closure letter (environmental); and

(w) a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or Benefit Street Partners Realty Trust Inc., as guarantor of the repurchase and substitution obligations of BSPRT, or Oceanview (U.S.) Holdings Corp., as guarantor of the repurchase and substitution obligations of Oceanview) will be required to, no later than 90 days following:

(a) such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or Benefit Street Partners Realty Trust Inc., as guarantor of the repurchase and substitution obligations of BSPRT, or Oceanview (U.S.) Holdings Corp., as guarantor of the repurchase and substitution obligations of Oceanview) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of

BSPRT, or Oceanview (U.S.) Holdings Corp., as guarantor of the repurchase and substitution obligations of Oceanview) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such Material Defect (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC, or Oceanview (U.S.) Holdings Corp., as guarantor of the repurchase and substitution obligations of Oceanview) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or Benefit Street Partners Realty, Inc., as guarantor of the repurchase and substitution obligations of BSPRT, or Oceanview (U.S.) Holdings Corp., as guarantor of the repurchase and substitution obligations of Oceanview) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan or a Servicing Shift Mortgage Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or in the case of BSPRT, Benefit Street Partners Realty Trust, Inc., or in the case of Oceanview, Oceanview (U.S.) Holdings Corp.) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or in the case of BSPRT, Benefit Street Partners Realty Trust, Inc., or in the case of Oceanview, Oceanview (U.S.) Holdings Corp.) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller (or in the case of BSPRT, Benefit Street Partners Realty Trust, Inc., or in the case of Oceanview, Oceanview (U.S.) Holdings Corp.) will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT, or Oceanview (U.S.) Holdings Corp., as guarantor of the repurchase and substitution obligations of Oceanview) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT, or Oceanview (U.S.) Holdings Corp., as guarantor of the repurchase and substitution obligations of Oceanview) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Interest Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT, or Oceanview (U.S.) Holdings Corp., as guarantor of the repurchase and substitution obligations of Oceanview), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation (or, in the case of LCF, enforcement of the payment guarantee obligations of Ladder Holdings, REIT LLLP and TRS LLLP pursuant to the MLPA to which LCF is a party), including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT, or Oceanview (U.S.) Holdings Corp., as guarantor of the repurchase and substitution obligations of Oceanview), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b) have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c) have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

(d) accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e) have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g) comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i) have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k) not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l) have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)    not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the

Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o) prohibit defeasance within two years of the Closing Date;

(p) not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q) have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r) be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that with respect to the obligations of LCF, pursuant to the related MLPA, Ladder Holdings, REIT LLLP and TRS LLLP will agree to guarantee payment in connection with the performance of such obligations; provided, further, that, if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of LCF, any of that mortgage loan seller, Ladder Holdings, REIT LLLP and TRS LLLP, (ii) in the case of BSPRT, any of that mortgage loan seller or Benefit Street Partners Realty Trust, Inc. or (iii) in the case of Oceanview, any of that mortgage loan seller or Oceanview (U.S.) Holdings Corp.) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. If the applicable mortgage loan seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT, or Oceanview (U.S.) Holdings Corp., as guarantor of the repurchase and substitution obligations of Oceanview) elects to cure such breach, then such mortgage loan seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT, or Oceanview (U.S.) Holdings Corp., as guarantor of the repurchase and substitution obligations of Oceanview) will be required to remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT, or Oceanview (U.S.) Holdings Corp., as guarantor of the repurchase and substitution obligations of Oceanview) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding LCF) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master

Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” above and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”, on and after the applicable Servicing Shift Date, a Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

With respect to each Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related Control Note or, in the case of the Meadowood Mall Mortgage Loan, securitization of the Companion Loan evidenced by promissory note A-4 (in which case the trustee under the related Servicing Shift PSA will become the mortgagee of record), (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial and multifamily mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion

Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the payment due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)  all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)  in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Payment Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a

Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure (including through trustee’s sale or judicial foreclosure) or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates and Trust Components as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates and Trust Components (including to reimburse for Realized Losses previously allocated to such certificates or components). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)      to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date;

(ii)     to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)    to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)     to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)    to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)    to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)   to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)    to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)     to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)    to recoup any amounts deposited in the Collection Account in error;

(xii)   to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)  to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)  to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)   to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)  to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)  to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii) to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)  to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)   to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the

Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on	Monthly

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
	related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	deposit in the Collection Account with respect to the other Mortgage Loans.
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Master Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with respect to which the master servicer acts as Enforcing Servicer and obtains (i) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (ii) Loss of Value Payments paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (iii) Loss of Value Payments paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and Servicing Shift Mortgage Loan but excluding each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan	Out of general collections on deposit in the Collection Account.	Monthly

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
(including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general	Monthly

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
collections then on deposit in the Collection Account with respect to the other Mortgage Loans.
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.05250%. In addition, with respect to each Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement), the master servicer will receive a primary servicing fee, calculated on the Stated Principal Balance of such Serviced Companion Loan, at a rate to be specified in the PSA. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions; provided that if any such matter involves a Major Decision (other than with respect to a Payment Accommodation) (regardless of whether such Major Decision relates to a Master Servicer Decision), then the master servicer will be entitled to 50% of such Excess Modification Fees (and with respect to a Payment Accommodation, the Master Servicer will not be entitled to any COVID Forbearance Fees);

●

100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●

100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;

●

100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demand charges were prepared by the Master Servicer;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan; and

●

penalty charges, including late payment charges and default interest, paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

If the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled. If the master servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request processed by the master servicer or the special servicer, as applicable, to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related

Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to the master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which the master servicer acts as Enforcing Servicer and obtains (i) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (ii) Loss of Value Payments (including with respect to the related Companion Loan, if applicable).

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms—Offered Certificates—Pass-Through Rates—C. Servicing and Administration Fees”. With respect to each Servicing Shift Mortgage Loan, the master servicer (or primary servicer) (prior to the related Servicing Shift Date) or the related Non-Serviced Master Servicer (or primary servicer) (on and after the related Servicing Shift Date) will be entitled to a primary servicing fee accruing at a rate not in excess of 0.25% per annum. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.2500% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (iii) Loss of Value Payments (including with respect to the related Companion Loan, if applicable).

A “Liquidation Fee”, with respect to a Mortgage Loan or an REO Property, will be an amount payable from, and calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)   (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)   the purchase (A) of any Specially Serviced Loan that is part of a Serviced AB Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (B) of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)   the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)   (A) a repurchase of a Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of a Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)   the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)   if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related

Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan in the form of:

(i)   100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans and 100% of COVID Forbearance Fees related to any Payment Accommodation,

(ii)   100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)    100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)   100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)    50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision (other than with respect to a Payment Accommodation);

(vi)    with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds,

(vii)    100% of charges for beneficiary statements and demand charges actually paid by the related borrowers to the extent such beneficiary statements or demand charges were prepared by the special servicer, and

(viii)    penalty charges, including late payment charges and default interest, paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

If the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled. If the master servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced

Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

For the avoidance of doubt, with respect to any fee split (other than a fee split with regard to penalty charges) between the master servicer and the special servicer pursuant to the terms of the PSA, the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however, that (x) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee will not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the master servicer decides not to charge any fee (other than penalty charges), the special servicer will still be entitled to charge the portion of the related fee the special servicer would have been entitled to if the master servicer had charged a fee and the master servicer will not be entitled to any percentage interest of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will still be entitled to charge the portion of the related fee the master servicer would have been entitled to if the special servicer had charged a fee and the special servicer will not be entitled to any percentage interest of such fee charged by the master servicer.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00975% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan and Servicing Shift Mortgage Loan but excluding any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00192% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor

Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fee not specified in the Mortgage Loan documents owed to it, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1) 120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2) the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3) 30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4) 30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6) 90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7) immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

For the avoidance of doubt, with respect to clauses (1) and (2) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

A “Payment Accommodation” for any Mortgage Loan or Serviced Whole Loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case (i) is entered into no later than the date that is 3 months following the cancellation of the COVID Emergency and (ii) requires full repayment of deferred payments, reserves and escrows by the date that is 21 months following the date of the first Payment Accommodation for such Mortgage Loan or Serviced Whole Loan. For the avoidance of doubt, a Payment Accommodation may only be entered into by the special servicer on behalf of the issuing entity in its sole and absolute discretion in accordance with the Servicing Standard and the master servicer will have no processing, consent or other rights with respect thereto. No Payment Accommodation may be granted if the Mortgage Loan or Serviced Whole Loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request.

“COVID Emergency” means the national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by President Trump on March 13, 2020, and continued by President Biden on February 24, 2021, under the National Emergencies Act (50 U.S.C. 1601 et seq.).

Any fees or other charges charged by the special servicer in connection with processing any Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such Payment Accommodation with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to $45,000 (“COVID Forbearance Fees”) (excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity. To the extent that a borrower with respect to any Mortgage Loan or Serviced Whole Loan defaults under a Payment Accommodation, all caps and limitations on fees, as described in the preceding sentence, will no longer be applicable and the special servicer will be entitled to all other fees that would otherwise be payable to the special servicer from the issuing entity or otherwise, including Special Servicing Fees, Workout Fees, Liquidation Fees, default interest and all other borrower-paid fees.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a) the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b) the excess of

1.   the sum of

(i)    90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

(ii)   all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Payment Due Date occurring in the month of the date of determination of

(i)    to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Interest Rate,

(ii)    all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

(iii)    all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and, second, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the Mortgage Loan is a Specially Serviced Loan), to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if such Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class L-RR certificates, second, to the Class K-RR certificates, third, to the Class J-RR certificates, fourth, to the Class H-RR certificates, fifth, to the Class G-RR certificates, sixth, to the Class F-RR certificates, seventh, to the Class E certificates, eighth, to the Class D-RR certificates, ninth, pro rata, based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, tenth, pro rata, based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, eleventh, pro rata, based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4,

Class A-4-X1 and Class A-4-X2 Trust Components). See “—Advances” and “Description of the Certificates–Distribution–Exchangeable Certificates”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination and for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged

Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The special servicer or the master servicer, as the case may be, the operating advisor and the certificate administrator will be entitled to conclusively rely on the master servicer’s or the special servicer’s, as the case may be, calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class L-RR certificates, second, to the Class K-RR certificates, third, to the Class J-RR certificates, fourth, to the Class H-RR certificates, fifth, to the Class G-RR certificates, sixth, to the Class F-RR certificates, seventh, to the Class E certificates, eighth, to the Class D certificates, ninth, to the Class C Trust Component, tenth, to the Class B Trust Component, eleventh, to the Class A-S Trust Component, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components).

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as the case may be, and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website and notify the servicer and the special servicer if a Control Termination Event or an Operating Advisor Consultation Event has occurred.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-

Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), the special servicer will use commercially reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s or special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to any Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence)

will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder or, with respect to any Serviced AB Whole Loan, during a Control Appraisal Period, the Loan-Specific Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan, the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan or, with respect to a Serviced AB Whole Loan, the Loan-Specific Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder) (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and any Serviced AB Whole Loan)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or Grantor Trust to fail to qualify as a grantor trust, or the Trust, the Grantor Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the related Loan-Specific Directing Certificateholder to the extent required by the terms of the related Intercreditor Agreement) (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder or the Loan-Specific Directing Certificateholder, as applicable, and such objection is communicated to the special servicer)

within 10 business days plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder or the special servicer: (i) grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements except that (other than with respect to any Excluded Loan, and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than three consecutive late deliveries of financial statements; (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property), including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due); (vi) consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000); (vii) approve annual operating budgets for Mortgage Loans; (viii) consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) will be required for earnout, holdback or performance reserve releases specifically scheduled in the PSA for which there is lender discretion; (ix) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation (and the master servicer will be required to promptly forward such documentation to the Directing Certificateholder) reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (x) any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement or any intercreditor, co-lender or similar agreement with any mezzanine lender or subordinate debt holder, except that (other than with respect to any Excluded Loan and other than with respect to amendments to split or resize notes consistent with the terms of such Intercreditor Agreement or such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) will be required for any such modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement or any intercreditor, co-lender or similar agreement with any mezzanine lender or subordinate debt holder other than during a Control Termination Event, and if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness; (xi) any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xii) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xiii) any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied and (xiv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that, (1) with respect to any Serviced AB Whole Loan, the foregoing matters will not include (and Master Servicer Decision will not include) any action that constitutes a “major decision” under the related Intercreditor Agreement and (2) in the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to consult with the master servicer on a non-binding basis (provided that if the Directing Certificateholder fails to respond to a request for consultation within 10 business days after receipt of such request for consultation from the Master Servicer, the Master Servicer will have no further obligation to consult with the Directing Certificateholder with respect to such Master Servicer Decision provided, however, that the failure of the Directing Certificateholder to respond will not relieve the master servicer from its obligation to consult with the Directing Certificateholder on any future matters). In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder), as provided in the PSA and described in this prospectus, (y) with respect to any Serviced AB Whole Loan, any rights of the Loan-Specific Directing Certificateholder to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit only the special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency if (i) prior to October 1, 2021 (or prior to a later date provided by the IRS in any future guidance), the period of forbearance granted, when added to any prior periods of forbearance granted before or after the issuing entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12)), does not exceed six months (or such longer period of time as may be allowed by guidance that is binding on federal income tax authorities) and such forbearance is otherwise covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” above for a discussion of Revenue Procedure 2020-26 and Revenue Procedure 2021-12.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(i)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(ii)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Interest Rate.

If the special servicer agrees to any modification, waiver, amendment or consent of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the related Other Master Servicer), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver, amendment or consent of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred and is continuing, the special servicer will be required to forward any such notice to the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver, amendment or consent, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the related Other Master Servicer), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver, amendment or consent of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Serviced Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) (x) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer, in order to grant or withhold such consent) and (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer has consulted with the Directing Certificateholder or (z) with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the Loan-Specific Directing Certificateholder to the extent required by the terms of the related Intercreditor Agreement and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder and other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, (x) has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent), or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer has consulted with the Directing Certificateholder or (z) with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the Loan-Specific Directing Certificateholder to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-

encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers or assumptions provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. The master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers or assumptions provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement. No master servicer or special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2023 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2024) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to any Serviced AB Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and, second, as an expense of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loans to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2022 and the calendar year ending on December 31, 2022. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1) the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the master servicer, on or before the date on which the subject payment was due, documentation (and the master servicer will be required to promptly forward such documentation to the Directing Certificateholder) reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such a refinancing or sale, a special servicing transfer event will occur immediately);

(2) the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3) the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Notes, to the extent required by the terms of the related Intercreditor Agreement) or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan as to such party or (y) a Serviced AB Whole Loan prior to the occurrence of a Control Appraisal Period), unless a Consultation Termination Event has occurred and is continuing that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to (x) an Excluded Loan as to such party or (y) a Serviced AB Whole Loan prior to the occurrence of a Control Appraisal Period), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan as to such party or (y) a Serviced AB Whole Loan prior to the occurrence of a Control Appraisal Period), unless a Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered, on or prior to the date on which the balloon payment will become due, documentation reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to (x) an Excluded Loan as to such party or (y) a Serviced AB Whole Loan prior to the occurrence of a Control Appraisal Period), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan as to such party or (y) a Serviced AB Whole Loan prior to the occurrence of a Control Appraisal Period), unless a Consultation Termination Event has occurred and is continuing that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) such refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4) a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to (x) an Excluded Loan as to such party) or (y) with respect to a Serviced AB Whole Loan prior to the occurrence of a Control Appraisal Period), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan as to such party or (y) with respect to a Serviced AB Whole Loan prior to the occurrence of a Control Appraisal Period), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6) the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7) the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8) the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9) the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to (x) an Excluded Loan as to such party or (y) a Serviced AB Whole Loan prior to the occurrence of a Control Appraisal Period), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

For the avoidance of doubt, with respect to clauses (2), (3), (4), (7) and (9) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a special servicing transfer event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, the

master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Pari Passu Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●

the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event) and, in the case of any Serviced AB Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);

●	with respect to any Serviced AB Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;

●

with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●

the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder, only after the occurrence and during the continuance of a Control Termination Event) and, with respect to a Serviced AB Whole Loan, only to the extent that a Control Appraisal Period has occurred and is continuing);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●

a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●

(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●

the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●

the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

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an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●

the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the direction of the Directing Certificateholder, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the final iteration of the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing

Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. The special servicer will notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Certificateholder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the operating advisor and the special servicer.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Asset Status Report Approval Process. See “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing (or, with respect to any Serviced AB Whole Loan, if both a Control Termination Event has occurred and is continuing and a Control Appraisal Period is in effect), the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan or any Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to receive any Asset Status Report or otherwise consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to any Serviced AB Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the special servicer will prepare an Asset Status Report for such Serviced AB Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have substantially similar rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred and the Mortgage Loan is a Specially Serviced Loan, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing

Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan (with respect to a Serviced AB Whole Loan, but only prior to the occurrence of a Control Appraisal Period) not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, if the related borrower has provided documentation reasonably satisfactory in form and substance to the master servicer or special servicer, as applicable, (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, then such Mortgage Loan or Serviced Whole Loan will not be considered a Defaulted Loan unless and until such balloon payment is delinquent at least one hundred twenty (120) days; and, in any case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to any Excluded Loan as to such party), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan)). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan)). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In connection with any such sale involving any Serviced AB Whole Loan, the special servicer will also have the right (subject to the related Intercreditor Agreement), but not the obligation (subject to the related Intercreditor Agreement), to sell the related Subordinate Companion Loan if the special servicer determines that such sale is in accordance with the Servicing Standard (taking into account the subordinate nature of the applicable Subordinate Companion Loan). See “Description of the Mortgage Pool—The Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) (and, in the case of 980 Madison Whole Loan and the Meadowood Mall Whole Loan, the related Subordinate Companion Loans) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a nonbinding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for Specially Serviced Loans (other than any Excluded Loan with respect to the Directing Certificateholder), and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below, (2) the special servicer, with respect to all non-Specially Serviced Loans (other than any Excluded Loan with respect to the Directing Certificateholder), as to all Major Decisions and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by the definition of “Master Servicer Decision”. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

With respect to any Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity (other than with respect to the Meadowood Mall Whole Loan, wherein the holder of the related promissory note designated Note A-4 will have such rights). See “Description of the Mortgage Pool—The Whole Loans”.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, as of the date of this prospectus, is, (i) in the case of the TLR Portfolio Mortgage Loan, Citi Real Estate Funding Inc., and (ii) in the case of the Meadowood Mall Mortgage Loan, 3650 Cal Bridge Reno LLC. On and after the related Servicing Shift Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan. During the continuance of a Control Appraisal Period with respect to the Meadowood Mall Whole Loan, the holder of the Meadowood Mall Companion Loan evidenced by promissory note A-4 will be the Loan-Specific Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans) is expected to be LD III Sub IV LLC or an affiliate thereof.

In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such

Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class L-RR certificates.

The “Control Eligible Certificates” will be any of the Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class L-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”), provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action; provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to such party.

Each of the following is a “Major Decision”:

(i)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)   any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments, the acceptance of discounted payoffs and Payment Accommodations) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decision;

(iii)   following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)   any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”), in each case, for less than the applicable Purchase Price;

(v)   any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)   any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than (I) if required pursuant to the specific terms of the related Mortgage Loan documents or (II) a release of a non-material, non-income producing parcel as described under clause (ii) or clause (v) of the definition of “Master Servicer Decision”;

(vii)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiii) of the definition of “Master Servicer Decision” or, solely with regard to Specially Serviced Loans, as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(viii)   any consent to a property management company change with respect to a Mortgage Loan for which the proposed replacement property manager is a Borrower Party, including, without limitation, approval of the termination of a manager and appointment of a new property manager;

(ix)   any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)   other than in the case of any non-Specially Serviced Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(xi)   any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)   other than in the case of a non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan (except any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement or any intercreditor, co-lender or similar agreement with any mezzanine lender or subordinate debt holder to split or resize notes consistent with the terms of such Intercreditor Agreement or such intercreditor, co-lender or similar agreement), or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)   any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower;

(xiv)   agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xv)   determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, waiver, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvi)   other than in the case of any non-Specially Serviced Loan, and other than with respect to a ground lease (addressed in clause (xv) above), any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property, if the lease affects an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property;

(xvii)   other than in the case of any non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xviii)   other than in the case of a non-Specially Serviced Loan, any approval of or consent to a grant of an easement or right of way that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan or subordination of the lien of the Mortgage Loan to such easement or right of way; and

(xix)    other than in the case of any non-Specially Serviced Loan, any determination of an Acceptable Insurance Default.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

With respect to any Serviced AB Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced AB Whole Loan will be held by the Loan-Specific Directing Certificateholder in accordance with the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans”.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or, with respect to a Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Reports or consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan. The special servicer will prepare an Asset Status Report for such Serviced AB Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan

(other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder) or Serviced Whole Loan. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan as to the Directing Certificateholder (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class F-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

With respect to any Serviced AB Whole Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the Loan-Specific Directing Certificateholder in accordance with the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans”.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision or applicable Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to such party, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced AB Whole Loan, in the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the special servicer or master servicer, as applicable, provides the Loan-Specific Directing Certificateholder with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced AB Whole Loan, the Loan-Specific Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) or, in the case of any Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan, that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of itself or of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor itself or the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or

the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan, any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. In addition, the operating advisors or equivalent parties under the Non-Serviced PSAs have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)  preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)    after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is either in the special servicer’s possession or reasonably obtainable by the special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports,

calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially

Serviced Loans) during the prior calendar year on a “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the operating advisor’s annual report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

No annual report prepared by the operating advisor under the circumstances described above will be permitted to include an analysis of the special servicer’s performance in respect of any Serviced AB Whole Loan until after the occurrence and continuance of a related Control Appraisal Period under the related Intercreditor Agreement.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)    that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been the special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)    that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Third Party Purchaser, or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)    that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)    that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)  the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination

Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 115 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008 (excluding two of such 115 pools with an outstanding balance that is equal to or less than 20% of the Initial Pool Balance), the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2016 and June 30, 2021, was 31.9%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 8.0%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 15.4% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 5.5%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency for so long as the related borrower is complying with the terms of such Payment Accommodation.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)    a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)    copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)    a copy of any notice previously delivered by the Master Servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)    copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Ladder Holdings, REIT LLLP and TRS LLLP, as guarantors of the payment obligations of LCF, (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT or (iii) Oceanview (U.S.) Holdings Corp., as guarantor of the repurchase and substitution obligations of Oceanview Commercial Mortgage Finance, LLC) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch, Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Third Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Third Party Purchaser, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced AB Whole Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the Loan-Specific Directing Certificateholder will be entitled to replace the special servicer with or without cause in accordance with the PSA and the Intercreditor Agreement with respect to such Serviced AB Whole Loan. See “Description of the Mortgage Pool—The Whole Loans”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless such fee is expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding a commercial mortgage-backed securities rated by Moody’s), and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (viii) is currently acting as a special servicer in a transaction rated by KBRA, and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to any Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loans: (i) prior to the related Servicing Shift Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced

Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to any Serviced AB Whole Loan.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer on the recommendation of an operating advisor will not apply with respect to any Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loans: (i) prior to the related Servicing Shift Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)  either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust, the Grantor Trust, or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer, as applicable, with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase

Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a related non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating such master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The master servicer will also be required to deliver to the special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in such master servicer’s possession or otherwise reasonably available to the such master servicer, and reasonably requested by the special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), and, if applicable, after the master servicer sends the Master Servicer Proposed Course of Action Notice (as defined below), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the

Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates (other than the special servicer or a Controlling Class Certificateholder) will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA (other than the CSMC 2021-980M TSA, the BANK 2021-BNK37 PSA and the UBS 2019-C18 PSA, which differ as described under “—Servicing of the 980 Madison Mortgage Loan”, “—Servicing of the 1201 Lake Robbins Mortgage Loan and the ExchangeRight 49 Mortgage Loan” and “—Servicing of the Wyndham National Hotel Portfolio Mortgage Loan” below) as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the WFCM 2021-C61 mortgage pool, if necessary); provided that, in the case of the Non-Serviced PSA for the 980 Madison Whole Loan, there are no mortgage loans other than the related Non-Serviced Whole Loans serviced under the related Non-Serviced PSAs.

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less).

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the WFCM 2021-C61 mortgage pool, if necessary).

●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to each Non-Serviced Mortgage Loan as to which the related securitization that includes the Control Note involves the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may provide for one or more “risk retention consultation parties” with certain consultation rights.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Servicing of the 1201 Lake Robbins Mortgage Loan and the ExchangeRight 49 Mortgage Loan

The 1201 Lake Robbins Mortgage Loan and ExchangeRight 49 Mortgage Loan are expected to be serviced pursuant to the BANK 2021-BNK37 PSA.  The servicing terms of the BANK 2021-BNK37 PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements are expected to differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BANK 2021-BNK37 PSA is expected to earn a primary servicing fee with respect to the 1201 Lake Robbins Mortgage Loan and ExchangeRight 49 Mortgage Loan equal to 0.00250% per annum.

●	Upon the either of the 1201 Lake Robbins Whole Loan or the ExchangeRight 49 Whole Loan becoming a specially serviced loan under the BANK 2021-BNK37 PSA, the related Non-Serviced Special Servicer thereunder is expected to earn a special servicing fee payable monthly accruing at a rate equal to 0.25% per annum; subject to a minimum monthly fee of $3,500.

●	In general, the related Non-Serviced Special Servicer under the BANK 2021-BNK37 PSA is expected to be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than penalty charges) made by the related borrower after any workout of the either of the 1201 Lake Robbins Whole Loan or the ExchangeRight 49 Whole Loan.

●	In general, the related Non-Serviced Special Servicer under the BANK 2021-BNK37 PSA will be entitled to a liquidation fee equal to 1.00% of any net liquidation proceeds received in connection with the liquidation of either of the 1201 Lake Robbins Whole Loan or the ExchangeRight 49 Whole Loan or the related Mortgaged Property (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000).

●	COVID Forbearance Fees under the BANK 2021-BNK37 PSA are not expected to be permitted to exceed 0.30% of the Stated Principal Balance with respect to the equivalent of any Payment Accommodation with respect to the 1201 Lake Robbins Whole Loan and ExchangeRight 49 Whole Loan.

●	One or more of the Companion Loan Rating Agencies with respect to the BANK 2021-BNK37 securitization transaction may differ from the Rating Agencies with respect to this securitization transaction.

●	The operating advisor under the BANK 2021-BNK37 PSA is expected be entitled to consult with the related special servicer under the BANK 2021-BNK37 PSA under different circumstances than those under which the operating advisor under the PSA is entitled to consult with the special servicer under the PSA. In particular, the operating advisor under the BANK 2021-BNK37 PSA is expected to be entitled to consult on major decisions and asset status reports only when the principal balance of the senior-most class of control eligible certificates is less than 25% of the initial balance thereof (taking into account cumulative appraisal reduction amounts). In addition, the operating advisor under the BANK 2021-BNK37 PSA is expected to be entitled to recommend the termination of the special servicer thereunder only (i) after the principal balance of the senior-most class of control eligible certificates is less than 25% of the initial balance thereof (without regard to cumulative appraisal reduction amounts) or (ii) if the majority controlling class certificateholder of the senior-most class of control eligible certificates has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder, and, in each case, the operating advisor has determined that such special servicer is not performing its duties as required under the BANK 2021-BNK37 PSA or is otherwise not acting in accordance with the servicing standard.

Prospective investors are encouraged to review the full provisions of the BANK 2021-BNK37 PSA, which is available via request from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the 980 Madison Mortgage Loan

The 980 Madison Mortgage Loan will be serviced pursuant to the CSMC 2021-980M TSA. Subject to the discussion above under “—General”, the servicing terms of the CSMC 2021-980M TSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects including the following:

●	The CSMC Trust 2021-980M Servicer earns a servicing fee with respect to the 980 Madison Mortgage Loan that is to be calculated at 0.01875% per annum, which includes an excess servicing fee strip.

●	Upon the 980 Madison Whole Loan becoming a specially serviced loan under the CSMC 2021-980M TSA, the CSMC Trust 2021-980M Special Servicer will earn a special servicing fee payable monthly with respect to the 980 Madison Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the 980 Madison Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The CSMC Trust 2021-980M Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the 980 Madison Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The CSMC Trust 2021-980M Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the 980 Madison Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The CSMC 2021-980M TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “Pooling and Servicing Agreement—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the CSMC 2021-980M TSA.

●	The CSMC 2021-980M TSA does not require the CSMC Trust 2021-980M Servicer to make the equivalent of compensating interest payments in respect of The 980 Madison Whole Loan.

Prospective investors are encouraged to review the full provisions of the CSMC 2021-980M TSA, which is available by requesting a copy from the underwriters. See also “Description of the Mortgage Pool—The Non-Serviced AB Whole Loan—The 980 Madison Whole Loan”.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Wyndham National Hotel Portfolio Mortgage Loan

The Wyndham National Hotel Portfolio Mortgage Loan is serviced pursuant to the UBS 2019-C18 PSA.  The servicing terms of the UBS 2019-C18 PSA are similar in all material respects to the servicing terms of the WFCM 2021-C61 applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements are expected to differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the UBS 2019-C18 PSA earns a primary servicing fee with respect to the Wyndham National Hotel Portfolio Mortgage Loan equal to 0.00125% per annum.

●	Upon the Wyndham National Hotel Portfolio Whole Loan becoming a specially serviced loan under the UBS 2019-C18 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to the Wyndham National Hotel Portfolio Whole Loan accruing at a rate equal to the greater of (i) a per annum rate of 0.2500% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month.

●	In general, the related Non-Serviced Special Servicer under the UBS 2019-C18 PSA will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than penalty charges) made by the related borrower after any workout of the Wyndham National Hotel Portfolio Whole Loan.

●	In general, the related Non-Serviced Special Servicer under the UBS 2019-C18 PSA will be entitled to a liquidation fee equal to 1.00% of any liquidation proceeds, insurance proceeds, condemnation proceeds or full, partial or discounted payoff received in connection with the Wyndham National Hotel Portfolio Whole Loan (if it is being specially serviced under the UBS 2019-C18 PSA) or the related Mortgaged Property (if it has become an REO property under the UBS 2019-C18 PSA); provided that if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000; provided that the liquidation fee with respect to the Wyndham National Hotel Portfolio Whole Loan will be reduced by the amount of any related excess modification fees paid by or on behalf of the related borrower with respect to the Wyndham National Hotel Portfolio Whole Loan or related REO property and received by the Non-Serviced Special Servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a workout fee or liquidation fee.

●	One or more of the Companion Loan Rating Agencies with respect to the UBS 2019-C18 securitization transaction may differ from the Rating Agencies with respect to this securitization transaction.

Prospective investors are encouraged to review the full provisions of the UBS 2019-C18 PSA, which is available via request from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under Servicing Shift PSA. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Date, the Non-Serviced Master Servicer under the related Servicing Shift PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Servicing Shift Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Servicing Shift Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Servicing Shift PSA instead.

●	Following the related Servicing Shift Date, the master servicer and/or trustee under the related Servicing Shift PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Servicing Shift PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Servicing Shift PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Servicing Shift PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Servicing Shift PSAs are expected to provide for a liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that, with respect to the HPE Campus Mortgage Loan, rates at which the special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.25% per annum, 1.0% and 1.0%, respectively (subject to any market minimum fees and fee offsets) and, with respect to the Meadowood Mall Whole Loan, rates at which the primary servicing fee accrues or is determined may be up to 0.25% per annum.

●	Absent the existence of a control termination event or equivalent event under the related Servicing Shift PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or replacement special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-3, Class A-4, Class A-S, Class B and Class C Trust Components is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding Certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then-aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3) if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)  to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)  to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii)  an institution whose long-term senior unsecured debt is rated at least (a) in the case of the Certificate Administrator “Baa3” by Moody’s (or an issuer rating of “Baa3” by Moody’s) and (b) in the case of the Trustee “A2” by Moody’s or which has a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the Trustee may maintain a long term unsecured debt rating of at least “Baa3” by Moody’s if the Servicer maintains a rating of at least “A2” by Moody’s), “A” by Fitch (or short term debt rating of “F1” by Fitch) and, if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), or in the case of each of the Certificate Administrator and Trustee, such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation and (iii) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Florida

In Florida, loans involving real property may be mortgaged in order to secure a borrower’s obligations under the loan. The mortgage is the security instrument that is a lien on and encumbers the real property that is the collateral for the indebtedness evidenced by the promissory note. Accordingly, there is no power of sale in Florida, but rather judicial foreclosure. Under Florida law, ownership of the mortgage follows the promissory note and the plaintiff must be the holder of the promissory note and the mortgage in order to have standing to bring a foreclosure action. After an action for foreclosure is filed with the court and the lender obtains a final judgment of foreclosure, such foreclosure judgment will require that the property be sold at a public judicial sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled foreclosure sale. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. Section 45.031, Florida Statutes, requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the date of judgment is entered, unless plaintiff agrees otherwise. Notwithstanding, due to a back-log of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute.

Any party can exercise right of redemption by paying full judgment amount at any time before the filing of the Certificate of Sale or the time specified in the foreclosure judgment, whichever is later. Once the Certificate of Sale has been entered, the mortgagor’s right of redemption terminates. Upon completion of the foreclosure sale and the filing of the Certificate of Title, there is no right of redemption. A Certificate of Title transferring title to the foreclosed property is not issued less than 10 days after the foreclosure sale. Objections and challenges to the foreclosure sale are permitted within the referenced 10-day period. However, due to the glut of foreclosure cases over the recent prior years, in many circuits Certificate of Title are delayed, thereby extending the referenced 10 day time period for filing objections. Florida does not have a “one action rule” or “anti-deficiency legislation” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. After a foreclosure sale, however, and provided the court has reserved jurisdiction for deficiency judgment, a lender is required to prove the fair market value of the property as of the date of foreclosure sale in order to recover a deficiency. Generally, a deficiency judgment is calculated based on the difference between the amount owed on the final judgment and the fair market value of the property on the date of the foreclosure sale. Further, deficiency judgments are within the discretion of the trial court. Also, the appointment of a receiver is not a matter of right, but rather is an extraordinary remedy available under certain limited circumstances if the lender elects to have a receiver appointed during the pendency of the foreclosure action.

New York

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Texas

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other reasons, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 210 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 210-day period up to 90 days for a total of 300 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the

court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed, or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partner’s only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and

“operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and USTs under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable”

standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator and a mortgage loan seller, and the holder of one or more of the companion loans related to each of the 1201 Lake Robbins Mortgage Loan and the ExchangeRight 49 Mortgage Loan, is also the master servicer under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is also (i) expected to be the general master servicer under the BANK 2021-BNK37 PSA, pursuant to which the 1201 Lake Robbins Whole Loan and the ExchangeRight 49 Whole Loan are expected to be serviced, (ii) the trustee, certificate administrator and custodian under the CSMC 2021-980M TSA, pursuant to which the 980 Madison Whole Loan is serviced, and (iii) the master servicer, certificate administrator and custodian under the UBS 2019-C18 PSA, pursuant to which the Wyndham National Hotel Portfolio Whole Loan is serviced.

In addition, Wells Fargo Bank is the purchaser under a separate repurchase agreement with LMF, LCF and BSPRT or, in each case, with wholly-owned subsidiaries or other affiliates thereof, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF, LCF or BSPRT, or in any such case by its subsidiaries or other affiliates.

In the case of the repurchase facility provided by Wells Fargo Bank to LMF, Wells Fargo Bank has agreed to purchase mortgage loans from LMF on a revolving basis. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $119,774,596. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the LMF Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided by Wells Fargo Bank to BSPRT, for which BSPRT’s affiliate is the primary obligor, Wells Fargo Bank has agreed to purchase certain commercial mortgage loans from such affiliate on a revolving basis. None of the mortgage loans that will be sold by BSPRT to the depositor in connection with this securitization transaction are subject to such repurchase facility.

Wells Fargo Bank and an LCF Financing Affiliate have entered into a repurchase facility, pursuant to which Wells Fargo Bank has agreed to purchase mortgage loans from LCF and its affiliates on a revolving basis. As of November 11, 2021, none of the LCF Mortgage Loans was subject to that repurchase facility. However, one or more LCF Mortgage Loans may become subject to that repurchase facility prior to the Closing Date. Proceeds received by LCF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank any LCF Mortgage Loans subject to that repurchase facility that are to be sold by LCF to the depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Column and an LCF Financing Affiliate have entered into a repurchase facility, pursuant to which Column has agreed to purchase mortgage loans from LCF and its affiliates on a revolving basis. As of November 11, 2021, none of the LCF Mortgage Loans was subject to that repurchase facility. However, one or more LCF Mortgage Loans may become subject to that repurchase facility prior to the Closing Date. Proceeds received by LCF in connection with this securitization transaction will be used, in part, to repurchase from Column any LCF Mortgage Loans subject to that repurchase facility that are to be sold by LCF to the depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by LCF and LMF, respectively, to the depositor.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and LMF, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of LMF, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by LMF or such affiliates of LMF (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the issuing entity, some or all of the LMF Mortgage Loans.

Pursuant to certain interim servicing agreements between LCF, a sponsor, an originator and a mortgage loan seller, and certain affiliates of LCF, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts from time to time as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such affiliates of LCF (subject, in some cases, to various repurchase facilities and other financing arrangements, including the repurchase facility provided by Wells Fargo Bank), including, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Wells Fargo Bank Mortgage Loans.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Pursuant to a certain interim servicing agreement between Wells Fargo Bank and Benefit Street Partners CRE Finance LLC, an affiliate of BSPRT, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by such affiliate, including, prior to their inclusion in the issuing entity, some or all of the BSPRT Mortgage Loans.

UBS AG, New York Branch, a sponsor, an originator and a mortgage loan seller and the current holder of certain of the Wyndham National Hotel Portfolio Pari Passu Companion Loans, and is an affiliate of UBS Securities LLC, one of the underwriters.

Column, a sponsor, an originator, a mortgage loan seller and a warehouse lender to certain other sponsors (or their respective affiliates), is an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters.

Column is the purchaser under separate repurchase agreements with each of LMF, BSPRT, LCF and Oceanview Commercial Mortgage Finance, LLC or with a wholly-owned subsidiary or other affiliate of each such mortgage loan seller for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the each such repurchase facility provided by Column, Column has agreed to purchase mortgage loans from the related mortgage loan seller on a revolving basis. As of November 16, 2021, none of the LMF Mortgage Loans, the BSPRT Mortgage Loans, the LCF Mortgage Loans or the Oceanview Mortgage Loans was subject to the related repurchase facility with Column. However, one or more of such Mortgage Loans may become subject to the related repurchase facility with Column prior to the Closing Date. In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates. For example, with respect to the 501 Great Circle Mortgage Loan (3.1%), Oceanview Life and Annuity Company, an affiliate of Oceanview, originated and holds the related mezzanine loan secured by the equity interests in the related borrower.

CWCAM, the special servicer, assisted LD III Sub IV LLC or one of its affiliates with due diligence relating to the Mortgage Loans.

CWCAM, the special servicer, is also expected to be the special servicer under the BANK 2021-BNK37 PSA, which governs the servicing and administration of the 1201 Lake Robbins Whole Loan and the ExchangeRight 49 Whole Loan.

WTNA, the trustee, is also the trustee (i) under the BANK 2021-BNK37 PSA, which governs the servicing and administration of the 1201 Lake Robbins Whole Loan and the ExchangeRight 49 Whole Loan and (ii) under the UBS 2019-C18 PSA, which governs the servicing and administration of the Wyndham National Hotel Portfolio Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the

Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the certificates will depend in part on the period of time during which the Class A-1 and Class A-2 certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the certificates than they were when the Class A-1 and Class A-2 certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$ 535,092,000	Class A-1, Class A-2 and Class A-SB certificates and Class A-3 and Class A-4 Trust Components
Class X-B	$ 104,152,000	Class A-S, Class B and Class C Trust Components
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-1 Certificates
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-2 Certificates
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-1 Certificates
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-2 Certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 Certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 Certificates
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 Certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 Certificates
Class C-X1	Equal to Class C Trust Component Certificate Balance	Class C-1 Certificates
Class C-X2	Equal to Class C Trust Component Certificate Balance	Class C-2 Certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$ 535,092,000	Class A-1, Class A-2 and Class A-SB certificates and Class A-3 and Class A-4 Trust Components
Class X-B	$ 104,152,000	Class A-S, Class B and Class C Trust Components
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-1 Certificates
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-2 Certificates
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-1 Certificates
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-2 Certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 Certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 Certificates
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 Certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 Certificates
Class C-X1	Equal to Class C Trust Component Certificate Balance	Class C-1 Certificates
Class C-X2	Equal to Class C Trust Component Certificate Balance	Class C-2 Certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-3 and Class A-4 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-3, Class A-4, Class A-S, Class B and Class C certificates apply equally to each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively, that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this prospectus and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor Fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in January 2022;

●	the Offered Certificates are settled with investors on December 6, 2021;

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2022	82%	82%	82%	82%	82%
December 2023	62%	62%	62%	62%	62%
December 2024	40%	40%	40%	40%	40%
December 2025	10%	10%	10%	10%	10%
December 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.48	2.47	2.46	2.46	2.46

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.68	4.65	4.62	4.58	4.32

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	78%	78%	78%	78%	78%
December 2028	55%	55%	55%	55%	55%
December 2029	31%	31%	31%	31%	31%
December 2030	10%	10%	10%	10%	11%
December 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.28	7.28	7.28	7.28	7.29

Percent of the Maximum Initial Certificate Balance ($175,000,000)(1)
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	96%	95%	93%	90%	80%
December 2030	75%	75%	75%	75%	75%
December 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.41	9.37	9.31	9.24	9.03

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($379,916,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	98%	98%	97%	95%	91%
December 2030	88%	88%	88%	88%	88%
December 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.68	9.65	9.62	9.57	9.36

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($204,916,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.89	9.88	9.85	9.64

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.94	9.69

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.94	9.69

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.94	9.69

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2021 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced AB Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Tables indicating the approximate pre-tax yield to maturity on the Exchangeable Certificates will be presented in the final prospectus.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation can apply retroactively. This discussion reflects the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity to create the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and together, the “Trust REMICs”. The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC. The Certificate Administrator will be responsible for any tax administration relating to the Trust REMICs.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1, Class A-4-X2, Class A-S, Class A-S-X1 and Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a class of “regular interests” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a class of “regular interests” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the entitlement to the Trust Components will be classified as a trust under

Section 301.7701-4(c) of the Treasury Regulations (the “Grantor Trust”), and the holders of the Exchangeable Certificates will be treated as the owners of such assets under Section 671 of the Code (with the Exchangeable Certificates representing beneficial ownership of one or more of the Trust Components).

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by a Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Certificate among the Regular Interest (s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Regular Interests in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Regular Interests represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Regular Interests in exchange for one or more Certificates representing the same group of Regular Interests in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Regular Interest generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount or “OID”) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, fourteen (14) of the Mortgaged Properties securing eight (8) Mortgage Loans representing approximately 12.4% of the Initial Pool Balance, are multifamily properties or mixed use properties with respect to which over 80% of the related Mortgaged Property is multifamily. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors on the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class            certificates will be issued with OID for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificates may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR (the “Prepayment

Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificates) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular

Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class           certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, or market discount bonds acquired by the holder as of the first day of the taxable year for which the election is made, and for all taxable premium bonds or market discount bonds acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so

allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts (other than qualified stated interest) previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate, the related Certificateholder must separately account for the sale or exchange of each “regular interest” in the Upper Tier REMIC represented by the Certificate.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the Certificate Administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than any Trust REMIC itself, will be liable for any taxes arising from audit adjustments to any such Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary”

must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest, made to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the Offered Certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is (1) a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, (2) a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or (3) can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates are refundable by the IRS or allowable as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be reported annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Upper-Tier Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury Regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the

Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Regular Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the Certificate Administrator make available information regarding interest income and information necessary to compute any OID to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Wells Fargo Bank and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
Wells Fargo Securities, LLC	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-3-1	Class A-3-2	Class A-3-X1	Class A-3-X2
Wells Fargo Securities, LLC	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-4	Class A-4-1	Class A-4-2	Class A-4-X1
Wells Fargo Securities, LLC	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-4-X2	Class X-A	Class X-B	Class A-S
Wells Fargo Securities, LLC	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-S-1	Class A-S-2	Class A-S-X1	Class A-S-X2
Wells Fargo Securities, LLC	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class B	Class B-1	Class B-2	Class B-X1
Wells Fargo Securities, LLC	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class B-X2	Class C	Class C-1	Class C-2
Wells Fargo Securities, LLC	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class C-X1	Class C-X2
Wells Fargo Securities, LLC	$	$
Credit Suisse Securities (USA) LLC	$	$
UBS Securities LLC	$	$
Academy Securities, Inc.	$	$
Drexel Hamilton, LLC	$	$
Siebert Williams Shank & Co., LLC	$	$
Total	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2021, before deducting expenses payable by the depositor (such expenses estimated at $          , excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, the holder of one or more of the 1201 Lake Robbins Pari Passu Companion Loans and the ExchangeRight 49 Pari Passu Companion Loans and the master servicer under this securitization. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is an originator, a sponsor and a mortgage loan seller and the current holder of one or more of the Wyndham National Hotel Portfolio Pari Passu Companion Loans. Credit Suisse Securities (USA) LLC, one of the underwriters, is an affiliate of Column, which is an originator, a sponsor and a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of Credit Suisse Securities (USA) LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1) the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Wells Fargo Bank Mortgage Loans;

(2) the payment of the depositor to Column, an affiliate of Credit Suisse Securities (USA) LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price of the Column Mortgage Loans;

(3) the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG, New York Branch Mortgage Loans;

(4) the payment by each of LMF and LCF (in each case, if applicable) or, in each case, an affiliate thereof, to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with the subject mortgage loan seller or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by the subject mortgage loan seller (if any), or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to the subject mortgage loan seller in connection with the sale of those Mortgage Loans to the depositor by the subject mortgage loan seller; and

(5) the payment by each of LMF, LCF, BSPRT and Oceanview (in each case, if applicable) or, in each case, an affiliate thereof, to Column, an affiliate of Credit Suisse Securities (USA) LLC, in Column’s capacity as the purchaser under a repurchase agreement with the subject mortgage loan seller or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by the subject mortgage loan seller (if any), or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to the subject mortgage loan seller in connection with the sale of those Mortgage Loans to the depositor by the subject mortgage loan seller.

As a result of the circumstances described above, each of Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and UBS Securities LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the Issuing Entity (file number 333-257991-02)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257991) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates.

Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC an individual prohibited transaction exemption, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the Trust, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in November 2054. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

@
@%(#)	179
1
17g-5 Information Provider	415
1986 Act	607
1996 Act	577
2
2016 Securitization	211
3
30/360 Basis	453
4
401(c) Regulations	629
9
980 Madison A Notes	263
980 Madison Co-Lender Agreement	263
980 Madison Companion Loans	263
980 Madison Controlling Noteholder	266
980 Madison Directing Certificateholder	266
980 Madison Mortgage Loan	262
980 Madison Noteholders	263
980 Madison Pari Passu Companion Loan	262
980 Madison Subordinate Companion Loan	263
980 Madison Whole Loan	263
A
AB Modified Loan	467
AB Whole Loan	238
Accelerated Mezzanine Loan Lender	407
Acceptable Insurance Default	471
Acting General Counsel’s Letter	163
Actual/360 Basis	222
Actual/360 Loans	443
ADA	579
Additional Exclusions	471
Administrative Cost Rate	382
ADR	173
Advances	438
Affirmative Asset Review Vote	516
Aladdin Landfill	204
Annual Debt Service	173
Appraisal Institute	278
Appraisal Reduction Amount	463
Appraisal Reduction Event	461
Appraised Value	174
Appraised-Out Class	468
ASR Consultation Process	489
Assessment of Compliance	554
Asset Representations Reviewer Asset Review Fee	461
Asset Representations Reviewer Fee	460
Asset Representations Reviewer Fee Rate	460
Asset Representations Reviewer Termination Event	522
Asset Representations Reviewer Upfront Fee	460
Asset Review	518
Asset Review Notice	517
Asset Review Quorum	517
Asset Review Report	519
Asset Review Report Summary	519
Asset Review Standard	518
Asset Review Trigger	515
Asset Review Vote Election	516
Asset Status Report	485
Assumed Certificate Coupon	361
Assumed Final Distribution Date	398
Assumed Scheduled Payment	389
Attestation Report	554
Available Funds	373
B
Balloon LTV Ratio	178
Balloon Payment	178
BANK 2021-BNK37 PSA	238
Bankruptcy Code	77

Base Interest Fraction	397
BEA	203
Borrower Party	407
Borrower Party Affiliate	407
Breach Notice	427
BSPRT	321
BSPRT Data Tape	322
BSPRT Mortgage Loans	321
BSPRT Review Team	322
C
C(WUMP)O	23
Cash Flow Analysis	174
CDTC	342
CERCLA	576
Certificate Administrator/Trustee Fee	459
Certificate Administrator/Trustee Fee Rate	459
Certificate Balance	371
Certificate Owners	418
Certificateholder	408
Certificateholder Quorum	525
Certificateholder Repurchase Request	537
Certifying Certificateholder	420
Class A Certificates	370
Class A-3 Exchangeable Certificates	370, 385
Class A-4 Exchangeable Certificates	370, 385
Class A-S Exchangeable Certificates	370, 385
Class A-SB Planned Principal Balance	389
Class B Exchangeable Certificates	370, 385
Class C Exchangeable Certificates	370, 385
Class Percentage Interest	384
Class X Certificates	370
Clearstream	417
Clearstream Participants	419
Closing Date	172, 268
CMBS	167
CMBS B-Piece Securities	355
CO	189
Code	604
Collateral Deficiency Amount	467
Collection Account	441
Collection Period	375
Collective Bargaining Cash Sweep Trigger Event	223
Column	300
Column Data Tape	301
Column Deal Team	301
Column Mortgage Loans	300
Column Qualification Criteria	303
Communication Request	421
Companion Distribution Account	442
Companion Holder	238
Companion Holders	238
Companion Loan Rating Agency	238
Companion Loans	171
Compensating Interest Payment	400
Computershare	342
Computershare Limited	342
Computershare Trust Company	342
Constant Prepayment Rate	589
Constraining Level	360
Consultation Termination Event	503
Control Appraisal Period	238
Control Eligible Certificates	497
Control Note	238
Control Termination Event	503
Controlling Class	497
Controlling Class Certificateholder	497
Controlling Holder	238
Corrected Loan	485
Corresponding Trust Components	384
Covered Transactions	311
COVID Emergency	463
COVID Forbearance Fees	463
COVID-19	67
CPP	589
CPR	589
CPY	589
CRE Loans	284
CREC	202
Credit Risk Retention Rules	354
Credit Suisse	308
CREFC®	405
CREFC® Intellectual Property Royalty License Fee	461
CREFC® Intellectual Property Royalty License Fee Rate	461
CREFC® Reports	404
Cross-Over Date	380
CRR	142
CSMC Trust 2020-980M Trustee	263
CSMC Trust 2020-WEST Control Eligible Certificates	266
CSMC Trust 2020-WEST Servicer	263
CSMC Trust 2020-WEST Special Servicer	263

CTS	342
Cumulative Appraisal Reduction Amount	467
Cure/Contest Period	519
Cut-off Date	171
Cut-off Date Balance	175
Cut-off Date Loan-to-Value Ratio	176
Cut-off Date LTV Ratio	176
CWCAM	349
D
D or @%(#)	179
D or GRTR of @% or YM(#)	180
D or YM(#)	179
D(#)	179
DaVita	208
DBRS	552
DBRS Morningstar	520
Debt Service Coverage Ratio	177
Defaulted Loan	492
Defeasance Deposit	227
Defeasance Loans	227
Defeasance Lock-Out Period	227
Defeasance Option	227
Definitive Certificate	417
Delegated Directive	20
Delinquent Loan	516
Demand Entities	311
Depositories	417
Determination Date	373
Diligence File	424
Directing Certificateholder	496
Directing Certificateholder Asset Status Report Approval Process	487
Disclosable Special Servicer Fees	459
Discount Rate	397
Discount Yield	359
Dispute Resolution Consultation	540
Dispute Resolution Cut-off Date	540
Disputed Proceeds	350
Distribution Accounts	442
Distribution Date	373
Distribution Date Statement	405
Dodd-Frank Act	169
DOL	626
DSCR	177
DTC	417
DTC Participants	417
DTC Rules	418
Due Diligence Requirements	143
E
EDGAR	624
EEA	19
Effective Gross Income	174
EGLE	206
Eligible Asset Representations Reviewer	520
Eligible Operating Advisor	510
Enforcing Servicer	537
Equity Pledge	223
ESA	202
Escrow/Reserve Mitigating Circumstances	307, 338
EU Due Diligence Requirements	142
EU Institutional Investor	142
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
Euroclear	417
Euroclear Operator	419
Euroclear Participants	419
EUWA	20
Exception Schedules	368
Excess Modification Fee Amount	454
Excess Prepayment Interest Shortfall	401
Exchange Act	267
Exchangeable Certificates	370
Exchangeable IO Certificates	370
Exchangeable IO Trust Component	383
Exchangeable P&I Trust Component	383
Excluded Controlling Class Holder	407
Excluded Controlling Class Loan	408
Excluded Information	408
Excluded Loan	409
Excluded Special Servicer	525
Excluded Special Servicer Loan	525
Exemption	626
Exemption Rating Agency	626
F
FATCA	617
FDIA	162
FDIC	163
Federal Court	351
FIEL	25
Final Asset Status Report	487

Final Dispute Resolution Election Notice	540
Financial Promotion Order	21
FINRA	623
FIRREA	163
Fitch	552
FPO Persons	21
FSMA	20
Fund	355
G
GAAP	354
Gain-on-Sale Entitlement Amount	375
Gain-on-Sale Remittance Amount	375
Gain-on-Sale Reserve Account	443
Garn Act	578
GLA	177
Government Securities	224
Grantor Trust	373, 605
GRTR of @% or YM(#)	180
H
Hamilton Released Property	229
Horizontal Risk Retention Certificates	354, 370
HSTP Act	87
I
Impermissible Risk Retention Affiliate	529
Impermissible TPP Affiliate	529
Income Tax Regulations	604
Indirect Participants	417
Initial Delivery Date	485
Initial Pool Balance	171
Initial Subordinate Companion Loan Holder	497
In-Place Cash Management	177
Institutional Investor	24
Institutional Investors	143
Insurance and Condemnation Proceeds	442
Intercreditor Agreement	238
Interest Accrual Amount	387
Interest Accrual Period	387
Interest Distribution Amount	387
Interest Rate	383
Interest Reserve Account	442
Interest Shortfall	387
Interested Person	494
Interest-Only Certificates	357
Interest-Only Expected Price	363
Interpolated Yield	358, 362
Investor Certification	409
IRS	165
J
Japanese Retention Requirement	26
JFSA	25
JRR Rule	25
K
KBRA	520
L
L(#)	179
Ladder Capital Group	288
Ladder Capital Review Team	297
Ladder Holdings	288
Ladder Qualification Criteria	299
LCF	288
LCF Data Tape	298
LCF Financing Affiliates	288
LCF Mortgage Loans	288
Lennar	268
Liquidation Fee	455
Liquidation Fee Rate	455
Liquidation Proceeds	442
LMF	268
LMF Data Tape	274
LMF Mortgage Loans	268
LMF Review Team	273
Loan Per Unit	178
Loan-Specific Directing Certificateholder	496
LOC Obligations	223
Lock-out Period	224
Loss of Value Payment	428
Lower-Tier Regular Interests	604
Lower-Tier REMIC	604
LS1 Loan	210
LTV Ratio	175
LTV Ratio at Maturity	178
LUST	205
M
MAI	430
Major Decision	498
Major Decision Reporting Package	498

MAS	24
Master Lease	215
Master Servicer	344
Master Servicer Decision	474
Master Servicer Proposed Course of Action Notice	538
Material Defect	426
Maturity Date Balloon Payment	178
MDEQ	206
Meadowood Mall Borrower Related Party	255
Meadowood Mall Companion Loans	247
Meadowood Mall Control Appraisal Period	254
Meadowood Mall Controlling Noteholder	254
Meadowood Mall Cure Payment	257
Meadowood Mall Defaulted Mortgage Loan Purchase Price	258
Meadowood Mall Intercreditor Agreement	248
Meadowood Mall Master Servicer	248
Meadowood Mall Mortgage Loan	247
Meadowood Mall Net Note A Rate	253
Meadowood Mall Net Note B Rate	253
Meadowood Mall Note A Rate	248
Meadowood Mall Note A Relative Spread	253
Meadowood Mall Note B Rate	248
Meadowood Mall Note B Relative Spread	253
Meadowood Mall Pari Passu Companion Loans	247
Meadowood Mall PSA	248
Meadowood Mall Purchase Notice	258
Meadowood Mall Recovered Costs	259
Meadowood Mall Senior Notes	247
Meadowood Mall Sequential Pay Event	251
Meadowood Mall Special Servicer	248
Meadowood Mall Subordinate Companion Loan	247
Meadowood Mall Threshold Event Collateral	255
Meadowood Mall Threshold Event Cure	255
Meadowood Mall Whole Loan	247
Meadowood Mall Whole Loan Rate	253
Metrocenter Landfill	204
MIFID II	19
MLPA	422
Moody’s	552
Mortgage	172
Mortgage File	422
Mortgage Loans	171
Mortgage Note	172
Mortgage Pool	171
Mortgaged Property	172
N
Net Mortgage Rate	382
Net Operating Income	178
New Complaint	351
NFA	623
NI 33-105	26
Non-Control Note	239
Non-Controlling Holder	239
Nonrecoverable Advance	439
Non-Serviced AB Whole Loan	239
Non-Serviced Certificate Administrator	239
Non-Serviced Companion Loan	52, 239
non-serviced companion loans	52
Non-Serviced Custodian	239
Non-Serviced Directing Certificateholder	239
Non-Serviced Master Servicer	239
non-serviced mortgage loan	52
Non-Serviced Mortgage Loan	52, 239
Non-Serviced Pari Passu Companion Loan	239
Non-Serviced Pari Passu Mortgage Loan	240
Non-Serviced Pari Passu Whole Loan	240
Non-Serviced PSA	240
Non-Serviced Special Servicer	240
Non-Serviced Subordinate Companion Loan	240
Non-Serviced Trustee	240
non-serviced whole loan	52
Non-Serviced Whole Loan	52, 240
Notional Amount	372
November 2016 Loan	211
NRA	178
NRSRO	407
NRSRO Certification	409
O
O(#)	179
OCC	275
Occupancy As Of Date	179

Oceanview	330
Oceanview Data Tape	331
Oceanview Deal Team	331
Oceanview Mortgage Loans	330
Oceanview Qualification Criteria	333
Offered Certificates	370
OID	607
OID Regulations	608
OLA	163
OmniMax	215
OmniMax Released Property	228
Operating Advisor Annual Report	508
Operating Advisor Consultation Event	367
Operating Advisor Consulting Fee	459
Operating Advisor Expenses	460
Operating Advisor Fee	459
Operating Advisor Fee Rate	459
Operating Advisor Standard	508
Operating Advisor Termination Event	512
Operating Advisor Upfront Fee	459
Original Complaint	351
Other Master Servicer	240
Other PSA	240
Other Special Servicer	240
P
P&I Advance	436
P&I Advance Date	436
PACE	237
Par Purchase Price	492
Pari Passu Companion Loans	171
Pari Passu Mortgage Loan	240
Participants	417
Parties in Interest	625
Pass-Through Rate	380
Patriot Act	580
Payment Accommodation	462
Payment Due Date	222, 375
Pentalpha Surveillance	353
Percentage Interest	253, 373
Periodic Payments	374
Permitted Investments	373, 443
Permitted Special Servicer/Affiliate Fees	459
PIPs	207
PL	279
Plans	625
PML	279, 294
POHs	193
Pool	228
PRC	23
Preliminary Dispute Resolution Election Notice	540
Prepayment Assumption	610
Prepayment Interest Excess	399
Prepayment Interest Shortfall	400
Prepayment Premium	398
Prepayment Provisions	179
Prime Finance	355
Prime Rate	441
Principal Balance Certificates	370
Principal Distribution Amount	387
Principal Shortfall	389
Privileged Information	511
Privileged Information Exception	512
Privileged Person	406
Pro Rata and Pari Passu Basis	253
Professional Investors	23, 24
Prohibited Prepayment	400
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	539
Proposed Course of Action Notice	539
Prospectus	23
PSA	369
PSA Party Repurchase Request	538
PTCE	629
Purchase Price	429
Q
Qualification Criteria	275, 284, 324
Qualified Replacement Special Servicer	526
Qualified Substitute Mortgage Loan	430
Qualifying CRE Loan Percentage	355
R
RAC No-Response Scenario	551
Rated Final Distribution Date	399
RCRA	204
REA	85
Realized Loss	402
REC	202
Received Classes	383
Record Date	373
Recycled-SPE Guaranteed Obligations	223
Registration Statement	624
Regular Certificates	370

Regular Interestholder	608
Regular Interests	604
Regulation AB	554
Reimbursement Rate	441
REIT LLLP	288
Related Proceeds	440
Release Date	227
Relevant Investor	24
Relevant Persons	21
Relief Act	580
Remaining Term to Maturity	180
REMIC	604
REO Account	443
REO Loan	391
REO Property	485
Reportable Information	311
Repurchase Request	538
Repurchases	311
Requesting Certificateholder	540
Requesting Holders	469
Requesting Investor	421
Requesting Party	551
Required Credit Risk Retention Percentage	355
Requirements	580
Residual Certificates	370
Resolution Failure	538
Resolved	538
Restricted Party	512
Retaining Sponsor	354
Review Materials	517
RevPAR	180
Risk Retention Affiliate	511
Risk Retention Affiliated	511
Risk Retention Requirements	143
ROALGA	223
ROFO	215
ROFR	215
RRD	206
Rule 15Ga-1 Reporting Period	284
Rule 17g-5	409
RYNJ	208
S
Scheduled Certificate Interest Payments	362
Scheduled Certificate Principal Payments	357
Scheduled Principal Distribution Amount	388
SDNY Court	351
SEC	267
Securities Act	554
Securitization Accounts	369, 443
Securitization Regulation	143
SEL	279, 294, 327
Senior Certificates	370
Serviced Companion Loan	241
serviced companion loans	52
serviced mortgage loan	52
Serviced Mortgage Loan	241
Serviced Pari Passu Companion Loan	241
Serviced Pari Passu Companion Loan Securities	530
Serviced Pari Passu Mortgage Loan	241
Serviced Pari Passu Whole Loan	241
Serviced Subordinate Companion Loan	241
serviced whole loan	52
Serviced Whole Loan	241
Servicer Termination Event	529
Servicing Advances	438
Servicing Fee	451
Servicing Fee Rate	451
Servicing Shift Companion Loan	241
servicing shift date	51
Servicing Shift Date	241
servicing shift master servicer	52
Servicing Shift Master Servicer	248
servicing shift mortgage loan	51
Servicing Shift Mortgage Loan	241
servicing shift pooling and servicing agreement	52
Servicing Shift PSA	242
servicing shift special servicer	52
Servicing Shift Special Servicer	248
servicing shift whole loan	51
Servicing Shift Whole Loan	242
Servicing Standard	435
SF	180
SFA	24
SFO	23
Similar Law	625
SIPC	623
SMMEA	629
Special Servicing Fee	454
Special Servicing Fee Rate	454
Specially Serviced Loans	481
Sq. Ft.	180
Square Feet	180
Startup Day	605
State Court	350

Stated Principal Balance	389
Structured Product	23
Structuring Assumptions	590
Subject 2020 Wells Fargo CTS CMBS Annual Statement of Compliance	343
Subordinate Certificates	370
Subordinate Companion Loan	242
Subordinate Companion Loans	171
Subsequent Asset Status Report	485
Sub-Servicing Agreement	436
Surrendered Classes	383
Swap-Priced Expected Price	362
Swap-Priced Principal Balance Certificates	357
T
T-12	180
Target Price	360
TCO	189
Terms and Conditions	419
Tests	518
Third Party Purchaser	354
Title V	579
Total Operating Expenses	175
TRIPRA	108
TRS LLLP	288
Trust	340
Trust Components	383
Trust REMICs	604
Trustee	341
TTM	180
U
U/W DSCR	177
U/W Expenses	180
U/W NCF	181
U/W NCF Debt Yield	183
U/W NCF DSCR	177
U/W Net Cash Flow	181
U/W Net Operating Income	183
U/W NOI	183
U/W NOI Debt Yield	184
U/W NOI DSCR	184
U/W Revenues	184
UBS 2019-C18 PSA	242
UBS AG, New York Branch	27, 312
UBS AG, New York Branch Data Tape	314
UBS AG, New York Branch Deal Team	313
UBS AG, New York Branch Mortgage Loans	313
UBS Qualification Criteria	315
UBSRES	312
UCC	564
UK	20
UK Due Diligence Requirements	142
UK Institutional Investor	143
UK MIFIR Product Governance Rules	21
UK PRIIPS Regulation	20
UK Prospectus Regulation	20
UK Qualified Investor	20
UK Retail Investor	20
Underwriter Entities	132
Underwriting Agreement	620
Underwritten Debt Service Coverage Ratio	177
Underwritten Economic Occupancy	180
Underwritten Expenses	180
Underwritten NCF	181
Underwritten NCF Debt Yield	183
Underwritten Net Cash Flow	181
Underwritten Net Cash Flow Debt Service Coverage Ratio	177
Underwritten Net Operating Income	183
Underwritten Net Operating Income Debt Service Coverage Ratio	184
Underwritten NOI	183
Underwritten NOI Debt Yield	184
Underwritten Revenues	184
Union Pacific	190
Unscheduled Principal Distribution Amount	388
Unsolicited Information	518
Upper-Tier REMIC	604
USTs	100
V
Volcker Rule	169
Voting Rights	416
Vukota Payment Guaranty	223
W
WAC Rate	382
Wachovia Bank	275

Weighted Average Interest Rate	184
weighted averages	185
Wells Fargo	344
Wells Fargo Bank	275
Wells Fargo Bank Data Tape	282
Wells Fargo Bank Deal Team	282
Wells Fargo Bank Mortgage Loans	278
Whole Loan	171
Withheld Amounts	443
Workout Fee	454
Workout Fee Rate	454
Workout-Delayed Reimbursement Amount	441
WTNA	341
Y
Yield Maintenance Charge	398
Yield-Priced Expected Price	364
Yield-Priced Principal Balance Certificates	357
YM(#)	179

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator (1)	Mortgage Loan Seller (1)	Related Group	Crossed Group	Address
1.00	Loan		1	1201 Lake Robbins	9.2%	100.0%	WFB	WFB	NAP	NAP	1201 Lake Robbins Drive
2.00	Loan	1, 2	1	17 West Miami	7.2%	100.0%	LCF	LCF	NAP	NAP	1698 Alton Road
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	4.8%		LMF	LMF	NAP	NAP	Various
3.01	Property		1	The Hague	2.5%	51.0%					400 West Avenue
3.02	Property		1	The Galleries of Syracuse	2.4%	49.0%					441 South Salina Street
4.00	Loan	6	3	TLR Portfolio	4.6%		LMF and CREFI	LMF	NAP	NAP	Various
4.01	Property		1	Bahia Apartments	2.3%	49.9%					2902 Sycamore Court
4.02	Property		1	Royal Breeze Apartments	1.4%	29.9%					21227 US Highway 19 North
4.03	Property		1	Lenox Place Apartments	0.9%	20.2%					11311 North 22nd Street
5.00	Loan		8	OmniMax Industrial Portfolio II	4.4%		Column Financial, Inc.	Column	NAP	NAP	Various
5.01	Property		1	OmniMax - Lancaster	1.1%	25.0%					3449 Hempland Road
5.02	Property		1	OmniMax - Nappanee	1.1%	24.6%					26550 US Highway 6
5.03	Property		1	OmniMax - Gridley	0.5%	12.0%					Route 24 West, 17904 East 3100 North Road
5.04	Property		1	OmniMax - Bristol	0.5%	10.4%					206 Kesco Drive
5.05	Property		1	OmniMax - Jackson	0.4%	9.2%					308 Alabama Boulevard
5.06	Property		1	OmniMax - Mansfield	0.4%	8.4%					700 South 2nd Avenue
5.07	Property		1	OmniMax - Spokane	0.3%	6.8%					6207 East Desmet Avenue
5.08	Property		1	OmniMax - Marshfield	0.2%	3.7%					1820 East 26th Street
6.00	Loan	7, 8, 9	1	980 Madison	3.3%	100.0%	Column Financial, Inc.	Column	NAP	NAP	980 Madison Avenue
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	3.3%	100.0%	LCF	LCF	NAP	NAP	24480 Main Street
8.00	Loan	16	29	ExchangeRight 49	3.1%		WFB	WFB	NAP	NAP	Various
8.01	Property		1	Valspar Industrial - Massillon, OH	0.5%	16.6%					600 Nova Drive SE
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	0.5%	16.5%					1717 North Mayfair Road
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	0.2%	7.1%					7155 West Foster Place
8.04	Property		1	Walgreens - Hesperia, CA	0.2%	5.4%					17383 Main Street
8.05	Property		1	Hobby Lobby - Huber Heights, OH	0.2%	5.3%					8286 Old Troy Pike
8.06	Property		1	Hobby Lobby - Christiansburg, VA	0.2%	5.1%					100 Laurel Street Northeast
8.07	Property		1	Walgreens - Saint Joseph, MO	0.1%	4.6%					2620 South Belt Highway
8.08	Property		1	CVS Pharmacy - Waukegan, IL	0.1%	4.1%					3001 Washington Street
8.09	Property		1	Walgreens - Galesburg, IL	0.1%	3.6%					1057 East Main Street
8.10	Property		1	Verizon Wireless - Bristol, VA	0.1%	3.4%					5 Clear Creek Road
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	0.1%	2.4%					150 Stonecrest Road
8.12	Property		1	Walgreens - Indianapolis, IN	0.1%	2.3%					3455 Mann Road
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	0.1%	2.3%					628 Newtown Road
8.14	Property		1	Dollar General - Auburn, ME	0.1%	1.9%					807 Minot Avenue
8.15	Property		1	Dollar General - Penns Grove, NJ	0.1%	1.7%					191 South Virginia Avenue
8.16	Property		1	Dollar General - Brunswick, GA	0.0%	1.6%					5598 Altama Avenue
8.17	Property		1	Dollar General - Romulus, MI	0.0%	1.5%					35201 Van Born Road
8.18	Property		1	Dollar General - East Windsor, CT	0.0%	1.5%					115 Main Street
8.19	Property		1	Dollar General - Grand Rapids, MI	0.0%	1.4%					363 State Street Southeast
8.20	Property		1	Dollar General - Lansing, MI	0.0%	1.4%					3520 South Waverly Road
8.21	Property		1	Dollar Tree - Christiansburg, VA	0.0%	1.3%					120 Laurel Street Northeast
8.22	Property		1	Dollar General - Hammond, LA	0.0%	1.3%					12593 Wardline Road
8.23	Property		1	Dollar General - Allen Park, MI	0.0%	1.2%					5700 Allen Road
8.24	Property		1	Dollar General - Westland, MI	0.0%	1.2%					1615 Merriman Road
8.25	Property		1	Dollar General - Jackson, MI	0.0%	1.2%					216 West Morrell Street
8.26	Property		1	Dollar General - Battle Creek, MI	0.0%	1.1%					1440 West Columbia Avenue
8.27	Property		1	Dollar General - Wyoming, MI	0.0%	1.1%					4241 South Division Avenue
8.28	Property		1	Dollar General - Temple, TX	0.0%	1.0%					1608 South 57th Street
8.29	Property		1	Dollar General - Prattville, AL	0.0%	1.0%					601 McQueen Smith Road North
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	3.1%	100.0%	Oceanview	Oceanview		NAP	501 Great Circle Road
10.00	Loan		12	SSA Midwest MHC Portfolio	2.7%		LMF	LMF	NAP	NAP	Various
10.01	Property		1	Twin Meadows	0.6%	21.3%					1021 East Scottwood Avenue
10.02	Property		1	Werner Hancock	0.4%	15.4%					Werner Camp Road
10.03	Property		1	Pleasant Valley	0.3%	10.3%					1704 M 52
10.04	Property		1	Whispering Pines	0.3%	10.2%					227 West Olson Road
10.05	Property		1	Bellevue	0.3%	9.9%					23951 15 Mile Road
10.06	Property		1	Edgewood	0.2%	5.7%					3834 Dayton Springfield Road
10.07	Property		1	Wildwood	0.1%	5.5%					173 Wildwood Dr
10.08	Property		1	Gaslight	0.1%	4.5%					101 West Pearl Street
10.09	Property		1	Huron	0.1%	4.4%					163 Nelson Street

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator (1)	Mortgage Loan Seller (1)	Related Group	Crossed Group	Address
10.10	Property		1	Camelot South	0.1%	4.3%					3402 OH-109
10.11	Property		1	Rivers Bend	0.1%	4.3%					N 3905 Pine Mountain Road
10.12	Property		1	Valley View	0.1%	4.1%					2507 North 5th Street
11.00	Loan	21	1	Meadowood Mall	2.5%	100.0%	3650 REIT/WFB/Barclays/BMO	WFB	NAP	NAP	5000 Meadowood Mall Circle
12.00	Loan	23	1	Highland Village Plaza	2.4%	100.0%	WFB	WFB	NAP	NAP	7191, 7197, 7199, and 7211-7291 Boulder Avenue
13.00	Loan	23, 24, 25	1	Poplar Run	2.3%	100.0%	BSPRT	BSPRT	NAP	NAP	5285 Shawnee Road
14.00	Loan	26, 27	1	Tech Ridge Office Park	2.3%	100.0%	BSPRT	BSPRT	NAP	NAP	9726 East 42nd Street
15.00	Loan		1	StorQuest Thousand Oaks	1.8%	100.0%	WFB	WFB	NAP	NAP	100 North Skyline Drive
16.00	Loan	28	3	Hamilton Apartment Portfolio	1.8%		Column Financial, Inc.	Column	NAP	NAP	Various
16.01	Property		1	Cardinal Creek	0.8%	41.3%					3058 Allegheny Avenue
16.02	Property		1	Courtship Village	0.6%	33.2%					1503 Monmouth Street
16.03	Property		1	Kingswood Court	0.5%	25.5%					301 Executive Drive North
17.00	Loan	29, 30	1	Martin Village	1.8%	100.0%	LMF	LMF	NAP	NAP	5400 Martin Way East
18.00	Loan		1	35 South Service	1.8%	100.0%	Oceanview	Oceanview		NAP	35 South Service Road
19.00	Loan	31	1	Woodlands Village Self Storage	1.7%	100.0%	WFB	WFB	NAP	NAP	1425, 1500 and 1501 West Forest Meadows Street
20.00	Loan		1	Village East Shopping Center	1.7%	100.0%	BSPRT	BSPRT	NAP	NAP	2225-2265 Lancaster Drive Northeast
21.00	Loan		1	Brittany Woods Townhomes	1.6%	100.0%	LCF	LCF	NAP	NAP	189 Redon Circle
22.00	Loan		1	Cabela’s - Mitchell	1.5%	100.0%	UBS AG	UBS AG	NAP	NAP	601 Cabela Drive
23.00	Loan		1	CLC - Premier Self Storage	1.5%	100.0%	WFB	WFB	NAP	NAP	100, 110, 140 Premier Drive
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	1.5%		UBS AG	UBS AG	NAP	NAP	Various
24.01	Property		1	Crescent Park	0.9%	61.4%					3905-4015 Crescent Park Drive
24.02	Property		1	8390 Champions Gate	0.6%	38.6%					8390 Champions Gate Boulevard
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	1.4%	100.0%	LMF	LMF	NAP	NAP	2609 Blue Heron Drive
26.00	Loan	35	1	Shoppes on University	1.3%	100.0%	LCF	LCF	NAP	NAP	5716 North University Drive
27.00	Loan		3	Las Vegas MF Portfolio	1.3%		LMF	LMF	NAP	NAP	Various
27.01	Property		1	Olive Properties	0.5%	38.0%					2300-2408 Olive Street and 2317 Clifford Avenue
27.02	Property		1	Fremont Gardens	0.4%	31.0%					118 South 15th Street
27.03	Property		1	Casa Bonita Apartments	0.4%	31.0%					1411 North 23rd Street
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	1.2%		UBS AG	UBS AG	NAP	NAP	Various
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	0.1%	7.5%					2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano	0.1%	6.1%					2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	0.1%	5.8%					1170 West Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	0.1%	5.2%					1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	0.0%	4.0%					451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	0.0%	3.7%					1608 West Business Highway 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway	0.0%	3.7%					1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	0.0%	3.5%					1130B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road	0.0%	3.4%					2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway	0.0%	3.2%					720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	0.0%	3.2%					1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	0.0%	3.0%					2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	0.0%	2.9%					95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	0.0%	2.8%					2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 SE 4th Street	0.0%	2.8%					1110 SE 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	0.0%	2.5%					2300 Valley West Court
28.17	Property		1	Travelodge - 800 W Laramie Street	0.0%	2.5%					800 West Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road	0.0%	2.5%					22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road	0.0%	2.3%					123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	0.0%	2.3%					2006 North Merrill Avenue
28.21	Property		1	Travelodge - 1710 Jefferson Street	0.0%	2.1%					1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	0.0%	2.1%					1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway	0.0%	2.0%					8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	0.0%	1.9%					6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street	0.0%	1.8%					707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21	0.0%	1.7%					777 West Highway 21
28.27	Property		1	Travelodge - 3522 North Highway 59	0.0%	1.6%					3522 North Highway 59 Douglas
28.28	Property		1	Travelodge - 108 6th Avenue	0.0%	1.5%					108 6th Avenue
28.29	Property		1	Travelodge - 2200 E South Avenue	0.0%	1.5%					2200 East South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road	0.0%	1.2%					128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285	0.0%	1.2%					1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue	0.0%	1.1%					3431 14th Avenue
28.33	Property		1	Travelodge - 2505 US 69	0.0%	0.9%					2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	0.0%	0.9%					3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive	0.0%	0.8%					1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	0.0%	0.8%					2005 Daley Street
28.37	Property		1	Travelodge - 1177 E 16th Street	0.0%	0.7%					1177 East 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	0.0%	0.7%					35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue	0.0%	0.6%					2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road	0.0%	0.6%					620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	0.0%	0.4%					100 15th Street Southeast

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator (1)	Mortgage Loan Seller (1)	Related Group	Crossed Group	Address
28.42	Property		1	Travelodge - 109 East Commerce Street	0.0%	0.3%					109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	0.0%	0.3%					4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue	0.0%	0.2%					98 Moffat Avenue
29.00	Loan	38	1	Atlas Industrial	1.1%	100.0%	UBS AG	UBS AG	NAP	NAP	5615, 5725, 5705 North Broadway Avenue
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	1.1%	100.0%	BSPRT	BSPRT	NAP	NAP	1735 Jeremiah Street
31.00	Loan		1	Treat Plaza	1.1%	100.0%	WFB	WFB	NAP	NAP	4411, 4425 and 4475 Treat Boulevard
32.00	Loan	41, 42, 43	1	Mulberry Office	1.1%	100.0%	Column Financial, Inc.	Column	NAP	NAP	101 West Mulberry Boulevard
33.00	Loan		1	Pasadena Technology Center	1.1%	100.0%	LMF	LMF	NAP	NAP	2670-2674 East Walnut Street and 89-91 San Gabriel Boulevard
34.00	Loan	44	1	Anchor Court Industrial	1.0%	100.0%	UBS AG	UBS AG	NAP	NAP	2001, 2089, 2151, & 2192 Anchor Court
35.00	Loan		1	Willow Plaza	1.0%	100.0%	LCF	LCF	NAP	NAP	2329 West Willow Road
36.00	Loan		1	Woods Crossing Apartments	1.0%	100.0%	Column Financial, Inc.	Column	Group 1	NAP	1384 Cambridge Beltway
37.00	Loan		1	Aylett Crossing	0.9%	100.0%	LCF	LCF	NAP	NAP	4915-4917 Richmond Tappahannock Highway
38.00	Loan		1	JO Borgen Plaza	0.9%	100.0%	UBS AG	UBS AG	NAP	NAP	248 & 250 Bendigo Blvd S & 249 Main Ave S
39.00	Loan		1	Clubside Apartments	0.9%	100.0%	Column Financial, Inc.	Column	Group 1	NAP	1020 Capri Island Boulevard
40.00	Loan	45	3	PA & IL Self Storage Portfolio	0.8%		LMF	LMF	NAP	NAP	Various
40.01	Property		1	Hermitage Storage Portfolio	0.5%	65.9%					102 East High Street; 6003 East State Street; 1704 West Main Street Extension
40.02	Property		1	Country View Storage	0.2%	19.0%					371 West Frontage Road
40.03	Property		1	The Attic Self Storage	0.1%	15.1%					555 Goucher Street
41.00	Loan		4	Michigan 4 MHC Portfolio	0.8%		LMF	LMF	NAP	NAP	Various
41.01	Property		1	Harper Commons MHC	0.2%	30.6%					993 East Michigan Avenue
41.02	Property		1	Creekside Estates MHC	0.2%	29.8%					20665 Telegraph Road
41.03	Property		1	Riverview Estates MHC	0.2%	26.6%					3407 West Mount Hope Avenue
41.04	Property		1	Flat Rock Terrace MHC	0.1%	12.9%					14210 Telegraph Road
42.00	Loan		1	Beach Bluff Apartments	0.7%	100.0%	Column Financial, Inc.	Column	Group 1	NAP	3210 Discovery Way
43.00	Loan	46	1	South Holland Industrial	0.7%	100.0%	LMF	LMF	NAP	NAP	16750 Vincennes Avenue
44.00	Loan		2	Walgreens & Rite Aid Portfolio	0.7%		UBS AG	UBS AG	NAP	NAP	Various
44.01	Property		1	Walgreens - Greenville	0.5%	67.8%					1420 West Washington Street
44.02	Property		1	Rite Aid - Flint	0.2%	32.2%					5018 Clio Road
45.00	Loan	47	1	Fulton Crossing	0.7%	100.0%	BSPRT	BSPRT	NAP	NAP	100-118 Highway 72
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	0.7%	100.0%	LMF	LMF	NAP	NAP	4471 Jimmy Lee Smith Parkway
47.00	Loan		1	880 Acorn	0.6%	100.0%	UBS AG	UBS AG	NAP	NAP	870 Acorn Drive, 880 Acorn Drive, 1620 Red Oak Street and 1630 Red Oak Street
48.00	Loan		1	2701 East Tioga Street	0.5%	100.0%	LMF	LMF	NAP	NAP	2701-2725 East Tioga Street
49.00	Loan		2	MM Retail Portfolio	0.5%		WFB	WFB	NAP	NAP	Various
49.01	Property		1	Dixon Boulevard Shops - Shelby	0.3%	58.8%					1108 and 1114 East Dixon Boulevard
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville	0.2%	41.3%					4474 Town Center Parkway
50.00	Loan	48	1	29 West 27th Street	0.5%	100.0%	LMF	LMF	NAP	NAP	29 West 27th Street
51.00	Loan		1	506 E 6th Street	0.5%	100.0%	LMF	LMF	NAP	NAP	506 East 6th Street
52.00	Loan		1	Walgreens - Socorro	0.5%	100.0%	WFB	WFB	NAP	NAP	10850 North Loop Drive
53.00	Loan		1	Byrd’s Mini Storage	0.5%	100.0%	LMF	LMF	NAP	NAP	635 Industrial Boulevard, 319 Linwood Drive, 879 SW Airport Drive and 1150 Dorsey Street
54.00	Loan		1	Farmington CVS	0.4%	100.0%	LMF	LMF	Group 2	NAP	19605 Pilot Knob Road
55.00	Loan	49, 50	1	Walnut Creek Plaza	0.4%	100.0%	BSPRT	BSPRT	NAP	NAP	1456 Gray Highway
56.00	Loan		1	CVS Moody	0.4%	100.0%	LMF	LMF	NAP	NAP	2828 Moody Parkway
57.00	Loan		1	Northcreek Medical Office	0.4%	100.0%	LMF	LMF	NAP	NAP	3103 Business Park Circle
58.00	Loan		1	Murfreesboro CVS	0.4%	100.0%	LMF	LMF	Group 2	NAP	2398 New Salem Highway
59.00	Loan		1	300 Lombard Street	0.4%	100.0%	LMF	LMF	NAP	NAP	300 Lombard Street
60.00	Loan	51	1	DaVita - Boiling Springs	0.3%	100.0%	UBS AG	UBS AG	NAP	NAP	196 Sloane Garden Road
61.00	Loan		1	Donaldson Self Storage	0.2%	100.0%	UBS AG	UBS AG	NAP	NAP	108 Old Standing Springs Road

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure
1.00	Loan		1	1201 Lake Robbins	The Woodlands	Montgomery	TX	77380	Office	Suburban	2002	NAP	807,586	SF
2.00	Loan	1, 2	1	17 West Miami	Miami Beach	Miami-Dade	FL	33139	Mixed Use	Multifamily/Retail	2019	NAP	63,146	SF
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	Various	Various	NY	Various	Various	Various	Various	Various	485,248	SF
3.01	Property		1	The Hague	Rochester	Monroe	NY	14611	Mixed Use	Industrial/Office	1940	2001	263,045	SF
3.02	Property		1	The Galleries of Syracuse	Syracuse	Onondaga	NY	13202	Office	CBD	1988	1994	222,203	SF
4.00	Loan	6	3	TLR Portfolio	Various	Various	FL	Various	Multifamily	Garden	Various	2021	688	Units
4.01	Property		1	Bahia Apartments	Tampa	Hillsborough	FL	33613	Multifamily	Garden	1972	2021	320	Units
4.02	Property		1	Royal Breeze Apartments	Clearwater	Pinellas	FL	33765	Multifamily	Garden	1973	2021	200	Units
4.03	Property		1	Lenox Place Apartments	Tampa	Hillsborough	FL	33612	Multifamily	Garden	1970	2021	168	Units
5.00	Loan		8	OmniMax Industrial Portfolio II	Various	Various	Various	Various	Industrial	Various	Various	Various	683,992	SF
5.01	Property		1	OmniMax - Lancaster	Lancaster	Lancaster	PA	17601	Industrial	Warehouse	1968	1997	121,569	SF
5.02	Property		1	OmniMax - Nappanee	Nappanee	Elkhart	IN	46550	Industrial	Warehouse	1985	NAP	186,961	SF
5.03	Property		1	OmniMax - Gridley	Gridley	McLean	IL	61744	Industrial	Manufacturing	1976	NAP	93,307	SF
5.04	Property		1	OmniMax - Bristol	Bristol	Elkhart	IN	46507	Industrial	Warehouse	1968	NAP	94,784	SF
5.05	Property		1	OmniMax - Jackson	Jackson	Butts	GA	30233	Industrial	Manufacturing	1972	2002	70,000	SF
5.06	Property		1	OmniMax - Mansfield	Mansfield	Tarrant	TX	76063	Industrial	Manufacturing	1972	NAP	55,782	SF
5.07	Property		1	OmniMax - Spokane	Spokane Valley	Spokane	WA	99212	Industrial	Warehouse	1979	NAP	33,624	SF
5.08	Property		1	OmniMax - Marshfield	Marshfield	Wood	WI	54449	Industrial	Warehouse	1969	1973	27,965	SF
6.00	Loan	7, 8, 9	1	980 Madison	New York	New York	NY	10075	Mixed Use	Office/Retail	1949	1987, 2014	134,843	SF
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	Santa Clarita	Los Angeles	CA	91321	Mixed Use	Multifamily/Retail	2020	NAP	77,227	SF
8.00	Loan	16	29	ExchangeRight 49	Various	Various	Various	Various	Various	Various	Various	Various	621,901	SF
8.01	Property		1	Valspar Industrial - Massillon, OH	Massillon	Stark	OH	44646	Industrial	Manufacturing	1994	2007	189,910	SF
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	Wauwatosa	Milwaukee	WI	53226	Retail	Single Tenant	2008; 2012	NAP	60,598	SF
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	Chicago	Cook	IL	60656	Retail	Single Tenant	2004	NAP	15,330	SF
8.04	Property		1	Walgreens - Hesperia, CA	Hesperia	San Bernardino	CA	92345	Retail	Single Tenant	2004	NAP	14,560	SF
8.05	Property		1	Hobby Lobby - Huber Heights, OH	Huber Heights	Montgomery	OH	45424	Retail	Single Tenant	1990	2005	61,504	SF
8.06	Property		1	Hobby Lobby - Christiansburg, VA	Christiansburg	Montgomery	VA	24073	Retail	Single Tenant	1990	2018	55,000	SF
8.07	Property		1	Walgreens - Saint Joseph, MO	Saint Joseph	Buchanan	MO	64503	Retail	Single Tenant	2003	NAP	14,560	SF
8.08	Property		1	CVS Pharmacy - Waukegan, IL	Waukegan	Lake	IL	60085	Retail	Single Tenant	2002	NAP	10,896	SF
8.09	Property		1	Walgreens - Galesburg, IL	Galesburg	Knox	IL	61401	Retail	Single Tenant	2003	NAP	13,650	SF
8.10	Property		1	Verizon Wireless - Bristol, VA	Bristol	Bristol	VA	24202	Retail	Single Tenant	2007	NAP	5,000	SF
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	Shelbyville	Shelbyville	KY	40065	Office	Medical	2013	NAP	8,459	SF
8.12	Property		1	Walgreens - Indianapolis, IN	Indianapolis	Marion	IN	46221	Retail	Single Tenant	1993	NAP	13,000	SF
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	Virginia Beach	City of Virginia Beach	VA	23462	Office	Medical	1997	2019	11,314	SF
8.14	Property		1	Dollar General - Auburn, ME	Auburn	Androscoggin	ME	04210	Retail	Single Tenant	2015	NAP	9,026	SF
8.15	Property		1	Dollar General - Penns Grove, NJ	Penns Grove	Salem	NJ	08069	Retail	Single Tenant	1950	2011	9,381	SF
8.16	Property		1	Dollar General - Brunswick, GA	Brunswick	Glynn	GA	31525	Retail	Single Tenant	2013	NAP	9,002	SF
8.17	Property		1	Dollar General - Romulus, MI	Romulus	Wayne	MI	48174	Retail	Single Tenant	2013	NAP	9,100	SF
8.18	Property		1	Dollar General - East Windsor, CT	East Windsor	Hartford	CT	06016	Retail	Single Tenant	2013	NAP	9,409	SF
8.19	Property		1	Dollar General - Grand Rapids, MI	Grand Rapids	Kent	MI	49503	Retail	Single Tenant	1942	2017	8,694	SF
8.20	Property		1	Dollar General - Lansing, MI	Lansing	Eaton	MI	48911	Retail	Single Tenant	2013	NAP	9,026	SF
8.21	Property		1	Dollar Tree - Christiansburg, VA	Christiansburg	Montgomery	VA	24073	Retail	Single Tenant	1990	2018	10,000	SF
8.22	Property		1	Dollar General - Hammond, LA	Hammond	Tangipahoa Parish	LA	70401	Retail	Single Tenant	2013	NAP	9,026	SF
8.23	Property		1	Dollar General - Allen Park, MI	Allen Park	Wayne	MI	48101	Retail	Single Tenant	1984	2012	9,600	SF
8.24	Property		1	Dollar General - Westland, MI	Westland	Wayne	MI	48186	Retail	Single Tenant	1964	2012	9,100	SF
8.25	Property		1	Dollar General - Jackson, MI	Jackson	Jackson	MI	49203	Retail	Single Tenant	1955	2020	8,053	SF
8.26	Property		1	Dollar General - Battle Creek, MI	Battle Creek	Calhoun	MI	49015	Retail	Single Tenant	1979	1987	11,766	SF
8.27	Property		1	Dollar General - Wyoming, MI	Wyoming	Kent	MI	49503	Retail	Single Tenant	1950	2019	8,737	SF
8.28	Property		1	Dollar General - Temple, TX	Temple	Bell	TX	76504	Retail	Single Tenant	2007	NAP	9,100	SF
8.29	Property		1	Dollar General - Prattville, AL	Prattville	Autauga	AL	36066	Retail	Single Tenant	1995	NAP	9,100	SF
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	Nashville	Davidson	TN	37228	Office	Suburban	1985	2021	109,295	SF
10.00	Loan		12	SSA Midwest MHC Portfolio	Various	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various	Various	971	Pads
10.01	Property		1	Twin Meadows	Burton	Genesee	MI	48529	Manufactured Housing	Manufactured Housing	1958	NAP	211	Pads
10.02	Property		1	Werner Hancock	Harmar Township	Allegheny	PA	15238	Manufactured Housing	Manufactured Housing	1950	NAP	84	Pads
10.03	Property		1	Pleasant Valley	Owosso	Shiawassee	MI	48867	Manufactured Housing	Manufactured Housing	1980	NAP	65	Pads
10.04	Property		1	Whispering Pines	Midland	Midland	MI	48640	Manufactured Housing	Manufactured Housing	1970-1980	NAP	109	Pads
10.05	Property		1	Bellevue	Bellevue	Calhoun	MI	49021	Manufactured Housing	Manufactured Housing	1970	NAP	76	Pads
10.06	Property		1	Edgewood	Springfield	Clark	OH	45502	Manufactured Housing	Manufactured Housing	1950	1992	56	Pads
10.07	Property		1	Wildwood	Carbondale	Jackson	IL	62902	Manufactured Housing	Manufactured Housing	1968	NAP	104	Pads
10.08	Property		1	Gaslight	Farmington	Fulton	IL	61531	Manufactured Housing	Manufactured Housing	1966	NAP	56	Pads
10.09	Property		1	Huron	Harbor Beach	Huron	MI	48441	Manufactured Housing	Manufactured Housing	1980	NAP	55	Pads

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure
10.10	Property		1	Camelot South	Delta	Fulton	OH	43515	Manufactured Housing	Manufactured Housing	1970	NAP	50	Pads
10.11	Property		1	Rivers Bend	Iron Mountain	Dickinson	MI	49801	Manufactured Housing	Manufactured Housing	1970	NAP	51	Pads
10.12	Property		1	Valley View	Quincy	Adams	IL	62305	Manufactured Housing	Manufactured Housing	1960	NAP	54	Pads
11.00	Loan	21	1	Meadowood Mall	Reno	Washoe	NV	89502	Retail	Regional Mall	1978	2013	456,841	SF
12.00	Loan	23	1	Highland Village Plaza	Highland	San Bernardino	CA	92346	Retail	Unanchored	1991	2005	105,455	SF
13.00	Loan	23, 24, 25	1	Poplar Run	Alexandria	Fairfax	VA	22312	Office	Suburban	1989	2021	148,881	SF
14.00	Loan	26, 27	1	Tech Ridge Office Park	Tulsa	Tulsa	OK	74146	Office	Suburban	1975	NAP	550,684	SF
15.00	Loan		1	StorQuest Thousand Oaks	Thousand Oaks	Ventura	CA	91362	Self Storage	Self Storage	2010	NAP	56,504	SF
16.00	Loan	28	3	Hamilton Apartment Portfolio	Various	Various	OH	Various	Multifamily	Garden	Various	NAP	453	Units
16.01	Property		1	Cardinal Creek	Columbus	Franklin	OH	43209	Multifamily	Garden	1963	NAP	192	Units
16.02	Property		1	Courtship Village	Lancaster	Fairfield	OH	43130	Multifamily	Garden	1979-1986	NAP	132	Units
16.03	Property		1	Kingswood Court	Newark	Licking	OH	43055	Multifamily	Garden	1971	NAP	129	Units
17.00	Loan	29, 30	1	Martin Village	Lacey	Thurston	WA	98516	Retail	Anchored	1993	2006	119,525	SF
18.00	Loan		1	35 South Service	Plainview	Nassau	NY	11803	Industrial	Flex	1963	2017	72,312	SF
19.00	Loan	31	1	Woodlands Village Self Storage	Flagstaff	Coconino	AZ	86001	Self Storage	Self Storage	1996; 2000; 2006	NAP	110,480	SF
20.00	Loan		1	Village East Shopping Center	Salem	Marion	OR	97305	Retail	Anchored	1986	2015	135,477	SF
21.00	Loan		1	Brittany Woods Townhomes	Webster	Monroe	NY	14580	Multifamily	Townhome	2019	NAP	69	Units
22.00	Loan		1	Cabela’s - Mitchell	Mitchell	Davison	SD	57301	Retail	Single Tenant	2000	NAP	92,689	SF
23.00	Loan		1	CLC - Premier Self Storage	Lake Orion	Oakland	MI	48359	Self Storage	Self Storage	1987	2000	76,779	SF
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	Various	Various	FL	Various	Office	Suburban	Various	Various	127,653	SF
24.01	Property		1	Crescent Park	Riverview	Hillsborough	FL	33578	Office	Flex	2006	NAP	82,512	SF
24.02	Property		1	8390 Champions Gate	Davenport	Osceola	FL	33896	Office	Suburban	2001	2020	45,141	SF
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	Marion	Williamson	IL	62959	Hospitality	Limited Service	2012	NAP	105	Rooms
26.00	Loan	35	1	Shoppes on University	Tamarac	Broward	FL	33321	Retail	Anchored	1976	2018	84,655	SF
27.00	Loan		3	Las Vegas MF Portfolio	Las Vegas	Clark	NV	Various	Multifamily	Garden	Various	NAP	195	Units
27.01	Property		1	Olive Properties	Las Vegas	Clark	NV	89104	Multifamily	Garden	1977	NAP	85	Units
27.02	Property		1	Fremont Gardens	Las Vegas	Clark	NV	89101	Multifamily	Garden	1963	NAP	70	Units
27.03	Property		1	Casa Bonita Apartments	Las Vegas	Clark	NV	89101	Multifamily	Garden	2003	NAP	40	Units
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	Various	Various	Various	Various	Hospitality	Limited Service	Various	Various	3,729	Rooms
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	Gillette	Campbell	WY	82718	Hospitality	Limited Service	2001; 2007	2016-2017	154	Rooms
28.02	Property		1	Travelodge - 2111 Camino Del Llano	Belen	Valencia	NM	87002	Hospitality	Limited Service	1994; 2007	NAP	158	Rooms
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	Green River	Sweetwater	WY	82935	Hospitality	Limited Service	1997	2016-2017	192	Rooms
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	Yuma	Yuma	AZ	85365	Hospitality	Limited Service	1999	2016	119	Rooms
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	North Platte	Lincoln	NE	69101	Hospitality	Limited Service	2005	2016-2017	135	Rooms
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	Dexter	Stoddard	MO	63841	Hospitality	Limited Service	1997, 2006, 2015	NAP	133	Rooms
28.07	Property		1	Travelodge - 1127 Pony Express Highway	Marysville	Marshall	KS	66508	Hospitality	Limited Service	1999, 2007	NAP	139	Rooms
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	Wellington	Sumner	KS	67152	Hospitality	Limited Service	2015	NAP	110	Rooms
28.09	Property		1	Travelodge - 2680 Airport Road	Santa Teresa	Dona Ana	NM	88008	Hospitality	Limited Service	2014	NAP	56	Rooms
28.10	Property		1	Super 8 - 720 Royal Parkway	Nashville	Davidson	TN	37214	Hospitality	Limited Service	1989	2017	103	Rooms
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	Hearne	Robertson	TX	77859	Hospitality	Limited Service	1999, 2016	2016	140	Rooms
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	Fremont	Dodge	NE	68025	Hospitality	Limited Service	2007	2017-2018	100	Rooms
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	Elko	Elko	NV	89801	Hospitality	Limited Service	1999	NAP	119	Rooms
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	Lincoln	Lancaster	NE	68521	Hospitality	Limited Service	1983, 1993	2016	132	Rooms
28.15	Property		1	Travelodge - 1110 SE 4th Street	Hermiston	Umatilla	OR	97838	Hospitality	Limited Service	2002	NAP	86	Units
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	Clinton	Clinton	IA	52732	Hospitality	Limited Service	2005	NAP	123	Rooms
28.17	Property		1	Travelodge - 800 W Laramie Street	Guernsey	Platte	WY	82214	Hospitality	Limited Service	1978, 1980	2017	95	Rooms
28.18	Property		1	Travelodge - 22 North Frontage Road	Pecos	Reeves	TX	79772	Hospitality	Limited Service	2001, 2008	2015	61	Rooms
28.19	Property		1	Travelodge - 123 Westvaco Road	Low Moor	Alleghany	VA	24457	Hospitality	Limited Service	2009	NAP	30	Rooms
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	Glendive	Dawson	MT	59330	Hospitality	Limited Service	2014	NAP	74	Rooms
28.21	Property		1	Travelodge - 1710 Jefferson Street	Jefferson City	Cole	MO	65109	Hospitality	Limited Service	1991	2013-2014	77	Rooms
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	Cheyenne	Laramie	WY	82009	Hospitality	Limited Service	1999	2016-2017	60	Rooms
28.23	Property		1	Travelodge - 8233 Airline Highway	Livonia	Pointe Coupee Parish	LA	70755	Hospitality	Limited Service	2013	NAP	60	Rooms
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	Whitefish	Flathead	MT	59937	Hospitality	Limited Service	1991	2017	64	Rooms
28.25	Property		1	Travelodge - 707 East Webster Street	Morrill	Scotts Bluff	NE	69358	Hospitality	Limited Service	1998	2016	97	Rooms
28.26	Property		1	Travelodge - 777 West Hwy 21	Milford	Beaver	UT	84751	Hospitality	Limited Service	2002, 2006	NAP	75	Rooms
28.27	Property		1	Travelodge - 3522 North Highway 59	Douglas	Converse	WY	82633	Hospitality	Limited Service	2007	2014	112	Rooms
28.28	Property		1	Travelodge - 108 6th Avenue	Edgemont	Fall River	SD	57735	Hospitality	Limited Service	1987	2016-2017	55	Rooms
28.29	Property		1	Travelodge - 2200 E South Avenue	McAlester	Pittsburg	OK	74501	Hospitality	Limited Service	2011	NAP	61	Rooms
28.30	Property		1	Travelodge - 128 South Willow Road	Missouri Valley	Harrison	IA	51555	Hospitality	Limited Service	2006	NAP	41	Rooms
28.31	Property		1	Travelodge - 1005 Highway 285	Vaughn	Guadalupe	NM	88353	Hospitality	Limited Service	1998	NAP	60	Rooms
28.32	Property		1	Days Inn - 3431 14th Avenue	Fargo	Cass	ND	58103	Hospitality	Limited Service	1993	NAP	74	Units
28.33	Property		1	Travelodge - 2505 US 69	Fort Scott	Bourbon	KS	66701	Hospitality	Limited Service	2001	NAP	70	Rooms
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	Buffalo	Erie	NY	14225	Hospitality	Limited Service	2003	NAP	56	Rooms
28.35	Property		1	Travelodge - 1706 North Park Drive	Winslow	Navajo	AZ	86047	Hospitality	Limited Service	1982	NAP	72	Rooms
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	Rawlins	Carbon	WY	82301	Hospitality	Limited Service	2006	2017	62	Rooms
28.37	Property		1	Travelodge - 1177 E 16th Street	Wellington	Sumner	KS	67152	Hospitality	Limited Service	1993, 1999	NAP	80	Rooms
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	Yermo	San Bernardino	CA	92398	Hospitality	Limited Service	2002	NAP	65	Rooms
28.39	Property		1	Travelodge - 2407 East Holland Avenue	Alpine	Brewster	TX	79830	Hospitality	Limited Service	2002	2014	40	Rooms
28.40	Property		1	Travelodge - 620 Souder Road	Brunswick	Frederick	MD	21712	Hospitality	Limited Service	2014	NAP	25	Rooms
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	Glenwood	Pope	MN	56334	Hospitality	Limited Service	2012	NAP	56	Rooms

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure
28.42	Property		1	Travelodge - 109 East Commerce Street	Sharon Springs	Wallace	KS	67758	Hospitality	Limited Service	1997	NAP	50	Rooms
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	Dunsmuir	Siskiyou	CA	96025	Hospitality	Limited Service	2007	2017	21	Rooms
28.44	Property		1	Travelodge - 98 Moffat Avenue	Yampa	Routt	CO	80483	Hospitality	Limited Service	2001	NAP	37	Rooms
29.00	Loan	38	1	Atlas Industrial	Park City	Sedgwick	KS	67219	Industrial	Flex	1945	2016	190,139	SF
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	Middleburg	Clay	FL	32068	Hospitality	Limited Service	2020	NAP	81	Rooms
31.00	Loan		1	Treat Plaza	Concord	Contra Costa	CA	94521	Retail	Unanchored	1977	2019	44,524	SF
32.00	Loan	41, 42, 43	1	Mulberry Office	Savannah	Chatham	GA	31322	Office	Medical	2007	NAP	51,478	SF
33.00	Loan		1	Pasadena Technology Center	Pasadena	Los Angeles	CA	91107	Industrial	Flex	1947	2008	31,619	SF
34.00	Loan	44	1	Anchor Court Industrial	Thousand Oaks	Ventura	CA	91320	Industrial	Flex	1979; 1981	NAP	126,646	SF
35.00	Loan		1	Willow Plaza	Enid	Garfield	OK	73703	Retail	Anchored	1984	2001	108,095	SF
36.00	Loan		1	Woods Crossing Apartments	Cambridge	Dorchester	MD	21613	Multifamily	Garden	1990	NAP	96	Units
37.00	Loan		1	Aylett Crossing	Aylett	King William	VA	23009	Retail	Anchored	2001	NAP	70,178	SF
38.00	Loan		1	JO Borgen Plaza	North Bend	King	WA	98045	Retail	Anchored	1980	NAP	26,187	SF
39.00	Loan		1	Clubside Apartments	Venice	Sarasota	FL	34292	Multifamily	Garden	1987	2017	77	Units
40.00	Loan	45	3	PA & IL Self Storage Portfolio	Various	Various	Various	Various	Self Storage	Self Storage	Various	NAP	139,001	SF
40.01	Property		1	Hermitage Storage Portfolio	Sharpsville, Hermitage, Grove City	Mercer	PA	16150, 16148, 16127	Self Storage	Self Storage	2002, 2003, 2015	NAP	81,958	SF
40.02	Property		1	Country View Storage	Staunton	Macoupin	IL	62088	Self Storage	Self Storage	1947	NAP	35,043	SF
40.03	Property		1	The Attic Self Storage	Johnstown	Cambria	PA	15905	Self Storage	Self Storage	1999	NAP	22,000	SF
41.00	Loan		4	Michigan 4 MHC Portfolio	Various	Various	MI	Various	Manufactured Housing	Manufactured Housing	Various	NAP	360	Pads
41.01	Property		1	Harper Commons MHC	Battle Creek	Calhoun	MI	49014	Manufactured Housing	Manufactured Housing	1960	NAP	100	Pads
41.02	Property		1	Creekside Estates MHC	Brownstown	Wayne	MI	48183	Manufactured Housing	Manufactured Housing	1951	NAP	90	Pads
41.03	Property		1	Riverview Estates MHC	Lansing	Ingham	MI	48911	Manufactured Housing	Manufactured Housing	1960	NAP	90	Pads
41.04	Property		1	Flat Rock Terrace MHC	Flat Rock	Monroe	MI	48134	Manufactured Housing	Manufactured Housing	1950	NAP	80	Pads
42.00	Loan		1	Beach Bluff Apartments	Jacksonville	Duval	FL	32224	Multifamily	Garden	1988	NAP	88	Units
43.00	Loan	46	1	South Holland Industrial	South Holland	Cook	IL	60473	Industrial	Warehouse	1970	NAP	202,902	SF
44.00	Loan		2	Walgreens & Rite Aid Portfolio	Various	Various	MI	Various	Retail	Single Tenant	Various	NAP	25,920	SF
44.01	Property		1	Walgreens - Greenville	Greenville	Montcalm	MI	48838	Retail	Single Tenant	2004	NAP	14,820	SF
44.02	Property		1	Rite Aid - Flint	Flint	Genesee	MI	48504	Retail	Single Tenant	1998	NAP	11,100	SF
45.00	Loan	47	1	Fulton Crossing	Corinth	Alcorn	MS	38834	Retail	Anchored	1992	NAP	179,905	SF
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	Hiram	Paulding	GA	30141	Retail	Anchored	1996	NAP	78,346	SF
47.00	Loan		1	880 Acorn	Harrisonburg	Rockingham	VA	22802	Industrial	Warehouse Distribution	1995	2017	130,185	SF
48.00	Loan		1	2701 East Tioga Street	Philadelphia	Philadelphia	PA	19134	Industrial	Flex	1920	NAP	117,100	SF
49.00	Loan		2	MM Retail Portfolio	Various	Various	Various	Various	Retail	Unanchored	Various	Various	14,740	SF
49.01	Property		1	Dixon Boulevard Shops - Shelby	Shelby	Cleveland	NC	28152	Retail	Unanchored	2021	NAP	8,940	SF
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville	Jacksonville	Duval	FL	32246	Retail	Unanchored	2017	NAP	5,800	SF
50.00	Loan	48	1	29 West 27th Street	New York	New York	NY	10001	Mixed Use	Multifamily/Retail	1925	NAP	9	Units
51.00	Loan		1	506 E 6th Street	New York	New York	NY	10009	Multifamily	Low Rise	1920	2020	14	Units
52.00	Loan		1	Walgreens - Socorro	Socorro	El Paso	TX	79927	Retail	Single Tenant	2008	NAP	14,820	SF
53.00	Loan		1	Byrd’s Mini Storage	Gainesville	Hall	GA	30501	Self Storage	Self Storage	1987	2005	72,596	SF
54.00	Loan		1	Farmington CVS	Farmington	Dakota	MN	55024	Retail	Single Tenant	2007	NAP	15,207	SF
55.00	Loan	49, 50	1	Walnut Creek Plaza	Macon	Bibb	GA	31211	Retail	Shadow Anchored	2000	NAP	36,674	SF
56.00	Loan		1	CVS Moody	Moody	Saint Clair	AL	35004	Retail	Single Tenant	2009	NAP	13,225	SF
57.00	Loan		1	Northcreek Medical Office	Goodlettsville	Sumber	TN	37072	Office	Medical	2017	NAP	17,000	SF
58.00	Loan		1	Murfreesboro CVS	Murfreesboro	Rutherford	TN	37128	Retail	Single Tenant	2008	NAP	13,360	SF
59.00	Loan		1	300 Lombard Street	Thousand Oaks	Ventura	CA	91360	Office	Medical	1991	NAP	8,333	SF
60.00	Loan	51	1	DaVita - Boiling Springs	Boiling Springs	Spartanburg	SC	29316	Office	Medical	2020	NAP	7,494	SF
61.00	Loan		1	Donaldson Self Storage	Greenville	Greenville	SC	29605	Self Storage	Self Storage	2000	NAP	47,400	SF

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
1.00	Loan		1	1201 Lake Robbins	309.56	70,000,000	70,000,000	70,000,000	3.82700%	0.01747%	3.80953%	NAP	226,342.25	NAP	2,716,107.00
2.00	Loan	1, 2	1	17 West Miami	871.00	55,000,000	55,000,000	55,000,000	3.81000%	0.01747%	3.79253%	NAP	177,050.35	NAP	2,124,604.20
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	76.25	37,000,000	37,000,000	37,000,000	5.05000%	0.01747%	5.03253%	NAP	157,870.95	NAP	1,894,451.40
3.01	Property		1	The Hague		18,870,000	18,870,000	18,870,000
3.02	Property		1	The Galleries of Syracuse		18,130,000	18,130,000	18,130,000
4.00	Loan	6	3	TLR Portfolio	120,639.53	35,000,000	35,000,000	35,000,000	3.97000%	0.01622%	3.95378%	NAP	117,399.88	NAP	1,408,798.56
4.01	Property		1	Bahia Apartments		17,470,482	17,470,482	17,470,482
4.02	Property		1	Royal Breeze Apartments		10,466,265	10,466,265	10,466,265
4.03	Property		1	Lenox Place Apartments		7,063,253	7,063,253	7,063,253
5.00	Loan		8	OmniMax Industrial Portfolio II	48.71	33,313,851	33,313,851	33,313,851	3.71000%	0.01747%	3.69253%	NAP	104,425.81	NAP	1,253,109.72
5.01	Property		1	OmniMax - Lancaster		8,320,143	8,320,143	8,320,143
5.02	Property		1	OmniMax - Nappanee		8,187,020	8,187,020	8,187,020
5.03	Property		1	OmniMax - Gridley		3,993,669	3,993,669	3,993,669
5.04	Property		1	OmniMax - Bristol		3,461,179	3,461,179	3,461,179
5.05	Property		1	OmniMax - Jackson		3,061,812	3,061,812	3,061,812
5.06	Property		1	OmniMax - Mansfield		2,795,568	2,795,568	2,795,568
5.07	Property		1	OmniMax - Spokane		2,263,079	2,263,079	2,263,079
5.08	Property		1	OmniMax - Marshfield		1,231,381	1,231,381	1,231,381
6.00	Loan	7, 8, 9	1	980 Madison	715.65	25,000,000	25,000,000	25,000,000	3.59946%	0.03372%	3.56574%	NAP	76,030.26	NAP	912,363.12
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	323.72	25,000,000	25,000,000	25,000,000	3.79900%	0.01747%	3.78153%	NAP	80,245.08	NAP	962,940.96
8.00	Loan	16	29	ExchangeRight 49	110.63	23,800,000	23,800,000	23,800,000	3.51600%	0.01747%	3.49853%	NAP	70,702.53	NAP	848,430.36
8.01	Property		1	Valspar Industrial - Massillon, OH		3,957,624	3,957,624	3,957,624
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI		3,936,346	3,936,346	3,936,346
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL		1,680,926	1,680,926	1,680,926
8.04	Property		1	Walgreens - Hesperia, CA		1,276,653	1,276,653	1,276,653
8.05	Property		1	Hobby Lobby - Huber Heights, OH		1,255,375	1,255,375	1,255,375
8.06	Property		1	Hobby Lobby - Christiansburg, VA		1,212,820	1,212,820	1,212,820
8.07	Property		1	Walgreens - Saint Joseph, MO		1,095,794	1,095,794	1,095,794
8.08	Property		1	CVS Pharmacy - Waukegan, IL		978,767	978,767	978,767
8.09	Property		1	Walgreens - Galesburg, IL		861,741	861,741	861,741
8.10	Property		1	Verizon Wireless - Bristol, VA		819,186	819,186	819,186
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY		563,855	563,855	563,855
8.12	Property		1	Walgreens - Indianapolis, IN		542,577	542,577	542,577
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA		542,577	542,577	542,577
8.14	Property		1	Dollar General - Auburn, ME		457,467	457,467	457,467
8.15	Property		1	Dollar General - Penns Grove, NJ		393,635	393,635	393,635
8.16	Property		1	Dollar General - Brunswick, GA		377,676	377,676	377,676
8.17	Property		1	Dollar General - Romulus, MI		365,974	365,974	365,974
8.18	Property		1	Dollar General - East Windsor, CT		361,718	361,718	361,718
8.19	Property		1	Dollar General - Grand Rapids, MI		329,802	329,802	329,802
8.20	Property		1	Dollar General - Lansing, MI		325,546	325,546	325,546
8.21	Property		1	Dollar Tree - Christiansburg, VA		319,163	319,163	319,163
8.22	Property		1	Dollar General - Hammond, LA		313,844	313,844	313,844
8.23	Property		1	Dollar General - Allen Park, MI		276,608	276,608	276,608
8.24	Property		1	Dollar General - Westland, MI		276,608	276,608	276,608
8.25	Property		1	Dollar General - Jackson, MI		276,608	276,608	276,608
8.26	Property		1	Dollar General - Battle Creek, MI		265,969	265,969	265,969
8.27	Property		1	Dollar General - Wyoming, MI		260,650	260,650	260,650
8.28	Property		1	Dollar General - Temple, TX		245,756	245,756	245,756
8.29	Property		1	Dollar General - Prattville, AL		228,734	228,734	228,734
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	213.78	23,400,000	23,365,435	18,539,611	3.86000%	0.01747%	3.84253%	109,834.80	NAP	1,318,017.60	NAP
10.00	Loan		12	SSA Midwest MHC Portfolio	21,318.23	20,700,000	20,700,000	17,918,671	3.95000%	0.01747%	3.93253%	98,229.21	69,083.85	1,178,750.52	829,006.20
10.01	Property		1	Twin Meadows		4,410,000	4,410,000	3,817,456
10.02	Property		1	Werner Hancock		3,187,500	3,187,500	2,759,216
10.03	Property		1	Pleasant Valley		2,130,000	2,130,000	1,843,805
10.04	Property		1	Whispering Pines		2,103,250	2,103,250	1,820,649
10.05	Property		1	Bellevue		2,055,000	2,055,000	1,778,883
10.06	Property		1	Edgewood		1,185,000	1,185,000	1,025,779
10.07	Property		1	Wildwood		1,143,750	1,143,750	990,071
10.08	Property		1	Gaslight		937,500	937,500	811,534
10.09	Property		1	Huron		909,000	909,000	786,863

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
10.10	Property		1	Camelot South		900,000	900,000	779,073
10.11	Property		1	Rivers Bend		895,000	895,000	774,744
10.12	Property		1	Valley View		844,000	844,000	730,597
11.00	Loan	21	1	Meadowood Mall	175.12	19,000,000	19,000,000	16,630,360	3.93000%	0.01747%	3.91253%	99,556.09	NAP	1,194,673.08	NAP
12.00	Loan	23	1	Highland Village Plaza	171.78	18,115,000	18,115,000	15,593,000	3.72000%	0.01747%	3.70253%	83,585.31	56,936.45	1,003,023.72	683,237.40
13.00	Loan	23, 24, 25	1	Poplar Run	120.60	17,955,000	17,955,000	13,981,355	3.39000%	0.01747%	3.37253%	79,527.53	NAP	954,330.36	NAP
14.00	Loan	26, 27	1	Tech Ridge Office Park	31.46	17,350,000	17,324,688	13,781,065	3.93000%	0.01747%	3.91253%	82,132.91	NAP	985,594.92	NAP
15.00	Loan		1	StorQuest Thousand Oaks	247.77	14,000,000	14,000,000	14,000,000	3.25300%	0.01747%	3.23553%	NAP	38,478.77	NAP	461,745.24
16.00	Loan	28	3	Hamilton Apartment Portfolio	30,857.79	14,000,000	13,978,577	11,011,127	3.66000%	0.01747%	3.64253%	64,123.29	NAP	769,479.48	NAP
16.01	Property		1	Cardinal Creek		5,780,000	5,771,155	4,546,023
16.02	Property		1	Courtship Village		4,650,000	4,642,884	3,657,267
16.03	Property		1	Kingswood Court		3,570,000	3,564,537	2,807,838
17.00	Loan	29, 30	1	Martin Village	115.14	14,200,000	13,762,130	11,470,991	4.40500%	0.01747%	4.38753%	71,149.99	NAP	853,799.88	NAP
18.00	Loan		1	35 South Service	190.15	13,750,000	13,750,000	12,582,930	4.40000%	0.01747%	4.38253%	68,854.63	51,116.90	826,255.56	613,402.80
19.00	Loan	31	1	Woodlands Village Self Storage	117.67	13,000,000	13,000,000	13,000,000	3.13100%	0.04747%	3.08353%	NAP	34,390.27	NAP	412,683.24
20.00	Loan		1	Village East Shopping Center	95.96	13,000,000	13,000,000	11,125,552	3.49000%	0.01747%	3.47253%	58,303.27	38,333.45	699,639.24	460,001.40
21.00	Loan		1	Brittany Woods Townhomes	178,985.51	12,350,000	12,350,000	11,201,172	3.85000%	0.06497%	3.78503%	57,897.82	40,173.23	694,773.84	482,078.76
22.00	Loan		1	Cabela’s - Mitchell	127.36	11,804,600	11,804,600	10,799,115	4.38100%	0.01747%	4.36353%	58,980.41	43,695.19	707,764.92	524,342.28
23.00	Loan		1	CLC - Premier Self Storage	152.39	11,700,000	11,700,000	11,700,000	3.53500%	0.01747%	3.51753%	NAP	34,944.95	NAP	419,339.40
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	91.26	11,650,000	11,650,000	11,650,000	4.36500%	0.01747%	4.34753%	NAP	42,965.44	NAP	515,585.28
24.01	Property		1	Crescent Park		7,147,708	7,147,708	7,147,708
24.02	Property		1	8390 Champions Gate		4,502,292	4,502,292	4,502,292
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	99,892.38	10,500,000	10,488,700	8,811,712	5.59000%	0.01747%	5.57253%	60,212.10	NAP	722,545.20	NAP
26.00	Loan	35	1	Shoppes on University	119.07	10,080,000	10,080,000	8,741,188	4.00000%	0.01747%	3.98253%	48,123.46	34,066.67	577,481.52	408,800.04
27.00	Loan		3	Las Vegas MF Portfolio	51,282.05	10,000,000	10,000,000	10,000,000	3.50000%	0.01747%	3.48253%	NAP	29,571.76	NAP	354,861.12
27.01	Property		1	Olive Properties		3,800,000	3,800,000	3,800,000
27.02	Property		1	Fremont Gardens		3,100,000	3,100,000	3,100,000
27.03	Property		1	Casa Bonita Apartments		3,100,000	3,100,000	3,100,000
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	36,938.73	10,000,000	9,499,623	6,954,790	4.85000%	0.01622%	4.83378%	60,917.63	NAP	731,011.56	NAP
28.01	Property		1	Travelodge - 2307 Wyoming Avenue		753,365	715,669	523,950
28.02	Property		1	Travelodge - 2111 Camino Del Llano		611,951	581,331	425,599
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way		584,290	555,053	406,361
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive		524,562	498,314	364,822
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive		398,999	379,034	277,496
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60		372,573	353,930	259,117
28.07	Property		1	Travelodge - 1127 Pony Express Highway		370,288	351,760	257,528
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street		347,930	330,520	241,978
28.09	Property		1	Travelodge - 2680 Airport Road		338,855	321,900	235,667
28.10	Property		1	Super 8 - 720 Royal Parkway		321,872	305,766	223,855
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street		316,329	300,501	220,001
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway		295,147	280,378	205,268
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road		289,531	275,044	201,363
28.14	Property		1	Super 8 - 2545 Cornhusker Highway		284,955	270,697	198,180
28.15	Property		1	Travelodge - 1110 SE 4th Street		280,745	266,698	195,253
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court		250,718	238,172	174,369
28.17	Property		1	Travelodge - 800 W Laramie Street		249,472	236,989	173,503
28.18	Property		1	Travelodge - 22 North Frontage Road		247,279	234,906	171,977
28.19	Property		1	Travelodge - 123 Westvaco Road		232,884	221,231	161,966
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue		226,763	215,416	157,709
28.21	Property		1	Travelodge - 1710 Jefferson Street		207,302	196,929	144,174
28.22	Property		1	Travelodge - 1625 Stillwater Avenue		207,195	196,827	144,100
28.23	Property		1	Travelodge - 8233 Airline Highway		203,669	193,478	141,647
28.24	Property		1	Baymont Inn & Suites - 6390 US-93		188,844	179,395	131,337
28.25	Property		1	Travelodge - 707 East Webster Street		175,120	166,357	121,792
28.26	Property		1	Travelodge - 777 West Hwy 21		166,738	158,395	115,963
28.27	Property		1	Travelodge - 3522 North Highway 59		160,825	152,778	111,851
28.28	Property		1	Travelodge - 108 6th Avenue		152,733	145,090	106,222
28.29	Property		1	Travelodge - 2200 E South Avenue		147,632	140,245	102,675
28.30	Property		1	Travelodge - 128 South Willow Road		124,862	118,614	86,839
28.31	Property		1	Travelodge - 1005 Highway 285		124,596	118,362	86,654
28.32	Property		1	Days Inn - 3431 14th Avenue		106,215	100,900	73,870
28.33	Property		1	Travelodge - 2505 US 69		91,327	86,757	63,516
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road		88,154	83,743	61,309
28.35	Property		1	Travelodge - 1706 North Park Drive		84,914	80,665	59,056
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street		81,562	77,481	56,725
28.37	Property		1	Travelodge - 1177 E 16th Street		74,973	71,222	52,142
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road		73,145	69,485	50,871
28.39	Property		1	Travelodge - 2407 East Holland Avenue		60,635	57,601	42,170
28.40	Property		1	Travelodge - 620 Souder Road		55,172	52,412	38,371
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast		41,525	39,448	28,880

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
28.42	Property		1	Travelodge - 109 East Commerce Street		34,483	32,757	23,982
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue		27,586	26,206	19,186
28.44	Property		1	Travelodge - 98 Moffat Avenue		22,284	21,169	15,498
29.00	Loan	38	1	Atlas Industrial	44.97	8,550,000	8,550,000	7,754,658	3.85000%	0.01747%	3.83253%	40,083.10	27,812.24	480,997.20	333,746.88
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	104,783.54	8,500,000	8,487,467	6,736,915	3.87000%	0.01747%	3.85253%	39,945.85	NAP	479,350.20	NAP
31.00	Loan		1	Treat Plaza	188.08	8,400,000	8,373,995	6,550,740	3.42900%	0.01747%	3.41153%	37,387.63	NAP	448,651.56	NAP
32.00	Loan	41, 42, 43	1	Mulberry Office	158.32	8,150,000	8,150,000	6,865,556	3.92100%	0.01747%	3.90353%	38,539.08	26,999.99	462,468.96	323,999.88
33.00	Loan		1	Pasadena Technology Center	256.18	8,100,000	8,100,000	7,394,615	4.25000%	0.01747%	4.23253%	39,847.13	29,085.94	478,165.56	349,031.28
34.00	Loan	44	1	Anchor Court Industrial	63.17	8,000,000	8,000,000	8,000,000	3.01500%	0.01747%	2.99753%	NAP	20,379.17	NAP	244,550.04
35.00	Loan		1	Willow Plaza	71.76	8,000,000	7,756,543	6,361,853	3.95000%	0.05747%	3.89253%	37,962.98	NAP	455,555.76	NAP
36.00	Loan		1	Woods Crossing Apartments	77,604.17	7,450,000	7,450,000	7,450,000	3.34000%	0.01747%	3.32253%	NAP	21,023.83	NAP	252,285.96
37.00	Loan		1	Aylett Crossing	103.01	7,250,000	7,228,949	5,725,360	3.76600%	0.01747%	3.74853%	33,641.74	NAP	403,700.88	NAP
38.00	Loan		1	JO Borgen Plaza	259.67	6,800,000	6,800,000	5,902,763	4.06600%	0.01747%	4.04853%	32,723.51	23,360.68	392,682.12	280,328.16
39.00	Loan		1	Clubside Apartments	84,415.58	6,500,000	6,500,000	6,500,000	3.64000%	0.01747%	3.62253%	NAP	19,990.51	NAP	239,886.12
40.00	Loan	45	3	PA & IL Self Storage Portfolio	45.32	6,300,000	6,300,000	5,523,091	4.49000%	0.01747%	4.47253%	31,883.75	23,899.90	382,605.00	286,798.80
40.01	Property		1	Hermitage Storage Portfolio		4,150,000	4,150,000	3,638,226
40.02	Property		1	Country View Storage		1,200,000	1,200,000	1,052,017
40.03	Property		1	The Attic Self Storage		950,000	950,000	832,847
41.00	Loan		4	Michigan 4 MHC Portfolio	17,175.82	6,200,000	6,183,294	4,964,246	4.15000%	0.01747%	4.13253%	30,138.41	NAP	361,660.92	NAP
41.01	Property		1	Harper Commons MHC		1,900,000	1,894,880	1,521,301
41.02	Property		1	Creekside Estates MHC		1,850,000	1,845,015	1,481,267
41.03	Property		1	Riverview Estates MHC		1,650,000	1,645,554	1,321,130
41.04	Property		1	Flat Rock Terrace MHC		800,000	797,844	640,548
42.00	Loan		1	Beach Bluff Apartments	62,784.09	5,525,000	5,525,000	5,525,000	3.34000%	0.01747%	3.32253%	NAP	15,591.50	NAP	187,098.00
43.00	Loan	46	1	South Holland Industrial	27.11	5,500,000	5,500,000	5,500,000	4.36000%	0.01747%	4.34253%	NAP	20,260.88	NAP	243,130.56
44.00	Loan		2	Walgreens & Rite Aid Portfolio	196.76	5,100,000	5,100,000	4,605,609	3.60000%	0.01747%	3.58253%	23,186.91	15,512.50	278,242.92	186,150.00
44.01	Property		1	Walgreens - Greenville		3,460,000	3,460,000	3,124,590
44.02	Property		1	Rite Aid - Flint		1,640,000	1,640,000	1,481,020
45.00	Loan	47	1	Fulton Crossing	27.93	5,025,000	5,025,000	4,579,911	4.15000%	0.01747%	4.13253%	24,426.69	17,619.49	293,120.28	211,433.88
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	63.72	5,000,000	4,992,295	3,926,720	3.62000%	0.01747%	3.60253%	22,788.50	NAP	273,462.00	NAP
47.00	Loan		1	880 Acorn	35.45	4,615,000	4,615,000	4,615,000	3.84000%	0.01747%	3.82253%	NAP	14,973.11	NAP	179,677.32
48.00	Loan		1	2701 East Tioga Street	34.53	4,050,000	4,043,759	3,180,644	3.62000%	0.01747%	3.60253%	18,458.68	NAP	221,504.16	NAP
49.00	Loan		2	MM Retail Portfolio	271.37	4,000,000	4,000,000	4,000,000	3.50000%	0.01747%	3.48253%	NAP	11,828.70	NAP	141,944.40
49.01	Property		1	Dixon Boulevard Shops - Shelby		2,350,000	2,350,000	2,350,000
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville		1,650,000	1,650,000	1,650,000
50.00	Loan	48	1	29 West 27th Street	441,111.11	3,970,000	3,970,000	3,970,000	4.67000%	0.01747%	4.65253%	NAP	15,664.50	NAP	187,974.00
51.00	Loan		1	506 E 6th Street	271,428.57	3,800,000	3,800,000	3,800,000	4.27000%	0.01747%	4.25253%	NAP	13,709.47	NAP	164,513.64
52.00	Loan		1	Walgreens - Socorro	249.66	3,700,000	3,700,000	3,700,000	4.03300%	0.05747%	3.97553%	NAP	12,607.79	NAP	151,293.48
53.00	Loan		1	Byrd’s Mini Storage	49.18	3,570,000	3,570,000	3,570,000	3.88000%	0.01747%	3.86253%	NAP	11,703.32	NAP	140,439.84
54.00	Loan		1	Farmington CVS	223.58	3,400,000	3,400,000	3,400,000	3.95000%	0.01747%	3.93253%	NAP	11,347.11	NAP	136,165.32
55.00	Loan	49, 50	1	Walnut Creek Plaza	90.26	3,315,000	3,310,077	2,623,586	3.83000%	0.01747%	3.81253%	15,503.15	NAP	186,037.80	NAP
56.00	Loan		1	CVS Moody	246.84	3,275,000	3,264,417	2,531,704	3.20000%	0.01747%	3.18253%	14,163.29	NAP	169,959.48	NAP
57.00	Loan		1	Northcreek Medical Office	185.29	3,150,000	3,150,000	3,150,000	4.15000%	0.01747%	4.13253%	NAP	11,045.05	NAP	132,540.60
58.00	Loan		1	Murfreesboro CVS	228.29	3,050,000	3,050,000	3,050,000	3.95000%	0.01747%	3.93253%	NAP	10,179.02	NAP	122,148.24
59.00	Loan		1	300 Lombard Street	345.01	2,875,000	2,875,000	2,875,000	4.74000%	0.01747%	4.72253%	NAP	11,513.98	NAP	138,167.76
60.00	Loan	51	1	DaVita - Boiling Springs	280.22	2,100,000	2,100,000	2,100,000	4.08530%	0.01747%	4.06783%	NAP	7,248.57	NAP	86,982.84
61.00	Loan		1	Donaldson Self Storage	40.30	1,910,000	1,910,000	1,711,631	4.44000%	0.01747%	4.42253%	9,609.72	7,165.15	115,316.64	85,981.80

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)
1.00	Loan		1	1201 Lake Robbins	Interest Only	No	Actual/360	120	118	120	118	0
2.00	Loan	1, 2	1	17 West Miami	Interest Only	No	Actual/360	120	120	120	120	0
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	Interest Only	No	Actual/360	120	118	120	118	0
3.01	Property		1	The Hague
3.02	Property		1	The Galleries of Syracuse
4.00	Loan	6	3	TLR Portfolio	Interest Only	No	Actual/360	120	120	120	120	0
4.01	Property		1	Bahia Apartments
4.02	Property		1	Royal Breeze Apartments
4.03	Property		1	Lenox Place Apartments
5.00	Loan		8	OmniMax Industrial Portfolio II	Interest Only	No	Actual/360	60	53	60	53	0
5.01	Property		1	OmniMax - Lancaster
5.02	Property		1	OmniMax - Nappanee
5.03	Property		1	OmniMax - Gridley
5.04	Property		1	OmniMax - Bristol
5.05	Property		1	OmniMax - Jackson
5.06	Property		1	OmniMax - Mansfield
5.07	Property		1	OmniMax - Spokane
5.08	Property		1	OmniMax - Marshfield
6.00	Loan	7, 8, 9	1	980 Madison	Interest Only	No	Actual/360	60	55	60	55	0
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	Interest Only	No	Actual/360	120	118	120	118	0
8.00	Loan	16	29	ExchangeRight 49	Interest Only	No	Actual/360	60	57	60	57	0
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.10	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.20	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	Amortizing Balloon	No	Actual/360	0	0	120	119	360
10.00	Loan		12	SSA Midwest MHC Portfolio	Interest Only, Amortizing Balloon	No	Actual/360	36	35	120	119	360
10.01	Property		1	Twin Meadows
10.02	Property		1	Werner Hancock
10.03	Property		1	Pleasant Valley
10.04	Property		1	Whispering Pines
10.05	Property		1	Bellevue
10.06	Property		1	Edgewood
10.07	Property		1	Wildwood
10.08	Property		1	Gaslight
10.09	Property		1	Huron

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)
10.10	Property		1	Camelot South
10.11	Property		1	Rivers Bend
10.12	Property		1	Valley View
11.00	Loan	21	1	Meadowood Mall	Amortizing Balloon	No	Actual/360	0	0	60	60	300
12.00	Loan	23	1	Highland Village Plaza	Interest Only, Amortizing Balloon	No	Actual/360	36	33	120	117	360
13.00	Loan	23, 24, 25	1	Poplar Run	Amortizing Balloon	No	Actual/360	0	0	120	120	360
14.00	Loan	26, 27	1	Tech Ridge Office Park	Amortizing Balloon	No	Actual/360	0	0	120	119	360
15.00	Loan		1	StorQuest Thousand Oaks	Interest Only	No	Actual/360	120	119	120	119	0
16.00	Loan	28	3	Hamilton Apartment Portfolio	Amortizing Balloon	No	Actual/360	0	0	120	119	360
16.01	Property		1	Cardinal Creek
16.02	Property		1	Courtship Village
16.03	Property		1	Kingswood Court
17.00	Loan	29, 30	1	Martin Village	Amortizing Balloon	No	Actual/360	0	0	120	97	360
18.00	Loan		1	35 South Service	Interest only, Amortizing Balloon	No	Actual/360	60	59	120	119	360
19.00	Loan	31	1	Woodlands Village Self Storage	Interest Only	No	Actual/360	120	119	120	119	0
20.00	Loan		1	Village East Shopping Center	Interest Only, Amortizing Balloon	No	Actual/360	36	35	120	119	360
21.00	Loan		1	Brittany Woods Townhomes	Interest Only, Amortizing Balloon	No	Actual/360	60	58	120	118	360
22.00	Loan		1	Cabela’s - Mitchell	Interest Only, Amortizing Balloon	No	Actual/360	60	37	120	97	360
23.00	Loan		1	CLC - Premier Self Storage	Interest Only	No	Actual/360	120	119	120	119	0
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	Interest Only	No	Actual/360	120	119	120	119	0
24.01	Property		1	Crescent Park
24.02	Property		1	8390 Champions Gate
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	Amortizing Balloon	No	Actual/360	0	0	120	119	360
26.00	Loan	35	1	Shoppes on University	Interest Only, Amortizing Balloon	No	Actual/360	36	15	120	99	360
27.00	Loan		3	Las Vegas MF Portfolio	Interest Only	No	Actual/360	120	119	120	119	0
27.01	Property		1	Olive Properties
27.02	Property		1	Fremont Gardens
27.03	Property		1	Casa Bonita Apartments
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	Amortizing Balloon	No	Actual/360	0	0	120	96	270
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 SE 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 W Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 E South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
28.37	Property		1	Travelodge - 1177 E 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29.00	Loan	38	1	Atlas Industrial	Interest Only, Amortizing Balloon	No	Actual/360	60	58	120	118	360
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	Amortizing Balloon	No	Actual/360	0	0	120	119	360
31.00	Loan		1	Treat Plaza	Amortizing Balloon	No	Actual/360	0	0	120	118	360
32.00	Loan	41, 42, 43	1	Mulberry Office	Interest Only, Amortizing Balloon	No	Actual/360	24	23	120	119	360
33.00	Loan		1	Pasadena Technology Center	Interest Only, Amortizing Balloon	No	Actual/360	60	59	120	119	360
34.00	Loan	44	1	Anchor Court Industrial	Interest Only	No	Actual/360	120	119	120	119	0
35.00	Loan		1	Willow Plaza	Amortizing Balloon	No	Actual/360	0	0	120	99	360
36.00	Loan		1	Woods Crossing Apartments	Interest Only	No	Actual/360	120	118	120	118	0
37.00	Loan		1	Aylett Crossing	Amortizing Balloon	No	Actual/360	0	0	120	118	360
38.00	Loan		1	JO Borgen Plaza	Interest Only, Amortizing Balloon	No	Actual/360	36	35	120	119	360
39.00	Loan		1	Clubside Apartments	Interest Only	No	Actual/360	120	118	120	118	0
40.00	Loan	45	3	PA & IL Self Storage Portfolio	Interest Only, Amortizing Balloon	No	Actual/360	36	35	120	119	360
40.01	Property		1	Hermitage Storage Portfolio
40.02	Property		1	Country View Storage
40.03	Property		1	The Attic Self Storage
41.00	Loan		4	Michigan 4 MHC Portfolio	Amortizing Balloon	No	Actual/360	0	0	120	118	360
41.01	Property		1	Harper Commons MHC
41.02	Property		1	Creekside Estates MHC
41.03	Property		1	Riverview Estates MHC
41.04	Property		1	Flat Rock Terrace MHC
42.00	Loan		1	Beach Bluff Apartments	Interest Only	No	Actual/360	120	118	120	118	0
43.00	Loan	46	1	South Holland Industrial	Interest Only	No	Actual/360	60	58	60	58	0
44.00	Loan		2	Walgreens & Rite Aid Portfolio	Interest Only, Amortizing Balloon	No	Actual/360	60	58	120	118	360
44.01	Property		1	Walgreens - Greenville
44.02	Property		1	Rite Aid - Flint
45.00	Loan	47	1	Fulton Crossing	Interest Only, Amortizing Balloon	No	Actual/360	60	59	120	119	360
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	Amortizing Balloon	No	Actual/360	0	0	120	119	360
47.00	Loan		1	880 Acorn	Interest Only	No	Actual/360	120	118	120	118	0
48.00	Loan		1	2701 East Tioga Street	Amortizing Balloon	No	Actual/360	0	0	120	119	360
49.00	Loan		2	MM Retail Portfolio	Interest Only	No	Actual/360	120	116	120	116	0
49.01	Property		1	Dixon Boulevard Shops - Shelby
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville
50.00	Loan	48	1	29 West 27th Street	Interest Only	No	Actual/360	120	119	120	119	0
51.00	Loan		1	506 E 6th Street	Interest Only	No	Actual/360	120	119	120	119	0
52.00	Loan		1	Walgreens - Socorro	Interest Only	No	Actual/360	120	115	120	115	0
53.00	Loan		1	Byrd’s Mini Storage	Interest Only	No	Actual/360	120	119	120	119	0
54.00	Loan		1	Farmington CVS	Interest Only	No	Actual/360	120	119	120	119	0
55.00	Loan	49, 50	1	Walnut Creek Plaza	Amortizing Balloon	No	Actual/360	0	0	120	119	360
56.00	Loan		1	CVS Moody	Amortizing Balloon	No	Actual/360	0	0	120	118	360
57.00	Loan		1	Northcreek Medical Office	Interest Only	No	Actual/360	120	119	120	119	0
58.00	Loan		1	Murfreesboro CVS	Interest Only	No	Actual/360	120	119	120	119	0
59.00	Loan		1	300 Lombard Street	Interest Only	No	Actual/360	120	119	120	119	0
60.00	Loan	51	1	DaVita - Boiling Springs	Interest Only	No	Actual/360	120	118	120	118	0
61.00	Loan		1	Donaldson Self Storage	Interest Only, Amortizing Balloon	No	Actual/360	48	47	120	119	360

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
1.00	Loan		1	1201 Lake Robbins	0	10/8/2021	2	11	11/11/2021	NAP	10/11/2031	NAP	0	0
2.00	Loan	1, 2	1	17 West Miami	0	11/9/2021	0	6	1/6/2022	NAP	12/6/2031	NAP	0	0
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	0	10/6/2021	2	6	11/6/2021	NAP	10/6/2031	NAP	5	0
3.01	Property		1	The Hague
3.02	Property		1	The Galleries of Syracuse
4.00	Loan	6	3	TLR Portfolio	0	11/9/2021	0	6	1/6/2022	NAP	12/6/2031	NAP	0	0
4.01	Property		1	Bahia Apartments
4.02	Property		1	Royal Breeze Apartments
4.03	Property		1	Lenox Place Apartments
5.00	Loan		8	OmniMax Industrial Portfolio II	0	4/28/2021	7	6	6/6/2021	NAP	5/6/2026	NAP	0	0
5.01	Property		1	OmniMax - Lancaster
5.02	Property		1	OmniMax - Nappanee
5.03	Property		1	OmniMax - Gridley
5.04	Property		1	OmniMax - Bristol
5.05	Property		1	OmniMax - Jackson
5.06	Property		1	OmniMax - Mansfield
5.07	Property		1	OmniMax - Spokane
5.08	Property		1	OmniMax - Marshfield
6.00	Loan	7, 8, 9	1	980 Madison	0	7/6/2021	5	6	8/6/2021	NAP	7/6/2026	NAP	0	0
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	0	10/4/2021	2	6	11/6/2021	NAP	10/6/2031	NAP	0	0
8.00	Loan	16	29	ExchangeRight 49	0	8/12/2021	3	11	10/11/2021	NAP	9/11/2026	NAP	0	0
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.10	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.20	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	359	11/5/2021	1	6	12/6/2021	12/6/2021	11/6/2031	NAP	0	0
10.00	Loan		12	SSA Midwest MHC Portfolio	360	11/1/2021	1	6	12/6/2021	12/6/2024	11/6/2031	NAP	0	0
10.01	Property		1	Twin Meadows
10.02	Property		1	Werner Hancock
10.03	Property		1	Pleasant Valley
10.04	Property		1	Whispering Pines
10.05	Property		1	Bellevue
10.06	Property		1	Edgewood
10.07	Property		1	Wildwood
10.08	Property		1	Gaslight
10.09	Property		1	Huron

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
10.10	Property		1	Camelot South
10.11	Property		1	Rivers Bend
10.12	Property		1	Valley View
11.00	Loan	21	1	Meadowood Mall	300	11/5/2021	0	1	1/1/2022	1/1/2022	12/1/2026	NAP	0	0
12.00	Loan	23	1	Highland Village Plaza	360	9/1/2021	3	11	10/11/2021	10/11/2024	9/11/2031	NAP	0	0
13.00	Loan	23, 24, 25	1	Poplar Run	360	11/9/2021	0	6	1/6/2022	1/6/2022	12/6/2031	NAP	0	0
14.00	Loan	26, 27	1	Tech Ridge Office Park	359	11/5/2021	1	6	12/6/2021	12/6/2021	11/6/2031	NAP	0	0
15.00	Loan		1	StorQuest Thousand Oaks	0	11/1/2021	1	11	12/11/2021	NAP	11/11/2031	NAP	0	0
16.00	Loan	28	3	Hamilton Apartment Portfolio	359	11/5/2021	1	6	12/6/2021	12/6/2021	11/6/2031	NAP	0	0
16.01	Property		1	Cardinal Creek
16.02	Property		1	Courtship Village
16.03	Property		1	Kingswood Court
17.00	Loan	29, 30	1	Martin Village	337	12/18/2019	23	6	2/6/2020	2/6/2020	1/6/2030	NAP	0	0
18.00	Loan		1	35 South Service	360	10/29/2021	1	6	12/6/2021	12/6/2026	11/6/2031	NAP	0	0
19.00	Loan	31	1	Woodlands Village Self Storage	0	10/27/2021	1	11	12/11/2021	NAP	11/11/2031	NAP	0	0
20.00	Loan		1	Village East Shopping Center	360	10/19/2021	1	6	12/6/2021	12/6/2024	11/6/2031	NAP	0	0
21.00	Loan		1	Brittany Woods Townhomes	360	9/15/2021	2	6	11/6/2021	11/6/2026	10/6/2031	NAP	0	0
22.00	Loan		1	Cabela’s - Mitchell	360	12/30/2019	23	6	2/6/2020	2/6/2025	1/6/2030	NAP	0	0
23.00	Loan		1	CLC - Premier Self Storage	0	10/22/2021	1	11	12/11/2021	NAP	11/11/2031	NAP	0	0
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	0	11/8/2021	1	6	12/6/2021	NAP	11/6/2031	NAP	0	0
24.01	Property		1	Crescent Park
24.02	Property		1	8390 Champions Gate
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	359	10/28/2021	1	6	12/6/2021	12/6/2021	11/6/2031	NAP	0	0
26.00	Loan	35	1	Shoppes on University	360	3/6/2020	21	6	4/6/2020	4/6/2023	3/6/2030	NAP	0	0
27.00	Loan		3	Las Vegas MF Portfolio	0	11/5/2021	1	6	12/6/2021	NAP	11/6/2031	NAP	0	0
27.01	Property		1	Olive Properties
27.02	Property		1	Fremont Gardens
27.03	Property		1	Casa Bonita Apartments
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	246	11/27/2019	24	6	1/6/2020	1/6/2020	12/6/2029	NAP	0	0
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 SE 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 W Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 E South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
28.37	Property		1	Travelodge - 1177 E 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29.00	Loan	38	1	Atlas Industrial	360	9/17/2021	2	6	11/6/2021	11/6/2026	10/6/2031	NAP	0	0
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	359	11/4/2021	1	6	12/6/2021	12/6/2021	11/6/2031	NAP	0	0
31.00	Loan		1	Treat Plaza	358	9/14/2021	2	11	11/11/2021	11/11/2021	10/11/2031	NAP	5	0
32.00	Loan	41, 42, 43	1	Mulberry Office	360	11/3/2021	1	6	12/6/2021	12/6/2023	11/6/2031	NAP	0	0
33.00	Loan		1	Pasadena Technology Center	360	11/1/2021	1	6	12/6/2021	12/6/2026	11/6/2031	NAP	0	0
34.00	Loan	44	1	Anchor Court Industrial	0	11/8/2021	1	6	12/6/2021	NAP	11/6/2031	NAP	0	0
35.00	Loan		1	Willow Plaza	339	2/28/2020	21	6	4/6/2020	4/6/2020	3/6/2030	NAP	0	0
36.00	Loan		1	Woods Crossing Apartments	0	9/23/2021	2	6	11/6/2021	NAP	10/6/2031	NAP	5	0
37.00	Loan		1	Aylett Crossing	358	9/28/2021	2	6	11/6/2021	11/6/2021	10/6/2031	NAP	0	0
38.00	Loan		1	JO Borgen Plaza	360	11/4/2021	1	6	12/6/2021	12/6/2024	11/6/2031	NAP	0	0
39.00	Loan		1	Clubside Apartments	0	9/23/2021	2	6	11/6/2021	NAP	10/6/2031	NAP	5	0
40.00	Loan	45	3	PA & IL Self Storage Portfolio	360	10/26/2021	1	6	12/6/2021	12/6/2024	11/6/2031	NAP	0	0
40.01	Property		1	Hermitage Storage Portfolio
40.02	Property		1	Country View Storage
40.03	Property		1	The Attic Self Storage
41.00	Loan		4	Michigan 4 MHC Portfolio	358	10/7/2021	2	6	11/6/2021	11/6/2021	10/6/2031	NAP	0	0
41.01	Property		1	Harper Commons MHC
41.02	Property		1	Creekside Estates MHC
41.03	Property		1	Riverview Estates MHC
41.04	Property		1	Flat Rock Terrace MHC
42.00	Loan		1	Beach Bluff Apartments	0	9/23/2021	2	6	11/6/2021	NAP	10/6/2031	NAP	5	0
43.00	Loan	46	1	South Holland Industrial	0	10/7/2021	2	6	11/6/2021	NAP	10/6/2026	NAP	0	0
44.00	Loan		2	Walgreens & Rite Aid Portfolio	360	9/15/2021	2	6	11/6/2021	11/6/2026	10/6/2031	NAP	0	0
44.01	Property		1	Walgreens - Greenville
44.02	Property		1	Rite Aid - Flint
45.00	Loan	47	1	Fulton Crossing	360	10/21/2021	1	6	12/6/2021	12/6/2026	11/6/2031	NAP	0	0
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	359	10/19/2021	1	6	12/6/2021	12/6/2021	11/6/2031	NAP	0	0
47.00	Loan		1	880 Acorn	0	9/15/2021	2	6	11/6/2021	NAP	10/6/2031	NAP	0	0
48.00	Loan		1	2701 East Tioga Street	359	10/27/2021	1	6	12/6/2021	12/6/2021	11/6/2031	NAP	0	0
49.00	Loan		2	MM Retail Portfolio	0	7/15/2021	4	11	9/11/2021	NAP	8/11/2031	NAP	0	0
49.01	Property		1	Dixon Boulevard Shops - Shelby
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville
50.00	Loan	48	1	29 West 27th Street	0	10/21/2021	1	6	12/6/2021	NAP	11/6/2031	NAP	0	0
51.00	Loan		1	506 E 6th Street	0	11/1/2021	1	6	12/6/2021	NAP	11/6/2031	NAP	5	0
52.00	Loan		1	Walgreens - Socorro	0	6/17/2021	5	11	8/11/2021	NAP	7/11/2031	NAP	0	0
53.00	Loan		1	Byrd’s Mini Storage	0	10/13/2021	1	6	12/6/2021	NAP	11/6/2031	NAP	0	0
54.00	Loan		1	Farmington CVS	0	11/5/2021	1	6	12/6/2021	NAP	11/6/2031	NAP	0	0
55.00	Loan	49, 50	1	Walnut Creek Plaza	359	11/5/2021	1	6	12/6/2021	12/6/2021	11/6/2031	NAP	0	0
56.00	Loan		1	CVS Moody	358	9/24/2021	2	6	11/6/2021	11/6/2021	10/6/2031	NAP	0	0
57.00	Loan		1	Northcreek Medical Office	0	11/5/2021	1	6	12/6/2021	NAP	11/6/2031	NAP	0	0
58.00	Loan		1	Murfreesboro CVS	0	11/5/2021	1	6	12/6/2021	NAP	11/6/2031	NAP	0	0
59.00	Loan		1	300 Lombard Street	0	11/2/2021	1	6	12/6/2021	NAP	11/6/2031	NAP	0	0
60.00	Loan	51	1	DaVita - Boiling Springs	0	9/22/2021	2	6	11/6/2021	NAP	10/6/2031	NAP	0	0
61.00	Loan		1	Donaldson Self Storage	360	11/8/2021	1	6	12/6/2021	12/6/2025	11/6/2031	NAP	0	0

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)
1.00	Loan		1	1201 Lake Robbins	L(26),D(87),O(7)	35,997,833	11,911,646	24,086,187	8/31/2021	T-12	35,851,744	11,477,740	24,374,004
2.00	Loan	1, 2	1	17 West Miami	L(24),D(91),O(5)	4,058,550	750,393	3,308,157	9/30/2021	T-12	3,241,970	843,602	2,398,368
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	L(26),D(90),O(4)	6,267,034	1,573,456	4,693,578	7/31/2021	T-12	6,703,871	2,083,455	4,620,415
3.01	Property		1	The Hague		3,271,541	491,738	2,779,803	7/31/2021	T-12	3,417,145	698,789	2,718,357
3.02	Property		1	The Galleries of Syracuse		2,995,493	1,081,718	1,913,774	7/31/2021	T-12	3,286,725	1,384,667	1,902,059
4.00	Loan	6	3	TLR Portfolio	L(24),D(93),O(3)	9,224,011	3,317,415	5,906,596	9/30/2021	T-12	8,723,530	3,285,759	5,437,771
4.01	Property		1	Bahia Apartments		4,363,218	1,371,572	2,991,646	9/30/2021	T-12	4,129,623	1,361,335	2,768,288
4.02	Property		1	Royal Breeze Apartments		2,993,075	1,228,463	1,764,612	9/30/2021	T-12	2,846,689	1,199,702	1,646,987
4.03	Property		1	Lenox Place Apartments		1,867,718	717,379	1,150,339	9/30/2021	T-12	1,747,218	724,722	1,022,496
5.00	Loan		8	OmniMax Industrial Portfolio II	L(31),D(24),O(5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.01	Property		1	OmniMax - Lancaster		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.02	Property		1	OmniMax - Nappanee		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.03	Property		1	OmniMax - Gridley		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.04	Property		1	OmniMax - Bristol		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.05	Property		1	OmniMax - Jackson		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.06	Property		1	OmniMax - Mansfield		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.07	Property		1	OmniMax - Spokane		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.08	Property		1	OmniMax - Marshfield		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.00	Loan	7, 8, 9	1	980 Madison	YM0.5(56),O(4)	21,327,911	8,117,535	13,210,376	5/31/2021	T12	22,150,903	7,753,355	14,397,548
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	L(26),D(90),O(4)	1,664,141	666,368	997,772	7/31/2021	T-12	NAV	NAV	NAV
8.00	Loan	16	29	ExchangeRight 49	L(27),D(26),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.01	Property		1	Valspar Industrial - Massillon, OH		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.04	Property		1	Walgreens - Hesperia, CA		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.05	Property		1	Hobby Lobby - Huber Heights, OH		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.06	Property		1	Hobby Lobby - Christiansburg, VA		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.07	Property		1	Walgreens - Saint Joseph, MO		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.08	Property		1	CVS Pharmacy - Waukegan, IL		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.09	Property		1	Walgreens - Galesburg, IL		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.10	Property		1	Verizon Wireless - Bristol, VA		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.12	Property		1	Walgreens - Indianapolis, IN		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.14	Property		1	Dollar General - Auburn, ME		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.15	Property		1	Dollar General - Penns Grove, NJ		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.16	Property		1	Dollar General - Brunswick, GA		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.17	Property		1	Dollar General - Romulus, MI		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.18	Property		1	Dollar General - East Windsor, CT		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.19	Property		1	Dollar General - Grand Rapids, MI		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.20	Property		1	Dollar General - Lansing, MI		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.21	Property		1	Dollar Tree - Christiansburg, VA		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.22	Property		1	Dollar General - Hammond, LA		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.23	Property		1	Dollar General - Allen Park, MI		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.24	Property		1	Dollar General - Westland, MI		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.25	Property		1	Dollar General - Jackson, MI		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.26	Property		1	Dollar General - Battle Creek, MI		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.27	Property		1	Dollar General - Wyoming, MI		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.28	Property		1	Dollar General - Temple, TX		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.29	Property		1	Dollar General - Prattville, AL		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	L(24),D(92),O(4)	1,777,649	895,947	881,702	7/31/2021	T-12	1,126,354	772,662	353,691
10.00	Loan		12	SSA Midwest MHC Portfolio	L(25),D(91),O(4)	3,372,218	1,399,614	1,972,604	8/31/2021	T-12	NAV	NAV	NAV
10.01	Property		1	Twin Meadows		696,818	294,486	402,332	8/31/2021	T-12	NAV	NAV	NAV
10.02	Property		1	Werner Hancock		467,993	151,752	316,241	8/31/2021	T-12	NAV	NAV	NAV
10.03	Property		1	Pleasant Valley		265,075	89,881	175,194	8/31/2021	T-12	NAV	NAV	NAV
10.04	Property		1	Whispering Pines		587,197	220,287	366,910	8/31/2021	T-12	509,815	229,126	280,689
10.05	Property		1	Bellevue		285,359	138,988	146,371	8/31/2021	T-12	283,934	136,245	147,689
10.06	Property		1	Edgewood		141,514	90,849	50,665	8/31/2021	T-12	167,426	75,700	91,725
10.07	Property		1	Wildwood		199,470	50,196	149,275	8/31/2021	T-12	NAV	NAV	NAV
10.08	Property		1	Gaslight		114,433	25,753	88,680	8/31/2021	T-12	NAV	NAV	NAV
10.09	Property		1	Huron		176,793	114,476	62,318	8/31/2021	T-12	182,460	101,164	81,296

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)
10.10	Property		1	Camelot South		201,298	116,956	84,342	8/31/2021	T-12	158,857	117,814	41,043
10.11	Property		1	Rivers Bend		105,871	48,021	57,850	8/31/2021	T-12	185,776	45,078	140,699
10.12	Property		1	Valley View		130,397	57,971	72,426	8/31/2021	T-12	125,595	56,296	69,299
11.00	Loan	21	1	Meadowood Mall	L(24),D(29),O(7)	19,676,247	5,271,584	14,404,663	8/31/2021	T-12	19,340,687	6,237,429	13,103,258
12.00	Loan	23	1	Highland Village Plaza	L(27),D(89),O(4)	2,534,627	708,685	1,825,942	12/31/2020	T-12	2,629,338	796,191	1,833,147
13.00	Loan	23, 24, 25	1	Poplar Run	L(24),YM1(92),O(4)	3,006,965	1,180,512	1,826,453	8/31/2021	T-12	3,083,608	1,170,678	1,912,931
14.00	Loan	26, 27	1	Tech Ridge Office Park	L(25),D(91),O(4)	4,689,374	2,697,005	1,992,369	8/31/2021	T-12	4,618,353	2,667,536	1,950,816
15.00	Loan		1	StorQuest Thousand Oaks	L(25),YM1(91),O(4)	1,580,172	405,338	1,174,834	9/30/2021	T-12	1,424,215	398,200	1,026,015
16.00	Loan	28	3	Hamilton Apartment Portfolio	L(25),D(90),O(5)	4,163,536	1,985,094	2,178,442	9/30/2021	T12	3,726,230	1,936,144	1,790,086
16.01	Property		1	Cardinal Creek		1,723,365	866,286	857,078	9/30/2021	T12	1,528,731	879,913	648,818
16.02	Property		1	Courtship Village		1,374,043	583,974	790,069	9/30/2021	T12	1,251,211	527,150	724,061
16.03	Property		1	Kingswood Court		1,066,128	534,833	531,295	9/30/2021	T12	946,288	529,081	417,207
17.00	Loan	29, 30	1	Martin Village	L(35),YM1(12),D(68),O(5)	2,599,736	470,063	2,129,673	10/31/2021	T-3	1,488,931	402,918	1,086,012
18.00	Loan		1	35 South Service	L(25),D(90),O(5)	1,158,920	12,312	1,146,608	9/30/2021	T-12	NAV	NAV	NAV
19.00	Loan	31	1	Woodlands Village Self Storage	L(25),D(91),O(4)	1,764,852	359,907	1,404,945	9/30/2021	T-12	1,578,378	327,533	1,250,846
20.00	Loan		1	Village East Shopping Center	L(25),YM1(91),O(4)	1,934,416	676,313	1,258,103	8/31/2021	T-12	1,917,026	697,734	1,219,292
21.00	Loan		1	Brittany Woods Townhomes	L(26),D(91),O(3)	973,650	188,925	784,724	7/1/2021	T-12	NAV	NAV	NAV
22.00	Loan		1	Cabela’s - Mitchell	L(36),YM3(11),D(67),O(6)	1,312,133	17,287	1,294,846	8/31/2021	T-12	1,191,667	15,861	1,175,806
23.00	Loan		1	CLC - Premier Self Storage	L(25),D(91),O(4)	1,315,336	492,620	822,716	8/31/2021	T-12	1,272,599	473,172	799,427
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	L(24),YM2(92),O(4)	1,948,298	731,500	1,216,798	8/31/2021	T-12	1,940,660	715,358	1,225,302
24.01	Property		1	Crescent Park		1,125,399	336,445	788,955	8/31/2021	T-12	1,084,858	341,058	743,800
24.02	Property		1	8390 Champions Gate		822,898	395,055	427,843	8/31/2021	T-12	855,803	374,301	481,502
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	L(25),D(91),O(4)	3,253,313	1,856,618	1,396,695	9/30/2021	T-12	2,431,167	1,551,233	879,934
26.00	Loan	35	1	Shoppes on University	L(45),D(72),O(3)	1,707,394	686,291	1,021,103	8/31/2021	T-12	1,407,377	627,393	779,983
27.00	Loan		3	Las Vegas MF Portfolio	L(23),YM1(93),O(4)	1,938,972	908,139	1,030,833	8/31/2021	T-12	1,845,956	891,126	954,829
27.01	Property		1	Olive Properties		756,177	385,251	370,927	8/31/2021	T-12	719,665	369,969	349,696
27.02	Property		1	Fremont Gardens		646,643	312,600	334,043	8/31/2021	T-12	631,290	314,743	316,547
27.03	Property		1	Casa Bonita Apartments		536,152	210,289	325,864	8/31/2021	T-12	495,000	206,415	288,586
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	L(24),YM2(92),O(4)	40,124,437	20,379,592	19,744,845	7/31/2021	T-12	38,700,604	19,232,343	19,468,261
28.01	Property		1	Travelodge - 2307 Wyoming Avenue		2,310,800	580,084	1,730,716	7/31/2021	T-12	2,298,850	567,394	1,731,456
28.02	Property		1	Travelodge - 2111 Camino Del Llano		1,737,683	726,043	1,011,640	7/31/2021	T-12	2,003,197	704,460	1,298,737
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way		2,025,881	722,226	1,303,655	7/31/2021	T-12	1,957,901	682,022	1,275,879
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive		1,587,109	734,266	852,843	7/31/2021	T-12	1,663,285	691,614	971,671
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive		1,399,957	620,980	778,977	7/31/2021	T-12	1,329,295	529,935	799,360
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60		1,556,243	601,664	954,579	7/31/2021	T-12	1,564,789	540,109	1,024,680
28.07	Property		1	Travelodge - 1127 Pony Express Highway		1,546,525	690,074	856,451	7/31/2021	T-12	1,448,852	632,562	816,290
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street		1,531,163	739,849	791,314	7/31/2021	T-12	1,480,469	640,252	840,217
28.09	Property		1	Travelodge - 2680 Airport Road		1,228,105	427,664	800,441	7/31/2021	T-12	1,238,498	415,427	823,071
28.10	Property		1	Super 8 - 720 Royal Parkway		831,487	515,246	316,241	7/31/2021	T-12	816,612	513,138	303,474
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street		1,529,467	702,018	827,449	7/31/2021	T-12	1,532,330	677,175	855,155
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway		1,108,779	498,032	610,747	7/31/2021	T-12	1,056,074	495,786	560,288
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road		1,520,732	546,221	974,511	7/31/2021	T-12	1,340,611	507,951	832,660
28.14	Property		1	Super 8 - 2545 Cornhusker Highway		618,796	458,707	160,089	7/31/2021	T-12	597,229	436,649	160,580
28.15	Property		1	Travelodge - 1110 SE 4th Street		988,922	433,286	555,636	7/31/2021	T-12	1,029,119	369,419	659,700
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court		1,062,695	585,011	477,684	7/31/2021	T-12	981,939	547,561	434,378
28.17	Property		1	Travelodge - 800 W Laramie Street		929,521	348,119	581,402	7/31/2021	T-12	933,891	338,328	595,563
28.18	Property		1	Travelodge - 22 North Frontage Road		902,531	320,260	582,271	7/31/2021	T-12	859,903	345,172	514,731
28.19	Property		1	Travelodge - 123 Westvaco Road		818,825	327,002	491,823	7/31/2021	T-12	711,307	288,523	422,784
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue		986,233	405,339	580,894	7/31/2021	T-12	860,918	382,594	478,324
28.21	Property		1	Travelodge - 1710 Jefferson Street		241,775	319,086	(77,311)	7/31/2021	T-12	536,910	344,433	192,477
28.22	Property		1	Travelodge - 1625 Stillwater Avenue		862,050	422,600	439,450	7/31/2021	T-12	709,995	399,934	310,061
28.23	Property		1	Travelodge - 8233 Airline Highway		775,281	320,116	455,165	7/31/2021	T-12	776,526	305,024	471,502
28.24	Property		1	Baymont Inn & Suites - 6390 US-93		869,195	385,707	483,488	7/31/2021	T-12	787,570	356,441	431,129
28.25	Property		1	Travelodge - 707 East Webster Street		789,288	441,085	348,203	7/31/2021	T-12	778,964	421,075	357,889
28.26	Property		1	Travelodge - 777 West Hwy 21		847,276	436,520	410,756	7/31/2021	T-12	748,962	401,575	347,387
28.27	Property		1	Travelodge - 3522 North Highway 59		392,191	456,632	(64,441)	7/31/2021	T-12	474,944	408,019	66,925
28.28	Property		1	Travelodge - 108 6th Avenue		707,967	261,320	446,647	7/31/2021	T-12	689,149	264,602	424,547
28.29	Property		1	Travelodge - 2200 E South Avenue		654,769	303,961	350,808	7/31/2021	T-12	542,516	285,784	256,732
28.30	Property		1	Travelodge - 128 South Willow Road		750,032	393,237	356,795	7/31/2021	T-12	681,709	358,980	322,729
28.31	Property		1	Travelodge - 1005 Highway 285		872,949	422,908	450,041	7/31/2021	T-12	802,048	396,505	405,543
28.32	Property		1	Days Inn - 3431 14th Avenue		589,924	412,268	177,656	7/31/2021	T-12	446,179	414,007	32,172
28.33	Property		1	Travelodge - 2505 US 69		558,461	432,093	126,368	7/31/2021	T-12	395,297	372,027	23,270
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road		508,097	436,646	71,451	7/31/2021	T-12	545,928	408,363	137,565
28.35	Property		1	Travelodge - 1706 North Park Drive		531,988	401,432	130,556	7/31/2021	T-12	558,137	392,556	165,581
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street		653,471	373,499	279,972	7/31/2021	T-12	579,892	395,127	184,765
28.37	Property		1	Travelodge - 1177 E 16th Street		490,686	428,393	62,293	7/31/2021	T-12	362,953	402,930	(39,977)
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road		444,760	495,951	(51,191)	7/31/2021	T-12	425,382	466,195	(40,813)
28.39	Property		1	Travelodge - 2407 East Holland Avenue		423,679	497,709	(74,030)	7/31/2021	T-12	304,799	412,052	(107,253)
28.40	Property		1	Travelodge - 620 Souder Road		339,573	337,638	1,935	7/31/2021	T-12	251,446	317,822	(66,376)
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast		472,500	415,852	56,648	7/31/2021	T-12	466,858	413,601	53,257

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)
28.42	Property		1	Travelodge - 109 East Commerce Street		299,094	321,089	(21,995)	7/31/2021	T-12	348,220	315,630	32,590
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue		410,968	344,855	66,113	7/31/2021	T-12	326,552	322,008	4,544
28.44	Property		1	Travelodge - 98 Moffat Avenue		417,009	336,904	80,105	7/31/2021	T-12	454,599	351,582	103,017
29.00	Loan	38	1	Atlas Industrial	L(26),D(90),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	L(25),D(91),O(4)	3,141,668	1,785,236	1,356,431	9/30/2021	T-12	2,037,508	1,318,104	719,403
31.00	Loan		1	Treat Plaza	L(26),D(87),O(7)	813,298	294,097	519,201	8/31/2021	T-12	893,449	303,188	590,262
32.00	Loan	41, 42, 43	1	Mulberry Office	L(25),D(88),O(7)	1,324,180	466,313	857,867	9/30/2021	T12	1,335,414	463,752	871,662
33.00	Loan		1	Pasadena Technology Center	L(25),D(91),O(4)	735,429	131,962	603,467	8/31/2021	T-12	667,495	140,766	526,729
34.00	Loan	44	1	Anchor Court Industrial	L(25),D(90),O(5)	1,632,026	270,576	1,361,450	8/31/2021	T-12	1,468,883	258,216	1,210,667
35.00	Loan		1	Willow Plaza	L(45),D(70),O(5)	1,049,254	276,344	772,911	8/31/2021	T-12	932,589	275,239	657,350
36.00	Loan		1	Woods Crossing Apartments	L(35),D(81),O(4)	1,079,239	421,975	657,264	7/31/2021	T12	1,000,509	382,660	617,849
37.00	Loan		1	Aylett Crossing	L(26),D(90),O(4)	1,026,543	287,079	739,464	7/31/2021	T-12	987,987	245,839	742,148
38.00	Loan		1	JO Borgen Plaza	L(25),D(91),O(4)	678,401	139,202	539,199	9/30/2021	T-12	612,149	145,523	466,627
39.00	Loan		1	Clubside Apartments	L(35),D(81),O(4)	983,606	415,957	567,649	7/31/2021	T12	937,626	398,130	539,495
40.00	Loan	45	3	PA & IL Self Storage Portfolio	L(25),D(91),O(4)	858,970	324,802	534,168	9/30/2021	T-12	790,668	370,074	420,595
40.01	Property		1	Hermitage Storage Portfolio		532,656	171,295	361,361	9/30/2021	T-12	492,736	224,446	268,290
40.02	Property		1	Country View Storage		176,305	54,462	121,843	9/30/2021	T-12	156,466	46,855	109,611
40.03	Property		1	The Attic Self Storage		150,009	99,045	50,963	9/30/2021	T-12	141,466	98,772	42,694
41.00	Loan		4	Michigan 4 MHC Portfolio	L(26),D(90),O(4)	1,387,465	652,680	734,785	8/31/2021	T-12	1,228,538	649,506	579,033
41.01	Property		1	Harper Commons MHC		410,936	168,448	242,488	8/31/2021	T-12	350,425	164,062	186,363
41.02	Property		1	Creekside Estates MHC		362,439	147,073	215,366	8/31/2021	T-12	317,904	144,450	173,454
41.03	Property		1	Riverview Estates MHC		342,575	156,273	186,302	8/31/2021	T-12	321,368	195,526	125,842
41.04	Property		1	Flat Rock Terrace MHC		271,515	180,886	90,629	8/31/2021	T-12	238,841	145,467	93,374
42.00	Loan		1	Beach Bluff Apartments	L(35),D(81),O(4)	954,316	412,330	541,986	7/31/2021	T12	904,973	379,744	525,229
43.00	Loan	46	1	South Holland Industrial	L(26),D(30),O(4)	365,166	185,477	179,690	7/31/2021	T-12	NAV	NAV	NAV
44.00	Loan		2	Walgreens & Rite Aid Portfolio	L(12),YM1(104),O(4)	529,873	0	529,873	6/30/2021	T-12	571,493	0	571,493
44.01	Property		1	Walgreens - Greenville		326,000	0	326,000	6/30/2021	T-12	326,000	0	326,000
44.02	Property		1	Rite Aid - Flint		203,873	0	203,873	6/30/2021	T-12	245,493	0	245,493
45.00	Loan	47	1	Fulton Crossing	YM1(116),O(4)	805,799	319,258	486,541	6/30/2021	T-12	792,720	350,940	441,780
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	L(25),D(91),O(4)	985,302	202,491	782,811	7/31/2021	T-12	895,050	186,863	708,187
47.00	Loan		1	880 Acorn	L(26),D(90),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
48.00	Loan		1	2701 East Tioga Street	L(25),D(91),O(4)	532,211	89,328	442,883	12/31/2020	T-12	451,683	85,293	366,390
49.00	Loan		2	MM Retail Portfolio	L(28),YM1(88),O(4)	693,002	140,921	552,081	5/31/2021	Various	326,582	90,687	235,895
49.01	Property		1	Dixon Boulevard Shops - Shelby		338,184	49,015	289,169	5/31/2021	T-5 Annualized	NAV	NAV	NAV
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville		354,818	91,906	262,911	5/31/2021	T-12	326,582	90,687	235,895
50.00	Loan	48	1	29 West 27th Street	L(25),D(91),O(4)	345,067	190,798	154,269	10/31/2021	T-12	371,948	191,944	180,004
51.00	Loan		1	506 E 6th Street	L(23),YM1(93),O(4)	310,603	133,209	177,395	9/30/2021	T-12	NAV	NAV	NAV
52.00	Loan		1	Walgreens - Socorro	L(29),D(87),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
53.00	Loan		1	Byrd’s Mini Storage	L(25),D(91),O(4)	544,024	141,118	402,906	9/30/2021	T-3	368,200	138,084	230,116
54.00	Loan		1	Farmington CVS	L(25),D(91),O(4)	359,291	0	359,291	9/30/2021	T-12	391,722	0	391,722
55.00	Loan	49, 50	1	Walnut Creek Plaza	L(25),D(91),O(4)	543,281	158,368	384,914	9/30/2021	T-12	478,494	152,258	326,237
56.00	Loan		1	CVS Moody	L(26),D(90),O(4)	330,625	0	330,625	7/31/2021	T-12	330,625	0	330,625
57.00	Loan		1	Northcreek Medical Office	L(25),D(90),O(5)	349,705	137,532	212,173	8/31/2021	T-12	297,011	124,597	172,414
58.00	Loan		1	Murfreesboro CVS	L(25),D(91),O(4)	342,184	0	342,184	9/30/2021	T-12	378,578	0	378,578
59.00	Loan		1	300 Lombard Street	L(25),D(91),O(4)	274,989	0	274,989	10/31/2021	Annualized T-10	272,559	50,874	221,686
60.00	Loan	51	1	DaVita - Boiling Springs	L(26),D(90),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
61.00	Loan		1	Donaldson Self Storage	L(25),D(91),O(4)	336,318	137,767	198,551	9/30/2021	T-12	302,548	156,507	146,041

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)
1.00	Loan		1	1201 Lake Robbins	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	35,365,647
2.00	Loan	1, 2	1	17 West Miami	12/31/2020	T-12	528,645	134,751	393,894	12/31/2019	T-12	93.6%	5,107,365
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	12/31/2020	T-12	6,338,225	1,967,749	4,370,476	12/31/2019	T-12	95.0%	6,255,981
3.01	Property		1	The Hague	12/31/2020	T-12	3,411,288	716,467	2,694,821	12/31/2019	T-12	95.0%	3,232,112
3.02	Property		1	The Galleries of Syracuse	12/31/2020	T-12	2,926,937	1,251,283	1,675,654	12/31/2019	T-12	95.0%	3,023,869
4.00	Loan	6	3	TLR Portfolio	12/31/2020	T-12	8,228,080	3,297,964	4,930,116	12/31/2019	T-12	94.2%	9,477,000
4.01	Property		1	Bahia Apartments	12/31/2020	T-12	3,872,242	1,440,875	2,431,367	12/31/2019	T-12	94.3%	4,475,871
4.02	Property		1	Royal Breeze Apartments	12/31/2020	T-12	2,684,478	1,125,731	1,558,748	12/31/2019	T-12	95.1%	3,050,019
4.03	Property		1	Lenox Place Apartments	12/31/2020	T-12	1,671,360	731,359	940,001	12/31/2019	T-12	92.6%	1,951,110
5.00	Loan		8	OmniMax Industrial Portfolio II	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,776,667
5.01	Property		1	OmniMax - Lancaster	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.02	Property		1	OmniMax - Nappanee	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.03	Property		1	OmniMax - Gridley	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.04	Property		1	OmniMax - Bristol	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.05	Property		1	OmniMax - Jackson	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.06	Property		1	OmniMax - Mansfield	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.07	Property		1	OmniMax - Spokane	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.08	Property		1	OmniMax - Marshfield	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.00	Loan	7, 8, 9	1	980 Madison	12/31/2020	T12	22,078,117	7,619,254	14,458,863	12/31/2019	T12	94.0%	22,248,708
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,646,220
8.00	Loan	16	29	ExchangeRight 49	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.4%	7,889,751
8.01	Property		1	Valspar Industrial - Massillon, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,014,999
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	1,561,606
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	475,000
8.04	Property		1	Walgreens - Hesperia, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	358,150
8.05	Property		1	Hobby Lobby - Huber Heights, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	519,975
8.06	Property		1	Hobby Lobby - Christiansburg, VA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	474,465
8.07	Property		1	Walgreens - Saint Joseph, MO	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	318,250
8.08	Property		1	CVS Pharmacy - Waukegan, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	276,955
8.09	Property		1	Walgreens - Galesburg, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	258,400
8.10	Property		1	Verizon Wireless - Bristol, VA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	251,564
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	185,119
8.12	Property		1	Walgreens - Indianapolis, IN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	155,684
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	157,680
8.14	Property		1	Dollar General - Auburn, ME	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	150,841
8.15	Property		1	Dollar General - Penns Grove, NJ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	170,088
8.16	Property		1	Dollar General - Brunswick, GA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	116,373
8.17	Property		1	Dollar General - Romulus, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	131,065
8.18	Property		1	Dollar General - East Windsor, CT	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	137,744
8.19	Property		1	Dollar General - Grand Rapids, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	139,954
8.20	Property		1	Dollar General - Lansing, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	107,363
8.21	Property		1	Dollar Tree - Christiansburg, VA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	133,307
8.22	Property		1	Dollar General - Hammond, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	99,774
8.23	Property		1	Dollar General - Allen Park, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	118,561
8.24	Property		1	Dollar General - Westland, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	99,006
8.25	Property		1	Dollar General - Jackson, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	108,057
8.26	Property		1	Dollar General - Battle Creek, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	100,301
8.27	Property		1	Dollar General - Wyoming, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	105,180
8.28	Property		1	Dollar General - Temple, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	89,880
8.29	Property		1	Dollar General - Prattville, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	74,409
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	93.0%	3,346,085
10.00	Loan		12	SSA Midwest MHC Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	80.5%	3,307,088
10.01	Property		1	Twin Meadows	NAV	NAV	NAV	NAV	NAV	NAV	NAV	66.9%	717,613
10.02	Property		1	Werner Hancock	NAV	NAV	NAV	NAV	NAV	NAV	NAV	88.5%	490,863
10.03	Property		1	Pleasant Valley	NAV	NAV	NAV	NAV	NAV	NAV	NAV	83.0%	259,657
10.04	Property		1	Whispering Pines	12/31/2020	T-12	482,242	250,523	231,719	12/31/2019	T-12	93.0%	438,540
10.05	Property		1	Bellevue	12/31/2020	T-12	270,594	98,922	171,672	12/31/2019	T-12	93.3%	293,357
10.06	Property		1	Edgewood	12/31/2020	T-12	174,376	89,809	84,567	12/31/2019	T-12	74.7%	159,169
10.07	Property		1	Wildwood	NAV	NAV	NAV	NAV	NAV	NAV	NAV	75.2%	203,130
10.08	Property		1	Gaslight	NAV	NAV	NAV	NAV	NAV	NAV	NAV	85.7%	125,640
10.09	Property		1	Huron	12/31/2020	T-12	172,171	76,710	95,461	12/31/2019	T-12	81.8%	174,398

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)
10.10	Property		1	Camelot South	12/31/2020	T-12	191,679	96,092	95,587	12/31/2019	T-12	74.4%	191,935
10.11	Property		1	Rivers Bend	12/31/2020	T-12	122,098	43,837	78,261	12/31/2019	T-12	78.8%	115,980
10.12	Property		1	Valley View	12/31/2020	T-12	131,866	54,438	77,427	12/31/2019	T-12	92.1%	136,806
11.00	Loan	21	1	Meadowood Mall	12/31/2020	T-12	20,898,165	5,421,321	15,476,844	12/31/2019	T-12	89.1%	20,594,293
12.00	Loan	23	1	Highland Village Plaza	12/31/2019	T-12	NAV	NAV	NAV	NAV	NAV	83.4%	2,809,102
13.00	Loan	23, 24, 25	1	Poplar Run	12/31/2020	T-12	2,486,836	1,172,193	1,314,643	12/31/2019	T-12	85.1%	3,215,504
14.00	Loan	26, 27	1	Tech Ridge Office Park	12/31/2020	T-12	5,241,712	2,838,667	2,403,045	12/31/2019	T-12	70.2%	4,732,637
15.00	Loan		1	StorQuest Thousand Oaks	12/31/2020	T-12	1,370,477	373,887	996,590	12/31/2019	T-12	93.1%	1,685,324
16.00	Loan	28	3	Hamilton Apartment Portfolio	12/31/2020	T12	3,595,570	1,818,732	1,776,838	12/31/2019	T12	94.0%	4,279,455
16.01	Property		1	Cardinal Creek	12/31/2020	T12	1,577,476	764,624	812,852	12/31/2019	T12	93.1%	1,801,304
16.02	Property		1	Courtship Village	12/31/2020	T12	1,135,031	539,036	595,994	12/31/2019	T12	95.0%	1,390,111
16.03	Property		1	Kingswood Court	12/31/2020	T12	883,063	515,073	367,991	12/31/2019	T12	94.4%	1,088,041
17.00	Loan	29, 30	1	Martin Village	12/31/2020	T-12	2,174,884	433,872	1,741,012	12/31/2019	T-12	95.0%	2,261,792
18.00	Loan		1	35 South Service	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,587,666
19.00	Loan	31	1	Woodlands Village Self Storage	12/31/2020	T-12	1,441,569	314,114	1,127,455	12/31/2019	T-12	100.0%	1,949,165
20.00	Loan		1	Village East Shopping Center	12/31/2020	T-12	1,713,892	574,492	1,139,400	12/31/2019	T-12	83.2%	1,984,075
21.00	Loan		1	Brittany Woods Townhomes	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,488,635
22.00	Loan		1	Cabela’s - Mitchell	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	1,333,539
23.00	Loan		1	CLC - Premier Self Storage	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	93.5%	1,467,517
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	12/31/2020	T-12	1,992,785	613,464	1,379,321	12/31/2019	T-12	88.5%	2,264,220
24.01	Property		1	Crescent Park	12/31/2020	T-12	1,086,914	311,507	775,407	12/31/2019	T-12	88.7%	1,232,666
24.02	Property		1	8390 Champions Gate	12/31/2020	T-12	905,871	301,957	603,914	12/31/2019	T-12	88.2%	1,031,554
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	12/31/2020	T-12	3,105,510	1,879,059	1,226,451	12/31/2019	T-12	76.0%	3,203,812
26.00	Loan	35	1	Shoppes on University	12/31/2019	T-12	957,677	548,101	409,576	12/31/2018	T-12	95.0%	2,048,160
27.00	Loan		3	Las Vegas MF Portfolio	12/31/2020	T-12	1,711,900	940,550	771,350	12/31/2019	T-12	95.0%	2,049,556
27.01	Property		1	Olive Properties	12/31/2020	T-12	715,935	416,670	299,266	12/31/2019	T-12	96.1%	827,970
27.02	Property		1	Fremont Gardens	12/31/2020	T-12	594,003	327,355	266,647	12/31/2019	T-12	93.6%	667,642
27.03	Property		1	Casa Bonita Apartments	12/31/2020	T-12	401,962	196,525	205,437	12/31/2019	T-12	95.1%	553,944
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	12/31/2020	T-12	42,920,293	20,960,708	21,959,585	12/31/2019	T-12	54.0%	40,124,437
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	12/31/2020	T-12	2,252,611	556,997	1,695,614	12/31/2019	T-12	26.4%	2,310,800
28.02	Property		1	Travelodge - 2111 Camino Del Llano	12/31/2020	T-12	2,039,673	703,306	1,336,368	12/31/2019	T-12	90.4%	1,737,683
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	12/31/2020	T-12	2,043,699	685,064	1,358,635	12/31/2019	T-12	51.6%	2,025,881
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	12/31/2020	T-12	1,984,960	769,629	1,215,331	12/31/2019	T-12	60.3%	1,587,109
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	12/31/2020	T-12	1,567,928	641,480	926,448	12/31/2019	T-12	43.5%	1,399,957
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	12/31/2020	T-12	1,447,469	639,884	807,585	12/31/2019	T-12	51.0%	1,556,243
28.07	Property		1	Travelodge - 1127 Pony Express Highway	12/31/2020	T-12	1,430,544	617,007	813,537	12/31/2019	T-12	41.6%	1,546,525
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	12/31/2020	T-12	1,446,878	552,203	894,674	12/31/2019	T-12	85.3%	1,531,163
28.09	Property		1	Travelodge - 2680 Airport Road	12/31/2020	T-12	1,219,991	402,274	817,717	12/31/2019	T-12	66.4%	1,228,105
28.10	Property		1	Super 8 - 720 Royal Parkway	12/31/2020	T-12	1,369,728	636,748	732,980	12/31/2019	T-12	49.0%	831,487
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	12/31/2020	T-12	1,415,314	680,043	735,271	12/31/2019	T-12	55.2%	1,529,467
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	12/31/2020	T-12	1,189,941	544,718	645,223	12/31/2019	T-12	49.3%	1,108,779
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	12/31/2020	T-12	1,202,061	582,854	619,207	12/31/2019	T-12	67.5%	1,520,732
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	12/31/2020	T-12	1,168,086	545,917	622,169	12/31/2019	T-12	39.5%	618,796
28.15	Property		1	Travelodge - 1110 SE 4th Street	12/31/2020	T-12	1,058,080	447,873	610,207	12/31/2019	T-12	64.4%	988,922
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	12/31/2020	T-12	1,133,746	590,481	543,265	12/31/2019	T-12	46.9%	1,062,695
28.17	Property		1	Travelodge - 800 W Laramie Street	12/31/2020	T-12	878,738	358,938	519,800	12/31/2019	T-12	62.9%	929,521
28.18	Property		1	Travelodge - 22 North Frontage Road	12/31/2020	T-12	989,328	415,729	573,599	12/31/2019	T-12	56.5%	902,531
28.19	Property		1	Travelodge - 123 Westvaco Road	12/31/2020	T-12	914,542	334,583	579,959	12/31/2019	T-12	65.2%	818,825
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	12/31/2020	T-12	975,337	455,006	520,332	12/31/2019	T-12	59.8%	986,233
28.21	Property		1	Travelodge - 1710 Jefferson Street	12/31/2020	T-12	814,497	412,140	402,357	12/31/2019	T-12	26.7%	241,775
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	12/31/2020	T-12	817,582	417,670	399,912	12/31/2019	T-12	68.6%	862,050
28.23	Property		1	Travelodge - 8233 Airline Highway	12/31/2020	T-12	792,457	314,877	477,580	12/31/2019	T-12	60.6%	775,281
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	12/31/2020	T-12	828,464	421,490	406,974	12/31/2019	T-12	66.2%	869,195
28.25	Property		1	Travelodge - 707 East Webster Street	12/31/2020	T-12	804,812	474,180	330,631	12/31/2019	T-12	34.9%	789,288
28.26	Property		1	Travelodge - 777 West Hwy 21	12/31/2020	T-12	759,957	405,218	354,739	12/31/2019	T-12	59.2%	847,276
28.27	Property		1	Travelodge - 3522 North Highway 59	12/31/2020	T-12	809,854	454,181	355,673	12/31/2019	T-12	28.9%	392,191
28.28	Property		1	Travelodge - 108 6th Avenue	12/31/2020	T-12	664,281	290,826	373,455	12/31/2019	T-12	50.1%	707,967
28.29	Property		1	Travelodge - 2200 E South Avenue	12/31/2020	T-12	626,861	315,306	311,555	12/31/2019	T-12	64.2%	654,769
28.30	Property		1	Travelodge - 128 South Willow Road	12/31/2020	T-12	697,526	414,235	283,291	12/31/2019	T-12	65.6%	750,032
28.31	Property		1	Travelodge - 1005 Highway 285	12/31/2020	T-12	759,722	444,516	315,206	12/31/2019	T-12	79.7%	872,949
28.32	Property		1	Days Inn - 3431 14th Avenue	12/31/2020	T-12	614,216	459,619	154,597	12/31/2019	T-12	69.9%	589,924
28.33	Property		1	Travelodge - 2505 US 69	12/31/2020	T-12	611,880	435,801	176,079	12/31/2019	T-12	52.4%	558,461
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	12/31/2020	T-12	646,437	436,621	209,816	12/31/2019	T-12	57.6%	508,097
28.35	Property		1	Travelodge - 1706 North Park Drive	12/31/2020	T-12	583,101	413,087	170,014	12/31/2019	T-12	84.6%	531,988
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	12/31/2020	T-12	585,594	398,455	187,139	12/31/2019	T-12	56.4%	653,471
28.37	Property		1	Travelodge - 1177 E 16th Street	12/31/2020	T-12	566,982	436,805	130,178	12/31/2019	T-12	21.5%	490,686
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	12/31/2020	T-12	626,392	506,373	120,019	12/31/2019	T-12	50.2%	444,760
28.39	Property		1	Travelodge - 2407 East Holland Avenue	12/31/2020	T-12	574,239	405,838	168,401	12/31/2019	T-12	61.3%	423,679
28.40	Property		1	Travelodge - 620 Souder Road	12/31/2020	T-12	324,320	376,961	(52,640)	12/31/2019	T-12	38.0%	339,573
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	12/31/2020	T-12	590,449	476,617	113,833	12/31/2019	T-12	52.0%	472,500

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)
28.42	Property		1	Travelodge - 109 East Commerce Street	12/31/2020	T-12	307,587	356,863	(49,277)	12/31/2019	T-12	23.1%	299,094
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	12/31/2020	T-12	335,690	340,348	(4,658)	12/31/2019	T-12	79.8%	410,968
28.44	Property		1	Travelodge - 98 Moffat Avenue	12/31/2020	T-12	448,740	391,947	56,793	12/31/2019	T-12	32.7%	417,009
29.00	Loan	38	1	Atlas Industrial	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,074,265
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	78.1%	3,141,668
31.00	Loan		1	Treat Plaza	12/31/2020	T-12	952,205	304,614	647,590	12/31/2019	T-12	87.7%	1,169,182
32.00	Loan	41, 42, 43	1	Mulberry Office	12/31/2020	T12	1,357,621	469,335	888,286	12/31/2019	T12	95.0%	1,370,420
33.00	Loan		1	Pasadena Technology Center	12/31/2020	T-12	632,744	143,662	489,082	12/31/2019	T-12	97.0%	913,998
34.00	Loan	44	1	Anchor Court Industrial	12/31/2020	T-12	1,224,376	283,150	941,226	12/31/2019	T-12	95.0%	1,525,245
35.00	Loan		1	Willow Plaza	12/31/2020	T-12	944,982	235,002	709,981	12/31/2019	T-12	87.7%	1,047,392
36.00	Loan		1	Woods Crossing Apartments	12/31/2020	T12	997,042	342,012	655,029	12/31/2019	T12	89.9%	1,125,843
37.00	Loan		1	Aylett Crossing	12/31/2020	T-12	1,039,915	292,654	747,261	12/31/2019	T-12	95.0%	1,051,246
38.00	Loan		1	JO Borgen Plaza	12/31/2020	T-12	685,031	137,343	547,688	12/31/2019	T-12	95.0%	770,072
39.00	Loan		1	Clubside Apartments	12/31/2020	T12	858,776	421,928	436,849	12/31/2019	T12	90.1%	968,220
40.00	Loan	45	3	PA & IL Self Storage Portfolio	12/31/2020	T-12	765,399	322,101	443,299	12/31/2019	T-12	92.0%	879,073
40.01	Property		1	Hermitage Storage Portfolio	12/31/2020	T-12	491,952	173,749	318,204	12/31/2019	T-12	90.9%	546,454
40.02	Property		1	Country View Storage	12/31/2020	T-12	136,150	42,776	93,374	12/31/2019	T-12	95.0%	180,023
40.03	Property		1	The Attic Self Storage	12/31/2020	T-12	137,297	105,576	31,721	12/31/2019	T-12	92.8%	152,596
41.00	Loan		4	Michigan 4 MHC Portfolio	12/31/2020	T-12	1,026,329	707,382	318,946	12/31/2019	T-12	77.3%	1,460,253
41.01	Property		1	Harper Commons MHC	12/31/2020	T-12	275,544	199,037	76,508	12/31/2019	T-12	79.9%	418,243
41.02	Property		1	Creekside Estates MHC	12/31/2020	T-12	299,742	163,418	136,324	12/31/2019	T-12	82.9%	392,505
41.03	Property		1	Riverview Estates MHC	12/31/2020	T-12	233,682	178,947	54,735	12/31/2019	T-12	71.8%	367,253
41.04	Property		1	Flat Rock Terrace MHC	12/31/2020	T-12	217,360	165,980	51,380	12/31/2019	T-12	73.8%	282,252
42.00	Loan		1	Beach Bluff Apartments	12/31/2020	T12	890,369	385,760	504,609	12/31/2019	T12	93.0%	1,018,693
43.00	Loan	46	1	South Holland Industrial	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	883,023
44.00	Loan		2	Walgreens & Rite Aid Portfolio	12/31/2020	T-12	599,240	0	599,240	12/31/2019	T-12	96.9%	505,663
44.01	Property		1	Walgreens - Greenville	12/31/2020	T-12	326,000	0	326,000	12/31/2019	T-12	98.0%	329,157
44.02	Property		1	Rite Aid - Flint	12/31/2020	T-12	273,240	0	273,240	12/31/2019	T-12	95.0%	176,505
45.00	Loan	47	1	Fulton Crossing	12/31/2020	T-12	758,824	329,866	428,958	12/31/2019	T-12	82.7%	1,006,035
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	12/31/2020	T-12	808,949	181,220	627,729	12/31/2019	T-12	94.0%	986,849
47.00	Loan		1	880 Acorn	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	549,490
48.00	Loan		1	2701 East Tioga Street	12/31/2019	T-12	403,988	108,317	295,672	12/31/2018	T-12	92.4%	630,879
49.00	Loan		2	MM Retail Portfolio	12/31/2020	T-12	380,207	101,911	278,297	12/31/2019	T-12	95.0%	761,306
49.01	Property		1	Dixon Boulevard Shops - Shelby	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	373,164
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville	12/31/2020	T-12	380,207	101,911	278,297	12/31/2019	T-12	95.0%	388,142
50.00	Loan	48	1	29 West 27th Street	12/31/2020	T-12	473,567	170,952	302,615	12/31/2019	T-12	98.0%	478,555
51.00	Loan		1	506 E 6th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	98.0%	420,339
52.00	Loan		1	Walgreens - Socorro	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	324,884
53.00	Loan		1	Byrd’s Mini Storage	12/31/2020	T-12	237,107	131,821	105,286	12/31/2019	T-12	96.0%	568,679
54.00	Loan		1	Farmington CVS	12/31/2020	T-12	391,722	0	391,722	12/31/2019	T-12	100.0%	262,000
55.00	Loan	49, 50	1	Walnut Creek Plaza	12/31/2020	T-12	494,385	163,709	330,675	12/31/2019	T-12	93.1%	573,252
56.00	Loan		1	CVS Moody	12/31/2020	T-12	330,625	0	330,625	12/31/2019	T-12	100.0%	330,625
57.00	Loan		1	Northcreek Medical Office	12/31/2020	T-12	288,023	114,782	173,241	12/31/2019	T-12	95.0%	456,849
58.00	Loan		1	Murfreesboro CVS	12/31/2020	T-12	378,578	0	378,578	12/31/2019	T-12	100.0%	233,000
59.00	Loan		1	300 Lombard Street	12/31/2020	T-12	340,882	15,183	325,698	12/31/2019	T-12	100.0%	310,102
60.00	Loan	51	1	DaVita - Boiling Springs	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	190,246
61.00	Loan		1	Donaldson Self Storage	12/31/2020	T-12	282,709	143,893	138,816	12/31/2019	T-12	88.7%	336,318

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
1.00	Loan		1	1201 Lake Robbins	12,442,182	22,923,465	161,517	807,586	21,954,362	2.36	2.26	9.2%	8.8%	452,000,000
2.00	Loan	1, 2	1	17 West Miami	1,008,072	4,099,292	20,554	31,573	4,047,166	1.93	1.90	7.5%	7.4%	83,500,000
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	2,091,146	4,164,835	97,050	485,248	3,582,537	2.20	1.89	11.3%	9.7%	63,000,000
3.01	Property		1	The Hague	777,128	2,454,984	52,609	263,045	2,139,330					36,000,000
3.02	Property		1	The Galleries of Syracuse	1,314,018	1,709,851	44,441	222,203	1,443,207					27,000,000
4.00	Loan	6	3	TLR Portfolio	3,353,170	6,123,830	172,000	0	5,951,830	1.83	1.78	7.4%	7.2%	127,000,000
4.01	Property		1	Bahia Apartments	1,392,998	3,082,873	80,000	0	3,002,873					61,500,000
4.02	Property		1	Royal Breeze Apartments	1,231,594	1,818,425	50,000	0	1,768,425					37,200,000
4.03	Property		1	Lenox Place Apartments	728,578	1,222,532	42,000	0	1,180,532					24,800,000
5.00	Loan		8	OmniMax Industrial Portfolio II	874,688	2,901,979	68,399	0	2,833,580	2.32	2.26	8.7%	8.5%	50,050,000
5.01	Property		1	OmniMax - Lancaster	NAV	NAV	NAV	NAV	NAV					12,500,000
5.02	Property		1	OmniMax - Nappanee	NAV	NAV	NAV	NAV	NAV					12,300,000
5.03	Property		1	OmniMax - Gridley	NAV	NAV	NAV	NAV	NAV					6,000,000
5.04	Property		1	OmniMax - Bristol	NAV	NAV	NAV	NAV	NAV					5,200,000
5.05	Property		1	OmniMax - Jackson	NAV	NAV	NAV	NAV	NAV					4,600,000
5.06	Property		1	OmniMax - Mansfield	NAV	NAV	NAV	NAV	NAV					4,200,000
5.07	Property		1	OmniMax - Spokane	NAV	NAV	NAV	NAV	NAV					3,400,000
5.08	Property		1	OmniMax - Marshfield	NAV	NAV	NAV	NAV	NAV					1,850,000
6.00	Loan	7, 8, 9	1	980 Madison	7,572,110	14,676,598	26,969	269,688	14,379,941	4.17	4.08	15.2%	14.9%	350,000,000
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	775,808	1,870,412	15,934	20,918	1,833,561	1.94	1.90	7.5%	7.3%	40,500,000
8.00	Loan	16	29	ExchangeRight 49	1,413,678	6,476,073	47,672	154,988	6,273,413	2.64	2.56	9.4%	9.1%	111,855,000
8.01	Property		1	Valspar Industrial - Massillon, OH	30,450	984,549	0	51,761	932,788					18,600,000
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	470,160	1,091,446	9,090	0	1,082,356					18,500,000
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	14,250	460,750	0	0	460,750					7,900,000
8.04	Property		1	Walgreens - Hesperia, CA	10,745	347,406	0	12,160	335,246					6,000,000
8.05	Property		1	Hobby Lobby - Huber Heights, OH	193,917	326,058	9,226	25,241	291,591					5,900,000
8.06	Property		1	Hobby Lobby - Christiansburg, VA	142,421	332,044	8,250	23,630	300,164					5,700,000
8.07	Property		1	Walgreens - Saint Joseph, MO	9,548	308,703	0	(87,673)	396,375					5,150,000
8.08	Property		1	CVS Pharmacy - Waukegan, IL	8,309	268,647	0	10,273	258,374					4,600,000
8.09	Property		1	Walgreens - Galesburg, IL	7,752	250,648	0	10,478	240,170					4,050,000
8.10	Property		1	Verizon Wireless - Bristol, VA	34,851	216,713	750	8,657	207,306					3,850,000
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	36,592	148,527	1,269	7,818	139,440					2,650,000
8.12	Property		1	Walgreens - Indianapolis, IN	8,549	147,136	1,950	7,439	137,747					2,550,000
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	23,627	134,053	1,697	11,028	121,328					2,550,000
8.14	Property		1	Dollar General - Auburn, ME	26,948	123,893	0	0	123,893					2,150,000
8.15	Property		1	Dollar General - Penns Grove, NJ	59,593	110,495	1,407	6,503	102,585					1,850,000
8.16	Property		1	Dollar General - Brunswick, GA	14,860	101,513	0	4,390	97,123					1,775,000
8.17	Property		1	Dollar General - Romulus, MI	32,299	98,766	0	5,145	93,621					1,720,000
8.18	Property		1	Dollar General - East Windsor, CT	30,726	107,018	1,411	7,861	97,745					1,700,000
8.19	Property		1	Dollar General - Grand Rapids, MI	38,485	101,470	1,304	5,129	95,036					1,550,000
8.20	Property		1	Dollar General - Lansing, MI	20,835	86,528	0	4,762	81,766					1,530,000
8.21	Property		1	Dollar Tree - Christiansburg, VA	27,306	106,001	1,500	0	104,501					1,500,000
8.22	Property		1	Dollar General - Hammond, LA	12,675	87,099	0	3,989	83,110					1,475,000
8.23	Property		1	Dollar General - Allen Park, MI	32,163	86,398	1,440	7,392	77,566					1,300,000
8.24	Property		1	Dollar General - Westland, MI	17,455	81,551	1,365	6,970	73,216					1,300,000
8.25	Property		1	Dollar General - Jackson, MI	24,919	83,138	1,208	0	81,930					1,300,000
8.26	Property		1	Dollar General - Battle Creek, MI	20,249	80,052	1,765	5,284	73,003					1,250,000
8.27	Property		1	Dollar General - Wyoming, MI	27,771	77,409	1,311	4,450	71,649					1,225,000
8.28	Property		1	Dollar General - Temple, TX	25,466	64,414	1,365	6,511	56,538					1,155,000
8.29	Property		1	Dollar General - Prattville, AL	10,757	63,651	1,365	5,790	56,496					1,075,000
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	1,014,193	2,331,892	21,859	109,787	2,200,247	1.77x	1.67x	10.0%	9.4%	36,775,000
10.00	Loan		12	SSA Midwest MHC Portfolio	1,384,352	1,922,736	67,970	0	1,854,766	1.63	1.57	9.3%	9.0%	28,680,000
10.01	Property		1	Twin Meadows	321,918	395,696	14,770	0	380,926					5,880,000
10.02	Property		1	Werner Hancock	145,818	345,045	5,880	0	339,165					4,250,000
10.03	Property		1	Pleasant Valley	91,750	167,907	4,550	0	163,357					2,840,000
10.04	Property		1	Whispering Pines	248,640	189,900	7,630	0	182,270					3,400,000
10.05	Property		1	Bellevue	115,707	177,650	5,320	0	172,330					2,740,000
10.06	Property		1	Edgewood	76,844	82,324	3,920	0	78,404					1,580,000
10.07	Property		1	Wildwood	74,033	129,097	7,280	0	121,817					1,525,000
10.08	Property		1	Gaslight	28,948	96,692	3,920	0	92,772					1,250,000
10.09	Property		1	Huron	87,686	86,712	3,850	0	82,862					1,360,000

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
10.10	Property		1	Camelot South	90,010	101,925	3,500	0	98,425					1,350,000
10.11	Property		1	Rivers Bend	49,238	66,742	3,570	0	63,172					1,380,000
10.12	Property		1	Valley View	53,760	83,046	3,780	0	79,266					1,125,000
11.00	Loan	21	1	Meadowood Mall	4,726,478	15,867,815	114,210	770,276	14,983,329	3.15	2.98	19.8%	18.7%	227,100,000
12.00	Loan	23	1	Highland Village Plaza	1,040,883	1,768,218	36,606	48,516	1,683,096	1.76	1.68	9.8%	9.3%	30,800,000
13.00	Loan	23, 24, 25	1	Poplar Run	1,168,629	2,046,875	37,220	200,989	1,808,666	2.14	1.90	11.4%	10.1%	25,650,000
14.00	Loan	26, 27	1	Tech Ridge Office Park	2,737,960	1,994,676	137,671	247,808	1,609,197	2.02	1.63	11.5%	9.3%	27,380,000
15.00	Loan		1	StorQuest Thousand Oaks	415,084	1,270,240	10,736	0	1,259,504	2.75	2.73	9.1%	9.0%	22,570,000
16.00	Loan	28	3	Hamilton Apartment Portfolio	2,612,398	1,667,057	113,250	0	1,553,807	2.17	2.02	11.9%	11.1%	23,950,000
16.01	Property		1	Cardinal Creek	1,156,297	645,006	48,000	0	597,006					9,900,000
16.02	Property		1	Courtship Village	789,733	600,378	33,000	0	567,378					7,950,000
16.03	Property		1	Kingswood Court	666,367	421,674	32,250	0	389,424					6,100,000
17.00	Loan	29, 30	1	Martin Village	503,022	1,758,771	17,929	59,762	1,681,079	2.06	1.97	12.8%	12.2%	22,000,000
18.00	Loan		1	35 South Service	506,972	1,080,694	7,231	28,925	1,044,538	1.31x	1.26x	7.9%	7.6%	24,100,000
19.00	Loan	31	1	Woodlands Village Self Storage	394,376	1,554,789	11,048	0	1,543,741	3.77	3.74	12.0%	11.9%	22,810,000
20.00	Loan		1	Village East Shopping Center	680,271	1,303,804	13,548	95,477	1,194,779	1.86	1.71	10.0%	9.2%	18,800,000
21.00	Loan		1	Brittany Woods Townhomes	484,556	1,004,079	17,250	0	986,829	1.45	1.42	8.1%	8.0%	18,400,000
22.00	Loan		1	Cabela’s - Mitchell	57,293	1,276,246	9,269	44,352	1,222,625	1.80	1.73	10.8%	10.4%	21,000,000
23.00	Loan		1	CLC - Premier Self Storage	443,706	1,023,811	14,453	8,602	1,000,756	2.44	2.39	8.8%	8.6%	18,000,000
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	740,032	1,524,188	25,531	115,464	1,383,194	2.96	2.68	13.1%	11.9%	21,700,000
24.01	Property		1	Crescent Park	325,068	907,598	16,502	38,015	853,080					12,400,000
24.02	Property		1	8390 Champions Gate	414,963	616,591	9,028	77,449	530,114					9,300,000
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	1,763,982	1,439,830	128,152	0	1,311,678	1.99	1.82	13.7%	12.5%	15,300,000
26.00	Loan	35	1	Shoppes on University	738,515	1,309,645	16,931	84,762	1,207,952	2.27	2.09	13.0%	12.0%	14,900,000
27.00	Loan		3	Las Vegas MF Portfolio	930,338	1,119,218	48,750	0	1,070,468	3.15	3.02	11.2%	10.7%	23,840,000
27.01	Property		1	Olive Properties	393,203	434,767	21,250	0	413,517					8,860,000
27.02	Property		1	Fremont Gardens	322,432	345,210	17,500	0	327,710					7,670,000
27.03	Property		1	Casa Bonita Apartments	214,704	339,240	10,000	0	329,240					7,310,000
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	19,696,928	20,427,509	2,564,553	0	17,862,956	1.93	1.69	14.8%	13.0%	215,000,000
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	575,717	1,735,083	103,149	0	1,631,934					15,100,000
28.02	Property		1	Travelodge - 2111 Camino Del Llano	735,541	1,002,142	116,954	0	885,188					10,800,000
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	680,833	1,345,048	124,503	0	1,220,545					13,300,000
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	698,235	888,874	106,499	0	782,375					11,000,000
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	589,470	810,487	100,344	0	710,143					8,700,000
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	570,504	985,739	87,380	0	898,359					9,200,000
28.07	Property		1	Travelodge - 1127 Pony Express Highway	652,837	893,688	88,176	0	805,512					9,300,000
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	740,604	790,559	79,039	0	711,520					8,900,000
28.09	Property		1	Travelodge - 2680 Airport Road	408,774	819,331	67,025	0	752,306					5,600,000
28.10	Property		1	Super 8 - 720 Royal Parkway	524,550	306,937	51,901	0	255,036					8,000,000
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	672,444	857,023	95,720	0	761,303					9,300,000
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	449,521	659,258	69,366	0	589,892					6,400,000
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	513,166	1,007,566	77,807	0	929,759					6,500,000
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	455,537	163,259	34,235	0	129,024					5,500,000
28.15	Property		1	Travelodge - 1110 SE 4th Street	417,577	571,345	52,902	0	518,443					6,500,000
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	559,790	502,905	58,009	0	444,896					4,500,000
28.17	Property		1	Travelodge - 800 W Laramie Street	351,215	578,306	50,658	0	527,648					4,300,000
28.18	Property		1	Travelodge - 22 North Frontage Road	329,049	573,482	50,157	0	523,325					5,200,000
28.19	Property		1	Travelodge - 123 Westvaco Road	317,711	501,114	52,992	0	448,122					3,700,000
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	373,088	613,145	67,552	0	545,593					4,200,000
28.21	Property		1	Travelodge - 1710 Jefferson Street	308,006	(66,231)	18,008	0	(84,239)					5,200,000
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	400,548	461,502	63,968	0	397,534					4,300,000
28.23	Property		1	Travelodge - 8233 Airline Highway	302,904	472,377	43,219	0	429,159					4,200,000
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	378,202	490,993	50,711	0	440,282					4,000,000
28.25	Property		1	Travelodge - 707 East Webster Street	420,719	368,569	56,804	0	311,765					3,300,000
28.26	Property		1	Travelodge - 777 West Hwy 21	406,935	440,341	58,813	0	381,528					3,400,000
28.27	Property		1	Travelodge - 3522 North Highway 59	438,496	(46,305)	35,943	0	(82,248)					1,900,000
28.28	Property		1	Travelodge - 108 6th Avenue	294,411	413,556	35,162	0	378,394					3,100,000
28.29	Property		1	Travelodge - 2200 E South Avenue	294,473	360,296	37,346	0	322,950					3,700,000
28.30	Property		1	Travelodge - 128 South Willow Road	369,367	380,665	53,001	0	327,663					2,700,000
28.31	Property		1	Travelodge - 1005 Highway 285	424,124	448,825	62,792	0	386,033					2,000,000
28.32	Property		1	Days Inn - 3431 14th Avenue	389,837	200,087	47,910	0	152,177					2,500,000
28.33	Property		1	Travelodge - 2505 US 69	424,024	134,437	37,341	0	97,096					1,000,000
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	417,848	90,249	36,635	0	53,614					3,800,000
28.35	Property		1	Travelodge - 1706 North Park Drive	389,261	142,727	41,565	0	101,162					1,400,000
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	355,848	297,623	52,065	0	245,559					2,700,000
28.37	Property		1	Travelodge - 1177 E 16th Street	432,026	58,660	49,672	0	8,989					1,000,000
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	474,700	(29,940)	44,438	0	(74,377)					2,200,000
28.39	Property		1	Travelodge - 2407 East Holland Avenue	481,065	(57,386)	45,088	0	(102,475)					2,100,000
28.40	Property		1	Travelodge - 620 Souder Road	325,278	14,295	29,574	0	(15,279)					800,000
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	408,295	64,205	40,822	0	23,383					1,900,000

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
28.42	Property		1	Travelodge - 109 East Commerce Street	300,058	(964)	27,472	0	(28,437)					500,000
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	319,029	91,939	31,033	0	60,907					400,000
28.44	Property		1	Travelodge - 98 Moffat Avenue	325,311	91,698	30,805	0	60,893					900,000
29.00	Loan	38	1	Atlas Industrial	43,485	1,030,780	19,014	31,749	980,017	2.14	2.04	12.1%	11.5%	13,750,000
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	1,781,875	1,359,793	125,667	0	1,234,126	2.84	2.57	16.0%	14.5%	14,250,000
31.00	Loan		1	Treat Plaza	313,339	855,843	7,569	31,767	816,507	1.91	1.82	10.2%	9.8%	13,350,000
32.00	Loan	41, 42, 43	1	Mulberry Office	445,982	924,438	10,296	51,478	862,665	2.00	1.87	11.3%	10.6%	11,250,000
33.00	Loan		1	Pasadena Technology Center	208,035	705,963	4,743	12,726	688,495	1.48	1.44	8.7%	8.5%	11,700,000
34.00	Loan	44	1	Anchor Court Industrial	284,764	1,240,480	18,997	55,794	1,165,690	5.07	4.77	15.5%	14.6%	22,900,000
35.00	Loan		1	Willow Plaza	269,639	777,753	16,214	54,048	707,491	1.71	1.55	10.0%	9.1%	10,700,000
36.00	Loan		1	Woods Crossing Apartments	433,768	692,075	25,835	0	666,240	2.74	2.64	9.3%	8.9%	11,475,000
37.00	Loan		1	Aylett Crossing	299,881	751,365	14,036	38,598	698,732	1.86	1.73	10.4%	9.7%	10,500,000
38.00	Loan		1	JO Borgen Plaza	143,029	627,043	3,928	19,921	603,195	1.60	1.54	9.2%	8.9%	10,500,000
39.00	Loan		1	Clubside Apartments	400,194	568,026	22,118	0	545,908	2.37	2.28	8.7%	8.4%	10,400,000
40.00	Loan	45	3	PA & IL Self Storage Portfolio	309,917	569,157	22,848	0	546,309	1.49	1.43	9.0%	8.7%	9,930,000
40.01	Property		1	Hermitage Storage Portfolio	167,999	378,454	12,581	0	365,873					6,360,000
40.02	Property		1	Country View Storage	73,053	106,971	6,786	0	100,184					1,780,000
40.03	Property		1	The Attic Self Storage	68,864	83,732	3,480	0	80,252					1,400,000
41.00	Loan		4	Michigan 4 MHC Portfolio	699,994	760,259	18,000	0	742,259	2.10	2.05	12.3%	12.0%	13,580,000
41.01	Property		1	Harper Commons MHC	187,867	230,376	5,000	0	225,376					4,260,000
41.02	Property		1	Creekside Estates MHC	163,624	228,881	4,500	0	224,381					3,830,000
41.03	Property		1	Riverview Estates MHC	168,503	198,750	4,500	0	194,250					3,320,000
41.04	Property		1	Flat Rock Terrace MHC	180,000	102,252	4,000	0	98,252					2,170,000
42.00	Loan		1	Beach Bluff Apartments	408,299	610,394	25,049	0	585,345	3.26	3.13	11.0%	10.6%	8,500,000
43.00	Loan	46	1	South Holland Industrial	320,180	562,844	20,290	20,290	522,263	2.31	2.15	10.2%	9.5%	9,200,000
44.00	Loan		2	Walgreens & Rite Aid Portfolio	24,844	480,818	2,592	7,064	471,162	1.73	1.69	9.4%	9.2%	8,015,000
44.01	Property		1	Walgreens - Greenville	15,406	313,751	1,482	0	312,269					5,435,000
44.02	Property		1	Rite Aid - Flint	9,438	167,067	1,110	7,064	158,893					2,580,000
45.00	Loan	47	1	Fulton Crossing	383,503	622,533	26,986	71,962	523,585	2.12	1.79	12.4%	10.4%	8,000,000
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	216,825	770,024	11,752	54,842	703,430	2.82	2.57	15.4%	14.1%	9,500,000
47.00	Loan		1	880 Acorn	66,440	483,051	13,019	27,170	442,862	2.69	2.46	10.5%	9.6%	7,400,000
48.00	Loan		1	2701 East Tioga Street	132,847	498,032	12,881	81,970	403,181	2.25	1.82	12.3%	10.0%	9,000,000
49.00	Loan		2	MM Retail Portfolio	165,103	596,202	2,216	24,857	569,130	4.20	4.01	14.9%	14.2%	10,200,000
49.01	Property		1	Dixon Boulevard Shops - Shelby	62,501	310,663	1,520	7,648	301,496					5,600,000
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville	102,602	285,539	696	17,209	267,634					4,600,000
50.00	Loan	48	1	29 West 27th Street	190,660	287,895	1,915	2,100	283,880	1.53	1.51	7.3%	7.2%	6,000,000
51.00	Loan		1	506 E 6th Street	151,475	268,864	2,800	0	266,064	1.63	1.62	7.1%	7.0%	5,700,000
52.00	Loan		1	Walgreens - Socorro	4,523	320,361	1,482	0	318,879	2.12	2.11	8.7%	8.6%	5,820,000
53.00	Loan		1	Byrd’s Mini Storage	209,384	359,295	7,200	0	352,095	2.56	2.51	10.1%	9.9%	6,700,000
54.00	Loan		1	Farmington CVS	0	262,000	0	0	262,000	1.92	1.92	7.7%	7.7%	5,200,000
55.00	Loan	49, 50	1	Walnut Creek Plaza	158,747	414,505	5,501	36,674	372,330	2.23	2.00	12.5%	11.2%	5,300,000
56.00	Loan		1	CVS Moody	1,560	329,065	0	0	329,065	1.94	1.94	10.1%	10.1%	6,300,000
57.00	Loan		1	Northcreek Medical Office	145,865	310,985	2,550	17,000	291,435	2.35	2.20	9.9%	9.3%	5,100,000
58.00	Loan		1	Murfreesboro CVS	0	233,000	0	0	233,000	1.91	1.91	7.6%	7.6%	4,400,000
59.00	Loan		1	300 Lombard Street	74,707	235,395	1,583	5,000	228,812	1.70	1.66	8.2%	8.0%	5,300,000
60.00	Loan	51	1	DaVita - Boiling Springs	5,707	184,539	1,124	7,587	175,828	2.12	2.02	8.8%	8.4%	3,800,000
61.00	Loan		1	Donaldson Self Storage	156,059	180,259	4,740	0	175,519	1.56	1.52	9.4%	9.2%	3,250,000

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%) (2)	Occupancy Date	Single Tenant (Y/N)
1.00	Loan		1	1201 Lake Robbins	As Is	8/25/2021	55.3%	55.3%	100.0%	12/1/2021	Yes
2.00	Loan	1, 2	1	17 West Miami	As Is	10/7/2021	65.9%	65.9%	94.0%	10/11/2021	No
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	As Is	5/27/2021	58.7%	58.7%	100.0%	10/4/2021
3.01	Property		1	The Hague	As Is	5/27/2021			100.0%	10/4/2021	No
3.02	Property		1	The Galleries of Syracuse	As Is	5/27/2021			100.0%	10/4/2021	No
4.00	Loan	6	3	TLR Portfolio	As Portfolio	10/13/2021	65.4%	65.4%	97.2%	10/1/2021
4.01	Property		1	Bahia Apartments	As Is	10/13/2021			95.9%	10/1/2021	No
4.02	Property		1	Royal Breeze Apartments	As Is	10/13/2021			99.5%	10/1/2021	No
4.03	Property		1	Lenox Place Apartments	As Is	10/13/2021			97.0%	10/1/2021	No
5.00	Loan		8	OmniMax Industrial Portfolio II	As Is	Various	66.6%	66.6%	100.0%	6/30/2021
5.01	Property		1	OmniMax - Lancaster	As Is	3/29/2021			100.0%	6/30/2021	Yes
5.02	Property		1	OmniMax - Nappanee	As Is	3/30/2021			100.0%	6/30/2021	Yes
5.03	Property		1	OmniMax - Gridley	As Is	3/30/2021			100.0%	6/30/2021	Yes
5.04	Property		1	OmniMax - Bristol	As Is	3/30/2021			100.0%	6/30/2021	Yes
5.05	Property		1	OmniMax - Jackson	As Is	4/1/2021			100.0%	6/30/2021	Yes
5.06	Property		1	OmniMax - Mansfield	As Is	3/24/2021			100.0%	6/30/2021	Yes
5.07	Property		1	OmniMax - Spokane	As Is	4/1/2021			100.0%	6/30/2021	Yes
5.08	Property		1	OmniMax - Marshfield	As Is	3/24/2021			100.0%	6/30/2021	Yes
6.00	Loan	7, 8, 9	1	980 Madison	As Is	5/7/2021	27.6%	27.6%	93.0%	6/29/2021	No
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	As Is	9/1/2021	61.7%	61.7%	96.5%	9/14/2021	No
8.00	Loan	16	29	ExchangeRight 49	As Is	Various	61.5%	61.5%	100.0%	12/1/2021
8.01	Property		1	Valspar Industrial - Massillon, OH	As Is	7/21/2021			100.0%	12/1/2021	Yes
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	As Is	7/15/2021			100.0%	12/1/2021	Yes
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	As Is	7/19/2021			100.0%	12/1/2021	Yes
8.04	Property		1	Walgreens - Hesperia, CA	As Is	7/6/2021			100.0%	12/1/2021	Yes
8.05	Property		1	Hobby Lobby - Huber Heights, OH	As Is	4/19/2021			100.0%	12/1/2021	Yes
8.06	Property		1	Hobby Lobby - Christiansburg, VA	As Is	7/15/2021			100.0%	12/1/2021	Yes
8.07	Property		1	Walgreens - Saint Joseph, MO	As Is	7/9/2021			100.0%	12/1/2021	Yes
8.08	Property		1	CVS Pharmacy - Waukegan, IL	As Is	7/15/2021			100.0%	12/1/2021	Yes
8.09	Property		1	Walgreens - Galesburg, IL	As Is	7/20/2021			100.0%	12/1/2021	Yes
8.10	Property		1	Verizon Wireless - Bristol, VA	As Is	7/15/2021			100.0%	12/1/2021	Yes
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	As Is	7/1/2021			100.0%	12/1/2021	Yes
8.12	Property		1	Walgreens - Indianapolis, IN	As Is	7/13/2021			100.0%	12/1/2021	Yes
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	As Is	7/9/2021			100.0%	12/1/2021	Yes
8.14	Property		1	Dollar General - Auburn, ME	As Is	7/16/2021			100.0%	12/1/2021	Yes
8.15	Property		1	Dollar General - Penns Grove, NJ	As Is	7/9/2021			100.0%	12/1/2021	Yes
8.16	Property		1	Dollar General - Brunswick, GA	As Is	7/13/2021			100.0%	12/1/2021	Yes
8.17	Property		1	Dollar General - Romulus, MI	As Is	4/30/2021			100.0%	12/1/2021	Yes
8.18	Property		1	Dollar General - East Windsor, CT	As Is	7/23/2021			100.0%	12/1/2021	Yes
8.19	Property		1	Dollar General - Grand Rapids, MI	As Is	7/21/2021			100.0%	12/1/2021	Yes
8.20	Property		1	Dollar General - Lansing, MI	As Is	4/30/2021			100.0%	12/1/2021	Yes
8.21	Property		1	Dollar Tree - Christiansburg, VA	As Is	7/15/2021			100.0%	12/1/2021	Yes
8.22	Property		1	Dollar General - Hammond, LA	As Is	7/19/2021			100.0%	12/1/2021	Yes
8.23	Property		1	Dollar General - Allen Park, MI	As Is	7/21/2021			100.0%	12/1/2021	Yes
8.24	Property		1	Dollar General - Westland, MI	As Is	7/21/2021			100.0%	12/1/2021	Yes
8.25	Property		1	Dollar General - Jackson, MI	As Is	7/21/2021			100.0%	12/1/2021	Yes
8.26	Property		1	Dollar General - Battle Creek, MI	As Is	7/21/2021			100.0%	12/1/2021	Yes
8.27	Property		1	Dollar General - Wyoming, MI	As Is	7/21/2021			100.0%	12/1/2021	Yes
8.28	Property		1	Dollar General - Temple, TX	As Is	6/24/2021			100.0%	12/1/2021	Yes
8.29	Property		1	Dollar General - Prattville, AL	As Is	7/20/2021			100.0%	12/1/2021	Yes
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	As Is	8/24/2021	63.5%	50.4%	100.0%	10/1/2021	No
10.00	Loan		12	SSA Midwest MHC Portfolio	As Is	Various	72.2%	62.5%	81.6%	9/13/2021
10.01	Property		1	Twin Meadows	As Is	8/4/2021			65.9%	9/13/2021	No
10.02	Property		1	Werner Hancock	As Is	8/9/2021			86.9%	9/13/2021	No
10.03	Property		1	Pleasant Valley	As Is	8/4/2021			83.1%	9/13/2021	No
10.04	Property		1	Whispering Pines	As Is	8/4/2021			93.6%	9/13/2021	No
10.05	Property		1	Bellevue	As Is	8/5/2021			93.4%	9/13/2021	No
10.06	Property		1	Edgewood	As Is	8/5/2021			94.6%	9/13/2021	No
10.07	Property		1	Wildwood	As Is	7/30/2021			75.0%	9/13/2021	No
10.08	Property		1	Gaslight	As Is	8/6/2021			85.7%	9/13/2021	No
10.09	Property		1	Huron	As Is	8/4/2021			81.8%	9/13/2021	No

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%) (2)	Occupancy Date	Single Tenant (Y/N)
10.10	Property		1	Camelot South	As Is	8/11/2021			76.0%	9/13/2021	No
10.11	Property		1	Rivers Bend	As Is	8/5/2021			80.4%	9/13/2021	No
10.12	Property		1	Valley View	As Is	8/6/2021			92.6%	9/13/2021	No
11.00	Loan	21	1	Meadowood Mall	As Is	10/11/2021	35.2%	30.8%	90.0%	10/13/2021	No
12.00	Loan	23	1	Highland Village Plaza	As Is	6/22/2021	58.8%	50.6%	86.4%	10/31/2021	No
13.00	Loan	23, 24, 25	1	Poplar Run	As Is	9/27/2021	70.0%	54.5%	83.4%	9/23/2021	No
14.00	Loan	26, 27	1	Tech Ridge Office Park	As Is	10/8/2021	63.3%	50.3%	71.4%	9/30/2021	No
15.00	Loan		1	StorQuest Thousand Oaks	As Is	9/28/2021	62.0%	62.0%	93.4%	9/30/2021	No
16.00	Loan	28	3	Hamilton Apartment Portfolio	Market Value As Is (Inclusive of Capital Repairs and Renovation Reserve Credit)	7/21/2021	58.4%	46.0%	96.9%	10/14/2021
16.01	Property		1	Cardinal Creek	Market Value As Is (Inclusive of Capital Repairs and Renovation Reserve Credit)	7/21/2021			95.8%	10/14/2021	No
16.02	Property		1	Courtship Village	Market Value As Is (Inclusive of Capital Repairs and Renovation Reserve Credit)	7/21/2021			97.7%	10/14/2021	No
16.03	Property		1	Kingswood Court	Market Value As Is (Inclusive of Capital Repairs and Renovation Reserve Credit)	7/21/2021			97.7%	10/14/2021	No
17.00	Loan	29, 30	1	Martin Village	As Is	11/14/2019	62.6%	52.1%	98.0%	10/30/2020	No
18.00	Loan		1	35 South Service	As Is	9/30/2021	57.1%	52.2%	100.0%	10/1/2021	Yes
19.00	Loan	31	1	Woodlands Village Self Storage	As Is	10/2/2021	57.0%	57.0%	84.8%	9/14/2021	No
20.00	Loan		1	Village East Shopping Center	As Is	9/7/2021	69.1%	59.2%	81.8%	9/30/2021	No
21.00	Loan		1	Brittany Woods Townhomes	As Is	6/29/2021	67.1%	60.9%	100.0%	8/25/2021	No
22.00	Loan		1	Cabela’s - Mitchell	As Is	11/6/2019	56.2%	51.4%	100.0%	12/6/2021	Yes
23.00	Loan		1	CLC - Premier Self Storage	As Is	10/7/2021	65.0%	65.0%	99.8%	8/31/2021	No
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	As Is	Various	53.7%	53.7%	88.7%	10/1/2021
24.01	Property		1	Crescent Park	As Is	9/24/2021			88.9%	10/1/2021	No
24.02	Property		1	8390 Champions Gate	As Is	10/6/2021			88.3%	10/1/2021	No
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	As Complete	9/1/2022	68.6%	57.6%	76.0%	9/30/2021	NAP
26.00	Loan	35	1	Shoppes on University	As Is	1/17/2020	67.7%	58.7%	95.7%	8/31/2021	No
27.00	Loan		3	Las Vegas MF Portfolio	As Is	10/1/2021	41.9%	41.9%	95.4%	Various
27.01	Property		1	Olive Properties	As Is	10/1/2021			96.5%	8/27/2021	No
27.02	Property		1	Fremont Gardens	As Is	10/1/2021			94.3%	10/1/2021	No
27.03	Property		1	Casa Bonita Apartments	As Is	10/1/2021			95.0%	10/1/2021	No
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	Various	8/1/2019	64.1%	46.9%	54.0%	7/31/2021
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	As Is	8/1/2019			26.4%	7/31/2021	NAP
28.02	Property		1	Travelodge - 2111 Camino Del Llano	As Is	8/1/2019			90.4%	7/31/2021	NAP
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	As Is	8/1/2019			51.6%	7/31/2021	NAP
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	As Complete	8/1/2019			60.3%	7/31/2021	NAP
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	As Complete	8/1/2019			43.5%	7/31/2021	NAP
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	As Complete	8/1/2019			51.0%	7/31/2021	NAP
28.07	Property		1	Travelodge - 1127 Pony Express Highway	As Is	8/1/2019			41.6%	7/31/2021	NAP
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	As Complete	8/1/2019			85.3%	7/31/2021	NAP
28.09	Property		1	Travelodge - 2680 Airport Road	As Is	8/1/2019			66.4%	7/31/2021	NAP
28.10	Property		1	Super 8 - 720 Royal Parkway	As Complete	8/1/2019			49.0%	7/31/2021	NAP
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	As Complete	8/1/2019			55.2%	7/31/2021	NAP
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	As Complete	8/1/2019			49.3%	7/31/2021	NAP
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	As Complete	8/1/2019			67.5%	7/31/2021	NAP
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	As Complete	8/1/2019			39.5%	7/31/2021	NAP
28.15	Property		1	Travelodge - 1110 SE 4th Street	As Is	8/1/2019			64.4%	7/31/2021	NAP
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	As Complete	8/1/2019			46.9%	7/31/2021	NAP
28.17	Property		1	Travelodge - 800 W Laramie Street	As Is	8/1/2019			62.9%	7/31/2021	NAP
28.18	Property		1	Travelodge - 22 North Frontage Road	As Is	8/1/2019			56.5%	7/31/2021	NAP
28.19	Property		1	Travelodge - 123 Westvaco Road	As Is	8/1/2019			65.2%	7/31/2021	NAP
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	As Complete	8/1/2019			59.8%	7/31/2021	NAP
28.21	Property		1	Travelodge - 1710 Jefferson Street	As Is	8/1/2019			26.7%	7/31/2021	NAP
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	As Is	8/1/2019			68.6%	7/31/2021	NAP
28.23	Property		1	Travelodge - 8233 Airline Highway	As Is	8/1/2019			60.6%	7/31/2021	NAP
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	As Complete	8/1/2019			66.2%	7/31/2021	NAP
28.25	Property		1	Travelodge - 707 East Webster Street	As Is	8/1/2019			34.9%	7/31/2021	NAP
28.26	Property		1	Travelodge - 777 West Hwy 21	As Is	8/1/2019			59.2%	7/31/2021	NAP
28.27	Property		1	Travelodge - 3522 North Highway 59	As Is	8/1/2019			28.9%	7/31/2021	NAP
28.28	Property		1	Travelodge - 108 6th Avenue	As Is	8/1/2019			50.1%	7/31/2021	NAP
28.29	Property		1	Travelodge - 2200 E South Avenue	As Is	8/1/2019			64.2%	7/31/2021	NAP
28.30	Property		1	Travelodge - 128 South Willow Road	As Is	8/1/2019			65.6%	7/31/2021	NAP
28.31	Property		1	Travelodge - 1005 Highway 285	As Is	8/1/2019			79.7%	7/31/2021	NAP
28.32	Property		1	Days Inn - 3431 14th Avenue	As Is	8/1/2019			69.9%	7/31/2021	NAP
28.33	Property		1	Travelodge - 2505 US 69	As Is	8/1/2019			52.4%	7/31/2021	NAP
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	As Complete	8/1/2019			57.6%	7/31/2021	NAP
28.35	Property		1	Travelodge - 1706 North Park Drive	As Is	8/1/2019			84.6%	7/31/2021	NAP
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	As Complete	8/1/2019			56.4%	7/31/2021	NAP
28.37	Property		1	Travelodge - 1177 E 16th Street	As Is	8/1/2019			21.5%	7/31/2021	NAP
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	As Complete	8/1/2019			50.2%	7/31/2021	NAP
28.39	Property		1	Travelodge - 2407 East Holland Avenue	As Is	8/1/2019			61.3%	7/31/2021	NAP
28.40	Property		1	Travelodge - 620 Souder Road	As Is	8/1/2019			38.0%	7/31/2021	NAP
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	As Is	8/1/2019			52.0%	7/31/2021	NAP

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%) (2)	Occupancy Date	Single Tenant (Y/N)
28.42	Property		1	Travelodge - 109 East Commerce Street	As Is	8/1/2019			23.1%	7/31/2021	NAP
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	As Is	8/1/2019			79.8%	7/31/2021	NAP
28.44	Property		1	Travelodge - 98 Moffat Avenue	As Is	8/1/2019			32.7%	7/31/2021	NAP
29.00	Loan	38	1	Atlas Industrial	As Is	6/3/2021	62.2%	56.4%	100.0%	9/9/2021	Yes
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	As Is	10/1/2021	59.6%	47.3%	78.1%	9/30/2021	NAP
31.00	Loan		1	Treat Plaza	As Is	8/10/2021	62.7%	49.1%	88.0%	9/1/2021	No
32.00	Loan	41, 42, 43	1	Mulberry Office	As Is	9/9/2021	72.4%	61.0%	100.0%	10/19/2021	No
33.00	Loan		1	Pasadena Technology Center	As Is	10/7/2021	69.2%	63.2%	100.0%	10/6/2021	No
34.00	Loan	44	1	Anchor Court Industrial	As Is	9/19/2021	34.9%	34.9%	100.0%	9/30/2021	No
35.00	Loan		1	Willow Plaza	As Is	12/30/2019	72.5%	59.5%	87.9%	2/1/2021	No
36.00	Loan		1	Woods Crossing Apartments	As Is	7/27/2021	64.9%	64.9%	96.9%	8/5/2021	No
37.00	Loan		1	Aylett Crossing	As Is	5/15/2021	68.8%	54.5%	98.0%	8/15/2021	No
38.00	Loan		1	JO Borgen Plaza	As Is	9/20/2021	64.8%	56.2%	100.0%	10/1/2021	No
39.00	Loan		1	Clubside Apartments	As Is	7/22/2021	62.5%	62.5%	94.8%	8/5/2021	No
40.00	Loan	45	3	PA & IL Self Storage Portfolio	As Portfolio	Various	63.4%	55.6%	98.3%	Various
40.01	Property		1	Hermitage Storage Portfolio	As Is	8/27/2021			97.5%	9/30/2021	No
40.02	Property		1	Country View Storage	As Is	8/26/2021			99.7%	9/30/2021	No
40.03	Property		1	The Attic Self Storage	As Is	8/27/2021			99.3%	10/11/2021	No
41.00	Loan		4	Michigan 4 MHC Portfolio	As Is	Various	45.5%	36.6%	78.1%	8/19/2021
41.01	Property		1	Harper Commons MHC	As Is	8/6/2021			81.0%	8/19/2021	No
41.02	Property		1	Creekside Estates MHC	As Is	8/5/2021			83.3%	8/19/2021	No
41.03	Property		1	Riverview Estates MHC	As Is	8/6/2021			73.3%	8/19/2021	No
41.04	Property		1	Flat Rock Terrace MHC	As Is	8/5/2021			73.8%	8/19/2021	No
42.00	Loan		1	Beach Bluff Apartments	As Is	8/3/2021	65.0%	65.0%	100.0%	8/5/2021	No
43.00	Loan	46	1	South Holland Industrial	As Is	8/24/2021	59.8%	59.8%	100.0%	12/1/2021	Yes
44.00	Loan		2	Walgreens & Rite Aid Portfolio	As Is	Various	63.6%	57.5%	100.0%	7/1/2021
44.01	Property		1	Walgreens - Greenville	As Is	6/20/2021			100.0%	7/1/2021	Yes
44.02	Property		1	Rite Aid - Flint	As Is	6/21/2021			100.0%	7/1/2021	Yes
45.00	Loan	47	1	Fulton Crossing	As Is	6/15/2021	62.8%	57.2%	76.6%	10/13/2021	No
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	As Is	9/7/2021	52.6%	41.3%	100.0%	9/9/2021	No
47.00	Loan		1	880 Acorn	As Is	6/22/2021	62.4%	62.4%	100.0%	12/1/2021	Yes
48.00	Loan		1	2701 East Tioga Street	As Is	8/4/2021	44.9%	35.3%	98.7%	8/20/2021	No
49.00	Loan		2	MM Retail Portfolio	As Is	Various	39.2%	39.2%	100.0%	6/9/2021
49.01	Property		1	Dixon Boulevard Shops - Shelby	As Is	5/28/2021			100.0%	6/9/2021	No
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville	As Is	5/27/2021			100.0%	6/9/2021	No
50.00	Loan	48	1	29 West 27th Street	As Is	9/21/2021	66.2%	66.2%	100.0%	9/10/2021	No
51.00	Loan		1	506 E 6th Street	As Is	10/18/2021	66.7%	66.7%	100.0%	10/19/2021	No
52.00	Loan		1	Walgreens - Socorro	As Is	5/6/2021	63.6%	63.6%	100.0%	4/1/2021	Yes
53.00	Loan		1	Byrd’s Mini Storage	As Is	9/10/2021	53.3%	53.3%	97.8%	9/30/2021	No
54.00	Loan		1	Farmington CVS	As Is	9/17/2021	65.4%	65.4%	100.0%	12/1/2021	Yes
55.00	Loan	49, 50	1	Walnut Creek Plaza	As Is	9/9/2021	62.5%	49.5%	94.6%	11/5/2021	No
56.00	Loan		1	CVS Moody	As Is	8/3/2021	51.8%	40.2%	100.0%	12/1/2021	Yes
57.00	Loan		1	Northcreek Medical Office	As Is	10/1/2021	61.8%	61.8%	100.0%	10/15/2021	No
58.00	Loan		1	Murfreesboro CVS	As Is	9/8/2021	69.3%	69.3%	100.0%	12/1/2021	Yes
59.00	Loan		1	300 Lombard Street	As Is	9/23/2021	54.2%	54.2%	100.0%	12/1/2021	Yes
60.00	Loan	51	1	DaVita - Boiling Springs	As Is	8/4/2021	55.3%	55.3%	100.0%	9/9/2021	Yes
61.00	Loan		1	Donaldson Self Storage	As Is	9/28/2021	58.8%	52.7%	97.6%	10/25/2021	No

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date (3)	Second Largest Tenant
1.00	Loan		1	1201 Lake Robbins	Occidental	807,586	100.0%	12/31/2032	NAP
2.00	Loan	1, 2	1	17 West Miami	Sonder USA Inc	35,789	56.7%	1/31/2030	Trader Joes East Inc
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio
3.01	Property		1	The Hague	RG&E	166,756	63.4%	11/30/2023	Action for a Better Community
3.02	Property		1	The Galleries of Syracuse	TCG Player	79,300	35.7%	33,144 SF in 9/30/2026; 43,769 SF in 6/30/2029; 2,387 SF MTM	United States Department of Agriculture
4.00	Loan	6	3	TLR Portfolio
4.01	Property		1	Bahia Apartments	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Royal Breeze Apartments	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Lenox Place Apartments	NAP	NAP	NAP	NAP	NAP
5.00	Loan		8	OmniMax Industrial Portfolio II
5.01	Property		1	OmniMax - Lancaster	OmniMax	121,569	100.0%	3/31/2041	NAP
5.02	Property		1	OmniMax - Nappanee	OmniMax	186,961	100.0%	3/31/2041	NAP
5.03	Property		1	OmniMax - Gridley	OmniMax	93,307	100.0%	3/31/2041	NAP
5.04	Property		1	OmniMax - Bristol	OmniMax	94,784	100.0%	3/31/2041	NAP
5.05	Property		1	OmniMax - Jackson	OmniMax	70,000	100.0%	3/31/2041	NAP
5.06	Property		1	OmniMax - Mansfield	OmniMax	55,782	100.0%	3/31/2041	NAP
5.07	Property		1	OmniMax - Spokane	OmniMax	33,624	100.0%	3/31/2041	NAP
5.08	Property		1	OmniMax - Marshfield	OmniMax	27,965	100.0%	3/31/2041	NAP
6.00	Loan	7, 8, 9	1	980 Madison	Gagosian Gallery, Inc.	56,331	41.8%	4/30/2025	Ramsfield Hospitality Finance ll, LLC
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	Victory-Public House	3,166	4.1%	9/30/2031	Rustic Burger House
8.00	Loan	16	29	ExchangeRight 49
8.01	Property		1	Valspar Industrial - Massillon, OH	Valspar Industrial - Massillon, OH	189,910	100.0%	4/30/2034	NAP
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	Pick ‘n Save - Wauwatosa, WI	60,598	100.0%	12/31/2029	NAP
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	Walgreens - Chicago (Foster Pl), IL	15,330	100.0%	12/31/2029	NAP
8.04	Property		1	Walgreens - Hesperia, CA	Walgreens - Hesperia, CA	14,560	100.0%	5/31/2029	NAP
8.05	Property		1	Hobby Lobby - Huber Heights, OH	Hobby Lobby - Huber Heights, OH	61,504	100.0%	6/30/2029	NAP
8.06	Property		1	Hobby Lobby - Christiansburg, VA	Hobby Lobby - Christiansburg, VA	55,000	100.0%	3/31/2028	NAP
8.07	Property		1	Walgreens - Saint Joseph, MO	Walgreens - Saint Joseph, MO	14,560	100.0%	6/30/2028	NAP
8.08	Property		1	CVS Pharmacy - Waukegan, IL	CVS Pharmacy - Waukegan, IL	10,896	100.0%	1/31/2028	NAP
8.09	Property		1	Walgreens - Galesburg, IL	Walgreens - Galesburg, IL	13,650	100.0%	6/30/2028	NAP
8.10	Property		1	Verizon Wireless - Bristol, VA	Verizon Wireless - Bristol, VA	5,000	100.0%	3/31/2029	NAP
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	Fresenius Medical Care - Shelbyville, KY	8,459	100.0%	9/30/2028	NAP
8.12	Property		1	Walgreens - Indianapolis, IN	Walgreens - Indianapolis, IN	13,000	100.0%	12/31/2028	NAP
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	Octapharma Plasma - Virginia Beach, VA	11,314	100.0%	3/31/2030	NAP
8.14	Property		1	Dollar General - Auburn, ME	Dollar General - Auburn, ME	9,026	100.0%	3/31/2030	NAP
8.15	Property		1	Dollar General - Penns Grove, NJ	Dollar General - Penns Grove, NJ	9,381	100.0%	4/30/2029	NAP
8.16	Property		1	Dollar General - Brunswick, GA	Dollar General - Brunswick, GA	9,002	100.0%	10/31/2028	NAP
8.17	Property		1	Dollar General - Romulus, MI	Dollar General - Romulus, MI	9,100	100.0%	6/30/2028	NAP
8.18	Property		1	Dollar General - East Windsor, CT	Dollar General - East Windsor, CT	9,409	100.0%	12/31/2028	NAP
8.19	Property		1	Dollar General - Grand Rapids, MI	Dollar General - Grand Rapids, MI	8,694	100.0%	8/31/2027	NAP
8.20	Property		1	Dollar General - Lansing, MI	Dollar General - Lansing, MI	9,026	100.0%	5/31/2029	NAP
8.21	Property		1	Dollar Tree - Christiansburg, VA	Dollar Tree - Christiansburg, VA	10,000	100.0%	2/28/2030	NAP
8.22	Property		1	Dollar General - Hammond, LA	Dollar General - Hammond, LA	9,026	100.0%	6/30/2028	NAP
8.23	Property		1	Dollar General - Allen Park, MI	Dollar General - Allen Park, MI	9,600	100.0%	5/31/2027	NAP
8.24	Property		1	Dollar General - Westland, MI	Dollar General - Westland, MI	9,100	100.0%	10/31/2027	NAP
8.25	Property		1	Dollar General - Jackson, MI	Dollar General - Jackson, MI	8,053	100.0%	4/30/2030	NAP
8.26	Property		1	Dollar General - Battle Creek, MI	Dollar General - Battle Creek, MI	11,766	100.0%	2/28/2029	NAP
8.27	Property		1	Dollar General - Wyoming, MI	Dollar General - Wyoming, MI	8,737	100.0%	3/31/2029	NAP
8.28	Property		1	Dollar General - Temple, TX	Dollar General - Temple, TX	9,100	100.0%	10/31/2027	NAP
8.29	Property		1	Dollar General - Prattville, AL	Dollar General - Prattville, AL	9,100	100.0%	5/31/2029	NAP
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	JumpCrew LLC	61,900	56.6%	4/30/2031	Aegis Sciences Corporation
10.00	Loan		12	SSA Midwest MHC Portfolio
10.01	Property		1	Twin Meadows	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Werner Hancock	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Pleasant Valley	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Whispering Pines	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	Bellevue	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	Edgewood	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	Wildwood	NAP	NAP	NAP	NAP	NAP
10.08	Property		1	Gaslight	NAP	NAP	NAP	NAP	NAP
10.09	Property		1	Huron	NAP	NAP	NAP	NAP	NAP

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date (3)	Second Largest Tenant
10.10	Property		1	Camelot South	NAP	NAP	NAP	NAP	NAP
10.11	Property		1	Rivers Bend	NAP	NAP	NAP	NAP	NAP
10.12	Property		1	Valley View	NAP	NAP	NAP	NAP	NAP
11.00	Loan	21	1	Meadowood Mall	Macy’s	98,721	21.6%	3/31/2030	Dick’s Sporting Goods
12.00	Loan	23	1	Highland Village Plaza	CVS	25,500	24.2%	2/28/2027	Goodwill
13.00	Loan	23, 24, 25	1	Poplar Run	Modern Technology Solutions, Inc.	29,861	20.1%	12/31/2025	Washington Gas Light Company
14.00	Loan	26, 27	1	Tech Ridge Office Park	Community Strategies	80,402	14.6%	11/30/2026	Dove Charter Public School Foundation
15.00	Loan		1	StorQuest Thousand Oaks	NAP	NAP	NAP	NAP	NAP
16.00	Loan	28	3	Hamilton Apartment Portfolio
16.01	Property		1	Cardinal Creek	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Courtship Village	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Kingswood Court	NAP	NAP	NAP	NAP	NAP
17.00	Loan	29, 30	1	Martin Village	Regal Cinemas	78,015	65.3%	8/31/2030	Mor Furniture
18.00	Loan		1	35 South Service	Cobham	72,312	100.0%	8/31/2030	NAP
19.00	Loan	31	1	Woodlands Village Self Storage	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Village East Shopping Center	Ross	32,396	23.9%	1/31/2027	La Tapatia
21.00	Loan		1	Brittany Woods Townhomes	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Cabela’s - Mitchell	Bass Pro Shop/Cabela’s	92,689	100.0%	5/31/2044	NAP
23.00	Loan		1	CLC - Premier Self Storage	NAP	NAP	NAP	NAP	NAP
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio
24.01	Property		1	Crescent Park	Cardno	28,880	35.0%	4/30/2023	PCA Pharmacy
24.02	Property		1	8390 Champions Gate	Breakthrough Behavior, LLC	5,290	11.7%	10/31/2026	Artemis Lifestyles
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	NAP	NAP	NAP	NAP	NAP
26.00	Loan	35	1	Shoppes on University	La Colonia Medical Center	21,678	25.6%	3/31/2029	PFFL Tamarac LLC (Planet Fitness)
27.00	Loan		3	Las Vegas MF Portfolio
27.01	Property		1	Olive Properties	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	Fremont Gardens	NAP	NAP	NAP	NAP	NAP
27.03	Property		1	Casa Bonita Apartments	NAP	NAP	NAP	NAP	NAP
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	Travelodge - 2111 Camino Del Llano	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	NAP	NAP	NAP	NAP	NAP
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	NAP	NAP	NAP	NAP	NAP
28.07	Property		1	Travelodge - 1127 Pony Express Highway	NAP	NAP	NAP	NAP	NAP
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	NAP	NAP	NAP	NAP	NAP
28.09	Property		1	Travelodge - 2680 Airport Road	NAP	NAP	NAP	NAP	NAP
28.10	Property		1	Super 8 - 720 Royal Parkway	NAP	NAP	NAP	NAP	NAP
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	NAP	NAP	NAP	NAP	NAP
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	NAP	NAP	NAP	NAP	NAP
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	NAP	NAP	NAP	NAP	NAP
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	NAP	NAP	NAP	NAP	NAP
28.15	Property		1	Travelodge - 1110 SE 4th Street	NAP	NAP	NAP	NAP	NAP
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	NAP	NAP	NAP	NAP	NAP
28.17	Property		1	Travelodge - 800 W Laramie Street	NAP	NAP	NAP	NAP	NAP
28.18	Property		1	Travelodge - 22 North Frontage Road	NAP	NAP	NAP	NAP	NAP
28.19	Property		1	Travelodge - 123 Westvaco Road	NAP	NAP	NAP	NAP	NAP
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	NAP	NAP	NAP	NAP	NAP
28.21	Property		1	Travelodge - 1710 Jefferson Street	NAP	NAP	NAP	NAP	NAP
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	NAP	NAP	NAP	NAP	NAP
28.23	Property		1	Travelodge - 8233 Airline Highway	NAP	NAP	NAP	NAP	NAP
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	NAP	NAP	NAP	NAP	NAP
28.25	Property		1	Travelodge - 707 East Webster Street	NAP	NAP	NAP	NAP	NAP
28.26	Property		1	Travelodge - 777 West Hwy 21	NAP	NAP	NAP	NAP	NAP
28.27	Property		1	Travelodge - 3522 North Highway 59	NAP	NAP	NAP	NAP	NAP
28.28	Property		1	Travelodge - 108 6th Avenue	NAP	NAP	NAP	NAP	NAP
28.29	Property		1	Travelodge - 2200 E South Avenue	NAP	NAP	NAP	NAP	NAP
28.30	Property		1	Travelodge - 128 South Willow Road	NAP	NAP	NAP	NAP	NAP
28.31	Property		1	Travelodge - 1005 Highway 285	NAP	NAP	NAP	NAP	NAP
28.32	Property		1	Days Inn - 3431 14th Avenue	NAP	NAP	NAP	NAP	NAP
28.33	Property		1	Travelodge - 2505 US 69	NAP	NAP	NAP	NAP	NAP
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	NAP	NAP	NAP	NAP	NAP
28.35	Property		1	Travelodge - 1706 North Park Drive	NAP	NAP	NAP	NAP	NAP
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	NAP	NAP	NAP	NAP	NAP
28.37	Property		1	Travelodge - 1177 E 16th Street	NAP	NAP	NAP	NAP	NAP
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	NAP	NAP	NAP	NAP	NAP
28.39	Property		1	Travelodge - 2407 East Holland Avenue	NAP	NAP	NAP	NAP	NAP
28.40	Property		1	Travelodge - 620 Souder Road	NAP	NAP	NAP	NAP	NAP
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	NAP	NAP	NAP	NAP	NAP

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date (3)	Second Largest Tenant
28.42	Property		1	Travelodge - 109 East Commerce Street	NAP	NAP	NAP	NAP	NAP
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	NAP	NAP	NAP	NAP	NAP
28.44	Property		1	Travelodge - 98 Moffat Avenue	NAP	NAP	NAP	NAP	NAP
29.00	Loan	38	1	Atlas Industrial	FMI, Inc.	190,139	100.0%	8/31/2041	NAP
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	Treat Plaza	Pasta Primavera	3,128	7.0%	MTM	Kodiak Keto
32.00	Loan	41, 42, 43	1	Mulberry Office	Savannah Primary Care Associates	12,308	23.9%	7/31/2026	Choate Construction Company
33.00	Loan		1	Pasadena Technology Center	Materia	16,006	50.6%	12/31/2023	Glassimetal Technology
34.00	Loan	44	1	Anchor Court Industrial	FC Management Services	23,418	18.5%	11/30/2024	Sports Academy, LLC
35.00	Loan		1	Willow Plaza	Jumbo Foods	48,919	45.3%	1/31/2025	Ace Hardware
36.00	Loan		1	Woods Crossing Apartments	NAP	NAP	NAP	NAP	NAP
37.00	Loan		1	Aylett Crossing	Food Lion	33,778	48.1%	10/31/2031	Family Dollar
38.00	Loan		1	JO Borgen Plaza	Bartell Drugs	15,727	60.1%	11/30/2028	UPS Store
39.00	Loan		1	Clubside Apartments	NAP	NAP	NAP	NAP	NAP
40.00	Loan	45	3	PA & IL Self Storage Portfolio
40.01	Property		1	Hermitage Storage Portfolio	NAP	NAP	NAP	NAP	NAP
40.02	Property		1	Country View Storage	NAP	NAP	NAP	NAP	NAP
40.03	Property		1	The Attic Self Storage	NAP	NAP	NAP	NAP	NAP
41.00	Loan		4	Michigan 4 MHC Portfolio
41.01	Property		1	Harper Commons MHC	NAP	NAP	NAP	NAP	NAP
41.02	Property		1	Creekside Estates MHC	NAP	NAP	NAP	NAP	NAP
41.03	Property		1	Riverview Estates MHC	NAP	NAP	NAP	NAP	NAP
41.04	Property		1	Flat Rock Terrace MHC	NAP	NAP	NAP	NAP	NAP
42.00	Loan		1	Beach Bluff Apartments	NAP	NAP	NAP	NAP	NAP
43.00	Loan	46	1	South Holland Industrial	Navstar Integrated Solutions Inc.	202,902	100.0%	7/15/2031	NAP
44.00	Loan		2	Walgreens & Rite Aid Portfolio
44.01	Property		1	Walgreens - Greenville	Walgreens	14,820	100.0%	4/30/2036	NAP
44.02	Property		1	Rite Aid - Flint	Rite Aid	11,100	100.0%	9/30/2032	NAP
45.00	Loan	47	1	Fulton Crossing	Kroger	45,674	25.4%	10/31/2030	Ollies
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	Big Air Hiram (Hangar 1 Adventure Park)	39,169	50.0%	4/30/2029	Bargain Hunt (Essex Technology Group)
47.00	Loan		1	880 Acorn	American Tire Distributors, Inc.	130,185	100.0%	8/31/2031	NAP
48.00	Loan		1	2701 East Tioga Street	A.G.A.S. Manufacturing Group	30,000	25.6%	9/30/2033	Keystone Quality Transport
49.00	Loan		2	MM Retail Portfolio
49.01	Property		1	Dixon Boulevard Shops - Shelby	Aspen Dental	3,500	39.1%	12/31/2030	Sharonview Federal Credit Union
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville	Mattress Firm	3,700	63.8%	5/31/2027	Starbucks
50.00	Loan	48	1	29 West 27th Street	Urban Active Wear	2,100	20.6%	10/13/2026	NAP
51.00	Loan		1	506 E 6th Street	NAP	NAP	NAP	NAP	NAP
52.00	Loan		1	Walgreens - Socorro	Walgreens	14,820	100.0%	12/31/2083	NAP
53.00	Loan		1	Byrd’s Mini Storage	NAP	NAP	NAP	NAP	NAP
54.00	Loan		1	Farmington CVS	Grand St. Paul CVS, L.L.C.	15,207	100.0%	1/31/2041	NAP
55.00	Loan	49, 50	1	Walnut Creek Plaza	Dollar Tree	9,203	25.1%	2/28/2027	Cato
56.00	Loan		1	CVS Moody	CVS Pharmacy	13,225	100.0%	1/31/2035	NAP
57.00	Loan		1	Northcreek Medical Office	Goodlettsville Pediatrics	10,328	60.8%	9/30/2027	Airgas
58.00	Loan		1	Murfreesboro CVS	Tennessee CVS Pharmacy, L.L.C.	13,360	100.0%	1/31/2038	NAP
59.00	Loan		1	300 Lombard Street	RadNet Management, Inc.	8,333	100.0%	12/31/2031	NAP
60.00	Loan	51	1	DaVita - Boiling Springs	Traville Dialysis, LLC dba DaVita	7,494	100.0%	6/30/2035	NAP
61.00	Loan		1	Donaldson Self Storage	NAP	NAP	NAP	NAP	NAP

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date (3)	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date (3)	Fourth Largest Tenant
1.00	Loan		1	1201 Lake Robbins	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	1, 2	1	17 West Miami	16,278	25.8%	12/31/2029	Truist Bank	3,600	5.7%	1/31/2030	Laser Away
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio
3.01	Property		1	The Hague	42,111	16.0%	11/30/2030	AT&T	22,969	8.7%	2/28/2023	Flaum Management Company, Inc.
3.02	Property		1	The Galleries of Syracuse	36,477	16.4%	9/14/2026	Mackenzie Hughes LLP	31,562	14.2%	11/30/2027	SUNY Upstate Medical University
4.00	Loan	6	3	TLR Portfolio
4.01	Property		1	Bahia Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Royal Breeze Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Lenox Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan		8	OmniMax Industrial Portfolio II
5.01	Property		1	OmniMax - Lancaster	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	OmniMax - Nappanee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	OmniMax - Gridley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	OmniMax - Bristol	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	OmniMax - Jackson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	OmniMax - Mansfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	OmniMax - Spokane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	OmniMax - Marshfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	7, 8, 9	1	980 Madison	10,597	7.9%	4/30/2025	JN Contemporary Art LLC	8,752	6.5%	4/30/2025	Artblock LLC
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	2,286	3.0%	6/30/2031	Wide Eye Lounge	1,980	2.6%	11/30/2031	Grit & Gratitude
8.00	Loan	16	29	ExchangeRight 49
8.01	Property		1	Valspar Industrial - Massillon, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	Walgreens - Hesperia, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	Hobby Lobby - Huber Heights, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	Hobby Lobby - Christiansburg, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	Walgreens - Saint Joseph, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	CVS Pharmacy - Waukegan, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	Walgreens - Galesburg, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	Verizon Wireless - Bristol, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	Walgreens - Indianapolis, IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	Dollar General - Auburn, ME	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	Dollar General - Penns Grove, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	Dollar General - Brunswick, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	Dollar General - Romulus, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.18	Property		1	Dollar General - East Windsor, CT	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.19	Property		1	Dollar General - Grand Rapids, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.20	Property		1	Dollar General - Lansing, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.21	Property		1	Dollar Tree - Christiansburg, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.22	Property		1	Dollar General - Hammond, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.23	Property		1	Dollar General - Allen Park, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.24	Property		1	Dollar General - Westland, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.25	Property		1	Dollar General - Jackson, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.26	Property		1	Dollar General - Battle Creek, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.27	Property		1	Dollar General - Wyoming, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.28	Property		1	Dollar General - Temple, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.29	Property		1	Dollar General - Prattville, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	47,395	43.4%	6/30/2031	NAP	NAP	NAP	NAP	NAP
10.00	Loan		12	SSA Midwest MHC Portfolio
10.01	Property		1	Twin Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Werner Hancock	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Pleasant Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Whispering Pines	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	Bellevue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	Edgewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	Wildwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.08	Property		1	Gaslight	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.09	Property		1	Huron	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date (3)	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date (3)	Fourth Largest Tenant
10.10	Property		1	Camelot South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.11	Property		1	Rivers Bend	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.12	Property		1	Valley View	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	21	1	Meadowood Mall	50,133	11.0%	1/31/2027	Crunch Fitness	25,183	5.5%	8/31/2029	H&M
12.00	Loan	23	1	Highland Village Plaza	12,511	11.9%	2/28/2025	Tutor Time	10,200	9.7%	6/30/2022	Arrowhead Credit Union
13.00	Loan	23, 24, 25	1	Poplar Run	24,749	16.6%	1/31/2026	E-9 Corporation	12,615	8.5%	12/31/2029	Philip Leopold and Marguerite Leopold
14.00	Loan	26, 27	1	Tech Ridge Office Park	52,313	9.5%	7/31/2026	Audubon Field Solutions, LLC	18,839	3.4%	11/30/2022	Fox Rent A Car
15.00	Loan		1	StorQuest Thousand Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	28	3	Hamilton Apartment Portfolio
16.01	Property		1	Cardinal Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Courtship Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Kingswood Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	29, 30	1	Martin Village	32,620	27.3%	11/30/2026	The Rock Pizza	5,000	4.2%	10/31/2022	Jack & Jill’s - Children Salon
18.00	Loan		1	35 South Service	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	31	1	Woodlands Village Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Village East Shopping Center	17,880	13.2%	3/31/2030	Big 5 Sporting Goods	11,960	8.8%	1/31/2027	Mariscos Las Islas Marias
21.00	Loan		1	Brittany Woods Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Cabela’s - Mitchell	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	CLC - Premier Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio
24.01	Property		1	Crescent Park	13,784	16.7%	1/26/2026	Body Nutrition	8,100	9.8%	12/31/2023	HealthPro Heritage
24.02	Property		1	8390 Champions Gate	4,813	10.7%	7/31/2023	Dan Newlin	4,284	9.5%	8/31/2025	RIDA Development
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	35	1	Shoppes on University	19,139	22.6%	2/28/2025	Sunrise Brothers Inc	6,659	7.9%	5/31/2026	Daybreak Assembly
27.00	Loan		3	Las Vegas MF Portfolio
27.01	Property		1	Olive Properties	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	Fremont Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.03	Property		1	Casa Bonita Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	Travelodge - 2111 Camino Del Llano	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.07	Property		1	Travelodge - 1127 Pony Express Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.09	Property		1	Travelodge - 2680 Airport Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.10	Property		1	Super 8 - 720 Royal Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.15	Property		1	Travelodge - 1110 SE 4th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.17	Property		1	Travelodge - 800 W Laramie Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.18	Property		1	Travelodge - 22 North Frontage Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.19	Property		1	Travelodge - 123 Westvaco Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.21	Property		1	Travelodge - 1710 Jefferson Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.23	Property		1	Travelodge - 8233 Airline Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.25	Property		1	Travelodge - 707 East Webster Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.26	Property		1	Travelodge - 777 West Hwy 21	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.27	Property		1	Travelodge - 3522 North Highway 59	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.28	Property		1	Travelodge - 108 6th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.29	Property		1	Travelodge - 2200 E South Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.30	Property		1	Travelodge - 128 South Willow Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.31	Property		1	Travelodge - 1005 Highway 285	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.32	Property		1	Days Inn - 3431 14th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.33	Property		1	Travelodge - 2505 US 69	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.35	Property		1	Travelodge - 1706 North Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.37	Property		1	Travelodge - 1177 E 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.39	Property		1	Travelodge - 2407 East Holland Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.40	Property		1	Travelodge - 620 Souder Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date (3)	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date (3)	Fourth Largest Tenant
28.42	Property		1	Travelodge - 109 East Commerce Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.44	Property		1	Travelodge - 98 Moffat Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	38	1	Atlas Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	Treat Plaza	2,885	6.5%	12/31/2026	International Market & Grill	2,856	6.4%	12/31/2023	Tailored Dog Training
32.00	Loan	41, 42, 43	1	Mulberry Office	9,358	18.2%	9/30/2024	Aerotek, Inc.	5,909	11.5%	12/31/2023	Mulberry Savannah, LLC
33.00	Loan		1	Pasadena Technology Center	10,173	32.2%	3/31/2024	FastDetect	5,440	17.2%	1/31/2024	NAP
34.00	Loan	44	1	Anchor Court Industrial	22,390	17.7%	5/31/2029	Arena Marble & Granite	22,095	17.4%	9/30/2023	Kama Sutra Company
35.00	Loan		1	Willow Plaza	8,450	7.8%	1/31/2026	St. Mary’s Center for Rehab	8,110	7.5%	2/28/2023	Hibachi Grill, Inc.
36.00	Loan		1	Woods Crossing Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan		1	Aylett Crossing	8,000	11.4%	12/31/2025	Vinnys Italian	4,200	6.0%	12/31/2022	Don Pedro Mexican
38.00	Loan		1	JO Borgen Plaza	1,864	7.1%	6/30/2027	Frankie’s Pizza	1,717	6.6%	3/31/2024	Jersey Mike’s Subs
39.00	Loan		1	Clubside Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan	45	3	PA & IL Self Storage Portfolio
40.01	Property		1	Hermitage Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.02	Property		1	Country View Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.03	Property		1	The Attic Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan		4	Michigan 4 MHC Portfolio
41.01	Property		1	Harper Commons MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.02	Property		1	Creekside Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.03	Property		1	Riverview Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.04	Property		1	Flat Rock Terrace MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.00	Loan		1	Beach Bluff Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan	46	1	South Holland Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan		2	Walgreens & Rite Aid Portfolio
44.01	Property		1	Walgreens - Greenville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.02	Property		1	Rite Aid - Flint	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.00	Loan	47	1	Fulton Crossing	30,000	16.7%	11/30/2024	Planet Fitness	26,000	14.5%	6/28/2041	Harbor Freight Tools
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	21,340	27.2%	10/31/2025	Wild Crab (Messy One, Inc.)	6,587	8.4%	4/30/2029	America’s Best (National Vision Inc)
47.00	Loan		1	880 Acorn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48.00	Loan		1	2701 East Tioga Street	26,000	22.2%	11/30/2023	Club 28 LLC	25,600	21.9%	4/30/2027	La Colombe
49.00	Loan		2	MM Retail Portfolio
49.01	Property		1	Dixon Boulevard Shops - Shelby	2,940	32.9%	2/28/2031	Starbucks	2,500	28.0%	1/31/2031	NAP
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville	2,100	36.2%	2/29/2028	NAP	NAP	NAP	NAP	NAP
50.00	Loan	48	1	29 West 27th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51.00	Loan		1	506 E 6th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52.00	Loan		1	Walgreens - Socorro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53.00	Loan		1	Byrd’s Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54.00	Loan		1	Farmington CVS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55.00	Loan	49, 50	1	Walnut Creek Plaza	4,640	12.7%	1/31/2025	City Gear	4,500	12.3%	9/30/2023	Rainbow
56.00	Loan		1	CVS Moody	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57.00	Loan		1	Northcreek Medical Office	6,672	39.2%	5/31/2026	NAP	NAP	NAP	NAP	NAP
58.00	Loan		1	Murfreesboro CVS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59.00	Loan		1	300 Lombard Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60.00	Loan	51	1	DaVita - Boiling Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61.00	Loan		1	Donaldson Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date (3)	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date (3)	Environmental Phase I Report Date
1.00	Loan		1	1201 Lake Robbins	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9/3/2021
2.00	Loan	1, 2	1	17 West Miami	2,102	3.3%	11/1/2031	Cellco Partnership	1,600	2.5%	1/31/2026	10/15/2021
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio
3.01	Property		1	The Hague	16,009	6.1%	10/6/2028	Person Centered Housing Options	13,300	5.1%	4/30/2025	6/17/2021
3.02	Property		1	The Galleries of Syracuse	25,312	11.4%	12/31/2024	UBS	10,824	4.9%	8/31/2025	6/7/2021
4.00	Loan	6	3	TLR Portfolio
4.01	Property		1	Bahia Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/25/2021
4.02	Property		1	Royal Breeze Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/21/2021
4.03	Property		1	Lenox Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/25/2021
5.00	Loan		8	OmniMax Industrial Portfolio II
5.01	Property		1	OmniMax - Lancaster	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/28/2021
5.02	Property		1	OmniMax - Nappanee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/27/2021
5.03	Property		1	OmniMax - Gridley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/28/2021
5.04	Property		1	OmniMax - Bristol	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/5/2021
5.05	Property		1	OmniMax - Jackson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/27/2021
5.06	Property		1	OmniMax - Mansfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/8/2021
5.07	Property		1	OmniMax - Spokane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/28/2021
5.08	Property		1	OmniMax - Marshfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/5/2021
6.00	Loan	7, 8, 9	1	980 Madison	8,161	6.1%	12/31/2022	Dontzin Nagy & Fleissig LLP	8,108	6.0%	11/30/2023	5/24/2021
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	1,770	2.3%	6/30/2026	C’est L’Amour Nail & Spa	1,651	2.1%	7/31/2026	9/20/2021
8.00	Loan	16	29	ExchangeRight 49
8.01	Property		1	Valspar Industrial - Massillon, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/3/2021
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/25/2021
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/7/2021
8.04	Property		1	Walgreens - Hesperia, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/30/2021
8.05	Property		1	Hobby Lobby - Huber Heights, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/10/2021
8.06	Property		1	Hobby Lobby - Christiansburg, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/23/2021
8.07	Property		1	Walgreens - Saint Joseph, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/8/2021
8.08	Property		1	CVS Pharmacy - Waukegan, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2021
8.09	Property		1	Walgreens - Galesburg, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/7/2021
8.10	Property		1	Verizon Wireless - Bristol, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2021
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/27/2021
8.12	Property		1	Walgreens - Indianapolis, IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/8/2021
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/7/2021
8.14	Property		1	Dollar General - Auburn, ME	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/26/2021
8.15	Property		1	Dollar General - Penns Grove, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/15/2021
8.16	Property		1	Dollar General - Brunswick, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/23/2021
8.17	Property		1	Dollar General - Romulus, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/29/2021
8.18	Property		1	Dollar General - East Windsor, CT	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/1/2021
8.19	Property		1	Dollar General - Grand Rapids, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/14/2021
8.20	Property		1	Dollar General - Lansing, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/30/2021
8.21	Property		1	Dollar Tree - Christiansburg, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/23/2021
8.22	Property		1	Dollar General - Hammond, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/1/2021
8.23	Property		1	Dollar General - Allen Park, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/14/2021
8.24	Property		1	Dollar General - Westland, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/15/2021
8.25	Property		1	Dollar General - Jackson, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/4/2021
8.26	Property		1	Dollar General - Battle Creek, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/1/2021
8.27	Property		1	Dollar General - Wyoming, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/1/2021
8.28	Property		1	Dollar General - Temple, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/1/2021
8.29	Property		1	Dollar General - Prattville, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/27/2021
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9/7/2021
10.00	Loan		12	SSA Midwest MHC Portfolio
10.01	Property		1	Twin Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/16/2021
10.02	Property		1	Werner Hancock	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/3/2021
10.03	Property		1	Pleasant Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/3/2021
10.04	Property		1	Whispering Pines	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/11/2021
10.05	Property		1	Bellevue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/3/2021
10.06	Property		1	Edgewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/3/2021
10.07	Property		1	Wildwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/3/2021
10.08	Property		1	Gaslight	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/3/2021
10.09	Property		1	Huron	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/3/2021

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date (3)	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date (3)	Environmental Phase I Report Date
10.10	Property		1	Camelot South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/3/2021
10.11	Property		1	Rivers Bend	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/3/2021
10.12	Property		1	Valley View	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/3/2021
11.00	Loan	21	1	Meadowood Mall	22,100	4.8%	1/31/2024	Forever 21	20,022	4.4%	1/31/2023	10/15/2021
12.00	Loan	23	1	Highland Village Plaza	4,542	4.3%	1/31/2023	San Bernardino Optometric	3,160	3.0%	6/30/2023	Various
13.00	Loan	23, 24, 25	1	Poplar Run	9,422	6.3%	4/30/2024	Trinity Security Solutions, LLC	7,516	5.0%	7/31/2024	10/18/2021
14.00	Loan	26, 27	1	Tech Ridge Office Park	17,164	3.1%	9/30/2023	Advanced Pain Management Center of Oklahoma, LLC	15,559	2.8%	2/28/2026	10/19/2021
15.00	Loan		1	StorQuest Thousand Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9/29/2021
16.00	Loan	28	3	Hamilton Apartment Portfolio
16.01	Property		1	Cardinal Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/4/2021
16.02	Property		1	Courtship Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/4/2021
16.03	Property		1	Kingswood Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/4/2021
17.00	Loan	29, 30	1	Martin Village	1,467	1.2%	9/30/2028	NAP	NAP	NAP	NAP	11/22/2019
18.00	Loan		1	35 South Service	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/11/2021
19.00	Loan	31	1	Woodlands Village Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9/23/2021
20.00	Loan		1	Village East Shopping Center	6,500	4.8%	2/28/2026	Rodda Paint	6,466	4.8%	6/30/2024	8/10/2021
21.00	Loan		1	Brittany Woods Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/8/2021
22.00	Loan		1	Cabela’s - Mitchell	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/6/2019
23.00	Loan		1	CLC - Premier Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9/27/2021
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio
24.01	Property		1	Crescent Park	6,304	7.6%	7/31/2026	Massey Services	5,500	6.7%	6/30/2022	9/30/2021
24.02	Property		1	8390 Champions Gate	3,323	7.4%	11/30/2024	Executive Villas	3,186	7.1%	2/29/2024	9/29/2021
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9/7/2021
26.00	Loan	35	1	Shoppes on University	6,123	7.2%	6/30/2023	Sweet Realities	2,708	3.2%	4/30/2025	1/23/2020
27.00	Loan		3	Las Vegas MF Portfolio
27.01	Property		1	Olive Properties	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/5/2021
27.02	Property		1	Fremont Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/2/2021
27.03	Property		1	Casa Bonita Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/30/2021
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/9/2019
28.02	Property		1	Travelodge - 2111 Camino Del Llano	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/3/2019
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/3/2019
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/3/2019
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/10/2019
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/5/2019
28.07	Property		1	Travelodge - 1127 Pony Express Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/10/2019
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/5/2019
28.09	Property		1	Travelodge - 2680 Airport Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/9/2019
28.10	Property		1	Super 8 - 720 Royal Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/12/2019
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/5/2019
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/4/2019
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/22/2019
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/12/2019
28.15	Property		1	Travelodge - 1110 SE 4th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/11/2019
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/4/2019
28.17	Property		1	Travelodge - 800 W Laramie Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/9/2019
28.18	Property		1	Travelodge - 22 North Frontage Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/11/2019
28.19	Property		1	Travelodge - 123 Westvaco Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/10/2019
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/10/2019
28.21	Property		1	Travelodge - 1710 Jefferson Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/9/2019
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/8/2019
28.23	Property		1	Travelodge - 8233 Airline Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/8/2019
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/22/2019
28.25	Property		1	Travelodge - 707 East Webster Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/11/2019
28.26	Property		1	Travelodge - 777 West Hwy 21	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/10/2019
28.27	Property		1	Travelodge - 3522 North Highway 59	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/9/2019
28.28	Property		1	Travelodge - 108 6th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/9/2019
28.29	Property		1	Travelodge - 2200 E South Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/10/2019
28.30	Property		1	Travelodge - 128 South Willow Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/11/2019
28.31	Property		1	Travelodge - 1005 Highway 285	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/11/2019
28.32	Property		1	Days Inn - 3431 14th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/12/2019
28.33	Property		1	Travelodge - 2505 US 69	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/9/2019
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/15/2019
28.35	Property		1	Travelodge - 1706 North Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/5/2019
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/5/2019
28.37	Property		1	Travelodge - 1177 E 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/11/2019
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/8/2019
28.39	Property		1	Travelodge - 2407 East Holland Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/5/2019
28.40	Property		1	Travelodge - 620 Souder Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/8/2019
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/5/2019

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date (3)	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date (3)	Environmental Phase I Report Date
28.42	Property		1	Travelodge - 109 East Commerce Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/10/2019
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/22/2019
28.44	Property		1	Travelodge - 98 Moffat Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/11/2019
29.00	Loan	38	1	Atlas Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/31/2021
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/20/2021
31.00	Loan		1	Treat Plaza	2,856	6.4%	7/14/2024	Dollar Daze Plus	2,596	5.8%	7/31/2026	8/5/2021
32.00	Loan	41, 42, 43	1	Mulberry Office	5,852	11.4%	3/31/2023	C.H. Robinson Worldwide, Inc.	5,149	10.0%	7/31/2022	9/24/2021
33.00	Loan		1	Pasadena Technology Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/21/2021
34.00	Loan	44	1	Anchor Court Industrial	19,982	15.8%	8/31/2022	Octopus Holdings	19,072	15.1%	1/31/2026	9/30/2021
35.00	Loan		1	Willow Plaza	6,000	5.6%	1/31/2030	Central National Bank & Trust Co.	2,820	2.6%	12/31/2027	1/10/2020
36.00	Loan		1	Woods Crossing Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/18/2021
37.00	Loan		1	Aylett Crossing	4,000	5.7%	5/31/2026	Hanover Family Eye Care	3,000	4.3%	12/31/2023	6/2/2021
38.00	Loan		1	JO Borgen Plaza	1,635	6.2%	6/30/2025	Z Ultimate	1,588	6.1%	10/31/2024	9/16/2021
39.00	Loan		1	Clubside Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/18/2021
40.00	Loan	45	3	PA & IL Self Storage Portfolio
40.01	Property		1	Hermitage Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/11/2021
40.02	Property		1	Country View Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/11/2021
40.03	Property		1	The Attic Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/30/2021
41.00	Loan		4	Michigan 4 MHC Portfolio
41.01	Property		1	Harper Commons MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/28/2021
41.02	Property		1	Creekside Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2021
41.03	Property		1	Riverview Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/2/2021
41.04	Property		1	Flat Rock Terrace MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2021
42.00	Loan		1	Beach Bluff Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/18/2021
43.00	Loan	46	1	South Holland Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/4/2021
44.00	Loan		2	Walgreens & Rite Aid Portfolio
44.01	Property		1	Walgreens - Greenville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/2/2021
44.02	Property		1	Rite Aid - Flint	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/6/2021
45.00	Loan	47	1	Fulton Crossing	15,000	8.3%	1/31/2028	Advance Auto Parts	7,000	3.9%	12/1/2023	7/2/2021
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	4,000	5.1%	1/31/2024	1st Franklin Financial	2,275	2.9%	10/31/2022	9/24/2021
47.00	Loan		1	880 Acorn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/28/2021
48.00	Loan		1	2701 East Tioga Street	18,000	15.4%	9/30/2023	D&M Associates	9,000	7.7%	11/30/2022	8/20/2021
49.00	Loan		2	MM Retail Portfolio
49.01	Property		1	Dixon Boulevard Shops - Shelby	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/3/2021
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/3/2021
50.00	Loan	48	1	29 West 27th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/4/2021
51.00	Loan		1	506 E 6th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/22/2021
52.00	Loan		1	Walgreens - Socorro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/19/2021
53.00	Loan		1	Byrd’s Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9/22/2021
54.00	Loan		1	Farmington CVS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/4/2021
55.00	Loan	49, 50	1	Walnut Creek Plaza	4,037	11.0%	1/31/2026	Shoe Show	3,200	8.7%	1/31/2025	9/24/2021
56.00	Loan		1	CVS Moody	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/20/2021
57.00	Loan		1	Northcreek Medical Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/11/2021
58.00	Loan		1	Murfreesboro CVS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9/22/2021
59.00	Loan		1	300 Lombard Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/4/2021
60.00	Loan	51	1	DaVita - Boiling Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/10/2021
61.00	Loan		1	Donaldson Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/7/2021

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)
1.00	Loan		1	1201 Lake Robbins	NAP	9/7/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.00	Loan	1, 2	1	17 West Miami	NAP	10/15/2021	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio
3.01	Property		1	The Hague	NAP	6/7/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.02	Property		1	The Galleries of Syracuse	NAP	6/7/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
4.00	Loan	6	3	TLR Portfolio
4.01	Property		1	Bahia Apartments	NAP	10/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
4.02	Property		1	Royal Breeze Apartments	NAP	10/27/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
4.03	Property		1	Lenox Place Apartments	NAP	10/27/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.00	Loan		8	OmniMax Industrial Portfolio II
5.01	Property		1	OmniMax - Lancaster	NAP	4/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.02	Property		1	OmniMax - Nappanee	NAP	4/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.03	Property		1	OmniMax - Gridley	NAP	4/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.04	Property		1	OmniMax - Bristol	NAP	4/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.05	Property		1	OmniMax - Jackson	NAP	4/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.06	Property		1	OmniMax - Mansfield	NAP	4/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.07	Property		1	OmniMax - Spokane	NAP	4/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.08	Property		1	OmniMax - Marshfield	NAP	4/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6.00	Loan	7, 8, 9	1	980 Madison	NAP	5/24/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	NAP	9/5/2021	9/15/2021	10%	No	Fee	NAP	NAP	NAP	NAP
8.00	Loan	16	29	ExchangeRight 49
8.01	Property		1	Valspar Industrial - Massillon, OH	7/27/2021	6/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	NAP	6/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	NAP	7/7/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.04	Property		1	Walgreens - Hesperia, CA	NAP	6/30/2021	7/22/2021	8%	No	Fee	NAP	NAP	NAP	NAP
8.05	Property		1	Hobby Lobby - Huber Heights, OH	NAP	5/10/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.06	Property		1	Hobby Lobby - Christiansburg, VA	NAP	7/26/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.07	Property		1	Walgreens - Saint Joseph, MO	NAP	7/8/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.08	Property		1	CVS Pharmacy - Waukegan, IL	NAP	6/23/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.09	Property		1	Walgreens - Galesburg, IL	NAP	7/7/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.10	Property		1	Verizon Wireless - Bristol, VA	NAP	7/26/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	NAP	5/27/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.12	Property		1	Walgreens - Indianapolis, IN	NAP	6/11/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	NAP	7/7/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.14	Property		1	Dollar General - Auburn, ME	NAP	5/26/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.15	Property		1	Dollar General - Penns Grove, NJ	NAP	7/14/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.16	Property		1	Dollar General - Brunswick, GA	NAP	7/19/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.17	Property		1	Dollar General - Romulus, MI	NAP	4/29/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.18	Property		1	Dollar General - East Windsor, CT	NAP	7/9/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.19	Property		1	Dollar General - Grand Rapids, MI	NAP	7/14/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.20	Property		1	Dollar General - Lansing, MI	NAP	4/30/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.21	Property		1	Dollar Tree - Christiansburg, VA	NAP	7/26/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.22	Property		1	Dollar General - Hammond, LA	NAP	7/1/2021	NAP	NAP	Yes	Fee	NAP	NAP	NAP	NAP
8.23	Property		1	Dollar General - Allen Park, MI	NAP	7/14/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.24	Property		1	Dollar General - Westland, MI	NAP	7/29/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.25	Property		1	Dollar General - Jackson, MI	NAP	6/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.26	Property		1	Dollar General - Battle Creek, MI	NAP	6/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.27	Property		1	Dollar General - Wyoming, MI	NAP	6/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.28	Property		1	Dollar General - Temple, TX	NAP	7/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.29	Property		1	Dollar General - Prattville, AL	NAP	7/26/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	NAP	9/7/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.00	Loan		12	SSA Midwest MHC Portfolio
10.01	Property		1	Twin Meadows	NAP	8/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.02	Property		1	Werner Hancock	NAP	8/3/2021	NAP	NAP	Yes	Fee	NAP	NAP	NAP	NAP
10.03	Property		1	Pleasant Valley	NAP	8/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.04	Property		1	Whispering Pines	NAP	3/10/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.05	Property		1	Bellevue	NAP	8/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.06	Property		1	Edgewood	NAP	8/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.07	Property		1	Wildwood	NAP	8/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.08	Property		1	Gaslight	NAP	8/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.09	Property		1	Huron	NAP	8/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)
10.10	Property		1	Camelot South	NAP	8/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.11	Property		1	Rivers Bend	NAP	8/3/2021	NAP	NAP	Yes	Fee	NAP	NAP	NAP	NAP
10.12	Property		1	Valley View	NAP	8/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
11.00	Loan	21	1	Meadowood Mall	NAP	10/15/2021	10/29/2021	12%	No	Fee	NAP	NAP	NAP	NAP
12.00	Loan	23	1	Highland Village Plaza	NAP	Various	6/23/2021	15%	No	Fee	NAP	NAP	NAP	NAP
13.00	Loan	23, 24, 25	1	Poplar Run	NAP	10/18/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14.00	Loan	26, 27	1	Tech Ridge Office Park	NAP	10/19/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
15.00	Loan		1	StorQuest Thousand Oaks	NAP	9/29/2021	9/29/2021	9%	No	Fee	NAP	NAP	NAP	NAP
16.00	Loan	28	3	Hamilton Apartment Portfolio
16.01	Property		1	Cardinal Creek	NAP	8/4/2021	NAP	NAP	No	Leasehold	7/31/2119	2 times	285,504	Yes
16.02	Property		1	Courtship Village	NAP	8/4/2021	NAP	NAP	Yes	Leasehold	7/31/2119	2 times	214,128	Yes
16.03	Property		1	Kingswood Court	NAP	8/4/2021	NAP	NAP	No	Leasehold	7/31/2119	2 times	142,752	Yes
17.00	Loan	29, 30	1	Martin Village	NAP	11/14/2019	11/22/2019	5%	No	Fee	NAP	NAP	NAP	NAP
18.00	Loan		1	35 South Service	NAP	10/25/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
19.00	Loan	31	1	Woodlands Village Self Storage	NAP	9/24/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.00	Loan		1	Village East Shopping Center	NAP	9/3/2021	8/6/2021	10%	No	Fee	NAP	NAP	NAP	NAP
21.00	Loan		1	Brittany Woods Townhomes	NAP	9/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
22.00	Loan		1	Cabela’s - Mitchell	NAP	11/6/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.00	Loan		1	CLC - Premier Self Storage	NAP	9/27/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio
24.01	Property		1	Crescent Park	NAP	9/29/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.02	Property		1	8390 Champions Gate	NAP	9/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	NAP	9/7/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
26.00	Loan	35	1	Shoppes on University	NAP	1/23/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
27.00	Loan		3	Las Vegas MF Portfolio
27.01	Property		1	Olive Properties	NAP	8/6/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
27.02	Property		1	Fremont Gardens	NAP	8/5/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
27.03	Property		1	Casa Bonita Apartments	NAP	8/4/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	NAP	4/19/2019	NAP	NAP	No	Fee/Leasehold	1/30/2028	None	30,000	No
28.02	Property		1	Travelodge - 2111 Camino Del Llano	NAP	4/5/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	NAP	4/4/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	NAP	4/2/2019	11/26/2019	5%	No	Fee	NAP	NAP	NAP	NAP
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	NAP	4/22/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	NAP	4/5/2019	11/26/2019	9%	No	Fee	NAP	NAP	NAP	NAP
28.07	Property		1	Travelodge - 1127 Pony Express Highway	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	NAP	4/18/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.09	Property		1	Travelodge - 2680 Airport Road	NAP	4/10/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.10	Property		1	Super 8 - 720 Royal Parkway	NAP	4/22/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	NAP	4/18/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	NAP	4/5/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	NAP	4/23/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	NAP	4/22/2019	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
28.15	Property		1	Travelodge - 1110 SE 4th Street	NAP	4/22/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	NAP	4/2/2019	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
28.17	Property		1	Travelodge - 800 W Laramie Street	NAP	4/9/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.18	Property		1	Travelodge - 22 North Frontage Road	NAP	4/23/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.19	Property		1	Travelodge - 123 Westvaco Road	NAP	4/22/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	NAP	4/4/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.21	Property		1	Travelodge - 1710 Jefferson Street	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	NAP	4/18/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.23	Property		1	Travelodge - 8233 Airline Highway	NAP	4/9/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	NAP	4/22/2019	11/26/2019	7%	No	Fee	NAP	NAP	NAP	NAP
28.25	Property		1	Travelodge - 707 East Webster Street	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.26	Property		1	Travelodge - 777 West Hwy 21	NAP	4/19/2019	NAP	NAP	Yes - D	Fee	NAP	NAP	NAP	NAP
28.27	Property		1	Travelodge - 3522 North Highway 59	NAP	4/18/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.28	Property		1	Travelodge - 108 6th Avenue	NAP	4/5/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.29	Property		1	Travelodge - 2200 E South Avenue	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.30	Property		1	Travelodge - 128 South Willow Road	NAP	4/19/2019	NAP	NAP	Yes - AO	Fee	NAP	NAP	NAP	NAP
28.31	Property		1	Travelodge - 1005 Highway 285	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.32	Property		1	Days Inn - 3431 14th Avenue	NAP	4/22/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.33	Property		1	Travelodge - 2505 US 69	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	NAP	4/11/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.35	Property		1	Travelodge - 1706 North Park Drive	NAP	4/19/2019	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	NAP	4/18/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.37	Property		1	Travelodge - 1177 E 16th Street	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	NAP	4/8/2019	10/8/2019	8%	No	Fee	NAP	NAP	NAP	NAP
28.39	Property		1	Travelodge - 2407 East Holland Avenue	NAP	4/5/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.40	Property		1	Travelodge - 620 Souder Road	NAP	4/11/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	NAP	4/18/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)
28.42	Property		1	Travelodge - 109 East Commerce Street	NAP	4/19/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	NAP	4/8/2019	10/8/2019	4%	No	Fee	NAP	NAP	NAP	NAP
28.44	Property		1	Travelodge - 98 Moffat Avenue	NAP	4/22/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
29.00	Loan	38	1	Atlas Industrial	NAP	6/3/2021	NAP	NAP	No	Leasehold	11/1/2120	NAP	3/25/1960	Yes
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	NAP	10/20/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
31.00	Loan		1	Treat Plaza	NAP	8/5/2021	8/5/2021	10%	No	Fee	NAP	NAP	NAP	NAP
32.00	Loan	41, 42, 43	1	Mulberry Office	NAP	9/24/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
33.00	Loan		1	Pasadena Technology Center	NAP	10/15/2021	10/14/2021	16%	No	Fee	NAP	NAP	NAP	NAP
34.00	Loan	44	1	Anchor Court Industrial	NAP	9/30/2021	9/30/2021	14%	No	Fee	NAP	NAP	NAP	NAP
35.00	Loan		1	Willow Plaza	NAP	1/3/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
36.00	Loan		1	Woods Crossing Apartments	NAP	8/18/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
37.00	Loan		1	Aylett Crossing	NAP	6/2/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
38.00	Loan		1	JO Borgen Plaza	NAP	9/20/2021	9/21/2021	5%	Yes	Fee	NAP	NAP	NAP	NAP
39.00	Loan		1	Clubside Apartments	NAP	8/18/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
40.00	Loan	45	3	PA & IL Self Storage Portfolio
40.01	Property		1	Hermitage Storage Portfolio	NAP	8/11/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
40.02	Property		1	Country View Storage	NAP	8/11/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
40.03	Property		1	The Attic Self Storage	NAP	8/30/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
41.00	Loan		4	Michigan 4 MHC Portfolio
41.01	Property		1	Harper Commons MHC	NAP	7/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
41.02	Property		1	Creekside Estates MHC	NAP	7/26/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
41.03	Property		1	Riverview Estates MHC	NAP	7/30/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
41.04	Property		1	Flat Rock Terrace MHC	NAP	7/27/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
42.00	Loan		1	Beach Bluff Apartments	NAP	8/18/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
43.00	Loan	46	1	South Holland Industrial	NAP	8/4/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
44.00	Loan		2	Walgreens & Rite Aid Portfolio
44.01	Property		1	Walgreens - Greenville	NAP	7/6/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
44.02	Property		1	Rite Aid - Flint	NAP	7/2/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
45.00	Loan	47	1	Fulton Crossing	NAP	7/2/2021	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	NAP	9/21/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
47.00	Loan		1	880 Acorn	NAP	5/26/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
48.00	Loan		1	2701 East Tioga Street	NAP	8/20/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
49.00	Loan		2	MM Retail Portfolio
49.01	Property		1	Dixon Boulevard Shops - Shelby	NAP	6/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville	NAP	6/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
50.00	Loan	48	1	29 West 27th Street	NAP	10/7/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
51.00	Loan		1	506 E 6th Street	NAP	10/22/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
52.00	Loan		1	Walgreens - Socorro	NAP	5/17/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
53.00	Loan		1	Byrd’s Mini Storage	NAP	9/20/2021 and 9/21/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
54.00	Loan		1	Farmington CVS	NAP	9/30/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
55.00	Loan	49, 50	1	Walnut Creek Plaza	NAP	9/24/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
56.00	Loan		1	CVS Moody	NAP	8/19/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
57.00	Loan		1	Northcreek Medical Office	NAP	10/11/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
58.00	Loan		1	Murfreesboro CVS	NAP	9/21/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
59.00	Loan		1	300 Lombard Street	NAP	10/6/2021	10/8/2021	10%	No	Fee	NAP	NAP	NAP	NAP
60.00	Loan	51	1	DaVita - Boiling Springs	NAP	8/10/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
61.00	Loan		1	Donaldson Self Storage	NAP	10/7/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
1.00	Loan		1	1201 Lake Robbins	0	Springing	0	Springing	0	Springing
2.00	Loan	1, 2	1	17 West Miami	0	41,596	65,848	7,316	0	1,713
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	162,912	38,789	44,612	10,622	0	8,095
3.01	Property		1	The Hague
3.02	Property		1	The Galleries of Syracuse
4.00	Loan	6	3	TLR Portfolio	77,287	77,287	282,923	28,292	0	14,333
4.01	Property		1	Bahia Apartments
4.02	Property		1	Royal Breeze Apartments
4.03	Property		1	Lenox Place Apartments
5.00	Loan		8	OmniMax Industrial Portfolio II	0	Springing	0	Springing	0	Springing
5.01	Property		1	OmniMax - Lancaster
5.02	Property		1	OmniMax - Nappanee
5.03	Property		1	OmniMax - Gridley
5.04	Property		1	OmniMax - Bristol
5.05	Property		1	OmniMax - Jackson
5.06	Property		1	OmniMax - Mansfield
5.07	Property		1	OmniMax - Spokane
5.08	Property		1	OmniMax - Marshfield
6.00	Loan	7, 8, 9	1	980 Madison	0	Springing	0	Springing	0	Springing
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	235,557	23,556	23,017	2,877	0	1,328
8.00	Loan	16	29	ExchangeRight 49	483,162	91,275	0	Springing	305,914	3,973
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.10	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.20	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	59,308	29,654	0	Springing	660,000	1,822
10.00	Loan		12	SSA Midwest MHC Portfolio	87,739	16,712	18,642	5,918	0	5,664
10.01	Property		1	Twin Meadows
10.02	Property		1	Werner Hancock
10.03	Property		1	Pleasant Valley
10.04	Property		1	Whispering Pines
10.05	Property		1	Bellevue
10.06	Property		1	Edgewood
10.07	Property		1	Wildwood
10.08	Property		1	Gaslight
10.09	Property		1	Huron

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
10.10	Property		1	Camelot South
10.11	Property		1	Rivers Bend
10.12	Property		1	Valley View
11.00	Loan	21	1	Meadowood Mall	0	Springing	0	Springing	3,000,000	Springing
12.00	Loan	23	1	Highland Village Plaza	138,306	23,051	13,062	6,531	0	3,051
13.00	Loan	23, 24, 25	1	Poplar Run	47,841	23,921	0	Springing	0	3,102
14.00	Loan	26, 27	1	Tech Ridge Office Park	256,543	28,505	113,126	18,854	0	11,561
15.00	Loan		1	StorQuest Thousand Oaks	0	Springing	0	Springing	0	895
16.00	Loan	28	3	Hamilton Apartment Portfolio	120,044	24,009	39,805	0	1,000,000	9,438
16.01	Property		1	Cardinal Creek
16.02	Property		1	Courtship Village
16.03	Property		1	Kingswood Court
17.00	Loan	29, 30	1	Martin Village	77,586	18,473	4,419	2,104	0	1,494
18.00	Loan		1	35 South Service	63,144	31,572	34,047	5,675	0	603
19.00	Loan	31	1	Woodlands Village Self Storage	7,630	7,630	14,380	1,438	0	921
20.00	Loan		1	Village East Shopping Center	276,814	23,068	31,150	2,596	1,000,000	1,129
21.00	Loan		1	Brittany Woods Townhomes	187,061	23,383	6,693	1,673	0	1,438
22.00	Loan		1	Cabela’s - Mitchell	0	Springing	3,437	1,322	0	Springing
23.00	Loan		1	CLC - Premier Self Storage	29,568	9,856	0	Springing	0	1,204
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	38,676	24,172	19,798	5,500	74,856	2,128
24.01	Property		1	Crescent Park
24.02	Property		1	8390 Champions Gate
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	26,777	13,126	22,562	2,458	0	10,690
26.00	Loan	35	1	Shoppes on University	167,690	27,948	21,645	7,215	0	1,411
27.00	Loan		3	Las Vegas MF Portfolio	18,993	4,522	14,039	4,457	500,000	4,063
27.01	Property		1	Olive Properties
27.02	Property		1	Fremont Gardens
27.03	Property		1	Casa Bonita Apartments
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	436,502	160,955	790,391	116,681	0	235,965
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 SE 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 W Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 E South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
28.37	Property		1	Travelodge - 1177 E 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29.00	Loan	38	1	Atlas Industrial	0	Springing	0	Springing	0	2,377
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	0	6,937	2,410	2,410	0	Springing
31.00	Loan		1	Treat Plaza	65,583	9,369	0	Springing	0	Springing
32.00	Loan	41, 42, 43	1	Mulberry Office	9,082	9,082	26,386	2,199	0	858
33.00	Loan		1	Pasadena Technology Center	28,364	5,403	1,679	800	0	395
34.00	Loan	44	1	Anchor Court Industrial	26,321	Springing	22,049	Springing	0	1,583
35.00	Loan		1	Willow Plaza	13,231	6,615	9,577	1,368	0	1,351
36.00	Loan		1	Woods Crossing Apartments	54,685	4,557	0	0	0	2,152
37.00	Loan		1	Aylett Crossing	32,727	5,455	6,024	1,506	0	1,170
38.00	Loan		1	JO Borgen Plaza	10,322	5,146	3,252	1,681	0	327
39.00	Loan		1	Clubside Apartments	78,559	6,547	0	0	0	1,866
40.00	Loan	45	3	PA & IL Self Storage Portfolio	25,042	5,008	13,927	1,474	0	1,904
40.01	Property		1	Hermitage Storage Portfolio
40.02	Property		1	Country View Storage
40.03	Property		1	The Attic Self Storage
41.00	Loan		4	Michigan 4 MHC Portfolio	41,868	7,975	14,293	1,945	200,000	1,500
41.01	Property		1	Harper Commons MHC
41.02	Property		1	Creekside Estates MHC
41.03	Property		1	Riverview Estates MHC
41.04	Property		1	Flat Rock Terrace MHC
42.00	Loan		1	Beach Bluff Apartments	82,586	6,882	249	0	0	2,090
43.00	Loan	46	1	South Holland Industrial	42,327	20,156	4,179	3,980	0	0
44.00	Loan		2	Walgreens & Rite Aid Portfolio	0	Springing	2,902	806	0	216
44.01	Property		1	Walgreens - Greenville
44.02	Property		1	Rite Aid - Flint
45.00	Loan	47	1	Fulton Crossing	122,715	11,156	17,356	8,678	0	2,249
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	7,672	7,307	4,822	2,296	0	979
47.00	Loan		1	880 Acorn	0	Springing	0	Springing	0	1,085
48.00	Loan		1	2701 East Tioga Street	26,554	2,810	13,781	2,187	0	1,073
49.00	Loan		2	MM Retail Portfolio	51,759	5,751	1,726	863	0	Springing
49.01	Property		1	Dixon Boulevard Shops - Shelby
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville
50.00	Loan	48	1	29 West 27th Street	59,258	11,287	2,330	1,109	0	160
51.00	Loan		1	506 E 6th Street	0	9,670	0	350	0	233
52.00	Loan		1	Walgreens - Socorro	0	Springing	0	Springing	0	Springing
53.00	Loan		1	Byrd’s Mini Storage	2,943	2,803	2,541	1,210	0	600
54.00	Loan		1	Farmington CVS	0	Springing	0	Springing	0	Springing
55.00	Loan	49, 50	1	Walnut Creek Plaza	4,061	4,061	1,972	986	120,000	458
56.00	Loan		1	CVS Moody	0	Springing	273	Springing	0	Springing
57.00	Loan		1	Northcreek Medical Office	0	3,664	577	550	0	213
58.00	Loan		1	Murfreesboro CVS	0	Springing	0	Springing	0	Springing
59.00	Loan		1	300 Lombard Street	9,334	4,667	0	Springing	0	132
60.00	Loan	51	1	DaVita - Boiling Springs	0	Springing	1,253	482	0	94
61.00	Loan		1	Donaldson Self Storage	16,198	1,396	3,663	482	0	395

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)
1.00	Loan		1	1201 Lake Robbins	0	0
2.00	Loan	1, 2	1	17 West Miami	61,661	412,535
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	0	500,000
3.01	Property		1	The Hague
3.02	Property		1	The Galleries of Syracuse
4.00	Loan	6	3	TLR Portfolio	0	0
4.01	Property		1	Bahia Apartments
4.02	Property		1	Royal Breeze Apartments
4.03	Property		1	Lenox Place Apartments
5.00	Loan		8	OmniMax Industrial Portfolio II	0	0
5.01	Property		1	OmniMax - Lancaster
5.02	Property		1	OmniMax - Nappanee
5.03	Property		1	OmniMax - Gridley
5.04	Property		1	OmniMax - Bristol
5.05	Property		1	OmniMax - Jackson
5.06	Property		1	OmniMax - Mansfield
5.07	Property		1	OmniMax - Spokane
5.08	Property		1	OmniMax - Marshfield
6.00	Loan	7, 8, 9	1	980 Madison	0	0
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	47,801	0
8.00	Loan	16	29	ExchangeRight 49	0	500,000
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.10	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.20	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	An upfront Replacement Reserve totaling $660K. If this reserve is depleted then the Replacement Reserve is replenished back to the cap at $0.20 PFS. Once the roof replacement is complete per the PCA, the Replacement Reserve Cap is reduced to $125,000 and replenished if used at $0.20 PFS.	0
10.00	Loan		12	SSA Midwest MHC Portfolio	0	0
10.01	Property		1	Twin Meadows
10.02	Property		1	Werner Hancock
10.03	Property		1	Pleasant Valley
10.04	Property		1	Whispering Pines
10.05	Property		1	Bellevue
10.06	Property		1	Edgewood
10.07	Property		1	Wildwood
10.08	Property		1	Gaslight
10.09	Property		1	Huron

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)
10.10	Property		1	Camelot South
10.11	Property		1	Rivers Bend
10.12	Property		1	Valley View
11.00	Loan	21	1	Meadowood Mall	228,420	0
12.00	Loan	23	1	Highland Village Plaza	109,818	500,000
13.00	Loan	23, 24, 25	1	Poplar Run	111,661	500,000
14.00	Loan	26, 27	1	Tech Ridge Office Park	0	850,000
15.00	Loan		1	StorQuest Thousand Oaks	32,207	0
16.00	Loan	28	3	Hamilton Apartment Portfolio	0	0
16.01	Property		1	Cardinal Creek
16.02	Property		1	Courtship Village
16.03	Property		1	Kingswood Court
17.00	Loan	29, 30	1	Martin Village	0	0
18.00	Loan		1	35 South Service	NAP	0
19.00	Loan	31	1	Woodlands Village Self Storage	33,156	0
20.00	Loan		1	Village East Shopping Center	0	400,000
21.00	Loan		1	Brittany Woods Townhomes	0	0
22.00	Loan		1	Cabela’s - Mitchell	0	0
23.00	Loan		1	CLC - Premier Self Storage	0	0
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	0	425,000
24.01	Property		1	Crescent Park
24.02	Property		1	8390 Champions Gate
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	0	0
26.00	Loan	35	1	Shoppes on University	0	150,000
27.00	Loan		3	Las Vegas MF Portfolio	0	0
27.01	Property		1	Olive Properties
27.02	Property		1	Fremont Gardens
27.03	Property		1	Casa Bonita Apartments
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	0	0
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 SE 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 W Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 E South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
28.37	Property		1	Travelodge - 1177 E 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast

A-1-44

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29.00	Loan	38	1	Atlas Industrial	142,604	0
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	0	0
31.00	Loan		1	Treat Plaza	22,716	150,000
32.00	Loan	41, 42, 43	1	Mulberry Office	0	250,000
33.00	Loan		1	Pasadena Technology Center	23,714	200,000
34.00	Loan	44	1	Anchor Court Industrial	0	0
35.00	Loan		1	Willow Plaza	80,000	0
36.00	Loan		1	Woods Crossing Apartments	0	0
37.00	Loan		1	Aylett Crossing	31,580	0
38.00	Loan		1	JO Borgen Plaza	0	0
39.00	Loan		1	Clubside Apartments	0	0
40.00	Loan	45	3	PA & IL Self Storage Portfolio	0	0
40.01	Property		1	Hermitage Storage Portfolio
40.02	Property		1	Country View Storage
40.03	Property		1	The Attic Self Storage
41.00	Loan		4	Michigan 4 MHC Portfolio	0	0
41.01	Property		1	Harper Commons MHC
41.02	Property		1	Creekside Estates MHC
41.03	Property		1	Riverview Estates MHC
41.04	Property		1	Flat Rock Terrace MHC
42.00	Loan		1	Beach Bluff Apartments	0	0
43.00	Loan	46	1	South Holland Industrial	0	0
44.00	Loan		2	Walgreens & Rite Aid Portfolio	20,000	0
44.01	Property		1	Walgreens - Greenville
44.02	Property		1	Rite Aid - Flint
45.00	Loan	47	1	Fulton Crossing	0	0
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	0	0
47.00	Loan		1	880 Acorn	0	0
48.00	Loan		1	2701 East Tioga Street	0	0
49.00	Loan		2	MM Retail Portfolio	0	0
49.01	Property		1	Dixon Boulevard Shops - Shelby
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville
50.00	Loan	48	1	29 West 27th Street	0	50,000
51.00	Loan		1	506 E 6th Street	0	0
52.00	Loan		1	Walgreens - Socorro	0	0
53.00	Loan		1	Byrd’s Mini Storage	0	0
54.00	Loan		1	Farmington CVS	0	0
55.00	Loan	49, 50	1	Walnut Creek Plaza	0	0
56.00	Loan		1	CVS Moody	0	0
57.00	Loan		1	Northcreek Medical Office	12,750	0
58.00	Loan		1	Murfreesboro CVS	0	0
59.00	Loan		1	300 Lombard Street	0	200,000
60.00	Loan	51	1	DaVita - Boiling Springs	0	0
61.00	Loan		1	Donaldson Self Storage	0	0

A-1-45

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)
1.00	Loan		1	1201 Lake Robbins	Springing	0	0	0	0
2.00	Loan	1, 2	1	17 West Miami	2,631	94,719	0	0	0
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	40,477	2,000,000	0	0	0
3.01	Property		1	The Hague
3.02	Property		1	The Galleries of Syracuse
4.00	Loan	6	3	TLR Portfolio	0	0	0	0	0
4.01	Property		1	Bahia Apartments
4.02	Property		1	Royal Breeze Apartments
4.03	Property		1	Lenox Place Apartments
5.00	Loan		8	OmniMax Industrial Portfolio II	Springing	0	0	0	0
5.01	Property		1	OmniMax - Lancaster
5.02	Property		1	OmniMax - Nappanee
5.03	Property		1	OmniMax - Gridley
5.04	Property		1	OmniMax - Bristol
5.05	Property		1	OmniMax - Jackson
5.06	Property		1	OmniMax - Mansfield
5.07	Property		1	OmniMax - Spokane
5.08	Property		1	OmniMax - Marshfield
6.00	Loan	7, 8, 9	1	980 Madison	Springing	0	0	0	0
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	1,743	83,762	0	0	0
8.00	Loan	16	29	ExchangeRight 49	Springing	0	0	0	0
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.10	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.20	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	$13,662.00 (Commencing on the May 6, 2026, and on each Payment Date thereafter until the Loan is either paid or defeased in full in accordance with the Loan Agreement)	0	0	0	0
10.00	Loan		12	SSA Midwest MHC Portfolio	0	0	0	0	0
10.01	Property		1	Twin Meadows
10.02	Property		1	Werner Hancock
10.03	Property		1	Pleasant Valley
10.04	Property		1	Whispering Pines
10.05	Property		1	Bellevue
10.06	Property		1	Edgewood
10.07	Property		1	Wildwood
10.08	Property		1	Gaslight
10.09	Property		1	Huron

A-1-46

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)
10.10	Property		1	Camelot South
10.11	Property		1	Rivers Bend
10.12	Property		1	Valley View
11.00	Loan	21	1	Meadowood Mall	76,140	0	0	0	0
12.00	Loan	23	1	Highland Village Plaza	Springing	500,000	0	0	0
13.00	Loan	23, 24, 25	1	Poplar Run	16,749	1,000,000	0	0	0
14.00	Loan	26, 27	1	Tech Ridge Office Park	20,651	1,250,000	0	0	0
15.00	Loan		1	StorQuest Thousand Oaks	0	0	0	0	0
16.00	Loan	28	3	Hamilton Apartment Portfolio	0	0	0	0	0
16.01	Property		1	Cardinal Creek
16.02	Property		1	Courtship Village
16.03	Property		1	Kingswood Court
17.00	Loan	29, 30	1	Martin Village	4,980	0	0	0	0
18.00	Loan		1	35 South Service	$3,615.58 (Commencing on the forty-ninth (49th) Payment Date, and on each Payment Date thereafter until the Loan is either paid or defeased in full in accordance with the Loan Agreement)	0	0	0	0
19.00	Loan	31	1	Woodlands Village Self Storage	0	0	0	0	0
20.00	Loan		1	Village East Shopping Center	Springing	400,000	0	0	0
21.00	Loan		1	Brittany Woods Townhomes	0	0	0	0	0
22.00	Loan		1	Cabela’s - Mitchell	Springing	0	0	0	0
23.00	Loan		1	CLC - Premier Self Storage	0	0	0	0	0
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	13,297	0	0	0	0
24.01	Property		1	Crescent Park
24.02	Property		1	8390 Champions Gate
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	0	0	0	0	0
26.00	Loan	35	1	Shoppes on University	7,051	0	0	0	0
27.00	Loan		3	Las Vegas MF Portfolio	0	0	0	0	0
27.01	Property		1	Olive Properties
27.02	Property		1	Fremont Gardens
27.03	Property		1	Casa Bonita Apartments
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	0	0	0	0	0
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 SE 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 W Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 E South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
28.37	Property		1	Travelodge - 1177 E 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast

A-1-47

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29.00	Loan	38	1	Atlas Industrial	7,130	0	0	0	0
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	0	0	0	0	0
31.00	Loan		1	Treat Plaza	3,710	150,000	0	0	0
32.00	Loan	41, 42, 43	1	Mulberry Office	4,290	425,000	0	0	0
33.00	Loan		1	Pasadena Technology Center	1,976	0	0	0	0
34.00	Loan	44	1	Anchor Court Industrial	0	0	0	0	0
35.00	Loan		1	Willow Plaza	4,504	275,000	0	0	0
36.00	Loan		1	Woods Crossing Apartments	0	0	0	0	0
37.00	Loan		1	Aylett Crossing	3,216	0	0	0	0
38.00	Loan		1	JO Borgen Plaza	3,273	0	0	0	0
39.00	Loan		1	Clubside Apartments	0	0	0	0	0
40.00	Loan	45	3	PA & IL Self Storage Portfolio	0	0	0	0	0
40.01	Property		1	Hermitage Storage Portfolio
40.02	Property		1	Country View Storage
40.03	Property		1	The Attic Self Storage
41.00	Loan		4	Michigan 4 MHC Portfolio	0	0	0	0	0
41.01	Property		1	Harper Commons MHC
41.02	Property		1	Creekside Estates MHC
41.03	Property		1	Riverview Estates MHC
41.04	Property		1	Flat Rock Terrace MHC
42.00	Loan		1	Beach Bluff Apartments	0	0	0	0	0
43.00	Loan	46	1	South Holland Industrial	0	0	0	0	0
44.00	Loan		2	Walgreens & Rite Aid Portfolio	1,080	51,840	0	0	0
44.01	Property		1	Walgreens - Greenville
44.02	Property		1	Rite Aid - Flint
45.00	Loan	47	1	Fulton Crossing	5,997	0	0	0	0
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	4,570	274,211	0	0	0
47.00	Loan		1	880 Acorn	1,627	0	0	0	0
48.00	Loan		1	2701 East Tioga Street	6,831	0	0	0	0
49.00	Loan		2	MM Retail Portfolio	Springing	0	0	0	0
49.01	Property		1	Dixon Boulevard Shops - Shelby
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville
50.00	Loan	48	1	29 West 27th Street	Springing	50,000	0	0	0
51.00	Loan		1	506 E 6th Street	0	0	0	0	0
52.00	Loan		1	Walgreens - Socorro	Springing	0	0	0	0
53.00	Loan		1	Byrd’s Mini Storage	0	0	0	0	0
54.00	Loan		1	Farmington CVS	0	0	0	0	0
55.00	Loan	49, 50	1	Walnut Creek Plaza	3,056	183,370	0	0	0
56.00	Loan		1	CVS Moody	0	0	0	0	0
57.00	Loan		1	Northcreek Medical Office	2,054	0	0	0	0
58.00	Loan		1	Murfreesboro CVS	0	0	0	0	0
59.00	Loan		1	300 Lombard Street	Springing	200,000	0	0	0
60.00	Loan	51	1	DaVita - Boiling Springs	625	0	0	0	0
61.00	Loan		1	Donaldson Self Storage	0	0	0	0	0

A-1-48

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)
1.00	Loan		1	1201 Lake Robbins	0	0	0	NAP	0
2.00	Loan	1, 2	1	17 West Miami	0	0	0	NAP	0
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	454,850	0	0	NAP	0
3.01	Property		1	The Hague
3.02	Property		1	The Galleries of Syracuse
4.00	Loan	6	3	TLR Portfolio	0	2,500,000	0	Holdback Reserve Funds	0
4.01	Property		1	Bahia Apartments
4.02	Property		1	Royal Breeze Apartments
4.03	Property		1	Lenox Place Apartments
5.00	Loan		8	OmniMax Industrial Portfolio II	0	0	0	NAP	0
5.01	Property		1	OmniMax - Lancaster
5.02	Property		1	OmniMax - Nappanee
5.03	Property		1	OmniMax - Gridley
5.04	Property		1	OmniMax - Bristol
5.05	Property		1	OmniMax - Jackson
5.06	Property		1	OmniMax - Mansfield
5.07	Property		1	OmniMax - Spokane
5.08	Property		1	OmniMax - Marshfield
6.00	Loan	7, 8, 9	1	980 Madison	0	1,915,068	0	Unfunded Obligation Funds	0
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	0	883,702	0	Rent Concession Funds ($266,937.00); Existing TI/LC Obligations Reserve ($616,765.15)	0
8.00	Loan	16	29	ExchangeRight 49	327,115	1,861,374	0	CVS Prepaid Rent Reserve ($1,846,374); Existing TI/LC Reserve ($15,000)	0
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.10	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.20	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	0	300,000	0	Aegis TI/LC Reserve	0
10.00	Loan		12	SSA Midwest MHC Portfolio	490,866	250,000	0	Sewer Reserve	0
10.01	Property		1	Twin Meadows
10.02	Property		1	Werner Hancock
10.03	Property		1	Pleasant Valley
10.04	Property		1	Whispering Pines
10.05	Property		1	Bellevue
10.06	Property		1	Edgewood
10.07	Property		1	Wildwood
10.08	Property		1	Gaslight
10.09	Property		1	Huron

A-1-49

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)
10.10	Property		1	Camelot South
10.11	Property		1	Rivers Bend
10.12	Property		1	Valley View
11.00	Loan	21	1	Meadowood Mall	0	0	0	NAP	0
12.00	Loan	23	1	Highland Village Plaza	0	0	0	NAP	0
13.00	Loan	23, 24, 25	1	Poplar Run	0	200,000	0	Free Rent Reserve	0
14.00	Loan	26, 27	1	Tech Ridge Office Park	43,830	58,772	0	Free Rent Reserve	0
15.00	Loan		1	StorQuest Thousand Oaks	0	0	0	NAP	0
16.00	Loan	28	3	Hamilton Apartment Portfolio	578,408	564,161	54,603	Radon Reserve Fund (Upfront: $345,750), Ground Lease Reserve Fund (Upfront: $218,410.85; Monthly: $54,603)	0
16.01	Property		1	Cardinal Creek
16.02	Property		1	Courtship Village
16.03	Property		1	Kingswood Court
17.00	Loan	29, 30	1	Martin Village	29,875	1,200,000	0	Regal Cinemas TI Reserve	0
18.00	Loan		1	35 South Service	0	0	0	NAP	0
19.00	Loan	31	1	Woodlands Village Self Storage	0	0	0	NAP	0
20.00	Loan		1	Village East Shopping Center	0	0	0	NAP	0
21.00	Loan		1	Brittany Woods Townhomes	6,250	0	0	NAP	0
22.00	Loan		1	Cabela’s - Mitchell	0	0	0	NAP	0
23.00	Loan		1	CLC - Premier Self Storage	62,375	0	0	NAP	0
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	14,615	77,930	0	Rent Concession Funds ($51,597.04); Unfunded Obligations Reserve ($26,333)	0
24.01	Property		1	Crescent Park
24.02	Property		1	8390 Champions Gate
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	0	1,920,000	0	PIP Reserve	0
26.00	Loan	35	1	Shoppes on University	0	20,224	0	Free Rent Reserve	0
27.00	Loan		3	Las Vegas MF Portfolio	0	0	0	NAP	0
27.01	Property		1	Olive Properties
27.02	Property		1	Fremont Gardens
27.03	Property		1	Casa Bonita Apartments
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	2,014,340	14,917,247	0	Railroad Contract Renewal Reserve ($7,000,000), Post-Closing Obligation Reserve ($500,000), PIP Reserve ($7,417,247)	0
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 SE 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 W Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 E South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
28.37	Property		1	Travelodge - 1177 E 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast

A-1-50

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29.00	Loan	38	1	Atlas Industrial	0	0	0	NAP	0
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	0	0	Springing	PIP Reserve	0
31.00	Loan		1	Treat Plaza	0	43,281	0	Specified Tenant Reserve Funds	0
32.00	Loan	41, 42, 43	1	Mulberry Office	0	100,000	0	Tenant Allowance Fund	0
33.00	Loan		1	Pasadena Technology Center	0	0	0	NAP	0
34.00	Loan	44	1	Anchor Court Industrial	0	0	0	NAP	0
35.00	Loan		1	Willow Plaza	29,323	747,270	0	Free Rent Reserve Funds ($39,329); Tenant Reserve Funds ($185,000); Outstanding TI/LC Reserve Funds ($522,941)	0
36.00	Loan		1	Woods Crossing Apartments	17,063	0	0	NAP	0
37.00	Loan		1	Aylett Crossing	0	420,539	0	Food Lion Lease Reserve Funds	0
38.00	Loan		1	JO Borgen Plaza	0	0	0	NAP	0
39.00	Loan		1	Clubside Apartments	4,000	0	0	NAP	0
40.00	Loan	45	3	PA & IL Self Storage Portfolio	39,856	0	0	NAP	0
40.01	Property		1	Hermitage Storage Portfolio
40.02	Property		1	Country View Storage
40.03	Property		1	The Attic Self Storage
41.00	Loan		4	Michigan 4 MHC Portfolio	512,253	0	0	NAP	0
41.01	Property		1	Harper Commons MHC
41.02	Property		1	Creekside Estates MHC
41.03	Property		1	Riverview Estates MHC
41.04	Property		1	Flat Rock Terrace MHC
42.00	Loan		1	Beach Bluff Apartments	18,750	0	0	NAP	0
43.00	Loan	46	1	South Holland Industrial	30,437	455,299	0	Outstanding TI; Free Rent	0
44.00	Loan		2	Walgreens & Rite Aid Portfolio	0	13,438	0	Environmental Reserve	0
44.01	Property		1	Walgreens - Greenville
44.02	Property		1	Rite Aid - Flint
45.00	Loan	47	1	Fulton Crossing	45,000	0	0	NAP	0
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	46,406	0	0	NAP	0
47.00	Loan		1	880 Acorn	0	0	0	NAP	0
48.00	Loan		1	2701 East Tioga Street	213,720	0	0	NAP	0
49.00	Loan		2	MM Retail Portfolio	0	0	0	NAP	0
49.01	Property		1	Dixon Boulevard Shops - Shelby
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville
50.00	Loan	48	1	29 West 27th Street	21,230	0	0	NAP	0
51.00	Loan		1	506 E 6th Street	0	0	0	NAP	0
52.00	Loan		1	Walgreens - Socorro	0	0	0	NAP	0
53.00	Loan		1	Byrd’s Mini Storage	11,875	0	0	NAP	0
54.00	Loan		1	Farmington CVS	0	0	0	NAP	0
55.00	Loan	49, 50	1	Walnut Creek Plaza	35,313	110,770	0	Loya Insurance Build Out Reserve ($94,318.20); Loya Free Rent Reserve ($16,451.79)	0
56.00	Loan		1	CVS Moody	0	0	0	NAP	0
57.00	Loan		1	Northcreek Medical Office	0	0	Springing	Critical Tenant Renewal Reserve (Springing)	0
58.00	Loan		1	Murfreesboro CVS	0	0	0	NAP	0
59.00	Loan		1	300 Lombard Street	23,938	0	0	NAP	0
60.00	Loan	51	1	DaVita - Boiling Springs	0	0	0	NAP	0
61.00	Loan		1	Donaldson Self Storage	0	0	0	NAP	0

A-1-51

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)
1.00	Loan		1	1201 Lake Robbins	0	NAP	Hard	In Place	Yes	Yes	Yes	No
2.00	Loan	1, 2	1	17 West Miami	0	NAP	Hard	Springing	Yes	Yes	No	NAP
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	0	NAP	Hard	Springing	Yes	Yes	No	NAP
3.01	Property		1	The Hague
3.02	Property		1	The Galleries of Syracuse
4.00	Loan	6	3	TLR Portfolio	0	NAP	Springing	Springing	Yes	No	Yes	No
4.01	Property		1	Bahia Apartments
4.02	Property		1	Royal Breeze Apartments
4.03	Property		1	Lenox Place Apartments
5.00	Loan		8	OmniMax Industrial Portfolio II	0	NAP	Hard	Springing	Yes	Yes	No	NAP
5.01	Property		1	OmniMax - Lancaster
5.02	Property		1	OmniMax - Nappanee
5.03	Property		1	OmniMax - Gridley
5.04	Property		1	OmniMax - Bristol
5.05	Property		1	OmniMax - Jackson
5.06	Property		1	OmniMax - Mansfield
5.07	Property		1	OmniMax - Spokane
5.08	Property		1	OmniMax - Marshfield
6.00	Loan	7, 8, 9	1	980 Madison	0	NAP	Soft	Springing	Yes	Yes	Yes	Yes
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	0	NAP	Soft	Springing	Yes	No	No	NAP
8.00	Loan	16	29	ExchangeRight 49	0	NAP	Hard	Springing	Yes	No	Yes	No
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.10	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.20	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	0	NAP	Hard	Springing	Yes	Yes	No	No
10.00	Loan		12	SSA Midwest MHC Portfolio	0	NAP	Springing	Springing	Yes	No	No	NAP
10.01	Property		1	Twin Meadows
10.02	Property		1	Werner Hancock
10.03	Property		1	Pleasant Valley
10.04	Property		1	Whispering Pines
10.05	Property		1	Bellevue
10.06	Property		1	Edgewood
10.07	Property		1	Wildwood
10.08	Property		1	Gaslight
10.09	Property		1	Huron

A-1-52

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)
10.10	Property		1	Camelot South
10.11	Property		1	Rivers Bend
10.12	Property		1	Valley View
11.00	Loan	21	1	Meadowood Mall	0	NAP	Hard	Springing	Yes	Yes	Yes	No
12.00	Loan	23	1	Highland Village Plaza	0	NAP	Soft	Springing	Yes	Yes	No	NAP
13.00	Loan	23, 24, 25	1	Poplar Run	0	NAP	Springing	Springing	Yes	Yes	No	NAP
14.00	Loan	26, 27	1	Tech Ridge Office Park	0	NAP	Hard	Springing	Yes	Yes	No	NAP
15.00	Loan		1	StorQuest Thousand Oaks	0	NAP	Springing	Springing	Yes	No	No	NAP
16.00	Loan	28	3	Hamilton Apartment Portfolio	0	NAP	Soft	Springing	Yes	No	No	NAP
16.01	Property		1	Cardinal Creek
16.02	Property		1	Courtship Village
16.03	Property		1	Kingswood Court
17.00	Loan	29, 30	1	Martin Village	0	NAP	Springing	Springing	Yes	Yes	No	NAP
18.00	Loan		1	35 South Service	0	NAP	Hard	Springing	Yes	Yes	No	No
19.00	Loan	31	1	Woodlands Village Self Storage	0	NAP	None	None	NAP	NAP	No	NAP
20.00	Loan		1	Village East Shopping Center	0	NAP	Springing	Springing	Yes	Yes	No	NAP
21.00	Loan		1	Brittany Woods Townhomes	0	NAP	Springing	Springing	Yes	No	No	NAP
22.00	Loan		1	Cabela’s - Mitchell	0	NAP	Hard	Springing	Yes	Yes	No	NAP
23.00	Loan		1	CLC - Premier Self Storage	0	NAP	Springing	Springing	Yes	No	No	NAP
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	0	NAP	Hard	Springing	Yes	Yes	No	NAP
24.01	Property		1	Crescent Park
24.02	Property		1	8390 Champions Gate
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	0	NAP	Springing	Springing	Yes	No	No	NAP
26.00	Loan	35	1	Shoppes on University	0	NAP	Springing	Springing	Yes	Yes	No	NAP
27.00	Loan		3	Las Vegas MF Portfolio	0	NAP	Springing	Springing	Yes	No	No	NAP
27.01	Property		1	Olive Properties
27.02	Property		1	Fremont Gardens
27.03	Property		1	Casa Bonita Apartments
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	NAP	NAP	Hard	Springing	Yes	No	Yes	No
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 SE 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 W Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 E South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
28.37	Property		1	Travelodge - 1177 E 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast

A-1-53

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29.00	Loan	38	1	Atlas Industrial	0	NAP	Hard	In Place	Yes	Yes	No	NAP
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	0	NAP	Springing	Springing	Yes	No	No	NAP
31.00	Loan		1	Treat Plaza	0	NAP	Springing	Springing	Yes	No	No	NAP
32.00	Loan	41, 42, 43	1	Mulberry Office	0	NAP	Hard	Springing	Yes	No	No	NAP
33.00	Loan		1	Pasadena Technology Center	0	NAP	Hard	Springing	Yes	Yes	No	NAP
34.00	Loan	44	1	Anchor Court Industrial	0	NAP	Springing	Springing	Yes	No	No	NAP
35.00	Loan		1	Willow Plaza	0	NAP	Hard	Springing	Yes	Yes	No	NAP
36.00	Loan		1	Woods Crossing Apartments	0	NAP	Springing	Springing	Yes	No	No	NAP
37.00	Loan		1	Aylett Crossing	0	NAP	Springing	Springing	Yes	Yes	No	NAP
38.00	Loan		1	JO Borgen Plaza	0	NAP	Springing	Springing	Yes	Yes	No	NAP
39.00	Loan		1	Clubside Apartments	0	NAP	Springing	Springing	Yes	No	No	NAP
40.00	Loan	45	3	PA & IL Self Storage Portfolio	0	NAP	Springing	Springing	Yes	No	No	NAP
40.01	Property		1	Hermitage Storage Portfolio
40.02	Property		1	Country View Storage
40.03	Property		1	The Attic Self Storage
41.00	Loan		4	Michigan 4 MHC Portfolio	0	NAP	Springing	Springing	Yes	No	No	NAP
41.01	Property		1	Harper Commons MHC
41.02	Property		1	Creekside Estates MHC
41.03	Property		1	Riverview Estates MHC
41.04	Property		1	Flat Rock Terrace MHC
42.00	Loan		1	Beach Bluff Apartments	0	NAP	Springing	Springing	Yes	No	No	NAP
43.00	Loan	46	1	South Holland Industrial	0	NAP	Springing	Springing	Yes	Yes	No	NAP
44.00	Loan		2	Walgreens & Rite Aid Portfolio	0	NAP	Springing	Springing	Yes	No	No	NAP
44.01	Property		1	Walgreens - Greenville
44.02	Property		1	Rite Aid - Flint
45.00	Loan	47	1	Fulton Crossing	0	NAP	Springing	Springing	Yes	Yes	No	NAP
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	0	NAP	Springing	Springing	Yes	Yes	No	NAP
47.00	Loan		1	880 Acorn	0	NAP	Springing	Springing	Yes	Yes	No	NAP
48.00	Loan		1	2701 East Tioga Street	0	NAP	Springing	Springing	Yes	Yes	No	NAP
49.00	Loan		2	MM Retail Portfolio	0	NAP	None	None	No	No	No	NAP
49.01	Property		1	Dixon Boulevard Shops - Shelby
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville
50.00	Loan	48	1	29 West 27th Street	0	NAP	Springing	Springing	Yes	Yes	No	NAP
51.00	Loan		1	506 E 6th Street	0	NAP	Springing	Springing	Yes	No	No	NAP
52.00	Loan		1	Walgreens - Socorro	0	NAP	Springing	Springing	Yes	Yes	No	NAP
53.00	Loan		1	Byrd’s Mini Storage	0	NAP	Springing	Springing	Yes	No	No	NAP
54.00	Loan		1	Farmington CVS	0	NAP	Springing	Springing	Yes	Yes	No	NAP
55.00	Loan	49, 50	1	Walnut Creek Plaza	0	NAP	Springing	Springing	Yes	Yes	No	NAP
56.00	Loan		1	CVS Moody	0	NAP	Springing	Springing	Yes	Yes	No	NAP
57.00	Loan		1	Northcreek Medical Office	0	NAP	Springing	Springing	Yes	Yes	No	NAP
58.00	Loan		1	Murfreesboro CVS	0	NAP	Springing	Springing	Yes	Yes	No	NAP
59.00	Loan		1	300 Lombard Street	0	NAP	Springing	Springing	Yes	Yes	No	NAP
60.00	Loan	51	1	DaVita - Boiling Springs	0	NAP	Hard	Springing	Yes	Yes	No	NAP
61.00	Loan		1	Donaldson Self Storage	0	NAP	Springing	Springing	Yes	No	No	NAP

A-1-54

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
1.00	Loan		1	1201 Lake Robbins	70,000,000	180,000,000	582,022.91	808,365.16	NAP	NAP	250,000,000	808,365.16
2.00	Loan	1, 2	1	17 West Miami	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	The Hague
3.02	Property		1	The Galleries of Syracuse
4.00	Loan	6	3	TLR Portfolio	35,000,000	48,000,000	161,005.56	278,405.44	NAP	NAP	83,000,000	278,405.44
4.01	Property		1	Bahia Apartments
4.02	Property		1	Royal Breeze Apartments
4.03	Property		1	Lenox Place Apartments
5.00	Loan		8	OmniMax Industrial Portfolio II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	OmniMax - Lancaster
5.02	Property		1	OmniMax - Nappanee
5.03	Property		1	OmniMax - Gridley
5.04	Property		1	OmniMax - Bristol
5.05	Property		1	OmniMax - Jackson
5.06	Property		1	OmniMax - Mansfield
5.07	Property		1	OmniMax - Spokane
5.08	Property		1	OmniMax - Marshfield
6.00	Loan	7, 8, 9	1	980 Madison	25,000,000	71,500,000	217,446.55	293,476.81	101,100,000	3.59946%	197,600,000	600,943.18
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	16	29	ExchangeRight 49	23,800,000	45,000,000	133,681.25	204,383.78	NAP	NAP	68,800,000	204,383.78
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.10	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.20	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan		12	SSA Midwest MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Twin Meadows
10.02	Property		1	Werner Hancock
10.03	Property		1	Pleasant Valley
10.04	Property		1	Whispering Pines
10.05	Property		1	Bellevue
10.06	Property		1	Edgewood
10.07	Property		1	Wildwood
10.08	Property		1	Gaslight
10.09	Property		1	Huron

A-1-55

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
10.10	Property		1	Camelot South
10.11	Property		1	Rivers Bend
10.12	Property		1	Valley View
11.00	Loan	21	1	Meadowood Mall	19,000,000	61,000,000	319,627.46	419,183.55	28,000,000	10.75000%	108,000,000	688,569.51
12.00	Loan	23	1	Highland Village Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	23, 24, 25	1	Poplar Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	26, 27	1	Tech Ridge Office Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan		1	StorQuest Thousand Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	28	3	Hamilton Apartment Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Cardinal Creek
16.02	Property		1	Courtship Village
16.03	Property		1	Kingswood Court
17.00	Loan	29, 30	1	Martin Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan		1	35 South Service	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	31	1	Woodlands Village Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Village East Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Brittany Woods Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Cabela’s - Mitchell	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	CLC - Premier Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.01	Property		1	Crescent Park
24.02	Property		1	8390 Champions Gate
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	35	1	Shoppes on University	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		3	Las Vegas MF Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.01	Property		1	Olive Properties
27.02	Property		1	Fremont Gardens
27.03	Property		1	Casa Bonita Apartments
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	9,499,623	128,244,912	822,388.03	883,305.66	NAP	NAP	137,744,535	883,305.66
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 SE 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 W Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 E South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
28.37	Property		1	Travelodge - 1177 E 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast

A-1-56

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29.00	Loan	38	1	Atlas Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	Treat Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan	41, 42, 43	1	Mulberry Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.00	Loan		1	Pasadena Technology Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan	44	1	Anchor Court Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan		1	Willow Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan		1	Woods Crossing Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan		1	Aylett Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan		1	JO Borgen Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan		1	Clubside Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan	45	3	PA & IL Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.01	Property		1	Hermitage Storage Portfolio
40.02	Property		1	Country View Storage
40.03	Property		1	The Attic Self Storage
41.00	Loan		4	Michigan 4 MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	Harper Commons MHC
41.02	Property		1	Creekside Estates MHC
41.03	Property		1	Riverview Estates MHC
41.04	Property		1	Flat Rock Terrace MHC
42.00	Loan		1	Beach Bluff Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan	46	1	South Holland Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan		2	Walgreens & Rite Aid Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.01	Property		1	Walgreens - Greenville
44.02	Property		1	Rite Aid - Flint
45.00	Loan	47	1	Fulton Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47.00	Loan		1	880 Acorn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48.00	Loan		1	2701 East Tioga Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49.00	Loan		2	MM Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49.01	Property		1	Dixon Boulevard Shops - Shelby
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville
50.00	Loan	48	1	29 West 27th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51.00	Loan		1	506 E 6th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52.00	Loan		1	Walgreens - Socorro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53.00	Loan		1	Byrd’s Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54.00	Loan		1	Farmington CVS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55.00	Loan	49, 50	1	Walnut Creek Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56.00	Loan		1	CVS Moody	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57.00	Loan		1	Northcreek Medical Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.00	Loan		1	Murfreesboro CVS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59.00	Loan		1	300 Lombard Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60.00	Loan	51	1	DaVita - Boiling Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61.00	Loan		1	Donaldson Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-57

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
1.00	Loan		1	1201 Lake Robbins	55.3%	2.26	9.2%	NAP	NAP	NAP	NAP	NAP
2.00	Loan	1, 2	1	17 West Miami	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	The Hague
3.02	Property		1	The Galleries of Syracuse
4.00	Loan	6	3	TLR Portfolio	65.4%	1.78	7.4%	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Bahia Apartments
4.02	Property		1	Royal Breeze Apartments
4.03	Property		1	Lenox Place Apartments
5.00	Loan		8	OmniMax Industrial Portfolio II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	OmniMax - Lancaster
5.02	Property		1	OmniMax - Nappanee
5.03	Property		1	OmniMax - Gridley
5.04	Property		1	OmniMax - Bristol
5.05	Property		1	OmniMax - Jackson
5.06	Property		1	OmniMax - Mansfield
5.07	Property		1	OmniMax - Spokane
5.08	Property		1	OmniMax - Marshfield
6.00	Loan	7, 8, 9	1	980 Madison	56.5%	1.99	7.4%	40,000,000	10.00000%	237,600,000	938,906.14	67.9%
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	16	29	ExchangeRight 49	61.5%	2.56	9.4%	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.10	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.20	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	NAP	NAP	NAP	2,800,000	10.00000%	26,165,435	139,923.74	71.2%
10.00	Loan		12	SSA Midwest MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Twin Meadows
10.02	Property		1	Werner Hancock
10.03	Property		1	Pleasant Valley
10.04	Property		1	Whispering Pines
10.05	Property		1	Bellevue
10.06	Property		1	Edgewood
10.07	Property		1	Wildwood
10.08	Property		1	Gaslight
10.09	Property		1	Huron

A-1-58

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
10.10	Property		1	Camelot South
10.11	Property		1	Rivers Bend
10.12	Property		1	Valley View
11.00	Loan	21	1	Meadowood Mall	47.6%	1.81	14.7%	NAP	NAP	NAP	NAP	NAP
12.00	Loan	23	1	Highland Village Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	23, 24, 25	1	Poplar Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	26, 27	1	Tech Ridge Office Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan		1	StorQuest Thousand Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	28	3	Hamilton Apartment Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Cardinal Creek
16.02	Property		1	Courtship Village
16.03	Property		1	Kingswood Court
17.00	Loan	29, 30	1	Martin Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan		1	35 South Service	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	31	1	Woodlands Village Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Village East Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Brittany Woods Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Cabela’s - Mitchell	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	CLC - Premier Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.01	Property		1	Crescent Park
24.02	Property		1	8390 Champions Gate
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	35	1	Shoppes on University	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		3	Las Vegas MF Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.01	Property		1	Olive Properties
27.02	Property		1	Fremont Gardens
27.03	Property		1	Casa Bonita Apartments
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	64.1%	1.69	14.8%	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 SE 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 W Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 E South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
28.37	Property		1	Travelodge - 1177 E 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast

A-1-59

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29.00	Loan	38	1	Atlas Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	Treat Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan	41, 42, 43	1	Mulberry Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.00	Loan		1	Pasadena Technology Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan	44	1	Anchor Court Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan		1	Willow Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan		1	Woods Crossing Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan		1	Aylett Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan		1	JO Borgen Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan		1	Clubside Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan	45	3	PA & IL Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.01	Property		1	Hermitage Storage Portfolio
40.02	Property		1	Country View Storage
40.03	Property		1	The Attic Self Storage
41.00	Loan		4	Michigan 4 MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	Harper Commons MHC
41.02	Property		1	Creekside Estates MHC
41.03	Property		1	Riverview Estates MHC
41.04	Property		1	Flat Rock Terrace MHC
42.00	Loan		1	Beach Bluff Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan	46	1	South Holland Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan		2	Walgreens & Rite Aid Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.01	Property		1	Walgreens - Greenville
44.02	Property		1	Rite Aid - Flint
45.00	Loan	47	1	Fulton Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47.00	Loan		1	880 Acorn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48.00	Loan		1	2701 East Tioga Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49.00	Loan		2	MM Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49.01	Property		1	Dixon Boulevard Shops - Shelby
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville
50.00	Loan	48	1	29 West 27th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51.00	Loan		1	506 E 6th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52.00	Loan		1	Walgreens - Socorro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53.00	Loan		1	Byrd’s Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54.00	Loan		1	Farmington CVS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55.00	Loan	49, 50	1	Walnut Creek Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56.00	Loan		1	CVS Moody	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57.00	Loan		1	Northcreek Medical Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.00	Loan		1	Murfreesboro CVS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59.00	Loan		1	300 Lombard Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60.00	Loan	51	1	DaVita - Boiling Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61.00	Loan		1	Donaldson Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-60

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
1.00	Loan		1	1201 Lake Robbins	NAP	NAP	No	NAP	The Howard Hughes Corporation
2.00	Loan	1, 2	1	17 West Miami	NAP	NAP	No	NAP	Turnberry Associates, Elion Partners and Privee Capital
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	NAP	NAP	No	NAP	Moshe Rothman
3.01	Property		1	The Hague
3.02	Property		1	The Galleries of Syracuse
4.00	Loan	6	3	TLR Portfolio	NAP	NAP	No	NAP	Rudy Nassri and Vincent Chiara
4.01	Property		1	Bahia Apartments
4.02	Property		1	Royal Breeze Apartments
4.03	Property		1	Lenox Place Apartments
5.00	Loan		8	OmniMax Industrial Portfolio II	NAP	NAP	No	NAP	U.S. Realty Advisors, LLC
5.01	Property		1	OmniMax - Lancaster
5.02	Property		1	OmniMax - Nappanee
5.03	Property		1	OmniMax - Gridley
5.04	Property		1	OmniMax - Bristol
5.05	Property		1	OmniMax - Jackson
5.06	Property		1	OmniMax - Mansfield
5.07	Property		1	OmniMax - Spokane
5.08	Property		1	OmniMax - Marshfield
6.00	Loan	7, 8, 9	1	980 Madison	1.28	6.2%	No	NAP	RFR Holding LLC
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	NAP	NAP	No	NAP	Jeffrey W. Paul, Nancy J. Paul, and The Paul Family Trust
8.00	Loan	16	29	ExchangeRight 49	NAP	NAP	No	NAP	ExchangeRight Real Estate, LLC
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.10	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.20	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	1.31	8.9%	No	NAP	Ian L. Ross
10.00	Loan		12	SSA Midwest MHC Portfolio	NAP	NAP	No	NAP	Michael Forrest, Daniel Benedict, Steven Cherin, John Michael Calin, Dr. Anant J. Gandhi, as Trustee of the VGSB Realty Trust, under Irrevocable Trust Agreement dated August 7, 2020
10.01	Property		1	Twin Meadows
10.02	Property		1	Werner Hancock
10.03	Property		1	Pleasant Valley
10.04	Property		1	Whispering Pines
10.05	Property		1	Bellevue
10.06	Property		1	Edgewood
10.07	Property		1	Wildwood
10.08	Property		1	Gaslight
10.09	Property		1	Huron

A-1-61

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
10.10	Property		1	Camelot South
10.11	Property		1	Rivers Bend
10.12	Property		1	Valley View
11.00	Loan	21	1	Meadowood Mall	NAP	NAP	No	NAP	Simon Property Group, L.P.
12.00	Loan	23	1	Highland Village Plaza	NAP	NAP	No	NAP	Scott Vaughan and David Benz
13.00	Loan	23, 24, 25	1	Poplar Run	NAP	NAP	No	NAP	BRIT Limited Partnership
14.00	Loan	26, 27	1	Tech Ridge Office Park	NAP	NAP	No	NAP	Kamyar Mateen
15.00	Loan		1	StorQuest Thousand Oaks	NAP	NAP	No	NAP	Clark W. Porter, Timothy B. Hobin and William W. Hobin
16.00	Loan	28	3	Hamilton Apartment Portfolio	NAP	NAP	No	NAP	Ethan Ard and Thomas Kaplan
16.01	Property		1	Cardinal Creek
16.02	Property		1	Courtship Village
16.03	Property		1	Kingswood Court
17.00	Loan	29, 30	1	Martin Village	NAP	NAP	No	NAP	Kai-Tsun Chang
18.00	Loan		1	35 South Service	NAP	NAP	No	NAP	Samuel D. Wachsman
19.00	Loan	31	1	Woodlands Village Self Storage	NAP	NAP	No	NAP	Thomas Shelton Boggess IV and Jonette D. Boggess
20.00	Loan		1	Village East Shopping Center	NAP	NAP	No	NAP	Jay Kerner
21.00	Loan		1	Brittany Woods Townhomes	NAP	NAP	No	NAP	Mark Van Epps and Margaret Van Epps
22.00	Loan		1	Cabela’s - Mitchell	NAP	NAP	No	NAP	Kenneth Sharp and Ujin Her
23.00	Loan		1	CLC - Premier Self Storage	NAP	NAP	No	NAP	Michael Vasinkevich
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	NAP	NAP	No	NAP	John M. Navratil, George F. Navratil and George Navratil
24.01	Property		1	Crescent Park
24.02	Property		1	8390 Champions Gate
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	NAP	NAP	No	NAP	Charlie B. Brown, Trace B. Brown and Gregg R. Brown
26.00	Loan	35	1	Shoppes on University	NAP	NAP	No	NAP	Alberto Dayan
27.00	Loan		3	Las Vegas MF Portfolio	NAP	NAP	No	NAP	Siamak Dardashty, Janet Dardashty, Siamak and Janet Dardashty Trust
27.01	Property		1	Olive Properties
27.02	Property		1	Fremont Gardens
27.03	Property		1	Casa Bonita Apartments
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	NAP	NAP	No	NAP	Tom Vukota and Vukota Capital Management Ltd.
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 SE 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 W Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 E South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
28.37	Property		1	Travelodge - 1177 E 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast

A-1-62

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29.00	Loan	38	1	Atlas Industrial	NAP	NAP	No	NAP	Mark Weber
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	NAP	NAP	No	NAP	Gaurangkumar A. Patel
31.00	Loan		1	Treat Plaza	NAP	NAP	No	NAP	Stephen B. Jaeger
32.00	Loan	41, 42, 43	1	Mulberry Office	NAP	NAP	No	NAP	Jeffrey Chandler, Zachary Preminger and Thomas K. Wilson
33.00	Loan		1	Pasadena Technology Center	NAP	NAP	No	NAP	Shuxun “Jonathan” Li
34.00	Loan	44	1	Anchor Court Industrial	NAP	NAP	No	NAP	Gary Howard Cooper, Simmie Geoffrey Cooper and Linda Cooper
35.00	Loan		1	Willow Plaza	NAP	NAP	No	NAP	Bon Investments USA LLC
36.00	Loan		1	Woods Crossing Apartments	NAP	NAP	No	NAP	SMG Property Management, Inc.
37.00	Loan		1	Aylett Crossing	NAP	NAP	No	NAP	Daniel S. Siegel
38.00	Loan		1	JO Borgen Plaza	NAP	NAP	No	NAP	Thomas Sroufe, James C. Borgen, Betty J. Borgen, Ryan J. Hughes and Kari K. Borgen Hughes
39.00	Loan		1	Clubside Apartments	NAP	NAP	No	NAP	SMG Property Management, Inc.
40.00	Loan	45	3	PA & IL Self Storage Portfolio	NAP	NAP	No	NAP	Jonathan Salinas and Washington Street Investment Partners LLC
40.01	Property		1	Hermitage Storage Portfolio
40.02	Property		1	Country View Storage
40.03	Property		1	The Attic Self Storage
41.00	Loan		4	Michigan 4 MHC Portfolio	NAP	NAP	No	NAP	Steven N. McCrosky and Jay S. Shupack
41.01	Property		1	Harper Commons MHC
41.02	Property		1	Creekside Estates MHC
41.03	Property		1	Riverview Estates MHC
41.04	Property		1	Flat Rock Terrace MHC
42.00	Loan		1	Beach Bluff Apartments	NAP	NAP	No	NAP	SMG Property Management, Inc.
43.00	Loan	46	1	South Holland Industrial	NAP	NAP	No	NAP	Shmuel Gorodetsky, Chaim A. Vail and Yakov D. Borenstein
44.00	Loan		2	Walgreens & Rite Aid Portfolio	NAP	NAP	No	NAP	Ruth Veprin, Norman Berris, and Jeffrey Berris
44.01	Property		1	Walgreens - Greenville
44.02	Property		1	Rite Aid - Flint
45.00	Loan	47	1	Fulton Crossing	NAP	NAP	No	NAP	Drew Connell Angel, Joshua M. Weinberg and Robert B. Erlich
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	NAP	NAP	No	NAP	Avraham Raccah and Nissim Gabi
47.00	Loan		1	880 Acorn	NAP	NAP	No	NAP	Adam Mermelstein and Azriel Mandel
48.00	Loan		1	2701 East Tioga Street	NAP	NAP	No	NAP	Eyal Greenberg
49.00	Loan		2	MM Retail Portfolio	NAP	NAP	No	NAP	John Livingston, James Livingston and Robert Livingston
49.01	Property		1	Dixon Boulevard Shops - Shelby
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville
50.00	Loan	48	1	29 West 27th Street	NAP	NAP	No	NAP	Mohammad A. Mahmood
51.00	Loan		1	506 E 6th Street	NAP	NAP	No	NAP	Abe Cohen
52.00	Loan		1	Walgreens - Socorro	NAP	NAP	No	NAP	Richard Saliture and The Richard W Saliture Living Trust U/A/D 12/21/1989
53.00	Loan		1	Byrd’s Mini Storage	NAP	NAP	No	NAP	Hugh D. Cohen, Brian E. Boehmcke and Joel T. Flax
54.00	Loan		1	Farmington CVS	NAP	NAP	No	NAP	Edward A. Barkett, Edward A. Barkett 2014 Revocable Trust
55.00	Loan	49, 50	1	Walnut Creek Plaza	NAP	NAP	No	NAP	Thomas F. Hahn, Jr.
56.00	Loan		1	CVS Moody	NAP	NAP	No	NAP	Andre V. Laflamme and Andre V. Laflamme Revocable Living Trust Dated 10/20/2014
57.00	Loan		1	Northcreek Medical Office	NAP	NAP	No	NAP	Geoffrey Michael Perfect, Cheryl Susan Holmes and Perfect Revocable Trust
58.00	Loan		1	Murfreesboro CVS	NAP	NAP	No	NAP	Edward A. Barkett, Edward A. Barkett 2014 Revocable Trust
59.00	Loan		1	300 Lombard Street	NAP	NAP	No	NAP	Houri Karubian, The Karubian By-Pass Trust and The Karubian Survivors Trust
60.00	Loan	51	1	DaVita - Boiling Springs	NAP	NAP	No	NAP	Wayne Heicklen
61.00	Loan		1	Donaldson Self Storage	NAP	NAP	No	NAP	Michael J. Hertzberg, James Nault, William Ronald Shaw, and Waldo Donald Shaw

A-1-63

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
1.00	Loan		1	1201 Lake Robbins	The Woodlands Land Development Company, L.P.	No	No	Recapitalization		250,000,000
2.00	Loan	1, 2	1	17 West Miami	Erwin Sredni, Rock Soffer, Elion Real Estate Fund III, LP and Elion Real Estate Fund III (International), LP	No	No	Refinance		55,000,000
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	Moshe Rothman	No	No	Acquisition		37,000,000
3.01	Property		1	The Hague
3.02	Property		1	The Galleries of Syracuse
4.00	Loan	6	3	TLR Portfolio	Rudy Nassri and Vincent Chiara	No	No	Refinance		83,000,000
4.01	Property		1	Bahia Apartments
4.02	Property		1	Royal Breeze Apartments
4.03	Property		1	Lenox Place Apartments
5.00	Loan		8	OmniMax Industrial Portfolio II	USRA Net Lease IV Capital Corp.	No	No	Acquisition		33,313,851
5.01	Property		1	OmniMax - Lancaster
5.02	Property		1	OmniMax - Nappanee
5.03	Property		1	OmniMax - Gridley
5.04	Property		1	OmniMax - Bristol
5.05	Property		1	OmniMax - Jackson
5.06	Property		1	OmniMax - Mansfield
5.07	Property		1	OmniMax - Spokane
5.08	Property		1	OmniMax - Marshfield
6.00	Loan	7, 8, 9	1	980 Madison	Aby Rosen and Michael Fuchs	No	No	Refinance		197,600,000
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	Jeffrey W. Paul, Nancy J. Paul, and The Paul Family Trust	No	No	Refinance		25,000,000
8.00	Loan	16	29	ExchangeRight 49	David Fisher, Joshua Ungerecht and Warren Thomas	Yes	No	Acquisition		68,800,000
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.10	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.20	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	Ian L. Ross	No	No	Refinance		23,400,000
10.00	Loan		12	SSA Midwest MHC Portfolio	Michael Forrest, Daniel Benedict, Steven Cherin, John Michael Calin, Dr. Anant J. Gandhi, as Trustee of the VGSB Realty Trust, under Irrevocable Trust Agreement dated August 7, 2020	No	No	Acquisition/Refinance		20,700,000
10.01	Property		1	Twin Meadows
10.02	Property		1	Werner Hancock
10.03	Property		1	Pleasant Valley
10.04	Property		1	Whispering Pines
10.05	Property		1	Bellevue
10.06	Property		1	Edgewood
10.07	Property		1	Wildwood
10.08	Property		1	Gaslight
10.09	Property		1	Huron

A-1-64

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
10.10	Property		1	Camelot South
10.11	Property		1	Rivers Bend
10.12	Property		1	Valley View
11.00	Loan	21	1	Meadowood Mall	Simon Property Group, L.P.	No	No	Refinance		80,000,000
12.00	Loan	23	1	Highland Village Plaza	Scott Vaughan and David Benz	No	No	Acquisition		18,115,000
13.00	Loan	23, 24, 25	1	Poplar Run	BRIT Limited Partnership	No	No	Refinance		17,955,000
14.00	Loan	26, 27	1	Tech Ridge Office Park	Kamyar Mateen	No	No	Refinance		17,350,000
15.00	Loan		1	StorQuest Thousand Oaks	Clark W. Porter, Timothy B. Hobin and William W. Hobin	No	No	Refinance		14,000,000
16.00	Loan	28	3	Hamilton Apartment Portfolio	Ethan Ard and Thomas Kaplan	No	No	Refinance
16.01	Property		1	Cardinal Creek
16.02	Property		1	Courtship Village
16.03	Property		1	Kingswood Court
17.00	Loan	29, 30	1	Martin Village	Kai-Tsun Chang	No	No	Acquisition
18.00	Loan		1	35 South Service	Samuel D. Wachsman	No	No	Refinance
19.00	Loan	31	1	Woodlands Village Self Storage	Thomas Shelton Boggess IV and Jonette D. Boggess	No	No	Refinance
20.00	Loan		1	Village East Shopping Center	Jay Kerner	No	No	Acquisition
21.00	Loan		1	Brittany Woods Townhomes	Mark Van Epps and Margaret Van Epps	No	No	Refinance
22.00	Loan		1	Cabela’s - Mitchell	Kenneth Sharp and Ujin Her	No	Yes	Refinance
23.00	Loan		1	CLC - Premier Self Storage	Lawrence Charles Kaplan, George W. Thacker, III and Richard Schontz	No	No	Acquisition
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	John M. Navratil, George F. Navratil and George Navratil	No	No	Refinance
24.01	Property		1	Crescent Park
24.02	Property		1	8390 Champions Gate
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	Charlie B. Brown, Trace B. Brown and Gregg R. Brown	No	No	Refinance
26.00	Loan	35	1	Shoppes on University	Alberto Dayan	No	Yes	Acquisition
27.00	Loan		3	Las Vegas MF Portfolio	Siamak Dardashty, Janet Dardashty, Siamak and Janet Dardashty Trust	No	No	Refinance
27.01	Property		1	Olive Properties
27.02	Property		1	Fremont Gardens
27.03	Property		1	Casa Bonita Apartments
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	Tom Vukota and Vukota Capital Management Ltd.	No	No	Acquisition
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 SE 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 W Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 E South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
28.37	Property		1	Travelodge - 1177 E 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast

A-1-65

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29.00	Loan	38	1	Atlas Industrial	Mark Weber	No	No	Acquisition
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	Gaurangkumar A. Patel	No	No	Refinance
31.00	Loan		1	Treat Plaza	Stephen B. Jaeger	No	No	Refinance
32.00	Loan	41, 42, 43	1	Mulberry Office	Jeffrey Chandler, Zachary Preminger and Thomas K. Wilson	No	No	Acquisition
33.00	Loan		1	Pasadena Technology Center	Shuxun “Jonathan” Li	No	No	Acquisition
34.00	Loan	44	1	Anchor Court Industrial	Gary Howard Cooper, Simmie Geoffrey Cooper and Linda Cooper	No	No	Refinance
35.00	Loan		1	Willow Plaza	Bon Investments USA LLC	No	No	Refinance
36.00	Loan		1	Woods Crossing Apartments	John S. Newsome	No	No	Refinance
37.00	Loan		1	Aylett Crossing	Daniel S. Siegel	No	No	Acquisition
38.00	Loan		1	JO Borgen Plaza	Thomas Sroufe, James C. Borgen, Betty J. Borgen, Ryan J. Hughes and Kari K. Borgen Hughes	No	No	Refinance
39.00	Loan		1	Clubside Apartments	John S. Newsome	No	No	Refinance
40.00	Loan	45	3	PA & IL Self Storage Portfolio	Jonathan Salinas and Washington Street Investment Partners LLC	No	No	Acquisition
40.01	Property		1	Hermitage Storage Portfolio
40.02	Property		1	Country View Storage
40.03	Property		1	The Attic Self Storage
41.00	Loan		4	Michigan 4 MHC Portfolio	Steven N. McCrosky and Jay S. Shupack	No	No	Refinance
41.01	Property		1	Harper Commons MHC
41.02	Property		1	Creekside Estates MHC
41.03	Property		1	Riverview Estates MHC
41.04	Property		1	Flat Rock Terrace MHC
42.00	Loan		1	Beach Bluff Apartments	John S. Newsome	No	No	Refinance
43.00	Loan	46	1	South Holland Industrial	Shmuel Gorodetsky, Chaim A. Vail and Yakov D. Borenstein	No	No	Acquisition
44.00	Loan		2	Walgreens & Rite Aid Portfolio	Ruth Veprin, Norman Berris, and Jeffrey Berris	No	No	Acquisition
44.01	Property		1	Walgreens - Greenville
44.02	Property		1	Rite Aid - Flint
45.00	Loan	47	1	Fulton Crossing	Drew Connell Angel, Joshua M. Weinberg and Robert B. Erlich	No	No	Acquisition
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	Avraham Raccah and Nissim Gabi	No	No	Acquisition
47.00	Loan		1	880 Acorn	Adam Mermelstein and Azriel Mandel	No	No	Acquisition
48.00	Loan		1	2701 East Tioga Street	Eyal Greenberg	No	No	Refinance
49.00	Loan		2	MM Retail Portfolio	John Livingston, James Livingston and Robert Livingston	No	No	Acquisition
49.01	Property		1	Dixon Boulevard Shops - Shelby
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville
50.00	Loan	48	1	29 West 27th Street	Mohammad A. Mahmood	No	No	Acquisition
51.00	Loan		1	506 E 6th Street	Abe Cohen	No	Yes	Refinance
52.00	Loan		1	Walgreens - Socorro	Richard Saliture and The Richard W Saliture Living Trust U/A/D 12/21/1989	No	No	Refinance
53.00	Loan		1	Byrd’s Mini Storage	Hugh D. Cohen, Brian E. Boehmcke and Joel T. Flax	No	Yes	Acquisition
54.00	Loan		1	Farmington CVS	Edward A. Barkett, Edward A. Barkett 2014 Revocable Trust	No	No	Refinance
55.00	Loan	49, 50	1	Walnut Creek Plaza	Thomas F. Hahn, Jr.	No	Yes	Acquisition
56.00	Loan		1	CVS Moody	Andre V. Laflamme and Andre V. Laflamme Revocable Living Trust Dated 10/20/2014	No	No	Acquisition
57.00	Loan		1	Northcreek Medical Office	Geoffrey Michael Perfect, Cheryl Susan Holmes and Perfect Revocable Trust	No	No	Acquisition
58.00	Loan		1	Murfreesboro CVS	Edward A. Barkett, Edward A. Barkett 2014 Revocable Trust	No	No	Refinance
59.00	Loan		1	300 Lombard Street	Houri Karubian, The Karubian By-Pass Trust and The Karubian Survivors Trust	No	No	Acquisition
60.00	Loan	51	1	DaVita - Boiling Springs	Wayne Heicklen	No	No	Acquisition
61.00	Loan		1	Donaldson Self Storage	Michael J. Hertzberg, James Nault, William Ronald Shaw, and Waldo Donald Shaw	No	No	Refinance

A-1-66

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)
1.00	Loan		1	1201 Lake Robbins	0	0	0	250,000,000	0	0	1,866,197	0	248,133,803	0
2.00	Loan	1, 2	1	17 West Miami	0	0	0	55,000,000	33,550,522	0	1,337,782	478,383	19,633,314	0
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	26,679,318	0	0	63,679,318	0	61,000,000	1,516,943	1,162,375	0	0
3.01	Property		1	The Hague
3.02	Property		1	The Galleries of Syracuse
4.00	Loan	6	3	TLR Portfolio	0	0	0	83,000,000	51,775,784	0	11,190,181	2,860,210	17,173,825	0
4.01	Property		1	Bahia Apartments
4.02	Property		1	Royal Breeze Apartments
4.03	Property		1	Lenox Place Apartments
5.00	Loan		8	OmniMax Industrial Portfolio II	19,078,848	0	0	52,392,699	0	51,252,081	1,140,618	0	0	0
5.01	Property		1	OmniMax - Lancaster
5.02	Property		1	OmniMax - Nappanee
5.03	Property		1	OmniMax - Gridley
5.04	Property		1	OmniMax - Bristol
5.05	Property		1	OmniMax - Jackson
5.06	Property		1	OmniMax - Mansfield
5.07	Property		1	OmniMax - Spokane
5.08	Property		1	OmniMax - Marshfield
6.00	Loan	7, 8, 9	1	980 Madison	0	40,000,000	0	237,600,000	0	229,750,906	5,848,410	1,915,068	85,615	0
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	319,525	0	0	25,319,525	23,631,832	0	545,417	1,142,276	0	0
8.00	Loan	16	29	ExchangeRight 49	47,032,410	0	0	115,832,410	0	111,044,859	1,309,986	3,477,565	0	0
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.10	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.20	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	0	2,800,000	0	26,200,000	19,459,536	0	787,050	1,019,308	4,934,106	0
10.00	Loan		12	SSA Midwest MHC Portfolio	0	0	0	20,700,000	5,650,060	11,800,000	1,100,389	847,248	1,302,303	0
10.01	Property		1	Twin Meadows
10.02	Property		1	Werner Hancock
10.03	Property		1	Pleasant Valley
10.04	Property		1	Whispering Pines
10.05	Property		1	Bellevue
10.06	Property		1	Edgewood
10.07	Property		1	Wildwood
10.08	Property		1	Gaslight
10.09	Property		1	Huron

A-1-67

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)
10.10	Property		1	Camelot South
10.11	Property		1	Rivers Bend
10.12	Property		1	Valley View
11.00	Loan	21	1	Meadowood Mall	1,791,818	28,000,000	0	109,791,818	106,213,247	0	578,571	3,000,000	0	0
12.00	Loan	23	1	Highland Village Plaza	13,008,497	0	0	31,123,497	0	30,050,000	422,129	651,368	0	0
13.00	Loan	23, 24, 25	1	Poplar Run	4,123,881	0	0	22,078,881	20,702,839	0	628,201	747,841	0	0
14.00	Loan	26, 27	1	Tech Ridge Office Park	0	0	0	17,350,000	15,638,675	0	385,515	1,322,270	3,540	0
15.00	Loan		1	StorQuest Thousand Oaks	0	0	0	14,000,000	9,107,740	0	227,380	0	4,664,880	0
16.00	Loan	28	3	Hamilton Apartment Portfolio
16.01	Property		1	Cardinal Creek
16.02	Property		1	Courtship Village
16.03	Property		1	Kingswood Court
17.00	Loan	29, 30	1	Martin Village
18.00	Loan		1	35 South Service
19.00	Loan	31	1	Woodlands Village Self Storage
20.00	Loan		1	Village East Shopping Center
21.00	Loan		1	Brittany Woods Townhomes
22.00	Loan		1	Cabela’s - Mitchell
23.00	Loan		1	CLC - Premier Self Storage
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio
24.01	Property		1	Crescent Park
24.02	Property		1	8390 Champions Gate
25.00	Loan	34	1	Holiday Inn Express & Suites Marion
26.00	Loan	35	1	Shoppes on University
27.00	Loan		3	Las Vegas MF Portfolio
27.01	Property		1	Olive Properties
27.02	Property		1	Fremont Gardens
27.03	Property		1	Casa Bonita Apartments
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio
28.01	Property		1	Travelodge - 2307 Wyoming Avenue
28.02	Property		1	Travelodge - 2111 Camino Del Llano
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60
28.07	Property		1	Travelodge - 1127 Pony Express Highway
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street
28.09	Property		1	Travelodge - 2680 Airport Road
28.10	Property		1	Super 8 - 720 Royal Parkway
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road
28.14	Property		1	Super 8 - 2545 Cornhusker Highway
28.15	Property		1	Travelodge - 1110 SE 4th Street
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court
28.17	Property		1	Travelodge - 800 W Laramie Street
28.18	Property		1	Travelodge - 22 North Frontage Road
28.19	Property		1	Travelodge - 123 Westvaco Road
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue
28.21	Property		1	Travelodge - 1710 Jefferson Street
28.22	Property		1	Travelodge - 1625 Stillwater Avenue
28.23	Property		1	Travelodge - 8233 Airline Highway
28.24	Property		1	Baymont Inn & Suites - 6390 US-93
28.25	Property		1	Travelodge - 707 East Webster Street
28.26	Property		1	Travelodge - 777 West Hwy 21
28.27	Property		1	Travelodge - 3522 North Highway 59
28.28	Property		1	Travelodge - 108 6th Avenue
28.29	Property		1	Travelodge - 2200 E South Avenue
28.30	Property		1	Travelodge - 128 South Willow Road
28.31	Property		1	Travelodge - 1005 Highway 285
28.32	Property		1	Days Inn - 3431 14th Avenue
28.33	Property		1	Travelodge - 2505 US 69
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road
28.35	Property		1	Travelodge - 1706 North Park Drive
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street
28.37	Property		1	Travelodge - 1177 E 16th Street
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road
28.39	Property		1	Travelodge - 2407 East Holland Avenue
28.40	Property		1	Travelodge - 620 Souder Road
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast

A-1-68

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)
28.42	Property		1	Travelodge - 109 East Commerce Street
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue
28.44	Property		1	Travelodge - 98 Moffat Avenue
29.00	Loan	38	1	Atlas Industrial
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg
31.00	Loan		1	Treat Plaza
32.00	Loan	41, 42, 43	1	Mulberry Office
33.00	Loan		1	Pasadena Technology Center
34.00	Loan	44	1	Anchor Court Industrial
35.00	Loan		1	Willow Plaza
36.00	Loan		1	Woods Crossing Apartments
37.00	Loan		1	Aylett Crossing
38.00	Loan		1	JO Borgen Plaza
39.00	Loan		1	Clubside Apartments
40.00	Loan	45	3	PA & IL Self Storage Portfolio
40.01	Property		1	Hermitage Storage Portfolio
40.02	Property		1	Country View Storage
40.03	Property		1	The Attic Self Storage
41.00	Loan		4	Michigan 4 MHC Portfolio
41.01	Property		1	Harper Commons MHC
41.02	Property		1	Creekside Estates MHC
41.03	Property		1	Riverview Estates MHC
41.04	Property		1	Flat Rock Terrace MHC
42.00	Loan		1	Beach Bluff Apartments
43.00	Loan	46	1	South Holland Industrial
44.00	Loan		2	Walgreens & Rite Aid Portfolio
44.01	Property		1	Walgreens - Greenville
44.02	Property		1	Rite Aid - Flint
45.00	Loan	47	1	Fulton Crossing
46.00	Loan		1	4471 Jimmy Lee Smith Parkway
47.00	Loan		1	880 Acorn
48.00	Loan		1	2701 East Tioga Street
49.00	Loan		2	MM Retail Portfolio
49.01	Property		1	Dixon Boulevard Shops - Shelby
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville
50.00	Loan	48	1	29 West 27th Street
51.00	Loan		1	506 E 6th Street
52.00	Loan		1	Walgreens - Socorro
53.00	Loan		1	Byrd’s Mini Storage
54.00	Loan		1	Farmington CVS
55.00	Loan	49, 50	1	Walnut Creek Plaza
56.00	Loan		1	CVS Moody
57.00	Loan		1	Northcreek Medical Office
58.00	Loan		1	Murfreesboro CVS
59.00	Loan		1	300 Lombard Street
60.00	Loan	51	1	DaVita - Boiling Springs
61.00	Loan		1	Donaldson Self Storage

A-1-69

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)
1.00	Loan		1	1201 Lake Robbins	250,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	1, 2	1	17 West Miami	55,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	63,679,318	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	The Hague		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	The Galleries of Syracuse		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	6	3	TLR Portfolio	83,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Bahia Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Royal Breeze Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Lenox Place Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan		8	OmniMax Industrial Portfolio II	52,392,699	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	OmniMax - Lancaster		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	OmniMax - Nappanee		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	OmniMax - Gridley		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	OmniMax - Bristol		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	OmniMax - Jackson		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	OmniMax - Mansfield		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	OmniMax - Spokane		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	OmniMax - Marshfield		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	7, 8, 9	1	980 Madison	237,600,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	25,319,525	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	16	29	ExchangeRight 49	115,832,410	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	Valspar Industrial - Massillon, OH		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	Walgreens - Hesperia, CA		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	Hobby Lobby - Huber Heights, OH		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	Hobby Lobby - Christiansburg, VA		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	Walgreens - Saint Joseph, MO		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	CVS Pharmacy - Waukegan, IL		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	Walgreens - Galesburg, IL		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	Verizon Wireless - Bristol, VA		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	Walgreens - Indianapolis, IN		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	Dollar General - Auburn, ME		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	Dollar General - Penns Grove, NJ		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	Dollar General - Brunswick, GA		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	Dollar General - Romulus, MI		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.18	Property		1	Dollar General - East Windsor, CT		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.19	Property		1	Dollar General - Grand Rapids, MI		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.20	Property		1	Dollar General - Lansing, MI		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.21	Property		1	Dollar Tree - Christiansburg, VA		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.22	Property		1	Dollar General - Hammond, LA		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.23	Property		1	Dollar General - Allen Park, MI		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.24	Property		1	Dollar General - Westland, MI		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.25	Property		1	Dollar General - Jackson, MI		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.26	Property		1	Dollar General - Battle Creek, MI		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.27	Property		1	Dollar General - Wyoming, MI		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.28	Property		1	Dollar General - Temple, TX		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.29	Property		1	Dollar General - Prattville, AL		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	26,200,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan		12	SSA Midwest MHC Portfolio	20,700,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Twin Meadows		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Werner Hancock		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Pleasant Valley		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Whispering Pines		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	Bellevue		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	Edgewood		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	Wildwood		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.08	Property		1	Gaslight		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.09	Property		1	Huron		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-70

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)
10.10	Property		1	Camelot South		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.11	Property		1	Rivers Bend		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.12	Property		1	Valley View		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	21	1	Meadowood Mall	109,791,818	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	23	1	Highland Village Plaza	31,123,497	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	23, 24, 25	1	Poplar Run	22,078,881	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	26, 27	1	Tech Ridge Office Park	17,350,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan		1	StorQuest Thousand Oaks	14,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	28	3	Hamilton Apartment Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Cardinal Creek			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Courtship Village			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Kingswood Court		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	29, 30	1	Martin Village		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan		1	35 South Service		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	31	1	Woodlands Village Self Storage		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Village East Shopping Center		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Brittany Woods Townhomes		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Cabela’s - Mitchell		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	CLC - Premier Self Storage		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.01	Property		1	Crescent Park		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.02	Property		1	8390 Champions Gate		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	34	1	Holiday Inn Express & Suites Marion		5/8/2037	$108	$82	76.0%	$110	$83	76.0%	$100.2	$62.1
26.00	Loan	35	1	Shoppes on University		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		3	Las Vegas MF Portfolio		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.01	Property		1	Olive Properties		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	Fremont Gardens		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.03	Property		1	Casa Bonita Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio		1/1/2035	$69	$37	54.0%	$69	$37	54.0%	$70.0	$36.8
28.01	Property		1	Travelodge - 2307 Wyoming Avenue		1/1/2035	$174	$46	26.4%	$174	$46	26.4%	$176.1	$45.6
28.02	Property		1	Travelodge - 2111 Camino Del Llano		1/1/2035	$48	$44	90.4%	$48	$44	90.4%	$52.8	$43.6
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way		1/1/2035	$65	$33	51.6%	$65	$33	51.6%	$65.3	$34.0
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive		1/1/2035	$70	$42	60.3%	$70	$42	60.3%	$70.4	$42.8
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive		1/1/2035	$73	$32	43.5%	$73	$32	43.5%	$70.9	$33.1
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60		1/1/2035	$78	$40	51.0%	$78	$40	51.0%	$76.5	$40.6
28.07	Property		1	Travelodge - 1127 Pony Express Highway		1/1/2035	$85	$35	41.6%	$85	$35	41.6%	$83.3	$33.9
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street		1/1/2035	$58	$49	85.3%	$58	$49	85.3%	$60.8	$47.4
28.09	Property		1	Travelodge - 2680 Airport Road		1/1/2035	$84	$55	66.4%	$84	$55	66.4%	$83.2	$55.0
28.10	Property		1	Super 8 - 720 Royal Parkway		1/1/2035	$70	$34	49.0%	$70	$34	49.0%	$69.2	$34.0
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street		1/1/2035	$68	$38	55.2%	$68	$38	55.2%	$70.1	$38.3
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway		1/1/2035	$78	$38	49.3%	$78	$38	49.3%	$78.6	$38.1
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road		1/1/2035	$61	$41	67.5%	$61	$41	67.5%	$60.7	$36.6
28.14	Property		1	Super 8 - 2545 Cornhusker Highway		1/1/2035	$45	$18	39.5%	$45	$18	39.5%	$44.2	$17.6
28.15	Property		1	Travelodge - 1110 SE 4th Street		1/1/2035	$63	$41	64.4%	$63	$41	64.4%	$69.4	$42.3
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court		1/1/2035	$64	$30	46.9%	$64	$30	46.9%	$72.1	$29.5
28.17	Property		1	Travelodge - 800 W Laramie Street		1/1/2035	$58	$37	62.9%	$58	$37	62.9%	$56.4	$37.2
28.18	Property		1	Travelodge - 22 North Frontage Road		1/1/2035	$85	$48	56.5%	$85	$48	56.5%	$82.9	$46.4
28.19	Property		1	Travelodge - 123 Westvaco Road		1/1/2035	$109	$71	65.2%	$109	$71	65.2%	$113.1	$65.9
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue		1/1/2035	$82	$49	59.8%	$82	$49	59.8%	$78.0	$44.9
28.21	Property		1	Travelodge - 1710 Jefferson Street		1/1/2035	$57	$15	26.7%	$57	$15	26.7%	$60.3	$26.7
28.22	Property		1	Travelodge - 1625 Stillwater Avenue		1/1/2035	$70	$48	68.6%	$70	$48	68.6%	$66.9	$41.4
28.23	Property		1	Travelodge - 8233 Airline Highway		1/1/2035	$76	$46	60.6%	$76	$46	60.6%	$72.1	$45.9
28.24	Property		1	Baymont Inn & Suites - 6390 US-93		1/1/2035	$82	$54	66.2%	$82	$54	66.2%	$80.2	$50.2
28.25	Property		1	Travelodge - 707 East Webster Street		1/1/2035	$75	$26	34.9%	$75	$26	34.9%	$79.9	$26.2
28.26	Property		1	Travelodge - 777 West Hwy 21		1/1/2035	$62	$37	59.2%	$62	$37	59.2%	$57.8	$32.7
28.27	Property		1	Travelodge - 3522 North Highway 59		1/1/2035	$56	$16	28.9%	$56	$16	28.9%	$58.8	$20.0
28.28	Property		1	Travelodge - 108 6th Avenue		1/1/2035	$88	$44	50.1%	$88	$44	50.1%	$88.8	$42.8
28.29	Property		1	Travelodge - 2200 E South Avenue		1/1/2035	$58	$37	64.2%	$58	$37	64.2%	$61.8	$35.2
28.30	Property		1	Travelodge - 128 South Willow Road		1/1/2035	$74	$48	65.6%	$74	$48	65.6%	$71.3	$48.0
28.31	Property		1	Travelodge - 1005 Highway 285		1/1/2035	$65	$52	79.7%	$65	$52	79.7%	$65.5	$48.9
28.32	Property		1	Days Inn - 3431 14th Avenue		1/1/2035	$57	$40	69.9%	$57	$40	69.9%	$55.2	$34.8
28.33	Property		1	Travelodge - 2505 US 69		1/1/2035	$59	$31	52.4%	$59	$31	52.4%	$53.1	$24.4
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road		1/1/2035	$76	$44	57.6%	$76	$44	57.6%	$74.8	$42.4
28.35	Property		1	Travelodge - 1706 North Park Drive		1/1/2035	$46	$39	84.6%	$46	$39	84.6%	$45.4	$38.4
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street		1/1/2035	$65	$36	56.4%	$65	$36	56.4%	$62.8	$34.5
28.37	Property		1	Travelodge - 1177 E 16th Street		1/1/2035	$53	$11	21.5%	$53	$11	21.5%	$49.8	$10.3
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road		1/1/2035	$69	$35	50.2%	$69	$35	50.2%	$67.8	$35.9
28.39	Property		1	Travelodge - 2407 East Holland Avenue		1/1/2035	$71	$44	61.3%	$71	$44	61.3%	$71.0	$38.7
28.40	Property		1	Travelodge - 620 Souder Road		1/1/2035	$145	$55	38.0%	$145	$55	38.0%	$160.0	$47.2
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast		1/1/2035	$78	$40	52.0%	$78	$40	52.0%	$85.6	$37.1

A-1-71

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)
28.42	Property		1	Travelodge - 109 East Commerce Street		1/1/2035	$84	$19	23.1%	$84	$19	23.1%	$104.5	$25.3
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue		1/1/2035	$79	$63	79.8%	$79	$63	79.8%	$74.2	$56.0
28.44	Property		1	Travelodge - 98 Moffat Avenue		1/1/2035	$114	$37	32.7%	$114	$37	32.7%	$119.1	$39.9
29.00	Loan	38	1	Atlas Industrial		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg		1/31/2039	$129	$101	78.1%	$129	$101	78.1%	$129.5	$68.2
31.00	Loan		1	Treat Plaza		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan	41, 42, 43	1	Mulberry Office		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.00	Loan		1	Pasadena Technology Center		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan	44	1	Anchor Court Industrial		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan		1	Willow Plaza		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan		1	Woods Crossing Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan		1	Aylett Crossing		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan		1	JO Borgen Plaza		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan		1	Clubside Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan	45	3	PA & IL Self Storage Portfolio		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.01	Property		1	Hermitage Storage Portfolio		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.02	Property		1	Country View Storage		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.03	Property		1	The Attic Self Storage		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan		4	Michigan 4 MHC Portfolio		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	Harper Commons MHC		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.02	Property		1	Creekside Estates MHC		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.03	Property		1	Riverview Estates MHC		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.04	Property		1	Flat Rock Terrace MHC		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.00	Loan		1	Beach Bluff Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan	46	1	South Holland Industrial		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan		2	Walgreens & Rite Aid Portfolio		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.01	Property		1	Walgreens - Greenville		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.02	Property		1	Rite Aid - Flint		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.00	Loan	47	1	Fulton Crossing		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan		1	4471 Jimmy Lee Smith Parkway		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47.00	Loan		1	880 Acorn		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48.00	Loan		1	2701 East Tioga Street		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49.00	Loan		2	MM Retail Portfolio		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49.01	Property		1	Dixon Boulevard Shops - Shelby		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50.00	Loan	48	1	29 West 27th Street		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51.00	Loan		1	506 E 6th Street		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52.00	Loan		1	Walgreens - Socorro		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53.00	Loan		1	Byrd’s Mini Storage		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54.00	Loan		1	Farmington CVS		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55.00	Loan	49, 50	1	Walnut Creek Plaza		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56.00	Loan		1	CVS Moody		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57.00	Loan		1	Northcreek Medical Office		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.00	Loan		1	Murfreesboro CVS		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59.00	Loan		1	300 Lombard Street		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60.00	Loan	51	1	DaVita - Boiling Springs		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61.00	Loan		1	Donaldson Self Storage		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-72

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1.00	Loan		1	1201 Lake Robbins	NAP	NAP	NAP	NAP
2.00	Loan	1, 2	1	17 West Miami	NAP	NAP	NAP	NAP
3.00	Loan	3, 4, 5	2	Hague + Galleries Mixed Use Portfolio	NAP	NAP	NAP	NAP
3.01	Property		1	The Hague	NAP	NAP	NAP	NAP
3.02	Property		1	The Galleries of Syracuse	NAP	NAP	NAP	NAP
4.00	Loan	6	3	TLR Portfolio	NAP	NAP	NAP	NAP
4.01	Property		1	Bahia Apartments	NAP	NAP	NAP	NAP
4.02	Property		1	Royal Breeze Apartments	NAP	NAP	NAP	NAP
4.03	Property		1	Lenox Place Apartments	NAP	NAP	NAP	NAP
5.00	Loan		8	OmniMax Industrial Portfolio II	NAP	NAP	NAP	NAP
5.01	Property		1	OmniMax - Lancaster	NAP	NAP	NAP	NAP
5.02	Property		1	OmniMax - Nappanee	NAP	NAP	NAP	NAP
5.03	Property		1	OmniMax - Gridley	NAP	NAP	NAP	NAP
5.04	Property		1	OmniMax - Bristol	NAP	NAP	NAP	NAP
5.05	Property		1	OmniMax - Jackson	NAP	NAP	NAP	NAP
5.06	Property		1	OmniMax - Mansfield	NAP	NAP	NAP	NAP
5.07	Property		1	OmniMax - Spokane	NAP	NAP	NAP	NAP
5.08	Property		1	OmniMax - Marshfield	NAP	NAP	NAP	NAP
6.00	Loan	7, 8, 9	1	980 Madison	NAP	NAP	NAP	NAP
7.00	Loan	10, 12, 13, 14, 15	1	Newhall Crossings	NAP	NAP	NAP	NAP
8.00	Loan	16	29	ExchangeRight 49	NAP	NAP	NAP	NAP
8.01	Property		1	Valspar Industrial - Massillon, OH	NAP	NAP	NAP	NAP
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	NAP	NAP	NAP	NAP
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	NAP	NAP	NAP	NAP
8.04	Property		1	Walgreens - Hesperia, CA	NAP	NAP	NAP	NAP
8.05	Property		1	Hobby Lobby - Huber Heights, OH	NAP	NAP	NAP	NAP
8.06	Property		1	Hobby Lobby - Christiansburg, VA	NAP	NAP	NAP	NAP
8.07	Property		1	Walgreens - Saint Joseph, MO	NAP	NAP	NAP	NAP
8.08	Property		1	CVS Pharmacy - Waukegan, IL	NAP	NAP	NAP	NAP
8.09	Property		1	Walgreens - Galesburg, IL	NAP	NAP	NAP	NAP
8.10	Property		1	Verizon Wireless - Bristol, VA	NAP	NAP	NAP	NAP
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	NAP	NAP	NAP	NAP
8.12	Property		1	Walgreens - Indianapolis, IN	NAP	NAP	NAP	NAP
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	NAP	NAP	NAP	NAP
8.14	Property		1	Dollar General - Auburn, ME	NAP	NAP	NAP	NAP
8.15	Property		1	Dollar General - Penns Grove, NJ	NAP	NAP	NAP	NAP
8.16	Property		1	Dollar General - Brunswick, GA	NAP	NAP	NAP	NAP
8.17	Property		1	Dollar General - Romulus, MI	NAP	NAP	NAP	NAP
8.18	Property		1	Dollar General - East Windsor, CT	NAP	NAP	NAP	NAP
8.19	Property		1	Dollar General - Grand Rapids, MI	NAP	NAP	NAP	NAP
8.20	Property		1	Dollar General - Lansing, MI	NAP	NAP	NAP	NAP
8.21	Property		1	Dollar Tree - Christiansburg, VA	NAP	NAP	NAP	NAP
8.22	Property		1	Dollar General - Hammond, LA	NAP	NAP	NAP	NAP
8.23	Property		1	Dollar General - Allen Park, MI	NAP	NAP	NAP	NAP
8.24	Property		1	Dollar General - Westland, MI	NAP	NAP	NAP	NAP
8.25	Property		1	Dollar General - Jackson, MI	NAP	NAP	NAP	NAP
8.26	Property		1	Dollar General - Battle Creek, MI	NAP	NAP	NAP	NAP
8.27	Property		1	Dollar General - Wyoming, MI	NAP	NAP	NAP	NAP
8.28	Property		1	Dollar General - Temple, TX	NAP	NAP	NAP	NAP
8.29	Property		1	Dollar General - Prattville, AL	NAP	NAP	NAP	NAP
9.00	Loan	17, 18, 19, 20	1	501 Great Circle	NAP	NAP	NAP	NAP
10.00	Loan		12	SSA Midwest MHC Portfolio	NAP	NAP	NAP	NAP
10.01	Property		1	Twin Meadows	NAP	NAP	NAP	NAP
10.02	Property		1	Werner Hancock	NAP	NAP	NAP	NAP
10.03	Property		1	Pleasant Valley	NAP	NAP	NAP	NAP
10.04	Property		1	Whispering Pines	NAP	NAP	NAP	NAP
10.05	Property		1	Bellevue	NAP	NAP	NAP	NAP
10.06	Property		1	Edgewood	NAP	NAP	NAP	NAP
10.07	Property		1	Wildwood	NAP	NAP	NAP	NAP
10.08	Property		1	Gaslight	NAP	NAP	NAP	NAP
10.09	Property		1	Huron	NAP	NAP	NAP	NAP

A-1-73

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
10.10	Property		1	Camelot South	NAP	NAP	NAP	NAP
10.11	Property		1	Rivers Bend	NAP	NAP	NAP	NAP
10.12	Property		1	Valley View	NAP	NAP	NAP	NAP
11.00	Loan	21	1	Meadowood Mall	NAP	NAP	NAP	NAP
12.00	Loan	23	1	Highland Village Plaza	NAP	NAP	NAP	NAP
13.00	Loan	23, 24, 25	1	Poplar Run	NAP	NAP	NAP	NAP
14.00	Loan	26, 27	1	Tech Ridge Office Park	NAP	NAP	NAP	NAP
15.00	Loan		1	StorQuest Thousand Oaks	NAP	NAP	NAP	NAP
16.00	Loan	28	3	Hamilton Apartment Portfolio	NAP	NAP	NAP	NAP
16.01	Property		1	Cardinal Creek	NAP	NAP	NAP	NAP
16.02	Property		1	Courtship Village	NAP	NAP	NAP	NAP
16.03	Property		1	Kingswood Court	NAP	NAP	NAP	NAP
17.00	Loan	29, 30	1	Martin Village	NAP	NAP	NAP	NAP
18.00	Loan		1	35 South Service	NAP	NAP	NAP	NAP
19.00	Loan	31	1	Woodlands Village Self Storage	NAP	NAP	NAP	NAP
20.00	Loan		1	Village East Shopping Center	NAP	NAP	NAP	NAP
21.00	Loan		1	Brittany Woods Townhomes	NAP	NAP	NAP	NAP
22.00	Loan		1	Cabela’s - Mitchell	NAP	NAP	NAP	NAP
23.00	Loan		1	CLC - Premier Self Storage	NAP	NAP	NAP	NAP
24.00	Loan	32, 33	2	Crescent Park & Champions Gate Portfolio	NAP	NAP	NAP	NAP
24.01	Property		1	Crescent Park	NAP	NAP	NAP	NAP
24.02	Property		1	8390 Champions Gate	NAP	NAP	NAP	NAP
25.00	Loan	34	1	Holiday Inn Express & Suites Marion	$0.6	$103.9	$79.6	76.6%
26.00	Loan	35	1	Shoppes on University	NAP	NAP	NAP	NAP
27.00	Loan		3	Las Vegas MF Portfolio	NAP	NAP	NAP	NAP
27.01	Property		1	Olive Properties	NAP	NAP	NAP	NAP
27.02	Property		1	Fremont Gardens	NAP	NAP	NAP	NAP
27.03	Property		1	Casa Bonita Apartments	NAP	NAP	NAP	NAP
28.00	Loan	36, 37	44	Wyndham National Hotel Portfolio	$0.5	$60.4	$41.3	68.3%
28.01	Property		1	Travelodge - 2307 Wyoming Avenue	$0.3	$117.4	$46.5	39.6%
28.02	Property		1	Travelodge - 2111 Camino Del Llano	$0.8	$47.0	$43.2	92.1%
28.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	$0.5	$56.1	$34.8	62.0%
28.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	$0.6	$59.1	$50.1	84.9%
28.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	$0.5	$59.8	$40.0	67.0%
28.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	$0.5	$56.0	$39.4	70.3%
28.07	Property		1	Travelodge - 1127 Pony Express Highway	$0.4	$64.6	$34.7	53.6%
28.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	$0.8	$54.0	$47.9	88.7%
28.09	Property		1	Travelodge - 2680 Airport Road	$0.7	$71.7	$55.9	78.0%
28.10	Property		1	Super 8 - 720 Royal Parkway	$0.5	$74.2	$58.9	79.5%
28.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	$0.5	$61.3	$39.6	64.7%
28.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	$0.5	$60.4	$44.5	73.7%
28.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	$0.6	$53.8	$34.4	63.9%
28.14	Property		1	Super 8 - 2545 Cornhusker Highway	$0.4	$46.7	$34.3	73.5%
28.15	Property		1	Travelodge - 1110 SE 4th Street	$0.6	$58.3	$46.8	80.4%
28.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	$0.4	$54.7	$34.9	63.8%
28.17	Property		1	Travelodge - 800 W Laramie Street	$0.7	$41.2	$36.4	88.2%
28.18	Property		1	Travelodge - 22 North Frontage Road	$0.6	$72.9	$55.5	76.1%
28.19	Property		1	Travelodge - 123 Westvaco Road	$0.6	$114.6	$80.7	70.4%
28.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	$0.6	$69.7	$47.9	68.7%
28.21	Property		1	Travelodge - 1710 Jefferson Street	$0.4	$54.0	$40.3	74.6%
28.22	Property		1	Travelodge - 1625 Stillwater Avenue	$0.6	$55.6	$48.1	86.5%
28.23	Property		1	Travelodge - 8233 Airline Highway	$0.6	$59.3	$47.1	79.4%
28.24	Property		1	Baymont Inn & Suites - 6390 US-93	$0.6	$85.2	$58.5	68.6%
28.25	Property		1	Travelodge - 707 East Webster Street	$0.3	$59.6	$29.5	49.6%
28.26	Property		1	Travelodge - 777 West Hwy 21	$0.6	$57.2	$34.2	59.8%
28.27	Property		1	Travelodge - 3522 North Highway 59	$0.3	$53.7	$29.5	54.9%
28.28	Property		1	Travelodge - 108 6th Avenue	$0.5	$58.9	$43.6	74.1%
28.29	Property		1	Travelodge - 2200 E South Avenue	$0.6	$55.1	$41.6	75.4%
28.30	Property		1	Travelodge - 128 South Willow Road	$0.7	$64.6	$46.6	72.2%
28.31	Property		1	Travelodge - 1005 Highway 285	$0.7	$58.0	$44.1	76.0%
28.32	Property		1	Days Inn - 3431 14th Avenue	$0.6	$57.7	$47.5	82.3%
28.33	Property		1	Travelodge - 2505 US 69	$0.5	$52.5	$34.0	64.8%
28.34	Property		1	Baymont Inn & Suites - 3475 Union Road	$0.6	$73.1	$48.2	66.0%
28.35	Property		1	Travelodge - 1706 North Park Drive	$0.8	$42.6	$39.8	93.5%
28.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	$0.6	$62.9	$34.1	54.3%
28.37	Property		1	Travelodge - 1177 E 16th Street	$0.2	$52.4	$14.4	27.4%
28.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	$0.5	$63.0	$41.6	66.0%
28.39	Property		1	Travelodge - 2407 East Holland Avenue	$0.5	$66.0	$48.7	73.8%
28.40	Property		1	Travelodge - 620 Souder Road	$0.3	$106.5	$52.2	49.0%
28.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	$0.4	$65.1	$42.1	64.6%

A-1-74

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
28.42	Property		1	Travelodge - 109 East Commerce Street	$0.2	$79.6	$25.5	32.0%
28.43	Property		1	Travelodge - 4000 Siskiyou Avenue	$0.8	$66.2	$52.8	79.7%
28.44	Property		1	Travelodge - 98 Moffat Avenue	$0.3	$94.9	$38.1	40.1%
29.00	Loan	38	1	Atlas Industrial	NAP	NAP	NAP	NAP
30.00	Loan	39, 40	1	Hampton Inn & Suites Middleburg	$0.5	NAV	NAV	NAV
31.00	Loan		1	Treat Plaza	NAP	NAP	NAP	NAP
32.00	Loan	41, 42, 43	1	Mulberry Office	NAP	NAP	NAP	NAP
33.00	Loan		1	Pasadena Technology Center	NAP	NAP	NAP	NAP
34.00	Loan	44	1	Anchor Court Industrial	NAP	NAP	NAP	NAP
35.00	Loan		1	Willow Plaza	NAP	NAP	NAP	NAP
36.00	Loan		1	Woods Crossing Apartments	NAP	NAP	NAP	NAP
37.00	Loan		1	Aylett Crossing	NAP	NAP	NAP	NAP
38.00	Loan		1	JO Borgen Plaza	NAP	NAP	NAP	NAP
39.00	Loan		1	Clubside Apartments	NAP	NAP	NAP	NAP
40.00	Loan	45	3	PA & IL Self Storage Portfolio	NAP	NAP	NAP	NAP
40.01	Property		1	Hermitage Storage Portfolio	NAP	NAP	NAP	NAP
40.02	Property		1	Country View Storage	NAP	NAP	NAP	NAP
40.03	Property		1	The Attic Self Storage	NAP	NAP	NAP	NAP
41.00	Loan		4	Michigan 4 MHC Portfolio	NAP	NAP	NAP	NAP
41.01	Property		1	Harper Commons MHC	NAP	NAP	NAP	NAP
41.02	Property		1	Creekside Estates MHC	NAP	NAP	NAP	NAP
41.03	Property		1	Riverview Estates MHC	NAP	NAP	NAP	NAP
41.04	Property		1	Flat Rock Terrace MHC	NAP	NAP	NAP	NAP
42.00	Loan		1	Beach Bluff Apartments	NAP	NAP	NAP	NAP
43.00	Loan	46	1	South Holland Industrial	NAP	NAP	NAP	NAP
44.00	Loan		2	Walgreens & Rite Aid Portfolio	NAP	NAP	NAP	NAP
44.01	Property		1	Walgreens - Greenville	NAP	NAP	NAP	NAP
44.02	Property		1	Rite Aid - Flint	NAP	NAP	NAP	NAP
45.00	Loan	47	1	Fulton Crossing	NAP	NAP	NAP	NAP
46.00	Loan		1	4471 Jimmy Lee Smith Parkway	NAP	NAP	NAP	NAP
47.00	Loan		1	880 Acorn	NAP	NAP	NAP	NAP
48.00	Loan		1	2701 East Tioga Street	NAP	NAP	NAP	NAP
49.00	Loan		2	MM Retail Portfolio	NAP	NAP	NAP	NAP
49.01	Property		1	Dixon Boulevard Shops - Shelby	NAP	NAP	NAP	NAP
49.02	Property		1	Mattress Firm - Starbucks - Jacksonville	NAP	NAP	NAP	NAP
50.00	Loan	48	1	29 West 27th Street	NAP	NAP	NAP	NAP
51.00	Loan		1	506 E 6th Street	NAP	NAP	NAP	NAP
52.00	Loan		1	Walgreens - Socorro	NAP	NAP	NAP	NAP
53.00	Loan		1	Byrd’s Mini Storage	NAP	NAP	NAP	NAP
54.00	Loan		1	Farmington CVS	NAP	NAP	NAP	NAP
55.00	Loan	49, 50	1	Walnut Creek Plaza	NAP	NAP	NAP	NAP
56.00	Loan		1	CVS Moody	NAP	NAP	NAP	NAP
57.00	Loan		1	Northcreek Medical Office	NAP	NAP	NAP	NAP
58.00	Loan		1	Murfreesboro CVS	NAP	NAP	NAP	NAP
59.00	Loan		1	300 Lombard Street	NAP	NAP	NAP	NAP
60.00	Loan	51	1	DaVita - Boiling Springs	NAP	NAP	NAP	NAP
61.00	Loan		1	Donaldson Self Storage	NAP	NAP	NAP	NAP

A-1-75

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Prospectus for additional information on the 15 largest mortgage loans.

(1)	For mortgage loan #2 (17 West Miami), the Number of Units reflects square feet of commercial space. The mortgaged property also includes 26 multifamily units which are master leased to Sonder USA Inc. through January 31, 2030.

(2)	For mortgage loan #2 (17 West Miami), the residential portion of the related mortgaged property (consisting of 26 residential units and 35,789 SF of NRA) is 100% master leased to Sonder USA Inc. (representing 48.1% of the underwritten revenue at the related mortgaged property), a residential and hospitality operator that provides flexibility to renters for both short- and long-term stays. If Sonder USA Inc. were to vacate, the residential portion of the related mortgaged property would become a traditional multifamily leased property and have to be leased up as such.

(3)	For mortgage loan #3 (Hague + Galleries Mixed Use Portfolio), after the occurrence of the first critical tenant lease extension with respect to the RG&E lease, the borrower will not be required to deposit the monthly rollover deposit during such times that the balance in the rollover account exceeds $2,000,000.

(4)	For mortgage loan #3 (Hague + Galleries Mixed Use Portfolio), the second largest tenant at The Galleries of Syracuse property (36,477 square feet), representing 16.4% of the net rentable square feet of The Galleries of Syracuse property, has a termination option at any time during the term of the lease by providing 90 days’ prior written notice.

(5)	For mortgage loan #3 (Hague + Galleries Mixed Use Portfolio), the Number of Units of The Hague property includes 145,688 SF of flex space, 96,289 SF of office space, and 21,068 SF of warehouse space.

(6)	For mortgage loan #4 (TLR Portfolio), the Appraised Value reflects an “as-portfolio” appraised value, which includes a diversity premium based on an assumption that all of the mortgaged properties would be sold together as a portfolio. The Appraised Value assuming no portfolio level diversity premium is $123,500,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the $123,500,000 value are 67.2% and 67.2%, respectively.

(7)	With respect to Mortgage Loan #6 (980 Madison), the Number of Units includes 105,573 square feet of office space and 29,270 square feet of retail space.

(8)	With respect to Mortgage Loan #6 (980 Madison), the fourth largest tenant, ArtBlock LLC (8,161 square feet), representing 6.1% of the net rentable square feet, subleases a portion of the ground floor and basement for the payment of the percentage rent equal to 6% of the gross restaurant sales and subtenant’s share of all expenses. The sublease expires on December 30, 2022.

(9)	With respect to Mortgage Loan #6 (980 Madison), the two senior promissory notes, designated Note A-2 (“980 Madison Mortgage Loan”) and Note A-1 (“980 Madison Pari Passu Companion Loan”), have a combined Cut-off date principal balance of $96,500,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in the aggregate (“980 Madison Mortgage Loan Combination”).

(10)	For mortgage loan #7 (Newhall Crossings), the Number of Units reflects sqaure feet of commercial space. The mortgaged property also includes 47 multifamily units, which were 100% leased as of September 14, 2021.

(11)	For mortgage loan #7 (Newhall Crossings), the largest tenant, Victory-Public House (3,166 square feet), representing approximately 15.1% of the commercial net rentable square feet has free rent until February 2022. $39,838 was reserved with the lender with respect to this tenant.

A-1-76

(12)	For mortgage loan #7 (Newhall Crossings), the second largest tenant, Rustic Burger House(2,286 square feet), representing approximately 10.9% of the commercial net rentable square feet, has free rent until December 2021. $16,899 was reserved with the lender with respect to this tenant.

(13)	For mortgage loan #7 (Newhall Crossings), the third largest tenant, Wide Eye Lounge (1,980 square feet), representing approximately 9.5% of the commercial net rentable square feet, has free rent until May 2022. $30,940 was reserved with the lender with respect to this tenant.

(14)	For mortgage loan #7 (Newhall Crossings), the fifth largest tenant, C’est L’Amour Nail & Spa (1,651 square feet), representing approximately 7.9% of the commercial net rentable square feet, has $43,752 of free rent remaining. The remaining obligationas were reserved with the lender with respect to this tenant.

(15)	For mortgage loan #7 (Newhall Crossings) the lockbox is hard for commercial tenant income. Cash management was in place at origination and will continue until Rustic Burger House, Maggin’s Irish Pub and The Glasshouse LA tenants have each accepted their tenant space and have commenced occupancy and opened for business at the mortgaged property at which point cash management shall revert to springing.

(16)	With respect to mortgage loan #8 (ExchangeRight 49), the appraised values presented for the mortgage loan properties Hobby Lobby - Christiansburg, VA and Dollar Tree - Christiansburg, VA reflect the aggregate of the individual mortgaged property appraised values totaling $7,200,000. The pooled appraisal based on an assumption that both of the mortgaged properties would be sold together as a portfolio is $7,150,000.

(17)	For mortgage loan #9 (501 Great Circle), the Mortgage Loan documents require an Aegis TI/LC Reserve of $300,000. Under the related lease, the borrower is required to provide $300,000 of tenant improvement allowances to the tenant in connection with a one-time option to downsize its space between January 1, 2023 and January 1, 2025 or, in the event the option to downsize is not exercised, after January 1, 2025.

(18)	For mortgage loan #9 (501 Great Circle), the Monthly Replacement Reserve amount is $1,822, if the funds in the reserve decrease below the Replacement Reserve Cap of $660,000. The property condition assessment obtained at origination included a recommendation for the replacement of the roof at the Mortgaged Property by year 7. Once the roof replacement is complete, the Replacement Reserve Cap is required to be reduced to $125,000 and replenished if used at a monthly amount of $1,822.

(19)	For mortgage loan #9 (501 Great Circle), commencing on the payment date of May 6, 2026 and on each remaining payment date during the term of the Mortgage Loan, the Mortgage Loan documents require a Monthly TI/LC Reserve deposit equal to $13,662.

(20)	For mortgage loan #9 (501 Great Circle), the Second Largest Tenant, Aegis Sciences Corporation, has the one-time right to contract its leased space by approximately 14,197 square feet any time between January 1, 2023 and January 1, 2025, with six months’ notice.

(21)	With respect to mortgage loan #11 (Meadowood Mall), if the traditional REMIC lockout period (which is 2 years from final piece of the mortgage loan being securitized) has not expired by January 1, 2026, defeasance will not be permitted until such REMIC lockout period expires, pursuant to the mortgage loan documents. Solely in this period in which defeasance is not permitted, the mortgage loan may be paid off in full with a yield maintenance premium.

(22)	With respect to mortgage loan #12 (Highland Village Plaza), the TI/LC Reserve Cap will be reduced to $430,000 so long as (i) no event of default is continuing, (ii) the lender having received satisfactory evidence that the physical and economic occupancy levels at the mortgage property each equal or exceed ninety percent, such evidence to include the quarterly certified rent roll, (iii) the net cash flow debt yield is at least 9.0% and (iv) no cash trap event period is continuing.

A-1-77

(23)	For mortgage loan #13 (Poplar Run), the 2nd Largest Tenant, Washington Gas Light Company (24,749 square feet), has a one-time early termination option effective January 31, 2024 upon written notice by August 4, 2023 and paying a termination fee equal to two months of rent and the sum of the unamortized amount of the tenant improvement allowance, leasing commissions legal fees and other costs at 10.5% interest.

(24)	For mortgage loan #13 (Poplar Run), the 3rd Largest Tenant, E-9 Corporation (12,615 square feet), has a one-time early termination option effective April 30, 2026 upon providing nine months’ notice and paying a termination fee equal to the sum of the unamortized amount of the tenant improvement allowance, leasing commissions, legal fees, rent abatements and other costs at 10.5% interest.

(25)	For mortgage loan #13 (Poplar Run), the 3rd Largest Tenant, E-9 Corporation (12,615 square feet), subleases 2,500 square feet to Veteran Enterprise Solutions, Inc. for a current total annual base rent of $63,571 ($25.43 per square foot) expiring on December 31, 2029.

(26)	For mortgage loan #14 (Tech Ridge Office Park), the 5th Largest Tenant, Advanced Pain Management Center of Oklahoma, LLC (15,559 square feet), has a one-time early termination option effective February 28, 2023 upon providing six months’ notice and paying a termination fee equal to unamortized leasing commission and unamortized tenant improvement costs, plus an additional four months’ rent.

(27)	For mortgage loan #14 (Tech Ridge Office Park), the As-Is Appraised Value includes a parcel of land used as a parking lot that is part of the collateral, which land was separately valued in the appraisal at $1,380,000. The Tech Ridge Office Park Mortgage Loan does not permit the release of this parcel.

(28)	With respect to Mortgage Loan #16 (Hamilton Apartment Portfolio), the Appraised Value was $23,950,000, representing the as-is value assuming that the capital repairs and renovation reserve credit are incorporated for each mortgaged property.

(29)	For mortgage loan #17 (Martin Village), the monthly capital expenditure deposit is equal to (i) with respect to each payment date occurring on or prior to January 6, 2022, an amount equal to $6,474.27, and (ii) with respect to each payment date thereafter, an amount equal to $1,494.06.

(30)	For mortgage loan #17 (Martin Village), the monthly rollover deposit is equal to (i) with respect to each payment date occurring on or prior to January 6, 2022, an amount equal to $0.00, and (ii) with respect to each payment date thereafter, an amount equal to $4,980.21.

(31)	With respect to mortgage loan #19 (Woodlands Village Self Storage), the self-storage units do not include 22 separate RV parking spaces.

(32)	For mortgage loan #24 (Crescent Park & Champions Gate Portfolio), the fourth largest tenant at the Crescent Park mortgaged property (6,304 square feet), representing 4.9% of the net rentable square feet of the mortgaged properties, receives a rental credit of approximately $3,805 per month through July 2022. At origination, $30,437 was reserved for such rental credit. Additionally, the largest tenant at the 8390 Champions Gate mortgaged property (5,290 square feet), representing 4.1% of the net rentable square feet of the mortgaged properties, has abated rent through January 2022. At origination, $21,160 was reserved for such free rent period.

(33)	For mortgage loan #24 (Crescent Park & Champions Gate Portfolio), the largest tenant at the Crescent Park mortgaged property (28,880 square feet), representing 22.6% of the net rentable square feet of the mortgaged properties, subleases approximately 2,224 square feet for the same term and rent. Additionally, the second largest tenant at the 8390 Champions Gate mortgaged property (4,813 square feet), representing 3.8% of the net rentable square feet of the mortgaged properties, is currently marketing its space for sublease.

(34)	For mortgage loan #25 (Holiday Inn Express & Suites Marion), the Appraised Value reflects an “as-complete” appraised value, which assumes that all renovations and expected improvements have

A-1-78

been completed. The Appraised Value without the completion assumption is $12,700,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the $12,700,000 value are 82.6% and 69.4%, respectively. At origination, the borrower deposited $1,920,000 into an upfront PIP reserve account.

(35)	For mortgage loan #26 (Shoppes on University), the third largest tenant (6,659 square feet), representing approximately 7.9% of net rentable square feet, is not yet in occupancy but has accepted their space and is paying full unabated rent.

(36)	For mortgage loan #28 (Wyndham National Hotel Portfolio), the borrower is required to deposit on each monthly payment date an amount equal to the greater of (i) (a) on each monthly payment date through and including December 6, 2021, an amount equal to 1/12th of 2.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs, (b) on each monthly payment date through and including December 6, 2022, an amount equal to 1/12th of 3.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs and (c) on each monthly payment date thereafter, an amount equal to 1/12th of 4.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs or (ii) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement for annual capital expenditures.

(37)	For mortgage loan #28 (Wyndham National Hotel Portfolio), the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%) and Appraised Value ($) with respect to the whole loan are based on the aggregate sum of the available “As-Is” and “As-Complete” values for each mortgaged property on an individual basis of $215,000,000 as of August 1, 2019. The “As-Complete” values assume completion of certain property improvement plans at the related mortgaged properties. At origination, the borrower deposited with the lender $7,417,247 for such property improvement plans. On a stand-alone basis, the mortgaged properties have an aggregate “As-Is” value of $209,500,000 as of August 1, 2019. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the aggregate “As-Is” value of $209,500,000 as of August 1, 2019 are 65.7% and 48.1%, respectively.

(38)	For mortgage loan #29 (Atlas Industrial), the mortgaged property is subject to three 100-year ground leases which expire on November 1, 2120. The ground leases are with Lewis W. Williams, Jr., Trustee of the Lewis W. Williams, Jr. Trust, under trust dated 4/3/87, and Marlene Louise Williams, Trustee of the Marlene Louise Williams Trust, under Trust dated 4/3/87 and require a total annual ground rent of $22,000. Beginning on January 1, 2024, the annual ground rent will increase to $26,400. The rental amount for each 10-year period commencing on January 1, 2034 will be increased by a percentage amount equal to the increase in the cost of living over the previous 10-year period as determined by the Kansas Department of Labor with respect to Sedgwick County, Kansas.

(39)	For mortgage loan #30 (Hampton Inn & Suites Middleburg), the borrower is required to make monthly deposits into the Replacement Reserve in the amount of 1/12th of (a) 2.0% (on each monthly payment date through November 2023), (b) 3.0% (on each monthly payment date occurring in December 2023 through November 2024) and (c) 4.0% (on each monthly payment date occurring in December 2024 through the maturity date) of the greater of (i) gross revenues for the mortgaged property in the preceding calendar year or (ii) the projected gross revenues for the mortgaged property for the current calendar year according to the most recently submitted annual budget.

(40)	For mortgage loan #30 (Hampton Inn & Suites Middleburg), historical financials prior to 2020 are not available as the mortgaged property was built in 2020.

(41)	With respect to Mortgage Loan #32 (Mulberry Office), the Number of Units includes 23,225 square feet of medical office space, representing 45.1% of the net rentable square feet.

(42)	With respect to Mortgage Loan #32 (Mulberry Office), the Lease Termination Payments will be paid to Lender for all funds received by Borrower in excess of $25,000 in connection with any cancellation, termination or surrender of any leases, including any surrender or cancellation fees, buy-out fees, or reimbursements for tenant improvements and leasing commission.

A-1-79

(43)	With respect to Mortgage Loan #32 (Mulberry Office), the Tenant Allowance Fund will be deposited an amount equal to $100,000 with respect to a certain outstanding tenant improvement allowance owed to the largest tenant (12,308 square feet), representing 23.9% of the net rentable square feet.

(44)	For mortgage loan #34 (Anchor Court Industrial), the second largest tenant (22,390 square feet), representing 17.7% of the net rentable square feet, has subleased its entire space for the same term and rent, and for the same use.

(45)	For mortgage loan #40 (PA & IL Self Storage Portfolio), the Appraised Value reflects an “as-portfolio” appraised value, which includes a diversity premium based on an assumption that all of the mortgaged properties would be sold together as a portfolio. The Appraised Value assuming no portfolio level diversity premium is $9,540,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the $9,540,000 value are 66.0% and 57.9%, respectively.

(46)	For mortgage loan #43 (South Holland Industrial), the sole tenant at the mortgaged property (202,902 square feet), representing 100% of the net rentable square feet of mortgaged property, has free for December 2020 through April 2021, December 2022, December 2023, and December 2024. At loan closing, the borrower deposited $225,430.97 into a free rent reserve account.

(47)	For mortgage loan #45 (Fulton Crossing), the 4th Largest Tenant, Harbor Freight Tools (15,000 square feet), has a one-time early termination option effective July 31, 2022 upon providing notice by December 31, 2021 and paying a termination fee of $187,500.

(48)	For mortgage loan #50 (29 West 27th Street), the Number of Units includes 8 multifamily units and 2,100 SF of retail space.

(49)	For mortgage loan #55 (Walnut Creek Plaza), the Mortgaged Property is owned by five tenants-in-common borrower entities.

(50)	For mortgage loan #55 (Walnut Creek Plaza), commencing on November 6, 2026, monthly deposits into the TI/LC reserve account are not required if the balance of the account is equal to or greater than $183,370. If the account is less than $183,370, then monthly deposits are reinstated.

(51)	For mortgage loan #60 (DaVita - Boiling Springs), the sole tenant (7,494 square feet), representing 100.0% of the net rentable square feet, and the borrower represent and warrant that each party: (i) is not currently excluded from participation in any Federal health care program, (ii) is not currently excluded, debarred, suspended or otherwise ineligible to participate in Federal procurement and non-procurement programs or (iii) has not been convicted of a criminal offense, but has not yet been excluded, debarred, suspended or otherwise declared ineligible (each, an “Exclusion”), and agrees to notify the other party within two business days of learning of any such Exclusion or any basis therefore. In the event of learning of such Exclusion, either party has the right to immediately terminate the lease without further liability.

A-1-80

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

WFCM 2021-C61

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
LMF Commercial, LLC	20	$189,149,596	24.7%	4.3253%	116	355	1.89x	10.1%	9.5%	61.5%	57.5%
Wells Fargo Bank, National Association	10	185,688,995	24.3	3.6559	104	335	2.48	10.7	10.3	55.8	53.9
Ladder Capital Finance LLC	6	117,415,492	15.4	3.8347	116	355	1.83	8.4	8.1	65.9	62.7
Column Financial, Inc.	7	99,917,428	13.1	3.6400	81	359	2.73	11.2	10.8	55.7	53.0
UBS AG	10	70,029,223	9.2	4.0907	112	335	2.30	12.0	11.2	57.0	51.7
BSPRT CMBS Finance, LLC	6	65,102,232	8.5	3.6973	119	360	1.87	11.9	10.4	65.7	53.3
Oceanview Commercial Mortgage Finance, LLC	2	37,115,435	4.9	4.0601	119	359	1.52	9.2	8.7	61.1	51.1
Total/Weighted Average:	61	$764,418,400	100.0%	3.9099%	108	351	2.15x	10.4%	9.8%	59.9%	55.7%

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Office	13	$175,806,556	23.0%	3.9849%	118	359	2.04	x	10.3%	9.4%	59.9%	54.7%
Suburban	5	133,147,416	17.4	3.805	119	359	2.04		10.1	9.3	59.7	53.6
CBD	1	18,130,000	2.4	5.0500	118	0	1.89		11.3	9.7	58.7	58.7
Medical	6	17,381,432	2.3	4.0920	115	360	1.96		10.1	9.6	64.7	59.4
Flex (Office)	1	7,147,708	0.9	4.3650	119	0	2.68		13.1	11.9	53.7	53.7
Retail	47	170,498,950	22.3	3.8416	100	348	2.09		11.7	11.1	59.4	52.2
Anchored	8	68,644,917	9.0	3.9442	109	353	1.85		11.5	10.7	65.9	55.5
Single Tenant	33	49,054,961	6.4	3.8079	90	360	2.11		9.5	9.3	60.7	58.1
Unanchored	4	30,488,995	4.0	3.6112	117	359	2.02		10.6	10.1	57.3	48.7
Regional Mall	1	19,000,000	2.5	3.9300	60	300	2.98		19.8	18.7	35.2	30.8
Shadow Anchored	1	3,310,077	0.4	3.8300	119	359	2.00		12.5	11.2	62.5	49.5
Mixed Use	5	127,840,000	16.7	3.9764	107	0	2.31		9.6	9.2	56.5	56.5
Multifamily/Retail	3	83,970,000	11.0	3.8474	119	0	1.88		7.5	7.4	64.7	64.7
Office/Retail	1	25,000,000	3.3	3.5995	55	0	4.08		15.2	14.9	27.6	27.6
Industrial/Office	1	18,870,000	2.5	5.0500	118	0	1.89		11.3	9.7	58.7	58.7
Multifamily	14	94,603,577	12.4	3.7618	119	359	2.07		9.0	8.7	61.9	59.3
Garden	12	78,453,577	10.3	3.7233	119	359	2.20		9.2	8.8	60.8	58.6
Townhome	1	12,350,000	1.6	3.8500	118	360	1.42		8.1	8.0	67.1	60.9
Low Rise	1	3,800,000	0.5	4.2700	119	0	1.62		7.1	7.0	66.7	66.7
Industrial	16	89,830,234	11.8	3.8496	88	360	2.23		9.9	9.4	60.3	58.0
Flex	5	42,443,759	5.6	3.9252	119	360	2.17		10.8	10.1	55.1	50.3
Warehouse	6	28,962,802	3.8	3.8334	54	0	2.24		9.0	8.7	65.3	65.3
Manufacturing	4	13,808,673	1.8	3.6544	54	0	2.35		8.9	8.7	65.1	65.1
Warehouse Distribution	1	4,615,000	0.6	3.8400	118	0	2.46		10.5	9.6	62.4	62.4
Self Storage	8	50,480,000	6.6	3.5306	119	360	2.69		9.8	9.7	60.8	59.6
Self Storage	8	50,480,000	6.6	3.5306	119	360	2.69		9.8	9.7	60.8	59.6
Hospitality	46	28,475,790	3.7	4.8305	111	321	2.00		14.8	13.3	64.4	51.0
Limited Service	46	28,475,790	3.7	4.8305	111	321	2.00		14.8	13.3	64.4	51.0
Manufactured Housing	16	26,883,294	3.5	3.9960	119	360	1.68		10.0	9.7	66.1	56.5
Manufactured Housing	16	26,883,294	3.5	3.9960	119	360	1.68		10.0	9.7	66.1	56.5
Total/Weighted Average:	165	$764,418,400	100.0%	3.9099%	108	351	2.15	x	10.4%	9.8%	59.9%	55.7%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

WFCM 2021-C61

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Florida	11	$133,892,467	17.5%	3.8868%	118	360	2.09	x	9.2%	8.8%	63.9%	62.5%
New York	8	95,953,743	12.6	4.3777	102	360	2.28		11.1	10.3	52.1	50.6
California	10	85,836,339	11.2	3.6551	117	359	2.21		9.4	9.1	59.2	55.6
Southern	8	77,436,138	10.1	3.6792	117	360	2.25		9.3	9.0	58.8	56.3
Northern	2	8,400,201	1.1	3.4334	118	358	1.82		10.2	9.8	62.7	49.1
Texas	7	77,334,331	10.1	3.8395	115	246	2.25		9.2	8.8	56.2	56.1
Michigan	21	37,863,310	5.0	3.7800	115	359	1.98		9.7	9.4	63.8	58.3
Virginia	8	32,913,926	4.3	3.5566	114	358	2.00		10.9	9.9	67.9	56.2
Tennessee	4	29,871,202	3.9	3.9099	119	358	1.75		9.8	9.2	63.9	53.5
Nevada	5	29,275,044	3.8	3.7918	80	299	2.98		16.8	15.9	37.8	34.7
Illinois	10	27,629,053	3.6	4.5877	89	359	2.00		11.1	10.4	65.8	60.3
Oklahoma	3	25,221,476	3.3	3.9413	113	352	1.61		11.1	9.3	66.1	53.1
Georgia	6	23,461,861	3.1	3.8038	109	359	2.20		11.8	11.0	63.0	54.8
Washington	3	22,825,209	3.0	4.2351	99	345	1.87		11.3	10.9	63.7	54.8
Ohio	7	21,276,576	2.8	3.6531	104	359	2.11		11.0	10.4	60.5	51.4
Pennsylvania	5	20,651,402	2.7	3.9220	92	360	1.86		9.6	8.9	62.4	57.1
Arizona	3	13,578,979	1.8	3.2043	118	246	3.65		12.1	11.9	57.3	56.6
Oregon	2	13,266,698	1.7	3.5173	119	358	1.71		10.1	9.3	69.0	59.0
Indiana	3	12,190,776	1.6	3.7014	53	0	2.27		8.7	8.5	66.4	66.4
South Dakota	2	11,949,690	1.6	4.3867	97	359	1.73		10.8	10.4	56.3	51.3
Kansas	6	9,423,016	1.2	3.9426	116	349	2.01		12.4	11.6	62.4	55.5
Maryland	2	7,502,412	1.0	3.3505	118	246	2.63		9.3	8.9	64.9	64.8
Wisconsin	2	5,167,727	0.7	3.5622	56	0	2.49		9.2	9.0	62.7	62.7
Mississippi	1	5,025,000	0.7	4.1500	119	360	1.79		12.4	10.4	62.8	57.2
South Carolina	2	4,010,000	0.5	4.2542	118	360	1.78		9.1	8.8	57.0	54.1
Alabama	2	3,493,151	0.5	3.2207	114	358	1.98		10.1	10.0	52.4	41.6
Minnesota	2	3,439,448	0.4	3.9603	119	246	1.92		7.8	7.8	65.4	65.2
North Carolina	1	2,350,000	0.3	3.5000	116	0	4.01		14.9	14.2	39.2	39.2
Wyoming	6	1,934,797	0.3	4.8500	96	246	1.69		14.8	13.0	64.1	46.9
Missouri	3	1,646,652	0.2	3.9623	70	246	2.27		11.2	10.4	62.4	56.6
Nebraska	4	1,096,467	0.1	4.8500	96	246	1.69		14.8	13.0	64.1	46.9
New Mexico	3	1,021,592	0.1	4.8500	96	246	1.69		14.8	13.0	64.1	46.9
Kentucky	1	563,855	0.1	3.5160	57	0	2.56		9.4	9.1	61.5	61.5
Louisiana	2	507,322	0.1	4.0247	72	246	2.23		11.5	10.6	62.5	55.9
Maine	1	457,467	0.1	3.5160	57	0	2.56		9.4	9.1	61.5	61.5
Montana	2	394,811	0.1	4.8500	96	246	1.69		14.8	13.0	64.1	46.9
New Jersey	1	393,635	0.1	3.5160	57	0	2.56		9.4	9.1	61.5	61.5
Connecticut	1	361,718	0.0	3.5160	57	0	2.56		9.4	9.1	61.5	61.5
Iowa	2	356,786	0.0	4.8500	96	246	1.69		14.8	13.0	64.1	46.9
Utah	1	158,395	0.0	4.8500	96	246	1.69		14.8	13.0	64.1	46.9
North Dakota	1	100,900	0.0	4.8500	96	246	1.69		14.8	13.0	64.1	46.9
Colorado	1	21,169	0.0	4.8500	96	246	1.69		14.8	13.0	64.1	46.9
Total/Weighted Average:	165	$764,418,400	100.0%	3.9099%	108	351	2.15	x	10.4%	9.8%	59.9%	55.7%

(1)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.
(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-2

WFCM 2021-C61

Annex A-2: Mortgage Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1,910,000 - 2,000,000	1	$1,910,000	0.2%	4.4400%	119	360	1.52x	9.4%	9.2%	58.8%	52.7%
2,000,001 - 3,000,000	2	4,975,000	0.7	4.4636	119	0	1.81	8.5	8.2	54.7	54.7
3,000,001 - 4,000,000	10	35,214,495	4.6	3.9533	118	359	2.19	9.6	9.3	59.7	57.4
4,000,001 - 5,000,000	3	13,651,054	1.8	3.6944	119	359	2.31	12.8	11.4	53.6	46.7
5,000,001 - 6,000,000	4	21,150,000	2.8	3.8604	103	360	2.21	10.7	9.9	62.8	60.0
6,000,001 - 7,000,000	4	25,783,294	3.4	4.0824	119	359	1.82	9.8	9.5	59.2	52.9
7,000,001 - 8,000,000	4	30,435,492	4.0	3.5112	113	348	2.71	11.4	10.6	59.9	53.2
8,000,001 - 9,000,000	5	41,661,462	5.5	3.8611	119	359	1.95	11.7	11.0	65.1	55.3
9,000,001 - 10,000,000	2	19,499,623	2.6	4.1577	108	246	2.37	13.0	11.8	52.7	44.3
10,000,001 - 15,000,000	12	149,564,007	19.6	3.9737	114	357	2.13	10.8	10.3	61.8	56.1
15,000,001 - 20,000,000	4	72,394,688	9.5	3.7435	103	344	2.06	13.2	12.0	56.5	46.3
20,000,001 - 30,000,000	5	117,865,435	15.4	3.7381	93	359	2.39	10.3	10.0	56.6	52.3
30,000,001 - 50,000,000	3	105,313,851	13.8	4.2672	98	0	1.97	9.2	8.5	63.4	63.4
50,000,001 - 70,000,000	2	125,000,000	16.4	3.8195	119	0	2.10	8.5	8.2	60.0	60.0
Total/Weighted Average:	61	$764,418,400	100.0%	3.9099%	108	351	2.15x	10.4%	9.8%	59.9%	55.7%

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.26 - 1.40	1	$13,750,000	1.8%	4.4000%	119	360	1.26x	7.9%	7.6%	57.1%	52.2%
1.41 - 1.50	3	26,750,000	3.5	4.1219	119	360	1.43	8.5	8.3	66.9	60.3
1.51 - 1.60	5	41,136,543	5.4	4.0614	115	356	1.55	9.2	8.8	69.8	60.8
1.61 - 1.70	7	80,079,747	10.5	3.9954	116	345	1.66	10.6	9.6	62.3	51.4
1.71 - 1.80	5	72,058,549	9.4	3.9428	116	360	1.75	9.1	8.6	64.7	60.3
1.81 - 1.90	8	166,011,454	21.7	4.1333	119	359	1.89	9.6	8.9	63.9	60.1
1.91 - 2.00	5	26,786,625	3.5	4.0775	108	344	1.96	11.2	10.7	62.4	54.0
2.01 - 2.50	13	179,370,721	23.5	3.8180	103	359	2.22	9.8	9.4	59.8	57.8
2.51 - 3.00	8	92,949,761	12.2	3.7052	91	324	2.69	12.9	12.2	54.5	51.9
3.01 - 3.50	2	15,525,000	2.0	3.4431	119	0	3.06	11.1	10.7	50.1	50.1
3.51 - 4.00	1	13,000,000	1.7	3.1310	119	0	3.74	12.0	11.9	57.0	57.0
4.01 - 4.77	3	37,000,000	4.8	3.4623	75	0	4.22	15.2	14.8	30.4	30.4
Total/Weighted Average:	61	$764,418,400	100.0%	3.9099%	108	351	2.15x	10.4%	9.8%	59.9%	55.7%

A-2-3

WFCM 2021-C61

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.1 - 8.0	8	$142,970,000	18.7%	3.9464%	119	360	1.79x	7.5%	7.3%	64.3%	63.8%
8.1 - 9.0	9	86,938,851	11.4	3.8648	93	360	1.99	8.6	8.4	65.3	63.3
9.1 - 10.0	13	215,146,978	28.1	3.7412	111	358	2.06	9.5	9.0	61.6	57.1
10.1 - 11.0	8	49,881,961	6.5	3.8512	106	359	2.08	10.5	10.0	60.6	54.3
11.1 - 12.0	7	117,408,265	15.4	4.0425	119	359	2.17	11.5	10.3	60.4	53.8
12.1 - 13.0	7	50,954,260	6.7	4.0760	109	353	1.99	12.6	11.6	60.1	51.2
13.1 - 14.0	2	22,138,700	2.9	4.9454	119	359	2.27	13.4	12.2	60.8	55.5
14.1 - 15.0	2	13,499,623	1.8	4.4500	102	246	2.38	14.8	13.4	56.7	44.6
15.1 - 16.0	4	46,479,761	6.1	3.5505	85	359	3.76	15.4	14.7	37.4	33.9
16.1 - 19.8	1	19,000,000	2.5	3.9300	60	300	2.98	19.8	18.7	35.2	30.8
Total/Weighted Average:	61	$764,418,400	100.0%	3.9099%	108	351	2.15x	10.4%	9.8%	59.9%	55.7%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.0 - 8.0	10	$158,195,000	20.7%	3.9533%	119	360	1.76x	7.6%	7.4%	64.3%	63.4%
8.1 - 9.0	12	190,663,851	24.9	3.7897	107	360	2.15	9.0	8.7	62.2	60.3
9.1 - 10.0	16	183,853,369	24.1	4.0154	108	358	1.90	10.4	9.4	61.9	55.3
10.1 - 11.0	7	61,724,017	8.1	3.7148	115	360	2.15	11.2	10.4	61.1	53.1
11.1 - 12.0	7	66,751,948	8.7	3.8095	116	359	2.49	12.4	11.7	58.2	52.0
12.1 - 13.0	3	33,750,454	4.4	4.8985	104	318	1.84	13.6	12.5	64.9	52.3
13.1 - 15.0	5	50,479,761	6.6	3.5465	87	359	3.78	15.4	14.7	37.5	34.3
15.1 - 18.7	1	19,000,000	2.5	3.9300	60	300	2.98	19.8	18.7	35.2	30.8
Total/Weighted Average:	61	$764,418,400	100.0%	3.9099%	108	351	2.15x	10.4%	9.8%	59.9%	55.7%

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
27.6 - 30.0	1	$25,000,000	3.3%	3.5995%	55	0	4.08x	15.2%	14.9%	27.6%	27.6%
30.1 - 35.0	1	8,000,000	1.0	3.0150	119	0	4.77	15.5	14.6	34.9	34.9
35.1 - 40.0	2	23,000,000	3.0	3.8552	70	300	3.16	18.9	17.9	35.9	32.3
40.1 - 45.0	2	14,043,759	1.8	3.5346	119	359	2.67	11.5	10.5	42.8	40.0
45.1 - 50.0	1	6,183,294	0.8	4.1500	118	358	2.05	12.3	12.0	45.5	36.6
50.1 - 55.0	5	26,351,712	3.4	4.0547	119	359	2.43	12.2	11.4	53.3	49.7
55.1 - 60.0	11	195,645,643	25.6	4.0895	115	360	2.12	10.4	9.7	57.1	54.3
60.1 - 65.0	21	212,850,949	27.8	3.8182	109	346	2.06	10.1	9.5	62.9	57.2
65.1 - 70.0	14	216,736,500	28.4	3.9067	108	360	1.87	8.9	8.5	67.0	63.1
70.1 - 72.5	3	36,606,543	4.8	3.9435	115	356	1.63	9.9	9.4	72.3	61.5
Total/Weighted Average:	61	$764,418,400	100.0%	3.9099%	108	351	2.15x	10.4%	9.8%	59.9%	55.7%

A-2-4

WFCM 2021-C61

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
27.6 - 30.0	1	$25,000,000	3.3%	3.5995%	55	0	4.08x	15.2%	14.9%	27.6%	27.6%
30.1 - 35.0	2	27,000,000	3.5	3.6589	77	300	3.51	18.5	17.5	35.1	32.0
35.1 - 40.0	3	14,227,052	1.9	3.8166	118	358	2.54	13.0	12.1	43.6	37.0
40.1 - 45.0	3	18,256,712	2.4	3.4792	119	359	2.70	12.2	11.5	46.6	41.4
45.1 - 50.0	5	43,649,739	5.7	3.9284	114	334	2.02	13.0	11.9	61.0	47.3
50.1 - 55.0	12	143,310,803	18.7	4.0011	115	357	1.79	10.7	9.8	61.4	52.0
55.1 - 60.0	14	200,700,243	26.3	4.1406	115	358	2.10	10.5	9.7	60.3	57.1
60.1 - 65.0	14	154,740,000	20.2	3.7092	109	360	2.13	9.0	8.7	65.1	62.4
65.1 - 69.3	7	137,533,851	18.0	3.8706	104	0	1.94	7.8	7.6	66.0	66.0
Total/Weighted Average:	61	$764,418,400	100.0%	3.9099%	108	351	2.15x	10.4%	9.8%	59.9%	55.7%

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.015 - 3.500	11	$104,568,412	13.7%	3.3289%	119	359	2.74x	11.1%	10.5%	58.9%	53.5%
3.501 - 3.750	10	146,543,481	19.2	3.6296	83	360	2.51	10.7	10.3	55.9	52.8
3.751 - 4.000	20	345,938,159	45.3	3.8714	115	351	1.98	9.8	9.3	61.8	57.6
4.001 - 4.250	7	35,058,294	4.6	4.1406	118	360	1.79	10.1	9.5	61.2	55.7
4.251 - 4.500	8	68,476,730	9.0	4.3907	106	353	1.84	10.6	10.0	58.8	54.0
4.501 - 4.750	2	6,845,000	0.9	4.6994	119	0	1.57	7.7	7.5	61.2	61.2
4.751 - 5.000	1	9,499,623	1.2	4.8500	96	246	1.69	14.8	13.0	64.1	46.9
5.001 - 5.250	1	37,000,000	4.8	5.0500	118	0	1.89	11.3	9.7	58.7	58.7
5.251 - 5.590	1	10,488,700	1.4	5.5900	119	359	1.82	13.7	12.5	68.6	57.6
Total/Weighted Average:	61	$764,418,400	100.0%	3.9099%	108	351	2.15x	10.4%	9.8%	59.9%	55.7%

Range of Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	5	$106,613,851	13.9%	3.7135%	56	300	2.88x	12.4%	12.0%	50.4%	49.6%
120	56	657,804,549	86.1	3.9417	117	355	2.03	10.1	9.5	61.5	56.6
Total/Weighted Average:	61	$764,418,400	100.0%	3.9099%	108	351	2.15x	10.4%	9.8%	59.9%	55.7%

A-2-5

WFCM 2021-C61

Annex A-2: Mortgage Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
53 - 60	5	$106,613,851	13.9%	3.7135%	56	300	2.88x	12.4%	12.0%	50.4%	49.6%
61 - 120	56	657,804,549	86.1	3.9417	117	355	2.03	10.1	9.5	61.5	56.6
Total/Weighted Average:	61	$764,418,400	100.0%	3.9099%	108	351	2.15x	10.4%	9.8%	59.9%	55.7%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	29	$435,668,851	57.0%	3.8562%	106	0	2.39x	9.6%	9.2%	58.4%	58.4%
270 - 300	2	28,499,623	3.7	4.2367	72	282	2.55	18.1	16.8	44.8	36.2
301 - 360	30	300,249,926	39.3	3.9567	116	358	1.76	10.8	10.1	63.7	53.6
Total/Weighted Average:	61	$764,418,400	100.0%	3.9099%	108	351	2.15x	10.4%	9.8%	59.9%	55.7%

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	29	$435,668,851	57.0%	3.8562%	106	0	2.39x	9.6%	9.2%	58.4%	58.4%
246 - 300	2	28,499,623	3.7	4.2367	72	282	2.55	18.1	16.8	44.8	36.2
301 - 360	30	300,249,926	39.3	3.9567	116	358	1.76	10.8	10.1	63.7	53.6
Total/Weighted Average:	61	$764,418,400	100.0%	3.9099%	108	351	2.15x	10.4%	9.8%	59.9%	55.7%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	29	$435,668,851	57.0%	3.8562%	106	0	2.39x	9.6%	9.2%	58.4%	58.4%
Amortizing Balloon	17	179,014,949	23.4	3.9730	109	344	1.99	12.8	11.7	59.8	47.8
Interest Only, Amortizing Balloon	15	149,734,600	19.6	3.9906	116	360	1.64	9.9	9.4	64.7	57.1
Total/Weighted Average:	61	$764,418,400	100.0%	3.9099%	108	351	2.15x	10.4%	9.8%	59.9%	55.7%

A-2-6

WFCM 2021-C61

Annex A-2: Mortgage Pool Information

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	32	$413,647,057	54.1%	3.8325%	111	352	2.23x	10.6%	10.0%	58.5%	53.9%
Acquisition	27	260,071,343	34.0	4.0522	100	349	2.04	10.6	9.9	62.6	57.9
Recapitalization	1	70,000,000	9.2	3.8270	118	0	2.26	9.2	8.8	55.3	55.3
Acquisition/Refinance	1	20,700,000	2.7	3.9500	119	360	1.57	9.3	9.0	72.2	62.5
Total/Weighted Average:	61	$764,418,400	100.0%	3.9099%	108	351	2.15x	10.4%	9.8%	59.9%	55.7%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Springing	38	$305,160,083	39.9%	3.8616%	116	358	2.08x	10.3%	9.7%	62.8%	57.0%
Hard / Springing Cash Management	15	281,614,740	36.8	4.0884	100	340	2.00	10.4	9.7	61.2	57.2
Soft / Springing Cash Management	4	82,093,577	10.7	3.6971	99	360	2.54	11.1	10.7	50.1	46.2
Hard / In Place Cash Management	2	78,550,000	10.3	3.8295	118	360	2.24	9.5	9.1	56.1	55.4
None	2	17,000,000	2.2	3.2178	118	0	3.80	12.7	12.4	52.8	52.8
Totals:	61	$764,418,400	100.0%	3.9099%	108	351	2.15x	10.4%	9.8%	59.9%	55.7%

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing

	Number of			Number of			Number of
	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	% by Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance
Tax Escrow	43	$487,083,065	63.7%	46	$549,520,532	71.9%	15	$214,897,868	28.1%
Insurance Escrow	42	$473,970,119	62.0%	39	$447,002,125	58.5%	18	$283,962,699	37.1%
Replacement Reserve	9	$124,287,383	16.3%	48	$565,524,070	74.0%	12	$193,394,330	25.3%
TI/LC Reserve(1)	14	$235,393,683	41.7%	26	$331,182,871	58.7%	12	$212,888,528	37.7%

(1)	The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-7

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

 A-3-1

Office – Suburban	Loan #1	Cut-off Date Balance:	$70,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

A-3-2

Office – Suburban	Loan #1	Cut-off Date Balance:	$70,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

Conroe
HCA Houston Healthcare Conroe
River Bend Station
Woodloch
River Plantation Golf Club
3 Palms Action Sports Park
WG Jones State Forest
College Park Shopping Center
Lone Star College - Montgomery
242 Crossing Mall
Harpers Preserve
St. Lukes Health - The Woodlands
Houston Methodist- The Woodlands Emergency Dept.
Texas Children's Hospital - The Woodlands
MONTGOMERY COUNTY
Woodforest Bank Stadium
Memorial Hermann The Woodlands Med. Center
Research Forest Drive
Alden Bridge
Club at Carlton Woods
The Woodlands CC
Cochran's Crossing
Gosling Rd
Research Forest Dr
Lake Woodlands Dr
Woodlands Pkwy
The Woodlands
Kuykendahl Rd
Flintridge Dr
The Woodlands Children's Museum
ExxonMobil - Hughes Landing
Lake Woodlands Plaza
Tamina
Main Dr
Market Street
The Woodlands Mall
Cynthia Woods Mitchell Pavilion
Lake Woodlands
1201 Lake Robbins
1201 Lake Robbins Drive
The Woodlands, TX 77380
Chevron Phillips Chemical Co.
Hanna Rd
Robinson Rd
The Woodlands Resort
The Woodlands CC
Augusta Creek
Sawdust Rd
Grogans Mill Rd
Elan Blvd
Birnham Woods Dr
Augusta Pines
Northcrest Dr
Gosling Rd
Rayford Rd
Wood Winds Shopping Center
Rayford
Rayford Rd
HARRIS COUNTY
ExxonMobil Houston Campus
Hardy Toll Rd
Grand Pkwy
Hewitt Packard
Southwestern Energy Co.
Kuykendahl Rd
Grand Parkway
Avonak
Spring
Pundt Park
Spring Stuebner Rd
The Market at Springwoods Village
Houston 24 miles
George Bush Intcntl. Airport 14 miles
Conroe
The Woodlands
Spring
Atascocita
HOUSTON
Cleveland
Katy
Channelview
Baytown
Pasadena
Sugar Land
Missouri City
Pearland
Friendswood
League City
Texas City
Rosenberg
Galveston Bay

A-3-3

No. 1 – 1201 Lake Robbins

Mortgage Loan Information				Mortgaged Property Information(4)
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – Suburban
	Original Principal Balance(1):	$70,000,000		Location:	The Woodlands, TX
	Cut-off Date Balance(1):	$70,000,000		Size:	807,586 SF
	% of Initial Pool Balance:	9.2%		Cut-off Date Balance Per SF(1):	$309.56
	Loan Purpose:	Recapitalization		Maturity Date Balance Per SF(1):	$309.56
	Borrower Sponsors:	The Howard Hughes Corporation		Year Built/Renovated:	2002/NAP
	Guarantor:	The Woodlands Land Development Company, L.P.		Title Vesting:	Fee
	Mortgage Rate:	3.8270%		Property Manager:	Howard Hughes Management Services Company, LLC
	Note Date:	October 8, 2021		Current Occupancy (As of):	100.0% (12/1/2021)
	Seasoning:	2 months		YE 2020 Occupancy:	100.0%
	Maturity Date:	October 11, 2031		YE 2019 Occupancy:	100.0%
	IO Period:	120 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$452,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$559.69
	Call Protection(2):	L(26),D(87),O(7)		As-Is Appraisal Valuation Date:	August 25, 2021
	Lockbox Type:	Hard/In Place Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information(4)
	Additional Debt Type (Balance):	Pari Passu ($180,000,000)		TTM NOI (8/31/2021):	$24,086,187
				YE 2020 NOI:	$24,374,004
				YE 2019 NOI(5):	NAV
				YE 2018 NOI(5):	NAV
				U/W Revenues:	$35,365,647
				U/W Expenses:	$12,442,182
Escrows and Reserves(3)				U/W NOI:	$22,923,465
	Initial	Monthly	Cap	U/W NCF:	$21,954,362
RE Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.36x / 2.26x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.2% / 8.8%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.2% / 8.8%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	55.3%
				LTV Ratio at Maturity(1):	55.3%

Sources and Uses
Sources			Uses
Original mortgage loan amount	$250,000,000	100.0%	Closing costs	$1,866,197	0.7%
			Equity Repatriation(6)	248,133,803	99.3
Total Sources	$250,000,000	100.0%	Total Uses	$250,000,000	100.0%
(1)	The 1201 Lake Robbins Mortgage Loan (as defined below) is part of the 1201 Lake Robbins Whole Loan (as defined below) with an original aggregate principal balance of $250,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity Date based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 1201 Lake Robbins Whole Loan.
(2)	At any time after the earlier of (i) October 8, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the 1201 Lake Robbins Whole Loan to be securitized, the 1201 Lake Robbins Borrower (as defined below) has the right to defease the 1201 Lake Robbins Whole Loan in whole, but not in part. Additionally, the 1201 Lake Robbins Borrower may prepay the 1201 Lake Robbins Whole Loan with 30 days’ notice on or after April 11, 2031.
(3)	See “Escrows” section below.
(4)	While the 1201 Lake Robbins Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 1201 Lake Robbins Mortgage Loan more severely than assumed in the underwriting of the 1201 Lake Robbins Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(5)	The 1201 Lake Robbins Borrower purchased the property in December 2019. No prior historical financials are available.
(6)	The 1201 Lake Robbins Borrower purchased the property in December 2019 as part of a portfolio acquired by The Howard Hughes Corporation, and was unencumbered.

A-3-4

Office – Suburban	Loan #1	Cut-off Date Balance:	$70,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to the tenancy at the 1201 Lake Robbins Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Occidental	BB/Ba2/BB	807,586	100.0%	$30.69	$24,784,815	100.0%	12/31/2032	Y(2)	N
Total Major Tenants		807,586	100.0%	$30.69	$24,784,815	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		807,586	100.0%	$30.69	$24,784,815	100.0%

Vacant Space		0	0.0%

Collateral Total		807,586	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above represent the January 1, 2022 rent step.
(2)	Tenant has the option of two, 5-year or one, 10-year renewal option for at least 250,000 square feet at 95% of fair market rent.

The following table presents certain information relating to the lease rollover schedule at the 1201 Lake Robbins Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	807,586	100.0%	807,586	100.0%	$24,784,815	100.0%	$30.69
Vacant	0	0	0.0%	807,586	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	807,586	100.0%			$24,784,815	100.0%	$30.69
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 1201 Lake Robbins Property:

Historical Occupancy

12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/1/2021(1)
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Information obtained from the underwritten rent roll.

A-3-5

Office – Suburban	Loan #1	Cut-off Date Balance:	$70,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

Historical Operating Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1201 Lake Robbins Center Property:

Cash Flow Analysis

	2020	TTM (8/31/2021)	U/W	%(1)	U/W $ per SF
Base Rent	$23,823,787	$24,141,438	$24,784,815(2)	67.7%	$30.69
Grossed Up Vacant Space	0	0	0	0.0	0.00
Gross Potential Rent	$23,823,787	$24,141,438	$24,784,815	67.7%	$30.69
Other Income	0	0	0	0.0	0.00
Total Recoveries	12,027,957	11,856,395	11,820,073	32.3	14.64
Net Rental Income	$35,851,744	$35,997,833	$36,604,888	100.0%	$45.33
(Vacancy & Credit Loss)	0	0	(1,239,241)	(5.0)	(1.53)
Effective Gross Income	$35,851,744	$35,997,833	$35,365,647	96.6%	$43.79

Real Estate Taxes	4,906,836	4,571,446	5,138,179	14.5	6.36
Insurance	635,236	647,661	697,633	2.0	0.86
Management Fee	1,349,404	1,147,138	1,060,969	3.0	1.31
Other Operating Expenses	4,586,264	5,545,401	5,545,401	15.7	6.87
Total Operating Expenses	$11,477,740	$11,911,646	$12,442,182	35.2%	$15.41

Net Operating Income	$24,374,004	$24,086,187	$22,923,465	64.8%	$28.39
Replacement Reserves	0	0	161,517	0.5	0.20
TI/LC	0	0	807,586	2.3	1.00
Net Cash Flow	$24,374,004	$24,086,187	$21,954,362	62.1%	$27.19

NOI DSCR(3)	2.51x	2.48x	2.36x
NCF DSCR(3)	2.51x	2.48x	2.26x
NOI Debt Yield(3)	9.7%	9.6%	9.2%
NCF Debt Yield(3)	9.7%	9.6%	8.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	The U/W Base Rent represents the January 1, 2022 rent step.
(3)	The NOI and NCF DSCR and NOI and NCF Debt Yield are based on the 1201 Lake Robbins Whole Loan.

Appraisal. The appraiser concluded an “as-is market value” of $452,000,000 as of August 25, 2021. The appraiser provided an “as dark appraised value” of $223,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated September 3, 2021, there are no significant issues and no further inspection is necessary.

Market Overview and Competition. The 1201 Lake Robbins Property is located in The Woodlands, Texas, approximately 29.5 miles north of Houston. The Woodlands is a mixed-use master-planned development that contains approximately 27,000 acres, of which approximately 20-25% will remain forest preserves, parks, golf courses, lakes and open space. The Woodlands includes over 1,650 companies including major corporations such as Chevron Phillips, Occidental, and Baker Hughes, and employs an estimated 22,629 people. Currently, the Woodlands is home to more than 60,000 residents, contains 3.9 million square feet of retail and commercial space and approximately 6.3 million square feet of office space. At full build out, the community is expected to have 132,500 residents and approximately 82,000 employees. The 1201 Lake Robbins Property is located directly adjacent to the Woodlands Waterway, which winds through the township and connects attractions along the way such as dining, hotels, nightlife and outdoor green space. According to the appraisal, the estimated 2020 population within a one, three and five-mile radius was approximately 5,552, 62,548 and 160,703, respectively and the estimated 2020 average household income within the same radii was approximately $133,550, $132,792 and $141,072, respectively.

The 1201 Lake Robbins Property is located approximately 4.9 miles from the Grand Parkway, the outermost loop around Houston and provides accessibility throughout the area, and 1.1 miles from Interstate 45, a major north south thoroughfare. Additionally, the 1201 Lake Robbins Property is located 0.9 miles to The Woodlands Mall, featuring various dining and entertainment options and tenants such as Apple, Coach, Peloton and Nordstrom. The 1201 Lake Robbins Property is also located approximately 22.5 miles from the George Bush Intercontinental Airport.

According to the appraisal, the property is situated within in the Woodlands/Conroe submarket within the greater Houston office market. As of the second quarter of 2021, the submarket reported a total inventory of approximately 11.0 million square feet with a

A-3-6

Office – Suburban	Loan #1	Cut-off Date Balance:	$70,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

19.1% vacancy rate and an average asking rent of $40.24 per square foot, net. The appraiser identified nine comparable buildings located within The Woodlands with rents ranging from $21.00 to $30.75 per square foot, net. The appraiser concluded a market rent for the 1201 Lake Robbins Property of $29.00 per square foot, net.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1201 Lake Robbins Property:

Market Rent Summary(1)

Market Rent (PSF)	$29.00
Lease Term (Years)	10
Lease Type (Reimbursements)	Net
Rent Increase Projection	$0.50 per annum
Tenant Improvements (New/Renewal)	$75.00 / $25.00
Leasing Commissions (New Renewal)	6.0% / 6.0%
Free Rent	12 months
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 1201 Lake Robbins Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Apple at Capital Ridge 320 South Capital of Texas Highway Austin, TX	Austin, TX	2015/NAP	216,511	Aug-2021	$140,000,000	$647
Waterway Plaza 1 10003 Woodloch Forest Drive The Woodlands, TX	The Woodlands, TX	2000/NAP	223,516	Jan-2021	$109,000,000	$488
Helios Plaza 201 Helios Way Houston, TX	Houston, TX	2009/NAP	377,185	Aug-2021	$178,000,000	$472
HP Inc. Plaza in City Place 10300 Energy Drive Spring, TX	Spring, TX	2018/NAP	378,402	Aug-2021	$217,581,200	$575
Ten West One 17420 Katy Freeway Houston, TX	Houston, TX	1998/NAP	199,000	Aug-2021	$67,100,000	$337
(1)	Information obtained from the appraisal.

A-3-7

Office – Suburban	Loan #1	Cut-off Date Balance:	$70,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable leases related to 1201 Lake Robbins Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy(2)	Term	Annual Base Rent PSF(3)	Lease Type
1201 Lake Robbins (Subject) 1201 Lake Robbins Drive The Woodlands, TX	2002/NAP	807,586(4)	100%(4)	13 Yrs.	$30.69(5)	NNN
One, Two & Three Hughes Landing 1780, 1790 & 1800 Hughes Landing Boulevard The Woodlands, TX	2015/NAP	716,230	86%	5-10 Yrs.	$30.00	NNN
Woodlands Town Center 1 & 2 1330 & 1450 Lake Robbins Drive The Woodlands, TX	1999/NAP	280,415	82%	5-10 Yrs.	$24.50	NNN
3 Waterway Square Place 3 Waterway Avenue The Woodlands, TX	2013/NAP	232,045	87%	3-10 Yrs.	$29.00	NNN
4 Waterway Square Place 4 Waterway Avenue The Woodlands, TX	2008/NAP	218,551	100%	5 Yrs.	$29.00	NNN
21 Waterway 21 Waterway Avenue The Woodlands, TX	2005/NAP	102,816	99%	3-10 Yrs.	$30.50	NNN
24 Waterway 24 Waterway Avenue The Woodlands, TX	2008/NAP	308,000	91%	3-10 Yrs.	$29.00	NNN
Waterway Plaza Two 10001 Woodloch Forest Drive The Woodlands, TX	2000/NAP	142,270	60%	3-10 Yrs.	$26.50	NNN
Wildwood Corporate Centre II 480 WildWood Forest Drive The Woodlands, TX	2016/NAP	201,933	89%	5-10 Yrs.	$21.00	NNN
The Woodlands Tower 9950 Woodloch Forest Drive The Woodlands, TX	2014/NAP	595,854	34%	5-10 Yrs.	$30.75	NNN
(1)	Information obtained from the appraisal. Includes comparable buildings located in The Woodlands, TX.
(2)	Represents building occupancy as of September 2021, with the exception of the 1201 Lake Robbins Property
(3)	Represents quoted rental rates as of September 2021, with the exception of the 1201 Lake Robbins Property.
(4)	Information obtained from the underwritten rent roll.
(5)	Represents the underwritten base rent.

Escrows.

Real Estate Taxes – During a Cash Trap Event Period (as defined below), the loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During a Cash Trap Event Period, the loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Notwithstanding the above, the 1201 Lake Robbins Borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by 1201 Lake Robbins Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – During a Cash Trap Event Period, the loan documents require an ongoing monthly replacement reserve deposit of $10,095.

TI/LC Reserve – During a Cash Trap Event Period, the loan documents require an ongoing monthly TI/LC reserve deposit of $134,598.

Lockbox and Cash Management. The 1201 Lake Robbins Mortgage Loan is structured with a hard lockbox and in-place cash management. The 1201 Lake Robbins Borrower and property manager are required to direct the tenant to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. On each business day, the lockbox bank is required to transfer amounts on deposit in the lockbox account into the cash management account, to be applied in accordance with the loan documents. If no Cash Trap Event Period exists, all excess cash flow will be disbursed to, or at the

A-3-8

Office – Suburban	Loan #1	Cut-off Date Balance:	$70,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

written direction, of the 1201 Lake Robbins Borrower. During the continuance of a Cash Trap Event Period, excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents;
(ii)	the net cash flow debt yield being less than 6.0% for any calendar quarter;
(iii)	the occurrence of a Material Tenant Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 6.0%, tested quarterly, or the 1201 Lake Robbins Borrower delivers cash or a letter of credit in an amount which, if applied to the then principal balance of the 1201 Lake Robbins Mortgage Loan, would result in the debt yield threshold being satisfied;
●	with regard to clause (iii), a Material Tenant Event Cure occurs.

A “Material Tenant Event” will commence upon the occurrence of any of the following:

(i)	Occidental defaults under the lease beyond any notice and cure periods;
(ii)	Occidental becomes a debtor in a bankruptcy, insolvency or similar proceeding;
(iii)	Occidental goes dark in 50% or more of the 1201 Lake Robbins Property, unless it is caused by COVID-19 or any other pandemic event;
(iv)	The credit rating of Occidental is downgraded below “B” or the equivalent by any rating agency;
(v)	Occidental has not renewed its lease for a minimum of a five-year term on then-current market terms reasonably approved by lender, at least 12 months prior to loan maturity; or
(vi)	Occidental terminates, surrenders, or cancels its lease.

A “Material Tenant Cure” will commence upon the occurrence of any of the following:

●	with regard to clause (i), either the event of default has been cured or the 1201 Lake Robbins Borrower has entered into one or more replacement leases for at least a five year term, for either the entire Occidental space or a portion of the space if the aggregate base rent is at least 90% of the base rent otherwise payable under the Occidental lease, and the tenant has taken occupancy and commenced paying full unabated rent as evidenced by an estoppel (“Replacement Lease Condition”);
●	if caused solely by clause (ii), either the bankruptcy has been discharged or dismissed, Occidental has assumed the lease and the bankruptcy trustee has approved the assumption or the occurrence of a Replacement Lease Condition;
●	if caused solely by clause (iii), Occidental has been continuously operating in more than 50% of the 1201 Lake Robbins Property for more than 90 days or if a sublease exists for more than 50% of the space, the sublease occupancy sweep cap of $50.00 PSF for the sublease square footage has been met, and Occidental is operating in the remainder of the 1201 Lake Robbins Property;
●	if caused solely by clause (iv), Occidental has a credit rating of “B” or higher by each rating agency that rates it;
●	if caused solely by clause (v), a binding and enforceable renewal of the Occidental lease approved by the lender has been delivered by Occidental; or
●	if caused solely by clause (vi) the occurrence of a Replacement Lease Condition.

Property Management. The 1201 Lake Robbins Property is managed by Howard Hughes Management Services Company, LLC.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. Provided, however, if TRIPRA is not in effect, the 1201 Lake Robbins Borrower is not required to pay premiums in excess of two times the premium for a separate all risk policy insuring the 1201 Lake Robbins Property on a stand along basis.

A-3-9

Mixed Use – Multifamily/Retail	Loan #2	Cut-off Date Balance:	$55,000,000
1698 Alton Road	17 West Miami	Cut-off Date LTV:	65.9%
Miami Beach, FL 33139		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	7.5%

A-3-10

Mixed Use – Multifamily/Retail	Loan #2	Cut-off Date Balance:	$55,000,000
1698 Alton Road	17 West Miami	Cut-off Date LTV:	65.9%
Miami Beach, FL 33139		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	7.5%

17 West Miami
1698 Alton Road
Miami Beach, FL 33139
MIAMI BEACH
Mid Beach
City Center
South Beach
Biscayne Bay
Atlantic Ocean
La Gorce Golf Course
Miami Beach Golf Club
MIAMI-DADE COUNTY
Mt. Sinai Medical Center
Talmudic University
Julia Tuttle Causeway
Venetian Causeway
MacArthur Causeway
Miami Intl. Airport 8 miles
Sunset Islands
Venetian Island
Belle Isle
Watson Island
Hibiscus Island
Palm Island
Star Island
PORT OF MIAMI
PORT OF MIAMI TUNNEL
Port Blvd.
Dodge Island
Sams Island
Fisher Island
Fisher Island Club
Virginia Key
Alton Rd.
Pine Tree Dr.
Collins Ave.
W. 41st St.
Dade Blvd.
17th St.
15th St.
11th St.
5th St.
1st St.
S. Pointe Dr.
LINCOLN ROAD MALL
Colony Theatre
Flamingo Park
Lummus Park
Collins Park
Holocaust Memorial Miami Beach
Miami Beach Botanical Garden
Miami Beach Convention Center
City Hall
The Fillmore Miami Beach
Delano Beach Club
New World Center
Miami Beach Resort & Spa
Eden Roc Renaissance
Fountainebleau Miami Beach Hotel
Hotel Riu Plaza Miami Beach
The Palms Hotel & Spa
The Miami Beach EDITION
COMO Metropolitan
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A-3-11

No. 2 – 17 West Miami

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Mixed Use –Multifamily/Retail
	Original Principal Balance:	$55,000,000		Location:	Miami Beach, FL
	Cut-off Date Balance:	$55,000,000		Size:	63,146 SF
	% of Initial Pool Balance:	7.2%		Cut-off Date Balance Per SF:	$871.00
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$871.00
	Borrower Sponsors:	Turnberry Associates, Elion Partners and Privee Capital		Year Built/Renovated:	2019/NAP
	Guarantors:	Erwin Sredni, Rock Soffer, Elion Real Estate Fund III, LP and Elion Real Estate Fund III (International), LP		Title Vesting:	Fee
	Interest Rate:	3.8100%		Property Manager:	Urban Resource LLC
	Note Date:	November 9, 2021		Current Occupancy (As of) (2):	94.0% (10/11/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	88.2%
	Maturity Date:	December 6, 2031		YE 2019 Occupancy:	NAP
	IO Period:	120 months		YE 2018 Occupancy:	NAP
	Loan Term (Original):	120 months		YE 2017 Occupancy:	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value(3):	$83,500,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$1,322.33
	Call Protection:	L(24),D(91),O(5)		As-Is Appraisal Valuation Date(3):	October 7, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(3)
	Additional Debt:	None		TTM NOI (9/30/2021) (4):	$3,308,157
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$2,398,368
				YE 2019 NOI:	$393,894
				YE 2018 NOI:	NAP
				U/W Revenues:	$5,107,365
				U/W Expenses:	$1,008,072
Escrows and Reserves(1)				U/W NOI(4):	$4,099,292
	Initial	Monthly	Cap	U/W NCF:	$4,047,166
Taxes	$0	$41,596	NAP	U/W DSCR based on NOI/NCF:	1.93x / 1.90x
Insurance	$65,848	$7,316	NAP	U/W Debt Yield based on NOI/NCF:	7.5% / 7.4%
Replacement Reserve	$0	$1,713	$61,661	U/W Debt Yield at Maturity based on NOI/NCF:	7.5% / 7.4%
TI/LC Reserve	$412,535	$2,631	$94,719	Cut-off Date LTV Ratio:	65.9%
				LTV Ratio at Maturity:	65.9%

Sources and Uses
Sources			Uses
Original loan amount	$55,000,000	100.0%	Loan Payoff	$33,550,522	61.0%
			Upfront Reserves	478,383	0.9
			Closing Costs	1,337,782	2.4
			Return of Equity	19,633,314	35.7
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%
(1)	See “Escrows” section for a full description of Escrows and Reserves.
(2)	Current Occupancy is calculated by leases in place, including the Sonder (as defined below) master lease, which encompasses 35,789 SF (56.7% of NRA).
(3)	While the 17 West Miami Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 17 West Miami Mortgage Loan more severely than assumed in the underwriting of 17 West Miami Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See "Risk Factors - Risks Related to Market Conditions and Other External Factors - Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Prospectus.
(4)	The difference between the TTM NOI (9/30/2021) and U/W NOI is attributed to newly signed leases at the 17 West Miami Property (as defined below) throughout 2020 and 2021.

The Mortgage Loan. The mortgage loan (the “17 West Miami Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 63,146 square foot mixed use multifamily and retail property located in Miami Beach, Florida (the “17 West Miami Property”).

The Borrower and Borrower Sponsor. The borrowers are 1681 West Ventures, LLC and 1698 Alton Road Ventures LLC (individually and collectively, the “17 West Miami Borrower”), each a Florida limited liability company. The 17 West Miami Borrower has two independent directors.The sole member of each borrower is a single purpose Delaware single member limited liability company with two independent directors. Legal counsel to the 17 West Miami Borrower delivered a non-consolidation opinion in connection with the

A-3-12

Mixed Use – Multifamily/Retail	Loan #2	Cut-off Date Balance:	$55,000,000
1698 Alton Road	17 West Miami	Cut-off Date LTV:	65.9%
Miami Beach, FL 33139		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	7.5%

origination of the 17 West Miami Mortgage Loan. The nonrecourse carve-out guarantors of the 17 West Miami Mortgage Loan are Erwin Sredni, Rock Soffer, Elion Real Estate Fund III, LP and Elion Real Estate Fund III (International), LP.

Elion Partners is a vertically integrated real estate investment firm with experience across both the operational and financial facets of the real estate industry. The firm is led by a team with experience in investing, asset management and real estate operations. Elion's institutional-grade investment platform today manages $1.5 billion in assets.

Turnberry Associates is a closely-held real estate development firm. Since its founding over 50 years ago, Turnberry has developed more than $10 billion of commercial and residential real estate projects, comprised of over 20 million square feet of retail, 7,000 residential units, 15 million square feet of office, and 3,000 hotel and resort rooms.

Privee Capital serves as the family office to the Sredni family, which has been involved in the commercial real estate industry since 1993. With over 30 years of real estate experience, Erwin Sredni (managing member) has a track record in development and asset management for commercial properties.

The Property. The 17 West Miami Property is a five-story mixed use multifamily and retail property located at 1698 Alton Road in Miami Beach, Florida. The 26-unit apartment complex is above 6 units of ground level retail space anchored by Trader Joe’s (as defined below) with other tenants such as Truist and Verizon. The net rentable area is 63,146 square feet total, with 27,357 square feet of retail and 35,789 square feet of multifamily. The building was built in 2019. The 17 West Miami Property amenities include the following: rooftop pool, spa, fitness center and sundeck. There is a 95,250 square foot on-site structured parking garage with 198 parking spots.

As of October 11, 2021, the 17 West Miami Property was 94.0% leased and features ground-floor retail with a 198-space parking garage, and 26 class A loft-style residential units. The retail component is comprised of 27,357 SF and is 86.2% leased to 5 tenants, anchored by Trader Joe’s East Inc (“Trader Joe’s”) (16,278 SF / 28.8% of total UW rent/ 2029 lease expiration), which opened in August 2019, amongst other tenants such as Truist and Verizon. The 35,789 square foot residential component contains 26 units of 1-, 2-, and 3-bedroom floorplans that are 100% master leased to Sonder USA Inc (“Sonder”) (48.1% of total UW rent / 2030 lease expiration), a modern multi-family operator providing optionality for both short- and long-term stays. The lease commenced in January 2020 for a 10-year term on a triple net basis. The 17 West Miami Property is directly accessible from Alton Road and 17th Street, within walking distance to Miami Beach (0.8 miles) and the shops at Lincoln Road (0.7 miles), and steps from Florida’s Intracoastal Waterway, providing access to Miami’s entertainment districts.

Multifamily

The multifamily portion of the 17 West Miami Property consists of 26 multifamily units, which are comprised of 4 one-bedroom units, 13 two-bedroom units, and 9 three-bedroom units. Residential building amenities include a fitness center and a rooftop pool deck with views over the surrounding Miami Beach area. The 17 West Miami Property amenities include the following: Rooftop pool, spa, fitness center and sundeck. There is a 95,250 square foot structured parking garage with 198 parking spots.

Unit Mix Summary(1)(2)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom	4	NAP	15.4%	NAP	836	NAP
2 Bedrooms	13	NAP	50.0%	NAP	1,269	NAP
3 Bedrooms	9	NAP	34.6%	NAP	1,771	NAP
Total/Weighted Average	26		100.0%		1,377
(1)	Information obtained from the underwritten rent roll.
(2)	Occupied Units, Occupancy and Average Underwritten Monthly Rent per Unit is unavailable, as Sonder master leases the multifamily units.

Retail

The 17 West Miami Property is 94.0% leased to six tenants, of which five are retail and anchored by Trader Joes (28.8% of UW rent / 2029 lease expiration); Sonder master-leases 100% of residential units (48.1% of UW rent / 2030 lease expiration).

Trader Joes makes up 28.8% of UW rent at origination and has a remaining lease term of 8.2 years with an additional 20 years of extension options available.

The other four retail tenants provide for a diversified mix inclusive of banking, telecommunications, spa & wellness, and health & fitness; together, these tenants only comprise 23.1% of UW Income, with Truist Bank representing 12.4% of UW Income and the remaining retail tenants each representing less than 5% of UW Income.

Sonder, which operates the 26 multi-family units, accounts for 48.1% of UW rent at origination and has 8.2 years of remaining lease term with an additional 5 years of extension options available, and maintains an $880,409.52 security deposit for the entirety of its term in addition to a corporate guaranty of up to 5 years of rent from the parent company, Sonder Canada Inc.

A-3-13

Mixed Use – Multifamily/Retail	Loan #2	Cut-off Date Balance:	$55,000,000
1698 Alton Road	17 West Miami	Cut-off Date LTV:	65.9%
Miami Beach, FL 33139		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	7.5%

Major Tenants.

Largest Tenant: Sonder (35,789 square feet, 56.7% of net rentable area; 48.1% of underwritten total rent; 1/31/2030 lease expiration) – Sonder is a residential and hospitality startup geared toward making traditional multifamily rental units accessible to more transient customers by providing short- and long-term stays. Originally founded in 2014 in Montreal, Canada, Sonder now offers in excess of 5,500 units for rental in more than 38 markets in eight countries across the world. Locations range from smaller U.S. cities including Phoenix, AZ and Savannah, GA to international locations like Dubai and Rome. Sonder has raised over $550,000,000 to date at a valuation of over $2.2 billion driven by a tech-driven platform. Sonder posted a $880,409.52 security deposit in the form of a surety bond. The bond, along with a dual oblige rider, will be delivered to the lender at closing of the loan.

2nd Largest Tenant: Trader Joe’s (16,278 square feet, 25.8% of net rentable area; 28.8% of underwritten total rent; 12/31/2029 lease expiration) – Founded in 1967, Trader Joe’s is a national chain of neighborhood grocery stores. While a typical grocery store may carry 50,000 items, Trader Joe’s stocks about 4,000 items, 80% of which bear one of its own brand names. With over 10,000 employees spread out over 500 locations across the United States, Trader Joe’s has established itself as one of the nation’s largest grocery chains while keeping its roots as a privately held company. Selective in their location selection, there are currently only twenty-two (22) Trader Joe’s locations in the entire state of Florida, of which only thirteen are in South Florida.

3rd Largest Tenant: Truist Bank (3,600 square feet; 5.7% of net rentable area; 12.4% of underwritten base rent; 1/31/2030 lease expiration) – Truist Bank is an Atlanta, GA based American bank which reported assets of $199 billion in 2018. Established in 1891 as Commercial Travelers’ Savings Bank of Atlanta and undergoing many transformations in its 128-year history, Truist is a publicly traded company (NYSE: STI) with more than 22,000 employees, over 1200 branches and $9 billion in revenue. The bank’s primary businesses include deposits, lending, credit cards, and trust and investment services. Through its various subsidiaries, the company provides corporate and investment banking, capital market services, mortgage banking, and wealth management. SunTrust is currently in process to be acquired by BB&T Corporation in a merger that will form a new company named Truist which will become the 6th largest US bank with assets of $442 billion and a market cap in excess of $66 billion.

COVID-19 Update. As of October 29, 2021, the 17 West Miami Property is open and operating. Collection for June at the 17 West Miami Property was at 93.5% of total square feet and 93.4% of total UW base rent. As of November 9, 2021, 17 West Miami Mortgage Loan is not subject to any modification or forbearance agreement, and the 17 West Miami Borrower has not requested any modification or forbearance to the 17 West Miami Mortgage Loan terms.

A-3-14

Mixed Use – Multifamily/Retail	Loan #2	Cut-off Date Balance:	$55,000,000
1698 Alton Road	17 West Miami	Cut-off Date LTV:	65.9%
Miami Beach, FL 33139		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	7.5%

The following table presents certain information relating to the tenancy at the 17 West Miami Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P(1))	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Commercial Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Sonder USA Inc	NR/NR/NR	35,789	56.7%	$51.72	$1,851,008	48.1%	1/31/2030	1, 5-year	N
Trader Joes East Inc	NR/NR/NR	16,278	25.8%	$67.99	$1,106,721	28.8%	12/31/2029	4, 5-year	N
Truist Bank	A+/A+/A-	3,600	5.7%	$132.61	$477,396	12.4%	1/31/2030	3, 5-year	N
Total Major Tenants		55,667	88.2%	$61.71	$3,435,124	89.3%

Non-Major Tenant		3,702	5.9%	$111.20	$411,650	10.7%

Occupied Collateral Total		59,369	94.0%	$64.79	$3,846,774	100.0%

Vacant Space		3,777	6.0%

Collateral Total		63,146	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 17 West Miami Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	0	0.0%	0	0.0%	$102,000	2.7%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	1	1,600	2.5%	1,600	2.5%	$152,000	4.0%	$95.00
2027	0	0	0.0%	1,600	2.5%	$0	0.0%	$0.00
2028	0	0	0.0%	1,600	2.5%	$0	0.0%	$0.00
2029	1	16,278	25.8%	17,878	28.3%	$1,106,721	28.8%	$67.99
2030	2	39,389	62.4%	57,267	90.7%	$2,328,404	60.5%	$59.11
2031	1	2,102	3.3%	59,369	94.0%	$157,650	4.1%	$75.00
Thereafter	0	0	0.0%	59,369	94.0%	$0	0.0%	$0.00
Vacant	0	3,777	6.0%	63,146	100.0%	$0	0.0%	$0.00
Total/Weighted Average(2)	6	63,146	100.0%			$3,846,774	100.0%	$64.79
(1)	Information obtained from the underwritten rent roll.
(2)	Total Annual U/W Base Rent PSF excludes vacant space.

A-3-15

Mixed Use – Multifamily/Retail	Loan #2	Cut-off Date Balance:	$55,000,000
1698 Alton Road	17 West Miami	Cut-off Date LTV:	65.9%
Miami Beach, FL 33139		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	7.5%

The following table presents historical occupancy percentages at the 17 West Miami Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	10/11/2021(2)
NAP	NAP	88.2%	94.0%
(1)	Information obtained from the borrower’s rent roll. The 17 West Miami Property was built in 2019. As such, information prior is unavailable.
(2)	Information obtained from the underwritten rent roll dated October 11, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 17 West Miami Property:

Cash Flow Analysis

	2019	2020	TTM 9/30/2021	U/W	%(1)	U/W $ per SF
Gross Potential Rent	$528,615	$2,810,358	$3,537,728	$4,115,199	75.7%	$65.17
Contractual Rent Steps(2)	0	0	0	51,648	1.0	0.82
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$528,615	$2,810,358	$3,537,728	$4,166,847	76.7%	$65.99
Other Income	30	234,204	221,120	261,167	4.8	4.14
Total Recoveries	0	337,628	574,846	1,008,072	18.5	15.96
Net Rental Income	$528,645	$3,382,190	$4,333,695	$5,436,087	100.0%	$86.09
(Vacancy & Credit Loss)	0	(140,220)	(275,144)	($328,722)	(7.9)	(5.21)
Effective Gross Income	$528,645	$3,241,970	$4,058,550	$5,107,365	94.0%	$80.88

Real Estate Taxes	0	428,895	$307,339	479,185	9.4	7.59
Insurance	46,328	126,338	125,184	87,797	1.7	1.39
Management Fee	7,250	21,000	30,000	153,221	3.0	2.43
Other Operating Expenses	81,173	267,369	287,869	287,869	5.6	4.56
Total Operating Expenses	$134,751	$843,602	$750,393	$1,008,072	19.7%	$15.96

Net Operating Income	$393,894	$2,398,368	$3,308,157	$4,099,292	80.3%	$64.92
Replacement Reserves	0	0	0	20,554	0.4	0.33
TI/LC	0	0	0	31,573	0.6	0.50
Net Cash Flow	$393,894	$2,398,368	$3,308,157	$4,047,166	79.2%	$64.09

NOI DSCR	0.19x	1.13x	1.56x	1.93x
NCF DSCR	0.19x	1.13x	1.56x	1.90x
NOI Debt Yield	0.7%	4.4%	6.0%	7.5%
NCF Debt Yield	0.7%	4.4%	6.0%	7.4%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Contractual Rent Steps include $51,648 of straight line rent that is attributed to Truist.

A-3-16

Mixed Use – Multifamily/Retail	Loan #2	Cut-off Date Balance:	$55,000,000
1698 Alton Road	17 West Miami	Cut-off Date LTV:	65.9%
Miami Beach, FL 33139		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	7.5%

Appraisal. As of the appraisal valuation date of October 7, 2021, the 17 West Miami Property had an “as-is” appraised value of $83,500,000.

Environmental Matters. According to a Phase I environmental site assessment dated October 15, 2021, there was no evidence of any recognized environmental conditions or controlled environmental conditions at the 17 West Miami Property.

Market Overview and Competition. The 17 West Miami Property is located within the Downtown Miami/ South Beach submarket and features full block-frontage along 17th street spanning from Alton Road to West Ave. The 17 West Miami Property is also located one block from Lincoln Road, one of South Florida’s outdoor shopping, dining and entertainment destinations. With thousands of residences within walking distance on West Ave and Sunset Harbour, the 17 West Miami Property offers retailers and restaurant operators access to onsite parking as well as prominent signage and visibility to both Alton Road and 17th Street, two heavily trafficked arteries integral to trade in Miami Beach. The 17 West Miami Property is within an urban area and the immediate vicinity can be characterized as a retail and multifamily corridor. The zoning is characterized as CD-2, which allows for commercial and residential uses. Within a 1/2 –mile radius, a third party information provider identified a total of 342 commercial use properties. There are 142 multifamily developments totaling over 6.1 million SF and there are 131 retail developments totaling over 2.1 million SF within the Downtown Miami submarket.

The major east-west thoroughfares providing direct access to the subject area from the Miami mainland include the Venetian Causeway that becomes 17th Street immediately north of the 17 West Miami Property; 5th Street/MacArthur Causeway (US Highway 41/State Road A1A), located south of the 17 West Miami Property; and Arthur Godfrey/Julia Tuttle Causeway (I-195) located north of the 17 West Miami Property. These arteries connect South Beach to mainland Miami to the west, as well as intersect with the primary north-south arteries of Alton Road, Collins Avenue, Washington Avenue and Ocean Drive. The major thoroughfares include Alton Road, Florida State Road A1A, Dade Boulevard, MacArthur Causeway, Interstate 95. According to the appraisal, the 2021 population within a one-, three-, and five-mile radius is 28,295, 71,643 and 306,585, respectively. The average household income within the same radii is $98,185, $111,427, and $89,263, respectively.

According to the appraisal, the 17 West Miami Property is situated within the Downtown Miami/South Beach submarket, which contained approximately 9,262,794 SF of inventory as of the third quarter of 2021. The Miami Beach/South Beach apartment submarket reported a vacancy rate of 1.8% with an average quoted rental rate of $1,899 per unit.

Submarket Information – According to the appraisal, the 17 West Miami Property is located within a retail corridor, which contained approximately 9.3 million square feet of retail space as of the third quarter of 2021. The retail submarket reported a vacancy rate of 6.30% with an average quoted rental rate of $75.22 per square feet. The Downtown Miami/South Beach retail submarket reported positive absorption of 102,578 SF and 99,350 SF Built.

Appraiser’s Retail Sale Comp Set – The appraiser identified four mixed use competitive properties, with retail space, for the 17 West Miami Property totaling approximately 140,104 SF, which reported an average occupancy rate of approximately 93.2%.

Appraiser’s Retail Lease Comp Set – The appraiser identified four primary competitive retail leases for the 17 West Miami Property totaling approximately 16,029 SF. The appraiser concluded to market rents of $75.22 per square foot for retail tenants in the surrounding submarket.

A-3-17

Mixed Use – Multifamily/Retail	Loan #2	Cut-off Date Balance:	$55,000,000
1698 Alton Road	17 West Miami	Cut-off Date LTV:	65.9%
Miami Beach, FL 33139		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	7.5%

The table below presents certain information relating to comparable retail sales for the 17 West Miami Property identified by the appraiser:

Comparable Retail Sales (1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Stonewall Station Retail	Charlotte, NC	47,500	Jun-18	$34,050,000	$716.84
Lynmar Retail Building	Miami Beach, FL	12,966	May-19	$8,705,000	$671.37
275 NE 18th Street Units 1-10	Miami, FL	19,944	Mar-20	$15,450,000	$774.67
Plaza San Remo – Units 100-102	Coral Gables, FL	59,694	May-20	$46,500,000	$778.97
(1)	Information obtained from the appraisal.

The following table presents certain information relating to four comparable leases to those at the 17 West Miami Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Retail
1428 Alton Road	1940/NAP	NAP	0.7 miles	NAP	NAP	2,239	$90.00	NAV	NNN
1800 Alton Road	2018/NAP	NAP	0.1 miles	NAP	NAP	5,065	$121.68	NAV	NNN
1665 Alton Road	2009/NAP	NAP	0.3 miles	NAP	NAP	3,750	$75.00	NAV	NNN
257 North 3rd Street	2009/NAP	NAP	1.9 miles	NAP	NAP	4,975	$33.76	NAV	NNN

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The 17 West Miami Mortgage Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $41,596).

Insurance – The 17 West Miami Mortgage Loan documents require an upfront insurance reserve of $65,848 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially $7,316).

Replacement Reserves – The 17 West Miami Mortgage Loan documents require ongoing monthly replacement reserves of approximately $1,713 with a capped balance of $61,661.

TI/LC Reserve – The 17 West Miami Mortgage Loan documents require an upfront deposit of $412,535 and ongoing monthly TI/LC reserves of approximately $2,631 for the TI/LCs and related expenses with respect to the commercial space at the 17 West Miami Property with a capped balance of $94,719 (excluding the initial deposit).

Lockbox and Cash Management. The 17 West Miami Mortgage Loan is structured with a hard lockbox, which will be established post-closing and springing cash management. The 17 West Miami Borrower is required upon the establishment of the lockbox account to deliver tenant direction letters to the major tenants at the 17 West Miami Property to deposit all rents and payments directly into a lender-controlled lockbox account. The 17 West Miami Borrower or property manager is required to deposit all other tenant rent into the lockbox account. As long as no Cash Trap Event Period (as defined below) is continuing, all funds deposited into each lockbox account are required to be transferred to or at the direction of the 17 West Miami Borrower. Upon the commencement of a Cash Trap Event Period, all funds on deposit in the lockbox accounts are required to be swept on a weekly basis into a lender-controlled cash management account, where they are applied to a waterfall, with all excess cash being retained by the lender as additional security for the 17 West Miami Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default under the 17 West Miami Mortgage Loan;
(ii)	an event of default under the property management agreement;
(iii)	the debt service coverage ratio falls below 1.50x;
(iv)	Sonder, Trader Joes’s or any future tenant occupying more than 15% of the 17 West Miami Property (either physical or economic occupancy) (each, a “Significant Tenant”) ceases to conduct, or gives notice of its intent to cease to conduct, its normal business operations at substantially all of its leased premises (including by subleasing substantially all of its leased premises);

A-3-18

Mixed Use – Multifamily/Retail	Loan #2	Cut-off Date Balance:	$55,000,000
1698 Alton Road	17 West Miami	Cut-off Date LTV:	65.9%
Miami Beach, FL 33139		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	7.5%

(v)	any Significant Tenant (or such tenant’s parent, if applicable) becomes insolvent or files for bankruptcy;
(vi)	twelve (12) months prior to the expiration of a Significant Tenant’s lease; and/or
(vii)	the revocation of the zoning permit or enactment of a law or ordinance which has the effect of revoking the zoning permit such that Sonder can no longer lawfully operate its business at the 17 West Miami property, which through the lapse of time or otherwise will result in or give rise to Sonder being able to exercise the right to terminate its lease.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of such event of default;
(ii)	with regard to clause (ii) above, the cure of the event of default under the property management agreement or replacement thereof in accordance with the 17 West Miami Mortgage Loan documents;
(iii)	with regard to clause (iii) above, the debt service coverage ratio is above 1.55x for two consecutive calendar quarters;
(iv)	with regard to clause (iv) above, the Significant Tenant resumes business in substantially all of its leased premises or a replacement tenant executes a new lease acceptable to the lender for such space, pays full unabated rent for one (1) calendar quarter and is in place and has delivered an estoppel acceptable to the lender;
(v)	with regard to clause (v) above at such time as the Significant Tenant emerges from bankruptcy, the respective lease has been affirmed in bankruptcy and/or such tenant has re-taken possession of its space and is open for business and has delivered an estoppel reasonably acceptable to the lender or a replacement tenant executes a new lease for such space pays full unabated rent for one (1) calendar quarter and is in place and has delivered an estoppel acceptable to the lender;
(vi)	with regard to clause (vi) above at such time as the renewal of such Significant Tenant’s lease pursuant to its terms or on terms reasonably acceptable to the lender and has delivered an estoppel reasonably acceptable to the lender or a replacement tenant executes a new lease acceptable to the lender and is in place and has delivered an acceptable estoppel; and
(vii)	with regard to clause (vii) above, the date on which (a) such termination right of Sonder is no longer effective and Sonder has delivered an acceptable estoppel certificate or (b) a replacement tenant executes a new lease acceptable to the lender and is in place and has delivered an acceptable estoppel.

In addition, if a Cash Trap Event Period exists with respect to clauses (iv) or (v) above with respect to Sonder, such Cash Trap Event Period can be cured if, among other things, the Sonder lease is converted to direct leases with residential tenants, the occupancy with respect to such portion of the 17 West Miami Property is 80% or greater and the 17 West Miami Property achieves an underwritten net cash flow debt yield of at least seven percent (7%) for at least one (1) quarter.

The 17 West Miami Borrower can avoid a Cash Trap Event Period by posting cash or a letter of credit as additional security for the 17 West Miami Mortgage Loan in the following amounts:

(i)	with respect to clause (iii) of Cash Trap Event Period, $1,250,000, posted annually;
(ii)	with respect to clause (iv) or (v) of Cash Trap Event Period, the lender’s projected excess cash flow, posted annually;
(iii)	with respect to clause (vi) of Cash Trap Period, $1,250,000 with respect to Trader Joes and $1,750,000 with respect to Sonder (provided that if the events described in clauses (iv) or (v) of Cash Trap Event Period also exist, the lender’s projected excess cash flow will be required to be posted if greater than the aforesaid amounts).

Property Management. The 17 West Miami Property is managed by Urban Resource LLC.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The 17 West Miami Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 17 West Miami Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 17 West Miami Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-19

Various – Various	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

A-3-20

Various – Various	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

Greece
Irondequoit
Irondequoit Bay
ROCHESTER
Gates
Penfield
Brighton
Pittsford
MONROE COUNTY
Eastman Business Park
Gannett Co.
General Motors Company
Lexington Ave
Maplewood Rose Garden
Lower Falls Park
Norton St
Ave D
Clifford Ave
N. Goodman St
Bay St
Culver Rd
Winton Rd
Lucien Morin Park
Thermo Fisher Scientific
Lyell Ave
Marina Auto Stadium
St. Joseph's Park
Frontier Field
DOWNTOWN ROCHESTER
Village Gate Square
Atlantic Ave
Browncroft Blvd
Ellison Park
Long Pond Rd
Erie Canal
AMTRAK
Blue Cross Arena
Rochester Museum & Science Ctr.
George Eastman Museum
ARTISAN works
N. Landing Rd
Westmar Plaza
Howard Rd
Rochester Regional Health - St. Mary's Campus
Spectrum
Cobbs Hill Park
Penfield Rd
Westgate Plaza
Wegmans Corporate HQ
Brooklea Country Club
Univ. of Rochester River Campus
Highland Hospital
Highland Park
Brighton Town Court
Monroe Ave
Elmwood Ave
Country Club of Rochester
Fisher Rd
Wegmans Conference Center
Greater Rochester Intl. Airport
Scottsville Rd
Strong Memorial Hospital
University of Rochester School of Medicine
Clinton Ave
Top Brighton Plaza
St. John Fisher College
Genesee River
E. River Rd
Monroe Comm. Hospital
Oak Hill Country Club
Clover St
Paul Rd
Genesee Valley Golf Course
University of Rochester
Pittsford Plaza
Syracuse 81 miles
XPO Logistics
Crittenden Rd
Monroe Community College
Nazareth College
Winton Place
Brighton Henrietta Town Line Rd
490
390
590
31
33
33A
383
15
65
204
404

NEW YORK
Rochester
Syracuse
Buffalo
Albany
Binghamton
New York

Hague + Galleries Mixed Use Portfolio

1	The Hague	Rochester, NY
2	The Galleries of Syracuse	Syracuse, NY

SYRACUSE
ONONDAGA COUNTY
Inner Harbor Waterfront Park
Inner Harbor Amphitheater
Bear St W.
W. Kirkpatrick St
Park St
Lodi St
Salina St
Butternut St
James St
Rochester 80 miles
St. Joseph's Hospital Health Ctr.
ROSE HILL CEMETERY
Lincoln Park
Albany 140 miles
Oak St
Erie Blvd W.
W. Genesee St
W. Fayette St
Geddes St
Clinton Square
City Hall
Erie Blvd
James M. Hanley Federal Bldg.
Armory Square
DOWNTOWN SYRACUSE
Museum of Science & Technology
Landmark Theatre
Onondaga Supreme and County Courts
Genesee St
Redhouse Arts Center
Everson Museum of Art
Irving Ave
Comstock Ave
Upstate Medical Arena at The Oncenter War Memorial
West St
E. Adams St
The Oncenter Nicholas J. Pirro Conv. Center
SUNY Upstate Medical Univ.
Upstate Univ. Hospital
Thornden Park
Rosamond Gifford Zoo
Burnet Park
Grand Ave
E.M. Mills Rose Garden
Syracuse VA Medical Center
Syracuse University
Center for Science and Technology
Delaware St
Onondaga St
Carrier Dome
Euclid Ave
Tallman St
Oakwood Ave
College of Law
SW Community Center Library
South Ave
Cortland Ave
MLK E.
SUNY College of Environmental Science and Forestry
Bellevue Ave
690
81
11
5
92

A-3-21

No. 3 – Hague + Galleries Mixed Use Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Portfolio
				Property Type – Subtype:	Various/Various
	Original Principal Balance:	$37,000,000		Location(2):	Various, NY
	Cut-off Date Balance:	$37,000,000		Size(2):	485,248 SF
	% of Initial Pool Balance:	4.8%		Cut-off Date Balance Per SF:	$76.25
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$76.25
	Borrower Sponsor:	Moshe Rothman		Year Built/Renovated(2):	Various/Various
	Guarantor:	Moshe Rothman		Title Vesting:	Fee
	Mortgage Rate:	5.0500%		Property Manager:	Flaum Management Company, Inc.
	Note Date:	October 6, 2021		Current Occupancy (As of):	100.0% (10/4/2021)
	Seasoning:	2 months		YE 2020 Occupancy:	100.0%
	Maturity Date:	October 6, 2031		YE 2019 Occupancy:	97.5%
	IO Period:	120 months		YE 2018 Occupancy:	89.3%
	Loan Term (Original):	120 months		As-Is Appraised Value(3):	$63,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$129.83
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	May 27, 2021
	Call Protection:	L(26),D(90),O(4)
	Lockbox Type:	Hard/Springing		Underwriting and Financial Information(3)
	Additional Debt:	No		TTM NOI (7/31/2021):	$4,693,578
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$4,620,415
				YE 2019 NOI:	$4,370,476
				U/W Revenues:	$6,255,981
				U/W Expenses:	$2,091,146
Escrows and Reserves(1)				U/W NOI:	$4,164,835
	Initial	Monthly	Cap	U/W NCF:	$3,582,537
Taxes	$162,912	$38,789	NAP	U/W DSCR based on NOI/NCF:	2.20x / 1.89x
Insurance	$44,612	$10,622	NAP	U/W Debt Yield based on NOI/NCF:	11.3% / 9.7%
Replacement Reserve	$0	$8,095	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.3% / 9.7%
TI/LC Reserve	$500,000	$40,447	$2,000,000	Cut-off Date LTV Ratio:	58.7%
Deferred Maintenance	$454,850	$0	NAP	LTV Ratio at Maturity:	58.7%

Sources and Uses
Sources			Uses
Original loan amount	$37,000,000	58.1%	Purchase Price	$61,000,000	95.8%
Sponsors new loan contribution	26,679,318	41.9	Closing Costs	1,516,943	2.4
			Upfront Reserves	1,162,375	1.8
Total Sources	$63,679,318	100.0%	Total Uses	$63,679,318	100.0%
(1)	See “Escrows” section for a full description of Escrows and Reserves.
(2)	See “The Properties” section below.
(3)	While the Hague + Galleries Mixed Use Portfolio Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Hague + Galleries Mixed Use Portfolio Mortgage Loan more severely than assumed in the underwriting of the Hague + Galleries Mixed Use Portfolio Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “Hague + Galleries Mixed Use Portfolio Mortgage Loan”) is a evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in one office property located in Syracuse, New York and one mixed use industrial/office property located in Rochester, New York, together totaling 485,248 square feet (collectively, the “Hague + Galleries Mixed Use Portfolio Properties”).

The Borrowers and Borrower Sponsor. The borrowers are 400 West Avenue LLC and 441 South Salina LLC (collectively, the “Hague + Galleries Mixed Use Portfolio Borrower”), each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Hague + Galleries Mixed Use Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Hague + Galleries Mixed Use Portfolio Mortgage Loan. The nonrecourse carve-out guarantor of the Hague + Galleries Mixed Use Portfolio Mortgage Loan is Moshe Rothman.

A-3-22

Various – Various	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

The borrower sponsor and nonrecourse carve-out guarantor, Moshe Rothman, is based in upstate New York. Since 2017, Mr. Rothman has partnered with Rodium, Apex, Monarch, ABS Management and FDG Management to buy and acquire new properties. Mr. Rothman’s portfolio includes multifamily and office properties in New York, New Jersey, Ohio, Michigan, and Illinois, Texas and Connecticut.

The Properties. The Hague + Galleries Mixed Use Portfolio Properties comprise one office property located in Syracuse, New York and one mixed use industrial/office property located in Rochester, New York. As of October 4, 2021, the Hague + Galleries Mixed Use Portfolio Properties are 100% occupied by 28 tenants.

The Hague

The Hague property is a mixed-use industrial/office property located in Rochester, New York (“The Hague Property”). The Hague Property consists of one, three-story building totaling 263,045 square feet of net rentable area situated on an 18.28-acre site. The Hague Property was built in 1940 and renovated in 2001. The Hague Property features 10’-35’ ceiling clear heights, 10 drive-in doors, and six dock height loading doors; and 55% of the building is flex space, and 37% office space. Parking is provided by 841 surface parking spaces resulting in a parking ratio of 3.2 spaces per 1,000 square feet. Since 2014, The Hague Property underwent approximately $893,206 in capital improvements. As of October 4, 2021, The Hague Property was 100% occupied by national, regional and local tenants.

The Galleries of Syracuse

The Galleries of Syracuse property is an office property located in Syracuse, New York (“The Galleries of Syracuse Property”). The Galleries of Syracuse Property consists of one, seven-story building totaling 222,203 square feet of net rentable area situated on a 2.0-acre site. The Galleries of Syracuse Property was built in 1988 and renovated in 1994. Parking is provided by 175 surface parking spaces resulting in a parking ratio of 0.79 spaces per 1,000 square feet. The Galleries of Syracuse Property is part of a larger, two-member condominium association, which is 58.45% owned by the Hague + Galleries Mixed Use Portfolio Borrower (the “Commercial Unit”) and 41.55% owned by Onondaga County and occupied by the Onondaga County Public Library (the “Library Unit”). The Galleries of Syracuse Property has control of 4 out of 6 seats on the related condominium board. The Galleries of Syracuse Property was originally developed as a retail mall, but was converted into Class A office space in 1994. Since 2014, The Galleries of Syracuse Property underwent approximately $3.9 million in capital improvements. As of October 4, 2021, The Galleries of Syracuse Property was 100% occupied by national, regional and local tenants.

The Onondaga County Public Library has occupied the Library Unit since 1989, and the current lease runs through December 2038. Pursuant to the condominium documents, each unit owner pays its proportionate share of common expenses, provided that, so long as Onondaga County is the owner of the Library Unit, the Library Unit owner is not responsible for the payment of common expenses until such time as at least 75,000 square feet of the ground level and second level of the Commercial Unit are leased for retail purposes. Given that this leasing condition has not been satisfied (there is no retail space at The Galleries of Syracuse Property as it has all been converted to other uses), the Hague + Galleries Mixed Use Portfolio Borrower is responsible for payment of 100% of the common expenses. In the event that Onondaga County transfers the Library Unit to a third party, that party would then be responsible for payment of its proportionate share of common expenses. Although the Hague + Galleries Mixed Use Portfolio Borrower pays all common expenses, the Onondaga County and the Hague + Galleries Mixed Use Portfolio Borrower have entered into a side letter agreement (the “Side Letter”), which provides that the Hague + Galleries Mixed Use Portfolio Borrower will receive a fixed payment of $189,492 annually as a “Unit Charge” from Onondaga County in exchange for certain services set forth within the Side Letter. The Side Letter payments are subject to Onondaga County receiving adequate appropriations in its annual budget. In addition to the Side Letter, Onondaga County executed a maintenance agreement (the “Maintenance Agreement”) with the Commercial Unit owner pursuant to which the Commercial Unit owner provides certain maintenance services to the SUNY Upstate Medical University tenant that leases the fourth and fifth floor of the Library Unit. The amount that Onondaga County pays the Hague + Galleries Mixed Use Portfolio Borrower is increased by not more than $36,000 annually under the Maintenance Agreement. The Maintenance Agreement currently expires in March of 2022 but is terminable on thirty days’ notice by either party.

The Galleries of Syracuse Property benefits from the 485-B exemption from Onondaga County for recent building renovations. The exemptions were first applied to the 2020 and 2021 tax bills, respectively and will burn off over the next ten years while decreasing by 10% every year.

The following table presents certain information regarding the Hague + Galleries Mixed Use Portfolio Properties:

Property Name	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV	UW NOI	% of UW NOI
The Hague	$18,870,000	51.0%	100.0%	1940/2001	263,045	$36,000,000	52.4%	$2,454,984	58.9%
The Galleries of Syracuse	18,130,000	49.0	100.0%	1988/1994	222,203	27,000,000	67.1%	1,709,851	41.1
Total/Weighted Average	$37,000,000	100.0%	100.0%		485,248	$63,000,000	58.7%	$4,164,835	100.0%

A-3-23

Various – Various	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

Major Tenants.

Largest Tenant: Rochester Gas & Electric Corporation (166,756 square feet, 34.4% of net rentable area; 32.2% of underwritten base rent) – Rochester Gas & Electric Corporation (“RG&E”) serves approximately 385,925 electricity customers and 319,737 natural gas customers in a nine-county region centered in Rochester, New York. As a subsidiary of Avangrid Inc., RG&E is part of Avangrid Networks, which combines eight electric and natural gas utilities serving approximately 3.3 million customers in New York and New England. Avangrid Inc. is a subsidiary of the Spanish utility, IBERDROLA Group. RG&E currently occupies two suites within The Hague Property, has been a tenant at The Hague Property since 1993 and has two, 5-year renewal options remaining with no termination options. RG&E occupies 145,688 square feet of flex space and 21,068 square feet of warehouse space, both expiring on November 30, 2023. RG&E has a right of first refusal (“ROFR”) if the landlord decides to accept a bona fide offer from a third party to purchase all or a portion of The Hague Property; provided, however, that this ROFR is subordinate to the loan documents and does not apply to any transfer of the Property upon a foreclosure or other exercise of remedies by the lender. RG&E also has a ROFR to lease property in any part of or all of the remainder of The Hague Property located in the east area and RG&E has the option to lease additional space on the second and third floors to be exercised upon 60 days prior written notice to landlord, with rent being charged at the same rate per square foot as is then in effect for the rest of the leased premises.

2nd Largest Tenant: TCG Player (79,300 square feet, 16.3% of net rentable area; 13.0% of underwritten base rent) – Founded in 1998, and headquartered in Syracuse, New York, TCG Player develops applications and technologies for the collectibles marketplace by connecting hobby and collectibles businesses with customers around the globe. TCG Player’s ecommerce and data management tools power sales through physical stores, websites, mobile apps and the TCG Player Marketplace, an online service that allows third party sellers to sell their products to buyers. TCG Player has been a tenant at The Galleries of Syracuse Property since 2019 and has two, 5-year renewal options remaining. TCG Player occupies six suites within The Galleries of Syracuse Property. The suites related to Suite A (15,126 square feet), Suite B (14,628 square feet), Suited C (5,500 square feet) and Suite D (8,515 square feet) each have a lease expiration date of June 30, 2029. Suite 300 (33,144 square feet) has a lease expiration date of September 30, 2026 and Suite 116 (2,387 square feet) operates on a month-to-month basis. TCG Player has the option to terminate the lease of the space attributed to Suite D at any time after the 30th month with six months’ notice and the payment of a termination fee equal to the unamortized tenant improvement allowance, free rent, and commission payments or fee in lieu of commission payments allocable to Suite D. Additionally, TCG has the option to terminate the lease of Suite 300 three years after the date the suite was delivered.

3rd Largest Tenant: Action for a Better Community (42,111 square feet; 8.7% of net rentable area; 8.1% of underwritten base rent) – Action for a Better Community (“ABC”) is a non-profit organization that offers opportunities for low-income individuals and families to become self-sufficient. As of 2021, 3,318 individuals and 1,712 families are benefitting from programs offered by ABC, which include, but are not limited to, educating and assisting those impacted by HIV/AIDS, an adult mentoring program to help achieve financial independence, a 4-week training allowing one to receive minimum wage compensation upon hire, early childhood education and family development, preparation classes designed to move people beyond entry-level careers, and aiding prospective and current business owners building businesses. ABC reported total revenues of $27.49 million for the year 2019 with the largest contribution being $24.2 million from government grants and contracts. ABC has been a tenant at The Hague Property since 2018 and has two, 6-year renewal options remaining; the current lease expires on November 30, 2030 for 25,359 SF and November 11, 2030 for 16,752 SF. ABC has the option to terminate its lease upon 60 days written notice in the event there is a substantial loss of funding for its operations or if ABC receives insufficient authorization for its funding or has delays in reauthorization of its funding that in all cases substantially negatively impact’s ABC’s commercially reasonable ability to operate its business at The Hague Property.

COVID-19 Update. As of November 1, 2021, the Hague + Galleries Mixed Use Portfolio Properties are open and operating. As of the date hereof, the Hague + Galleries Mixed Use Portfolio Mortgage Loan is not subject to any modification or forbearance agreement, and the Hague + Galleries Mixed Use Portfolio Borrower has not requested any modification or forbearance to the Hague + Galleries Mixed Use Portfolio Mortgage Loan terms.

A-3-24

Various – Various	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to the tenancy at the Hague + Galleries Mixed Use Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Rochester Gas & Electric Corporation	BBB+/Baa2/BBB+	166,756	34.4%	$10.62	$1,771,112	32.2%	11/30/2023	2, 5-year	N
TCG Player(2)	NR/NR/NR	79,300	16.3%	$9.02	$715,380	13.0%	Various	2, 5-year	Y
Action for a Better Community(3)	NR/NR/NR	42,111	8.7%	$10.57	$445,265	8.1%	Various	2, 6-year	Y
United States Department of Agriculture(4)	AAA/Aaa/AA+	36,477	7.5%	$15.00	$547,155	9.9%	9/14/2026	None	Y
Mackenzie Hughes LLP	NR/NR/NR	31,562	6.5%	$12.64	$399,000	7.3%	11/30/2027	3, 5-year	N
Total Major Tenants		356,206	73.4%	$10.89	$3,877,912	70.5%

Non-Major Tenant		129,042	26.6%	$12.59	$1,624,574	29.5%

Occupied Collateral Total		485,248	100.0%	$11.34	$5,502,486	100.0%

Vacant Space		0	0.0%

Collateral Total		485,248	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	TCG Player occupies six suites within The Galleries of Syracuse Property. The suites related to Suite A (15,126 square feet), Suite B (14,628 square feet), Suited C (5,500 square feet) and Suite D (8,515 square feet) each have a lease expiration date of June 30, 2029. Suite 300 (33,144 square feet) has a lease expiration date of September 30, 2026 and Suite 116 (2,387 square feet) operates on a month-to-month basis. TCG Player has the option to terminate the lease of the space attributed to Suite D at any time after the 30th month with six months’ notice and the payment of a termination fee equal to the unamortized tenant improvement allowance, free rent, and commission payments or fee in lieu of commission payments allocable to Suite D. Additionally, TCG has the option to terminate the lease of Suite 300 three years after the date the suite was delivered.
(3)	ABC occupies four suites within The Hague Property. Suite 3 (22,147 square feet), Suite 1B (1,800 square feet) and Suite 3C (1,412 square feet) each have a lease expiration date of November 30, 2030 and Suite 5 (16,752 square feet) has a lease expiration date of November 11, 2030. ABC has the option to terminate its lease upon 60 days written notice in the event there is a substantial loss of funding for its operations or if ABC receives insufficient authorization for its funding or has delays in reauthorization of its funding that in all cases substantially negatively impact’s ABC’s commercially reasonable ability to operate its business at The Hague Property.
(4)	United States Department of Agriculture has the right to terminate its lease as of September 15, 2023 with a 120-day written notice period.

A-3-25

Various – Various	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to the lease rollover schedule at the Hague + Galleries Mixed Use Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM(3)	10	15,067	3.1%	15,067	3.1%	$93,914	1.7%	$6.23
2021	4	11,186	2.3%	26,253	5.4%	$160,388	2.9%	$14.34
2022	1	2,100	0.4%	28,353	5.8%	$31,620	0.6%	$15.06
2023	6	201,659	41.6%	230,012	47.4%	$2,307,262	41.9%	$11.44
2024	2	28,041	5.8%	258,053	53.2%	$339,221	6.2%	$12.10
2025	2	24,124	5.0%	282,177	58.2%	$261,506	4.8%	$10.84
2026	2	69,621	14.3%	351,798	72.5%	$853,737	15.5%	$12.26
2027	1	31,562	6.5%	383,360	79.0%	$399,000	7.3%	$12.64
2028	1	16,009	3.3%	399,369	82.3%	$200,000	3.6%	$12.49
2029	4	43,769	9.0%	443,138	91.3%	$408,798	7.4%	$9.34
2030	4	42,111	8.7%	485,249	100.0%	$445,265	8.1%	$10.57
2031	0	0	0.0%	485,249	100.0%	$0	0.0%	$0.00
Thereafter(4)	1	1	0.0%	485,250	100.0%	$1,775	0.0%	$1775.40
Vacant	0	0	0.0%	485,250	100.0%	$0	0.0%	$0.00
Total/Weighted Average	38	485,250	100.0%			$5,502,486	100.0%	$11.34
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent includes $9,000 in rent associated with an ATM. 1 square foot was assigned to the ATM to underwrite.
(4)	Annual U/W Base Rent and Annual U/W Base Rent PSF represents rent attributed to Onondaga County Public Library tenant, whose rent was included in the underwriting analysis, but its square footage was not. 1 square foot was assigned to the Onondaga County Public Library tenant to underwrite rent.

The following table presents historical occupancy percentages at the Hague + Galleries Mixed Use Portfolio Properties:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	10/4/2021(2)
89.3%	97.5%	100.0%	100.0%

(1)	Information obtained from the borrower provided rent roll.
(2)	Information obtained from the underwritten rent roll dated October 4, 2021.

A-3-26

Various – Various	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Hague + Galleries Mixed Use Portfolio Properties:

Cash Flow Analysis

	2019	2020	TTM 07/31/2021	U/W	%(1)	U/W $ per SF
Rents in Place	$5,427,172	$5,525,767	$5,237,809	$5,502,486	83.6%	$11.34
Contractual Rent Steps	0	0	0	0	0.0	0.00
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$5,427,172	$5,525,767	$5,237,809	$5,502,486	83.6%	$11.34
Other Income(2)	0	67,216	69,665	69,665	1.1	0.14
Total Recoveries	911,053	1,110,887	959,559	1,009,425	15.3	2.08
Net Rental Income	$6,338,225	$6,703,871	$6,267,034	$6,581,577	100.0%	$13.56
(Vacancy & Credit Loss)	0	0	0	(325,596)(4)	(5.9)	(0.67)
Effective Gross Income	$6,338,225	$6,703,871	$6,267,034	$6,255,981	95.1%	$12.89

Real Estate Taxes	469,564	493,032	262,917	465,463	7.4	0.96
Insurance	155,529	148,665	0	127,464	2.0	0.26
Management Fee	0	0	0	187,679	3.0	0.39
Other Operating Expenses	1,342,657	1,441,758	1,310,540	1,310,540	20.9	2.70
Total Operating Expenses	$1,967,749	$2,083,455	$1,573,456	$2,091,146	33.4%	$4.31

Net Operating Income	$4,370,476	$4,620,415	$4,693,578	$4,164,835	66.6%	$8.58
Replacement Reserves	0	0	0	97,050	1.6	0.20
TI/LC	0	0	0	485,248	7.8	1.00
Net Cash Flow	$4,370,476	$4,620,415	$4,693,578	$3,582,537	57.3%	$7.38

NOI DSCR	2.31x	2.44x	2.48x	2.20x
NCF DSCR	2.31x	2.44x	2.48x	1.89x
NOI Debt Yield	11.8%	12.5%	12.7%	11.3%
NCF Debt Yield	11.8%	12.5%	12.7%	9.7%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Other income consists of parking and miscellaneous income for The Galleries of Syracuse Property.
(3)	The underwritten economic vacancy is 5.0%. The Hague + Galleries Mixed Use Portfolio Properties was 100% leased as of October 4, 2021.

A-3-27

Various – Various	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

Appraisal. As of the appraisal valuation date of May 27, 2021, the appraiser concluded to an “as-is” appraised value of $36,000,000 for The Hague Property and $27,000,000 for The Galleries of Syracuse Property. The aggregate “as-is” appraised value for the Hague + Galleries Mixed Use Portfolio Properties is $63,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated June 1, 2021, there was evidence of a recognized environmental condition at The Hague Property related to chlorinated volatile organic compounds (“VOCs”) contamination to the soil and groundwater, a potential vapor intrusion concern related to the VOCs and underground storage tanks. An environmental liability insurance policy in the amount of $3,000,000 per incident and in the aggregate was obtained to address the recognized environmental condition. According to the Phase 1 environmental site assessment dated June 7, 2021, there was no evidence of any recognized environmental conditions at The Galleries of Syracuse Property. See “Description of Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition.

The Hague

The Hague Property is located in Rochester, Monroe County, New York within the Finger Lakes region, which is named for the eleven lakes surrounding Rochester. Rochester’s economy is primarily driven by education, healthcare and manufacturing. Rochester is also home to number of international businesses including Kodak, Xerox and Bausch and Lomb. Major employers include the University of Rochester, Rochester Regional Health System, Wegmans Food Markets Inc., Paychex and Rochester Institute of Technology. The University of Rochester is home to approximately 12,000 students and offers over 200 bachelors, masters and doctoral degree programs and certificate offerings.

Primary access to The Hague Property’s neighborhood is provided via Interstates 390 and 480. The Hague Property is located approximately 2.2 miles west of downtown Rochester, which is home to small businesses, museums and restaurants. Since 2000, there has been more than $2.35 billion invested in downtown Rochester rebuilding the infrastructure and developing new amenities, which is transforming the area and bringing in new residents. Entertainment in the area includes: the Strong Museum and Eastman School of Music, Geva Theatre Center, Hochstein School of Music & Dance, Rochester Contemporary Arts Center, and Downstairs Cabaret. According to a third party market research report, the estimated 2021 population within a one, three, and five-mile radius is 20,756, 126,934 and 290,444. The average household income within the same radii is $44,890, $51,215, and $63,281.

Submarket Information (Office) – According to the appraisal, The Hague Property is situated within the Greater Rochester office submarket, which contained approximately 10.8 million square feet of office space as of the first quarter of 2021. The Greater Rochester office submarket reported a vacancy rate of 11.4% with an average quoted rental rate of $15.43 per square feet. The Greater Rochester office submarket reported absorption of 11,390 square feet and no new construction.

Submarket Information (Industrial) – According to the appraisal, The Hague Property is located within the Greater Rochester industrial submarket, which contained approximately 36.8 million square feet of industrial space as of the first quarter of 2021. The Greater Rochester industrial submarket reported a vacancy rate of 4.2% with an average quoted rental rate of $6.16 per square feet. The Greater Rochester industrial submarket reported negative net absorption of 66,374 square feet and no new construction.

Appraiser’s Office and Warehouse/Flex Comp Set – The appraiser identified five office and four warehouse/flex competitive properties for The Hague Property totaling approximately 706,902 square feet, which reported an average occupancy rate of approximately 82.0%. The appraiser concluded to market rents of $15.00 per square foot for office tenants, $11.00 per square foot for flex tenants, and $8.00 per square foot for warehouse tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for The Hague Property:

Market Rent Summary(1)

	Office	Flex	Warehouse
Market Rent (PSF)	$15.00	$11.00	$8.00
Lease Term (Years)	7.0	7.0	7.0
Lease Type (Reimbursements)	Mod Gross	NNN	NNN
Rent Increase Projection	3.0%	3.0%	3.0%

(1)       Information obtained from the appraisal.

A-3-28

Various – Various	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

The table below presents certain information relating to comparable sales, which pertain to The Hague Property as identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
3441 West Henrietta Road	Rochester, NY	114,205	NAV	$6,500,000	$56.92
10 Jupiter Lane	Colonie, NY	138,105	Dec-20	$8,300,000	$60.10
400 Exchange Street	Buffalo, NY	232,570	Oct-20	$12,500,000	$53.75
115 Metropolitan Park Drive	Liverpool, NY	82,071	Jun-19	$6,943,000	$84.60
2580 Manitou Road	Rochester, NY	109,772	Jan-19	$13,891,648	$126.55
(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable leases to those at The Hague Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Office
South Winton Court 3136 South Winton Road Rochester, NY	1987/NAP	47,472	8.5 miles	74.0%	3.0 Yrs	8,150	$15.00	NAV	MG
Laurelton Building 500 Helendale Road Rochester, NY	1999/NAP	58,880	8.5 miles	100.0%	5.0 Yrs	5,300	$16.00	NAV	MG
1815 South Clinton Avenue 1815 South Clinton Avenue Rochester, NY	1997/NAP	75,000	4.5 miles	66.0%	3.0 Yrs	15,000	$14.50	NAV	MG
Alexander Park Professional Center 330 Monroe Avenue Rochester, NY	2011/NAP	80,000	2.8 miles	53.0%	5.0 Yrs	37,241	$16.50	NAV	NNN
Warehouse/Flex
2921 Brighton Henrietta Town Line Road 2921 Brighton Henrietta Town Line Road Rochester, NY	1985/NAP	130,000	7.3 miles	100.0%	5.0 Yrs	45,000	$5.95	NAV	NNN
Building 100 1565 Jefferson Road Rochester, NY	2010/NAP	190,000	8.9 miles	76.0%	5.0 Yrs	15,280	$13.50	NAV	NNN
3490 Winton Place 3490 Winton Place Rochester, NY	1991/NAP	30,000	8.7 miles	89.0%	3.0 Yrs	6,370	$11.00	NAV	NNN
71 Goodway Drive 71 Goodway Drive Rochester, NY	2000/NAP	15,550	8.6 miles	100.0%	3.0 Yrs	8,913	$11.00	NAV	NNN
156 Ames Street 156 Ames Street Rochester, NY	1920/NAP	80,000	0.5 miles	81.0%	3.0 Yrs.	1,800	$10.00	NAV	NNN

(1)	Information obtained from the appraisal.

The Galleries of Syracuse

The Galleries of Syracuse Property is located in Syracuse, Onondaga County, New York. According to the appraisal, Syracuse is the fifth most populous city in New York following New York City, Buffalo, Rochester and Yonkers. Syracuse’s top employers are primarily in higher education, research, health care, and services firms. Major employers include State University of New York Upstate Medical University, St. Joseph's Hospital Health Center, Syracuse University, Lockheed Martin Corp. and Wegmans Food Markets. Syracuse is home to Syracuse Univeristy, Le Moyne College, SUNY Upstate Medical University, and SUNY College of Environmental Science & Forestry. Syracuse is the economic and educational hub of Central New York, a region with over one million inhabitants. Primary access to The Galleries of Syracuse Property’s neighborhood is accessed via Interstates 81 and 90. Syracuse offers over 170 parks, fields, and recreation areas, totaling over 1,000 acres. Major parks include Thornden Park, Schiller Park, Sunnycrest Park, Onondaga Park and Kirk Park. According to a third party market research report, the estimated 2021 population within a one-, three-

A-3-29

Various – Various	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

, and five-mile radius is 21,102, 141,410 and 219,958. The average household income within the same radii is $43,221, $60,330, and $69,544.

Submarket Information – According to the appraisal, The Galleries of Syracuse Property is situated within the Syracuse CBD office submarket, which contained approximately 7.8 million square feet of office space as of the first quarter of 2021. The Syracuse CBD office submarket reported a vacancy rate of 10.4% with an average quoted rental rate of $17.26 per square feet. The Syracuse CBD office submarket reported negative absorption of 14,807 square feet and no new construction.

Appraiser’s Office and Office Comp Set – The appraiser identified four office competitive properties for The Galleries of Syracuse Property totaling approximately 562,466 square feet, which reported an average occupancy rate of approximately 87.0%. The appraiser concluded to market rents of $14.00 per square foot for office tenants and $8.00 per square foot for storage tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for The Galleries of Syracuse Property:

Market Rent Summary(1)

	Office	Storage
Market Rent (PSF)	$14.00	$8.00
Lease Term (Years)	7.0	5.0
Lease Type (Reimbursements)	Mod Gross	Gross
Rent Increase Projection	3.0%	3.0%
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales, which pertain The Galleries of Syracuse Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
50 Beaver Street	Albany, NY	78,321	Jan-20	$9,400,000	$120.02
130-138 Delaware Avenue	Buffalo, NY	121,711	Jun-19	$16,900,000	$138.82
194 Washington Avenue	Albany, NY	103,200	Apr-18	$9,200,000	$89.15
401-413 South Salina Street	Syracuse, NY	235,000	Current	$23,000,000	$97.87
(1)	Information obtained from the appraisal.

A-3-30

Various – Various	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to comparable leases to those at The Galleries of Syracuse Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
362-374 South Salina Street Syracuse, NY	1930/NAP	151,241	0.1 miles	87.0%	5.0 Yrs	2,507	$14.00	NAV	MG
220 South Warren Street Syracuse, NY	2013/NAP	37,000	0.3 miles	100.0%	5.0 Yrs.	5,000	$12.00	NAV	MG
211 West Jefferson Street Syracuse, NY	2009/NAP	70,000	0.2 miles	89.0%	10.0 Yrs	35,000	$19.75	NAV	MG
500 Plum Street Syracuse, NY	1990/NAP	121,649	1.1 miles	88.0%	10.0 Yrs	19,388	$15.00	NAV	MG
250 South Clinton Street Syracuse, NY	1990/NAP	182,576	0.4 miles	73.0%	5.0 Yrs	40,796	$19.00	NAV	MG

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The Hague + Galleries Mixed Use Portfolio Mortgage Loan documents require an upfront tax reserve of $162,912 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $38,789).

Insurance – The Hague + Galleries Mixed Use Portfolio Mortgage Loan documents require an upfront insurance reserve of $44,612 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially $10,622).

Replacement Reserves – The Hague + Galleries Mixed Use Portfolio Mortgage Loan documents require ongoing monthly replacement reserves of $8,095.

TI/LC Reserve – The Hague + Galleries Mixed Use Portfolio Mortgage Loan documents require upfront tenant improvement and leasing commission reserves of $500,000 and ongoing monthly tenant improvement and leasing commission reserves of $40,477, subject to a cap of $2,000,000. In addition to the monthly tenant improvement and leasing commission reserve, the Hague + Galleries Mixed Use Portfolio Borrower is required to deposit into the TI/LC reserve any amounts paid to the Hague + Galleries Mixed Use Portfolio Borrower in connection with a termination, cancellation, sale or other disposition of any lease or any portion thereof, other than amounts paid for rent and other charges in respect of periods prior to the date of such termination, cancellation, surrender, modification, sale or other disposition.

Lockbox and Cash Management. The Hague + Galleries Mixed Use Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The Hague + Galleries Mixed Use Portfolio Mortgage Loan documents require the Hague + Galleries Mixed Use Portfolio Borrower and the property manager to deliver tenant instruction letters to each tenant in place and any new tenants instructing such tenants to deposit all rents payable under each lease directly into the lockbox account, which is already in place. The Hague + Galleries Mixed Use Portfolio Mortgage Loan documents also require that all revenues received by the Hague + Galleries Mixed Use Portfolio Borrower or the property manager be deposited into the lockbox account within one business day of receipt. Upon the occurrence of a Cash Management Trigger Event (as defined below) all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Hague + Galleries Mixed Used Portfolio Mortgage Loan documents. Pursuant to the Hague + Galleries Mixed Use Portfolio Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the Hague + Galleries Mixed Use Portfolio Borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC subaccount until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	the Hague + Galleries Mixed Use Portfolio Borrower’s second late debt service payment within a 12-month period;
(iii)	a bankruptcy action of the Hague + Galleries Mixed Use Portfolio Borrower, guarantor or property manager;
(iv)	a Cash Management DSCR Trigger Event (as defined below); or
(v)	a Critical Tenant Trigger Event (as defined below).

A-3-31

Various – Various	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;
●	with regard to clause (ii) above, when the debt service payments have been paid on time for 12 consecutive months;
●	with regard to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Hague + Galleries Mixed Use Portfolio Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, the Hague + Galleries Mixed Use Portfolio Borrower replacing the property manager with a qualified property manager acceptable to the lender;
●	with regard to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.45x for two consecutive quarters; and
●	with regard to clause (v) above, the date the applicable Critical Tenant Trigger Event Cure (as defined below) has occurred.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.40x.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	a bankruptcy action of the Hague + Galleries Mixed Use Portfolio Borrower, guarantor or property manager;
(iii)	a Cash Sweep DSCR Trigger Event (as defined below); or
(iv)	a Critical Tenant Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;
●	with regard to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the Hague + Galleries Mixed Use Portfolio Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, the Hague + Galleries Mixed Use Portfolio Borrower replacing the property manager with a qualified property manager acceptable to the lender;
●	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.45x for two consecutive quarters; and
●	with regard to clause (iv) above, the date the applicable Critical Tenant Trigger Event Cure has occurred.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.40x.

A “Critical Tenant Trigger Event” will occur upon:

(i)	if RG&E, USDA, TCG and ABC or any other tenant occupying the space currently occupied by such tenant (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease or to terminate its lease or the applicable Critical Tenant Lease is otherwise terminated;
(ii)	on the date that is (x) 18 months prior to the related lease expiration date or termination date under the RG&E lease and (y) 12 months prior to the related lease expiration date or termination date under the USDA, ABC or TCG lease, if the Critical Tenant has failed to give notice of its election to renew its lease;
(iii)	on or prior to the date on which the Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, and the Critical Tenant fails to give such notice;
(iv)	an event of default under the Critical Tenant Lease occurs or is continuing;
(v)	if a bankruptcy action with respect to the Critical Tenant or guarantor of any Critical Tenant occurs;
(vi)	if the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease;
(vii)	if the Critical Tenant discontinues its normal business operations; or
(viii)	if the related Critical Tenant or any guarantor of a Critical Tenant lease or, so long as RG&E is a Critical Tenant, Avangrid, Inc., which is rated by a credit reporting is downgraded below “BBB-” or the equivalent by a credit reporting agency or is rated “BBB-” or the equivalent or higher by any credit reporting agency and thereafter ceases to be rated by any credit reporting agency.

A “Critical Tenant Trigger Event Cure” will occur upon:

●	with regard to clause (i), (ii) or (iii) above, (x) the date that (1) the Critical Tenant Lease extension is executed and delivered to lender by the Hague + Galleries Mixed Use Portfolio Borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred;
●	with regard to clause (iv) above, after a cure of the applicable default;
●	with regard to clause (v) above, after an affirmation of the Critical Tenant lease in the applicable bankruptcy proceeding and confirmation that the Critical Tenant is actually paying all rents and other amounts under the lease;
●	with regard to clause (vi) above, the Critical Tenant re-commences the payment of full unabated rent;

A-3-32

Various – Various	Loan #3	Cut-off Date Balance:	$37,000,000
Property Addresses – Various	Hague + Galleries Mixed Use Portfolio	Cut-off Date LTV:	58.7%
		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.3%

●	with regard to clause (vii) above, the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred; or
●	with regard to clause (viii) above, the date the credit rating of the related Critical Tenant (or guarantor of a Critical Tenant Lease or, in the case of RG&E, Avangrid, Inc.) is no longer less than a “BBB-” or the equivalent by a credit reporting agency.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the related Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant Space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Property Management. The Hague + Galleries Mixed Use Portfolio Properties are managed by Flaum Management Company, Inc., which is not an affiliate of the Hague + Galleries Mixed Use Portfolio Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Hague + Galleries Mixed Use Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Hague + Galleries Mixed Use Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Hague + Galleries Mixed Use Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-33

	Loan #4	Cut-off Date Balance:	$35,000,000
Multifamily – Garden	TLR Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	7.4%

A-3-34

	Loan #4	Cut-off Date Balance:	$35,000,000
Multifamily – Garden	TLR Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	7.4%

Gulf of Mexico
Gulf View Square
Port Richey
Pasco-Hernando State College
De Cubellis Rd
New Port Richey
Jay B. Starkey Wilderness Park
Elfers
Trinity College
PASCO COUNTY
Holiday
Suncoast Pkwy
Tarpon Springs
HILLSBOROUGH COUNTY
E. Lake Rd
Citrus Park
Lutz
Palm Harbor
The Shoppes of Boot Ranch
Race Track Rd
Citrus Park Town Center
Florida Crossings
University of South Florida
Yuengling Center
Carrollwood
Oldsmar
Tampa Bay Downs
Caladesi Island State Park
Dunedin
Countryside Mall
Tampa Rd
Town 'n' Country Promenade
TAMPA
Busch Gardens
Temple Terrace
Tampa Executive Airport
Safety Harbor
Tampa Community Hospital
Tampa International Airport
E. Hillsbrough Ave
Clearwater Beach
Sunset Point Rd
Ruth Eckerd Hall
COURTNEY CAMPBELL CAUSEWAY
Raymond James Stadium
Clearwater
Nova Southeastern University - Tampa Bay Regional Campus
International Plaza and Bay Street
DOWNTOWN TAMPA
Ybor City
AMTRAK
Clearwater Plaza
Clearwater Mall
Old Tampa Bay
Univ. of Tampa
WestShore Plaza
Amalie Arena
St. Petersburg/ Clearwater Intl. Airport
Tampa Convention Center
Palm River
Roosevelt Blvd
Largo
Peter O. Knight Airport
Brandon
S. Ridge Rd
Umerton Rd
Honeywell Aerospace
H. FRANKLAND BRIDGE
PINELLAS COUNTY
GANDY BRIDGE
Pinellas Park
MacDill Air Force Base
Hillsborough Bay
The Shoppes at Park Place
Seminole City Ctr.
Seminole
Northside Hospital
Gibsonton
Madeira Beach
38th Ave
ST. PETERSBURG
Tampa Bay
Apollo Beach
Riverview
Treasure Island
Stetson School of Law
Tropicana Field
Albert Whitted Airport
S. Tamiami Trail
Gulfport
Ruskin
Sun City Center
SUNSHINE SKYWAY BRIDGE
Wimauma
Ocala
Daytona Beach
Atlantic Ocean
Deltona
ORLANDO
Winter Park
Winter Garden
Kissimmee
Spring Hill
Melbourne
Palm Bay
TAMPA
Lakeland
Winter Haven
Clearwater
Brandon
ST. PETERSBURG
Ft. Meade
Vero Beach
Bradenton
Wauchula
Sebring
Ft. Pierce
Port St. Lucie
Sarasota
Placid Lakes
Okeechobee
Arcadia
Gulf of Mexico
Port Charlotte
Lake Okeechobee
Cape Coral
Ft. Myers
Belle Glade
TLR Portfolio
1 Bahia Apartments Tampa, FL
2 Royal Breeze Apartments Clearwater, FL
3 Lenox Place Apartments Tampa, FL

A-3-35

No. 4 – TLR Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller(1):	LMF Commercial, LLC		Single Asset/Portfolio:	Portfolio
				Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance(2):	$35,000,000		Location:	Various, FL
	Cut-off Date Balance(2):	$35,000,000		Size:	688 Units
	% of Initial Pool Balance:	4.6%		Cut-off Date Balance Per Unit:	$120,640
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$120,640
	Borrower Sponsors:	Rudy Nassri and Vincent Chiara		Year Built/Renovated:	Various/2021
	Guarantors:	Rudy Nassri and Vincent Chiara		Title Vesting:	Fee
	Interest Rate:	3.9700%		Property Manager:	Borrower-Affillate
	Note Date:	November 9, 2021		Current Occupancy (As of):	97.2% (10/1/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	97.0%
	Maturity Date:	December 6, 2031		YE 2019 Occupancy:	95.2%
	Interest-Only Period:	120 months		YE 2018 Occupancy:	97.9%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	98.0%
	Amortization Term (Original):	NAP		Appraised Value(4):	$127,000,000
	Loan Amortization Type:	Interest Only		Appraised Value Per Unit(4):	$184,593
	Call Protection:	L(24),D(93),O(3)		Appraisal Valuation Date(4):	October 13, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information(5)
	Additional Debt(2):	Yes		TTM NOI (9/30/2021):	$5,906,570
	Additional Debt Type (Balance)(2):	Pari Passu ($48,000,000)		YE 2020 NOI:	$5,437,057
				YE 2019 NOI:	$4,928,618
				YE 2018 NOI:	NAV
				U/W Revenues:	$9,477,000
				U/W Expenses:	$3,353,170
				U/W NOI:	$6,123,830
Escrows and Reserves(3)				U/W NCF:	$5,951,830
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(2):	1.83x / 1.78x
Taxes	$77,287	$77,287	NAP	U/W Debt Yield based on NOI/NCF(2):	7.4% / 7.2%
Insurance	$282,923	$28,292	NAP	U/W Debt Yield at Maturity based on NOI/NCF(2):	7.4% / 7.2%
Replacement Reserve	$0	$14,333	NAP	Cut-off Date LTV Ratio(2)(4):	65.4%
Holdback Reserve	$2,500,000	$0	NAP	LTV Ratio at Maturity(2)(4):	65.4%

Sources and Uses
Sources			Uses
Original whole loan amount	$83,000,000	100.0%	Loan Payoff	$51,775,784	62.4%
			Closing costs	11,190,181	13.5
			Upfront Reserves	2,860,210	3.4
			Return of equity	17,173,825	20.7
Total Sources	$83,000,000	100.0%	Total Uses	$83,000,000	100.0%

(1)	The TLR Portfolio Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and LMF Commercial, LLC (“LMF”).

(2)	The TLR Portfolio Mortgage Loan (as defined below) is part of the TLR Portfolio Whole Loan,which is comprised of two pari passu promissory notes with an aggregate original balance of $83,000,000. All statistical information related to the Cut-off Date Balance per Unit, Maturity Date Balance per Unit, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity is based on the TLR Portfolio Whole Loan.

(3)	See “Escrows” section below.

(4)	The Appraised Value represents the “As-Portfolio” value of $127,000,000, which includes a diversity premium based on an assumption that all of the mortgaged properties would be sold together as a portfolio. The aggregate “As-Is” appraised value for the TLR Portfolio Properties is $123,500,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $123,500,000 aggregate “As-Is” appraised value are 67.2% and 67.2%, respectively.

(5)	While the TLR Portfolio Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the TLR Portfolio Whole Loan more severely than assumed in the underwriting of the TLR Portfolio Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

A-3-36

	Loan #4	Cut-off Date Balance:	$35,000,000
Multifamily – Garden	TLR Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	7.4%

The Mortgage Loan. The mortgage loan (the “TLR Portfolio Mortgage Loan”) is part of a whole loan (the “TLR Portfolio Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $83,000,000. The TLR Portfolio Whole Loan is secured by a first mortgage encumbering the fee interest in three garden style multifamily properties, two of which are located in Tampa, Flordia and one of which is located in Clearwater, Florida (each, a “TLR Portfolio Property”, and collectively, the “TLR Portfolio Properties”). The TLR Portfolio Mortgage Loan consists of the non-controlling Note A-2, which had an original principal balance of $35,000,000, has a Cut-off Date of $35,000,000 and is being contributed to the WFCM 2021-C61 trust. The remaining note had an original principal balance of $48,000,000, has a Cut-off Date Balance of $48,000,000 and is expected to be contributed to one or more future transactions. The TLR Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2021-C61 trust until the controlling Note A-1 is securitized, whereupon the TLR Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The relationship between the holders of the TLR Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1(1)	$48,000,000	$48,000,000	CREFI	Yes
A-2	$35,000,000	$35,000,000	WFCM 2021-C61	No
Total	$83,000,000	$83,000,000
(1) Expected to be contributed to one or more future securitization transactions.

The Borrower and Borrower Sponsors. The borrowers are Park Aberdeen Apartments, LLC, Royal Breeze Apartments, Inc., and Lenox Apartments, Inc. (collectively, the “TLR Portfolio Borrower”), each a single purpose entity with one independent director. Park Aberdeen Apartments, LLC, is a Florida limited liability company. Royal Breeze Apartments, Inc. and Lenox Apartments, Inc. each are Delaware corporations. Legal counsel to the TLR Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the TLR Portfolio Whole Loan. The non-recourse carveout guarantors and borrower sponsors of the TLR Portfolio Whole Loan are Rudy Nassri and Vincent Chiara.

Rudy Nassri is the founder of the TLR Group. Mr. Nassri has over 25 years of experience in real estate and property management. Mr. Nassri commenced his career as a CPA and in 2001 started working in real estate and property management by working with private sector owners including, SLH Property Management, Groupe Mach, BMHL Equities, and LCN Property Management in the Canadian market. Vincent Chiara is the president of Groupe Mach. In 1999, Mr. Chiara turned his focus to property acquisition and development through his private holding company. Groupe Mach and its affiliates own more than 24 million square feet of real estate, including landmark Montreal properties such as the Stock Exchange Tower, CIBC Tower, Sun Life Building, CBC Tower and University Complex.

The Properties. The TLR Portfolio Properties are comprised of three garden style multifamily properties, two of which are located in Tampa, Florida and one of which is located in Clearwater, Florida. The TLR Portfolio Properties were constructed between 1970 and 1973. The TLR Portfolio Properties comprise 34 studio units (4.9% of unit count), 246 one-bedroom units (35.8% of unit count), 328 two-bedroom units (47.7% of unit count) and 80 three-bedroom units (11.6% of unit count). As of October 1, 2021, the TLR Portfolio Properties were 97.2% occupied.

Bahia Apartments

The Bahia Apartments property is a 320-unit garden multifamily property located in Tampa, Florida. Built in 1972, the Bahia Apartments property consists of 35, two-story residential buildings, a single-story leasing office and a single-story amenity building situated on a 18.27-acre site. The Bahia Apartments property’s unit mix includes 16 studio units, 80 one-bedroom/one-bathroom units, 121 two-bedroom/one-bathroom units, 71 two-bedroom/two-bathroom units and 32 three-bedroom/two-bathroom units, with an average unit size of 893 square feet. Common area amenities at the Bahia Apartments property include a fitness center, lighted tennis courts, picnic and barbecue area, two swimming pools, playground, dog park, on-site Amazon hub and a business center. Unit amenities include dishwashers, ceramic tile, central heat and air and patios or balconies. Since acquisition, the borrower sponsors have invested capital improvements of approximately $6.8 million or $21,194 per unit for interior renovations, common area renovations, painting, roof repairs, pool renovations and amenities renovations. Onsite parking is provided by 579 surface parking spaces, resulting in a parking ratio of approximately 1.8 spaces per unit. As of October 1, 2021, the Bahia Apartments property was 95.9% leased.

Royal Breeze Apartments

The Royal Breeze Apartments property is a 200-unit garden multifamily property located in Clearwater, Florida. Built in 1973, the Royal Breeze Apartments property consists of 25, two-story residential buildings, a single-story leasing office and a single-story amenity building situated on a 12.70-acre site. The Royal Breeze Apartments property’s unit mix includes 52 one-bedroom/one-bathroom units, 100 two-bedroom/one-bathroom units and 48 three-bedroom/two-bathroom units, with an average unit size of 1,021 square feet. Common area amenities at the Royal Breeze Apartments property include a fitness center, barbecue area, two swimming pools, playground, dog park, and a laundry facility. Unit amenities include an appliance package with microwave, laminate countertops, garbage disposal and washer and dryer connections for select two- and three-bedroom units. Since acquisition, the borrower sponsor have invested capital improvements of approximately $2.8 million or $14,120 per unit for interior renovations, common area

A-3-37

	Loan #4	Cut-off Date Balance:	$35,000,000
Multifamily – Garden	TLR Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	7.4%

renovations, painting, roof repairs, pool renovations and amenities renovations. Onsite parking is provided by 377 surface parking spaces, resulting in a parking ratio of approximately 1.9 spaces per unit. As of October 1, 2021, the Royal Breeze Apartments property was 99.5% leased.

Lenox Place Apartments

The Lenox Place Apartments property is a 168-unit garden multifamily property located in Tampa, Florida. Built in 1970, the Lenox Place Apartments property consists of two, two-story residential buildings and a single-story leasing office situated on a 5.24-acre site. The Lenox Place Apartments property’s unit mix includes 18 studio units, 114 one-bedroom/one-bathroom units and 36 two-bedroom/one-bathroom units, with an average unit size of 718 square feet. Common area amenities at the Lenox Place Apartments Property include a gated entry, two swimming pools, playground, and dog walk areas. Unit amenities include an appliance package with microwave, laminate countertops and garbage disposals. Since acquisition, the borrower sponsors have invested capital improvements of approximately $2.8 million or $17,229 per unit for interior renovations, common area renovations, painting, roof repairs, pool renovations and amenities renovations. Onsite parking is provided by 250 surface parking spaces, resulting in a parking ratio of approximately 1.5 spaces per unit. As of October 1, 2021, the Lenox Place Apartments Property was 97.0% leased.

The following table presents certain information relating to the TLR Portfolio Properties:

Portfolio Summary(1)

Property	Year Built/ Renovated	Occ. %(2)	Units(2)	% of Total Units(2)	Appraised Value(3)	Allocated Cut-off Date Whole Loan Balance (“ALA”)	% of ALA	U/W NCF	% of U/W NCF
Bahia Apartments	1972/2021	95.9%	320	46.5%	$61,500,000	$41,430,000	49.9%	$3,002,873	50.5%
Royal Breeze Apartments	1973/2021	99.5%	200	29.1%	$37,200,000	$24,820,000	29.9%	$1,768,425	29.7%
Lenox Place Apartments	1970/2021	97.0%	168	24.4%	$24,800,000	$16,750,000	20.2%	$1,180,532	19.8%
Total/Wtd. Avg.		97.2%	688	100.0%	$127,000,000	$83,000,000	100.0%	$5,951,830	100.0%

(1)	Information obtained from the appraisals.

(2)	Information obtained from the underwritten rent rolls.

(3)	The Total Appraised Value represents the “As-Portfolio” value of $127,000,000, which includes a diversity premium based on an assumption that all of the mortgaged properties would be sold together as a portfolio. The aggregate “As-Is” appraised value for the TLR Portfolio Properties is $123,500,000.

The following table presents certain information relating to the unit mix of the TLR Portfolio Properties:

Portfolio Unit Mix Summary(1)

Property	NRA	Units	Studio, One Bath	One Bed, One Bath	Two Bed, One Bath	Two Bed, Two Bath	Three Bed, Two Bath
Bahia Apartments	285,568	320	16	80	128	64	32
Royal Breeze Apartments	204,140	200	0	52	0	100	48
Lenox Place Apartments	120,600	168	18	114	0	36	0
Total	610,308	688	34	246	128	200	80

(1)	Information obtained from the underwritten rent rolls.

The following table presents historical occupancy percentages at the TLR Portfolio Properties:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	10/1/2021(2)
98.0%	97.9%	95.2%	97.0%	97.2%

(1)	Information obtained from the borrower sponsors.

(2)	Information obtained from the underwritten rent rolls.

COVID-19 Update. As of November 8, 2021, the TLR Portfolio Properties are open and operating. The TLR Portfolio Whole Loan is not subject to any modification or forbearance request. The first debt service payment of the TLR Portfolio Whole Loan is due January 6, 2022.

A-3-38

	Loan #4	Cut-off Date Balance:	$35,000,000
Multifamily – Garden	TLR Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	7.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the TLR Portfolio Properties:

Cash Flow Analysis

	2019	2020	TTM 9/30/2021	U/W	%(1)	U/W $ per Unit
Base Rent	$7,664,374	$8,051,013	$8,300,794	$8,831,130	88.4%	$12,836
Grossed Up Vacant Space	0	0	0	0	0.0	0
Gross Potential Rent	$7,664,374	$8,051,013	$8,300,794	$8,831,130	88.4%	$12,836
Other Income(2)	858,907	843,899	1,067,345	1,155,000	11.6	1,679
Net Rental Income	$8,523,281	$8,894,912	$9,368,140	$9,986,130	100.0%	$14,515
(Vacancy & Credit Loss)	(295,201)	(171,382)	(144,129)	(509,130)(3)	(5.8)(3)	(740)
Effective Gross Income	$8,228,080	$8,723,530	$9,224,011	$9,477,000	94.9%	$13,775

Real Estate Taxes	772,408	843,077	885,100	883,279	9.3	1,284
Insurance	276,047	337,408	293,354	323,341	3.4	470
Management Fee	248,532	261,706	276,720	284,310	3.0	413
Other Operating Expenses	2,000,978	1,843,569	1,862,240	1,862,240	19.7	2,707
Total Operating Expenses	$3,297,964	$3,285,759	$3,317,415	$3,353,170	35.4%	$4,874

Net Operating Income	$4,930,116	$5,437,771	$5,906,596	$6,123,830	64.6%	$8,901
Capital Expenditures	0	0	0	172,000	1.8	250
Net Cash Flow	$4,930,116	$5,437,771	$5,906,596	$5,951,830	62.8%	$8,651

NOI DSCR	1.48x	1.63x	1.77x	1.83x
NCF DSCR	1.48x	1.63x	1.77x	1.78x
NOI Debt Yield	5.9%	6.6%	7.1%	7.4%
NCF Debt Yield	5.9%	6.6%	7.1%	7.2%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income is comprised of application fees, laundry income, parking income, pet fees, late fees, utility reimbursement, miscellaneous income and various other fees.

(3)	The underwritten economic vacancy is 5.8%. The TLR Portfolio Properties were 97.2% physically occupied as of October 1, 2021.

Appraisals. As of the appraisal valuation date of October 13, 2021, the TLR Portfolio Properties had an “as-portfolio” appraised value of $127,000,000 and an aggregate “as-is” appraised value of $123,500,000.

Environmental Matters. According to the Phase I environmental site assessments dated October 21, 2021 and October 25, 2021, there was no evidence of any recognized environmental conditions at the TLR Portfolio Properties.

Market Overview and Competition. The TLR Portfolio Properties are located in Tampa and Clearwater, Florida, within the Tampa-St Petersburg-Clearwater metropolitan statistical area (“Tampa MSA”). The Tampa MSA consists of Hernando, Hillsborough, Pasco and Pinellas counties. The Tampa MSA is the second most populous metropolitan area in Florida, the second most populous on the Gulf Coast, the fourth most populous in the southeast, and the 19th-largest MSA in the United States. Tampa Bay is Florida's largest open-water estuary, extending over 1031 square kilometers.

Tampa Bay offers year-round cultural, social, and sporting events. Some of these include professional baseball, football and hockey; ballet, golf, jazz and art festivals. Annual events specific to the area include the Outback Bowl, the Gasparilla Parade, Florida State Fair and the Honda Grand Prix. The Tampa MSA is also home to numerous professional sports alliances - the national football league’s Tampa Bay Buccaneers, national baseball association’s Tampa Bay Rays, the national hockey league’s Tampa Bay Lighting and New York Yankees’ Spring Training all call this region home. Also, the University of South Florida (Bulls) and University of Tampa (Spartans) provide numerous collegiate sports for the area.

The Tampa Central Business District is approximately 30 minutes east of the Gulf of Mexico, and approximately an hour southwest of Disney and Universal theme parks. In addition to the nearby beaches, other major attractions include: Busch Gardens and Adventure Island, Tampa Bay Performing Arts Center, Florida Aquarium, Lowry Park Zoo, International Plaza and Westshore Mall, and the downtown Tampa Channelside retail complex.

According to the appraisals, the Bahia Apartments and the Lenox Place Apartments are located within the University apartment submarket. As of the second quarter of 2021, the University multifamily submarket had an inventory of approximately 17,386 units, a

A-3-39

	Loan #4	Cut-off Date Balance:	$35,000,000
Multifamily – Garden	TLR Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	7.4%

vacancy rate of approximately 3.7% and effective rents of $1,123 per unit per month. As of the second quarter of 2021, the University multifamily submarket reported positive absorption of 31 units and no new construction.

According to the appraisal, the Royal Breeze Apartments are located within the Clearwater multifamily submarket. As of the second quarter of 2021, the Clearwater multifamily submarket had an inventory of approximately 24,777 units, a vacancy rate of approximately 3.0% and effective rents of $1,426 per unit per month. As of the second quarter of 2021, the Clearwater multifamily submarket reported positive absorption of 217 units and 479 units under construction.

The following table presents certain information relating to the appraisals’ market rent conclusion for the TLR Portfolio Properties:

Multifamily Market Rent Summary(1)

Property	Units	Avg. Size (SF)	Avg. Monthly In-Place Rent per Unit	Avg. Monthly In-Place Rent PSF	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
Bahia Apartments	320	892	$1,042	$1.17	$1,259	$1.41
Royal Breeze Apartments	200	1,021	$1,157	$1.13	$1,353	$1.33
Lenox Place Apartments	168	718	$899	$1.25	$1,113	$1.55
Total/Wtd. Avg.	688	887	$1,041	$1.17	$1,251	$1.42

(1)	Information obtained from the underwritten rent rolls.

(2)	Information obtained from the appraisals.

Escrows.

Real Estate Taxes – The TLR Portfolio Whole Loan documents require an upfront real estate tax reserve of $77,287 and ongoing monthly tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $77,287).

Insurance – The TLR Portfolio Whole Loan documents require an upfront insurance reserve of $282,923, and unless the TLR Portfolio maintains an acceptable blanket policy, ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums due for the renewal of insurance coverage (initially $28,292).

Replacement Reserves – The TLR Portfolio Whole Loan documents require ongoing monthly replacement reserves of $14,333.

Holdback Reserve – The TLR Portfolio Whole Loan documents require a $2,500,000 upfront holdback reserve as additional security for the payment of sums past due under the TLR Portfolio Whole Loan notes and as additional security for all of the TLR Portfolio Borrower’s obligations under the TLR Portfolio Whole Loan documents. On each quarterly monthly payment date from and after the third monthly payment date, at the TLR Portfolio Borrower’s written request, the lender will calculate the Holdback Debt Yield (as defined below) for purposes of determining whether the Holdback Reserve Funds Release Conditions (as defined below) have been satisfied, and, if so, the lender will disburse the requested amount of holdback reserve funds to the TLR Portfolio Borrower (or, if a Trigger Period (as defined below) then exists, the lender will disburse the same into the lockbox account to be applied pursuant to the TLR Portfolio Whole Loan documents). The TLR Portfolio Borrower is entitled to disbursements of the holdback reserve funds no more than once in any three month period and in no amount less than $500,000 (unless the total amount of the holdback reserve funds remaining on deposit is less than $500,000). In the event the TLR Portfolio Borrower has not qualified for disbursement of all of the holdback reserve funds on or prior to November 9, 2023, then the lender will have the right to hold the holdback reserve funds thereafter as additional collateral for the TLR Portfolio Whole Loan.

The “Holdback Debt Yield” means, as of any calculation date, a ratio conveyed as a percentage in which, (i) the numerator is the holdback underwrittable cash flow and (ii) the denominator is the then outstanding principal balance of the TLR Portfolio Whole Loan, less the amount of any holdback reserve funds that will remain on deposit, if any, following the disbursement of the applicable amount of holdback reserve funds that have been requested by the TLR Portfolio Borrower.

The “Holdback Reserve Funds Release Conditions” means, as of the date the lender calculates the Holdback Debt Yield, (i) no event of default has occurred and is continuing and (ii) the lender has received evidence, in form and substance reasonably satisfactory to the lender, that the Holdback Debt Yield equals or exceeds 7.5%.

Lockbox and Cash Management. Upon the occurrence and continuance of a Trigger Period,the TLR Portfolio Borrower is required to establish a lender-controlled lockbox account and the TLR Portfolio Borrower is required to deposit, or cause the manager to deposit, all rents into the lockbox account. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the TLR Portfolio Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, the debt service payment on the TLR Portfolio Whole Loan, operating expenses and cash management bank fees) are required to be applied as follows: (a) if a Trigger Period has occurred and is continuing, to the lender-controlled excess cash flow account or (b) if no Trigger Period has occurred and is continuing, to the TLR Portfolio Borrower.

A-3-40

	Loan #4	Cut-off Date Balance:	$35,000,000
Multifamily – Garden	TLR Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	7.4%

A “Trigger Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; or

(ii)	the debt yield falling below 5.75%.

A Trigger Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default; or

●	with regard to clause (ii) above, (a) the date the debt yield is equal to or greater than 6.0% for two consecutive calendar quarters or (b) the satisfaction of the Trigger Period Avoidance Conditions (as defined below).

The “Trigger Period Avoidance Conditions” will occur when (i) the TLR Portfolio Borrower deposits with the lender an amount equal to the amount of funds that if applied to the outstanding principal balance of the TLR Portfolio Whole Loan would cause the debt yield to be equal to or greater than 6.0% (the “Trigger Period Avoidance Deposit Amount”) and (ii) on or prior to each anniversary of the date the deposit describe in clause (i) was made, the TLR Portfolio Borrower deposits with lender into the same eligible account an amount of funds equal to Trigger Period Avoidance Deposit Amount (it being agreed that upon the expiration of all Trigger Periods then in existence, other than due to the satisfaction of the Trigger Period Avoidance Conditions, all such funds will be disbursed and returned to the TLR Portfolio Borrower).

Property Management. The TLR Portfolio Properties are managed by TLR Property Management Inc., an affiliate of the borrower sponsors.

Partial Release. At any time after the date that is two years from the closing date of the securitization that includes the last note to be securitized, the TLR Portfolio Borrower may obtain a release of an individual property from the lien of the mortgage, subject to satisfaction of certain conditions including, but not limited to (i) no event of default has occurred and is continuing, (ii) the amount of the TLR Portfolio Whole Loan defeased is equal to the greater of (a) 110% of the allocated loan amount for the related individual property being released and (b) the net sales proceeds applicable to such individual property, (iii) the debt service coverage ratio with respect to the remaining TLR Portfolio Properties after the release is not less than the greater of (a) the debt service coverage ratio for the remaining TLR Portfolio Properties and the TLR Portfolio Property to be released immediately prior to such release and (b) 1.80x, each calculated based on the trailing-6 months’ financials, (iv) the debt yield with respect to the remaining TLR Portfolio Properties after release is greater than the debt yield before the release calculated based on the trailing-6 months’ financials and (v) the lender receives a REMIC opinion.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The TLR Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the TLR Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the TLR Portfolio Properties, as well as business interruption insurance covering no less than the 15-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-41

Industrial – Various	Loan #5	Cut-off Date Balance:	$33,313,851
Various Addresses	OmniMax Industrial Portfolio II	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	8.7%

A-3-42

Industrial – Various	Loan #5	Cut-off Date Balance:	$33,313,851
Various Addresses	OmniMax Industrial Portfolio II	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	8.7%

OmniMax Industrial Portfolio II
1 OmniMax - Lancaster Lancaster, PA
2 OmniMax - Nappanee Nappanee, IN
3 OmniMax - Gridley Gridley, IL
4 OmniMax - Bristol Bristol, IN
5 OmniMax - Jackson Jackson, GA
6 OmniMax - Mansfield Mansfield, TX
7 OmniMax - Spokane Spokane Valley, WA
8 OmniMax - Marshfield Marshfield, WI

A-3-43

No. 5 – OmniMax Industrial Portfolio II

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Column Financial, Inc.		Single Asset/Portfolio:	Portfolio
				Property Type – Subtype:	Industrial – Various
	Original Principal Balance:	$33,313,851		Location:	Various
	Cut-off Date Balance:	$33,313,851		Size:	683,992 SF
	% of Initial Pool Balance:	4.4%		Cut-off Date Balance Per SF:	$48.71
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$48.71
	Sponsor:	U.S. Realty Advisors, LLC		Year Built/Renovated:	Various/Various
	Guarantor:	USRA Net Lease IV Capital Corp.		Title Vesting:	Fee
	Mortgage Rate:	3.7100%		Property Manager:	Self Managed
	Note Date:	April 28, 2021		Current Occupancy (As of):	100.0% (6/30/2021)
	Seasoning:	7 months		YE 2020 Occupancy:	100.0%
	Maturity Date:	May 6, 2026		YE 2019 Occupancy:	100.0%
	IO Period:	60 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	60 months		As-Is Appraised Value(1):	$50,050,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$73.17
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	Various
	Call Protection:	LO(31),D(24),O(5)
	Lockbox Type	Hard/Springing Cash Management		Underwriting and Financial Information(1)
	Additional Debt:	None		TTM NOI (NAP):	NAV(2)
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	NAV(2)
				YE 2019 NOI:	NAV(2)
				YE 2018 NOI:	NAV(2)
				U/W Revenues:	$3,776,667
				U/W Expenses:	$874,688
Escrows and Reserves				U/W NOI:	$2,901,979
	Initial	Monthly	Cap	U/W NCF:	$2,833,580
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.32x / 2.26x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	8.7% / 8.5%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.7% / 8.5%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	66.6%
				LTV Ratio at Maturity:	66.6%

Sources and Uses
Sources			Uses
Mortgage Loan	$33,313,851	63.6%	Purchase Price	$51,252,081	97.8%
Sponsor Equity	$19,078,848	36.4	Closing Costs	$1,140,618	2.2
Total Sources	$52,392,699	100.0%	Total Uses	$52,392,699	100.0%

(1)	While the OmniMax Industrial Portfolio II (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the OmniMax Industrial Portfolio II Mortgage Loan (as defined below) more severely than assumed in the underwriting of the OmniMax Industrial Portfolio II Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	The borrower sponsors recently acquired the OmniMax Industrial Portfolio II Properties (as defined below) in a sale-leaseback transaction on April 28, 2021. As such, historical cash flows are not available.

A-3-44

Industrial – Various	Loan #5	Cut-off Date Balance:	$33,313,851
Various Addresses	OmniMax Industrial Portfolio II	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	8.7%

The Mortgage Loan. The mortgage loan (the “OmniMax Industrial Portfolio II Mortgage Loan”) is evidenced by two pari-passu promissory notes to facilitate the sale-leaseback of a portfolio of eight industrial buildings (collectively the “OmniMax Industrial Portfolio II Properties”, the “Portfolio” or “Properties”). The Portfolio consists of the fee interests in eight single-tenant industrial buildings, totaling 683,992 SF, and located across seven states: Georgia (1), Illinois (1), Pennsylvania (1), Washington (1), Indiana (2), Texas (1), and Wisconsin (1).

The Borrowers and Borrower Sponsor. Max Comm Property LLC (the “Comm Borrower”) and Max Spec Property LLC (the “Spec Borrower”) (together the “Borrowers”) are subsidiaries of U.S. Realty Advisors LLC.

U.S. Realty Advisors LLC (“USRA” or the “OmniMax Industrial Portfolio II Sponsor”) is a single-tenant net lease real estate investor, manager, fund sponsor, and advisor. USRA was founded in 1989 by Richard Ader, who has acquired over $18 billion in net lease real estate. Mr. Ader continues to serve as CEO and Chief Investment Officer. USRA’s executive team has worked together for nearly three decades and has a combined 150 years of experience in corporate real estate transactions. The firm has over $2.7 billion of assets under management and owns or manages over 200 net leased properties across the United States.

The Portfolio. The OmniMax Industrial Portfolio II Properties include eight of OmniMax International, LLC’s North American manufacturing facilities. The OmniMax Industrial Portfolio II Properties were sold to the OmniMax Industrial Portfolio II Borrower as a 20-year, triple-net, sale-leaseback transaction with rent under the lease of approximately $4.53 per square foot with allocated rental rates ranging from $3.40 per square foot to $6.25 per square foot. The lease agreement includes 3.0% annual rent increases beginning April 28, 2022 and ending April 28, 2031 and 2.5% annual rent increases beginning April 28, 2031 and thereafter (the “OmniMax Lease”). The OmniMax Lease also includes five, five-year extension options.

Portfolio Overview(1)

Property/ Address	City/ State	Subtype	SF	Allocated Loan ($mm)	Appraised Value ($mm)	Appraised Value PSF ($)	Base Rent ($)	Base Rent PSF ($)
3449 Hempland Road	Lancaster, PA	Warehouse	121,569	8.320	12.500	102.82	747,649	6.15
26550 US Highway 6	Nappanee, IN	Warehouse	186,961	8.187	12.300	65.79	775,888	4.15
Route 24 West, 17904 East 3100 North Road	Gridley, IL	Manufacturing	93,307	3.994	6.000	64.30	387,224	4.15
206 Kesco Drive	Bristol, IN	Warehouse	94,784	3.461	5.200	54.86	322,266	3.40
308 Alabama Boulevard	Jackson, GA	Manufacturing	70,000	3.062	4.600	65.71	290,500	4.15
700 South 2nd Avenue	Mansfield, TX	Manufacturing	55,782	2.796	4.200	75.29	251,019	4.50
6207 East Desmet Avenue	Spokane Valley, WA	Warehouse	33,624	2.263	3.400	101.12	210,150	6.25
1820 East 26th Street	Marshfield, WI	Warehouse	27,965	1.231	1.850	66.15	116,055	4.15
Total			683,992	33.314	50.050	73.17	3,100,751	4.53

(1) Information obtained from appraisals and underwritten rent roll.

Tenant. Founded in 1996, OmniMax is based in Atlanta, Georgia and has 26 manufacturing facilities across the United States and Canada with annual sales of approximately $750 million. OmniMax manufactures products for original equipment manufacturers, distributors, contractors, and home centers throughout North America. OmniMax operates through four main business segments, consumer, outdoor living, commercial, and specialty. OmniMax customers are located predominantly throughout North America and Europe and include distributors, contractors and home improvement retailers, as well as RV, transportation and other original equipment manufacturers. OmniMax has in-house manufacturing and distribution capabilities for more than 1,000 unique products utilizing aluminum, steel, copper, and vinyl through a multi-channel distribution network that serves customers across multiple end markets and geographies.

COVID-19 Update. As of November 6, 2021, the tenants at the OmniMax Industrial Portfolio II Properties are current on rent and have not missed any payments throughout the COVID-19 pandemic. The OmniMax Industrial Portfolio II Loan is not subject to any modification or forbearance requests. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

A-3-45

Industrial – Various	Loan #5	Cut-off Date Balance:	$33,313,851
Various Addresses	OmniMax Industrial Portfolio II	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	8.7%

The following table presents certain information relating to the tenancy at the OmniMax Industrial Portfolio II Properties:

Tenant Summary

Tenant Name	Credit Rating (Moody’s/S&P/Fitch)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option
OmniMax	NR/NR/NR	683,992	100.0%	$4.53	$3,100,751	100.0%	3/31/2041	5, 5 year	N
Occupied Collateral Total		683,992	100.0%	$4.53	$3,100,751	100.0%
Vacant Space		0	0.0%
Collateral Total		683,992	100.0%

The following table presents certain information relating to the lease rollover schedule for OmniMax Industrial Portfolio II:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	8	683,992	100.0%	683,992	100.0%	$3,100,751	100.0%	$4.53
Vacant	0	0	0.0%	683,992	100.0%	$0	0.0%	$0.00
Total/Weighted Average	8	683,992	100.00%			$3,100,751	100.00%	$4.53

(1) Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages for the OmniMax Industrial Portfolio II:

Historical Occupancy(1)

12/31/2018	12/31/2019	12/31/2020	6/30/2021(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the OmniMax Industrial Portfolio II Borrowers.

(2)	Information obtained from the rent roll dated 6/30/2021.

A-3-46

Industrial – Various	Loan #5	Cut-off Date Balance:	$33,313,851
Various Addresses	OmniMax Industrial Portfolio II	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	8.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow for the OmniMax Industrial Portfolio II:

Cash Flow Analysis(1)

	UW(2)	UW%(3)	U/W $ Per SF
In-place Base Rent	$3,100,751	78.0%	$4.53
CAM / Other Reimbursements	874,688	22.0	1.28
Total Gross Income	$3,975,439	100.0%	$5.81
Vacancy	(198,772)	-5.0	(0.29)
Effective Gross Income	$3,776,667	95%	$5.52

Management Fee	$75,533	2.0	$0.11
Repairs and Maintenance	296,180	7.8	0.43
Utilities	38,668	1.0	0.06
Real Estate Taxes	369,976	9.8	0.54
Insurance	94,331	2.5	0.14
Total Expenses	$874,688	23.2%	$1.28

Net Operating Income	$2,901,979	76.8%	$4.24

Tenant Improvements	$0	0.0	0.00
Leasing Commissions	0	0.0	0.00
Replacement Reserves	68,399	1.8	0.10
Total Leasing and Capital Expenses	$68,399	1.8%	$0.10

Net Cash Flow	$2,833,580	75.0%	$4.14

NOI DSCR	2.32x
NCF DSCR	2.26x
NOI Debt Yield	8.7%
NCF Debt Yield	8.5%

(1)	The borrower sponsor recently acquired the Omnimax Industrial Portfolio II Properties in a sale-leaseback transaction on April 28, 2021. As such, historical cash flows are not available.

(2)	Rent steps taken through July 1, 2022.

(3)	Represents (i) percent of Total Gross Income for all revenue fields, (ii) percent of Total Gross Income for vacancy & credit loss and (iii) percent of Effective Gross Income for all other fields.

Appraisal. As of various appraisal valuation dates, the OmniMax Industrial Portfolio II had an “as-is” appraised value of $50,050,000.

Environmental Matters. According to the Phase I environmental site assessments (dated between April 5, 2021 and April 28, 2021) there was no evidence of any recognized environmental conditions at the OmniMax Industrial Portfolio II Properties.

Market Overview and Competition. The OmniMax Industrial Portfolio II Properties are located throughout seven states, which consist of the following by sq. ft.: Indiana (41.2% of NRA; 35.4% of U/W Base Rent), Pennsylvania (17.8% of NRA; 24.1% of U/W Base Rent), Illinois (13.6% of NRA; 12.5% of U/W Base Rent), Georgia (10.2% of NRA; 9.4% of U/W Base Rent), Texas (8.6% of NRA; 8.1% of U/W Base Rent), Washington (4.9% of NRA; 6.8% of U/W Base Rent), Wisconsin (4.1% of NRA; 3.7% of U/W Base Rent)

Market Analysis

Property	City, State	Market	Inventory (In Millions of SF)	Vacancy	Rent Per Sq. Ft.
OmniMax – Jackson	Jackson, GA	Atlanta	563.3	6.20%	$4.42
OmniMax – Gridley	Gridley, IL	Bloomington	12.2	5.10%	$5.88
OmniMax – Lancaster	Lancaster, PA	PA I-81 & I-78	306.6	7.90%	$5.06
OmniMax – Spokane	Spokane Valley, WA	Spokane	48.4	3.30%	$7.28
OmniMax – Marshfield	Marshfield, WI	Wood County	6.6	6.10%	$4.03
OmniMax – Nappanee	Nappanee, IN	Elkhart	76.2	1.00%	$3.53
OmniMax – Bristol	Bristol, IN	Elkhart	76.2	1.00%	$3.53
OmniMax – Mansfield	Mansfield, TX	Dallas	548.7	7.90%	$4.89

A-3-47

Industrial – Various	Loan #5	Cut-off Date Balance:	$33,313,851
Various Addresses	OmniMax Industrial Portfolio II	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	8.7%

Escrows. Real Estate Taxes – The OmniMax Industrial Portfolio II Borrowers will be required to pay to the lender on each payment dateduring a Cash Sweep Event (as defined below) one-twelfth (1/12th) of the taxes and other charges that the lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds with the lender to pay all such taxes and other charges at least thirty (30) days prior to their respective due dates.

Insurance – The OmniMax Industrial Portfolio II Borrowers will be required to pay to the lender on each payment date during a Cash Sweep Event one-twelfth (1/12th) of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds with the lender to pay all such insurance premiums at least thirty (30) days prior to the expiration of the Policies.

Replacement Reserve – The OmniMax Industrial Portfolio II Borrowers will be required to pay to the lender on each payment date during a Cash Sweep Period Cash Sweep Event an amount equal to one-twelfth (1/12th) of $0.10 per rentable square foot for each Property, which is the amount estimated by the lender in its sole discretion to be due for replacements and repairs required to be made to the applicable Property during the calendar year.

Rollover Reserve – The OmniMax Industrial Portfolio II Borrowers will be required to pay to the lender on each payment date during a Cash Sweep Period Cash Sweep Event an amount equal to one-twelfth (1/12th) of $0.20 per rentable square foot for each Property, which is the amount reasonably estimated by the lender for tenant improvement and leasing commission obligations incurred following the date hereof.

Lockbox and Cash Management. The OmniMax Industrial Portfolio II Mortgage Loan is structured with a hard lockbox with springing cash management upon the occurrence of a Cash Sweep Event. At loan origination, the OmniMax Industrial Portfolio II Borrower was required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. Upon the occurrence and during the continuance of a Cash Sweep Event, the lockbox bank is required to transfer to the cash management account in immediately available funds by federal wire transfer all amounts on deposit in the lockbox account once every business day throughout the continuance of a Cash Sweep Event in accordance with the terms of the lockbox agreement. Other than during the continuance of a Cash Sweep Event, the lockbox bank will transfer to the OmniMax Industrial Portfolio II Borrowers operating account all amounts on deposit in the lockbox account once every business day in accordance with the terms of the lockbox agreement. Upon the occurrence of a Cash Sweep Event Cure (as defined below) and so long as no event of default or other Cash Sweep Event is then existing, the lender is required to notify the lockbox bank of such Cash Sweep Event Cure and direct the lockbox bank to transfer, in immediately available funds by federal wire, all amounts on deposit in the lockbox account to the OmniMax Industrial Portfolio II operating account as set forth in the lockbox agreement.

A “Cash Sweep Event” means the occurrence of: (i) any event of default under the OmniMax Industrial Portfolio II Mortgage Loan documents, (ii) a Trigger Lease Termination Event (as defined below), (iii) a Trigger Lease Go Dark Event (as defined below), (iv) a Trigger Lease Bankruptcy Event (as defined below), (v) a Manager Bankruptcy Event (as defined below), or (vi) a Debt Yield Trigger Event (as defined below).

A “Cash Sweep Event Cure” means (a) if the Cash Sweep Event is caused by an event of default, the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion), (b) if the Cash Sweep Event is caused by the occurrence of a Debt Yield Trigger Event, the occurrence of a Debt Yield Trigger Cure (as defined below), (c) if the Cash Sweep Event is caused by a Trigger Lease Termination Event, the occurrence of a Trigger Lease Termination Cure (as defined below), (d) if the Cash Sweep Event is caused by a Trigger Lease Go Dark Event, the occurrence of a Trigger Lease Go Dark Cure (as defined below), (e) if the Cash Sweep Event is caused by a Trigger Lease Bankruptcy Event, the occurrence of a Trigger Lease Bankruptcy Cure (as defined below), (f) if the Cash Sweep Event is caused by a Manager Bankruptcy Event, the occurrence of a Manager Bankruptcy Cure (as defined below) or (g) if the Cash Sweep Event is caused by a Trigger Lease Default Event (as defined below), the occurrence of a Trigger Lease Default Cure (as defined below); provided, however, that, such Cash Sweep Event Cure set forth in this definition of “Cash Sweep Event Cure” will be subject to the following conditions: (i) no event of default has occurred and be continuing under the loan agreement or any of the other loan documents at such time and (ii) the OmniMax Industrial Portfolio II Borrowers will be required to have paid all of the lender’s out-of-pocket expenses reasonably incurred in connection with such Cash Sweep Event Cure, including reasonable attorneys’ fees and expenses.

A “Debt Yield Trigger Event” means a debt yield of less than 8.50% on any date of determination for the calendar quarter immediately preceding the date of such determination, based upon the trailing 12 month period immediately preceding such date of determination, as determined by the lender.

A “Debt Yield Trigger Cure” means achievement of a Debt Yield of 8.5% or higher for two (2) consecutive calendar quarters based upon the trailing twelve (12) month period ending as of the last day of the calendar quarter immediately preceding the date on which the Debt Yield is calculated, as reasonably determined by the lender.

A “Manager Bankruptcy Cure” means that (a) the OmniMax Industrial Portfolio II Borrower has replaced the applicable Manager with a qualified manager under a management agreement or (b) the trigger lease tenant self-manages the trigger lease premises that was managed by the Manager with respect to which the applicable Manager Bankruptcy Event occurred.

A “Manager Bankruptcy Event” means any Manager is the subject of a bankruptcy action that has not been discharged or dismissed within 90 days of the filing thereof.

A-3-48

Industrial – Various	Loan #5	Cut-off Date Balance:	$33,313,851
Various Addresses	OmniMax Industrial Portfolio II	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	8.7%

“Trigger Lease” shall mean the OmniMax lease or any replacement Lease(s) occupying all or substantially all of the Trigger lease Premises, as such lease(s) may be amended, modified, restated, renewed, extended or assigned from time to time.

“Trigger Lease Tenant” means OmniMax Tenant or any other Tenant under a Trigger Lease, as applicable.

“Trigger Lease Premises” means the demised premises under a Trigger Lease.

“Trigger Lease Guarantor” means OmniMax International, LLC or an OmniMax replacement guarantor or any other guarantor of a Trigger Lease, as applicable.

A “Trigger Lease Termination Cure” means (a) a Trigger Lease Re-Tenanting Event has occurred or (b) if applicable, any written notice of termination or cancellation by Trigger Lease Tenant or the OmniMax Industrial Portfolio II Borrowers has been revoked prior to the termination or cancellation of the applicable trigger lease, as evidenced by an estoppel certificate in form and substance reasonably acceptable to the lender.

A “Trigger Lease Termination Event” means that the Trigger Lease has been terminated or cancelled or either the OmniMax Industrial Portfolio II Borrower or Trigger Lease Tenant have given written notice of its intent to cancel or terminate the Trigger Lease.

A “Trigger Lease Go Dark Cure” means (a) Trigger Lease Tenant recommences operations at all or a portion of the Trigger Lease Premises such that the conditions in clause (a) of the definition of “Trigger Lease Go Dark Event” no longer exist (or, if applicable, has revoked any notice to vacate, as evidenced by a tenant estoppel certificate in form and substance reasonably acceptable to the lender) or (b) Trigger Lease Tenant or Trigger Lease Guarantor is Investment Grade. A “Trigger Lease Go Dark Event” means (a) Trigger Lease Tenant vacates, surrenders or ceases to conduct its normal business operations (except for temporary closures for repairs, restoration, rehabilitation, alterations and/or customary force majeure events), in each such event, at more than 50% of the then trigger lease premises demised under all trigger leases and for more than 60 consecutive days, or has notified the OmniMax Industrial Portfolio II Borrower in writing of the intent to do any of the foregoing and (b) neither Trigger Lease Tenant nor trigger lease guarantor is Investment Grade.

A “Trigger Lease Re-Tenanting Event” means that (a) the Trigger Lease Premises has been leased by Borrower pursuant to one or more replacement Leases entered into in accordance with this Agreement, (b) all replacement tenants are in occupancy of all of the Trigger Lease Premises and paying full, unabated base rent under each such replacement Lease, (c) all required tenant improvements have been completed, all concessions have been satisfied and all applicable costs, expenses and leasing commissions with respect to each such replacement Lease have been paid and (d) each such replacement tenant shall have delivered a tenant estoppel certificate in form and substance reasonably acceptable to Lender.

A “Trigger Lease Bankruptcy Event” means Trigger Lease Tenant or Trigger Lease Guarantor files or becomes the subject of any Bankruptcy Action, or the assets of Trigger Lease Tenant or Trigger Lease Guarantor are made subject to the jurisdiction of a bankruptcy court in a Bankruptcy Action, in each case which has not been discharged or dismissed within ninety days of the filing thereof.

A “Trigger Lease Default Event” means that a monetary default exists under the Trigger Lease after ten days’ notice to Trigger Lease Tenant.

“Trigger Lease Bankruptcy Cure” means (a) the Trigger Lease (in the case of a Trigger Lease Bankruptcy Event with respect to Trigger Lease Tenant) or the guaranty of the Trigger Lease (in the case of a Trigger Lease Bankruptcy Event with respect to Trigger Lease Guarantor) is assumed without alteration of any material terms thereto (as ordered by the bankruptcy court), (b) the assets of Trigger Lease Tenant or Trigger Lease Guarantor, as applicable, are no longer subject to the jurisdiction of the bankruptcy court and the obligations of Trigger Lease Tenant or Trigger Lease Guarantor, as applicable, with respect to the Trigger Lease remain unaltered from the date on which Trigger Lease Tenant, Trigger Lease Guarantor, or the assets of either, became subject to the jurisdiction of the bankruptcy court or (c) a Trigger Lease Re-Tenanting Event shall have occurred.

Property Management. The Property will be managed by OmniMax as long as the OmniMax lease is in full force and effect or, if the OmniMax lease is terminated, one or more managers reasonably acceptable to the lender under property management agreements reasonably acceptable to the lender.

Partial Release. The OmniMax Industrial Portfolio II Borrowers have the right at any time after the permitted defeasance date and prior to the open period to obtain the release of a pool of individual mortgaged properties (each such pool a “Pool” or the “Released Property”) from the lien of the related mortgages provided, among other conditions, (i) the OmniMax Industrial Portfolio II Borrowers deliver defeasance collateral an amount equal to 120% of the allocated loan amount for the respective Pool to be released; (ii) the Released Property will either (a) be conveyed to a person other than the OmniMax Industrial Portfolio II Borrowers, the guarantor or their respective affiliates pursuant to a sale of such Released Property in an arm’s length transaction or (b) be conveyed to an affiliate of the OmniMax Industrial Portfolio II Borrowers (other than another borrower) provided that the lender receives an insolvency opinion, (iii) after giving effect to such release the debt yield with respect to the individual mortgaged properties remaining subject to the lien of the OmniMax Industrial Portfolio II Mortgage Loan is not less than the greater of (1) 9.30% and (2) the debt yield immediately preceding such release, and (iv) the REMIC release requirements are satisfied.

Real Estate Substitution. Not permitted.

A-3-49

Industrial – Various	Loan #5	Cut-off Date Balance:	$33,313,851
Various Addresses	OmniMax Industrial Portfolio II	Cut-off Date LTV:	66.6%
		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	8.7%

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The OmniMax Industrial Portfolio II Borrowers will be required to maintain and provide evidence of, property, casualty, liability, business interruption, windstorm, flood, earthquake and other applicable insurance in all cases with no exclusion for acts of terrorism (or, if there is an exclusion for acts of terrorism, the OmniMax Industrial Portfolio II Borrowers will obtain terrorism insurance provided same is available and maintained by institutional owners of comparable properties) in each case reasonably acceptable to the lender.

A-3-50

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-51

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

A-3-52

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

Jacqueline Kennedy Onassis Reservoir
Cooper-Hewitt Museum
Guggenheim Museum
Neue Gallery
Metropolitan Museum of Art
Great Lawn
Delacorte Theatre
Turtle Pond
Belvedere Castle
79th St Traverse
86th St Traverse
CENTRAL PARK
Institute of Fine Arts, NY University
Conservation Library
Consulate General of France
980 Madison
980 Madison Avenue
New York, NY 10075
Boat House
The Lake
The Frick Collection
Consulate General of Austria
Consulate General of Italy
The Mall
Sheep Meadow
East Green
Bernard Museum
Consulate General of India
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Barneys New York
Consulate General of Bulgaria
New York Society Library
MANHATTAN
Lenox Hill Hospital
Kaye Playhouse at Hunter College
Hunter College
Park Avenue Armory
Upper East Side
Lenox Hill
Marymount Manhattan College
NY School of Interior Design
National Geographic Corp. Office
Solow Tower
Bristol Plaza
New York School of the Arts
Albanian Consulate of New York
Webster Library
Gracie Square Hospital
Bohemian National Hall Conference Ctr.
St. Catherine's Park
67th Street Library
Memorial Sloan Kettering Cancer Center
Rockefeller Research Laboratories
Opera Orchestra Of New York
One Sutton Place North
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
East Dr.
E. 86th St.
E. 79th St.
E. 72nd St.
E. 63rd St.
Fort Lee
BRONX
Washington Heights
Harlem
MANHATTAN
North Bergen
NEW JERSEY
Hudson River
Upper West Side
Upper East Side
Central Park
QUEENS
West New York
Weehawken
Long Island City
Midtown
Union City
Hoboken
Chelsea
Greenpoint
BROOKLYN
Williamsburg
East River
Astoria
Woodside

A-3-53

No. 6 – 980 Madison

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Column Financial, Inc.		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Mixed-Use – Office/Retail
	Original Principal Balance(1):	$25,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$25,000,000		Size:	134,843 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF(1):	$715.65
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$715.65
	Borrower Sponsor:	RFR Holding LLC		Year Built/Renovated:	1949/1987, 2014
	Guarantors:	Aby Rosen and Michael Fuchs		Title Vesting:	Fee
	Mortgage Rate:	3.59946%		Property Manager:	RFR Realty LLC
	Note Date:	July 6, 2021		Current Occupancy (As of)(2):	93.0% (6/29/2021)
	Seasoning:	5 months		YE 2020 Occupancy(2):	98.4%
	Maturity Date:	July 6, 2026		YE 2019 Occupancy(2):	100.0%
	IO Period:	60 months		YE 2018 Occupancy(2):	96.9%
	Loan Term (Original):	60 months		As-Is Appraised Value(2):	$350,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(2):	$2,595.61
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	May 7, 2021
	Call Protection:	YM0.5(56),O(4)
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information(1)(2)
	Additional Debt(2):	Yes		TTM NOI (5/31/2021):	$13,210,376
	Additional Debt Type (Balance)(1):	Pari-Passu ($71,500,000) Subordinate ($101,100,000) Mezzanine ($40,000,000)		YE 2020 NOI:	$14,397,548
				YE 2019 NOI:	$14,458,863
				YE 2018 NOI:	$14,069,119
				U/W Revenues:	$22,248,708
				U/W Expenses:	$7,572,110
Escrows and Reserves				U/W NOI:	$14,676,598
	Initial	Monthly	Cap	U/W NCF:	$14,379,941
Unfunded Obligations	$1,915,068	$0	NAP
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	4.17x / 4.08x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	15.2% / 14.9%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	15.2% / 14.9%
Rollover Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	27.6%
				LTV Ratio at Maturity	27.6%

Sources and Uses
Sources			Uses
Senior Loan Amount	$96,500,000	40.6%	Loan Payoff	$229,750,906	96.7%
Subordinate Loan Amount	101,100,000	42.6	Closing Costs	5,848,410	2.5
Mezzanine Loan Amount	40,000,000	16.8	Reserves	1,915,068	0.8
			Return of Equity	$85,615	<0.1%
Total Sources	$237,600,000	100.0%	Total Uses	$237,600,000	100.0%

(1)	The 980 Madison Mortgage Loan is part of a larger split whole loan evidenced by two senior pari passu notes with an aggregate Cut-off Date balance of $96.5 million (collectively, the “980 Madison A Notes”) and one promissory note that is subordinate to the 980 Madison A Notes with a Cut-off Date balance of $101.1 million (the “980 Madison B Note”), together the “980 Madison Whole Loan.” The financial information presented in the chart above and herein reflects the balance of the 980 Madison A Notes.

(2)	While the 980 Madison Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 980 Madison Mortgage Loan more severely than assumed in the underwriting of the 980 Madison Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

A-3-54

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

The Mortgage Loan. The 980 Madison Mortgage Loan is part of a whole loan (the “980 Madison Whole Loan”) that is evidenced by two senior pari passu notes and one subordinate B note (the “980 Madison Subordinate Companion Loan”) with an aggregate original principal balance and outstanding principal balance as of the Cut-Off Date of $197,600,000. The 980 Madison Whole Loan is secured by a first mortgage encumbering the fee simple interest in a 134,843 SF Class A mixed-use building located one block from Central Park in New York City’s Upper East Side neighborhood (the “980 Madison Property”). The 980 Madison Whole Loan has a 5-year term and is interest-only for the term of the loan.

The non-controlling Note A-2 (the “980 Madison Mortgage Loan”) is being contributed to the WFCM 2021-C61 securitization trust. The 980 Madison Whole Loan is serviced under the CSMC 2021-980M trust and servicing agreement. The CSMC 2021-980M Commercial Mortgage Trust is entitled to exercise all of the rights of the controlling noteholder with respect to the 980 Madison Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loan—The Non-Serviced AB Whole Loans—The 980 Madison Whole Loan” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Note A-1	$71,500,000	$71,500,000	CSMC 2021-980M	Y(1)
Note A-2	25,000,000	25,000,000	WFCM 2021-C61	N
Note B	101,100,000	101,100,000	CSMC 2021-980M	Y(1)
Total	$197,600,000	$197,600,000

(1)	Pursuant to the related co-lender agreement, the controlling holder is the CSMC 2021-980M Commercial Mortgage Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The 980 Madison Whole Loan” in the Preliminary Prospectus”.

The Borrower and Borrower Sponsor. The borrower is 980 Madison Owner LLC, a recycled special-purpose bankruptcy-remote entity (the “980 Madison Borrower”), which owns the fee interest in the 980 Madison Property. The 980 Madison Borrower is required to have one (1) independent director. Legal counsel to the 980 Madison Borrower delivered a non-consolidation opinion in connection with the origination of the 980 Madison Whole Loan. The borrower sponsor of the 980 Madison Mortgage Loan is RFR Holding LLC (the “980 Madison Borrower Sponsor”). The non-recourse carve-out guarantors of the 980 Madison Whole Loan are Aby Rosen and Michael Fuchs (the “Guarantors”). The Guarantors are required to maintain at all times (i) an aggregate net worth (excluding the Guarantors’ interest in the 980 Madison Property) of not less than $200,000,000 and (ii) liquid assets of not less than $20,000,000 in the aggregate.

The Property. The 980 Madison Property is a Class A mixed-use building totaling 134,843 SF across six stories. The 980 Madison Property was originally built in 1949 (as headquarters to Park-Bernet) and was acquired in 2004 and then renovated by the 980 Madison Borrower in 2014 for $8 million ($59 PSF). The building features functional, rectangular floor plates. The 6th floor features two setbacks which are used as private terraces for the Gagosian Gallery, Inc. (“Gagosian Gallery”).

The 980 Madison Property is 93.0% leased as of June 29, 2021 to a mix of 17 tenants and has averaged 96% occupancy since 2009. Approximately 68.1% of the NRA has been in occupancy for at least 7 years and 44.7% of NRA has been in occupancy for at least 10 years. The largest tenant, Gagosian Gallery (41.8% of NRA, 33.0% of UW Rent) has been at the 980 Madison Property since 1989 and this location serves as its global headquarters. Gagosian Gallery has 16 locations worldwide. The tenant has extended its lease and expanded and renovated its premises multiple times over the past three decades, and most recently, reportedly invested approximately $5 million in 2019 to renovate their space on the fifth floor.

Approximately 58.0% of the occupied NRA is leased by art gallery tenants, 19.0% by traditional office tenants and 23.0% by retail tenants.  The art gallery tenants located at the 980 Madison Property include Gagosian Gallery (56,331 SF), Yoshii Gallery (2,014 SF), Robiliant + Voena USA LTD. (1,272 SF), Dickinson Roundell Inc. (1,923 SF), Nahem Madison, LLC (2,112 SF), and JN Contemporary (8,752 SF). The office tenants located at the 980 Madison Property include Dontzin Nagy & Fleissig LLP (8,108 SF), Ramsfield Hospitality Finance (10,597 SF), Madison Clinical Services LLC (2,115 SF) and Hazen Polsky Foundation, Inc. (2,928 SF).  The retail tenants include Artblock (8,161 SF; an affiliate of Gagosian Gallery), high-end designer clothing stores, such as Vince (3,770 F), Ramy Brook (3,830 SF), Rebecca Taylor (4,338 SF), Sandro (2,051 SF) and Veronica Beard (4,282 SF), as well as Douglas Elliman, LLC (2,838 SF).

The 980 Madison Property has approximately 204 feet of frontage along Madison Avenue, occupying an entire block between East 76th and 77th Streets, within the landmarked Upper East Side Historic District. The ground floor retail component features frontage along the entire block of Madison Avenue, with two of the retail tenants (Vince, LLC and Veronica Beard Madison Avenue LLC) that feature corner frontage. The retail and art galleries located at the 980 Madison Property cater to the surrounding affluent residential neighborhood, as well as guests from the three hotels that face the 980 Madison Property.

The building is situated one block east of Central Park, and is a 5-minute walk from 77th Street Subway Station (4 and 6 lines). The area is well connected by public transportation, with the 4, 5, 6, F lines and Q extension providing access to Times Square, Grand Central Terminal, the Fulton Center, and Bryant Park.

A-3-55

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

The area is predominantly residential in nature and benefits from being located within one of the most densely populated residential neighborhoods of Manhattan. The major retailers in the immediate area are located along Madison Avenue while the smaller, local retailers are typically located along the side streets. Typical side street stores within the area are service oriented, local businesses such as restaurants, cafes, boutique stores and spas. A variety of retailers are establishing new storefronts on the Madison Avenue strip, including foreign luxury retailers that are seeking this corridor for their first stores in the United States.

COVID-19 Update. The 980 Madison Borrower executed four new commercial leases at the 980 Madison Property since the beginning of the pandemic in March 2020, encompassing of 16,909 SF (12.5% of NRA). The new tenants include Ramsfield Hospitality Finance II, LLC (“Ramsfield Hospitality Finance”) (10,597 SF), Hazen Polsky Foundation, Inc. (2,928 SF), Robilant + Voena USA LTD. (1,272 SF), and Nahem Madison, LLC (2,112 SF). In addition, two of the existing tenants, Gagosian Gallery and JN Contemporary Art LLC (“JN Contemporary”), have recently expanded into additional space. The 980 Madison Property reported collections of approximately 91% from April 2020 to the present, and only two retail tenants, SMCP 980 Madison, Inc and Ramy Prince Street LLC, have outstanding COVID rent abatement periods remaining. All outstanding free rent and rent abatements have been reserved in the Unfunded Obligations Reserve at loan origination and no deferred payback of rent has been underwritten.

Major Tenants. Largest Tenant by square feet: Gagosian Gallery (56,331 square feet; 41.8% of net rentable area; 33.0% underwritten base rent; April 2025 lease expiration) is a contemporary art dealer and the 980 Madison Property serves as the firm’s global headquarters.

2nd Largest Tenant by square feet: Ramsfield Hospitality Finance ll, LLC (10,597 square feet; 7.9% of net rentable area; 7.5% underwritten base rent; April 2025 lease expiration) is a hotel real estate lender, owner, and asset manager.

3rd Largest Tenant by square feet: JN Contemporary Art LLC (8,752 square feet; 6.5% of net rentable area; 6.3% underwritten base rent; April 2025 lease expiration) is used for a combination of gallery and office space.

The following table presents certain information relating to the tenancy at the 980 Madison Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/S&P/Fitch)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option
Major Tenants
Gagosian Gallery	NR/NR/NR	56,331	41.8%	$116.51	$6,562,911	33.0%	4/30/2025	N	N
Vince	NR/NR/NR	3,770	2.8%	$397.88	$1,500,000	7.5%	1/31/2025	N	N
Ramsfield Hospitality	NR/NR/NR	10,597	7.9%	$140.00	$1,483,580	7.5%	4/30/2025	N	N
Artblock	NR/NR/NR	8,161	6.1%	$177.67	$1,450,000	7.3%	12/31/2022	1, 2-year	N
JN Contemporary Art	NR/NR/NR	8,752	6.5%	$144.20	$1,262,038	6.3%	4/30/2025	N	N
Total Major Tenants		87,611	65.0%	$139.92	$12,258,529	61.7%
Non-Major Tenants		37,811	28.0%	$201.61	$7,623,184	38.3%
Occupied Collateral Total		125,422	93.0%	$158.52	$19,881,713	100.0%
Vacant Space		9,421	7.0%
Collateral Total		134,843	100.0%

(1)	Information obtained from the underwritten rent roll dated June 29, 2021.

A-3-56

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

The following table presents certain information relating to the lease rollover schedule at the 980 Madison Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	2,014	1.5%	2,014	1.5%	$234,465	1.2%	$116.42
2022	3	12,327	9.1%	14,341	10.6%	$2,662,841	13.4%	$216.02
2023	5	20,330	15.1%	34,671	25.7%	$4,253,447	21.4%	$209.22
2024	0	0	0.0%	34,671	25.7%	$0	0.0%	$0.00
2025	11	90,751	67.3%	125,422	93.0%	$12,730,960	64.0%	$140.28
Thereafter	0	0	0.0%	125,422	93.0%	$0	0.0%	$0.00
Vacant	0	9,421	7.0%	134,843	100.0%	$0	0.0%	$0.00
Total/Weighted Average	20	134,843	100.00%			$19,881,713	100.00%	$158.52(3)

(1)	Information obtained from the underwritten rent roll dated June 29, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 980 Madison Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/29/2021(2)
96.9%	100.0%	98.4%	93.0%

(1)	Information obtained from the 980 Madison Borrower.

(2)	Information obtained from the underwritten rent roll dated June 29, 2021.

A-3-57

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 980 Madison Property:

Cash Flow Analysis

	2018	2019	2020	5/31/2021 TTM	U/W(1)	%(2)	U/W $ PSF
Base Rental Income	$18,794,324	$19,669,711	$20,032,701	$19,934,314	$19,469,609	82.3%	$144.39
Rent Steps	0	0	0	0	412,103	1.7	3.06
Grossed Up Vacant Space	0	0	0	0	1,413,150	6.0	10.48
Gross Potential Rent	$18,794,324	$19,669,711	$20,032,701	$19,934,314	$21,294,863	90.0%	$157.92
Other Income(3)	107,103	185,098	323,863	172,385	172,385	0.7	1.28
Recoveries	2,172,560	2,677,370	3,206,618	3,359,507	2,194,610	9.3	16.28
Net Rental Income	$21,073,987	$22,532,179	$23,563,183	$23,466,206	$23,661,858	100.0%	$175.48
(Vacancy & Credit Loss)(4)	(8,784)	(454,062)	(1,412,280)	(2,138,295)	(1,413,150)	(6.6)	(10.48)
Effective Gross Income	$21,065,203	$22,078,117	22,150,903	$21,327,911	$22,248,708	94.0%	165.00

Taxes	4,355,117	4,927,218	5,450,293	5,692,202	4,932,089	22.2	36.58
Insurance	63,939	77,082	86,535	88,709	85,000	0.4	0.63
Other Operating Expenses	2,577,029	2,614,954	2,216,528	2,336,623	2,555,022	11.5	18.95
Total Operating Expenses	$6,996,085	$7,619,254	$7,753,355	$8,117,535	$7,572,110	34.0%	$56.16

Net Operating Income	$14,069,119	$14,458,863	$14,397,548	$13,210,376	$14,676,598	66.0%	$108.84
TI/LC	0	0	0	0	269,688	1.2	2.00
Capital Expenditures	0	0	0	0	26,969	0.1	0.20
Net Cash Flow	$14,069,119	$14,458,863	$14,397,548	$13,210,376	$14,379,941	64.6%	$106.64

NOI DSCR(5)	3.99x	4.11x	4.09x	3.75x	4.17x
NCF DSCR(5)	3.99x	4.11x	4.09x	3.75x	4.08x
NOI Debt Yield(5)	14.6%	15.0%	14.9%	13.7%	15.2%
NCF Debt Yield(5)	14.6%	15.0%	14.9%	13.7%	14.9%
(1)	Rent Steps taken through July 1, 2022.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Other Income UW to TTM as of May 2021, which includes late fees, miscellaneous income, over-time HVAC and other operating recoveries. Deferred rent repayments, forfeited security deposits and interest income have been adjusted out of the historical cash flows.

(4)	Vacancy underwritten to actual economic vacancy of 6.6%.

(5)	Ratios are based on the 980 Madison A Notes.

Appraisal. As of the appraisal valuation date of May 7, 2021, the 980 Madison Property had an “as-is” appraised value of $350,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated May 24, 2021, there was no evidence of a recognized environmental condition at the 980 Madison Property. Due to the age of the 980 Madison Property, there is a potential that ACM are present. Readily visible suspect ACMs were observed to be in good condition. Operations and Maintenance (O&M) Programs are required to be implemented in order to safely manage the suspect ACMs located at the 980 Madison Property.

Market Overview and Competition. The 980 Madison Property is located in the Upper East Side, on the west side of Madison Avenue between East 76th and 77th Streets. The building sits one block east of Central Park, and is a 5-minute walk from 77th Street Subway Station (4 and 6 lines). The area is well connected by public transportation, with the 4, 5, 6, F lines and Q extension providing quick access to Times Square, Grand Central Terminal, the Fulton Center, and Bryant Park. Plans for Phase II of the Second Avenue subway expansion are under way and will connect the Harlem-125th Street station to Hanover Square in Lower Manhattan directly through the Upper East Side.

The area is predominantly residential in nature and benefits from being located within one of the most densely populated residential neighborhoods of Manhattan. The major retailers in the immediate area are located along the Avenues, while the smaller, local retailers are typically located along the side streets. Typical side street stores within the area are service oriented, local businesses such as one-off restaurants, cafes, boutique stores and spas. A variety of retailers are establishing new storefronts on this strip.

New York’s Upper East Side extends from 59th Street at the northern edge of Midtown to 86th Street, where the submarket meets the borders of East Harlem. The neighborhood is also bounded by Fifth Avenue and Central Park to the west and the East River to the east. The Upper East Side is one of the most affluent areas in New York City and incorporates neighborhoods such as Lenox Hill, Carnegie Hill, and Yorkville. Today, the area is home to nearly 220,000 New Yorkers with a median household income of more than $134,200. The Upper East Side is also host to an educated population with 83% of adult residents holding a college degree or higher, compared to 64% of Manhattan residents and 43% of New Yorkers overall.

The Upper East Side Historic District was designated as a city district in 1981 and listed on the National Register of Historic Places in 1984. The city district runs from 59th to 78th Streets along Fifth Avenue, and as far east as Third Avenue at some points. It is composed of residential structures built after the American Civil War; mansions and townhouses built at the beginning of the 20th century; and apartment buildings erected later on. The city district was slightly expanded in 2010 to include an additional 74 buildings. The area is

A-3-58

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

also home to the famous Museum Mile which contains one of the densest displays of culture in the world, including museums such as the Metropolitan Museum of Art, the Guggenheim and the Frick Collection.

Submarket Information – According to the appraisal, the 980 Madison Property is situated in the Upper East Side Office submarket, which contained approximately 2.58 million square feet of office space as of the first quarter of 2021. The Upper East Side Office submarket reported an average vacancy rate of 2.5% with an average asking rental rate of $68.96 per square foot.

According to a third-party market report, the 980 Madison Property is situated in the Upper East Side office submarket. For the four quarters ending in Q1 2021, the submarket’s asking rent was $68.96 per square foot, 26.9% higher than Manhattan’s asking rent of $54.36.

Over the last 12 months, submarket absorption totaled 410 square feet, as compared to the average annual absorption rate of -38,746 square feet recorded since the beginning of 2019. The submarket’s average vacancy rate was 2.50% for the trailing four quarters ending in Q1 2021, 78% lower than Manhattan’s office vacancy rate of 11.30% in the same period.

Appraiser’s Comp Set – The appraiser identified ten comparable office properties within the 980 Madison Property’s immediate market area. The appraiser concluded a market rent of $150.00 per square foot for the 980 Madison Property’s office spaces. The appraiser identified seven comparable retail properties within the 980 Madison Property’s immediate market area. The appraiser concluded a market rent of $450.00 per square foot for the subject 980 Madison Property’s corner ground retail spaces and $600.00 per square foot for the subject property’s in-line ground floor space.

A-3-59

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

The following tables present certain information relating to the appraiser’s market rent conclusion for the 980 Madison Property:

Art Gallery Rent Comps(1)

Property Name	Gallery Tenant	Floor/Suite	SF	Lease Type	Lease Term	Base Rent PSF
980 Madison	Various	Various		MG		$121
730 Fifth Avenue	Helen Yarmak Art Gallery	P2	3,127	MG	10 Years	$206.00
730 Fifth Avenue	David Benrimon Fine Art	P3	5,000	MG	10 Years	$212.00
540 West 25th Street	The Pace Gallery	Entire Building	74,563	Gross	20 Years	$138.64
531 West 25th Street	Bernaducci Gallery	Grade	3,149	MG	10 Years	$80.00
Average/Wtd Average			21,460			$143.22

(1)	Information obtained from appraisal report dated June 30, 2021.

Office Rent Comps(1)

Property Name	Office Tenant	Floor/Suite	SF	Lease Type	Lease Term	Base Rent PSF
980 Madison	Various	Various		MG		$127
425 Park Avenue	Hellman & Friedman	E 30-31	27,800	MG	15 Years	$150.00
510 Madison Avenue	Declaration Partners	E 20	11,500	MG	5 Years	$132.50
712 Fifth Avenue	TSG Consumer Partners	E 35	9,804	MG	10 Years	$136.50
65 East 55th Street	RWN Management	E 31	15,227	MG	11 Years	$140.00
650 Madison Avenue	Spring Mountain Capital	E 20	12,861	MG	10 Years	$105.00
Average/Wtd Average			15,438			$136.21

(1)	Information obtained from appraisal report dated June 30, 2021.

Retail Rent Comps(1)

Property Name	Retail Tenant	Floor/Suite	SF	Lease Type	Lease Term	Base Rent PSF
980 Madison	Various	Ground Floor/Lower Level		MG		$275
689 Madison Avenue	Brunello Cucinelli	Ground Floor/Lower Level	4,683	MG	8 Years	$552.15
675 Madison Avenue	Agent Provocateur	Ground Floor/2nd Floor	2,700	MG	10 Years	$386.67
900 Madison Avenue	Frame Denim	Ground Floor/Lower Level	3,417	MG	10 Years	$305.34
987 Madison Avenue	Orlebar Brown	Ground Floor	414	MG	10 Years	$600.00
812 Madison Avenue	Oliver Peoples	Ground Floor	1,150	MG	10 Years	$538.04
818 Madison Avenue	Monique Lhuillier	Ground Floor/Lower Level/2nd Floor	4,265	MG	10 Years	$234.47
814 Madison Avenue	Mackage	Ground Floor/Lower Level	3,963	MG	3 Years	$378.50
Average/Wtd Average			2,942			$390.45

(1)	Information obtained from appraisal report dated June 30, 2021.

A-3-60

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

Comparable Property Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price PSF
860 Washington Street	New York, NY	115,173	Dec-20	$232,000,000	$2,014.36
424 Fifth Broadway	New York, NY	680,493	Mar-20	$1,289,501,065	$1,894.95
530-536 Broadway	New York, NY	198,700	Mar-20	$382,000,000	$1,922.50
434 Broadway	New York, NY	61,882	Jan-20	$103,500,000	$1,672.54
589 Fifth Avenue	New York, NY	183,646	Oct-19	$355,250,000	$1,934.43
711 Fifth Avenue	New York, NY	354,361	Sep-19	$955,000,000	$2,694.99
640 Fifth Plaza	New York, NY	315,886	Apr-19	$975,000,000	$3,086.56

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The 980 Madison Mortgage Loan documents require during a Trigger Period (as defined below) an ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months.

Insurance – The 980 Madison Mortgage Loan documents require that on each payment date after the occurrence and during the continuance of a Trigger Period, the 980 Madison Borrower must deposit 1/12th of the amount sufficient to pay all insurance premiums prior to their due date, provided the 980 Madison Property is not covered by a blanket policy.

Unfunded Obligation – The 980 Madison Mortgage Loan documents required the 980 Madison Borrower to deposit $1,915,067.91 for unfunded obligations (including tenant improvement, leasing commission and free rent obligations).

Replacement Reserve – The 980 Madison Mortgage Loan documents require that the 980 Madison Borrower deposit $2,247.38 on each payment date after the occurrence and during the continuance of the Trigger Period.

Rollover Reserve – The 980 Madison Mortgage Loan documents require that on each payment date during the continuance of a Trigger Period, the 980 Madison Borrower must deposit an amount equal to $11,236.92 in an account for tenant improvements, leasing commissions and free rent that may be incurred following the origination date.

Lockbox and Cash Management. The 980 Madison Mortgage Loan is structured with a soft lockbox with springing cash management upon the occurrence of a Trigger Period.

During the term of the 980 Madison Mortgage Loan, all rent of the 980 Madison Property must be directly deposited into an account under the control of the lender (the “Restricted Account”), which was established by the 980 Madison Borrower at Manufacturers and Traders Trust Company. The lender has a first priority pledge of, and perfected security interest in, the Restricted Account as additional security for the 980 Madison Whole Loan. All amounts deposited into the Restricted Account will be deposited on each business day at the direction of the 980 Madison Borrower unless a Trigger Period exists, in which case such amounts will be transferred on each business day into a cash management account. Provided no event of default exists, on each payment date after the occurrence and during the continuance of a Trigger Period, the lender or servicer, as applicable, will allocate all funds on deposit in the Cash Management Account and disburse such funds in accordance with the 980 Madison Whole Loan documents.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default or mezzanine event of default (the lender’s receipt of written notice from the mezzanine lender will be conclusive evidence that a mezzanine loan event of default has occurred for purposes of this clause (i)), each beyond any applicable notice and cure periods, (ii) the aggregate debt yield being less than 5.25%, (iii) the date which is 12 months prior to the expiration date under the Gagosian Gallery lease, (iv) any bankruptcy event of the 980 Madison Borrower or the manager that is not discharged, stayed or dismissed within 90 days of the commencement of such bankruptcy event (provided that, if at any time during such 90 day period, the 980 Madison Borrower or the manager, as applicable, fails to diligently contest such bankruptcy event in good faith, the occurrence of such failure will constitute a Trigger Period), and (v) any bankruptcy or similar insolvency of Gagosian Gallery tenant; provided that a Trigger Period will only be deemed to have commenced with respect to an involuntary bankruptcy of Gagosian Gallery tenant pursuant to this clause (v) if such involuntary bankruptcy is not discharged, stayed or dismissed within 60 days of the commencement of such involuntary bankruptcy (provided, further that, if at any time during such 60 day period, the Gagosian Gallery Tenant fails to diligently contest such involuntary bankruptcy in good faith, the occurrence of such failure will constitute a Trigger Period); and (B) expiring upon (v) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure of such Mortgage Loan event of default and/or mezzanine loan event of default (as evidenced, with respect to the 980 Madison Mezzanine Loan (as defined below), by the lender’s receipt of written notice of such cure from the mezzanine lender), (w) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, the debt yield being equal to or greater than the minimum debt yield for one calendar quarter, (x) with regard to any Trigger Period commenced in connection with clause (A)(iii) above, the Gagosian Gallery tenant extends or renews the Gagosian Gallery lease with respect to at least 85% of its leased premises for a term of no less than five years and provided

A-3-61

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$25,000,000
980 Madison Avenue	980 Madison	Cut-off Date LTV:	27.6%
New York, NY 10075		U/W NCF DSCR:	4.08x
		U/W NOI Debt Yield:	15.2%

that, in connection with such extension, the 980 Madison Borrower deposits with the lender all outstanding leasing reserve costs into the leasing reserve account with respect to the extension of the Gagosian Gallery lease, (y) with respect to any Trigger Period commenced in connection with clause (A)(iv) above, such bankruptcy event being discharged, stayed or dismissed or, in the case of the manager, the 980 Madison Borrower has replaced the manager with a qualified manager in accordance with the terms of the Madison Whole Loan documents, and (z) with respect to any Trigger Period commenced in connection with clause (A)(v) above, the Gagosian Gallery tenant is no longer subject to any bankruptcy or insolvency proceeding and has affirmed the Gagosian Gallery lease pursuant to a final non-appealable order of a court of competent jurisdiction.

Notwithstanding the foregoing, the 980 Madison Borrower is permitted to deliver to the lender a letter of credit which satisfies the applicable terms and conditions of the Madison Whole Loan documents in an amount which, when or if applied to the outstanding principal balance of the 980 Madison Whole Loan and the 980 Madison Mezzanine Loan, would be sufficient such that the minimum debt yield is satisfied (the “Minimum Debt Yield Cure Collateral”). Upon the delivery to the lender of the Minimum Debt Yield Cure Collateral, a Trigger Period pursuant to clause (A)(ii) will cease to exist. The Minimum Debt Yield Cure Collateral delivered in the form of a letter of credit will be returned to the 980 Madison Borrower, provided no mortgage loan event of default has occurred and is continuing, at such time as the minimum debt yield is satisfied without reliance on such Minimum Debt Yield Cure Collateral. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

Property Management. The 980 Madison Property is managed by RFR Realty LCC, an affiliate of the 980 Madison Borrower Sponsor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The 980 Madison Property also secures the 980 Madison Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $101,100,000. The 980 Madison Subordinate Companion Loan accrues interest at an interest rate of 3.59946% per annum. The 980 Madison Senior Loan is senior in right of payment to the 980 Madison Subordinate Companion Loan. At or around loan origination, the holders of the 980 Madison Senior Loan and the 980 Madison Subordinate Companion Loan entered into a co-lender agreement that sets forth the allocation of collections on the 980 Madison Whole Loan. See “Description of the Mortgage Pool—The Whole Loans —The Non-Serviced AB Whole Loan—The 980 Madison Whole Loan” in the Preliminary Prospectus. Concurrently with the origination of the 980 Madison Whole Loan, Column Financial Inc. made a $40,000,000 mezzanine loan (the “980 Madison Mezzanine Loan”) to the third-party purchaser of the 980 Madison Borrower, which is secured by such third-party purchaser’s ownership interest in the 980 Madison Borrower. The 980 Madison Mezzanine Loan is coterminous with the 980 Madison Whole Loan and is subject to an intercreditor agreement. The 980 Madison Mezzanine Loan accrues interest at a fixed per annum rate equal to 10.000% and is interest-only through the 980 Madison Whole Loan term. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Indebtedness	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV	Total Debt UW NCF DSCR
980 Madison B-Note	$101,100,000	3.59946%	60	0	7.4%	56.5%	1.99x
980 Madison Mezzanine Loan	$40,000,000	10.00000%	60	0	6.2%	67.9%	1.28x

Ground Lease. None.

A-3-62

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A-3-63

Mixed Use – Multifamily/Retail	Loan #7	Cut-off Date Balance:	$25,000,000
24480 Main Street	Newhall Crossings	Cut-off Date LTV:	61.7%
Santa Clarita, CA 91321		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	7.5%

A-3-64

Mixed Use – Multifamily/Retail	Loan #7	Cut-off Date Balance:	$25,000,000
24480 Main Street	Newhall Crossings	Cut-off Date LTV:	61.7%
Santa Clarita, CA 91321		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	7.5%

SIERRA PELONA MOUNTAINS
Haskell Open Space
Bouquet Cyn. Rd
Gibbon Conservation Center
Copper Hill Dr
Boston Scientific Corporation
Alfred Mann Foundation
Seco Canyon Village
Hypergal Corp.
MannKind Corporation
Valencia
Bioness
LOS ANGELES COUNTY
Plum Canyon Rd
Decoro Dr
North Park Village Square
Seco Canyon Rd
Newhall Ranch Rd
Gateway Village
Castaic Junction
Woodward Inc.
Bouquet Canyon Rd
Aerospace Dynamics
Valley Marketplace
Bouquet Canyon Plaza
Santa Clarita Studios
Golden Canyon Rd
Six Flags Magic Mountain
The Promenade
River Oaks Shopping Center
Santa Clara River
Canyon Country
METROLINK
Valencia Town Center
Valencia Mart Shopping Center
Soledad Canyon Rd
Soledad Plaza
Princess Cruises HQ
Westfield Valencia Town Ctr.
Canyon Center
Canyon Country Plaza
Centre Pointe Plaza
Quest Diagnostics
Westridge Village
Valencia Crossroads
Saugus
Golden Valley Rd
VIA PRINCESSA
College of the Canyons
Granary Square
SANTA CLARITA
Riverview Plaza
Henry Mayo Newhall Mem. Hospital
Stevenson Ranch
McBean Pkwy
California Institute of the Arts
Orchard Village Dr
Quigley Canyon Open Space
Antelope Valley Fwy
The Plaza at Golden Valley
Valencia Marketplace
Vista Valencia Golf Course
The Master's College
Sierra Hwy
Newhall Crossings
24480 Main Street
Santa Clarita, CA 91321
Lyons Ave
Placerita Canyon Rd
Lyons Station Shopping Center
DOWNTOWN NEWHALL
Newhall Ave
SANTA SUSANA MOUNTAINS
Pico Canyon Park
Newhall
ANTELOPE VALLEY LINE
ANGELES NATIONAL FOREST
Cascades Golf Club
Foothill Fwy
Grenada Hills North
Omelveny Park
Sylmar
LOS ANGELES
Golden State Fwy
Downtown Los Angeles 10 miles
5
14
210
Santa Clarita
SAN GABRIEL MTS.
VENTURA COUNTY
Simi Valley
Thousand Oaks
SANTA MONICA MTS.
LOS ANGELES
Santa Monica
Pacific Ocean
Inglewood
Burbank
Glendale
Pasadena
El Segundo
Downey

A-3-65

No. 7 – Newhall Crossings

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Mixed Use –Multifamily/Retail
	Original Principal Balance:	$25,000,000		Location:	Santa Clarita, CA
	Cut-off Date Balance:	$25,000,000		Size(3):	77,227 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF:	$323.72
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$323.72
	Borrower Sponsors:	Jeffrey W. Paul, Nancy J. Paul, and The Paul Family Trust		Year Built/Renovated:	2020/ NAP
	Guarantors:	Jeffrey W. Paul, Nancy J. Paul, and The Paul Family Trust		Title Vesting:	Fee
	Interest Rate:	3.7990%		Property Manager:	Moss Management Services, Inc.
	Note Date:	October 4, 2021		Current Occupancy (As of)	96.5% (9/14/2021)
	Seasoning:	2 months		YE 2020 Occupancy:	NAP
	Maturity Date:	October 6, 2031		YE 2019 Occupancy:	NAP
	IO Period:	120 months		YE 2018 Occupancy:	NAP
	Loan Term (Original):	120 months		YE 2017 Occupancy:	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value(4):	$40,500,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(4):	$524.43
	Call Protection:	L(26),D(90),O(4)		As-Is Appraisal Valuation Date:	September 1, 2021
	Lockbox Type(1):	Soft/Springing Cash Management		Underwriting and Financial Information(4)
	Additional Debt:	None		TTM NOI (7/31/2021)(5):	$997,772
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	NAP
				YE 2019 NOI:	NAP
				YE 2018 NOI:	NAP
				U/W Revenues:	$2,646,220
				U/W Expenses:	$775,808
Escrows and Reserves(2)				U/W NOI(5):	$1,870,412
	Initial	Monthly	Cap	U/W NCF:	$1,833,561
Taxes	$235,557	$23,556	NAP	U/W DSCR based on NOI/NCF:	1.94x / 1.90x
Insurance	$23,017	$2,877	NAP	U/W Debt Yield based on NOI/NCF:	7.5% / 7.3%
Replacement Reserve	$0	$1,328	$47,801	U/W Debt Yield at Maturity based on NOI/NCF:	7.5% / 7.3%
TI/LC Reserve	$0	$1,743	$83,762	Cut-off Date LTV Ratio:	61.7%
Rent Concession Reserve	$266,937	$0	NAP	LTV Ratio at Maturity:	61.7%
Existing TI/LC Obligations Reserve	$616,765	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$25,000,000	98.7%	Loan Payoff	$23,631,832	93.3%
Sponsors equity	319,525	1.3	Closing Costs	545,417	2.2
			Upfront Reserves	1,142,276	4.5
Total Sources	$25,319,525	100.0%	Total Uses	$25,319,525	100.0%

(1)	The lockbox is hard for commercial tenant income. Cash management is in place at orgination and will continue until Rustic Burger House, Maggin’s Irish Pub and The Glasshouse LA tenants have each accepted their tenant space and have commenced occupancy and opened for business at the Newhall Crossings Property (as defined below), at which point cash management will revert to springing unless one of the springing triggers described below is met.

(2)	See “Escrows” section for a full description of Escrows and Reserves.

(3)	The Newhall Crossings Property includes 20,918 SF of ground floor retail space.

(4)	While the Newhall Crossings Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Newhall Crossings Mortgage Loan more severely than assumed in the underwriting of Newhall Crossings Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors- Risks Related to Market Conditions and Other External Factors-Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(5)	That U/W NOI exceeds TTM NOI (7/31/2021) is mainly due to the fact that the Newhall Crossings Property was built in 2020 and was in lease-up.

A-3-66

Mixed Use – Multifamily/Retail	Loan #7	Cut-off Date Balance:	$25,000,000
24480 Main Street	Newhall Crossings	Cut-off Date LTV:	61.7%
Santa Clarita, CA 91321		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	7.5%

The Mortgage Loan. The mortgage loan (the “Newhall Crossings Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 77,227 square foot mixed use multifamily property with ground floor retail located in Santa Clarita, CA (the “Newhall Crossings Property”).

The Borrower and Borrower Sponsor. The borrower is Newhall Crossing LLC (the “Newhall Crossings Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the Newhall Crossings Borrower delivered a non-consolidation opinion in connection with the origination of the Newhall Crossings Mortgage Loan. The borrower sponsors and nonrecourse carve-out guarantors of the Newhall Crossings Mortgage Loan are Jeffrey W. Paul, Nancy J. Paul, and The Paul Family Trust.

Jeffrey W. Paul is the managing partner of Pacific Coast Housing Development, a real estate development company. He owns eight other projects in California and three total in Santa Clarita. He was previously the CEO of The Olga Company and formed his own apparel company, Sierra Pacific Apparel. The joint venture partner is Serrano Development Group, which is a real estate investment and development group. Since its inception, Serrano Development Group and its partners have developed multifamily, industrial, commercial and hospitality projects throughout the United States with primary focus on the greater Los Angeles Area.

The Property. The Newhall Crossings Property is a mixed use multifamily property with ground floor retail, located in Santa Clarita, California in Los Angeles County, approximately 33 miles from downtown Los Angeles. Built in 2020, the Newhall Crossings Property is part of a larger development which encompasses the entire city block bounded by Lyons Avenue to the north, Railroad Avenue to the east, 9th street to the south and Main Street to the west. The development includes the Newhall Crossings Property at the northwest and southwest corners of the block, a Laemmle Theater at the northeast corner, and the parking structure at the southeast corner. Open pedestrian walkways and a courtyard separate the buildings. The retail is either on the street front or the courtyard.

The residential portion of the Newhall Crossings Property is a 47-unit multifamily complex with subterranean parking. The residential portion of Newhall Crossings Property consists of two five-story buildings totaling 56,309 residential rentable square-feet situated on a 0.85 acre site. The unit mix includes 5 one-bedroom units, 32 two-bedroom units and 10 three-bedroom units. Amenities at the Newhall Crossings Property include a community lounge, business center, on-site storage, fitness center, bike storage room, package lockers, and on-site retail. Parking is provided by 87 spaces in a dedicated portion of the parking structure. Unit amenities include stainless steel appliances, white shaker cabinetry, vinyl wood plank flooring, keyless entry, LED vanity mirrors, walk-in closets, in-unit washer/dryer, carpet floors, NEST thermostats, pendant lighting, linen closets, and private balconies. As of the September 14, 2021 rent roll, the residential portion of the Newhall Crossings Property was 100% occupied.

The retail portion of the Newhall Crossings Property is comprised of 20,918 square feet. The commercial space is divided between two buildings. Building A is located at the southeast corner of Main Street and Lyons Ave and is comprised of 11,451 square feet and building B is located along Main Street and is comprised of 9,467 square feet.

The Laemmle Theater is not part of the collateral but has acquired an easement across the Newhall Crossings Property at a cost of $75,000 per year for 15 years after opening. Based on public records, the grand opening date was May 1, 2021. The building totals 20,246 square feet in a two-story design with approximately 2,000 square feet of outdoor patio space.

Multifamily

The multifamily portion of Newhall Crossings Property consists of 47 multifamily units, which are comprised of 5 one-bedroom/one-bath units, 32 two-bedroom/two-bath units and 10 three-bedroom/two-bath units. Unit amenities include stainless steel appliances, white shaker cabinetry, vinyl wood plank flooring, keyless entry, LED vanity mirrors, walk-in closets, in-unit washer/dryer, carpet floors, NEST thermostats, pendant lighting, linen closets and private balconies. Community amenities include a community lounge, business center, on-site storage, fitness center, bike storage room, package lockers and on-site retail. According to the rent roll dated September 14, 2021, the multifamily units are 100.0% occupied.

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom / 1 Bathroom	5	5	10.6%	100.0%	918	$2,538
2 Bedrooms / 2 Bathrooms	32	32	68.1%	100.0%	1,202	$3,069
3 Bedrooms / 2 Bathrooms	10	10	21.3%	100.0%	1,326	$3,250
Total/Weighted Average	47	47	100.0%	100.0%	1,198	$3,051
(1)	Information obtained from the rent roll dated September 14, 2021.

Retail

The retail portion of the Newhall Crossings Property consists of 11 retail tenants comprising of 20,918 square feet. As of September 14,2021, the retail portion of the Newhall Crossings Property was 87.1% leased. However, six of the eleven retail tenants (totaling 12,002 square feet) are in various stages of buildout and not yet in occupancy.

A-3-67

Mixed Use – Multifamily/Retail	Loan #7	Cut-off Date Balance:	$25,000,000
24480 Main Street	Newhall Crossings	Cut-off Date LTV:	61.7%
Santa Clarita, CA 91321		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	7.5%

The following table presents certain information relating to the tenancy at the Newhall Crossings Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Commercial Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Victory-Public House(2)	NR/NR/NR	3,166	15.1%	$37.08	$117,395	17.4%	9/30/2031	2, 5-year	N
Rustic Burger House(2)	NR/NR/NR	2,286	10.9%	$37.08	$84,765	12.6%	6/30/2031	2, 5-year	N
Wide Eye Lounge(2)	NR/NR/NR	1,980	9.5%	$36.00	$71,280	10.6%	11/30/2031	2, 5-year	N
Grit & Gratitude	NR/NR/NR	1,770	8.5%	$37.08	$65,632	9.7%	6/30/2026	1, 5-year	N
C’est L’Amour Nail & Spa(2)	NR/NR/NR	1,651	7.9%	$34.57	$57,081	8.5%	7/31/2026	1, 5-year	N
Total Major Tenants		10,853	51.9%	$36.50	$396,153	58.7%

Non-Major Tenant		7,365	35.2%	$37.83	$278,631	41.3%

Occupied Collateral Total		18,218	87.1%	$37.04	$674,784	100.0%

Vacant Space		2,700	12.9%

Collateral Total		20,918	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Commercial Base Rent include contractual rent steps through November 2022 totaling $16,878.

(2)	Victory-Public House, Rustic Burger House, Wide Eye Lounge and C’est L’Amour Nail & Spa have signed leases but are not yet open for business. Each tenant is in the process of completing its respective buildout. There is a $616,765 upfront reserve for TI/LC and $266,937 upfront reserve for free rent obligations with respect to these tenants.

The following table presents certain information relating to the lease rollover schedule at the Newhall Crossings Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	3	4,647	22.2%	4,647	22.2%	$168,173	24.9%	$36.19
2027	0	0	0.0%	4,647	22.2%	$0	0.0%	$0.00
2028	2	2,041	9.8%	6,688	32.0%	$81,218	12.0%	$39.79
2029	0	0	0.0%	6,688	32.0%	$0	0.0%	$0.00
2030	1	1,536	7.3%	8,224	39.3%	$56,955	8.4%	$37.08
2031	5	9,994	47.8%	18,218	87.1%	$368,439	54.6%	$36.87
Thereafter	0	0	0.0%	18,218	87.1%	$0	0.0%	$0.00
Vacant	0	2,700	12.9%	20,918	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	11	20,918	100.0%			$674,784	100.0%	$37.04
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total Annual UW Base Rent PSF excludes vacant space.

A-3-68

Mixed Use – Multifamily/Retail	Loan #7	Cut-off Date Balance:	$25,000,000
24480 Main Street	Newhall Crossings	Cut-off Date LTV:	61.7%
Santa Clarita, CA 91321		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	7.5%

The following table presents historical occupancy percentages at the Newhall Crossings Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	9/14/2021(2)
NAP	NAP	NAP	96.5%

(1)	The information is unavailable as the Newhall Crossings Property was constructed in 2020

(2)	Information reflects economic occupancy obtained from the underwritten rent roll dated September 14, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Newhall Crossings Property:

Cash Flow Analysis

	TTM 7/31/2021	U/W	%(1)	U/W $ per SF
Residential and Retail Rents in Place	$1,539,855	$1,720,680	63.0%	$22.28
Contractual Rent Steps	0	0	0.0	0.00
Grossed Up Vacant Space	0	0	0.0	0.00
Gross Potential Rent	$1,539,855	$1,720,680	63.0%	$22.28
Other Income(2)	124,285	1,011,574	37.0	13.10
Total Recoveries	0	0	0.0	0.00
Net Rental Income	$1,664,141	$2,732,254	100.0%	$35.38
(Vacancy & Credit Loss)(3)	0	(86,034)	(5.0)	(1.11)
Effective Gross Income	$1,664,141	$2,646,220	96.9%	$34.27

Real Estate Taxes	331,377	331,377	12.5	4.29
Insurance	27,201	34,526	1.3	0.45
Management Fee	52,128	86,002	3.3	1.11
Other Operating Expenses	255,662	323,902	12.2	4.19
Total Operating Expenses	$666,368	$775,808	29.3%	$10.05

Net Operating Income(4)	$997,772	$1,870,412	70.7%	$24.22
Replacement Reserves	0	15,934	0.6	0.21
TI/LC	0	20,918	0.8	0.27
Net Cash Flow	$997,772	$1,833,561	69.3%	$23.74

NOI DSCR	1.04x	1.94x
NCF DSCR	1.04x	1.90x
NOI Debt Yield	4.0%	7.5%
NCF Debt Yield	4.0%	7.3%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income consists of commercial income, reimbursements, easement income and RUBS. Retail space was in lease-up during this period.

(3)	The underwritten economic vacancy is 5.0%. The Newhall Crossings Property had a 96.5% economic occupancy as of September 14, 2021.

(4)	That U/W NOI exceeds TTM Net Operating Income (7/31/2021) is mainly due to the fact that the Newhall Crossings Property was built in 2020 and was in lease-up.

A-3-69

Mixed Use – Multifamily/Retail	Loan #7	Cut-off Date Balance:	$25,000,000
24480 Main Street	Newhall Crossings	Cut-off Date LTV:	61.7%
Santa Clarita, CA 91321		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	7.5%

Appraisal.  As of the appraisal valuation date of September 1, 2021, the Newhall Crossings Property had an “as-is” appraised value of $40,500,000.

Environmental Matters.  According to a Phase I environmental site assessment dated September 20, 2021, there was no evidence of any recognized environmental conditions at the Newhall Crossings Property.

COVID-19 Update. The Newhall Crossings Mortgage Loan was originated on October 4, 2021. As of November 1, 2021, the borrower sponsors have reported that the Newhall Crossings Property has had no lease modification or rent relief requests, and all tenants have remained current on all rent and lease obligations.

Market Overview and Competition. The Newhall Crossings Property is located within Santa Clarita, Los Angeles County, California, which forms part of the Los Angeles-Long Beach-Glendale Metropolitan Statistical Area (Los Angeles MSA). According to a third-party analytics group, the 2020 population in the Los Angeles MSA was 10,035,700. The population is projected to increase at the rate of 0.1% to 0.2% and reach 10,117,900 by 2026. The total employment in the Los Angeles MSA as of 2020 was 4,148,200. The 2020 unemployment rate in the Los Angeles MSA was 13.0%. The most recent reported unemployment rate for the Los Angeles MSA is 9.5% (June 2021)

Submarket Information (Multifamily)   – According to the appraisal, the Newhall Crossings Property is situated within the Santa Clarita Valley/Canyon Country multifamily submarket, which contained approximately 16,291 units as of the second quarter of 2021. The Santa Clarita Valley/Canyon Country apartment submarket reported a vacancy rate of 5.0% with an average quoted rental rate of $1,831 per unit. The Newhall Crossings Property has limited direct competition in the immediate market due to the location in a mature, pedestrian-oriented commercial district in proximity to a train station.

Submarket Information (Retail) – According to the appraisal, the Newhall Crossings Property is located within the Paramount/Downey/East County retail submarket, which contained approximately 9.2 million square feet of retail space as of the second quarter of 2021. The Paramount/Downey/ East County retail submarket reported a vacancy rate of 11.2% with an average quoted rental rate of $25.88 per square feet. Absorption and construction have been relatively minor over the last few years, and projections show absorption will outpace construction in the submarket (11.2% current vacancy, 10.5% projected forward 5-year vacancy).

Appraiser’s Multifamily Competitive Set – The appraiser identified five competitive properties for the Newhall Crossings Property totaling 1,439 units, which reported an average occupancy rate of approximately 87.4%. The appraiser concluded to monthly market rents of $2,215 to $3,050 per unit for one bedroom units, $2,920 to $3,390 per unit for two bedroom units and $2,905 to $3,810 per unit for three bedroom units.

The table below presents certain information relating to five comparable multifamily properties to the Newhall Crossings Property identified by the appraiser:

Competitive Set(1)

	Newhall Crossings (Subject)	Monticello Apartments	IMT Stevenson Ranch Apartments	Jefferson Vista Canyon	The Paseo At Town Center	The Madison at Town Center
Location	Santa Clarita, CA	Valencia, CA	Stevenson Ranch, CA	Santa Clarita, CA	Valencia, CA	Valencia, CA
Distance to Subject	--	3.9 miles	2.7 miles	7.8 miles	4.5 miles	4.0 miles
Property Type	Mixed Use – Multifamily/Retail	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily
Year Built/Renovated	2020/NAP	2020/NAP	1992/2017	2020/NAP	2001/NAP	2003/NAP
Number of Units(2)	47	60	510	480	259	130
Average Monthly Rent (per unit)
1 Bedroom	$2,538	$3,050	$2,215	$2,500	$2,440	$2,255
2 Bedrooms	$3,069	$3,205	$2,920	$3,180	$3,390	$2,935
3 Bedrooms	$3,250	NAP	$3,365	$3,670	$3,810	$2,905
Occupancy	100.0%	68.0%	98.0%	69.0%	99.0%	100.0%

(1)	Information obtained from the appraisal unless otherwise indicated.

(2)	Information obtained from the underwritten rent roll dated September 14, 2021.

A-3-70

Mixed Use – Multifamily/Retail	Loan #7	Cut-off Date Balance:	$25,000,000
24480 Main Street	Newhall Crossings	Cut-off Date LTV:	61.7%
Santa Clarita, CA 91321		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	7.5%

Escrows.

Real Estate Taxes – The Newhall Crossings Mortgage Loan documents require an upfront real estate tax reserve of approximately $235,557 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially approximately $23,556).

Insurance – The Newhall Crossings Mortgage Loan documents require an upfront insurance reserve of approximately $23,017 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially approximately $2,877).

Replacement Reserves – The Newhall Crossings Mortgage Loan documents require ongoing monthly replacement reserves of approximately $1,328, capped at $47,801.

TI/LC Reserve – The Newhall Crossings Mortgage Loan documents require ongoing monthly TI/LC reserves of approximately $1,743 for the TI/LCs and related expenses with respect to the commercial space at the Newhall Crossings Property, capped at $83,762.

Rent Concession Reserve - The Newhall Crossings Mortgage Loan documents require an upfront free rent reserve of approximately $266,937 for outstanding free rent obligations on the retail space.

Existing TI/LC Obligations Reserve - The Newhall Crossings Mortgage Loan documents require an upfront existing TI/LC Obligations reserve of approximately $616,765 for existing TI/LC obligations on the retail space.

Lockbox and Cash Management. The Newhall Crossings Borrower established at closing a lender-controlled lockbox account. All retail tenants are required to send their rent directly to the lockbox account and the Newhall Crossings Borrower and property manager are required to deposit all residential rents into the lockbox account. Subject to the initial cashflow sweep period described below, upon the occurrence and during the continuance of a Cash Sweep Event Period (as defined below), funds in the lockbox accounts are required to be swept to a lender-controlled cash management account, and all excess funds (after payment of required monthly reserve deposits, debt service, operating and capital expenses) are required to be swept to an excess cash flow subaccount controlled by the lender.

The Newhall Crossings Mortgage Loan is in a cashflow sweep period, which began on the origination date and will be cured when Rustic Burger House, Maginn’s Irish Pub and The Glasshouse LA, LLC have accepted and are occupying their space demised under their lease and open for business. Thereafter, a “Cash Sweep Event Period” will commence upon (i) the occurrence of an event of default under the Newhall Crossings Mortgage Loan documents (ii) an event of default under the property management agreement or (iii) after October 4, 2022 (commencement of month 12 of the loan term), if the debt service coverage ratio is less than 1.50x for the preceding two consecutive calendar quarters and will end (x) with respect to clause (i) above, upon the cure (if applicable) of such event of default, (y) with respect to clause (ii) above, if the default under the property management has been cured or the property management agreement has been replaced in accordance with the Newhall Crossings Mortgage Loan documents and (z) with respect to clause (iii) above, if the Newhall Crossings Property achieves a debt service coverage ratio of at least 1.55x for at least two consecutive quarters.

Property Management.  The Newhall Crossings Property is managed by Moss Management Services, Inc.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance. The Newhall Crossings Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Newhall Crossings Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Newhall Crossings Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-71

Property Types – Various	Loan #8	Cut-off Date Balance:	$23,800,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

HOBBY LOBBY

Pick 'n Save
SAVE TIME
SHOP ONLINE!

CVS/pharmacy

DOLLAR GENERAL

Walgreens

A-3-72

Property Types – Various	Loan #8	Cut-off Date Balance:	$23,800,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

ONTARIO
MINN.
WISCONSIN
MINNEAPOLIS
St. Paul
Rochester
MICHIGAN
MILWAUKEE
Grand Rapids
Lansing
DETROIT
IOWA
Des Moines
Cedar Rapids
CHICAGO
Toledo
CLEVELAND
Davenport
South Bend
Fort Wayne
Galesburg
Massillon
INDIANA
COLUMBUS
St. Joseph
Springfield
INDIANAPOLIS
Dayton
OHIO
KANSAS CITY
ILLINOIS
Columbia
CINCINNATI
MISSOURI
ST. LOUIS
LOUISVILLE
Evansville
Lexington
KENTUCKY
WV
VA
Bowling Green
TN
Bristol

ONTARIO
Lake Ontario
VERMONT
Auburn
Portland
MAINE
NH
Rochester
Syracuse
NEW YORK
Albany
MASS.
BOSTON
Springfield
Hartford
Providence
CT
RI
PENNSYLVANIA
Scranton
New Haven
Bridgeport
NEW YORK
Allentown
Newark
Harrisburg
Trenton
NEW JERSEY
PHILADELPHIA
Penns Grove
Atlantic City
Atlantic Ocean
MD
BALTIMORE
WASH. D.C.
DE
VA

Palmdale
Victorville
Apple Valley
Hesperia
Glendale
Pasadena
Rancho Cucamonga
Rialto
SAN BERNARDINO
LOS ANGELES
Fontana
Ontario
Pomona
Redlands
Yucaipa
Whittier
Downey
RIVERSIDE
Fullerton
Moreno Valley
Corona
ANAHEIM
LONG BEACH
Orange
SANTA ANA
Huntington Beach
Irvine
Costa Mesa
Newport Beach
Mission Viejo
Murrieta
Temecula
Laguna Beach
San Clemente
Pacific Ocean

OKLAHOMA CITY
ARKANSAS
MEMPHIS
OKLAHOMA
Little Rock
MISSISSIPPI
FORT WORTH
DALLAS
Shreveport
Jackson
TEXAS
LOUISIANA
Waco
Killeen
Temple
AUSTIN
Baton Rouge
Hammond
SAN ANTONIO
HOUSTON
NEW ORLEANS
Corpus Christi
Gulf of Mexico
MEXICO
Brownsville

IN
OH
WV
WASH., DC
MD
LOUISVILLE
Lexington
Charleston
Richmond
KY
Roanoke
VA
VIRGINIA BEACH
Bristol
Christiansburg
NASHVILLE
TN
Knoxville
Greensboro
Durham
RALEIGH
NC
Chattanooga
CHARLOTTE
AL
ATLANTA
Columbia
SC
Wilmington
Augusta
Prattville
Montgomery
Macon
GA
Charleston
Savannah
Atlantic Ocean
Brunswick
FL
Tallahassee
JACKSONVILLE

ExchangeRight Portfolio 49

1	Valspar Industrial - Massillon, OH	Massillon, OH
2	Pick 'n Save - Wauwatosa, WI	Wauwatosa, WI
3	Walgreens - Chicago (Foster Pl), IL	Chicago, IL
4	Walgreens - Hesperia, CA	Hesperia, CA
5	Hobby Lobby - Huber Heights, OH	Huber Heights, OH
6	Hobby Lobby - Christiansburg, VA	Christiansburg, VA
7	Walgreens - Saint Joseph, MO	Saint Joseph, MO
8	CVS Pharmacy - Waukegan, IL	Waukegan, IL
9	Walgreens - Galesburg, IL	Galesburg, IL
10	Verizon Wireless - Bristol, VA	Bristol, VA
11	Fresenius Medical Care - Shelbyville, KY	Shelbyville, KY
12	Walgreens - Indianapolis, IN	Indianapolis, IN
13	Octapharma Plasma - Virginia Beach, VA	Virginia Beach, VA
14	Dollar General - Auburn, ME	Auburn, ME
15	Dollar General - Penns Grove, NJ	Penns Grove, NJ
16	Dollar General - Brunswick, GA	Brunswick, GA
17	Dollar General - Romulus, MI	Romulus, MI
18	Dollar General - East Windsor, CT	East Windsor, CT
19	Dollar General - Grand Rapids, MI	Grand Rapids, MI
20	Dollar General - Lansing, MI	Lansing, MI
21	Dollar Tree - Christiansburg, VA	Christiansburg, VA
22	Dollar General - Hammond, LA	Hammond, LA
23	Dollar General - Allen Park, MI	Allen Park, MI
24	Dollar General - Westland, MI	Westland, MI
25	Dollar General - Jackson, MI	Jackson, MI
26	Dollar General - Battle Creek, MI	Battle Creek, MI
27	Dollar General - Wyoming, MI	Wyoming, MI
28	Dollar General - Temple, TX	Temple, TX
29	Dollar General - Prattville, AL	Prattville, AL

A-3-73

No. 8 – ExchangeRight 49

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
				Property Type – Subtype:	Various – See Table
	Original Principal Balance(1):	$23,800,000		Location:	Various – See Table
	Cut-off Date Balance(1):	$23,800,000		Size:	621,901 SF
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per SF:	$110.63
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$110.63
	Borrower Sponsor:	ExchangeRight Real Estate, LLC		Year Built/Renovated:	Various – See Table
	Guarantors:	David Fisher, Joshua Ungerecht, and Warren Thomas		Title Vesting:	Fee
	Mortgage Rate:	3.5160%		Property Manager:	Self-managed
	Note Date:	August 12, 2021		Current Occupancy (As of)(4):	100.0% (12/1/2021)
	Seasoning:	3 months		YE 2020 Occupancy(4)(5):	NAV
	Maturity Date:	September 11, 2026		YE 2019 Occupancy(5):	NAV
	IO Period:	60 months		YE 2018 Occupancy(5):	NAV
	Loan Term (Original):	60 months		YE 2017 Occupancy(5):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(4):	$111,855,000
	Loan Amortization Type:	Interest Only		As-Is Appraisal Value Per SF(4):	$179.86
	Call Protection(2):	L(27),D(26),O(7)		As-Is Appraisal Valuation Date(6):	Various
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(4)
	Additional Debt(1):	Yes		YE 2020 NOI(5):	NAV
	Additional Debt Type (Balance):	Pari Passu ($45,000,000)		YE 2019 NOI(5):	NAV
				YE 2018 NOI(5):	NAV
				YE 2017 NOI(5):	NAV
Escrows and Reserves(3)				U/W Revenues:	$7,889,751
	Initial	Monthly	Cap	U/W Expenses:	$1,413,678
Real Estate Taxes	$483,162	$91,275	NAP	U/W NOI:	$6,476,073
Insurance	$0	Springing	NAP	U/W NCF:	$6,273,413
Replacement Reserves	$305,914	$3,973	NAP	U/W DSCR based on NOI/NCF(1):	2.64x / 2.56x
TI/LC Reserve	$500,000	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.4% / 9.1%
Immediate Repairs	$327,115	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.4% / 9.1%
CVS Prepaid Rent Reserve	$1,846,374	$0	NAP	Cut-off Date LTV Ratio(1):	61.5%
Existing TI/LC Reserve	$15,000	$0	NAP	LTV Ratio at Maturity(1):	61.5%

Sources and Uses
Sources			Uses
Original loan amount	$68,800,000	59.4%	Purchase price(7)	$111,044,859	95.9%
Cash equity contribution	47,032,410	40.6	Reserves	3,477,565	3.0
			Closing Costs	1,309,986	1.1
Total Sources	$115,832,410	100.0%	Total Uses	$115,832,410	100.0%

(1)	The ExchangeRight 49 Mortgage Loan (as defined below) is part of the ExchangeRight 49 Whole Loan (as defined below) with an original aggregate principal balance of $68,800,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity Date based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the ExchangeRight 49 Whole Loan.

(2)	At any time after the earlier of (i) October 11, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the ExchangeRight 49 Whole Loan to be securitized, the ExchangeRight 49 Borrower (as defined below) has the right to defease the ExchangeRight 49 Whole Loan in whole, but not in part. Additionally, the ExchangeRight 49 Borrower may prepay the ExchangeRight 49 Whole Loan with 30 days’ notice on or after March 11, 2026.

(3)	See “Escrows” section below.

(4)	While the ExchangeRight 49 Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the ExchangeRight 49 Whole Loan more severely than assumed in the underwriting of the ExchangeRight 49 Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	Historical occupancy and NOI are unavailable, as the ExchangeRight 49 Properties (as defined below) were acquired by the ExchangeRight 49 Borrower between June 2021 and August 2021, and such information was not provided by the seller.

(6)	The individual appraisal valuation dates range from April 19, 2021 to July 23, 2021.

(7)	The ExchangeRight 49 Properties were acquired between June 2021 and August 2021.

A-3-74

Property Types – Various	Loan #8	Cut-off Date Balance:	$23,800,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

The Mortgage Loan. The mortgage loan (the “ExchangeRight 49 Mortgage Loan”) is part of a whole loan (the “ExchangeRight 49 Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $68,800,000 and secured by the fee interests in 26 single tenant retail properties, two single tenant medical office properties and one industrial property totaling 621,901 square feet (the “ExchangeRight 49 Properties”) located across 16 states. The ExchangeRight 49 Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2021-BNK37 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	BANK 2021-BNK37	Yes
A-2	$23,800,000	$23,800,000	WFCM 2021-C61	No
Total	$68,800,000	$68,800,000

The Borrower and Borrower Sponsor. The borrower is ExchangeRight Net-Leased Portfolio 49 DST (the “ExchangeRight 49 Borrower”), a Delaware statutory trust with at least one independent trustee. Legal counsel to the ExchangeRight 49 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight 49 Whole Loan. The non-recourse carveout guarantors are David Fisher, Joshua Ungerecht, and Warren Thomas, all of whom serve as managing partners of ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 17 million square feet under management across over 950 properties across 40 states with a focus on investment grade, necessity-based retail and healthcare. The ExchangeRight 49 Borrower is an affiliate of the ExchangeRight Net Leased Portfolio #51 Borrower, and such borrowers have the same non-recourse carveout guarantors. Warren Thomas was subject to a prior foreclosure sale. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The ExchangeRight 49 Borrower has master leased the ExchangeRight 49 Properties to a master tenant (the “ExchangeRight Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the guarantors. The ExchangeRight Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Master Tenant for the operation, maintenance and management of the ExchangeRight 49 Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight 49 Properties, other than capital expenses. The ExchangeRight Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight 49 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight 49 Mortgage Loan and, upon an event of default under the ExchangeRight 49 Mortgage Loan, the lender has the right to cause the ExchangeRight 49 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight 49 Mortgage Loan and gives rise to recourse liability to the guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Master Tenant to pay rent as a result of the ExchangeRight 49 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight 49 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight 49 Whole Loan, (ii) the lender’s good faith determination that the ExchangeRight 49 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight 49 Property, and (iii) 90 days prior to the maturity date of the ExchangeRight 49 Whole Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight 49 Whole Loan in full is not delivered to the lender.

COVID-19 Update. As of October 22, 2021, all of the ExchangeRight 49 Properties were open and operating with no outstanding tenant rent relief agreements.

The Properties. The ExchangeRight 49 Properties comprise 26 single tenant retail properties, two single tenant medical office properties and one single tenant industrial property totaling 621,901 square feet and located across 16 states. The ExchangeRight 49 Properties are located in Ohio (two properties, 40.4% of net rentable area), Virginia (four properties, 13.1% of net rentable area), Michigan (eight properties, 11.9% of net rentable area), Wisconsin (1 property, 9.7% of net rentable area), Illinois (3 properties, 6.4% of net rentable area), with the 11 remaining properties located in Alabama, California, Connecticut, Georgia, Indiana, Kentucky, Louisiana, Maine, Missouri, New Jersey, and Texas.

Built between 1942 and 2015 with 12 properties renovated between 1987 and 2020, the ExchangeRight 49 Properties range in size from 5,000 square feet to 189,910 square feet.

The ExchangeRight 49 Properties are net leased to 10 nationally recognized tenants, eight of which (occupying 26 properties and representing 87.3% of underwritten base rent) are investment grade-rated entities or subsidiaries of investment grade-rated entities. All of the ExchangeRight 49 Properties, have leases expiring after the stated maturity date of the ExchangeRight 49 Whole Loan, and no tenants have termination options.

The following table presents certain information relating to the ExchangeRight 49 Properties. As of December 1, 2021, the ExchangeRight 49 Properties are 100.0% occupied.

A-3-75

Property Types – Various	Loan #8	Cut-off Date Balance:	$23,800,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Properties Summary

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Term. Option?
Pick ‘n Save Wauwatosa, WI	2008; 2012/NAP	60,598	9.7%	$18,500,000	16.5%	$18.68	16.2%	12/31/2029	4 x 5 yrs.	N
Valspar Industrial Massillon, OH	1994/2007	189,910	30.5%	$18,600,000	16.6%	$5.63	15.3%	4/30/2034	None	N
Walgreens Chicago (Foster Pl), IL	2004/NAP	15,330	2.5%	$7,900,000	7.1%	$30.98	6.8%	12/31/2029	10 x 5 yrs.	N
Walgreens Hesperia, CA	2004/NAP	14,560	2.3%	$6,000,000	5.4%	$25.89	5.4%	5/31/2029	10 x 5 yrs.	N
Hobby Lobby(1) Christiansburg, VA	1990/2018	55,000	8.8%	$5,700,000	5.1%	$6.75	5.3%	3/31/2028	3 x 5 yrs.	N
Hobby Lobby Huber Heights, OH	1990/2005	61,504	9.9%	$5,900,000	5.3%	$6.00	5.3%	6/30/2029	3 x 5 yrs.	N
Walgreens Saint Joseph, MO	2003/NAP	14,560	2.3%	$5,150,000	4.6%	$23.01	4.8%	6/30/2028	10 x 5 yrs.	N
CVS Pharmacy Waukegan, IL	2002/NAP	10,896	1.8%	$4,600,000	4.1%	$26.76	4.2%	1/31/2028	10 x 5 yrs.	N
Walgreens Galesburg, IL	2003/NAP	13,650	2.2%	$4,050,000	3.6%	$19.93	3.9%	6/30/2028	10 x 5 yrs.	N
Verizon Wireless Bristol, VA	2007/NAP	5,000	0.8%	$3,850,000	3.4%	$47.50	3.4%	3/31/2029	None	N
Fresenius Medical Care Shelbyville, KY	2013/NAP	8,459	1.4%	$2,650,000	2.4%	$19.37	2.3%	9/30/2028	3 x 5 yrs.	N
Walgreens Indianapolis, IN	1993/NAP	13,000	2.1%	$2,550,000	2.3%	$12.31	2.3%	12/31/2028	3 x 5 yrs.	N
Octapharma Plasma Virginia Beach, VA	1997/2019	11,314	1.8%	$2,550,000	2.3%	$13.00	2.1%	3/31/2030	3 x 5 yrs.	N
Dollar General Auburn, ME	2015/NAP	9,026	1.5%	$2,150,000	1.9%	$14.23	1.8%	3/31/2030	3 x 5 yrs.	N
Dollar General Penns Grove, NJ	1950/2011	9,381	1.5%	$1,850,000	1.7%	$13.54	1.8%	4/30/2029	2 x 5 yrs.	N
Dollar General East Windsor, CT	2013/NAP	9,409	1.5%	$1,700,000	1.5%	$12.58	1.7%	12/31/2028	5 x 5 yrs.	N
Dollar General Grand Rapids, MI	1942/2017	8,694	1.4%	$1,550,000	1.4%	$13.00	1.6%	8/31/2027	4 x 5 yrs.	N
Dollar General Brunswick, GA	2013/NAP	9,002	1.4%	$1,775,000	1.6%	$12.34	1.6%	10/31/2028	4 x 5 yrs.	N
Dollar Tree(1) Christiansburg, VA	1990/2018	10,000	1.6%	$1,500,000	1.3%	$11.00	1.6%	2/28/2030	3 x 5 yrs.	N
Dollar General Romulus, MI	2013/NAP	9,100	1.5%	$1,720,000	1.5%	$12.04	1.6%	6/30/2028	5 x 5 yrs.	N
Dollar General Allen Park, MI	1984/2012	9,600	1.5%	$1,300,000	1.2%	$10.02	1.4%	5/31/2027	4 x 5 yrs.	N
Dollar General Lansing, MI	2013/NAP	9,026	1.5%	$1,530,000	1.4%	$10.57	1.4%	5/31/2029	5 x 5 yrs.	N
Dollar General Hammond, LA	2013/NAP	9,026	1.5%	$1,475,000	1.3%	$10.56	1.4%	6/30/2028	3 x 5 yrs.	N
Dollar General Westland, MI	1964/2012	9,100	1.5%	$1,300,000	1.2%	$9.86	1.3%	10/31/2027	4 x 5 yrs.	N
Dollar General Battle Creek, MI	1979/1987	11,766	1.9%	$1,250,000	1.1%	$7.51	1.3%	2/28/2029	4 x 5 yrs.	N
Dollar General Jackson, MI	1955/2020	8,053	1.3%	$1,300,000	1.2%	$10.73	1.2%	4/30/2030	4 x 5 yrs.	N
Dollar General Wyoming, MI	1950/2019	8,737	1.4%	$1,225,000	1.1%	$9.85	1.2%	3/31/2029	4 x 5 yrs.	N
Dollar General Temple, TX	2007/NAP	9,100	1.5%	$1,155,000	1.0%	$7.89	1.0%	10/31/2027	3 x 5 yrs.	N
Dollar General Prattville, AL	1995/NAP	9,100	1.5%	$1,075,000	1.0%	$7.67	1.0%	5/31/2029	3 x 5 yrs.	N
Total/Weighted Average		621,901	100.0%	$111,855,000	100.0%	$11.25	100.0%
(1)	The Hobby Lobby – Christiansburg, VA property and the Dollar Tree - Christiansburg, VA are located within the same retail center.

A-3-76

Property Types – Various	Loan #8	Cut-off Date Balance:	$23,800,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the major tenants at the ExchangeRight 49 Properties:

Major Tenants

Tenant Name	Credit Rating (S&P/Moody’s/Fitch)(1)	No of Prop.	Tenant NRSF	% of NRSF	Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)	% of Total Annual U/W Base Rent
Major Tenants
Walgreens	BBB / Baa2 / BBB-	5	71,100	11.4%	$1,619,000	$22.77	23.1%
Dollar General	BBB / Baa2 / NR	15	138,120	22.2%	$1,486,758	$10.76	21.2%
Pick ‘n Save	BBB / Baa1 / NR	1	60,598	9.7%	$1,132,234	$18.68	16.2%
Valspar Industrial	BBB / Baa2 / BBB	1	189,910	30.5%	$1,068,420	$5.63	15.3%
Hobby Lobby	NR / NR / NR	2	116,504	18.7%	$740,274	$6.35	10.6%
CVS(3)	BBB / Baa2 / NR	1	10,896	1.8%	$291,532	$26.76	4.2%
Verizon Wireless	BBB+ / Baa1 / A-	1	5,000	0.8%	$237,500	$47.50	3.4%
Fresenius Medical Care	BBB / Baa3 / BBB-	1	8,459	1.4%	$163,824	$19.37	2.3%
Octapharma Plasma	NR / NR / NR	1	11,314	1.8%	$147,082	$13.00	2.1%
Dollar Tree	BBB / Baa2 / NR	1	10,000	1.6%	$110,000	$11.00	1.6%
Total Major Tenants		29	621,901	100.0%	$6,996,624	$11.25	100.0%

Vacant Space			0	0.0%

Collateral Total			621,901	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent averaging for investment grade tenants totaling $63,737.

(3)	CVS prepaid their rent through the loan term. See “Escrows” section below.

The following table presents certain information relating to the lease expiration schedule at the ExchangeRight 49 Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	29	621,901	100.0%	621,901	100.0%	$6,996,624	100.0%	$11.25
Vacant	0	0	0.0%	621,901	100.0%	$0	0.0%	$0.00
Total/Weighted Average	29	621,901	100.0%			$6,996,624	100.0%	$11.25

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent averaging for investment grade tenants totaling $63,737.

The following table presents historical occupancy percentages at the ExchangeRight 49 Properties:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/1/2021(2)
NAV	NAV	NAV	NAV	100.0%
(1)	Historical occupancy information is not available, as the ExchangeRight 49 Properties were acquired by the ExchangeRight 49 Borrower between June 2021 and August 2021, and such information was not provided by the seller.

(2)	Information obtained from the underwritten rent roll.

A-3-77

Property Types – Various	Loan #8	Cut-off Date Balance:	$23,800,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight 49 Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$6,932,887	85.1%	$11.15
IG Rent Averaging	63,737	0.8	0.10
Gross Potential Rent	$6,996,624	85.9%	$11.25
Total Recoveries	1,146,357	14.1	1.84
Net Rental Income	$8,142,981	100.0%	$13.09
(Vacancy & Credit Loss)	(253,230)(3)	(3.6)	(0.41)
Effective Gross Income	$7,889,751	96.9%	$12.69

Real Estate Taxes	$966,320	12.2%	$1.55
Insurance	82,567	1.0	0.13
Management Fee	236,693	3.0	0.38
Other Operating Expenses	128,098	1.6	0.21
Total Operating Expenses	$1,413,678	17.9%	$2.27

Net Operating Income	$6,476,073	82.1%	$10.41
Replacement Reserves	47,672	0.6	0.08
TI/LC	154,988	2.0	0.25
Net Cash Flow	$6,273,413	79.5%	$10.09

NOI DSCR	2.64x
NCF DSCR	2.56x
NOI Debt Yield	9.4%
NCF Debt Yield	9.1%

(1)	Historical operating statements are not available, as the ExchangeRight 49 Borrower acquired the ExchangeRight 49 Properties between June 2021 and August 2021, and such information was not provided by the sellers.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The ExchangeRight 49 Properties were 100.0% occupied as of December 1, 2021.

A-3-78

Property Types – Various	Loan #8	Cut-off Date Balance:	$23,800,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Appraisal. According to the appraisals dated between April 19, 2021 and July 23, 2021 the ExchangeRight 49 Properties had an aggregate “As-is” value of $111,855,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight 49 Properties dated from April 29, 2021 to July 27, 2021 identified recognized environmental conditions at the Valspar Industrial – Massillon, OH property and the Walgreens - Galesburg, IL property and identified controlled recognized environmental conditions at the Pick ‘n Save - Wauwatosa, WI property, the Walgreens - Chicago (Foster Pl), IL property, the Dollar General - East Windsor, CT property, and the Dollar General - Jackson, MI property. No recognized environmental conditions or controlled recognized environmental conditions were identified at the remaining 23 ExchangeRight 49 Properties.

The Valspar Industrial – Massillon, OH property has been utilized as industrial manufacturing facility and hazardous substances were used, stored, and/or generated at the property. The property was identified as a Resource Conservation and Recovery Act Large Quantity Generator of hazardous waste since 1995 and possibly earlier. Violations have been identified and compliance has been met with respect to all violations. A Phase II environmental site assessment was conducted on July 27, 2021 to evaluate the potential impacts of hazardous substances as a consequence of release from current or historical manufacturing operations. Identified contaminants were below applicable remediation levels and no further investigation was recommended.

The Walgreens - Galesburg, IL property operated as a gasoline service station between 1972 and 1994 and had five Underground Storage Tanks (“USTs”), which were removed on December 11, 2001. Prior investigations identified onsite soil and groundwater contamination. Between June 2001 and April 2002, the five USTs were removed, the building was demolished and excavation of the contaminated soils from the area below the former building was completed.  Based upon the soil samples obtained, soil contamination exists above applicable residential clean-up standards. The Illinois EPA issued a No Further Remediation (NFR) letter, which included land use restrictions and engineering controls at the property, on September 26, 2002. Because the property contains material levels of contaminants related to the former auto repair and gas station, an environmental insurance policy was obtained in lieu of a Phase II. See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

Escrows.

Taxes – The loan documents require an upfront reserve of $483,162 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months, initially $91,275.

Ongoing monthly reserves for real estate taxes related to any tenant that is required to pay taxes directly pursuant to its leases (“Tax Paying Tenants”) are not required as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment directly to the taxing authority by 15 days prior to the delinquency date; (iii) the lease with the applicable Tax Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Tax Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the taxes. Tax Paying Tenants currently include the CVS Pharmacy – Waukegan, IL, Valspar Industrial – Massillon, OH, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, Walgreens – Indianapolis, IN, and Walgreens – Saint Joseph, MO properties.

Insurance – Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the ExchangeRight 49 Properties are part of a blanked or umbrella policy approved by the lender; (iii) the borrower provides the lender with evidence of renewal of insurance policies; and (iv) the borrower provides the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

In addition, the borrower is not required to deposit ongoing monthly insurance reserves related to any tenant who pays all insurance premiums directly to the applicable insurance company pursuant to such tenant’s lease (“Insurance Paying Tenants”) as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment by the applicable Insurance Paying Tenant (or borrower) directly to the insurance company by no later than 15 days prior to the due date for such premiums; (iii) the lease with the applicable Insurance Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Insurance Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the insurance premiums. Insurance Paying Tenants currently include the CVS Pharmacy – Waukegan, IL, Dollar General – Allen Park, MI, Dollar General – Auburn, ME, Dollar General – Brunswick, GA, Dollar General – Hammond, LA, Dollar General – Lansing, MI, Dollar General – Romulus, MI, Dollar General – Westland, MI, Octapharma Plasma – Virginia Beach, VA, Valspar Industrial – Massillon, OH, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, and Walgreens – Saint Joseph, MO properties.

Replacement Reserve – The loan documents require an upfront reserve of $305,914 for replacements plus ongoing monthly reserves in an amount equal to $3,973.

In addition, the borrower is not required to deposit ongoing monthly replacement reserves related to any tenant that is obligated under its lease to pay replacements and/or alterations for its premises (“Replacement Reserve Paying Tenants”) as long as (a) no event of default has occurred and is continuing; (b) the borrower provides proof of payment of replacements by all Replacement Reserve Paying Tenants; (c) the lease with the applicable Replacement Reserve Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (d) no material change has occurred with respect to the applicable Replacement Reserve Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the replacements for its premises. Replacement Reserve Paying Tenants currently include the CVS Pharmacy – Waukegan, IL, Dollar General – Auburn, ME, Dollar General – Brunswick, GA, Dollar General – Hammond, LA, Dollar General – Lansing, MI, Dollar

A-3-79

Property Types – Various	Loan #8	Cut-off Date Balance:	$23,800,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

General – Romulus, MI, Valspar Industrial – Massillon, OH, Walgreens – Chicago (Foster Pl), IL, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, and Walgreens – Saint Joseph, MO properties.

TI/LC Reserve – The loan documents require an upfront reserve of $500,000 for general tenant improvements and leasing commissions (“TI/LC”). The loan documents also require ongoing monthly general TI/LC reserves in an amount equal to $38,901; provided, however, that as long as no event of default has occurred and is continuing, ongoing monthly TI/LC reserves are not required.

Deferred Maintenance Reserve – The loan documents require an upfront reserve of $327,115 for immediate repairs.

CVS Prepaid Rent Reserve – The loan documents require an upfront reserve of $1,846,374 for the amount of prepaid rent under the tenant’s lease at the CVS Pharmacy – Waukegan, IL property. So long as no event of default is continuing, lender is required to make monthly disbursements in an amount equal to $24,294 beginning in October 2021 through (and including) August 2026.

Existing TI/LC Reserve – The loan documents require an upfront reserve of $15,000 for an outstanding tenant improvement allowance at the Fresenius Medical Care – Shelbyville, KY property.

Lockbox and Cash Management. The ExchangeRight 49 Whole Loan is structured with a hard lockbox with springing cash management, into which the borrower is required to cause all rents to be deposited directly. Prior to a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the borrower’s operating account. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A Cash Trap Event Period will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the net cash flow debt service coverage ratio (tested quarterly) being less than 1.50x; and

(iii)	the monthly payment date occurring in March 2026 (unless a Permitted Transfer has occurred prior to such date; see “Permitted Transfer” section below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.55x for two consecutive calendar quarters; or

●	with regard to clause (iii), the date a Permitted Transfer occurs.

Permitted Transfer. A “Permitted Transfer” means either a Qualified Transfer or a Qualified REIT Transfer (as defined below). A Cash Trap Event Period (see “Lockbox and Cash Management Section”) will be triggered if a Permitted Transfer does not occur prior to the monthly payment date occurring in March 2026 (6 months prior to the maturity date of the ExchangeRight 49 Whole Loan).

A “Qualified Transfer” means any time following August 12, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 49 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 49 Borrower with such Approved Transferee (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 49 Whole Loan; (ii) ExchangeRight 49 Properties continues to be managed by a qualified manager; (iii) the Approved Transferee executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; (iv) immediately following a transfer, the Approved Transferee is in control of the ExchangeRight 49 Borrower and owns (directly or indirectly) 100% of the legal and beneficial ownership interests in the ExchangeRight 49 Borrower; and (v) if required by the lender, rating agency confirmation from each applicable rating agency.

“Approved Transferee” means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing; or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight 49 Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a net worth of at least $200,000,000 and total assets of at least $400,000,000, or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrow, and (6) is not a Delaware statutory trust.

An “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense, is not a sanctioned target, and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments against it or its interests and (v) is not a crowdfunded entity and is not owned by a crowdfunded entity.

A “Qualified REIT Transfer” means any time following August 12, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 49 Borrower to an Approved REIT (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 49 Borrower with such Approved REIT (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i)

A-3-80

Property Types – Various	Loan #8	Cut-off Date Balance:	$23,800,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

no event of default exists under the ExchangeRight 49 Whole Loan; (ii) following a transfer, the existing borrower sponsor of the ExchangeRight 49 Whole Loan will (a) own at least a 1% direct or indirect equity ownership interest in each of the ExchangeRight 49 Borrower and any SPE component entity, (b) control the ExchangeRight 49 Borrower and SPE component entity, and (c) control the day-to-day operation of the ExchangeRight 49 Properties; (iii) if required by the lender, rating agency confirmation from each applicable rating agency; (iv) if the transfer would cause the transferee to acquire or to increase its direct or indirect interest in the ExchangeRight 49 Borrower to an amount equal to or greater than 25% (or 10% if such person is not formed, organized or incorporated in, or is not a citizen of the United States of America), such transferee and all other persons that would trigger such ownership thresholds in the ExchangeRight 49 Borrower are required to be a Qualified Transferee; (v) the Approved REIT (or other approved replacement guarantor) executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; and (vi) following a transfer, the Approved REIT will own, directly or indirectly, no less than 51% of the legal and beneficial ownership interests in the ExchangeRight 49 Borrower and SPE component entity (a “Qualified REIT Transfer”).

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the borrower sponsor in an amount that is not less than 1% of all equity interests, and (b) under the control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times owned, directly or indirectly, by the borrower sponsor in an amount not less than 51% of all equity interests, and controlled by the borrower sponsor; and (iii) is otherwise reasonably acceptable to the lender in all respects.

Property Management. The ExchangeRight 49 Properties are managed by NLP Management, LLC, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Rights of First Refusal. The single tenant at each of the following seven properties has a right of first refusal (“ROFR”) to purchase the related property: CVS Pharmacy – Waukegan, IL, Pick ‘n Save – Wauwatosa, WI, Valspar Industrial – Massillon, OH, Walgreens – Chicago (Foster Pl), IL, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, and Walgreens – Saint Joseph, MO. Each ROFR is not extinguished by a foreclosure of the related property; however, each ROFR does not apply to foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the property insurance policy required to be maintained by the borrower provide coverage for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight 49 Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus

A-3-81

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,365,435
501 Great Circle Road	501 Great Circle	Cut-off Date LTV:	63.5%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

A-3-82

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,365,435
501 Great Circle Road	501 Great Circle	Cut-off Date LTV:	63.5%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

Cigna
The Clever Factory
GREAT CIRCLE ROAD
501
Quest Diagnostics
Bridge to Parking
Cumberland River Trail
Ted Rhodes Fields
Great Circle Rd.
Aegis Sciences Owned Lab
Cigna
Accent Cumberland
Developer: Westplan Investors
282 Units

DOWNTOWN NASHVILLE
GERMANTOWN
65
Knox at MetroCenter
Developer: Embrey Partners, Ltd.
400 Units
METROCENTER / NORTH RHODES PARK
Watkins College of Art
BUENA VISTA HEIGHTS
Rosa L Parks Blvd.
Accent Cumberland
Developer: Westplan Investors
282 Units
Tennessee Titans Practice Fields
Cigna
Aegis Sciences Owned Lab
Ted Rhodes Fields
Postmates
Great Circle Rd.
GREAT CIRCLE ROAD
501
Quest Diagnostics
Bridge to Parking
Cumberland River Trail
Mainstream Dr.
The Clever Factory

A-3-83

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,365,435
501 Great Circle Road	501 Great Circle	Cut-off Date LTV:	63.5%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

501 Great Circle
501 Great Circle Road
Nashville, TN 37228
Hendersonville
SUMNER COUNTY
CHEATHAM COUNTY
DAVIDSON COUNTY
WILSON COUNTY
Ashland City
Madison
Lakewood
Old Hickory Lake
Green Hill
Mount Juliet
NASHVILLE
Nashville International Airport
J. Percy Priest Reservoir
Rural Hill
Belle Meade
Forest Hills
Oak Hill
Brentwood
La Vergne
WILLIAMSON COUNTY
Nolensville
Smyrna
Franklin
RUTHERFORD COUNTY
Trinity Hills Park
Brick Church Park
Moorams Arm Rd
Whites Creek Pike
Bridge Church Pike
Haynes Area
American Baptist College
Tennessee Titans HQ
Ted Rhodes Fields
Cigna-HealthSpring
Diamond Sound Studios
County Hospital Rd
Ted Rhodes Golf Course
Clarksville Pike
Cass St
North Nashville
Buchanan St
Cumberland River
Bordeaux Gardens Park
Ed Temple Blvd
Dr. Db Todd Jr Blvd
Rosa L Parks Blvd
3rd Ave N.
Meridian St
DAVIDSON COUNTY
Tennessee State Museum
First Horizon Park
East Bank
Jefferson St
Hale Stadium
Heiman St
Tennessee State University
Hadley Park Regional Center
Fisk University
State Capitol
Nissan Stadium
Centennial Blvd
TSU Performing Arts Ctr.
NASHVILLE
Dr. MLK Jr Blvd
DOWNTOWN NASHVILLE
2nd Ave N.
Music City Star
Nashville City Center
AT&T Building
Bridgestone Arena
West Nashville
Clifton Pike
Frist Art Museum
Demonbreun St
Country Music Hall of Fame
St. Thomas Midtown Hospital
Church St
Music City Center
TriStar Centennial Med. Ctr.
Midtown
The Parthenon
Centennial Park
South St
Nashville Intl. Airport 6 miles
Sylvan Heights
Nashville Ballet
N. 51st Ave
N. 46th Ave
N. 42nd Ave
Vanderbilt Stadium
Vanderbilt Univ. Medical Center
Music Row
E S Rose Park
Adventure Science Center
Edgehill Ave
Murphy Rd
Vanderbilt Recr & Wellness Center
Vanderbilt University
VA Nashville Campus
S. 12th Ave
McCabe Golf Course

A-3-84

No. 9 – 501 Great Circle

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Oceanview Commercial Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – Suburban
Original Principal Balance:	$23,400,000			Location:	Nashville, TN
Cut-off Date Balance(1):	$23,365,435			Size:	109,295 SF
% of Initial Pool Balance:	3.1%			Cut-off Date Balance Per SF(1):	$214.10
Loan Purpose:	Refinance			Maturity Date Balance Per SF:	$169.63
Borrower Sponsor:	Ian L. Ross			Year Built/Renovated:	1985/2021
Guarantor:	Ian L. Ross			Title Vesting:	Fee
Interest Rate:	3.8600%			Property Manager:	Southeast Venture, LLC
Note Date:	November 5, 2021			Current Occupancy (As of):	100.0% (10/1/2021)
Seasoning:	1 month			2020 Occupancy(5):	100.0%
Maturity Date:	November 6, 2031			2019 Occupancy(5):	NAV
IO Period:	0 months			2018 Occupancy(5):	NAV
Loan Term (Original):	120 months			2017 Occupancy(5):	NAV
Amortization Term (Original):	360 months			As-Is Appraised Value(7):	$36,775,000
Loan Amortization Type:	Amortizing Balloon			As-Is Appraised Value Per SF:	$336.47
Call Protection:	L(24),D(92),O(4)			As-Is Appraisal Valuation Date:	August 24, 2021
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information(7)
Additional Debt:	Yes			TTM 7/31/2021 NOI(8):	$881,702
Additional Debt Type (Balance):	Mezzanine ($2,800,000)			YE 2020 NOI:	$353,691
				YE 2019 NOI(6):	NAV
				YE 2018 NOI(6):	NAV
				U/W Revenues:	$3,346,085
				U/W Expenses:	$1,041,193
Escrows and Reserves(2)				U/W NOI(1):	$2,331,892
	Initial	Monthly	Cap	U/W NCF:	$2,200,247
Taxes	$59,308	$29,654	NAP	U/W DSCR based on NOI/NCF(1):	1.77x / 1.67x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	10.0% / 9.4%
Replacement Reserve	$660,000	$1,822	(3)	U/W Debt Yield at Maturity based on NOI/NCF(1):	12.6% / 11.9%
TI/LC Reserve	$0	13,622(4)	NAP	Cut-off Date LTV Ratio(1):	63.5%
Aegis TI/LC Reserve	$300,000	$0	NAP	LTV Ratio at Maturity (1):	50.4%

Sources and Uses
Sources			Uses
Original loan amount	$23,400,000	89.3%	Refinance Amount	$19,459,536	74.3%
Mezzanine loan	2,800,000	10.7%	Reserves	$1,019,308	3.9%
			Closing Costs	$787,050	3.0%
			Return of Equity	$4,934,106	18.8%
Total Sources	$26,200,000	100.0%	Total Uses	$26,200,000	100.0%

(1)	The Cut-off Date Balance Per SF, U/W Debt Yield Based on NOI, U/W DSCR based on NCF, and Cut-off Date LTV Ratio based on the 501 Great Circle Mortgage Loan (as defined below) and the 501 Great Circle Mezzanine Loan (as defined below) are $239.72, 8.90%, 1.31x, and 71.2%, respectively. See “Subordinate and Mezzanine Indebtedness” below.

(2)	See “Escrows” section below.

(3)	The 501 Great Circle Mortgage Loan documents require a replacement reserve cap of $660,000. Once the roof replacement is complete per the Property Conditions Assessment report, the Replacement Reserve Cap is will be reduced to $125,000 and replenished if used at a monthly amount of $1,822.

(4)	Monthly TI/LC Reserve shall commence on the payment date of May 6, 2026, an amount equal to $13,662 per month.

(5)	Represents annual occupancy for each year.

(6)	YE 2018 NOI and YE 2019 NOI are not available due to the acquisition of the 501 Great Circle Property in 2019.

(7)	While the 501 Great Circle Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 501 Great Circle Mortgage Loan more severely than assumed in the underwriting of the 501 Great Circle Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

A-3-85

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,365,435
501 Great Circle Road	501 Great Circle	Cut-off Date LTV:	63.5%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

(8)	At time of acquisition in 2019, the 501 Great Circle Property (as defined below) was approximately 60% vacant. JumpCrew LLC (“JumpCrew”) executed a 10 year lease term on July 20, 2019 with a June 30, 2020 commencement date, a September 15, 2020 delivery date, and an April 13, 2021 rent commencement date. The increase from TTM 7/31/2021 NOI to U/W NOI is driven by JumpCrew commencing rent payment April 13, 2021 and includes rent steps through July 2022 totaling $292,460.

The Mortgage Loan. The mortgage loan (the “501 Great Circle Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee simple interest in a 109,295 square foot office building located in Nashville, TN (the “501 Great Circle Property”).

The Borrower and Borrower Sponsor. The Borrower is MTP - 501 Great Circle, LLC (the “501 Great Circle Borrower”), a Delaware limited liability company and has one independent director. Legal counsel to the 501 Great Circle Borrower delivered a non-consolidation opinion in connection with the origination of the 501 Great Circle Mortgage Loan.

The Borrower Sponsor and non-recourse carveout guarantor is Ian L. Ross (the “501 Great Circle Borrower Sponsor”), the founder and managing principal of SomeraRoad Inc. (“SomeraRoad”). Mr. Ross is responsible for the oversight and management of the SomeraRoad’splatform across all business verticals. He is the Chairman of the Executive Committee, and as the Chairman, he is responsible for final investment decision making and business plan development. Mr. Ross founded SomeraRoad in 2016 and has since built the firm into a diversified and vertically integrated commercial real estate investment and development firm with over $900 million in deployed equity in 50+ markets with approximately 23 million square feet acquired totaling approximately $2 billion in total transactions. An affiliate of the guarantor is subject to litigation. See “Description of the Mortgage Pool–Loan Purpose; Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The 501 Great Circle Property is located on a 6.22-acre parcel known as 501 Great Circle Road in Nashville, TN. The 501 Great Circle Property is a suburban 3-story office building originally built in 1985 and renovated in 2021, with access to 540 parking spaces (4.94 per 1,000 SF) under a recorded easement. The 501 Great Circle Property is adjacent to the Tennessee Titans practice facility and the Cumberland River Greenway, a multi-use paved trail that follows the winding course of the Cumberland River to downtown Nashville. Primary access to the subject neighborhood is provided by Interstate Highway 65 and Rosa Parks Boulevard (Hwy 41-A), Mainstream Drive, and Great Circle Road. Interstate Highway 65 is primarily an eight-lane, variable width right-of-way, traversing the neighborhood in an east-west direction. Great Circle Road and Mainstream Drive provide direct access to the 510 Great Circle Property. Post-acquisition, the 501 Great Circle Borrower invested approximately $2.00 million in overall renovations at the 501 Great Circle Property consisting of a full lobby renovation, restrooms, common areas, yoga and locker rooms. The 501 Great Circle Property as of October 1, 2021 is 100% occupied and leased to two tenants: Aegis Sciences Corporation (“Aegis”) and JumpCrew, LLC (“JumpCrew”).

The Aegis and JumpCrew leases at the 501 Great Circle Property require an aggregate of 540 parking spaces between them, but per the survey, the 501 Great Circle Property only contains 384 spaces. There is a parcel of land adjacent to the 501 Great Circle Property that has been used informally for the necessary additional 156 parking spaces. The 501 Great Circle Borrower and adjoining property owner entered into a permanent easement at origination, which provides the 501 Great Circle Property with the right to use at least 156 parking spaces on the adjacent parcel. The zoning report indicates that applicable legal requirements only require 364 parking spaces (including 19 handicapped spaces), while the 501 Great Circle Property has 384 parking spaces (including 19 handicapped spaces).

Major Tenants.

JumpCrew LLC (61,900 square feet; 56.6% of net rentable area; 61.6% of underwritten base rent; April 30, 2031 lease expiration) – JumpCrew leases 61,900 sq. ft. on the second and third floors of the 501 Great Circle Property and serves as its national headquarters. In 2020, JumpCrew consolidated its leased spaces from a variety of Nashville locations to the 501 Great Circle Property. JumpCrew is an acquisition marketing platform focused on integrating digital technology and sales solutions to help their clients increase revenue by building awareness, driving leads, and converting sales. The company works with a growing roster of clients in publishing, healthcare, media, and technology to help them build awareness, increase leads, and convert sales. Since its founding in late 2016, the company has raised over $17.5 million in investment and grown its enterprise client roster to over 50 customers including Alibaba, Zillow, British Petroleum, Experian, Twitter, Waze, and Unilever.

Aegis Sciences Corporation (47,395 square feet; 43.4% of net rentable area; located on the first floor; 38.4% of underwritten base rent; June 30, 2031 lease expiration) - Aegis has occupied the 501 Great Circle Property since 2012, initially occupying 36,000 sq. ft. at the 501 Great Circle Property and later increased and consolidated its space from other locations to the 501 Great Circle Property in 2017. Aegis uses the demised premises as lab space, executive offices, cubicles, flex working space, meeting rooms, and storage. Aegis invested approximately $2 million in 2015 for its tenant space renovations and build-out of a state-of-the-art molecular lab and also invested $1 million for lab expansion in 2020-2021. Aegis delivers information related to medication compliance, substance abuse, and drug-drug interactions through definitive testing of urine, oral fluid, or blood specimens. Their healthcare testing services are designed for the needs of healthcare specialties in the areas of Pain Management, Behavioral and Mental Health, Substance Use Disorder, Prenatal, and Chronic Disease Management. Aegis provides information for enhanced patient care to a wide array of clinicians that serve Medicare, managed Medicaid, the commercially insured, and workers' compensation populations. In addition to healthcare testing services, Aegis offers anti-doping and forensic testing services to professional and amateur sports organizations, and college and university athletic programs. Aegis’s BioPharma lab provides molecular diagnostic services, including clinical trial services, pharmacogenetic testing, and other services. The tenant uses the subject premises for its BioPharma Lab location. Aegis is the largest COVID tester in middle Tennessee.

A-3-86

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,365,435
501 Great Circle Road	501 Great Circle	Cut-off Date LTV:	63.5%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

The following table presents certain information relating to the tenancy at the 501 Great Circle Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants

JumpCrew LLC	NR/NR/NR	61,900	56.6%	$26.00	$1,609,400	61.6%	4/30/2031	2-5yr	N
Aegis Sciences Corporation(3)	NR/NR/NR	47,395	43.4%	$21.20	$1,004,774	38.4%	6/30/2031	2-5yr	N

Total Major Tenants		109,295	100.0%	$23.92	$2,614,174	100.0%

Occupied Collateral		109,295	100.0%	$23.92	$2,614,174	100.0%

Vacant		0	0.0%

Collateral Total		109,295	100.0%

(1)	Information obtained from the underwritten rent roll dated 10/01/2021.

(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through July 2022 totaling $292,460.
(3)	The tenant has a one-time option to reduce its premises by 14,197 RSF, with written notice to the 501 Great Circle Borrower no earlier than July 1, 2022 and no later than June 30, 2024 and taking effect six months later.

The following table presents certain information relating to the lease rollover schedule at the 501 Great Circle Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF(2)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	2	109,295	100.0%	109,295	100.0%	$2,614,174	100.0%	$23.92
Thereafter	0	0	0.0%	109,295	100.0%	$0	0.0%	$0.00
Vacant		0	0.0%	109,295	100.0%	$0	0.0%	$0.00
Total/Weighted Average	2	109,295	100.0%			$2,614,174	100.0%	$23.92

(1)	Information obtained from the underwritten rent roll dated 10/01/2021.

(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through July 2022 totaling $292,460

A-3-87

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,365,435
501 Great Circle Road	501 Great Circle	Cut-off Date LTV:	63.5%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

The following table presents historical occupancy percentages at the 501 Great Circle Property:

Historical Occupancy

2019	2020	10/1/2021(1)
NAV	100.0%	100.0%
(1)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of October 1, 2021, the 501 Great Circle Property is open and operating. Approximately 100.0% of tenants by underwritten base rent and 100.0% of tenants by net rentable area paid full rent through September. The first payment date for the 501 Great Circle Mortgage Loan will be December 6, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 501 Great Circle Property:

Cash Flow Analysis(1)

	2020	TTM 7/31/2021	U/W	%(2)	U/W $ per SF
Base Rent	$1,126,354	$1,552,685	$2,614,174(3)	72.7%	$23.92(3)
Grossed Up Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$1,126,354	$1,552,685	$2,614,174	72.7%	$23.92
Total Recoveries(4)		224,964	983,767	27.3	9.00
Net Rental Income	$1,126,354	$1,777,649	$3,597,941	100.0%	$32.92
(Vacancy & Credit Loss)	0	0	(251,856)	(7.0)	(2.30)
Effective Gross Income	$1,126,354	$1,777,649	$3,346,085	93.0%	$30.62

Real Estate Taxes	191,887	198,667	355,850	10.6	3.26
Insurance	28,341	27,216	38,809	1.2	0.36
Management Fee	44,467	52,742	100,383	3.0	0.92
Other Operating Expenses	507,967	617,322	519,151	15.5	4.75
Total Operating Expenses	$772,662	$895,947	$1,014,193	30.3%	$9.28

Net Operating Income(5)	$353,691	$881,702	$2,331,892	69.7%	$21.34
Replacement Reserves	16,394	0	21,859	0.7	0.20
TI/LC	0	0	109,787	3.3	1.00
Net Cash Flow	$337,297	$881,702	$2,200,247	65.8%	$20.13

NOI DSCR(6)	0.27x	0.67x	1.77x
NCF DSCR(6)	0.26x	0.67x	1.67x
NOI Debt Yield(6)	1.5%	3.8%	10.0%
NCF Debt Yield(6)	1.4%	3.8%	9.4%

(1)	YE 2018 and YE 2019 historical operating performance are not available due to the acquisition of the 501 Great Circle Property in 2019.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Net Rental Income Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The Annual U/W Base Rent includes rent steps through July 2022 totalling $292,460.

(4)	Aegis and JumpCrew leases are triple net leases.

(5)	The increase from TTM 7/31/2021 net operating income to U/W net operating income is driven by JumpCrew commencing rent payment April 13, 2021 and includes rent steps through July 2022 totalling $292,460.

(6)	The NOI and NCF DSCR and the NOI and NCF Debt Yield are based on the 501 Great Circle Mortgage Loan.

Appraisal. The appraiser concluded to an “As-Is” market value of $36,775,000 as of August 24, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated September 7, 2021, there are no recognized environmental conditions identified at the 501 Great Circle Property. The 501 Great Circle Property is located on two former landfills, the Metrocenter Municipal Landfill (“Metrocenter Landfill”) and the Metro Center Aladdin Properties Landfill (“Aladdin Landfill”), which overlapped at Great Circle Road with the Metrocenter Landfill to the west of Great Circle Road and the Aladdin Landfill to the east. The two former landfills, which have obtained regulatory closure and which remain subject to institutional and/or engineering controls, constitute controlled recognized environmental conditions for which the assessment recommended no further action to be taken by the 501 Great Circle Borrower. In addition, a 2006 Phase II of the 501 Great Circle Property did not identify impacts to the 501 Great Circle Property above regulatory levels or requiring current action. In case of future redevelopment of the 501 Great Circle Property that

A-3-88

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,365,435
501 Great Circle Road	501 Great Circle	Cut-off Date LTV:	63.5%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

would disturb underlying materials, the Phase I environmental assessment recommended that a soil management plan be implemented at the 501 Great Circle Property.

Market Overview and Competition. The 501 Great Circle Property is located in Nashville, Tennessee in the MetroCenter Submarket between the Nations and Germantown neighborhoods. The MetroCenter submarket is well-positioned with close proximity to the Nashville Central Business District (CBD), as well as high-end urban residential areas including Germantown. There are several multifamily developments within 0.5 miles of the 501 Great Circle Property catering to live and work environments. The 501 Great Circle Property is adjacent to the Tennessee Titans practice facility and the Cumberland River Greenway, a multi-use paved trail that follows the winding course of the Cumberland River to Nashville CBD.

Primary access to the subject neighborhood is provided by Interstate Highway 65 located approximately 1.5 miles and Rosa Parks Boulevard (Hwy 41-A) located approximately 0.5 miles, Mainstream Drive, and Great Circle Road. Interstate Highway 65 is primarily an eight-lane, variable width right-of-way, traversing the neighborhood in an east-west direction. Great Circle Road and Mainstream Drive provide direct access to the 501 Great Circle Property.

According to a third-party market research report, the 501 Great Circle Property is situated within the MetroCenter Submarket of Nashville, TN Office Market. As June 30, 2021, the submarket reported a total inventory of approximately 3.4 million square feet, representing approximately 3.5% of Nashville’s Office market.

According to a third party market research report, the estimated 2021 population within a one, three, and five-mile radius is 5,587, 73,750 and 201,432, respectively. The average household income within the same radii is $47,714, $70,409, and $84,198, respectively.

The appraiser identified eight competitive office buildings in the marketplace with direct rents ranging from $22.50 to $33.00 per square foot, triple net basis. The appraiser concluded to a market rent of $26.00 per square foot, triple net basis.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 501 Great Circle Property:

Market Rent Summary(1)

Office
Market Rent (PSF)	$26.00
Lease Term (Months)	65
Lease Type (Reimbursements)	NNN
Rent Increase Projection	2.5% per annum
Tenant Improvements (New/Renew (PSF)	$40.00 / $20.00
Free Rent (Months)	5
(1)	Information obtained from the appraisal.

A-3-89

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,365,435
501 Great Circle Road	501 Great Circle	Cut-off Date LTV:	63.5%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

The table below presents certain information relating to comparable sales pertaining to the 501 Great Circle Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
The Willoughby 746 Willoughby Avenue	Atlanta, GA	2018/NAP	100.0%	59,594	Aug-19	$23,800,000	$399.37
Two Greenway Centre 302 Innovation Drive	Franklin, TN	2016/NAP	87.0%	155,326	Dec-19	$43,500,000	$280.06
134 Meeting Street Building 134 Meeting Street	Charleston, SC	1987/2015	93.0%	71,947	Sep-20	$23,750,000	$330.10
Creekside Crossing 6,8,10,12 Cadillac Drive	Brentwood, TN	1998/2007	85.0%	483,398	Dec-20	$129,000,000	$266.86
Morrocroft Centre 6801 & 6805 Morrison Boulevard & 4064 Colony Road	Charlotte, NC	1992/NAP	95.0%	291,792	Jul-21	$108,000,000	$370.13
Gateway Plaza I & Maryland Park Center 5409 Maryland Way	Brentwood, TN	1996/2015	95.0%	126,544	Jun-19	$31,825,000	$251.49
(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable office leases related to 501 Great Circle Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
501 Great Circle (subject) Nashville, TN	1985/2021	109,295(2)	100.0%(2)
Werthan Building at Taylor Place 601 Taylor Street Nashville, TN	2021/NAP	64,699	NAV	Smith Gee Studio	9,173	May-2021	10 Yrs.	$29.00	NNN
Nashville House 1 Vantage Way Nashville, TN	1974/2006	192,473	97.0%	NAV	39,600	NAV	NAV	$41.50	FSG
Sylvan Supply 4101 Charlotte Avenue Nashville, TN	2020/NAP	210,000	54.0%	Accenture	28,201	Feb-2020	10.3 Yrs.	$28.25	NNN
Sheds on Charlotte 2204-2212 Charlotte Avenue Nashville, TN	2017/NAP	85,032	100.0%	Flood, Bumstead, McCready	8,500	Oct-2019	7.4 Yrs.	$31.00	NNN
Plaza I & II 210-220 Athens Way Nashville, TN	1985/2005	156,279	94.0%	BrightSpring Health Services	3,288	Jan- 2021	5.4 Yrs.	$26.95	Gross
Highland Ridge Collection 535 Marriott Drive Nashville, TN	1988/NAP	478,423	49.0%	BIA (GSA)	22,275	June-2020	5 Yrs.	$25.50	BY
Riverview Office Building 545 Mainstream Drive Nashville, TN	1982/2015	85,519	97.0%	ABM Industries	1,720	July-2020	3 Yrs.	$25.00	FSG

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

A-3-90

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,365,435
501 Great Circle Road	501 Great Circle	Cut-off Date LTV:	63.5%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

Escrows.

Taxes - The 501 Great Circle Mortgage Loan documents require an upfront real estate tax reserve of $59,308 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $29,654).

Insurance - The 501 Great Circle Mortgage Loan documents do not require upfront or ongoing monthly insurance reserves so long as no event of default has occurred and is continuing and the 501 Great Circle Property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserve - The 501 Great Circle Mortgage Loan documents require an upfront replacement reserve (the “Replacement Reserve”) totaling $660,000 (the “Replacement Reserve Cap”). If used, the Replacement Reserve is required to be replenished back to the Replacement Reserve Cap at a monthly amount of $1,822. Once the roof replacement is complete per the Property Conditions Assessment report, the Replacement Reserve Cap is required to be reduced to $125,000 and replenished if used at a monthly amount of $1,822.

Aegis TI/LC Reserve - The 501 Great Circle Mortgage Loan documents require an Aegis TI/LC Reserve of $300,000. Per the Aegis lease, the tenant is to receive from the landlord $300,000 of TI in connection with a one-time option to downsize between January 1, 2023 and January 1, 2025 or, in the event the option to downsize is not exercised, after January 1, 2025.

TI/LC Reserve - Commencing on the payment date of May 6, 2026, an amount equal to $13,662 per month is required to be funded monthly.

Lockbox and Cash Management. The 501 Great Circle Mortgage Loan is structured with a hard lockbox and springing cash management provisions. A cash flow sweep is triggered by the following:

(i) after an event of default occurs under the 501 Great Circle Mortgage Loan (following any required notice and the expiration of the applicable cure periods) and continuing for the term of the 501 Great Circle Mortgage Loan or, provided that there are not more than two cures or a default or any bankruptcy default, until the lender accepts a cure of the related event of default; or

(ii) if the debt service coverage ratio is less than 1.20x until the debt service coverage ratio is equal to or greater than such threshold for two (2) consecutive quarters;

(iii) if the “Trigger Lease Event” (as defined below) is continuing with respect to any “Trigger Lease” (as defined below), until the occurrence of the related “Trigger Lease Cure” (as defined below); and

(iii) after an event of default occurs under the 501 Great Circle Mezzanine Loan (following any required notice and the expiration of the applicable cure periods) and continuing for the term of the 501 Great Circle Mezzanine Loan or until a cure of the related event of default in accordance with the 501 Great Circle Mezzanine Loan documents.

A “Trigger Lease Event” means any of the following with respect to a Trigger Lease (and the related “Trigger Lease Cure” is as noted below):

(i) the tenant is delinquent in payment of rent more than 60 days (but if the applicable tenant has been more than 30 days in arrears at any other time during the previous 12 months, or the rent payable by such tenant, together with the rent payable by all other Trigger Tenants then in arrears, exceeds 10% of all rents, the 60-day period is reduced to 30 days) (until such tenant has been current in the payment of all rent for 90 days);

(ii) that the tenant or its parent company is subject of bankruptcy proceeding (until it has affirmed its lease, without an amendment, and exited bankruptcy under a confirmed plan of reorganization; or, for a tenant’s parent, is solvent to the lender’s satisfaction for two consecutive quarters or is no longer the subject of a bankruptcy proceeding);

(iii) for five (5) consecutive Business Days (except for temporary closures for repairs, restoration, or rehabilitation), the tenant vacates, surrenders or ceases to conduct its normal business operations, in each such event, at substantially all of its demised premises (including without limitation, utilizing substantially less than all of the demised premises, personnel or equipment utilized as of the orignation date, and including by means of subleasing all or substantially all of its demised premises, other than subleases entered into in compliance with this Agreement), or otherwise “goes dark”, or has notified the 501 Great Circle Borrower of the intent to do any of the foregoing, or failed to timely open for business as required by its lease (until the tenant is operating and open for business in substantially all of its space for not less than 90 consecutive days and delivered an acceptable estoppel), provided, however, that such “go-dark” event will not be a “Trigger Lease Event” with respect to Aegis or JumpCrew if such “go-dark” event:

(1)(A) is the result of such tenant complying with (I) a mandatory stay-at-home order (or a similar mandatory order prohibiting such tenant from occupying and operating at the space demised to such tenant

A-3-91

Office – Suburban	Loan #9	Cut-off Date Balance:	$23,365,435
501 Great Circle Road	501 Great Circle	Cut-off Date LTV:	63.5%
Nashville, TN 37228		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	10.0%

pursuant to the applicable lease) issued by a Governmental Authority having jurisdiction over such tenant and/or the 501 Great Circle Property relating to response to any pandemic, including, without limitation, the COVID-19 global pandemic or (II) internal safety compliance and protocols established by such tenant relating to any pandemic, including, without limitation, the COVID-19 global pandemic, and (B) such “go-dark” event lasts no longer than six (6) consecutive calendar months; or

(2) if such tenant “goes dark”, vacates or abandons (25%) or less of the space demised to such tenant pursuant to its Trigger lease;

(iv) that the tenant’s lease will expire in less than 18 months (as of the orgination date, December 31, 2029, for Aegis, and October 31, 2029, for JumpCrew) (until the tenant exercises the next renewal option available); or

(v) that the tenant has terminated or canceled its lease or given notice of intent to do so (until the tenant has revoked such notice and its lease is in full force and effect). Any Trigger Lease Event may be cured at such time as the entire space demised by such lease is leased to a new tenant(s) approved by the lender, and such replacement tenant has delivered an acceptable estoppel).

A “Trigger Lease” means each Lease with a Trigger Tenant, as such Lease may be amended, modified, restated, renewed, extended or assigned from time to time. A “Trigger Tenant” means, individually and collectively, Aegis and JumpCrew, and any replacement Tenant occupying all or portion of the space at the Property leased as of the Closing Date to such Trigger Tenant (and any parent company thereof or guarantor of such replacement Tenant’s Lease, as applicable).

Property Management. The 501 Great Circle Property is managed by Southeast Venture, LLC, a third-party property manager.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Shortly following the origination of the 501 Great Circle Mortgage Loan, Oceanview Life and Annuity Company, an affiliate of Oceanview Commercial Mortgage Finance, LLC, made a $2,800,000 mezzanine loan (the “501 Great Circle Mezzanine Loan”) to the sole member of the 501 Great Circle Borrower, which is secured by the sole member’s ownership interest in the 501 Great Circle Borrower. The 501 Great Circle Mezzanine Loan is coterminous with the 501 Great Circle Mortgage Loan and subject to an intercreditor agreement. The 501 Great Circle Mezzanine Loan accrues interest at a fixed per annum rate equal to 10.00% and amortizes on a 15 year schedule. See “Description of the Mortgage Pool–Additional Indebtedness-Mezzanine Indebtedness” in the Preliminary Prospectus.

The following table presents certain information relating to 501 Great Circle Mezzanine Loan:

	Mezzanine Loan Original Principal Balance	Mezzanine Loan Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
501 Great Circle Mezzanine Loan	$2,800,000	10.000%	120	180	0	1.31x	8.9%	71.2%

Ground Lease. None.

Terrorism Insurance. The 501 Great Circle Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 501 Great Circle Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 501 Great Circle Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-92

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A-3-93

	Loan #10	Cut-off Date Balance:	$20,700,000
Manufactured Housing	SSA Midwest MHC Portfolio	Cut-off Date LTV:	72.2%
Property Addresses - Various		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	9.3%

Huron

Bellevue

Wildwood

Werner Hancock

Whispering Pines

Pleasant Valley

Gaslight

Edgewood

Camelot South

Valley View

Rivers Bend

Twin Meadows

A-3-94

	Loan #10	Cut-off Date Balance:	$20,700,000
Manufactured Housing	SSA Midwest MHC Portfolio	Cut-off Date LTV:	72.2%
Property Addresses - Various		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	9.3%

Lake Superior
Marquette
Sault Ste. Marie
ONTARIO
Iron Mountain
WISCONSIN
Charlevoix
Alpena
Traverse City
Green Bay
Lake Huron
Appleton
Manistee
Cadillac
Harbor Beach
Manitowoc
Oshkosh
Ludington
Midland
Bay City
Sheboygan
MICHIGAN
Saginaw
Muskegon
Grand Rapids
Owosso
Flint
Burton
MILWAUKEE
Lake Michigan
Lansing
Bellevue
Ann Arbor
DETROIT
Rockford
Waukegan
Kalamazoo
Battle Creek
Windsor
Benton Harbor
CHICAGO
Lake Erie
Gary
South Bend
Toledo
IL
IN
OH

Marshall
Jackson
Ann Arbor
DETROIT
WINDSOR
Taylor
ONTARIO
MICHIGAN
Coldwater
Hillsdale
Monroe
Lake Erie
Angola
TOLEDO
Ohio Tpke
Delta
Maumee
Port Clinton
Bryan
Sandusky
Napoleon
Bowling Green
Fremont
IN
Defiance
Norwalk
Fostoria
Tiffin
FORT WAYNE
Findlay
OHIO
Decatur
Van Wert
Lima
Bucyrus
Mansfield
Kenton
Marion
Celina
Portland
Bellefontaine
Mount Vernon

Waterloo
WISCONSIN
Kenosha
Dubuque
Rockford
Elk Grove Village
Lake Michigan
Marshalltown
Cedar Rapids
Freeport
MI
Davenport
CHICAGO
IOWA
Iowa City
Rock Island
Gary
South Bend
Ottumwa
ILLINOIS
INDIANA
Burlington
Peoria
Farmington
Bloomington
Lafayette
Kirksville
Keokuk
Champaign
Quincy
Riverton
INDIANAPOLIS
Hannibal
Decatur
Moberly
Springfield
Terre Haute
MISSOURI
Effingham
Columbia
Bloomington
ST. LOUIS
Jefferson City
Vincennes
Mount Vernon
Rolla
Carbondale
Evansville
Lebanon
Owensboro
KY
Springfield
Cape Girardeau
Paducah
Bowling Green

Portland
New Bremen
Bellefontaine
Sidney
Delaware
Muncie
OHIO
Marysville
Westerville
Greenville
Urbana
Dublin
Troy
Hilliard
New Castle
Springfield
Union
COLUMBUS
Richmond
Dayton
Fairborn
Grove City
Pickerington
INDIANA
Eaton
Kettering
Xenia
Miamisburg
Lancaster
Oxford
Middletown
Washington Court House
Hamilton
Lebanon
Fairfield
Mason
Chillicothe
Montgomery
CINCINNATI
Hillsboro
Aurora
Forestville
Florence
Covington
Independence
Walton
Georgetown
Piketon
WAYNE NATIONAL FOREST
Portsmouth
Carrollton
Sparta
Williamstown
Maysville
KENTUCKY
Ashland

Saxonburg
New Brighton
Cranberry Township
BUTLER COUNTY
Fox Run
Economy
ALLEGHENY COUNTY
Aliquippa
Franklin Park
Tarentum
BEAVER COUNTY
Ambridge
McCandless
Allison Park
Lower Burrell
New Kensington
Sewickley
West View
Fox Chapel
Harmar Township
Plum
PITTSBURGH
Penn Hills
Murrysville
Robinson Township
Wilkinsburg
Monroeville
Carnegie
North Braddock
Noblestown
Baldwin
Bridgeville
Mt. Lebanon
West Mifflin
Duquesne
White Oak
Bethel Park
Upper St. Clair
McKeesport
Jefferson Hills
Clairton
Canonsburg
McMurray
WESTMORELAND COUNTY
WASHINGTON COUNTY
New Stanton
Washington
New Eagle

SSA Midwest MHC Portfolio

1	Twin Meadows	Burton, MI
2	Werner Hancock	Harmar Township, PA
3	Pleasant Valley	Owosso, MI
4	Whispering Pines	Midland, MI
5	Bellevue	Bellevue, MI
6	Edgewood	Springfield, OH
7	Wildwood	Carbondale, IL
8	Gaslight	Farmington, IL
9	Huron	Harbor Beach, MI
10	Camelot South	Delta, OH
11	Rivers Bend	Iron Mountain, MI
12	Valley View	Quincy, IL

A-3-95

No. 10– SSA Midwest MHC Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Portfolio
				Property Type – Subtype:	Manufactured Housing
	Original Principal Balance:	$20,700,000		Location:	Various
	Cut-off Date Balance:	$20,700,000		Size:	971 Pads
	% of Initial Pool Balance:	2.7%		Cut-off Date Balance Per Unit:	$21,318
	Loan Purpose(1):	Acquisition/Refinance		Maturity Date Balance Per Unit:	$18,454
	Borrower Sponsors:	Michael Forrest, Daniel Benedict, Steven Cherin, John Michael Calin and Dr. Anant J. Gandhi, as Trustee of the VGSB Realty Trust, under the Irrevocable Trust Agreement dated August 7, 2020		Year Built/Renovated:	Various/Various
	Guarantors:	Michael Forrest, Daniel Benedict, Steven Cherin, John Michael Calin and Dr. Anant J. Gandhi, as Trustee of the VGSB Realty Trust, under the Irrevocable Trust Agreement dated August 7, 2020		Title Vesting:	Fee
	Interest Rate:	3.9500%		Property Manager:	Evergreen Parkes LLC (borrower-affiliate)
	Note Date:	November 1, 2021		Current Occupancy (As of):	81.6% (9/13/2021)
	Seasoning:	1 month		YE 2020 Occupancy(3):	NAV
	Maturity Date:	November 6, 2031		YE 2019 Occupancy(3):	NAV
	IO Period:	36 months		YE 2018 Occupancy(3):	NAV
	Loan Term (Original):	120 months		YE 2017 Occupancy(3):	NAV
	Amortization Term (Original):	360 months		Appraised Value:	$28,680,000
	Loan Amortization Type:	Interest Only, Amortizing Balloon		Appraised Value Per Unit:	$29,537
	Call Protection:	L(25),D(91),O(4)		Appraisal Valuation Date(4):	Various
	Lockbox Type:	Springing		Underwriting and Financial Information(5)
	Additional Debt:	No		TTM NOI (8/31/2021):	$1,972,604
	Additional Debt Type (Balance):	NAP		YE 2020 NOI(3):	NAV
				YE 2019 NOI(3):	NAV
				YE 2018 NOI(3):	NAV
				U/W Revenues:	$3,307,088
				U/W Expenses:	$1,384,352
				U/W NOI:	$1,922,736
				U/W NCF:	$1,854,766
Escrows and Reserves(2)				U/W DSCR based on NOI/NCF:	1.63x / 1.57x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF:	9.3% / 9.0%
Taxes	$87,739	$16,712	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.7% / 10.4%
Insurance	$18,642	$5,918	NAP	Cut-off Date LTV Ratio:	72.2%
Replacement Reserve	$0	$5,664	NAP	LTV Ratio at Maturity:	62.5%
Deferred Maintenance	$490,866	$0	NAP
Sewer Reserve	$250,000	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$20,700,000	100.0%	Purchase Price	$11,800,000	57.0%
			Loan Payoff	5,650,060	27.3
			Upfront reserves	847,248	4.1
			Closing costs	1,100,389	5.3
			Return of equity	1,302,303	6.3
Total Sources	$20,700,000	100.0%	Total Uses	$20,700,000	100.0%

(1)	The SSA Midwest MHC Portfolio Mortgage Loan (as defined below) was used to acquire seven properties and refinance five properties.

(2)	See “Escrows” section for a full description of Escrows and Reserves.

(3)	The borrower sponsors acquired the SSA Midwest MHC Portfolio (as defined below) between 2019 and 2021; as such, historical occupancies and cash flows are not available.

(4)	Appraisal valuation dates of the SSA Midwest MHC Portfolio range from July 30, 2021 to August 11, 2021.

A-3-96

	Loan #10	Cut-off Date Balance:	$20,700,000
Manufactured Housing	SSA Midwest MHC Portfolio	Cut-off Date LTV:	72.2%
Property Addresses - Various		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	9.3%

(5)	While the SSA Midwest MHC Portfolio Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the SSA Midwest MHC Portfolio Mortgage Loan more severely than assumed in the underwriting of the SSA Midwest MHC Portfolio Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “SSA Midwest MHC Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in 12 manufactured housing community (“MHC”) properties located in twelve cities throughout Michigan, Illinois, Ohio and Pennsylvania (each, a “SSA Midwest MHC Portfolio Property”, and collectively, the “SSA Midwest MHC Portfolio”).

The Borrowers and Borrower Sponsors. The borrowers are twelve Delaware special purpose entities structured to be bankruptcy remote (each individually, a “SSA Midwest MHC Portfolio Borrower” and collectively, the “SSA Midwest MHC Portfolio Borrowers”). The borrower sponsors and non-recourse carveout guarantors of the SSA Midwest MHC Portfolio Mortgage Loan are Michael Forrest, Daniel Benedict, Steven Cherin, John Michael Calin and Dr. Anant J. Gandhi, as Trustee of the VGSB Realty Trust, under the Irrevocable Trust Agreement dated August 7, 2020.

Steven Cherin is a co-founder of SSA Capital Partner (“SSA”) and serves as general counsel. John Michael Calin is a member of the general partner of SSA and is responsible for sourcing deals directly from owners and property management. Mr. Calin is involved in all SSA’s properties and works with the on-site managers to ensure the operation of all of the properties. Mr. Calin has managed over 1,000 units and has invested in and managed manufactured housing communities since 2008. Daniel Benedict is the founder and president of Benedict Realty Group, also known as BRG Management, LLC (“BRG”). BRG is a privately held company founded over twenty years ago, which currently owns approximately 5,500 multi-family units in New York City and its boroughs, as well as over a million square feet of commercial properties. Michael Forrest, who is based in Michigan, has been involved in property management of commercial real estate for over 30 years, with 20 years of experience in managing multifamily properties and 10 years in managing manufactured housing properties.

The Properties. The SSA Midwest MHC Portfolio is a twelve-property manufactured housing community portfolio located in twelve different cities throughout Michigan, Illinois, Ohio and Pennsylvania, totaling approximately 971 pad sites. Six of the properties totaling 567 pad sites (58.4% of the SSA Midwest MHC Portfolio pad sites) are located in Michigan, three properties totaling 214 pad sites (22.0% of the SSA Midwest MHC Portfolio pad sites) are located in Illinois, two properties totaling 106 pad sites (10.9% of the SSA Midwest MHC Portfolio pad sites) are located in Ohio, and one property with 84 pad sites (8.7% of the SSA Midwest MHC Portfolio pad sites) is located in Pennsylvania. As of the September 13, 2021 rent rolls, occupancies range from 65.9% at the Twin Meadows property in Burton, Michigan to 94.6% at the Edgewood property in Springfield, Ohio and the SSA Midwest MHC Portfolio has a weighted average physical occupancy of 81.6%.

The SSA Midwest Portfolio Mortgage Loan collateral includes 199 Park Owned Homes (“POHs”) that are owned by the SSA Midwest MHC Portfolio Borrowers, including 47 lease to own homes. Pursuant to the SSA Midwest Portfolio Mortgage Loan documents, the lender has been granted a security interest in all POHs (affiliates of the SSA Midwest MHC Portfolio Borrower are not permitted to own homes in the SSA Midwest MHC Portfolio). The SSA Midwest MHC Portfolio Borrowers are additionally required to deliver all certificates of title to the lender to hold during the term of the SSA Midwest Portfolio Mortgage Loan, including in connection with any new homes acquired by a SSA Midwest MHC Portfolio Borrower. Neither the SSA Midwest MHC Portfolio Borrowers nor any affiliate is permitted to provide any financing of POHs at the SSA Midwest MHC Portfolio, except in connection with any lease purchase option. The SSA Midwest MHC Portfolio Borrowers are permitted to sell the POHs during the term of the SSA Midwest Portfolio Mortgage Loan either in connection with the exercise of a lease purchase option or in an arms’ length sale to the then-current tenant in such home and may also dispose of abandoned homes with no value. The SSA Midwest Portfolio Mortgage Loan documents contain a recourse carveout for losses in connection with the removal, sale, transfer, pledge, disposal or other disposition of any POHs or the creation or existence of any lien or encumbrance on any POHs in violation of the SSA Midwest Portfolio Mortgage Loan documents. No income from the home rentals of the POHs was included in the lender’s underwritten revenues; only the income derived from the related pad sites was underwritten. Under the SSA Midwest MHC Portfolio Mortgage Loan documents, such POHsmay not exceed 25.0% of the total pads at the SSA Midwest MHC Portfolio. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Manufactured Housing Properties” in the Preliminary Prospectus for limitations on the purchase, sale, and release of homes owned by the SSA Midwest MHC Portfolio Borrowers.

A-3-97

	Loan #10	Cut-off Date Balance:	$20,700,000
Manufactured Housing	SSA Midwest MHC Portfolio	Cut-off Date LTV:	72.2%
Property Addresses - Various		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information regarding the SSA Midwest MHC Portfolio:

SSA Midwest MHC Portfolio

Property Name – Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (Pads)(1)	Appraised Value	UW NOI(1)	% of UW NOI
Twin Meadows 1021 East Scottwood Avenue Burton, MI	$4,410,000	21.3%	65.9%	1958/NAP	211	$5,880,000	$395,696	20.6%
Werner Hancock Werner Camp Road Harmar Township, PA	$3,187,500	15.4%	86.9%	1950/NAP	84	$4,250,000	$345,045	17.9%
Pleasant Valley 1704 M 52 Owosso, MI	$2,130,000	10.3%	93.1%	1980/NAP	65	$2,840,000	$167,907	8.7%
Whispering Pines 227 West Olson Road Midland, MI	$2,103,250	10.2%	93.6%	1970-1980/NAP	109	$3,400,000	$189,900	9.9%
Bellevue 23951 15 Mile Road Bellevue, MI	$2,055,000	9.9%	93.4%	1970/NAP	76	$2,740,000	$177,650	9.2%
Edgewood 3834 Dayton Springfield Road Springfield, OH	$1,185,000	5.7%	94.6%	1950/1992	56	$1,580,000	$82,324	4.3%
Wildwood 173 Wildwood Dr Carbondale, IL	$1,143,750	5.5%	75.0%	1968/NAP	104	$1,525,000	$129,097	6.7%
Gaslight 101 West Pearl Street Farmington, IL	$937,500	4.5%	85.7%	1966/NAP	56	$1,250,000	$96,692	5.0%
Huron 163 Nelson Street Harbor Beach, MI	$909,000	4.4%	81.8%	1980/NAP	55	$1,360,000	$86,712	4.5%
Camelot South 3402 OH-109 Delta, OH	$900,000	4.3%	76.0%	1970/NAP	50	$1,350,000	$101,925	5.3%
Rivers Bend N 3905 Pine Mountain Road Iron Mountain, MI	$895,000	4.3%	80.4%	1970/NAP	51	$1,380,000	$66,742	3.5%
Valley View 2507 North 5th Street Quincy, IL	$844,000	4.1%	92.6%	1960/NAP	54	$1,125,000	$83,046	4.3%
Total/Weighted Average	$20,700,000	100.0%	81.6%		971	$28,680,000	$1,922,736	100.0%
(1)	Based on the underwritten rent roll.

The following table presents historical occupancy percentages at the SSA Midwest MHC Portfolio:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	9/13/2021(2)
NAV	NAV	NAV	81.6%

(1)	The SSA Midwest MHC Portfolio Borrowers acquired the SSA Midwest MHC Portfolio between 2019 and 2021; as such, historical occupancies are not available.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of November 5, 2021, the SSA Midwest MHC Portfolio are open and operating. The SSA Midwest MHC Portfolio Mortgage Loan is not subject to any modification or forbearance request. The first debt service payment of the SSA Midwest MHC Portfolio Mortgage Loan is due December 6, 2021.

A-3-98

	Loan #10	Cut-off Date Balance:	$20,700,000
Manufactured Housing	SSA Midwest MHC Portfolio	Cut-off Date LTV:	72.2%
Property Addresses - Various		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	9.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the SSA Midwest MHC Portfolio:

Cash Flow Analysis

	TTM 8/31/2020	U/W	%(1)	U/W $ per Pad
Base Rent	$3,134,095	$3,102,965	76.6%	$3,195.64
Grossed Up Vacant Space	0	694,900	17.2	715.65
Gross Potential Rent	$3,134,095	$3,797,864	93.8%	$3,911.29
Other Income(2)	244,436	250,764	6.2	258.25
Net Rental Income	$3,378,531	$4,048,628	100.0%	$4,169.55
(Vacancy & Credit Loss)	(6,313)	(741,540)(3)	(19.5)	(763.69)
Effective Gross Income	$3,372,218	$3,307,088	81.7%	$3,405.86

Real Estate Taxes	205,839	200,546	6.1	206.54
Insurance	69,001	76,155	2.3	78.43
Management Fee	173,515	198,425	6.0	204.35
Other Operating Expenses	951,259	909,225	27.5	936.38
Total Operating Expenses	$1,399,614	$1,384,352	41.9%	$1,425.70

Net Operating Income	$1,972,604	$1,922,736	58.1%	$1,980.16
Replacement Reserves	0	67,970	2.1	70.00
TI/LC	0	0	0.0	0.00
Net Cash Flow	$1,972,604	$1,854,766	56.1%	$1,910.16

NOI DSCR	1.67x	1.63x
NCF DSCR	1.67x	1.57x
NOI Debt Yield	9.5%	9.3%
NCF Debt Yield	9.5%	9.0%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income includes utility reimbursement, pet fees, late fees, insufficient fund fees andother miscellaneous income.

(3)	The underwritten economic vacancy is 19.5%. The SSA Midwest MHC Portfolio was 81.6% occupied as of September 13, 2021 based on total units.

Appraisal. As of the appraisal valuation dates of July 30, 2021 through August 11, 2021, the SSA Midwest MHC Portfolio had an appraised value of $28,680,000.

Environmental Matters. According to Phase I environmental site assessments dated from March 11, 2021 through August 16, 2021, there was no evidence of any recognized environmental conditions at the SSA Midwest MHC Portfolio.

Market Overview. The SSA Midwest MHC Portfolio is located across 12 cities in Michigan, Illinois, Ohio and Pennsylvania. The SSA Midwest MHC Portfolio is located across nine metropolitan statistical areas (“MSAs”) across the Midwest in Flint, MI MSA (one property, 21.7% of units, 21.3% of allocated loan amount), Lansing-East, MI MSA (one property, 6.7% of units, 10.3% of allocated loan amount), Saginaw, MI MSA (two properties, 16.9% of units, 14.6% of allocated loan amount), Battle Creek, MI MSA (one property, 7.8% of units, 9.9% of allocated loan amount), Springfield, OH MSA (one property, 5.8% of units, 5.7% of allocated loan amount), Carbondale-Marion, IL MSA (one property, 10.7% of units, 5.5% of allocated loan amount), Peoria, IL MSA (one property 5.8% of units, 4.5% of allocated loan amount), Toledo, OH MSA (one property, 5.1% of units, 4.4% of allocated loan amount), Green Bay, WI MSA (one property, 5.3% of units, 4.3% of allocated loan amount), one micropolitan statistical area in the Midwest in the Quincy, IL-MO MSA (one property, 5.6% of units, 4.1% of allocated loan amount), and one property in the northeast in the Pittsburgh, PA MSA (one property, 8.7% of units, 15.4% of allocated loan amount).

A-3-99

	Loan #10	Cut-off Date Balance:	$20,700,000
Manufactured Housing	SSA Midwest MHC Portfolio	Cut-off Date LTV:	72.2%
Property Addresses - Various		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the demographics for the SSA Midwest MHC Portfolio:

Demographics(1)

	2021 Population (3-mile radius)	2021 Population (5-mile radius)	2021 Avg Household Income (3-mile radius)	2021 Avg Household Income (5-mile radius)
Twin Meadows	55,327	130,658	$51,225	$55,287
Werner Hancock	31,083	85,579	$105,042	$97,850
Pleasant Valley	19,580	27,967	$56,409	$60,996
Whispering Pines	4,754	14,490	$79,315	$86,854
Bellevue	2,772	7,083	$70,977	$74,537
Edgewood	11,379	50,668	$73,240	$61,761
Wildwood	9,413	28,898	$49,840	$50,054
Gaslight	2,932	3,783	$68,212	$72,461
Huron	2,378	2,865	$62,376	$62,550
Camelot South	2,537	9,197	$82,267	$81,039
Rivers Bend	5,886	17,001	$78,962	$69,400
Valley View	25,552	43,276	$60,211	$67,428

(1)	Information obtained from appraisals.

The following table presents certain information relating to comparable rental information for the SSA Midwest MHC Portfolio:

Competitive Set Summary(1)

	Pads(2)	In-Place U/W Base Rent(2)	Competitive Set Average Rent	In-Place Vacancy(2)	Competitive Set Vacancy
Twin Meadows	211	$387	$359	34.1%	14.0%
Werner Hancock	84	$548	$419	13.1%	18.2%
Pleasant Valley	65	$364	$378	16.9%	10.9%
Whispering Pines	109	$358	$372	6.4%	14.0%
Bellevue	76	$286	$333	6.6%	9.2%
Edgewood	56	$297	$337	5.4%	7.8%
Wildwood	104	$187	$205	25.0%	13.0%
Gaslight	56	$211	$243	14.3%	34.4%
Huron	55	$285	$321	18.2%	44.8%
Camelot South	50	$370	$347	24.0%	23.0%
Rivers Bend	51	$236	$230	19.6%	3.4%
Valley View	54	$225	$198	7.4%	4.8%
Total/Weighted Average	971	$328	$329	18.4%	17.3%

(1)	Information obtained from appraisals.

(2)	Information obtained from the underwritten rent roll as of September 13, 2021.

Escrows.

Real Estate Taxes – The SSA Midwest MHC Portfolio Mortgage Loan documents require an upfront real estate tax reserve of $87,739 and ongoing monthly real estate tax reserves in the amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $16,712).

Insurance – The SSA Midwest MHC Portfolio Mortgage Loan documents require an upfront insurance reserve of $18,642 and an ongoing monthly insurance premium reserve in the amount equal to one-twelfth of the insurance premiums that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve months (initially $5,918).

Replacement Reserves – The SSA Midwest MHC Portfolio Mortgage Loan documents require ongoing monthly replacement reserves of $5,664.

Deferred Maintenance – The SSA Midwest MHC Portfolio Mortgage Loan documents require an upfront reserve of $490,866 for deferred maintenance.

Sewer Reserve – The SSA Midwest MHC Portfolio Mortgage Loan documents require an upfront reserve of $250,000 for sewer work at the SSA Midwest MHC Portfolio.

A-3-100

	Loan #10	Cut-off Date Balance:	$20,700,000
Manufactured Housing	SSA Midwest MHC Portfolio	Cut-off Date LTV:	72.2%
Property Addresses - Various		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	9.3%

Lockbox and Cash Management. The SSA Midwest MHC Portfolio Mortgage Loan requires a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the SSA Midwest MHC Portfolio Borrowers are required to establish a lender-controlled lockbox account and instruct any (1) tenant that, together with affiliates, represent (a) 5% or more of the total rental income for the applicable SSA Midwest MHC Portfolio Property or (b) 5% or more of the leasable pads at an individual SSA Midwest MHC Portfolio Property or (2) any tenant that is an affiliate of the SSA Midwest MHC Portfolio Borrowers to deposit rents into the lockbox account, and (ii) the SSA Midwest MHC Portfolio Borrowers or the property manager is required to deposit all rents received within two business days of receipt. Pursuant to the SSA Midwest MHC Portfolio Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the SSA Midwest MHC Portfolio Borrowers; and (b) if a Cash Sweep Event is in effect, funds will be applied in accordance with the SSA Midwest MHC Portfolio Loan Documents with excess cash flow held in an excess cash flow account controlled by the lender, to be held by the lender as additional security for the SSA Midwest MHC Portfolio Mortgage Loan.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	the SSA Midwest MHC Portfolio Borrower’s second late debt service payment within a 12-month period;

(iii)	a bankruptcy action of the SSA Midwest MHC Portfolio Borrowers, guarantors or property manager; or

(iv)	a Cash Management DSCR Trigger Event (as defined below).

A Cash Management Trigger Event will end upon the occurrence of:

•	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

•	with regard to clause (ii) above, when the debt service payments have been paid on time for 12 consecutive months;

•	with regard to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the SSA Midwest MHC Portfolio Borrowers or guarantor and within 120 days for the property manager, with respect to the manager, the SSA Midwest MHC Portfolio Borrowers replacing the property manager with a qualified manager acceptable to the lender; and

•	with regard to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x for the SSA Midwest MHC Portfolio Mortgage Loan.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the SSA Midwest MHC Portfolio Borrowers, guarantors or property manager; or
(iii)	a Cash Sweep DSCR Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

•	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

•	with regard to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the SSA Midwest MHC Portfolio Borrowers or guarantor and within 120 days for the property manager, with respect to the property manager, the SSA Midwest MHC Portfolio Borrowers replacing the property manager with a qualified manager acceptable to the lender; and

•	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x for the SSA Midwest MHC Portfolio Mortgage Loan.

Property Management. The SSA Midwest MHC Portfolio is managed by Evergreen Parkes, LLC, an affiliate of the SSA Midwest MHC Portfolio Borrowers.

Partial Release. After the lockout period and prior to the open period, the SSA Midwest MHC Portfolio Borrowers may obtain the release of an individual SSA Midwest property (the “SSA Release Property”) provided that, among other conditions, (i) no event of default has occurred and is continuing; (ii) the amount of the SSA Midwest MHC Portfolio Mortgage Loan defeased is 115% of the allocated loan amount for the SSA Release Property; (iii) the debt service coverage ratio for the remaining properties after such release is not less than the greater of (a) 1.57x and (b) the debt service coverage ratio for the remaining SSA Midwest MHC Portfolio Properties and the SSA Release Property for the preceding 12 months; and (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 72.2% and (b) the loan-to-value ratio for the remaining SSA Midwest MHC Portfolio Properties and the SSA Release Property to be released immediately preceding such release.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

A-3-101

	Loan #10	Cut-off Date Balance:	$20,700,000
Manufactured Housing	SSA Midwest MHC Portfolio	Cut-off Date LTV:	72.2%
Property Addresses - Various		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	9.3%

Terrorism Insurance. The SSA Midwest MHC Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the SSA Midwest MHC Portfolio Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the SSA Midwest MHC Portfolio, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-102

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A-3-103

No. 11 – Meadowood Mall

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail – Regional Mall
	Original Principal Balance(1):	$19,000,000		Location:	Reno, NV
	Cut-off Date Balance(1):	$19,000,000		Size:	456,841 SF
	% of Initial Pool Balance:	2.5%		Cut-off Date Balance Per SF(1):	$175.12
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$153.28
	Borrower Sponsor:	Simon Property Group, L.P.		Year Built/Renovated:	1978/2013
	Guarantor:	Simon Property Group, L.P.		Title Vesting:	Fee
	Mortgage Rate:	3.9300%		Property Manager:	MillsService Corp. (affiliate of borrower)
	Note Date:	November 5, 2021		Current Occupancy (As of)(5):	90.0% (10/13/2021)
	Seasoning:	0 months		YE 2020 Occupancy(5):	83.2%
	Maturity Date:	December 1, 2026		YE 2019 Occupancy(5):	86.3%
	IO Period:	NAP		YE 2018 Occupancy(5):	85.9%
	Loan Term (Original):	60 months		YE 2017 Occupancy(5):	87.5%
	Amortization Term (Original):	300 months		As-Is Appraised Value(6):	$227,100,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF(6):	$497.11
	Call Protection(2):	L(24),D(29),O(7)		As-Is Appraisal Valuation Date:	October 11, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(6)
	Additional Debt:	Yes		TTM NOI (8/31/2021)(7):	$14,404,663
	Additional Debt Type (Balance):	Pari Passu ($61,000,000) / B-Note ($28,000,000)(3)		YE 2020 NOI(7):	$13,103,258
				YE 2019 NOI(7):	$15,476,844
				YE 2018 NOI:	$15,671,837
				U/W Revenues:	$20,594,293
				U/W Expenses:	$4,726,478
Escrows and Reserves(4)				U/W NOI:	$15,867,815
	Initial	Monthly	Cap	U/W NCF:	$14,983,329
Real Estate Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1)(7):	3.15x / 2.98x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1)(7):	19.8% /18.7%
Leasing Reserve	$0	$76,140	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	22.6% / 21.4%
Replacement Reserves	$3,000,000	Springing	$228,420	Cut-off Date LTV Ratio(1):	35.2%
				LTV Ratio at Maturity(1):	30.8%

Sources and Uses
Sources			Uses
Original loan amount	$80,000,000	72.9%	Loan payoff(8)	$106,213,247	96.7%
B-Note	$28,000,000	25.5	Upfront reserves	3,000,000	2.7
Cash equity contribution	1,791,818	1.6	Closing costs	578,571	0.5

Total Sources	$109,791,818	100.0%	Total Uses	$109,791,818	100.0%

(1)	The Meadowood Mall Mortgage Loan (defined below) is part of the Meadowood Mall Senior Loan (defined below), which is part of the Meadowood Mall Whole Loan (defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yields, U/W Debt Yields at Maturity, U/W DSCRs, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Meadowood Mall Senior Loan.

(2)	If the traditional REMIC lockout period (which is 2 years from final piece of the mortgage loan being securitized) has not expired by January 1, 2026, defeasance will not be permitted until such REMIC lockout period expires, pursuant to the Meadowood Mall Whole Loan mortgage documents. Solely in this period in which defeasance is not permitted, the mortgage loan may be paid off in full with a yield maintenance premium.

(3)	See “Subordinate and Mezzanine Indebtedness” section.
(4)	See “Escrows” section.

(5)	Occupancy excludes temporary tenants.

(6)	While the Meadowood Mall Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Meadowood Mall Whole Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	See Operating History and Underwritten Net Cash Flow for detail on fluctuation in YE 2019 NOI, YE 2020 NOI, TTM NOI (8/31/2021) and U/W NOI.

(8)	The Meadowood Mall Whole Loan pays off an existing CMBS loan, securitized in GSMS 2012-GC6.

A-3-104

Retail – Regional Mall	Loan #11	Cut-off Date Balance:	$19,000,000
5000 Meadowood Mall Circle Reno, Nevada 89502	Meadowood Mall	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.2% 2.98x 19.8%

The Mortgage Loan. The mortgage loan (the “Meadowood Mall Mortgage Loan”) is part of a whole loan (the “Meadowood Mall Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $80,000,000 (the “Meadowood Mall Senior Loan”) and one subordinate note with an original principal balance of $28,000,000 (the “Meadowood Mall Subordinate Loan”). The Meadowood Mall Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $108,000,000 and is secured by a first deed of trust encumbering the borrower’s fee interest in an 456,841 square foot regional mall located in Reno, Nevada (the “Meadowood Mall Property”). The Meadowood Mall Mortgage Loan (evidenced by non-controlling note A-1), having an outstanding principal balance as of the Cut-off Date of $19,000,000, is being contributed to this transaction.

The Meadowood Mall Whole Loan was co-originated by Wells Fargo Bank, National Association, Bank of Montreal (“BMO”), Barclays Capital Real Estate Inc. (“Barclays”), 3650 Real Estate Investment Trust 2 LLC (“3650 A”) and 3650 Cal Bridge Reno LLC (“3650 B”). The borrower sponsor utilized the proceeds of the Meadowood Mall Whole Loan to refinance existing debt on Meadowood Mall Property, fund reserves and pay loan closing costs.

The table below summarizes the promissory notes that comprise the Meadowood Mall Whole Loan. The relationship between the holders of the Meadowood Mall Whole Loan is governed by a co-lender agreement. The Meadowood Mall Whole Loan will be initially serviced pursuant to the pooling and servicing agreement for WFCM 2021-C61. Following the securitization of the A-4 Note, the Meadowood Mall Whole Loan will be serviced under the pooling and servicing agreement governing such securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$19,000,000	$19,000,000	WFCM 2021-C61	No
A-2	$18,000,000	$18,000,000	Barclays	No
A-3	$18,000,000	$18,000,000	BMO	No
A-4	$25,000,000	$25,000,000	3650 A	Yes
Total Senior Notes	$80,000,000	$80,000,000
Subordinate Note
B	$28,000,000	$28,000,000	3650 B	No
Total (Whole Loan)	$108,000,000	$108,000,000

The Property. The Meadowood Mall Property is a one level, Class A regional mall totaling 456,841 owned square feet, located in Reno, Nevada. It is a traditional enclosed mall with multiple wings and entrances, containing a food court and department store anchors. Built in 1978 and most recently renovated in 2013, the property is situated on a 48.8-acre parcel and contains 3,368 parking spaces (5.60/1,000 SF). Collateral anchor tenants include Macy’s (“Macy’s (suite XC)”), Dick’s Sporting Goods, and Crunch Fitness. Non-collateral anchors include Macy’s Women’s, JC Penney and Round 1, which is located in a portion of a former Sears anchor box. Additional notable tenants include H&M, Forever 21, Coach, Express/Express Men, American Eagle Outfitters, LensCrafters, and the Cheesecake Factory. In 2013, the mall underwent a renovation consisting of upgrades to the common areas, restrooms, food court and mall entrances. In 2016, a portion of the mall was renovated to make space for Dick’s Sporting Goods, and again in 2018-2019 to accommodate the addition of Crunch Fitness. Additionally, in 2018-2020 approximately $576K was spent to replace the roof and renovate the façade of the main mall, HVAC unit replacements and asphalt paving. The Meadowood Mall is the only enclosed mall within the Reno Metropolitan Statistical Area.

Sales at the Meadowood Mall Property based on the trailing twelve-month sales as of August 31, 2021 are 12.4% above full year 2019 sales for inline tenants. The Meadowood Mall Property averaged 86.2% occupancy (excluding temporary tenants) from 2016-2020, including temporary tenants the average occupancy was 96.9%. As of October 13, 2021, the Meadowood Mall Property was 90.0% leased (excluding temporary tenants) to 82 tenants.

Inline Sales History(1)
	2018	2019	2020	8/31/2021 TTM
Sales PSF (Inline <10,000 SF)	$498	$500	$465	$562
Occupancy Cost (Inline <10,000 SF)	14.4%	14.3%	15.5%	12.9%

(1)	Information is as of August 31, 2021, as provided by the borrower, and only includes tenants that report sales

A-3-105

Retail – Regional Mall	Loan #11	Cut-off Date Balance:	$19,000,000
5000 Meadowood Mall Circle Reno, Nevada 89502	Meadowood Mall	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.2% 2.98x 19.8%

Major Tenants.

Largest Tenant by UW Base Rent: Forever 21 (20,022 square feet; 4.4% of net rentable area; 7.7% of underwritten base rent; 1/31/2023 lease expiration) – Forever 21 is an American fast fashion retailer headquartered in Los Angeles, CA. Founded in 1984, the company sells trendy clothing for men and women at low prices. Forever 21 has been a tenant at Meadowood Mall since May 2013 and reported gross sales of approximately $3.9 million ($196 per square foot) for the trailing 12-month period ending August 31, 2021. The tenant executed an amendment in October 2020 to pay percent in lieu of rent at 24.8% of annual sales. The tenant has no renewal options and no termination options.

2nd Largest Tenant by UW Base Rent: Dick’s Sporting Goods (50,133 square feet; 11.0% of net rentable area; 5.8% of underwritten base rent; 1/31/2027 lease expiration) – Headquartered in Pittsburgh, PA, Dick’s Sporting Goods is a leading omni-channel retailer offering an assortment of sporting equipment, apparel, footwear and accessories. The tenant has been at the Meadowood Mall Property since October 2016 and reported gross sales of approximately $9.4 million ($187 per square foot) for the trailing 12-month period ending August 31, 2021. Dick’s Sporting Goods has three, 5-year extension options with 12-months’ notice and does not have any termination options.

3rd Largest Tenant by UW Base Rent: Macy’s (suite XC) (98,721 square feet; 21.6% of net rentable area; 4.9% of underwritten base rent; 3/31/2030 lease expiration) – Macy’s (suite XC), part of the owned collateral, has been a tenant at the Meadowood Mall Property since February 1979 and reported gross sales of approximately $12.6 million ($127 per square foot) for the trailing 12-month period ended August 31, 2021. In 2019, the Meadowood Mall store was included on Macy’s list of 100 stores that will receive investments and upgrades as part of its Growth 150 initiative.

4th Largest Tenant by UW Base Rent: Crunch Fitness (25,183 square feet; 5.5% of net rentable area; 3.0% of underwritten base rent; 8/31/2029 lease expiration) – Crunch Fitness was founded in New York in 1989 and today has over 300 locations throughout the United states. Crunch Fitness gyms offer personal trainers as well as group fitness classes, and other amenities. Crunch Fitness has been a tenant at the Meadowood Mall Property since August 2019. The tenant has two, 5-year renewal options with 180 days’ notice.

COVID-19 Update. As of November 13, 2021 the Meadowood Mall Property is open and operating. The Meadowood Mall Borrower does not provide COVID collection information.

A-3-106

Retail – Regional Mall	Loan #11	Cut-off Date Balance:	$19,000,000
5000 Meadowood Mall Circle Reno, Nevada 89502	Meadowood Mall	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.2% 2.98x 19.8%

The following table presents certain information relating to the tenancy at the Meadowood Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Anchor Tenants
Forever 21	NR/NR/NR	20,022	4.4%	$48.58	$972,683(2)	7.7%	1/31/2023	None	N
Dick’s Sporting Goods	NR/NR/NR	50,133	11.0%	$14.75	$739,462	5.8%	1/31/2027	3, 5-year	N
Macy’s (suite XC)	NR/NR/NR	98,721	21.6%	$6.28	$620,290	4.9%	3/31/2030	None	N
Crunch Fitness	NR/NR/NR	25,183	5.5%	$15.29	$385,100	3.0%	8/31/2029	2, 5-year	N
		194,059	42.5%	$14.00	$2,717,535	21.5%
Major Tenants
Tilly’s NR/NR/NR		7,573	1.7%	$48.09	$364,167	2.9%	1/31/2026	None	N
Helzberg Diamonds NR/NR/NR		1,824	0.4%	$196.40	$358,234	2.8%	5/31/2024	None	N
H&M NR/NR/NR		22,100	4.8%	$15.58	$344,238	2.7%	1/31/2024	2, 5-year	N
Victoria’s Secret NR/NR/NR		7,290	1.6%	$46.00	$335,340	2.7%	1/31/2022	None	N
LensCrafters NR/NR/NR		6,802	1.5%	$45.69	$310,797	2.5%	1/31/2023	None	N
Cheesecake Factory NR/NR/NR		8,043	1.8%	$36.56	$294,040	2.3%	1/31/2035	2, 5-year	N
		53,632	11.7%	$37.42	$2,006,816	15.9%

Non-Major Tenants(3)		163,376	35.8%	$48.52	$7,927,140	62.7%

Occupied Collateral Total		411,067	90.0%	$30.78	$12,651,491	100.0%

Vacant Space		45,774	10.0%

Collateral Total		456,841	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2022 totaling $169,022.

(2)	Forever 21 pays percent in lieu rent of 24.8% of annual sales. The Annual U/W Base Rent PSF and Annual U/W Base Rent represent 24.8% of the trailing 12-month sales as of August 31, 2021.

(3)	Non-Major Tenants includes one tenant, Windsor with a lease start date of January 1, 2022. This tenant represents 1.1% of net rentable area and 0.9% of underwritten rent.

A-3-107

Retail – Regional Mall	Loan #11	Cut-off Date Balance:	$19,000,000
5000 Meadowood Mall Circle Reno, Nevada 89502	Meadowood Mall	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.2% 2.98x 19.8%

The following table presents certain information relating to the lease rollover schedule at the Meadowood Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	15	44,268	9.7%	44,268	9.7%	$2,267,390	17.9%	$51.22
2023	21	71,679	15.7%	115,947	25.4%	$3,593,330	28.4%	$50.13
2024	15	63,088	13.8%	179,035	39.2%	$2,185,398	17.3%	$34.64
2025	5	5,908	1.3%	184,943	40.5%	$381,320	3.0%	$64.54
2026	5	12,612	2.8%	197,555	43.2%	$683,415	5.4%	$54.19
Thereafter	17	213,512	46.7%	411,067	90.0%	$3,540,638	28.0%	$16.58
Vacant	0	45,774	10.0%	456,841	100.0%	$0	0.0%	$0.00
Total/Weighted Average	78	456,841	100.0%			$12,651,491	100.0%	$30.78

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent excludes vacant space.

The following table presents historical occupancy percentages at the Meadowood Mall Property:

Historical Occupancy

12/31/2017(1)(2)	12/31/2018(1)(2)	12/31/2019(1)(2)	12/31/2020(1)(2)	10/13/2021(2)(3)
87.5%	85.9%	86.3%	83.2%	90.0%

(1)	Information obtained from the Meadowood Mall Borrower.

(2)	Occupancy numbers do not include temporary tenants.

(3)	Information obtained from the underwritten rent roll and includes one tenant, Windsor, with a lease start date of January 1, 2022. This tenant represents 1.1% of net rentable area and 0.9% of underwritten rent.

The following table presents certain information relating to the historical sales at the Meadowood Mall Property:

Historical Sales(1)

	2018 Sales (PSF)	2019 Sales (PSF)	2020 Sales (PSF)	TTM Sales (Gross) (2)	TTM Sales (PSF) (2)	Occupancy Cost(3)
Forever 21(4)	$166	$134	$123	$3,922,110	$196	24.8%
Dick’s Sporting Goods	$132	$145	$180	$9,351,810	$187	10.6%
Macy’s (suite XC)	$153	$158	$94	$12,572,119	$127	6.7%
Crunch Fitness	NAV	NAV	$16	$972,316	$39	45.3%
Helzberg Diamonds	$1,980	$2,127	$2,484	$5,341,365	$2,928	8.0%
Tilly’s	$479	$458	$446	$4,057,159	$536	14.6%
H&M	$163	$177	$146	$3,483,402	$158	10.7%
Victoria’s Secret	$679	$658	$555	$4,956,325	$680	11.6%
LensCrafters	$347	$400	$291	$2,373,082	$349	22.8%
Cheesecake Factory	$779	$765	$571	$5,984,957	$744	6.9%
(1)	Information obtained from the borrower and underwritten rent roll.

(2)	TTM Sales (Gross) and TTM Sales (PSF) are sourced from the Meadowood Mall Borrower’s August 31, 2021 sales report and represent the total sales PSF based on the total actual square footage of each tenant, as listed on the report.

(3)	Occupancy Cost is based on underwritten base rent and reimbursements and most recently reported sales.

(4)	Forever 21 contractually pays percent in lieu of 24.8% of their annual sales.

A-3-108

Retail – Regional Mall	Loan #11	Cut-off Date Balance:	$19,000,000
5000 Meadowood Mall Circle Reno, Nevada 89502	Meadowood Mall	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.2% 2.98x 19.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Meadowood Mall Property:

Cash Flow Analysis

	2018	2019	2020	TTM 8/31/2021	U/W	%(1)	U/W $ per SF
Base Rent	$12,266,618	$12,334,476	$12,079,560	$11,886,048	$12,651,491(2)(3)	55.4%	$27.69
Grossed Up Vacant Space	0	0	0	0	2,253,785	9.9	4.93
Gross Potential Rent	$12,266,618	$12,334,476	$12,079,560	$11,886,048	$14,905,276	65.2%	$32.63
Other Income	278,825	285,760	132,521	196,672	196,672	0.9	0.43
Percentage Rent	384,538	358,472	156,539	318,120	429,148	1.9	0.94
Specialty Leasing	1,814,814	1,783,668	1,223,903	1,568,168	1,692,532	7.4	3.70
Total Recoveries	6,091,162	6,135,789	5,748,164	5,707,239	5,624,451	24.6	12.31
Net Rental Income	$20,835,957	$20,898,165	$19,340,687	$19,676,247	22,848,078	100.0%	$50.01
(Vacancy & Credit Loss)	0	0	0	0	(2,253,785)(4)	(15.1)	(4.93)
Effective Gross Income	$20,835,957	$20,898,165	$19,340,687	$19,676,247	$20,594,293	90.1%	$45.08

Real Estate Taxes	662,893	693,576	716,826	735,989	766,918	3.7	1.68
Insurance	99,806	103,873	114,038	127,128	131,016	0.6	0.29
Management Fee	962,190	968,873	732,960	732,960	617,829	3.0	1.35
Other Operating Expenses(5)	3,439,231	3,654,999	4,673,605	3,675,507	3,210,715	15.6	7.03
Total Operating Expenses	$5,164,120	$5,421,321	$6,237,429	$5,271,584	$4,726,478	23.0%	$10.35

Net Operating Income	$15,671,837	$15,476,844	$13,103,258(5)	$14,404,663(5)	$15,867,815(5)	77.0%	$34.73
Replacement Reserves	0	0	0	0	114,210	0.6	0.25
TI/LC	0	0	0	0	770,276	3.7	1.69
Net Cash Flow	$15,671,837	$15,476,844	$13,103,258	$14,404,663	$14,983,329	72.8%	$32.80

NOI DSCR(6)	3.12x	3.08x	2.60x	2.86x	3.15x
NCF DSCR(6)	3.12x	3.08x	2.60x	2.86x	2.98x
NOI Debt Yield(6)	19.6%	19.3%	16.4%	18.0%	19.8%
NCF Debt Yield(6)	19.6%	19.3%	16.4%	18.0%	18.7%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Base Rent and U/W $ per SF include contractual rent steps through October 2022 totaling $169,022.

(3)	Base Rent includes one tenant, Windsor, with a lease start date of January 1, 2022. This tenant represents 1.1% of net rentable area and 0.9% of underwritten rent.
(4)	The underwritten economic vacancy is 15.1%. The Meadowood Mall Property was 90.0% physically occupied as of October 13, 2021.

(5)	The large variance in Other Operating Expenses is caused by this expense item including the borrower’s provision for credit loss. In 2019 this provision was $116,565, in 2020 it was $1,921,269, in TTM 8/31/2021 it was $651,745, and in borrower’s budget and U/W it is zero. This variance is also the main driver of the Net Operating Income Variance from 2020 to TTM 8/31/2021 and U/W.
(6)	The metrics shown represent the Meadowood Mall Senior Loan.

Market Overview and Competition. The Meadowood Mall Property is located in the southern central area of Reno, Nevada. The surrounding area is suburban in nature and consists primarily of commercial uses including retail, office and industrial. The Meadowood Mall Property is the largest property and retail use within the immediate area. The property is situated adjacent to McCarran Boulevard and within 1 mile of I-580, providing access through out the region. The Meadowood Mall Property is located proximate to demand drivers including the Reno-Sparks Convention Center and Atlantis Casino Resort and Spa, located 1.5 and 1.6 miles from the property, respectively. The Reno-Tahoe International airport is located 3.3 miles from the property. Technology companies including Amazon, Tesla, Microsoft, Apple and Google have a presence in Reno, including Tesla’s Gigafactory which reportedly covers 5.8 million square feet and is the largest building in the world.

Within a three- and five-mile radius of the Meadowood Mall Property, the 2021 average household income was approximately $80,400 and $88,668, respectively; and within the same radii, the 2021 estimated population was 73,330 and 179,589, respectively. According to the appraisal, the top 5 employers in the surrounding area are University of Nevada-Reno, Silver Legacy Resort Casino, Sierra Nevada Healthcare System, Harrah’s Reno Casino, and St. Mary’s Health Network.

According to the appraisal, the property is situated within the Meadowood submarket of the larger Reno Metro retail market. As of the third quarter of 2021, the submarket reported total inventory of approximately 4.5 million square feet with an 8.0% vacancy rate and average rents of $18.87 per square foot, net. The appraisal did not identify any direct comparables for the Meadowood Mall Property and based leasing assumptions primarily on recent leases at the property.

A-3-109

Retail – Regional Mall	Loan #11	Cut-off Date Balance:	$19,000,000
5000 Meadowood Mall Circle Reno, Nevada 89502	Meadowood Mall	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.2% 2.98x 19.8%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Meadowood Mall Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	Tenant Improvements	Free Rent
0-1,500 SF	$103.00	7	3%/year	$35.00	None
1,501-2,500 SF	$54.00	7	3%/year	$35.00	None
2,501-4,000 SF	$48.00	7	3%/year	$35.00	None
4,001-6,500 SF	$45.00	7	3%/year	$35.00	None
6,501-10,000 SF	$28.00	7	3%/year	$35.00	None
Jewelry Space	$135.00	7	3%/year	$40.00	None
Restaurant Space	$40.00	10	3%/year	$40.00	None
Snack Bar Space	$120.00	10	3%/year	$40.00	None
Food Court Space	$90.00	10	3%/year	$40.00	None
Kiosk Space	$425.00	3	3%/year	$0.00	None
20,000 SF +	$15.50	10	10%/5 yrs.	$20.00	None
50,000 SF +	$14.00	15	10%/5 yrs.	$10.00	None
Anchor Space	$5.50	20	10%/5 yrs.	$10.00	None
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Meadowood Mall Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renov.	Rentable Area (SF)	Sale Date	Sale Price (PSF)
King of Prussia Town Center	King of Prussia, PA	2016/NAP	263,423	May-2017	$695
The Arboretium	Austin, TX	1998/NAP	195,302	May-2017	$507
Town Square	Enterprise, NV	2007/NAP	1,147,202	Jan-2017	$342

(1)	Information obtained from the appraisal. Includes only sales that the appraisal placed primary emphasis on.

Escrows.

Real Estate Taxes – During a Reserve Trigger Event (as defined below) or a Lockbox Event Period (as defined below), the Meadowood Mall Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months. As long as no event of default is continuing, the Meadowood Mall Borrower may provide a guaranty, reasonably acceptable to the lender, or a letter of credit in lieu of making monthly deposits into the Real Estate Tax Reserve.

Insurance – During a Reserve Trigger Event or a Lockbox Event Period, if the Meadowood Mall Borrower has not provided satisfactory evidence that the Meadowood Mall Property is covered by policies that are part of a reasonably acceptable blanket incurance policy, the Meadowood Mall Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. As long as no event of default is continuing, the Meadowood Mall Borrower may provide a guaranty, reasonably acceptable to the lender, or a letter of credit in lieu of making monthly deposits into the Insurance Reserve.

Leasing Reserve – The Meadowood Mall Whole Loan documents require an ongoing monthly deposit of $76,140 in the TI/LC Reserve. As long as no event of default is continuing, the Meadowood Mall Borrower may provide a guaranty, reasonably acceptable to the lender, or a letter of credit in lieu of making monthly deposits into the TI/LC Reserve

Replacement Reserve – The Meadowood Whole Loan documents require an upfront deposit of $3,000,000. During a Reserve Trigger Event or a Lockbox Event Period, an ongoing monthly replacement reserve deposits of $9,518 is required, if the balance in the Replacement Reserve is less than $228,420. Up to $1,000,000 of the initial reserve may be disbursed to pay for tenant improvement and leasing commissions. As long as no event of default is continuing, the Meadowood Mall Borrower may provide a guaranty, reasonably acceptable to the lender, or a letter of credit in lieu of making monthly deposits into the Replacement Reserve.

A-3-110

Retail – Regional Mall	Loan #11	Cut-off Date Balance:	$19,000,000
5000 Meadowood Mall Circle Reno, Nevada 89502	Meadowood Mall	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.2% 2.98x 19.8%

A “Reserve Trigger Event” means the net cash flow debt yield being less than 11.5% for two consecutive quarters based on the trailing four quarters. A Reserve Trigger Event will end when the net cash flow debt yield is more than 11.5% for two consecutive quarters.

Lockbox and Cash Management. The Meadowood Mall Whole Loan is structured with an in-place hard lockbox, into which the borrower and property manager are required to cause all rents to be deposited directly by tenants. In the absence of a Lockbox Event Period (as defined below), all funds in the lockbox account are required to be distributed to the borrower’s operating account. During a Lockbox Event Period, all funds in the lockbox account are required to be swept weekly to a lender-controlled cash management account and applied in accordance with the Meadowood Mall Whole Loan waterfall. All excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such Lockbox Event Period continues.

A “Lockbox Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	a bankruptcy action of the Meadowood Mall Borrower

(iii)	a bankruptcy action of the manager if the manager is an affiliate of the Meadowood Mall Borrower and is not replaced within 60 days;

(iv)	the net cash flow debt yield on the Meadowood Mall Whole Loan being less than 11.0% for two consecutive quarters, based on the trailing four quarters (the “Debt Yield Trigger”;

(v)	an Anchor Tenant (as defined below) Operations Event (as defined below) has occurred with respect to either Anchor Tenant and the Debt Yield Condition (as defined below) has not been satisfied (the “Anchor Tenant Trigger Event”);

(vi)	A Major Tenant (as defined below) goes dark or vacates on a permanent basis, files for bankruptcy or has not renewed six months prior to lease expiration (“Major Tenant Trigger Event”);

(vii)	Both Major Tenants simultaneously subject to a Major Tenant Trigger (“Major Tenant Multiple Trigger Event”);

(viii)	A Major Tenant Trigger Event and an Anchor Tenant Trigger Event, with respect to a single Anchor Tenant happening simultaneously (“Mixed Tenant Trigger Event”) ;

(ix)	The Meadowood Mall Guarantor identifies the Meadowood Mall Property as a non-core asset in its most recent 10-K filing; or

(x)	Less than 75% of estoppels have been received, including both Major Tenants, on or before January 3, 2022.

A Lockbox Event Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default;

•	with regard to clauses (iii), the Meadowood Borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days or the bankruptcy action has been dismissed within 90 days without any adverse consequences to the Meadowood Property or loan;

•	with regard to clause (iv), the net cash flow debt yield on the Meadowood Mall Whole Loan being equal to or greater than 11.0% for two consecutive quarters;

•	with regard to clause (v), the Anchor Tenant Operations Event Cure (as defined below) or the Debt Yield Condition is satisfied (“Anchor Tenant Trigger Event Cure”);

•	with regard to clause (vi), the Major Tenant is continuously operating its business for at least 30 days, the Major Tenant lease has been affirmed in an applicable bankruptcy court and the tenant is in full occupancy of its space, or the Major Tenant has renewed its lease on terms approved by the lender or at least 95% of the Major Tenant space has been leased to one or more new tenants as evidenced by and Officer’s Certificate from the Meadowood Mall Borrower (“Major Tenant Trigger Event Cure”) or the Major Tenant Threshold Amount (as defined below) has been deposited into the excess cash flow account;

•	with regard to clause (vii), if the Debt Yield Condition has been met, the earlier to occur of the Major Tenant Threshold Amount for both tenants has been deposited into the excess cash account, or a Major Tenant Trigger Event Cure has occurred for both tenants; provided, if the Major Tenant Event Cure occurs with respect to one but not both Major Tenants, the Lockbox Event will continue pursuant to clause (vi) above;

•	With regard to clause (vii), if the Debt Yield Condition has not been met, the earlier to occur of (a) when each Major Tenant Event Cure occurs or (b) when the Debt Yield Condition has been met; provided that in the case of (a) if the Major Tenant Event Cure occurs with respect to one but not both Major Tenants, the Lockbox Event will continue pursuant to clause (vi) above and with respect to (b) any amounts previously deposited in the Excess Cash Flow Account shall remain until a Major Tenant Trigger Event Cure has been effected for each Major Tenant.

•	With regard to clause (viii), the date on which (a) a Major Tenant Trigger Event Cure has occurred, (b) an Anchor Tenant Trigger Event Cure has occurred or (c) the Major Tenant Threshold Amount with respect to the applicable Major Tenant has been deposited in the excess cash flow account;

•	With respect to clause (ix), the Meadowood Mall Property has been designated a core asset in the Meadowood Mall Guarantor’s most recent 10-K filing.

•	With respect to clause (x), 75% or more of estoppels have been received.

An “Anchor Tenant” means J.C. Penney and the Specified Macy’s (suite XB).

An “Anchor Tenant Operations Event” means the date on which an Anchor Tenant goes dark or vacates on a permanent basis (or for 90 Consecutive days with an intent to permanently vacate).

An “Anchor Tenant Operations Event Cure” means, with respect to each Anchor Tenant, the applicable anchor Tenant is continuously operating its business at the Meadowood Mall Property for a period of no less than 30 consecutive days.

A “Major Tenant” means Dick’s Sporting Goods and Non-Specified Macy’s (suite XC).

A-3-111

Retail – Regional Mall	Loan #11	Cut-off Date Balance:	$19,000,000
5000 Meadowood Mall Circle Reno, Nevada 89502	Meadowood Mall	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.2% 2.98x 19.8%

The “Debt Yield Condition” means the net cash flow debt yield on the Meadowood Mall Whole Loan is as greater than or equal to 12.75% for two consecutive quarters, based on the trailing four quarters

The “Major Tenant Threshold Amount” means $4,936,050 for the Non-Specified Macy’s and $2,506,650 for Dick’s Sporting Goods.

Subordinate and Mezzanine Indebtedness. Concurrently with the funding of the Meadowood Mall Senior Loan, the lender also funded the Meadowood Mall Subordinate Loan in the amount of $28.0 million. The Meadowood Mall Subordinate Loan is co-terminous with the Meadowood Mall Senior Loan. Prior to an event of default, the Meadowood Mall Subordinate Loan will be receive prepayments and repayments of principal on a pro rata basis with the Meadowood Mall Senior Loan. The holders of the promissory note evidencing the Meadowood Mall Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Meadowood Mall Whole Loan. See “Description of the Mortgage Pool—Additional Indebtedness—Subordinate Indebtedness” in the Preliminary Prospectus.

The following table presents certain information relating to the Meadowood Mall Subordinate Loan:

	Subordinate Loan Original Principal Balance	Subordinate Loan Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
Meadowood Mall Subordinate Loan	$28,000,000	10.75%	60	300	0	1.81x	14.7%	47.6%

A-3-112

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A-3-113

No. 12 – Highland Village Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype(3):	Retail – Unanchored
	Original Principal Balance:	$18,115,000		Location:	Highland, CA
	Cut-off Date Balance:	$18,115,000		Size:	105,455 SF
	% of Initial Pool Balance:	2.4%		Cut-off Date Balance Per SF:	$171.78
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$147.86
	Borrower Sponsor:	Scott Vaughan and David Benz		Year Built/Renovated:	1991/2005
	Guarantor:	Scott Vaughan and David Benz		Title Vesting:	Fee
	Mortgage Rate:	3.7200%		Property Manager:	Campus and Main Manager, LLC
	Note Date:	September 1, 2021		Current Occupancy (As of):	86.4% (10/31/2021)
	Seasoning:	3 months		YE 2020 Occupancy(4):	NAV
	Maturity Date:	September 11, 2031		YE 2019 Occupancy(4):	NAV
	IO Period:	36 months		YE 2018 Occupancy(4):	NAV
	Loan Term (Original):	120 months		YE 2017 Occupancy(4):	NAV
	Amortization Term (Original):	360 months		As-Is Appraised Value(5):	$30,800,000
	Loan Amortization Type:	Interest Only, Amortizing Balloon		As-Is Appraised Value Per SF(5):	$292.07
	Call Protection:	L(27),D(89),O(4)		As-Is Appraisal Valuation Date:	June 22, 2021
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information(5)
	Additional Debt:	None		YE 2020 NOI:	$1,825,942
	Additional Debt Type (Balance):	NAP		YE 2019 NOI:	$1,833,147
				YE 2018 NOI:	NAV
				YE 2017 NOI:	NAV
				U/W Revenues:	$2,809,102
				U/W Expenses:	$1,040,883
Escrows and Reserves				U/W NOI:	$1,768,218
	Initial	Monthly	Cap	U/W NCF:	$1,683,096
Taxes	$138,306	$23,051	NAP	U/W DSCR based on NOI/NCF:	1.76x / 1.68x
Insurance	$13,062	$6,531	NAP	U/W Debt Yield based on NOI/NCF:	9.8% / 9.3%
Replacement Reserves	$0	$3,051	$109,818(1)	U/W Debt Yield at Maturity based on NOI/NCF:	11.3% / 10.8%
TI/LC	$500,000	Springing	$500,000(2)	Cut-off Date LTV Ratio:	58.8%
				LTV Ratio at Maturity:	50.6%

Sources and Uses
Sources			Uses
Original Mortgage Loan amount	$18,115,000	58.2%	Purchase price	$30,050,000	96.6%
Cash equity contribution	13,008,497	41.8	Upfront reserves	651,368	2.1
			Closing costs	422,129	1.4
Total Sources	$31,123,497	100.0%	Total Uses	$31,123,497	100.0%
(1)	Replacement Reserves are required beyond the cap upon (i) the occurrence and continuance of an event of default, (ii) the lender’s determination that the Highland Village Plaza Property (as defined below) is not being adequately maintained, or (iii) the occurrence and continuance of a Cash Trap Event Period. A “Cash Trap Event Period” will occur upon (a) the occurrence and continuance of an event of default; (b) the net cash flow debt yield falling below 6.5% (tested quarterly); or (c) CVS (or any replacement tenant occupying at least 75% of the CVS space) going dark in its space, filing bankruptcy, or failing to renew its lease at least 12 months prior to expiration.
(2)	TI/LC reserves are required beyond the cap upon (i) the occurrence and continuance of an event of default, (ii) the physical or economic occupancy level falling below 90% based on the quarterly certified rent roll required to be delivered, (iii) the net cash flow debt yield falling below 9.0%, or (iv) the occurrence and continuance of a Cash Trap Event Period.
(3)	The Highland Village Plaza Property is shadow anchored by a corporate-owned Albertson’s grocery store, which physically sits in the middle of the subject property, but is not part of the collateral.
(4)	Historical occupancy is not available, as the borrower sponsor recently acquired the Highland Village Plaza Property from two separate sellers, and such information was not provided. However, 84.9% of net rentable area has been in occupancy since December 2020 or earlier; 81.4% of net rentable area has been in occupancy since June 2019 or earlier; 80.6% of net rentable area has been in occupancy since August 2018 or earlier; 72.0% of net rentable area has been in occupancy since July 2013 or earlier; and 57.0% of the net rentable area has been in occupancy since July 2006 or earlier.
(5)	While the Highland Village Plaza Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Highland Village Plaza Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other

A-3-114

Retail – Unanchored	Loan #12	Cut-off Date Balance:	$18,115,000
7191, 7197, 7199, and 7211-7291 Boulder Avenue Highland, CA 92346	Highland Village Plaza	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.8% 1.68x 9.8%

External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The twelfth largest mortgage loan (the “Highland Village Plaza Mortgage Loan”) is evidenced by a first priority fee mortgage encumbering an unanchored retail property totaling 105,455 square feet located in Highland, California (the “Highland Village Plaza Property”).

The Property. The Highland Village Plaza Property is an unanchored retail property totaling 105,455 square feet and located in Highland, California, approximately 65.8 miles east of the Los Angeles central business district. The Highland Village Plaza Property is shadow-anchored by a corporate-owned Albertson’s grocery store, which physically sits in the middle of the subject property, but is not part of the collateral. Built in 1991 and most recently renovated in 2005, the Highland Village Plaza Property is situated on a 12.8-acre parcel and contains 931 surface parking spaces, resulting in a parking ration of 8.9 spaces per 1,000 square feet of rentable area. As of October 31, 2021 the Highland Village Plaza Property was 86.4% occupied by 29 tenants, and 57.0% of the net rentable area has been in occupancy since July 2006 or earlier.

Major Tenants.

Largest Tenant by UW Base Rent: CVS (25,500 square feet; 24.2% of net rentable area; 12.2% of underwritten base rent; 2/28/2027 lease expiration) – CVS has been a tenant since 1990 and executed a five-year lease extension in May 2021, effective March 2022, with a February 2027 lease expiration. CVS has two, 5-year renewal options remaining and no termination options. CVS reported gross sales for the trailing 12-month period ending September 30, 2021 of approximately $9.9 million ($386 per square foot; 4.2% occupancy cost), which were up from 2020 gross sales of approximately $9.4 million ($369 per square foot).

2nd Largest Tenant by UW Base Rent: Tutor Time (10,200 square feet; 9.7% of net rentable area; 10.8% of underwritten base rent; 6/30/2022 lease expiration) – Tutor Time operates 18 child care and learning centers in the surrounding area, serving children from 6 weeks to 12 years of age. Tutor Time has been a tenant at the Highland Village Plaza Property since 1996 and has a lease expiration in June 2022 with no renewal options and no termination options.

3rd Largest Tenant by UW Base Rent: Goodwill (12,511 square feet; 11.9% of net rentable area; 10.3% of underwritten base rent; 2/28/2025 lease expiration) – Goodwill operates a store and donation center at the Highland Village Plaza Property and has been a tenant since 2013. Goodwill most recently renewed its lease in March 2020 and has a lease expiration in February 2025. Goodwill has two, five-year renewal options and no termination options.

COVID-19 Update. As of November 3, 2021, the Highland Village Plaza Property was open and operational. Tutor Time (10.8% of underwritten base rent) received nine months of deferred rent from April 2020 through December 2020, which is required to be paid back in equal monthly installments from July 2021 through June 2025. In addition, Highland Village Pet Hospital (3.4% of underwritten base rent) received approximately four months of deferred rent, which was converted into a promissory note to be paid back in 40 equal monthly installments beginning in August 2020. Two tenants totaling 5.5% of net rentable area are delinquent on rent payments; however, these tenants were underwritten as vacant.

A-3-115

Retail – Unanchored	Loan #12	Cut-off Date Balance:	$18,115,000
7191, 7197, 7199, and 7211-7291 Boulder Avenue Highland, CA 92346	Highland Village Plaza	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.8% 1.68x 9.8%

The following table presents certain information relating to the tenancy at the Highland Village Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
CVS	NR/Baa2/BBB	25,500	24.2%	$9.41	$240,000	12.2%	2/28/2027	2, 5-year	N
Tutor Time	NR/NR/NR	10,200	9.7%	$20.78	$211,984	10.8%	6/30/2022	None	N
Goodwill	NR/NR/NR	12,511	11.9%	$16.12	$201,732	10.3%	2/28/2025	2, 5-year	N
Arrowhead Credit Union	NR/NR/NR	4,542	4.3%	$28.08	$127,542	6.5%	1/31/2023	None	N
McCleaners	NR/NR/NR	1,890	1.8%	$56.01	$105,858	5.4%	9/30/2028	None	N
		54,643	51.8%	$16.23	$887,116	45.2%

Non-Major Tenants		36,481	34.6%	$29.49	$1,075,676	54.8%

Occupied Collateral Total		91,124	86.4%	$21.54	$1,962,793	100.0%

Vacant Space		14,331	13.6%

Collateral Total		105,455	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2022 totaling $91,792.

The following table presents certain information relating to the lease rollover schedule at the Highland Village Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	4	15,244	14.5%	15,244	14.5%	$382,062	19.5%	$25.06
2023	9	15,902	15.1%	31,146	29.5%	$432,984	22.1%	$27.23
2024	8	11,135	10.6%	42,281	40.1%	$319,444	16.3%	$28.69
2025	4	17,583	16.7%	59,864	56.8%	$351,671	17.9%	$20.00
2026	0	0	0.0%	59,864	56.8%	$0	0.0%	$0.00
2027	2	27,810	26.4%	87,674	83.1%	$326,674	16.6%	$11.75
2028	1	1,890	1.8%	89,564	84.9%	$105,858	5.4%	$56.01
2029	0	0	0.0%	89,564	84.9%	$0	0.0%	$0.00
2030	1	1,560	1.5%	91,124	86.4%	$44,100	2.2%	$28.27
2031	0	0	0.0%	91,124	86.4%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	91,124	86.4%	$0	0.0%	$0.00
Vacant	0	14,331	13.6%	105,455	100.0%	$0	0.0%	$0.00
Total/Weighted Average	29	105,455	100.0%			$1,962,793	100.0%	$21.54
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have termination options, which are not reflected on the table above.

A-3-116

Retail – Unanchored	Loan #12	Cut-off Date Balance:	$18,115,000
7191, 7197, 7199, and 7211-7291 Boulder Avenue Highland, CA 92346	Highland Village Plaza	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.8% 1.68x 9.8%

The following table presents historical occupancy percentages at the Highland Village Plaza Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	10/31/2021(2)
NAV	NAV	NAV	NAV	86.4%
(1)	Historical occupancy is not available, as the borrower sponsor recently acquired the Highland Village Plaza Property from two separate sellers, and such information was not provided. However, 84.9% of net rentable area has been in occupancy since December 2020 or earlier; 81.4% of net rentable area has been in occupancy since June 2019 or earlier; 80.6% of net rentable area has been in occupancy since August 2018 or earlier; 72.0% of net rentable area has been in occupancy since July 2013 or earlier; and 57.0% of the net rentable area has been in occupancy since July 2006 or earlier.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Highland Village Plaza Property:

Cash Flow Analysis(1)

	2019	2020	U/W	%(2)	U/W $ per SF
Base Rent	$2,185,116	$2,081,879	$1,962,793(3)	61.3%	$18.61
Grossed Up Vacant Space	0	0	391,217	12.2	3.71
Gross Potential Rent	$2,185,116	$2,081,879	$2,354,010	73.6%	$22.32
Other Income	12,976	19,470	12,976	0.4	0.12
Percentage Rent	0	0	25,078	0.8	0.24
Total Recoveries	431,246	433,278	808,255	25.3	7.66
Net Rental Income	$2,629,338	$2,534,627	$3,200,319	100.0%	30.35
(Vacancy & Credit Loss)	0	0	(391,217)(4)	(16.6)	(3.71)
Effective Gross Income	$2,629,338	$2,534,627	$2,809,102	87.8%	$26.64

Real Estate Taxes	210,338	216,370	397,104	14.1	3.77
Insurance	44,403	35,844	74,635	2.7	0.71
Management Fee	84,670	48,285	112,364	4.0	1.07
Other Operating Expenses	456,780	408,186	456,780	16.3	4.33
Total Operating Expenses	$796,191	$708,685	$1,040,883	37.1%	$9.87

Net Operating Income	$1,833,147	$1,825,942	$1,768,218	62.9%	$16.77
Replacement Reserves	0	0	36,606	1.3	0.35
TI/LC	0	0	48,516	1.7	0.46
Net Cash Flow	$1,833,147	$1,825,942	$1,683,096	59.9%	$15.96

NOI DSCR	1.83x	1.82x	1.76x
NCF DSCR	1.83x	1.82x	1.68x
NOI Debt Yield	10.1%	10.1%	9.8%
NCF Debt Yield	10.1%	10.1%	9.3%

(1)	Prior historical and trailing 12-month operating history is not available, as the borrower sponsor recently acquired the Highland Village Plaza Property from two separate sellers and such information was not provided.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Base Rent includes contractual rent steps through November 2022 totaling $91,792
(4)	The underwritten economic vacancy is 16.6%. The Highland Village Plaza Property was 86.4% physically occupied as of October 31, 2021.

A-3-117

Retail – Unanchored	Loan #12	Cut-off Date Balance:	$18,115,000
7191, 7197, 7199, and 7211-7291 Boulder Avenue Highland, CA 92346	Highland Village Plaza	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	58.8% 1.68x 9.8%

Market Overview and Competition. The Highland Village Plaza Property is located in Highland, San Bernardino County, California and is part of the Riverside-San Bernardino-Ontario metropolitan area. According to the appraisal, the surrounding area is viewed as suburban, and the immediate area surrounding the Highland Village Plaza Property is a commercial corridor with large retail uses. Primary access is via California Highway-210 (Foothill Freeway) from the west, and California Highway-330 (City Creek Road) from the north. The Highland Village Plaza Property is located approximately 65.8 miles east of the Los Angeles central business district, 6.7 miles northeast of downtown San Bernardino and 4.8 miles northeast of the San Bernardino International Airport. Within a three- and five-mile radius, the 2020 total population was 71,065 and 170,183, respectively; and within the same radii, the 2020 average household income was $86,937 and $76,786, respectively.

According to a third-party market research report, the Highland Village Plaza Property is situated within the Redlands/Loma Linda submarket of the Inland Empire retail market. As of Year-to-date November 3, 2021, the submarket reported total inventory of approximately 9.6 million square feet with a 6.9% vacancy rate and average asking rent of $23.15 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Highland Village Plaza Property:

Market Rent Summary(1)

	Inline Space	Majors Space
Market Rent (PSF)	$30.00	$15.00
Lease Term (Years)	5	10
Lease Type	Net	Net
Rent Increase Projection	3%/year	3%/year

(1)       Information obtained from the appraisal.

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A-3-119

No. 13 – Poplar Run

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	BSPRT		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$17,955,000		Location:	Alexandria, VA
	Cut-off Date Balance:	$17,955,000		Size:	148,881 SF
	% of Initial Pool Balance:	2.3%		Cut-off Date Balance Per SF:	$120.60
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$93.91
	Borrower Sponsor:	BRIT Limited Partnership		Year Built/Renovated:	1989/2021
	Guarantor:	BRIT Limited Partnership		Title Vesting:	Fee
	Mortgage Rate:	3.3900%		Property Manager:	BECO Management Inc. (an affiliate of the borrower)
	Note Date:	November 9, 2021		Current Occupancy (As of):	83.4% (9/23/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	88.0%
	Maturity Date:	December 6, 2031		YE 2019 Occupancy:	82.0%
	IO Period:	0 months		YE 2018 Occupancy(1):	71.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy(1):	82.0%
	Amortization Term (Original):	360 months		As-Is Appraised Value(3):	$25,650,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF(3):	$172.29
	Call Protection:	L(24),YM1(92),O(4)		As-Is Appraisal Valuation Date:	September 27, 2021
	Lockbox Type:	Springing
	Additional Debt:	No		Underwriting and Financial Information(3)
	Additional Debt Type (Balance):	NAP		TTM NOI (8/31/2021):	$1,826,453
				YE 2020 NOI:	$1,912,931
				YE 2019 NOI:	$1,314,643
				YE 2018 NOI:	$1,219,981
				U/W Revenues:	$3,215,504
				U/W Expenses:	$1,168,629
Escrows and Reserves				U/W NOI:	$2,046,875
	Initial	Monthly	Cap	U/W NCF:	$1,808,666
Taxes	$47,841	$23,921	NAP	U/W DSCR based on NOI/NCF:	2.14x / 1.90x
Insurance	$0	Springing(2)	NAP	U/W Debt Yield based on NOI/NCF:	11.4% / 10.1%
Replacement Reserve	$0	$3,102	$111,661	U/W Debt Yield at Maturity based on NOI/NCF:	14.6% / 12.9%
TI/LC Reserve	$500,000	$16,749	$1,000,000	Cut-off Date LTV Ratio:	70.0%
Free Rent Reserve	$200,000	$0	NAP	LTV Ratio at Maturity:	54.5%

Sources and Uses
Sources			Uses
Loan Amount	$17,955,000	81.3%	Loan Payoff	$20,702,839	93.8%
Borrower Equity	4,123,881	18.7	Reserves	747,841	3.4
			Closing Costs	628,201	2.8
Total Sources	$22,078,881	100.0%	Total Uses	$22,078,881	100.0%
(1)	The decrease of occupancy from YE 2017 to YE 2018 is attributable to five tenants totaling 28,803 square feet vacating the Poplar Run Property. A total of 35,097 square feet of new leases in 2019 were signed, bringing occupancy to its current level.
(2)	A springing monthly deposit of 1/12th of the estimated annual insurance premium payments is required (i) upon an event of default; (ii) if an acceptable blanket insurance policy is no longer in place for 5 or more commercial properties exclusive of the Poplar Run Property, (iii) the borrower fails to provide the lender with evidence of payment; and (iv) the lender does not receive satisfactory evidence of insurance policies when the same is required under the terms of the loan documents.
(3)	While the Poplar Run Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Poplar Run Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “Poplar Run Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee interest in a suburban office building totaling 148,881 square feet located in Alexandria, Virginia (the “Poplar Run Property”).

A-3-120

Office – Suburban	Loan #13	Cut-off Date Balance:	$17,955,688
5285 Shawnee Road	Poplar Run	Cut-off Date LTV:	70.0%
Alexandria, VA 22312		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	11.4%

The Property. The Poplar Run Property is a six-story, multi-tenant suburban office building consisting of 148,881 rentable square feet situated on 4.6 acres of land. The Poplar Run Property was built in 1989 and includes an atrium, conferencing facility, controlled access/security, Bluebike bikeshare site. Since 2019, the borrower sponsor has spent approximately $614,650 to renovate the building common areas. These renovations include the addition of a new conference center and café/restaurant, installation of digital antenna system to boost cell phone reception, EMS upgrade and compressor replacements. The borrower sponsor has also completed approximately $1.5 million in renovations in 2021, including $370,000 invested in an outdoor nature lounge. The renovations included updates to common area carpet and ceiling tiles, installation of LED lighting, new artwork, lobby improvements, and restroom finish/lighting upgrades. The Poplar Run Property includes 481 surface parking spaces for a ratio of 3.23 spaces per 1,000 square feet. As of September 23, 2021, the Poplar Run Property was 83.4% leased to 21 tenants, with the largest tenant making up 20.1% of the net rentable area and 28.2% of underwritten base rent.

Major Tenants.

Largest Tenant: Modern Technology Solutions, Inc. (29,861 square feet; 20.1% of NRA; 28.2% of U/W base rent; 12/31/2025 lease expiration)- Founded in 1993 and headquartered in the Poplar Run Property, Modern Technology Solutions, Inc. is a 100% employee-owned engineering services and technology solutions company in the areas of missile defense, cyber security, intelligence, unmanned/autonomous systems, aviation, space, and homeland security. Modern Technology Solutions, Inc. has been a tenant at the Poplar Run Property since 2009 and has one, five-year renewal options remaining and no termination options.

Second Largest Tenant: Washington Gas Light Company (A-/A3/A-; F/M/S&P; 24,749 square feet; 16.6% of NRA; 18.3% of U/W base rent; 1/31/2026 lease expiration)- Founded in 1848, Washington Gas Light Company is a regulated utility company that supplies natural gas and electricity to approximately 1.1 million commercial, domestic, and industrial customers in the metropolitan Washington D.C. area and in 25 states. Washington Gas Light Company has been a tenant at the Poplar Run Property for over 30 years and has two five-year renewal options remaining and a one-time early termination option effective January 31, 2024 upon written notice by August 4, 2023 and paying a termination fee equal to two months of rent and the sum of the unamortized amount of the tenant improvement allowance, leasing commissions legal fees and other costs at 10.5% interest. Washington Gas Light Company is not required to pay base rent during the months of February or March of each lease year. At origination, $200,000 was reserved for Free Rent in connection to Washington Gas Light Company wth monthly disbursements of $50,000 on February 6, 2024, March 6, 2024, February 6, 2024 an March 6, 2025.

Third Largest Tenant: E-9 Corporation (12,615 square feet; 8.5% of NRA; 10.3% of U/W base rent; 12/31/2029 lease expiration)- Founded in 2002 and headquartered in the Poplar Run Property, E-9 Corporation is a cyber security company that offers a suite of data protection services including a comprehensive 100% cloud-based platform that reduces response times, as well as asset management and enhanced communications for first responders. E-9 Corporation is an award winning Service-Disabled Veteran-Owned Small Business (SDVOSB) which is comprised of veterans from all branches of the military. E-9 Corporation has been a tenant at the Poplar Run Property since 2018 and has one five-year renewal option remaining and has a one-time early termination option effective April 30, 2026 upon providing nine months’ notice and paying a termination fee equal to the sum of the unamortized amount of the tenant improvement allowance, leasing commissions, legal fees, rent abatements and other costs at 10.5% interest. E-9 Corporation subleases 2,500 square feet to Veteran Enterprise Solutions, Inc. for a current total annual base rent of $63,571 ($25.43 per square foot) expiring on December 31, 2029

A-3-121

Office – Suburban	Loan #13	Cut-off Date Balance:	$17,955,688
5285 Shawnee Road	Poplar Run	Cut-off Date LTV:	70.0%
Alexandria, VA 22312		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	11.4%

The following table presents certain information relating to the tenancy at the Poplar Run Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Modern Technology Solutions, Inc.	NR/NR/NR	29,861	20.1%	$29.99	$895,409	28.2%	12/31/2025	1-5yr	N
Washington Gas Light Company	A-/A3/A-	24,749	16.6%	$23.49	$581,444	18.3%	1/31/2026	2-5yr	Y(2)
E-9 Corporation(3)	NR/NR/NR	12,615	8.5%	$25.95	$327,359	10.3%	12/31/2029	1-5yr	Y(4)
Philip Leopold and Marguerite Leopold	NR/NR/NR	9,422	6.3%	$25.55	$240,711	7.6%	4/30/2024	1-5yr	N
Trinity Security Solutions, LLC	NR/NR/NR	7,516	5.0%	$27.86	$209,396	6.6%	7/31/2024	1-5yr	N

Total Major Tenants		84,163	56.5%	$26.79	$2,254,319	71.1%
Non-Major Tenant		39,981	26.9%	$22.97	$918,323	28.9%

Occupied Collateral		124,144	83.4%	$25.56	$3,172,641	100.0%

Vacant		24,737	16.6%

Collateral Total		148,881	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through October 2022 totalling $82,130.
(2)	Washington Gas Light Company has a one-time termination option effective January 31, 2024 upon written notice by August 4, 2023 and paying a termination fee equal to two months of rent and the sum of the unamortized amount of the tenant improvement allowance, leasing commissions legal fees and other costs at 10.5% interest. In addition, Washington Gas Light Company is not required to pay base rent during the months of February and March of each lease year.
(3)	E-9 Corporation subleases 2,500 square feet to Veteran Enterprise Solutions, Inc. for a current total annual base rent of $63,571 ($25.23 per square foot) expiring on December 31, 2029.
(4)	E-9 Corporation has a one-time termination option effective April 30, 2026 upon providing nine months’ notice and paying a termination fee equal to the sum of the unamortized amount of the tenant improvement allowance, leasing commissions legal fees and other costs at 10.5% interest.

A-3-122

Office – Suburban	Loan #13	Cut-off Date Balance:	$17,955,688
5285 Shawnee Road	Poplar Run	Cut-off Date LTV:	70.0%
Alexandria, VA 22312		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	11.4%

The following table presents certain information relating to the lease rollover schedule at the Poplar Run Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	2	3,341	2.2%	3,341	2.2%	$59,528	1.9%	$17.82
2022	6	9,944	6.7%	13,285	8.9%	$203,816	6.4%	$20.50
2023	2	2,373	1.6%	15,658	10.5%	$51,617	1.6%	$21.75
2024	7	29,186	19.6%	44,844	30.1%	$769,491	24.3%	$26.37
2025	3	29,861	20.1%	74,705	50.2%	$895,409	28.2%	$29.99
2026	2	28,144	18.9%	102,849	69.1%	$666,183	21.0%	$23.67
2027	0	0	0.0%	102,849	69.1%	$0	0.0%	$0.00
2028	0	0	0.0%	102,849	69.1%	$0	0.0%	$0.00
2029	1	12,615	8.5%	115,464	77.6%	$327,359	10.3%	$25.95
2030	1	7,033	4.7%	122,497	82.3%	$184,405	5.8%	$26.22
2031	1	1,647	1.1%	124,144	83.4%	$14,832	0.5%	$9.01
Thereafter	0	0	0.0%	124,144	83.4%	$0	0.0%	$0.00
Vacant	0	24,737	16.6%	148,881	100.0%	$0	0.0%	$0.00
Total/Weighted Average	26	148,881	100.0%			$3,172,641	100.0%	$25.56(3)
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the Lease Expiration Schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Poplar Run Property:

Historical Occupancy

12/31/2017(1)(2)	12/31/2018(2)(3)	12/31/2019(3)	12/31/2020(3)	9/23/2021(4)
82.0%	71.0%	82.0%	88.0%	83.4%
(1)	Information obtained from a third party market research report.
(2)	The decrease of occupancy from YE 2017 to YE 2018 is attributable to five tenants totalling 28,803 square feet vacating the Poplar Run Property. A total of 35,097 square feet of new leases in 2019 were signed, bringing occupancy to its current level.
(3)	Information obtained from the borrower.
(4)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of November 9, 2021 the Poplar Run Property is open and operating. The first debt service payment is due in January 2022. Rent collections for tenants at the Poplar Run Property for the months of September and October were 100.0%.

Market Overview and Competition. The Poplar Run Property is located in Alexandria, Virginia, within the Fairfax County and is approximately 10 miles from Washington D.C.’s central business district. With more than 119.0 million square feet of space, the Fairfax office market is the 2nd largest suburban office market in the nation and the largest in the metro D.C area. The Poplar Run Property’s neighborhood is located immediately south of the Springfield interchange, which serves Interstate 495, Interstate 95 and Interstate 395. The Poplar Run Property is also located approximately 9.1 miles southwest of the new Amazon HQ2 site and 10.1 miles southwest of the Ronald Regan International Airport. The Poplar Run Property is approximately 3.0 miles west of former Landmark Mall, which permanently closed in 2017 and will soon become a 4.0 million square foot re-development mixed-use center which will include medical office buildings, for-rent and for-sale multifamily apartments, retail space, commercial space, entertainment offerings and outdoor parks. Additionally, the development will include a transit hub anchoring the city’s proposed bus rapid network, Dash, and Metrobus. According to a third party report, the estimated 2021 population within a one-, three- and five-mile radius of the Poplar Run Property was approximately 11,403, 167,270 and 448,763, respectively; and the estimated 2021 average household income within the same radii was approximately $132,592, $121,578, and $130,256, respectively.

Submarket Information - According to a third party report, the Poplar Run Property is located in the Springfield/Burke submarket within the Washington D.C. office market. As of the current quarter, the Springfield/Burke submarket reported a total inventory of approximately 7.7 million square feet, with a 17.4% vacancy rate and average asking rents of $29.44 per square foot.

Appraiser’s Competitive Set – The appraiser identified seven primary competitive properties for the Poplar Run Property totaling approximately 653,488 square feet.

A-3-123

Office – Suburban	Loan #13	Cut-off Date Balance:	$17,955,688
5285 Shawnee Road	Poplar Run	Cut-off Date LTV:	70.0%
Alexandria, VA 22312		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	11.4%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Poplar Run Property:

Market Rent Summary(1)

	Office	Storage	Deli/Cafe
Market Rent (PSF)	$25.00	$17.00	$9.00
Lease Term (Years)	60	60	60
Lease Type (Reimbursements)	FS	Net	FS
Tenant Improvements (New/Renew (PSF)	$30/$15	$0/$0	$0/$0
Free Rent (Months)	5	0	0
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Poplar Run Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Annandale Financial Center	Annandale, VA	1989/2000	87.0%	64,427	Mar-2021	$9,500,000	$147.45
Pendar Business Park	Fairfax, VA	2000/NAP	86.0%	171,061	Oct-2020	$25,100,000	$146.73
One Jefferson Park	Falls Church, VA	1973/2018	92.0%	282,542	Mar-2020	$52,000,000	$184.04
Lakeview East & West	Ashburn, VA	2009/NAP	95.0%	204,129	Jan-2020	$46,500,000	$227.80
Tysons Office Center	Vienna, VA	1981/NAP	89.0%	141,991	Jun-2019	$30,250,000	$213.04
(1)	Information obtained from the appraisal.

A-3-124

Office – Suburban	Loan #13	Cut-off Date Balance:	$17,955,688
5285 Shawnee Road	Poplar Run	Cut-off Date LTV:	70.0%
Alexandria, VA 22312		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	11.4%

The following table presents certain information relating to comparable office leases related to the Poplar Run Property:

Comparable Office Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Poplar Run (subject) Alexandria, VA	1989	148,881(2)
Heritage I 7617 Little River Turnpike Annandale, VA	1970	82,000	Carient Heart & Vascular PC	1,742	Jul-2021	6.5 Yrs.	$28.50	FS
Annandale Office Center 6715 Little River Turnpike Annandale, VA	1986	52,000	National Latina Institute for Reproductive Justice	2,691	Jun-2021	3.0 Yrs.	$23.50	FS
Annandale Financial Center 7010 Little River Turnpike Annandale, VA	1988	64,000	SAF Cleaning Services LLC	2,714	Apr-2021	6.0 Yrs.	$23.00	FS
Springfield Executive Center 5501 Backlick Road Springfield, VA	1985	83,000	Seneca Real Estate, Inc.	4,272	Apr-2021	6.0 Yrs.	$24.00	FS
5500 Cherokee Avenue Alexandria, VA	1986	57,304	Geologics Corporation	4,564	Jan-2021	1.0 Yrs.	$24.50	FS
6800 Versar Center Springfield, VA	1987	115,183	Hillman Consulting	4,401	Dec-2020	3.0 Yrs.	$22.00	FS
Heritage Center 4 7619 Little River Turnpike Annandale, VA	2003	200,000	Professional Healthcare Resources Inc.	10,018	May-2020	4.0 Yrs.	$27.50	FS
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

A-3-125

Office – Suburban	Loan #13	Cut-off Date Balance:	$17,955,688
5285 Shawnee Road	Poplar Run	Cut-off Date LTV:	70.0%
Alexandria, VA 22312		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	11.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Poplar Run Property:

Cash Flow Analysis

	2018	2019	2020	TTM 8/31/2021	U/W	%(1)	U/W $ per SF
Gross Potential Rent	$2,384,319	$2,440,451	$2,992,295	$2,880,212	$3,731,428	98.9%	$25.06
Other Income	20,419	20,990	22,218	25,350	25,350	0.7	0.17
Total Recoveries	9,266	25,394	69,096	101,403	17,513	0.5	0.12
Net Rental Income	$2,414,005	$2,486,836	$3,083,608	$3,006,965	$3,774,291	100.0%	$25.35
(Vacancy & Credit Loss)	0	0	0	0	(558,787)	(15.0)(3)	(3.75)
Effective Gross Income	$2,414,005	$2,486,836	$3,083,608	$3,006,965	$3,215,504	85.2%	$21.60

Real Estate Taxes	314,892	290,862	298,454	285,275	278,686	8.7	1.87
Insurance	21,893	22,527	30,513	33,312	33,417	1.0	0.22
Management Fee	72,420	74,608	92,508	90,209	96,465	3.0	0.65
Other Operating Expenses	784,819	784,196	749,202	771,715	760,061	23.6	5.11
Total Operating Expenses	$1,194,023	$1,172,193	$1,170,678	$1,180,512	$1,168,629	36.3%	$7.85

Net Operating Income	$1,219,981	$1,314,643	$1,912,931	$1,826,453	$2,046,875	63.7%	$13.75
Replacement Reserves	0	0	0	0	37,220	1.2	0.25
TI/LC	0	0	0	0	200,989	6.3	1.35
Net Cash Flow	$1,219,981	$1,314,643	$1,912,931	$1,826,453	$1,808,666	56.2%	$12.15

NOI DSCR	1.28x	1.38x	2.00x	1.91x	2.14x
NCF DSCR	1.28x	1.38x	2.00x	1.91x	1.90x
NOI Debt Yield	6.8%	7.3%	10.7%	10.2%	11.4%
NCF Debt Yield	6.8%	7.3%	10.7%	10.2%	10.1%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Underwritten Gross Potential Rent includes rent steps of $82,130 through October 2022 and vacant space underwritten at market rent.
(3)	The underwritten economic vacancy is 14.9%. The Poplar Run Property was 83.4% leased as of September 23, 2021.

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A-3-127

No. 14 – Tech Ridge Office Park

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	BSPRT		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$17,350,000		Location:	Tulsa, OK
	Cut-off Date Balance:	$17,324,688		Size:	550,684 SF
	% of Initial Pool Balance:	2.3%		Cut-off Date Balance Per SF:	$31.46
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$25.03
	Borrower Sponsor:	Kamyar Mateen		Year Built/Renovated:	1975/NAP
	Guarantor:	Kamyar Mateen		Title Vesting:	Fee
	Mortgage Rate:	3.9300%		Property Manager:	Tech Ridge Properties GP, LLC (an affiliate of the borrower)
	Note Date:	November 5, 2021		Current Occupancy (As of):	71.4% (9/30/2021)
	Seasoning:	1 month		YE 2020 Occupancy:	65.4%
	Maturity Date:	November 6, 2031		YE 2019 Occupancy:	69.4%
	IO Period:	0 months		YE 2018 Occupancy:	69.5%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	73.0%
	Amortization Term (Original):	360 months		As-Is Appraised Value(1)(2):	$27,380,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF(1)(2):	$49.72
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date(1):	October 8, 2021
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information(2)
	Additional Debt Type (Balance):	NAP		TTM NOI (8/31/2021):	$1,992,369
				YE 2020 NOI:	$1,950,816
				YE 2019 NOI:	$2,403,045
				YE 2018 NOI:	$2,285,414
				U/W Revenues:	$4,732,637
				U/W Expenses:	$2,737,960
Escrows and Reserves				U/W NOI:	$1,994,676
	Initial	Monthly	Cap	U/W NCF:	$1,609,197
Taxes	$256,543	$28,505	NAP	U/W DSCR based on NOI/NCF:	2.02x / 1.63x
Insurance	$113,126	$18,854	NAP	U/W Debt Yield based on NOI/NCF:	11.5% / 9.3%
Replacement Reserve	$0	$11,561	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	14.5% / 11.7%
TI/LC Reserve	$850,000	$20,651	$1,250,000	Cut-off Date LTV Ratio(1):	63.3%
Free Rent Reserve	$58,772	$0	NAP	LTV Ratio at Maturity(1):	50.3%
Deferred Maintenance	$43,830	$0	NAP

Sources and Uses
Sources			Uses
Loan Amount	$17,350,000	100.0%	Loan Payoff(3)	$15,638,675	90.1%
			Reserves	1,322,270	7.6
			Closing Costs	385,515	2.2
			Return of Equity	3,540	0.0
Total Sources	$17,350,000	100.0%	Total Uses	$17,350,000	100.0%

(1)	The As-Is Appraised Value includes land value of $1,380,000 for a parcel that is a parking lot. The Tech Ridge Office Park Mortgage Loan (as defined below) does not permit any release.

(2)	While the Tech Ridge Office Park Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Tech Ridge Office Park Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	Loan Payoff includes $74,584 of interest, $500 of payoff processing fee and $831,111 of reserve balance credit. The Tech Ridge Office Park Mortgage Loan was previously securitized in the JPMCC 2016-JP4 Mortgage Trust.

The Mortgage Loan. The mortgage loan (the “Tech Ridge Office Park Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a suburban office business park totaling 550,684 square feet located in Tulsa, Oklahoma (the “Tech Ridge Office Park Property”).

A-3-128

Office – Suburban	Loan #14	Cut-off Date Balance:	$17,324,688
9726 East 42nd Street	Tech Ridge Office Park	Cut-off Date LTV:	63.3%
Tulsa, OK 74146		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	11.5%

The Property. The Tech Ridge Office Park Property is a 13-building, multi-tenant, Class B suburban office space consisting of 550,684 rentable square feet situated on 39.6 acres of land. The buildings range in size from 6,009 square feet to 61,595 square feet. Two of the buildings are four-story buildings, one is one-story and the remaining ten buildings are two-story. The Tech Ridge Office Park features on-site FedEx and UPS drop boxes, evening and weekend security patrol and a new 4,000 square foot gym plus locker rooms. Since 2018, the sponsor has invested approximately $1.1 million in the Tech Ridge Office Park through general capital expenditures. The Tech Ridge Office Park Property includes 2,608 surface parking spaces for a ratio of 4.74 spaces per 1,000 square feet. As of September 30, 2021, the Tech Ridge Office Park Property was 71.4% leased to 111 tenants, with the largest tenant making up 14.6% of the net rentable area and 19.3% of underwritten base rent.

Major Tenants. Largest Tenant: Community Strategies (80,402 square feet; 14.6% of NRA; 19.3% of U/W base rent; 11/30/2026 lease expiration)- Community Strategies is the governing school board to Epic Charter Schools, Oklahoma’s largest public and virtual school system. Community Strategies has been a tenant at the Tech Ridge Office Park Property since 2013 and has progressively expanded over the years. Community Strategies expanded to 18,807 square feet of additional space at the Tech Ridge Office Property Park Property in September. At origination, $58,772 was reserved for Free Rent in connection to Community Strategies with monthly disbursements of $19,591 from December 6, 2021 to February 6, 2022. Community Strategies currently occupies 13 suites in the Tech Ridge Office Park Property on a lease expiring on November 30,2026 with no renewal remaining or termination options.

Second Largest Tenant: Dove Charter Public School Foundation (52,313 square feet; 9.5% of NRA; 7.3% of U/W base rent; 7/31/2026 lease expiration)- Dove Charter Public School Foundation provides and maintains educational facilities for four Dove charter schools in the Tulsa and Oklahoma City areas. Dove Charter Public School Foundation has been a tenant at the Tech Ridge Office Park Property since 2019 under a lease that commenced on August 1, 2019 and expires on July 31, 2026, with one, five-year renewal option remaining and no termination options.

Third Largest Tenant: Audubon Field Solutions, LLC (18,839 square feet; 3.4% of NRA; 5.2% of U/W base rent; 11/30/2022 lease expiration)- Audubon is a provider of engineering, technical, and management services, utilizing innovative and sustainable solutions with a focus on the energy industry. Audubon currently has 12 locations worldwide. Audubon has been a tenant at the Tech Ridge Office Park Property since 2014 under a lease that commenced on May 1, 2014 and expires on November 30, 2022, with one, five-year or three-year renewal option remaining and no termination options.

The following table presents certain information relating to the tenancy at the Tech Ridge Office Park Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Community Strategies	NR/NR/NR	80,402	14.6%	$11.04	$887,481	19.3%	11/30/2026	None	N
Dove Charter Public School Foundation	NR/NR/NR	52,313	9.5%	$6.43	$336,180	7.3%	7/31/2026	1-5yr	N
Audubon Field Solutions, LLC	NR/NR/NR	18,839	3.4%	$12.67	$238,690	5.2%	11/30/2022	1-3yr or 1-5yr	N
Fox Rent A Car	NR/NR/NR	17,164	3.1%	$12.75	$218,841	4.8%	9/30/2023	None	N
Advanced Pain Management Center of Oklahoma, LLC	NR/NR/NR	15,559	2.8%	$13.00	$202,267	4.4%	2/28/2026	1-5yr	Y(2)

Total Major Tenants		184,277	33.5%	$10.22	$1,883,459	41.0%
Non-Major Tenant		208,675	37.9%	$13.00	$2,712,042	59.0%

Occupied Collateral		392,952	71.4%	$11.69	$4,595,501	100.0%

Vacant		157,732	28.6%

Collateral Total		550,684	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through June 2022 totaling $147,340.

(2)	Advanced Pain Management Center of Oklahoma, LLC has a one-time termination option effective February 28, 2023 upon six month’ notice and paying a termination fee equal to unamortized leasing commission and unamortized tenant improvement costs, plus an additional four months’ rent.

A-3-129

Office – Suburban	Loan #14	Cut-off Date Balance:	$17,324,688
9726 East 42nd Street	Tech Ridge Office Park	Cut-off Date LTV:	63.3%
Tulsa, OK 74146		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	11.5%

The following table presents certain information relating to the lease rollover schedule at the Tech Ridge Office Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	354	0.1%	354	0.10%	$1,200	0.0%	$3.39
2021	7	4,656	0.8%	5,010	0.90%	$57,912	1.3%	$12.44
2022	41	83,569	15.2%	88,579	16.1%	$1,139,780	24.8%	$13.64
2023	23	57,469	10.4%	146,048	26.5%	$751,747	16.4%	$13.08
2024	20	45,323	8.2%	191,371	34.8%	$658,403	14.3%	$14.53
2025	7	23,867	4.3%	215,238	39.1%	$289,024	6.3%	$12.11
2026	7	156,677	28.5%	371,915	67.5%	$1,531,591	33.3%	$9.78
2027	3	5,277	1.0%	377,192	68.5%	$72,323	1.6%	$13.71
2028	0	0	0.0%	377,192	68.5%	$0	0.0%	$0.00
2029	1	5,517	1.0%	382,709	69.5%	$67,859	1.5%	$12.30
2030	1	2,053	0.4%	384,762	69.9%	$25,662	0.6%	$12.50
2031	0	0	0.0%	384,762	69.9%	$0	0.0%	$0.00
Thereafter(4)	4	8,190	1.5%	392,952	71.4%	$0	0.0%	$0.00
Vacant	0	157,732	28.6%	550,684	100.0%	$0	0.0%	$0.00
Total/Weighted Average	115	550,684	100.0%			$4,595,501	100.0%	$11.69(3)(4)
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Includes a 3,602 square foot non-revenue space attributable to the management office and a 4,588 square foot non-revenue space attributable to the fitness center.

The following table presents historical occupancy percentages at the Tech Ridge Office Park Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(2)	12/31/2019(2)	12/31/2020(2)	9/30/2021(3)
73.0%	69.5%	69.4%	65.4%	71.4%
(1)	Information obtained from a third party market research report.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of November 9, 2021 the Tech Ridge Office Park Property is open and operating. The first debt service payment is due in December 2021. Rent collections for tenants at the Tech Ridge Property for the months of September and October were 95.0%.

Market Overview and Competition. The Tech Ridge Office Park Property is located within the Tulsa, OK Metropolitan Statistical Area (the “Tulsa MSA” and is approximately 8.3 miles from Downtown Tulsa. Primary access to the area is provided by Interstate 44 and Highway 64 located 8.2 miles and 9.2 miles from the Tech Ridge Office Park Property, respectively. The commercial uses along East 41st street east and west of the Tech Ridge Office Park Property is varied and includes fast foods, banks, free standing and strip retail, and office. To the south of the Tech Ridge Office Park Property are primarily industrial type properties and to the north are primarily single family residential. The Tulsa MSA had an unemployment rate of 2.9% as of August 2021. Major employers in the Tulsa MSA include American Airlines, AAON, AEPPublic Service Co, Alorica Inc. and AT&T. According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius of the Tech Ridge Office Park Property was approximately 9,410, 92,435 and 223,414, respectively; and the estimated 2021 average household income within the same radii was approximately $49,195, $64,193, and $77,359, respectively.

Submarket Information - According to the appraisal report, the Tech Ridge Office Park Property is located in the Midtown submarket within the Tulsa office market. As of the third quarter 2021, the Midtown office submarket reported a total inventory of approximately 6.7 million square feet, with a 11.7% vacancy rate and average asking rents of $15.98 per square foot.

Appraiser’s Competitive Set – The appraiser identified eight primary competitive properties for the Tech Ridge Office Park Property totaling approximately 1.4 million square feet, which reported an average occupancy rate of 84.5%.

A-3-130

Office – Suburban	Loan #14	Cut-off Date Balance:	$17,324,688
9726 East 42nd Street	Tech Ridge Office Park	Cut-off Date LTV:	63.3%
Tulsa, OK 74146		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	11.5%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Tech Ridge Office Park Property:

Market Rent Summary(1)

	0-1,000 SF Office Space	1,000-2,500 SF Office Space	2,500-5,000 SF Office Space	Large Office Space	Executive Suite Space
Market Rent (PSF)	$13.00	$13.00	$12.50	$12.50	$18.00
Lease Term (Years)	60	60	60	84	36
Lease Type (Reimbursements)	FS	FS	FS	FS	FS
Tenant Improvements (New/Renew (PSF)	$3/$0.50	$3/$0.50	$3/$0.50	$5/$1	$0/$0.50
Free Rent (Months)	0	0	0	0	0
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Tech Ridge Office Park Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Executive Center II	Tulsa, OK	1984/2018	82.0%	112,000	Aug-2021	$9,100,000	$81.25
LXP-AT&T	Oklahoma City, OK	1998/NAP	100.0%	128,500	Dec-2020	$18,574,998	$144.55
Tollway Tower	Dallas, TX	1984/2017	87.0%	321,578	Dec-2020	$50,000,000	$155.48
Union Plaza Office Building	Oklahoma City, OK	1980/NAP	80.0%	250,628	Oct-2019	$21,850,000	$87.18
Doctors Building	Little Rock, AR	1962/1974	95.0%	173,000	Sep-2019	$16,500,000	$95.38
(1)	Information obtained from the appraisal.

A-3-131

Office – Suburban	Loan #14	Cut-off Date Balance:	$17,324,688
9726 East 42nd Street	Tech Ridge Office Park	Cut-off Date LTV:	63.3%
Tulsa, OK 74146		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	11.5%

The following table presents certain information relating to comparable office leases related to Tech Ridge Office Park:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Tech Ridge Office Park (subject) Tulsa, OK	1975/NAP	550,684(2)	71.4%(2)
Office Campus 12222 State Farm Tulsa, OK	1989/2010	289,909	100.0%	NAV	35,000	Jul-2021	7.3 Yrs.	$15.00	FS
Corporate Woods 4500 South 129th Avenue Tulsa, OK	1980/2018	522,438	95.8%	NAV NAV	17,822 18,977	Mar-2021 Jul-2021	1.0 Yrs. 3.0 Yrs.	$14.00 $16.00	FS FS
Towne Centre Office Park 10810 East 45th street Tulsa, OK	1980/NAP	87,616	83.0%	BlackHawk Industrial NAV Flynt & Kallenberger Consulting	18,481 12,397 1,800	May-2021 Jul-2021 Jul-2016	5.0 Yrs. 3.0 Yrs. 5.3 Yrs.	$13.50 $13.50 $13.50	FS FS FS
Eastgate Metroplex 14002 East 21st street Tulsa, OK	1986/2008	86,000	78.0%	CxLoyalty	30,000	Jan-2018	7.0 Yrs.	$14.75	NNN
Exchange Center 4606 South Garnett Road Tulsa, OK	1979/NAP	145,081	43.0%	FEMA	10,218	Jun-2019	12.0 Yrs.	$16.00	FS
Commerce Tower 5801 41st Street Tulsa, OK	1980/NAP	108,076	75.0%	John F Bufogle R& Consulting Services Inc Force Personnel	744 1,199 644	Jun-2020 Apr-2020 Oct-2019	5.0 Yrs. 2.0 Yrs. 3.0 Yrs.	$13.00 $12.00 $15.30	FS FS FS
Shadow Mountain Office Center 5840 South Memorial Drive Tulsa, OK	1974/NAP	66,500	65.7%	NAV NAV NAV	452 1,496 903	Nov-2021 May-2021 Mar-2021	3.0 Yrs. 3.0 Yrs. 3.0 Yrs.	$11.50 $10.50 $10.50	FS FS FS
Fox Plaza 5416 South Yale Avenue Tulsa, OK	1970/NAP	88,334	67.2%	NAV	1,223	Jun-2021	3.0 Yrs.	$12.50	FSG
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

A-3-132

Office – Suburban	Loan #14	Cut-off Date Balance:	$17,324,688
9726 East 42nd Street	Tech Ridge Office Park	Cut-off Date LTV:	63.3%
Tulsa, OK 74146		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	11.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Tech Ridge Office Park Property:

Cash Flow Analysis

	2018	2019	2020	TTM 8/31/2021	U/W	%(1)	U/W $ per SF
Base Rent	$4,810,464	$4,945,901	$4,557,677	$4,594,347	$6,571,191	98.0%	$11.93
Bad Debt	(12,201)	(7,201)	(12,820)	(12,820)	0	0.0	0.00
Gross Potential Rent	$4,798,262	$4,938,699	$4,544,857	$4,581,527	$6,571,191(2)	98.0%	$11.93
Other Income	169,620	160,921	68,519	88,771	88,771	1.3	0.16
Total Recoveries	63,445	142,091	4,976	19,076	48,364	0.7	0.09
Net Rental Income	$5,031,327	$5,241,712	$4,618,353	$4,689,374	$6,708,327	100.0%	$12.18
(Vacancy & Credit Loss)	0	0	0	0	(1,975,690)	(30.1)(3)	(3.59)
Effective Gross Income	$5,031,327	$5,241,712	$4,618,353	$4,689,374	$4,732,637	70.5%	$8.59

Real Estate Taxes	334,829	342,085	330,137	321,369	332,094	7.0	0.60
Insurance	103,937	135,064	171,740	186,546	215,478	4.6	0.39
Management Fee	150,940	157,251	138,551	140,681	141,979	3.0	0.26
Other Operating Expenses	2,156,208	2,204,266	2,027,109	2,048,409	2,048,409	43.3	3.72
Total Operating Expenses	$2,745,913	$2,838,667	$2,667,536	$2,697,005	$2,737,960	57.9%	$4.97

Net Operating Income	$2,285,414	$2,403,045	$1,950,816	$1,992,369	$1,994,676	42.1%	$3.62
Replacement Reserves	0	0	0	0	137,671	2.9	0.25
TI/LC	13,867	0	0	0	247,808	5.2	0.45
Net Cash Flow	$2,271,547	$2,403,045	$1,950,816	$1,992,369	$1,609,197	34.0%	$2.92

NOI DSCR	2.32x	2.44x	1.98x	2.02x	2.02x
NCF DSCR	2.30x	2.44x	1.98x	2.02x	1.63x
NOI Debt Yield	13.2%	13.9%	11.3%	11.5%	11.5%
NCF Debt Yield	13.1%	13.9%	11.3%	11.5%	9.3%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Underwritten Gross Potential Rent includes rent steps of $147,340 through June 2022 and vacant space underwritten at market rent.

(3)	The underwritten economic vacancy is 29.8%. The Tech Ridge Office Park Property was 71.4% leased as of September 30, 2021.

A-3-133

No. 15 – StorQuest Thousand Oaks

Mortgage Loan Information				Mortgaged Property Information(3)
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Self Storage – Self Storage
	Original Principal Balance:	$14,000,000		Location:	Thousand Oaks, CA
	Cut-off Date Balance:	$14,000,000		Size:	56,504 SF
	% of Initial Pool Balance:	1.8%		Cut-off Date Balance Per SF:	$247.77
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$247.77
	Borrower Sponsor:	Clark W. Porter, Timothy B. Hobin, William W. Hobin		Year Built/Renovated:	2010/NAP
	Guarantors:	Clark W. Porter, Timothy B. Hobin, William W. Hobin		Title Vesting:	Fee
	Mortgage Rate:	3.253%		Property Manager:	William Warren Properties, Inc.
	Note Date:	November 1, 2021		Current Occupancy (As of):	93.4% (9/30/2021)
	Seasoning:	1 month		YE 2020 Occupancy:	93.4%
	Maturity Date:	November 11, 2031		YE 2019 Occupancy:	93.5%
	IO Period:	120 months		YE 2018 Occupancy:	90.9%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	NAP
	Amortization Term (Original):	0 months		Appraised Value:	$22,570,000
	Loan Amortization Type:	Interest Only		Appraised Value Per SF:	$399.44
	Call Protection:	L(25), YM1(91), O(4)		Appraisal Valuation Date:	September 28, 2021
	Lockbox Type:	Springing/Springing Cash Management
	Additional Debt:	NAP		Underwriting and Financial Information(3)
	Additional Debt Type (Balance):	NAP		TTM NOI (9/30/2021):	$1,174,834
				YE 2020 NOI:	$1,026,015
				YE 2019 NOI:	$996,590
				YE 2018 NOI:	NAP
				U/W Revenues:	$1,685,324
				U/W Expenses:	$415,084
Escrows and Reserves				U/W NOI:	$1,270,240
	Initial	Monthly	Cap	U/W NCF:	$1,259,504
Taxes(1)	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.75x / 2.73x
Insurance(2)	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	9.1% / 9.0%
Replacement Reserve	$0	$895	$32,207	U/W Debt Yield at Maturity based on NOI/NCF:	9.1% / 9.0%
				Cut-off Date LTV Ratio:	62.0%
				LTV Ratio at Maturity:	62.0%

Sources and Uses
Sources			Uses
Loan Amount	$14,000,000	100.0%	Loan Payoff	$9,107,740	65.1%
			Closing Costs	227,380	1.6
			Return of Equity	4,664,880	33.3
Total Sources	$14,000,000	100.0%	Total Uses	$14,000,000	100.0%

(1)	Ongoing monthly tax reserve deposits in an amount equal to one-twelfth of the estimated taxes payable are not required as long as (a) no event of default is continuing and (b) the borrower pays all applicable taxes prior to interest or penalties being incurred.

(2)	Ongoing monthly insurance reserve deposits in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the required coverages will not be required as long as (a) no event of default is continuing (b) the maintained by the borrower is under one or more blanket policies reasonably acceptable to the lender, and (c) the lender has received evidence of the renewal of such policies no later than 10 business days prior to the expiration of the policies.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the StorQuest Thousand Oaks Mortgage Loan more severely than assumed in the underwriting of the StorQuest Thousand Oaks Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

A-3-134

Self Storage – Self Storage	Loan #15	Cut-off Date Balance:	$14,000,000
100 North Skyline Drive	StorQuest Thousand Oaks	Cut-off Date LTV:	62.0%
Thousand Oaks, CA 91362		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	9.1%

The Mortgage Loan. The 15th largest mortgage loan (the “StorQuest Thousand Oaks Mortgage Loan”) is secured by a first priority fee mortgage encumbering a self storage facility totaling 56,504 square feet located in Thousand Oaks, California (the “StorQuest Thousand Oaks Property”).

The Property. The StorQuest Thousand Oaks Property is a single-building, self-storage property consisting of 56,504 rentable square feet totaling 613 self storage units and two RV Sites. The StorQuest Thosand Oaks Property is four stories over a basement level and consists of interior and exterior units, with non-climate controlled units on floors 1-4 and climate controlled units on the basement level. Situated on 0.9 acres of land, The property includes 17 parking spaces in front of the leasing office and has two passenger elevators, keypad entry, and 24-hour video surveillance. The property was built in 2010 and was 93.4% leased as of 9/30/2021.

The following table presents historical occupancy percentages at the StorQuest Thousand Oaks Property:

Historical Occupancy

12/31/2018	12/31/2019	12/31/2020	9/30/2021(1)
90.9%	93.5%	93.4%	93.4%
(1)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of November 13, 2021 the StorQuest Thousand Oaks Property is open and operating. The first debt service payment is due in December 2021.

Market Overview and Competition. The StorQuest Property is located in the Westlake Village neighborhood of Thousand Oaks, CA, approximately 39.8 miles to the northwest of Los Angeles. The immediate area consists of primarily office, retail and industrial uses interspersed with multi-family complexes and single family residential. The StorQuest Thousand Oaks Property is located approximately 0.5 miles from U.S. Route 101 and 2.0 miles from State Route 23, the main highways serving the area. According to a third party market research provider, the estimated 2020 population within a one-, three- and five-mile radius of the StorQuest Thousand Oaks Property was approximately 6,738, 57,455, and 146,882, respectively; and the estimated 2020 average household income within the same radii was approximately $113,080, $141,276, and $153,980, respectively.

According to the appraisal, the primary market area for the StorQuest Thousand Oaks Property is within a three-mile radius. The appraiser identified eight competitive facilities within the market area totaling 3,998 units with vacancy ranging from 2.0% to 7.1%, with an average vacancy rate of 5.2%.

The following table presents certain information relating some comparable self storage properties for the StorQuest Thousand Oaks

Competitive Set(1)

	StorQuest Thousand Oaks (Subject)	Extra Space Storage	SoCal Self Storage	Public Storage	SoCal Self Storage	StorQuest Westlake Village	Public Storage
Location	Thousand Oaks, CA	Thousand Oaks, CA	Thousand Oaks, CA	Westlake Village, CA	Westlake Village, CA	Westlake Village, CA	Westlake Village, CA
Distance to Subject	--	0.2 miles	0.5 miles	0.7 miles	0.9 miles	2.4 miles	3.0 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/Renovated	2010/NAP	1997/NAP	1988/NAP	1978/NAP	1996/NAP	1987/NAP	2005/NAP
Total Units	615(2)	487	518	931	622	640	800
% of Climate Controlled Units	21.2(2)	0%	0%	100.0%	0%	NAP(3)	100.0%
Total SF	56,504 SF(2)	49,305 SF	51,370 SF	93,130 SF	60,443 SF	42,010 SF	91,623 SF
Occupancy	93.4%(2)	94.0%	93.0%	NAP	93.0%	96.0%	98.0%

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll as of September 31, 2021. Total units includes 2 RV sites.

(3)	The appraisal notes that this property contains a mix of climate controlled and non-climate controlled units, but the percentage is unknown.

A-3-135

Self Storage – Self Storage	Loan #15	Cut-off Date Balance:	$14,000,000
100 North Skyline Drive	StorQuest Thousand Oaks	Cut-off Date LTV:	62.0%
Thousand Oaks, CA 91362		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	9.1%

The table below presents certain information relating to comparable sales pertaining to the StorQuest Thousand Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
StorQuest Thousand Oaks (Subject)	Thousand Oaks, CA	2010/NAP	93.4%(2)	56,504	NAP	NAP	NAP
Morena Storage 908 Sherman Street	San Diego, CA	1980/NAP	90.0%	95,489	Jul-2020	$34,000,000	$356
ExtraSpace 2391 Fenton Street	Chula Vista, CA	1992/NAP	90.0%	68,471	March-2020	$27,500,000	$402
Monterey Self Storage 302 Ramona Avenue	Monterey, CA	1997/NAP	97.0%	25,222	Feb-2020	$8,000,000	$317
Lockaway Storage 220 West Ahwanee Avenue	Sunnyvale, CA	1987/NAP	85.0%	44,782	Feb-2021	$18,000,000	$402
The Storage Place 6835 & 6836 Canby Avenue	Reseda, CA	1974/NAP	90.4%	46,026	Jun-2021	$15,700,000	$341
(1)	Information obtained from the appraisal.

(2)	Information obtained from underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the StorQuest Thousand Oaks Property:

Cash Flow Analysis

	2019	2020	TTM 9/30/2021	U/W	%(1)	U/W $ PSF
Base Rent	$1,321,495	$1,380,591	$1,539,580	$1,766,161	97.7%	$31.26
Grossed Up Vacant Space	0	0	0	0	0.0%	0.00
Gross Potential Rent	$1,321,495	$1,380,591	$1,539,580	$1,766,161	97.7%	$31.26
Other Income	48,982	43,624	40,592	40,992	2.3%	0.73
Net Rental Income	$1,370,477	$1,424,215	$1,580,172	$1,807,153	100.0%	$31.98
(Vacancy & Credit Loss)	0	0	0	(121,829)(2)	(6.9%)(2)	(2.16)
Effective Gross Income	$1,370,477	$1,424,215	$1,580,172	$1,685,324	93.3%	$29.83

Real Estate Taxes	82,032	83,601	85,092	147,371	8.7%	$2.61
Insurance	6,385	7,992	8,647	8,658	0.5%	0.15
Management Fee	82,248	85,493	94,826	50,560	3.0%	0.89
Other Operating Expenses	203,222	221,114	216,773	208,495	12.4%	3.69
Total Operating Expenses	$373,887	$398,200	$405,338	$415,084	24.6%	$7.35

Net Operating Income	$996,590	$1,026,015	$1,174,834	$1,270,240	75.4%	$22.48
Replacement Reserves	0	0	0	10,736	0.6%	0.19
TI/LC	0	0	0	0	0.0%	0.00
Net Cash Flow	$996,590	$1,026,015	$1,174,834	$1,259,504	74.7%	$22.29

NOI DSCR	2.16x	2.22x	2.54x	2.75x
NCF DSCR	2.16x	2.22x	2.54x	2.73x
NOI Debt Yield	7.1%	7.3%	8.4%	9.1%
NCF Debt Yield	7.1%	7.3%	8.4%	9.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The underwritten economic vacancy is 6.9%. The StorQuest Thousand Oaks Property was 93.4% leased as of September 30, 2021.

A-3-136

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.
	A.J. Sfarra		cmbsnotices@wellsfargo.com
30 Hudson Yards, 15th Floor, | New York, NY 10001
Certificate Administrator	Computershare Trust Company, N.A. as agent for Wells Fargo Bank, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road, | Columbia, MD 21045
Master Servicer	Wells Fargo Bank, National Association
	Commercial Servicing		commercial.servicing@wellsfargo.com
Three Wells Fargo, MAC D1050-084,401 S. Tryon Street, 8th Floor | Charlotte, NC 28202
Special Servicer	CWCapital Asset Management LLC
	Attention: Brian Hanson		CWCAMContractNotices@cwcapital.com
900 19th Street NW, 8th Floor, | Washington, DC 20006
Operating Advisor & Asset Representations Reviewer	Pentalpha Surveillance LLC
	Don Simon	(203) 660-6100
PO Box 4839, | Greenwich, CT 06831
Trustee	Wilmington Trust, National Association
	General Contact	(302) 636-4140
1100 North Market St., | Wilmington, DE 19890

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 1 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
K-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
L-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)

(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

(2)	Pass-Through Rates with respect to any Class of Certificates on next month’s Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 2 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
K-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
L-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 3 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Certificate Interest Reconciliation Detail

Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
L-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 4 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Exchangeable Certificate Detail

Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Exchangeable Certificate Details
A-3 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Certificates Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 5 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Additional Information

Total Available Distribution Amount (1)	0.00

(1)	The Available Distribution Amount includes any Prepayment Premiums.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 6 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 7 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 8 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.
(4)	Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 9 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹
Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 10 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.
(4)	Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 11 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.
(4)	Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 12 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.
(4)	Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 13 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 14 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Mortgage Loan Detail (Part 2)

Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 15 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Principal Prepayment Detail

			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 16 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Historical Detail

	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1) Foreclosure and REO Totals are included in the delinquencies aging categories.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 17 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Delinquency Loan Detail

Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 18 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jan-22	0	0	0	0	0	0
Dec-21	0	0	0	0	0	0
Nov-21	0	0	0	0	0	0
Oct-21	0	0	0	0	0	0
Sep-21	0	0	0	0	0	0
Aug-21	0	0	0	0	0	0
Jul-21	0	0	0	0	0	0
Jun-21	0	0	0	0	0	0
May-21	0	0	0	0	0	0
Apr-21	0	0	0	0	0	0
Mar-21	0	0	0	0	0	0
Feb-21	0	0	0	0	0	0

(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 19 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Specially Serviced Loan Detail - Part 1

Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 20 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Specially Serviced Loan Detail - Part 2

Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined
2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 21 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Modified Loan Detail

		Pre-Modification		Post-Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Modification Closing Date	Modification Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 22 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Historical Liquidated Loan Detail

Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 23 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Historical Bond / Collateral Loss Reconciliation Detail

Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 24 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 25 of 26

Distribution Date:	01/18/22	Wells Fargo Commercial Mortgage Trust 2021-C61
Determination Date:	01/11/22
Next Distribution Date:	02/18/22	Commercial Mortgage Pass-Through Certificates
Record Date:	12/31/21	Series 2021-C61

Supplemental Notes

None

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 26 of 26

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of December 1, 2021 (the “Pooling and Servicing Agreement”).

Transaction: Wells Fargo Commercial Mortgage Trust 2021-C61, Commercial Mortgage Pass-Through Certificates Series 2021-C61

Operating Advisor: Pentalpha Surveillance LLC

Special Servicer: CWCapital Asset Management LLC

Directing Certificateholder: LD III Sub IV LLC

I.         Population of Mortgage Loans that Were Considered in Compiling this Report

1.  The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)

[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.  Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.

3.  After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

(a)

with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

________________________

________________________

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

________________________

________________________

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

________________________

________________________

II.       Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.      List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.  Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.  Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.  The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.  [LIST OTHER REVIEWED INFORMATION].

5.  [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.       Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.  As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

2.  In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.  Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.  The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.  Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.  There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.  The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.  This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.  Intentionally Omitted.

2.  Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.  Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan

 D-1-1

is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or Prepayment Premium/Yield Maintenance Charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.  Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.  Intentionally Omitted.

6.  Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

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7.  Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.  Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to

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generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.  Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph 7 above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor

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and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the

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related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

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Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to

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the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

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21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any Prepayment Premiums and Yield Maintenance Charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, Yield Maintenance Charge or Prepayment Premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and

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applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary

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bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking

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into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (“TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with

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the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1 or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal

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balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b) The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

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(c) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d) The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e) Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)  The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g) The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)  The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)  Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of

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the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)  Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property

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(other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

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45. Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent

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inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

LMF Commercial, LLC	Wells Fargo Bank, National Association	Ladder Capital Finance LLC	Column Financial, Inc.	UBS AG, New York Branch	BSPRT CMBS Finance, LLC	Oceanview Commercial Mortgage Finance, LLC
None	None	None	980 Madison (Loan No. 6)	None	None	501 Great Circle (Loan No. 9)

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

LMF Commercial, LLC	Wells Fargo Bank, National Association	Ladder Capital Finance LLC	Column Financial, Inc.	UBS AG, New York Branch	BSPRT CMBS Finance, LLC	Oceanview Commercial Mortgage Finance, LLC
None	None	None	None	None	None	None

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

LMF Commercial, LLC	Wells Fargo Bank, National Association	Ladder Capital Finance LLC	Column Financial, Inc.	UBS AG, New York Branch	BSPRT CMBS Finance, LLC	Oceanview Commercial Mortgage Finance, LLC
Farmington CVS (Loan No. 54) Murfreesboro CVS (Loan No. 58)	None	None	Woods Crossing Apartments (Loan No. 36) Clubside Apartments (Loan No. 39) Beach Bluff Apartments (Loan No. 42)	None	None	None

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(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(8) Permitted Liens; Title Insurance	Hague + Galleries Mixed Use Portfolio (Loan No. 3)	The Hague – Rochester Gas & Electric Corporation, the largest tenant at The Hague Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property if the Mortgagor decides to accept a bona fide offer from a third party to purchase all or a portion of The Hague Mortgaged Property. The right of first refusal does not apply to a transfer of the Mortgaged Property in a foreclosure or other exercise of remedies by the lender, but it will apply to any subsequent transfer.
(8) Permitted Liens; Title Insurance	Farmington CVS (Loan No. 54)	Commencing on February 1, 2041 (the commencement of the first extension term under the lease) the sole tenant, Grand St. Paul CVS, L.L.C., has a right of first refusal if the Mortgagor receives a written offer from an unaffiliated party that it intends to accept. Such right does not apply to any sale or conveyance of the leased premises during (i) a foreclosure (or similar proceeding) of a bona fide mortgage or deed of trust or to any conveyance in lieu of foreclosure of such a mortgage or deed of trust or (ii) to a person controlling, controlled by or under common control with the Mortgagor.
(8) Permitted Liens; Title Insurance	Murfreesboro CVS (Loan No. 58)	Commencing on February 1, 2038 (the commencement of the first extension term under the lease) the sole tenant, Tennessee CVS Pharmacy, L.L.C., has a right of first refusal if the Mortgagor receives a written offer from an unaffiliated party that it intends to accept. Such right does not apply to any sale or conveyance of the leased premises during (i) a foreclosure (or similar proceeding) of a bona fide mortgage or deed of trust or to any conveyance in lieu of foreclosure of such a mortgage or deed of trust or (ii) to a person controlling, controlled by or under common control with the Mortgagor.
(12) Condition of Property	Martin Village (Loan No. 17)	The date of the engineering report is November 22, 2019, one month prior to the Mortgage Loan origination date. However, the Mortgaged Property was inspected more than 12 months prior to the Cut-off Date.
(18) Insurance	Farmington CVS (Loan No. 54)

The sole tenant at the Mortgaged Property (Grand St. Paul CVS, L.L.C.), carries the insurance policies (pursuant to the terms of its lease), which may not in all respects comply with the insurance requirements under the Mortgage Loan documents, including, but not limited to: (i) the CVS policy

D-2-1

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

does not provide terrorism coverage, (ii) the deductible ($40 million) does not meet the representation requirements, and (iii) CVS holds the insurance proceeds in the event of a casualty. Pursuant to the terms of the lease, upon the happening of a casualty, CVS is under the obligation to rebuild regardless of the cause of the casualty and is not permitted to abate rent or terminate the lease during the term of the Mortgage Loan.  The Mortgage Loan documents provide that if the CVS credit rating falls below BBB-, then the Mortgagor will be required to provide the requisite coverage under the Mortgage Loan documents.

(18) Insurance	CVS Moody (Loan No. 56)	The single tenant at the Mortgaged Property, CVS Pharmacy, carries the insurance policies (pursuant to the terms of its lease). These policies fail to meet the representations in four respects: (i) the CVS policy does not provide terrorism coverage, (ii) the deductible ($40 million) does not meet the representation requirements, (iii) CVS holds the insurance proceeds in the event of a casualty, and (iv) the CVS policy covers only 95% of replacement cost. Pursuant to the terms of the CVS lease, upon the happening of a casualty, CVS is under the obligation to rebuild regardless of the cause of the casualty and is not permitted to abate rent. The Mortgage Loan documents provide that if CVS is no longer the single tenant or if CVS’s credit rating falls below BBB-, then the Mortgagor will be required to provide the requisite coverage under the loan documents.
(18) Insurance	Murfreesboro CVS (Loan No. 58)	The sole tenant at the Mortgaged Property (Tennessee CVS Pharmacy, L.L.C.), carries the insurance policies (pursuant to the terms of its lease), which may not in all respects comply with the insurance requirements under the Mortgage Loan documents, including, but not limited to: (i) the CVS policy does not provide terrorism coverage, (ii) the deductible ($40 million) does not meet the representation requirements, and (iii) CVS holds the insurance proceeds in the event of a casualty. Pursuant to the terms of the lease, upon the happening of a casualty, CVS is under the obligation to rebuild regardless of the cause of the casualty and is not permitted to abate rent or terminate the lease during the term of the Mortgage Loan. The Mortgage Loan documents provide that if the CVS credit rating falls below BBB-, then the Mortgagor will be required to provide the requisite coverage under the Mortgage Loan documents.
(26) Local Law Compliance	SSA Midwest MHC Portfolio (Loan No. 10)

As of the origination date, the Mortgagor has ordered but has not received the final zoning reports for the following Mortgaged Properties: the Twin Meadows Mortgaged Property, the Werner Hancock Mortgaged Property, the

D-2-2

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Bellevue Mortgaged Property and the Gaslight Mortgaged Property.
(26) Local Law Compliance	PA & IL Self Storage Portfolio (Loan No. 40)	The Country View Storage Mortgaged Property is legally non-conforming with respect to the caretaker’s apartment as, pursuant to the zoning code, apartment use is not a permitted use under current zoning laws. In the event of a casualty, to this Mortgaged Property that exceeds 50% of the structure’s market value at the time of loss (as determined by the zoning administrator), the property may only be restored in conformance with the current zoning laws.
(26) Local Law Compliance	Byrd’s Mini Storage (Loan No. 53)	The Mortgaged Property includes a single family home on the Mortgaged Property. The Mortgaged Property is legally non-conforming with respect to the existence of a home, as a residence is not allowed in the zoning district. The tenant is currently renting on a month-to-month basis, and the borrower has agreed to remove the apartment once the tenant vacates.
(31) Acts of Terrorism Exclusion	Farmington CVS (Loan No. 54)	The tenant’s insurance policy does not provide terrorism coverage. See exception to representation number 18 above.
(31) Acts of Terrorism Exclusion	CVS Moody (Loan No. 56)	The tenant’s insurance policy does not provide terrorism coverage. See exception to representation number 18 above.
(31) Acts of Terrorism Exclusion	Murfreesboro CVS (Loan No. 58)	The tenant’s insurance policy does not provide terrorism coverage. See exception to representation number 18 above.
(33) Single Purpose Entity	Farmington CVS (Loan No. 54)	The Mortgagor is a recycled single purpose entity that was previously the guarantor of the prior loan secured by the Mortgaged Property (together with other properties which are not collateral for the Mortgage Loan, owned by other entities which are not borrowers under the Mortgage Loan), which prior loan was refinanced by the lender with the Mortgage Loan. In connection with the origination of the Mortgage Loan, the prior lender delivered a signed release, releasing the Mortgagor from all obligations and liabilities with respect to such prior loan and guaranty.
(33) Single Purpose Entity	Murfreesboro CVS (Loan No. 58)

The Mortgagor is a recycled single purpose entity that was previously the guarantor of the prior loan secured by the Mortgaged Property (together with other properties which are not collateral for the Mortgage Loan, owned by other entities which are not borrowers under the Mortgage Loan), which prior loan was refinanced by the lender with the Mortgage Loan. In connection with the origination of the

D-2-3

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Mortgage Loan, the prior lender delivered a signed release, releasing the Mortgagor from all obligations and liabilities with respect to such prior loan and guaranty.
(42) Organization of Mortgagor	Farmington CVS (Loan No. 54) Murfreesboro CVS (Loan No. 58)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.
(45) Appraisal	Martin Village (Loan No. 17)	The date of the appraisal is November 14, 2019, one month prior to the Mortgage Loan origination date, but more than 12 months prior to the Cut-off Date.

D-2-4

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Meadowood Mall (Loan No. 11)

The mortgaged property is security for 4 pari passu senior notes aggregating $80,000,000, and 1 subordinate note in the amount of $28,000,000. The loan documents permit the borrower to enter into a so-called PACE (Property-Assessed Clean Energy) loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.

(8) Permitted Liens; Title Insurance	ExchangeRight 49 (Loan No. 8)

(i) Tenant Rights of First Refusal/ Rights of First Offer. With respect to the following properties, the related single tenant has a Right of First Refusal (ROFR) to purchase the mortgaged property if the borrower receives offer as to the mortgaged property that it is otherwise willing to accept: (A) CVS Pharmacy (Waukegan, IL); (B) Valspar (Massilon, OH); (C) Walgreens (Hesperia, CA); (D) Walgreens (Chicago, IL); (E) Walgreens (Galesburg, IL); and (F) Walgreens (St. Joseph, MO). With respect to the following property, the related single tenant has a Right of First Offer (ROFO) to purchase the mortgaged property if the borrower decides to market the related property for sale: Pick ‘n Save (Wauwatosa, WI). The ROFR/ ROFO’s are not extinguished by foreclosure; however, the ROFR/ ROFO’s do not apply to foreclosure or deed in lieu thereof. (ii) Environmental Use Restrictions. Phase I environmental site assessments obtained in connection with loan origination identified the following: (A) Dollar General (East Windsor, CT). The subject property was previously used for gas station/ automotive repair purposes, and contained underground storage tanks (UST’s). While remediation activities, including soil excavation, has occurred on-site, residual contamination above remediation standards remains on-site. The property is subject to a Declaration of Environmental Land Use Restrictions, that, among other things, restricts exposure to inaccessible soils, imposes maintenance obligations as to existing paved surfaces, and prohibits demolition of the existing building. (B) Pick ‘n Save (Wauwatosa, WI). The subject property was previously used as an automobile dealership with service operations, and contained UST’s. Following conditional regulatory closure, the site was later redeveloped with contamination in-place subject to land use restrictions, and is considered a CREC. Land use restriction impose various ongoing obligations, including managing contaminated soils in connection with excavation or removal, maintaining pavement barriers over contaminated soil (and notifying the Wisconsin Department of Natural Resources of any changes), and ongoing operation and maintenance of a the existing sub-slab passive venting system. (C) Walgreens (Chicago, IL). The subject property is believed to have residual contamination above remediation standards as a result of releases from an adjacent gas station. The regulatory authority has issued a Groundwater Ordinance Notification and groundwater use restrictions for parcels in the vicinity of the gas station, including the subject property, which also prompts disclosure upon sale. The subject property is considered a CREC. (D) Walgreens (Galesburg, IL). The subject property was previously used as a gas station and auto repair facility, and on-site soil and groundwater contamination have previously been confirmed. Remediation activities have included soil and groundwater sampling, UST excavation and soil excavation removal. The Illinois EPA issued a no further

D-2-5

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

action letter in 2002 that included engineering and institutional controls, including the property’s being used for commercial/ industrial uses only, an approved safety plan for any excavation or construction near known contaminated areas, continued maintenance of concrete and asphalt barriers over contaminated soils, and restrictions on groundwater use. The subject property is considered both an REC and CREC. The loan documents contain borrower covenants to comply with related environmental restrictions affecting the various mortgaged properties. The Phase I ESA consultant provided a worst-case estimate with a statistical 90% confidence interval that the total cost for potential remediation had an upper-end range of $800,000. In lieu of obtaining a Phase II ESA, lender obtained a $4,000,000 pollution legal liability-type environmental insurance policy with $4,000,000 sublimit per claim from Sirius Specialty Insurance Corporation with an 8-year term (three years past the loan term) and having a $25,000 deductible per claim. Sirius Specialty Insurance Corporation has an S & P rating of “A-”. (E) Dollar General (Jackson, MI). The subject property was formerly used as a coal/ lumber storage yard and for auto repair operations. Residual onsite contamination has been addressed by provision of a Baseline Environmental Assessment (BEA) and Due Care Plan. Ongoing compliance with the Due Care Plan is required. The property is deemed a CREC.

(8) Permitted Liens; Title Insurance	CLC - Premier Self Storage (Loan No. 23)

The Phase I environmental site assessment obtained in connection with loan origination identified a recognized environmental condition (REC) due to residual contaminants, including methane, arsenic, benzene selenium and zinc, from the property’s prior use as a landfill. The contaminants were above residential screening levels, but below commercial levels, and, with the exception of methane, do not represent a human health risk. Methane monitors have been installed in each building and are subject to third party monitoring through 2022. Extended monitoring may be required as part of the borrower’s Baseline Environmental Assessment and Due Care Plan under Michigan law, which is required to be submitted on or before December 6, 2021. Residential land uses are not permitted.

(8) Permitted Liens; Title Insurance	Walgreens - Socorro (Loan No. 52)

Walgreens (single tenant) has Right of First Refusal (ROFR) to purchase the mortgaged property if the borrower receives offer as to the mortgaged property that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(18) Insurance	1201 Lake Robbins (Loan No. 1)

The mortgaged property is security for 4 pari passu notes aggregating $250,000,000. The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $25,000 deductible.

(18) Insurance	Meadowood Mall (Loan No. 11)

The mortgaged property is security for 4 senior pari passu notes aggregating $80,000,000 and one subordinate note in the amount of $28,000,000. (i) Property Insurance Required Deductible/ Retention Amount. The loan documents permit a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property

D-2-6

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(collectively, the “Required Deductible”). In addition, the borrower is permitted to maintain a retention amount in addition to the Required Deductible, so long as (A) the retention amount is aggregated annually, (B) the retention amount remains pre-funded at all times during the term of the loan, and (C) the borrower has submitted evidence satisfactory to the lender and rating agencies of such pre-funded arrangement at the request of the lender or rating agency: $10,000,000 aggregate deductible, subject to a $5,000,000 per occurrence deductible. The in-place coverage provides for a $100,000 deductible, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage. (ii) Liability Insurance Deductible. The loan documents permit a liability insurance deductible up to $750,000. The in-place liability coverage provides for up to a $10,000 retention.

(18) Insurance	Walgreens - Socorro (Loan No. 52)

Borrower’s obligation, if any, to provide required property and rent loss insurance (but expressly excluding terrorism and liability coverage for which the borrower must obtain and maintain) is suspended if, among other things, Walgreens either provides third party insurance or elects to self-insure in accordance with its lease and satisfies related lease conditions, including maintaining a minimum net worth of $100 million, and satisfies certain other conditions, including (i) if Walgreens self-insures, tenant or any lease guarantor’s maintaining a credit rating of at least S&P “BBB-”/ Fitch “BBB-”/ Moody’s “Baa3”; (ii) tenant’s having no rent abatement or termination remedies for any reason during the loan term, and (iii) tenant’s unconditional obligation during the loan term to restore the improvements following casualty irrespective of available insurance proceeds. Walgreens has not provided notice of its election to self-insure. Further, in the event of a casualty, the tenant controls the disbursement of available insurance proceeds.

(28) Recourse Obligations	All Wells Fargo Loans (Loan Nos. 1, 8, 11, 12, 15, 19, 23, 31, 49 and 52)

With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower’s inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.

(31) Acts of Terrorism Exclusion	All Wells Fargo Loans (Loan Nos. 1, 8, 11, 12, 15, 19, 23, 31, 49 and 52)

To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.

D-2-7

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(32) Due on Sale or Encumbrance	Meadowood Mall (Loan No. 11)

The mortgaged property is security for 4 pari passu senior notes aggregating $80,000,000, and 1 subordinate note in the amount of $28,000,000. The related Whole Loan documents permit the pledge of interest by a direct or indirect owner of the related borrower to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

D-2-8

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(8) Permitted Liens; Title Insurance	Aylett Crossing (Loan No. 37)	With respect to the related Mortgaged Property, there are various use restrictions in place pursuant to leases and recorded easements. During the term of the lease for Food Lion, no supermarket use is permitted, other than certain exceptions, and without Food Lion’s consent, the following are not permitted within 500 feet of the Food Lion premises: restaurant, theater, child care center, skating rink, bowling alley, billiard hall, bingo parlor, flea market, massage parlor, funeral home, off-track betting parlor, carnival, amusement park, circus, shows/sales using vehicles or booths in the common area, sale/lease of vehicles, banquet hall, auditorium, other place of public assembly, training or education facility, gymnasium, sport or health club, spa, dairy store, sale of alcoholic beverages for on-premises consumption, or any other recreational or entertainment-type activity. In addition, no sale, display, or rental of automotive parts, supplies, or business similar to Advance Auto Parts is permitted so long as Advance Auto Parts is a tenant in the shopping center. Also, no use of the related Mortgaged Property by someone who derives 30% or more of its gross receipts from the sale of cooked chicken and/or biscuits is permitted until one year after the neighboring property is no longer used for such use. Moreover, no use of the related Mortgaged Property by McDonald’s, Wendy’s, Hardee’s, Dairy Queen, Hot N’Now, Rally’s, Wimpy’s, Bullets, or any similar fast food restaurant for which the sale of hamburgers exceeds 25% of all sales of prepared food products is permitted. Prohibited uses also include raising, breeding or keeping of animals; mining; mineral exploration; and religious uses (other than a church, temple, mosque, etc.). In addition, the lease of the Family Dollar tenant at the related Mortgaged Property includes certain exclusive use restrictions, including limiting the leasing of space at the related Mortgaged Property to any other business operating as a variety store, variety discount store, discount department store, dollar store, off-price clothing store or thrift store.
(12) Condition of Property	Shoppes on University (Loan No. 26) Willow Plaza (Loan No. 35)	With respect to each of the subject Mortgage Loans, the date of the related engineering report is more than 12 months prior to the Cut-off Date and the related Mortgaged Properties were inspected more than 12 months prior to the Cut-off Date.
(16) Escrow Deposits	Shoppes on University (Loan No. 26)	Escrows were established with the related title company for outstanding landlord obligations and rent abatements in connection with tenant leases at the related Mortgaged Property.
(18) Insurance	All LCF Mortgage Loans (Loan Nos. 2, 7, 21, 26, 35 and 37)

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of certain insurance policies (including the all-risk/special form property policy and the rental loss and/or business interruption policy) required under the related loan documents contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Insurer, the related Mortgagor must obtain such terrorism

D-2-9

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 18, the related loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

With respect to each of the subject Mortgage Loans, subject to the other exceptions to Representation and Warranty No. 18, even where terrorism insurance is required, and regardless of whether TRIA or a similar or subsequent statute is or is not in effect, the related Mortgagor may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake) either at the time of origination of the subject Mortgage Loan or at the time the terrorism insurance is to be obtained (as applicable for the subject Mortgage Loan), and if the cost of such terrorism insurance exceeds such amount, then the related Mortgagor is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(26) Local Law Compliance	Shoppes on University (Loan No. 26)	The related Mortgaged Property (in whole or in part) constitutes a legal non-conforming use which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed or the pre-casualty/pre-destruction use is not restored (or certain key steps in connection therewith are not taken) within a specified time frame. Law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.
(26) Local Law Compliance	Shoppes on University (Loan No. 26)	There are outstanding zoning code violations at the related Mortgaged Property relating to prohibited signage at certain tenant spaces.
(26) Local Law Compliance	Aylett Crossing (Loan No. 37)	The related Mortgaged Property includes certain zoning code violations in connection with certain permits of tenants at the related Mortgaged Property.

D-2-10

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(27) Licenses and Permits	Brittany Woods Townhomes (Loan No. 21)	As of the date of origination of the subject Mortgage Loan, seven (7) of the individual dwelling units at the related Mortgage Property only had a temporary certificate of occupancy (a “TCO”). The related Mortgagor covenanted to either renew the TCO or obtain a full certificate of occupancy (“CO”) for each such unit prior to the expiration of the then existing TCO. The related Mortgagor and guarantor are recourse for losses caused by any expiration of the TCOs or for any such units to fail to obtain final COs prior to expiration of the same.
(28) Recourse Obligations	All LCF Mortgage Loans (Loan Nos. 2, 7, 21, 26, 35 and 37)

The related loan documents may limit recourse for the related Mortgagor’s commission of intentional material physical waste only to the extent that there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste.

The related loan documents may provide that transfers of interests in the related Mortgaged Property pursuant to a lease do not give rise to full recourse.

The related loan documents may provide that transfers of interests in the related Mortgagor in violation of such loan documents only give rise to recourse for losses (as opposed to full recourse) if the transfer was otherwise permitted and the related Mortgagor’s breach was failure to provide notice to the lender, so long as the related Mortgagor provides all required documentation within five business days of receipt by the related Mortgagor.

(29) Mortgage Releases	All LCF Mortgage Loans (Loan Nos. 2, 7, 21, 26, 35 and 37)	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.
(31) Acts of Terrorism Exclusion	All LCF Mortgage Loans (Loan Nos. 2, 7, 21, 26, 35 and 37)

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of certain insurance policies (including the all-risk/special form property policy and the rental loss and/or business interruption policy) required under the related loan documents contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

With respect to each of the subject Mortgage Loans, subject to the other exceptions to Representation and Warranty No. 31, even where terrorism insurance is required, and regardless of whether TRIA or a similar or subsequent statute is or is not in effect, the related Mortgagor may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss

D-2-11

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

insurance required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake) either at the time of origination of the subject Mortgage Loan or at the time the terrorism insurance is to be obtained (as applicable for the subject Mortgage Loan), and if the cost of such terrorism insurance exceeds such amount, then the related Mortgagor is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(32) Due on Sale or Encumbrance	All LCF Mortgage Loans (Loan Nos. 2, 7, 21, 26, 35 and 37)	With respect to clause (a)(v) of Representation and Warranty No. 32, mergers, acquisitions and other business combinations involving a publicly traded company may be permitted. Transfers contemplated by an exception to Representation and Warranty No. 29 or No. 34 are also permitted transfers.
(33) Single-Purpose Entity	Shoppes on University (Loan No. 26)	One of the related Mortgagors previously owned property that is not part of the collateral for the subject Mortgage Loan.
(40) No Material Default; Payment Default	Shoppes on University (Loan No. 26)	In 2020, the subject Mortgage Loan was modified in a manner that, notwithstanding the occurrence of a debt service coverage-related cash management trigger event, deferred the related Mortgagor’s obligation under the related loan agreement to establish a clearing account and the declaration of such cash management trigger event until, at lender’s option, the monthly payment date on September 6, 2020.
(45) Appraisal	Shoppes on University (Loan No. 26) Willow Plaza (Loan No. 35)	With respect to each of the subject Mortgage Loans, the related appraisal was dated more than 12 months before the Cut-off Date.

D-2-12

Column Financial, Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	OmniMax Industrial Portfolio II (Loan No. 5)	OmniMax International, LLC (“OmniMax”), the sole tenant at each of the Mortgaged Properties pursuant to two master leases (each a “Master Lease”), has a right of first offer (“ROFO”) to purchase the Mortgaged Properties (except for any related property for which such lease is terminated) in the event of a proposed sale of the Mortgaged Properties to a third party. The right of first offer has been subordinated to the Mortgage Loan documents and does not apply to a transfer of the Mortgaged Properties in connection with a foreclosure, deed-in-lieu of foreclosure or similar action in respect of such Mortgaged Properties but will apply to any subsequent transfer of such Mortgaged Properties. Additionally, to the extent that OmniMax elects to exercise such ROFO, the purchase must be for all of the Mortgaged Properties which are subject to the applicable Master Lease.
(8) Permitted Liens; Title Insurance	Hamilton Apartment Portfolio (Loan No. 16)	Each of the Mortgagors, as ground lessees under their respective Mortgaged Properties, and the applicable landlord, as ground lessor, has a right of first offer (“ROFO”) to the other’s respective interests in the applicable fee estate, the land and/or its interest in the applicable lease in the event the ground lessor or the applicable ground lessee decides to sell all or substantially all of its interest in the related premises. The applicable ROFO has been subordinated to the Mortgage. The applicable ROFO does not apply to transfers of the applicable premises and/or the ground lessor’s interest in the applicable lease (i) to any affiliate of the ground lessor or (ii) to any fee mortgagee, or in connection with any foreclosure or deed-in-lieu in respect of the premises, any designee of any fee mortgagee or any purchaser of the premises in foreclosure.
(9) Junior Liens	980 Madison (Loan No. 6)	There is a mezzanine loan in the original principal amount of $40,000,000 secured by the ownership interests in the Mortgagor.
(18) Insurance	OmniMax Industrial Portfolio II (Loan No. 5)	As long as the lease between the Mortgagor and OmniMax is in effect, net insurance proceeds will be deposited into an escrow account held by a nationally recognized title insurance company or another nationally recognized institutional third party depository selected by Mortgagor and reasonably approved by the tenant and disbursed to the tenant under the OmniMax lease for restoration.
(26) Local Law Compliance	Woods Crossing Apartments (Loan No. 36)	The use of the Mortgaged Property as a commercial apartment is a pre-existing legally non-conforming use, as commercial apartment use is not a permitted use under current zoning laws. In the event of a casualty in excess 25% of its appraised valuation, the Mortgaged Property may only be restored in accordance with the current zoning laws. Additionally, in the event a legal non-conforming use ceases for any reason for more than 90 days, any subsequent use must be in conformance with the current zoning laws.

D-2-13

Column Financial, Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Licenses and Permits	980 Madison (Loan No. 6)	As of the Mortgage Loan origination date, the temporary certificate of occupancy for the Mortgaged Property is currently expired. The Mortgagor represented that the lack of the renewal of the expired temporary certificate of occupancy does not have a material adverse effect on the use and/or operation of the Mortgaged Property. The Mortgagor was required to obtain a renewal of the expired temporary certificate of occupancy within 30 days of the Mortgage Loan origination date (which 30-day period will be extended so long as the Mortgagor is diligently pursuing the same).
(28) Recourse Obligations	OmniMax Industrial Portfolio II (Loan No. 5)

Recourse for the misappropriation of rents, insurance proceeds or condemnation awards is limited to the “intentional misapplication or conversion” of such rents, insurance proceeds or condemnation awards.

Additionally, the guarantor did not sign an environmental indemnity. In lieu of the environmental indemnity, at Mortgage Loan origination the Mortgagor procured a pollution legal liability policy (“PLL”) for a term that extends three years beyond the term or the Mortgage Loan. The PLL includes a $100,000 self-insured retention deductible which is a recourse obligation of the guarantor.

(30) Financial Reporting and Rent Rolls	980 Madison (Loan No. 6)	The Mortgage Loan documents do not require the delivery of quarterly operating statements. During the continuance of a Trigger Period, monthly operating statements are required to be delivered.
(32) Due on Sale or Encumbrance	980 Madison (Loan No. 6)	There is full recourse for any voluntary transfer of fee simple title to the Mortgaged Property or any sale of the ownership interests in the Mortgagor which results in a change of control of the Mortgagor (unless expressly permitted by the loan documents).
(42) Organization of Mortgagor	Woods Crossing Apartments (Loan No. 36) Clubside Apartments (Loan No. 39) Beach Bluff Apartments (Loan No. 42)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

D-2-14

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Cabela’s Mitchell (Loan No. 22)

Cabela’s Wholesale, L.L.C. (“Cabela’s”), the sole tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property if the landlord receives a bona fide offer from a third party which is not an affiliate of the landlord for the purchase of the premises. The tenant has agreed that such right of first refusal does not apply in connection with a foreclosure or deed-in-lieu of foreclosure. However, such right would apply to subsequent transfers.

The lease for Cabela’s, the sole tenant at the Mortgaged Property, includes a provision prohibiting the related landlord from selling, transferring or otherwise conveying the Mortgaged Property to an entity or affiliate thereof whose primary business is operating a hunting, fishing, camping and outdoor gear store. The tenant has agreed that such transfer restriction will not apply in connection with a foreclosure or deed-in-lieu of foreclosure. However, such restriction would apply to any subsequent transfers.

(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Wyndham National Hotel Portfolio (Loan No. 28)

The lodging contracts entered into between the Mortgagor and Union Pacific Railroad Company relating to the Jefferson City, MO, Livonia, LA and Santa Teresa, NM Mortgaged Properties give Union Pacific Railroad Company a right to negotiate to purchase the related Mortgaged Property in the event of a proposed sale of any of such Mortgaged Properties. The right to negotiate to purchase does not apply to a transfer of any of such Mortgaged Properties in connection with a foreclosure or deed in lieu of foreclosure, but would apply to subsequent transfers.

The Low Moor, VA Mortgaged Property is subject to a right of first refusal in favor of a prior owner in the event of a proposed sale or lease of the related Mortgaged Property. The right of first refusal does not apply to a transfer of such Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure, but would apply to subsequent transfers.

The Glenwood, MN Mortgaged Property is subject to a purchase option in favor of Canadian Pacific pursuant to the terms of the related lodging contract, with an option price based on the lesser of (a) the development costs of the related hotel (reduced by 1.12% on each anniversary of the term of the related lodging contract) and (b) an amount between $2,912,059 and $3,229,709, depending on the date of exercise of the purchase option and whether the Mortgagor is required to supply a generator.

The lodging contract entered into between the Mortgagor and BNSF Railway Company with respect to the Edgemont, SD Mortgaged Property grants BNSF Railway Company the right to cause the Mortgagor, at the expense of BNSF Railway Company, to relocate the related lodging facility.

(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Walgreens & Rite Aid (Loan No. 44)

Walgreens, the sole tenant of the Walgreens Mortgaged Property, has a right of first refusal to purchase the Walgreens Mortgaged Property if the landlord receives a bona fide offer to purchase. Walgreens’ right of first refusal is waived in connection with a foreclosure or deed-in-lieu of foreclosure, but would apply to subsequent transfers. Rite Aid, the sole tenant of the Rite Aid Mortgaged Property, has a right of first refusal to purchase the Rite Aid Mortgaged Property if the landlord receives a bona fide offer

D-2-15

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
from a third party. Rite Aid’s right of first refusal does not apply in connection with a foreclosure or deed-in-lieu of foreclosure, but would apply to subsequent transfers.
(12) Condition of Property	Cabela’s Mitchell (Loan No. 22)	The Mortgaged Property was inspected, and the property condition assessment was prepared, more than twelve months prior to the Cut-off Date.
(12) Condition of Property	Wyndham National Hotel Portfolio (Loan No. 28)	The Mortgaged Properties were inspected, and the property condition assessments were prepared, more than twelve months prior to the Cut-off Date.
(18) Insurance	Wyndham National Hotel Portfolio (Loan No. 28)

The Mortgage Loan documents allow the Mortgagor to obtain insurance from insurers that do not meet the required financial strength ratings provided that (i) such insurance companies maintain a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company, Inc. and subject to Rating Agency Confirmation and (ii) in the event S&P is rating any securitization, at the time of the renewal

(or earlier expiration or cancellation) of such policy, such policy satisfies the S&P financial strength rating criteria whether or not such insurance policy meets the A.M. Best Company, Inc. rating criteria.

The threshold for the Mortgagee having the right to hold and disburse insurance proceeds is the greater of (i) $250,000 and (ii) five percent (5.00%) of the allocated loan amount of the affected individual Mortgaged Property.

(31) Acts of Terrorism Exclusion	All UBS AG Mortgage Loans	To the extent exceptions have been taken to the insurance representation (#18), such exceptions also apply to the Acts of Terrorism representation.
(33) Single-Purpose Entity	Wyndham National Hotel Portfolio (Loan No. 28)

The Mortgage Loan does have a counsel’s opinion regarding non-consolidation of the Mortgagor, provided that such opinion expresses no opinion regarding the substantive consolidation of the assets and liabilities of the Mortgagor or its managing member with those of any one or more related parties to the extent of the existence of (i) either the (a) $72,500,000 payment guaranty or (b) $25,000,000 letter of credit obligation arising, in each instance, in connection with certain circumstances set forth in the related Mortgage Loan documents, (ii) the pledge by the sole member of the Mortgagor of 100% of its equity interest in the related property manager or (iii) the non-recourse carveout obligations of the guarantors related to certain standard backward-looking representations made by the Mortgagor

(determined without giving effect to exceptions to such representations contained in the Mortgage Loan documents).

The Mortgagor previously owned four hotel properties that have been sold to third parties.

(36) Ground Leases	Wyndham National Hotel Portfolio (Loan No. 28)	The ground lease covering a portion of the surface parking at the Gillette, Wyoming Mortgaged Property (the “Gillette Ground Lease”) expires on January 30, 2028. (The Mortgagor has the right to purchase the lessor’s fee interest at the end of the term of the Gillette Ground Lease for a price of $300,000.00.).

D-2-16

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(45) Appraisal	Cabela’s Mitchell (Loan No. 22)	The appraisal date is more than twelve months prior to the Cut-off Date.
(45) Appraisal	Wyndham National Hotel Portfolio (Loan No. 28)	The appraisal dates are more than twelve months prior to the Cut-off Date.

D-2-17

BSPRT CMBS Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(26) Local Law Compliance	Tech Ridge Office Park (Loan No. 14)	As of the Mortgage Loan origination date, the Mortgage Loan Seller has not yet received the final zoning report for the Mortgaged Property. The draft zoning report confirms that the Mortgaged Property is legal conforming but the draft report noted that the report is incomplete because it is waiting for the municipalities to respond on open violations. The Mortgage Loan agreement provides that to the extent the final zoning report identifies any violations or if a condemnation proceeding is planned, the borrower is required to cure, remediate and use commercially efforts to discharge of record all violations, pay all fees, costs, fines and penalties.

D-2-18

Oceanview Commercial Mortgage Finance, LLC

None.

D-2-19

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
January 2022	28,529,000.00
February 2022	28,529,000.00
March 2022	28,529,000.00
April 2022	28,529,000.00
May 2022	28,529,000.00
June 2022	28,529,000.00
July 2022	28,529,000.00
August 2022	28,529,000.00
September 2022	28,529,000.00
October 2022	28,529,000.00
November 2022	28,529,000.00
December 2022	28,529,000.00
January 2023	28,529,000.00
February 2023	28,529,000.00
March 2023	28,529,000.00
April 2023	28,529,000.00
May 2023	28,529,000.00
June 2023	28,529,000.00
July 2023	28,529,000.00
August 2023	28,529,000.00
September 2023	28,529,000.00
October 2023	28,529,000.00
November 2023	28,529,000.00
December 2023	28,529,000.00
January 2024	28,529,000.00
February 2024	28,529,000.00
March 2024	28,529,000.00
April 2024	28,529,000.00
May 2024	28,529,000.00
June 2024	28,529,000.00
July 2024	28,529,000.00
August 2024	28,529,000.00
September 2024	28,529,000.00
October 2024	28,529,000.00
November 2024	28,529,000.00
December 2024	28,529,000.00
January 2025	28,529,000.00
February 2025	28,529,000.00
March 2025	28,529,000.00
April 2025	28,529,000.00
May 2025	28,529,000.00
June 2025	28,529,000.00
July 2025	28,529,000.00
August 2025	28,529,000.00
September 2025	28,529,000.00
October 2025	28,529,000.00
November 2025	28,529,000.00
December 2025	28,529,000.00
January 2026	28,529,000.00
February 2026	28,529,000.00
March 2026	28,529,000.00
April 2026	28,529,000.00
May 2026	28,529,000.00
June 2026	28,529,000.00
July 2026	28,529,000.00
August 2026	28,529,000.00
September 2026	28,529,000.00
October 2026	28,529,000.00
Distribution Date	Class A-SB Planned Principal Balance ($)
November 2026	28,529,000.00
December 2026	28,528,454.74
January 2027	28,030,572.21
February 2027	27,530,985.27
March 2027	26,933,797.80
April 2027	26,430,450.95
May 2027	25,893,539.02
June 2027	25,386,628.73
July 2027	24,846,256.33
August 2027	24,335,758.21
September 2027	23,823,511.88
October 2027	23,277,957.65
November 2027	22,762,086.98
December 2027	22,213,013.16
January 2028	21,693,493.37
February 2028	21,172,194.04
March 2028	20,586,587.88
April 2028	20,061,493.61
May 2028	19,503,462.73
June 2028	18,974,656.20
July 2028	18,413,020.32
August 2028	17,880,476.12
September 2028	17,346,107.14
October 2028	16,779,069.57
November 2028	16,240,924.84
December 2028	15,670,220.62
January 2029	15,128,274.29
February 2029	14,584,470.53
March 2029	13,947,206.62
April 2029	13,399,350.24
May 2029	12,819,215.00
June 2029	12,267,490.49
July 2029	11,683,598.88
August 2029	11,127,979.75
September 2029	10,570,455.68
October 2029	9,980,932.08
November 2029	9,419,473.66
December 2029	8,826,129.38
January 2030	8,292,718.40
February 2030	7,803,554.47
March 2030	7,233,433.34
April 2030	6,775,194.83
May 2030	6,291,061.96
June 2030	5,829,672.59
July 2030	5,342,480.17
August 2030	4,877,918.90
September 2030	4,411,805.05
October 2030	3,920,025.07
November 2030	3,450,707.81
December 2030	2,955,817.28
January 2031	2,483,275.23
February 2031	2,009,153.58
March 2031	1,461,899.74
April 2031	984,358.13
May 2031	481,481.58
June 2031	660.28
July 2031 and thereafter	0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	65
Risk Factors	67
Description of the Mortgage Pool	171
Transaction Parties	268
Credit Risk Retention	354
Description of the Certificates	369
Description of the Mortgage Loan Purchase Agreements	422
Pooling and Servicing Agreement	432
Certain Legal Aspects of Mortgage Loans	560
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	581
Pending Legal Proceedings Involving Transaction Parties	584
Use of Proceeds	584
Yield and Maturity Considerations	584
Material Federal Income Tax Considerations	604
Certain State and Local Tax Considerations	619
Method of Distribution (Conflicts of Interest)	620
Incorporation of Certain Information by Reference	624
Where You Can Find More Information	624
Financial Information	624
Certain ERISA Considerations	625
Legal Investment	629
Legal Matters	630
Ratings	631
Index of Defined Terms	634

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$639,244,000

(Approximate)

WELLS FARGO COMMERCIAL

MORTGAGE SECURITIES,

INC.
Depositor

WELLS FARGO COMMERCIAL

MORTGAGE TRUST 2021-C61

Issuing Entity

Commercial Mortgage Pass-
Through Certificates,
Series 2021-C61

Class A-1	$18,512,000	Class A-S	$24,844,000
Class A-2	$108,135,000	Class A-S-1	$0
Class A-SB	$28,529,000	Class A-S-2	$0
Class A-3	$0 - $175,000,000	Class A-S-X1	$0
Class A-3-1	$0	Class A-S-X2	$0
Class A-3-2	$0	Class B	$38,221,000
Class A-3-X1	$0	Class B-1	$0
Class A-3-X2	$0	Class B-2	$0
Class A-4	$204,916,000 - $379,916,000	Class B-X1	$0
Class A-4-1	$0	Class B-X2	$0
Class A-4-2	$0	Class C	$41,087,000
Class A-4-X1	$0	Class C-1	$0
Class A-4-X2	$0	Class C-2	$0
Class X-A	$535,092,000	Class C-X1	$0
Class X-B	$104,152,000	Class C-X2	$0

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Credit Suisse

Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Drexel Hamilton
Co-Manager

Siebert Williams Shank
Co-Manager

November       , 2021